Exhibit 99.1

October 3, 2016

Dear Johnson Controls Shareholder:

        On July 24, 2015, we announced plans to separate our Automotive Seating and Interiors businesses from the rest of Johnson Controls by means of a spin-off of a newly formed company named Adient plc, which will contain our automotive seating and interiors businesses. Johnson Controls, the existing publicly traded company, will continue to manage our building efficiency and power solutions businesses. As two distinct publicly traded companies, Johnson Controls and Adient will be better positioned to capitalize on significant growth opportunities and focus resources on their respective businesses and strategic priorities.

        To implement the separation, Johnson Controls will transfer its automotive seating and interiors businesses to Adient, and in return, Adient will issue ordinary shares to Johnson Controls shareholders, pro rata to their respective holdings. Each Johnson Controls shareholder will receive one Adient ordinary share on October 31, 2016 for every ten shares of Johnson Controls held as of the close of business on October 19, 2016, the record date for the distribution. The distribution will generally be taxable to Johnson Controls shareholders for U.S. federal income tax purposes.

        No vote of Johnson Controls shareholders is required for the distribution. You do not need to take any action to receive Adient ordinary shares to which you are entitled as a Johnson Controls shareholder, and you do not need to pay any consideration or surrender or exchange your Johnson Controls shares.

        I encourage you to read the attached information statement, which is being provided to all Johnson Controls shareholders who held shares of Johnson Controls on the record date for the distribution. The information statement describes the separation in detail and contains important business and financial information about Adient.

        I believe the separation provides tremendous opportunities for our businesses and our shareholders, as we work to continue building long-term shareholder value. We appreciate your continuing support of Johnson Controls, and look forward to your future support of both companies.

Sincerely,

Alex A. Molinaroli Chairman and Chief Executive Officer Johnson Controls

October 3, 2016

Dear Future Adient Shareholder:

        I am pleased to welcome you as a future shareholder of Adient, whose ordinary shares we intend to list on the New York Stock Exchange under the symbol "ADNT."

        Adient is the global leader in automotive seating and interiors. We are an established and trusted partner for all of the world's major automakers, helping them differentiate their vehicles to consumers. We are the largest supplier of seats in the growing China market, with 17 joint ventures and 60 manufacturing locations. With approximately 230 locations in 33 countries and approximately 74,000 employees, Adient will deliver 25 million seating systems used on more than 360 nameplates around the globe.

        We intend to outpace the growth of the overall automotive industry by leveraging our advantaged global manufacturing footprint, our unique customer mix and strong relationships, our increased focus on innovation and our experienced management team. Our capabilities will create new growth opportunities within and adjacent to the automotive industry.

        At the same time, we will continue to increase profitability through a world-class operating system that is driving leadership in cost, quality, launch execution and customer satisfaction.

        Our business is less capital intensive than other automotive companies, increasing our financial flexibility and returns on capital. The combination of operating and financial discipline will result in solid and improving cash flow, allowing us to reduce leverage, pay a dividend and support growth investments. However, the timing, declaration, amount of and payment of any dividends are within the discretion of the Adient board of directors and will depend upon many factors, and, therefore, there is no assurance as to the timing or amount of any such dividends.

        We believe our strengths and discipline will translate into an attractive return for you, our shareholders. Our goal is to provide sustainable, top quartile returns versus the automotive peer group.

        We invite you to learn more about Adient and our strategic initiatives by reading the attached information statement. We thank you in advance for your support as a future shareholder of Adient.

Sincerely,

R. Bruce McDonald Chairman and Chief Executive Officer Adient

INFORMATION STATEMENT

Adient plc

        This information statement is being furnished in connection with the distribution to Johnson Controls shareholders of 100% of the ordinary shares of Adient, which will hold directly and/or indirectly the assets and liabilities associated with Johnson Controls' automotive seating and interiors businesses. To implement the distribution, Johnson Controls will transfer its automotive seating and interiors businesses to Adient, and in return, Adient will issue its ordinary shares to Johnson Controls shareholders, pro rata to their respective holdings. The distribution generally will be taxable to Johnson Controls shareholders for U.S. federal income tax purposes.

        For every ten shares of Johnson Controls held of record by you as of the close of business on October 19, 2016, the record date for the distribution, you will receive one Adient ordinary share. You will receive cash in lieu of any fractional Adient ordinary shares that you would have received after application of the above ratio. As discussed under "The Separation and Distribution—Trading Before Distribution Date," if you sell your Johnson Controls shares in the "regular-way" market after the record date and before the distribution, you also will be selling your right to receive Adient ordinary shares in connection with the separation. We expect the Adient ordinary shares to be distributed to you on October 31, 2016. We refer to the date of the distribution of the Adient ordinary shares as the distribution date.

        No vote of Johnson Controls shareholders is required for the distribution. Therefore, you are not being asked for a proxy, and you are requested not to send Johnson Controls a proxy, in connection with the distribution. You do not need to pay any consideration, exchange or surrender your existing Johnson Controls shares or take any other action to receive your Adient ordinary shares.

        On January 24, 2016, Johnson Controls, Inc. entered into an Agreement and Plan of Merger with Tyco International plc and certain other parties named therein. Pursuant to the merger agreement, on September 2, 2016, an indirect wholly owned subsidiary of Tyco merged with and into Johnson Controls, Inc., with Johnson Controls, Inc. surviving as an indirect wholly owned subsidiary of Tyco. The combined company is now named "Johnson Controls International plc" and trades under the ticker "JCI." As a result, former shareholders of both Johnson Controls, Inc. and Tyco who hold shares of the combined company as of the October 19, 2016 record date will receive Adient ordinary shares in the distribution. References to "Johnson Controls" in this information statement therefore refer to Johnson Controls, Inc. prior to the merger and refer to Johnson Controls International plc after the merger.

        There is no current trading market for Adient ordinary shares, although Adient expects that a limited market, commonly known as a "when-issued" trading market, will develop on October 17, 2016, and Adient expects "regular-way" trading of Adient ordinary shares to begin on October 31, 2016, the first trading day following the completion of the distribution. Adient has received authorization to list its ordinary shares on the New York Stock Exchange under the symbol "ADNT." Following the spin-off, Johnson Controls will continue to trade on the New York Stock Exchange under the symbol "JCI."

        In reviewing this information statement, you should carefully consider the matters described under the caption "Risk Factors" beginning on page 21.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

        This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

        This document is not a prospectus within the meaning of the Companies Act 2014 of Ireland, the Prospectus Directive (2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued by the Central Bank of Ireland. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law within the meaning of the above legislation. This document has not been approved or reviewed by or registered with the Central Bank of Ireland or any other competent authority or regulatory authority in the European Economic Area. This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC). Neither Johnson Controls nor Adient is an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC) and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

The date of this information statement is October 3, 2016.

This information statement will be made publicly available at www.materials.proxyvote.com/G51502 beginning October 3, 2016, and notices of this information statement's availability will be first sent to Johnson Controls shareholders on or about October 3, 2016.

 NOTE REGARDING THE USE OF CERTAIN TERMS, TRADEMARKS, TRADE NAMES AND SERVICE MARKS

        Unless otherwise indicated, references to "Johnson Controls" in this information statement refer to Johnson Controls, Inc. and its subsidiaries or, after the completion of the merger of Johnson Controls, Inc. with an indirect wholly owned subsidiary of Tyco International plc, Johnson Controls International plc and its subsidiaries. References to "Adient" in this information statement refer to Adient plc and its subsidiaries. References in this information statement to the "separation" refer to the separation of the automotive seating and interiors businesses from the rest of Johnson Controls and the creation, as a result of the distribution, of an independent, publicly traded company, Adient, which will hold the assets and liabilities associated with the automotive seating and interiors businesses after the distribution. References in this information statement to the "distribution" refer to the dividend on Johnson Controls shares outstanding on the record date that will be satisfied by Adient's issuance of its ordinary shares to the persons entitled to receive the dividend. Adient owns or has rights to use the trademarks, service marks and trade names that it uses in conjunction with the operation of its business. Some of the more important trademarks that Adient owns or has rights to use that appear in this information statement include: ADIENT and RECARO, which may be registered or trademarked in the United States and other jurisdictions. Each trademark, trade name or service mark of any other company appearing in this information statement is, to our knowledge, owned by such other company. Solely for convenience, the trademarks, service marks and trade names referred to in this information statement are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our right to use such trademarks, service marks and trade names.

i

QUESTIONS AND ANSWERS ABOUT THE SEPARATION AND DISTRIBUTION

What is Adient and why is Johnson Controls distributing Adient ordinary shares?	Adient was formed to hold Johnson Controls' automotive seating and interiors businesses. The separation of the automotive seating and interiors businesses from Johnson Controls and the distribution of Adient ordinary shares are intended to create two separate, publicly traded companies, each of which will be able to focus exclusively on its own businesses and their distinct needs. Johnson Controls and Adient expect that the separation will result in enhanced long-term performance of each business for the reasons discussed in the sections entitled "The Separation and Distribution—Reasons for the Separation."
Why am I receiving this document?	Johnson Controls is delivering this document to you because you are a holder of Johnson Controls shares. If you are a holder of Johnson Controls shares as of the close of business on October 19, 2016, the record date of the distribution, you will be entitled to receive one Adient ordinary share for every ten shares of Johnson Controls that you held at the close of business on such date. This document will help you understand how the separation and distribution will affect your post-separation ownership in Johnson Controls and Adient, respectively.
How will the separation of the automotive seating and interiors businesses from Johnson Controls work?	Johnson Controls will transfer its automotive seating and interiors businesses to Adient, and in return, Adient will issue its ordinary shares to Johnson Controls shareholders, pro rata to their respective holdings. For the purposes of Irish corporate law, this will be treated as Johnson Controls having declared a dividend in specie, or a non-cash dividend, to its shareholders and satisfying that obligation by procuring the delivery of the Adient ordinary shares to Johnson Controls shareholders. Immediately following the distribution, the persons entitled to receive Adient ordinary shares in the distribution will own all of Adient's outstanding ordinary shares.
Will former Tyco shareholders who are holders of record of the combined company receive Adient ordinary shares in the distribution?	Yes. On January 24, 2016, Johnson Controls, Inc. entered into an Agreement and Plan of Merger with Tyco International plc and certain other parties named therein. Pursuant to the merger agreement, on September 2, 2016, an indirect wholly owned subsidiary of Tyco merged with and into Johnson Controls, Inc., with Johnson Controls, Inc. surviving as an indirect wholly owned subsidiary of Tyco. The combined company is now named "Johnson Controls International plc" and trades under the ticker "JCI." As a result, former shareholders of both Johnson Controls, Inc. and Tyco who hold shares of the combined company as of the record date will receive Adient ordinary shares in the distribution. References to "Johnson Controls" in this information statement therefore refer to Johnson Controls, Inc. prior to the merger and refer to Johnson Controls International plc after the merger.

What is the record date for the distribution?	The record date for the distribution will be October 19, 2016.
When will the distribution occur?	It is expected that all of the ordinary shares of Adient will be distributed on October 31, 2016 to holders of record of Johnson Controls shares at the close of business on October 19, 2016, the record date for the distribution.
What do shareholders need to do to participate in the distribution?	Shareholders of Johnson Controls as of the record date for the distribution will not be required to take any action to receive Adient ordinary shares in the distribution, but you are urged to read this entire information statement carefully. No shareholder approval of the distribution is required. You are not being asked for a proxy. You do not need to pay any consideration, exchange or surrender your existing Johnson Controls shares or take any other action to receive your Adient ordinary shares. Please do not send in your Johnson Controls share certificates. The distribution will not affect the number of outstanding Johnson Controls shares or any rights of Johnson Controls shareholders, although it may affect the market value of each outstanding share of Johnson Controls.
How will ordinary shares of Adient be issued?	You will receive Adient ordinary shares through the same channels that you currently use to hold or trade Johnson Controls shares, whether through a brokerage account, 401(k) plan or other channel. Receipt of Adient ordinary shares will be documented for you in the same manner that you typically receive shareholder updates, such as monthly broker statements and 401(k) statements.
If you own Johnson Controls shares as of the close of business on October 19, 2016, the record date for the distribution, including shares owned in certificate form or through the Johnson Controls dividend reinvestment plan, Johnson Controls, with the assistance of Wells Fargo Bank, N.A., or Wells Fargo, the distribution agent, will electronically distribute ordinary shares of Adient to you or to your brokerage firm on your behalf in book-entry form. Wells Fargo will mail you a book-entry account statement that reflects your ordinary shares of Adient, or your bank or brokerage firm will credit your account for the shares.
If I was enrolled in the Johnson Controls dividend reinvestment plan, will I automatically be enrolled in the Adient dividend reinvestment plan?	Yes. If you elected to have your Johnson Controls cash dividends applied toward the purchase of additional Johnson Controls shares, the Adient ordinary shares you receive in the distribution will be automatically enrolled in the Adient dividend reinvestment plan sponsored by Wells Fargo (Adient's transfer agent and registrar), unless you notify Wells Fargo that you do not want to reinvest any Adient cash dividends in additional Adient ordinary shares. For contact information for Wells Fargo, see "Description of Adient's Share Capital—Transfer Agent and Registrar."
How many ordinary shares of Adient will I receive in the distribution?	You will receive one Adient ordinary share for every ten shares of Johnson Controls held by you as of the close of business on the record date for the distribution. Based on approximately 935 million outstanding shares of Johnson Controls as of September 12, 2016, a total of approximately 93.5 million Adient ordinary shares will be distributed. For additional information on the distribution, see "The Separation and Distribution."

Will Adient issue fractional shares in the distribution?	No. Adient will not issue fractional shares in the distribution. Fractional shares that Johnson Controls shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed pro rata (based on the fractional share such holder would otherwise be entitled to receive) to those shareholders who would otherwise have been entitled to receive fractional shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the amounts of payment made in lieu of fractional shares.
What are the conditions to the distribution?	The distribution is subject to the satisfaction (or waiver by Johnson Controls in its sole discretion) of the following conditions:
• the transfer of assets and liabilities from Johnson Controls to Adient shall be completed in accordance with the separation and distribution agreement;

•

Adient and its affiliates shall have completed cash transfers to Johnson Controls totaling $3.0 billion in the aggregate, and Johnson Controls shall be satisfied that it has no liability under the financing transactions entered into by Adient in connection with the separation;

•

the U.S. Securities and Exchange Commission, or the SEC, shall have declared effective the registration statement of which this information statement forms a part, and this information statement shall have been made available to the Johnson Controls shareholders;

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all actions or filings necessary or appropriate under applicable U.S. federal, U.S. state or other securities laws shall have been taken and, where applicable, have become effective or been accepted by the applicable governmental entity;

• the transaction agreements relating to the separation shall have been duly executed and delivered by the parties;

•

no order, injunction, or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the separation, distribution or any of the related transactions shall be in effect;

• the ordinary shares of Adient to be distributed shall have been accepted for listing on the New York Stock Exchange, subject to official notice of distribution; and

•

no other event or development shall exist or have occurred that, in the judgment of the Johnson Controls board of directors, in its sole discretion, makes it inadvisable to effect the separation, distribution and other related transactions.

Johnson Controls and Adient cannot assure you that any or all of these conditions will be met and may also waive any of the conditions to the distribution. In addition, Johnson Controls can decline at any time to go forward with the separation. For a complete discussion of all of the conditions to the distribution, see "The Separation and Distribution—Conditions to the Distribution."

What is the expected date of completion of the separation?	The completion and timing of the separation are dependent upon a number of conditions. It is expected that the ordinary shares of Adient will be distributed on October 31, 2016 to the holders of record of shares of Johnson Controls at the close of business on October 19, 2016, the record date for the distribution. However, no assurance can be provided as to the timing of the separation or that all conditions to the distribution will be met.
Can Johnson Controls decide to cancel the distribution of Adient ordinary shares even if all the conditions have been met?	Yes. The distribution is subject to the satisfaction or waiver of certain conditions. See the section entitled "The Separation and Distribution—Conditions to the Distribution." Until the distribution has occurred, Johnson Controls has the right to terminate the distribution, even if all of the conditions are satisfied.
What if I want to sell my Johnson Controls shares or my Adient ordinary shares?	You should consult with your financial advisors, such as your stockbroker, bank or tax advisor.
What is "regular-way" and "ex-distribution" trading of Johnson Controls shares?	Beginning on October 17, 2016, and continuing up to and through October 28, 2016, the last trading day before the distribution date, it is expected that there will be two markets in Johnson Controls shares: a "regular-way" market and an "ex-distribution" market. Shares of Johnson Controls that trade in the "regular-way" market will trade with an entitlement to Adient ordinary shares distributed pursuant to the distribution. Shares that trade in the "ex-distribution" market will trade without an entitlement to Adient ordinary shares distributed pursuant to the distribution. If you decide to sell any shares of Johnson Controls before the distribution date, you should make sure your stockbroker, bank or other nominee understands whether you want to sell your shares of Johnson Controls with or without your entitlement to Adient ordinary shares pursuant to the distribution.
Where will I be able to trade ordinary shares of Adient?	Adient has applied to list its ordinary shares on the New York Stock Exchange under the symbol "ADNT." Adient anticipates that trading in its ordinary shares will begin on a "when-issued" basis on October 17, 2016 and will continue up to and through October 28, 2016, the last trading day before the distribution date, and that "regular-way" trading in Adient ordinary shares will begin on October 31, 2016, the first trading day following the completion of the separation. If trading begins on a "when-issued" basis, you may purchase or sell Adient ordinary shares up to and through the distribution date, but your transaction will not settle until after the distribution date. Adient cannot predict the trading prices for its ordinary shares before, on or after the distribution date.
What will happen to the listing of Johnson Controls shares?	Johnson Controls shares will continue to trade on the New York Stock Exchange after the distribution under the symbol "JCI."
Will the number of Johnson Controls shares that I own change as a result of the distribution?	No. The number of Johnson Controls shares that you own will not change as a result of the distribution.

Will the distribution affect the market price of my Johnson Controls shares?	Yes. As a result of the distribution, Johnson Controls expects the trading price of Johnson Controls shares immediately following the distribution to be lower than the "regular-way" trading price of such shares immediately prior to the distribution because the trading price will no longer reflect the value of the automotive seating and interiors businesses. There can be no assurance that the aggregate market value of the Johnson Controls shares and the Adient ordinary shares following the separation will be higher or lower than the market value of Johnson Controls shares if the separation and distribution did not occur. This means, for example, that the combined trading prices of ten shares of Johnson Controls and one Adient ordinary share after the distribution may be equal to, greater than or less than the trading price of ten Johnson Controls shares before the distribution.
What are the material U.S. federal income tax consequences of the distribution?	The distribution will be taxable for U.S. federal income tax purposes. An amount equal to the fair market value of the Adient ordinary shares received by you in the distribution (including any fractional shares deemed received and any ordinary shares withheld on account of any Irish withholding taxes) will be treated as a taxable dividend to the extent of your ratable share of current and accumulated earnings and profits of Johnson Controls for the taxable year of the distribution. To the extent that the fair market value of such Adient ordinary shares exceeds your ratable share of such earnings and profits, any such excess will be treated first as a nontaxable return of capital to the extent of your tax basis in Johnson Controls shares, and thereafter as capital gain recognized on a sale or exchange of such shares. You should consult your own tax advisor as to the particular consequences of the distribution to you, including the applicability and effect of any U.S. federal, state and local tax laws, as well as any foreign tax laws. For more information regarding the material U.S. federal income tax consequences of the distribution, see the section entitled "Material U.S. Federal Income Tax Consequences."
What are the material Irish tax consequences of the separation?	Johnson Controls shareholders that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold their shares in connection with a trade or business carried on by such shareholders through an Irish branch or agency will not be subject to Irish tax on chargeable gains on the receipt of Adient ordinary shares or cash in lieu of fractional shares pursuant to the separation. Other Johnson Controls shareholders will not be subject to Irish tax on chargeable gains on the receipt of new Adient ordinary shares pursuant to the distribution but will be subject to Irish tax on chargeable gains on the receipt of any cash in lieu of fractional shares. It is the established practice of the Irish Revenue Commissioners to treat any distribution that may arise in connection with a transfer of assets by way of demerger and a related issue of ordinary shares by the transferee entity to holders of shares in the transferring entity as not being a distribution taxable as income in the hands of the relevant shareholder. Accordingly, the distribution should not give rise to an Irish income tax liability for any holder of Johnson Controls ordinary shares. In addition, there should be no requirement for Johnson

Controls to account for Irish dividend withholding tax in respect of the distribution. However, Johnson Controls will not seek a specific confirmation from the Irish Revenue Commissioners in respect of the anticipated tax treatment of the distribution. You should consult your own tax advisor as to the particular tax consequences to you. The Irish tax consequences of the separation are described in more detail under "Material Irish Income Tax Consequences."
What will Adient's relationship be with Johnson Controls following the separation?	Adient has entered into a separation and distribution agreement with Johnson Controls to effect the separation and provide a framework for Adient's relationship with Johnson Controls after the separation and has entered into certain other agreements, such as a transition services agreement, a tax matters agreement, an employee matters agreement and a transitional trademark license agreement. These agreements provide for the separation between Adient and Johnson Controls of the assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) of Johnson Controls and its subsidiaries attributable to periods prior to, at and after Adient's separation from Johnson Controls and will govern the relationship between Adient and Johnson Controls subsequent to the completion of the separation. For additional information regarding the separation and distribution agreement and other transaction agreements, see the sections entitled "Risk Factors—Risks Related to the Separation" and "Certain Relationships and Related Person Transactions."
Who will manage Adient after the separation?	Adient will benefit from a management team with an extensive background in the automotive seating and interiors businesses. Led by R. Bruce McDonald, who will be Adient's Chairman and Chief Executive Officer after the separation, Adient's management team will possess deep knowledge of, and extensive experience in, its industry. For more information regarding Adient's management, see "Management."
Are there risks associated with owning Adient ordinary shares?	Yes. Ownership of Adient ordinary shares is subject to both general and specific risks relating to Adient's business, the industry in which it operates, the separation from Johnson Controls and Adient's status as a separate, publicly traded company. These risks are described in the "Risk Factors" section of this information statement beginning on page 20. You are encouraged to read that section carefully.
Does Adient plan to pay dividends?	Adient currently expects that it will pay a regular cash dividend. The declaration and payment of any dividends in the future by Adient will be subject to the sole discretion of its board of directors and will depend upon many factors. See "Dividend Policy."

Will Adient incur any indebtedness prior to or at the time of the distribution?	Adient anticipates having approximately $3.5 billion of indebtedness upon completion of the separation. On the distribution date, Adient anticipates that the debt will consist of $1.5 billion of term loans under the term loan and revolving credit facilities of Adient Global Holdings Ltd, which will be a wholly owned subsidiary of Adient after the separation and which we refer to as AGH, and $2.0 billion dollar equivalent of corporate bonds issued by AGH. See "Description of Material Indebtedness" and "Risk Factors—Risks Related to the Separation."
Who will be the distribution agent, transfer agent and registrar for the Adient ordinary shares?	The distribution agent, transfer agent and registrar for the Adient ordinary shares will be Wells Fargo. For questions relating to the transfer or mechanics of the share distribution, you should contact Wells Fargo toll free at 866-927-3880.
Where can I find more information about Johnson Controls and Adient?	Before the distribution, if you have any questions relating to Johnson Controls' business performance, you should contact:
Johnson Controls
Shareholder Services X-76
5757 North Green Bay Ave.
Milwaukee, Wisconsin 53209-4408
(800) 524-6220
After the distribution, Adient shareholders who have any questions relating to Adient's business performance should contact Adient at:
Adient
Attention: Adient Shareholder Services
833 East Michigan Street, Suite 1100
Milwaukee, Wisconsin 53202
(844) 321-4326
The Adient investor Web site www.adient.com will be operational on or around the distribution date.

INFORMATION STATEMENT SUMMARY

        Except as otherwise indicated or unless the context otherwise requires, the information included in this information statement about Adient assumes the completion of all of the transactions referred to in this information statement in connection with the separation and distribution. Unless the context otherwise requires, references in this information statement to "Adient" refer to Adient plc, a public limited company organized under the laws of Ireland, and its subsidiaries. Unless the context requires otherwise, references to Adient's historical business and operations refer to the business and operations of Johnson Controls' automotive seating and interiors businesses as they were historically managed as part of Johnson Controls and its subsidiaries prior to completion of the separation. References in this information statement to "Johnson Controls" refer to Johnson Controls, Inc., a Wisconsin corporation, and its subsidiaries or, after the completion of the merger of Johnson Controls, Inc. with an indirect wholly owned subsidiary of Tyco International plc, Johnson Controls International plc, a public limited company organized under the laws of Ireland, and its subsidiaries, unless the context otherwise requires. References in this information statement to the "separation" refer to the separation of the automotive seating and interiors businesses from Johnson Controls and the creation, as a result of the distribution, of an independent, publicly traded company, Adient, which will hold the assets and liabilities associated with the automotive seating and interiors businesses after the distribution. References in this information statement to the "distribution" refer to the dividend on shares of Johnson Controls outstanding on the record date that will be satisfied by Adient's issuance of its ordinary shares to the persons entitled to receive the dividend.

Business

        Adient is the world's largest automotive seating supplier.* Adient has a leading market position in the Americas, Europe and China, and has longstanding relationships with the largest global original equipment manufacturers, or OEMs, in the automotive space. Adient's proprietary technologies extend into virtually every area of automotive seating solutions, including complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics. Adient will be an independent seat supplier with global scale and the capability to design, develop, engineer, manufacture and deliver complete seat systems and components in every major automotive producing region in the world. Adient also participates in the automotive interiors market primarily through its joint venture in China, Yanfeng Global Automotive Interior Systems Co., Ltd., or YFAI.

        The legal name of Adient is Adient plc. Adient was incorporated under the laws of Ireland on June 24, 2016 as a private limited company and was re-registered as a public limited company on October 3, 2016.

        Adient designs, manufactures and markets a full range of seating systems and components for passenger cars, commercial vehicles and light trucks, including vans, pick-up trucks and sport/crossover utility vehicles. Adient also supplies high performance seating systems to the international motorsports industry through its award winning RECARO brand of products. Adient operates approximately 230 wholly- and majority-owned manufacturing or assembly facilities, with operations in 33 countries. Additionally, Adient has partially-owned affiliates in China, Asia, Europe and North America.

        Adient's business model is focused on developing and maintaining long-term customer relationships, which has allowed Adient to successfully grow with leading global OEMs, including BMW, Daimler AG, Fiat Chrysler Automobiles, Ford Motor Company, General Motors Company, Honda Motor Company, Hyundai Motor Company, Jaguar Land Rover, Kia Motor Company, Mazda Motor Company, Mitsubishi Motors, Nissan Motor Company, PSA Peugeot Citroen, Renault, Suzuki, Toyota Motor Corporation, Volkswagen AG and Volvo. Adient also supplies most of the growing regional OEMs such as BAIC Motor Co., Ltd., Brilliance Auto Group, Changan Automobile (Group) Co., Ltd., FAW Group Corporation, Great Wall Motors Company Limited, SAIC Motor Corporation Limited,

*
Based on production volumes. Source: IHS Automotive

Tata Motors Limited and Zhejiang Geely Holding Group Co., Ltd and newer auto manufacturers such as Tesla Motors, Inc. Adient and its engineers work closely with customers as vehicle platforms are developed, which results in close ties with key decision makers at OEM customers.

        In fiscal 2015, 50% of Adient's consolidated revenue was derived from the Americas, 39% from Europe and Africa, 8% from Asia Pacific and 3% from China. Adient's unconsolidated revenue was primarily from joint ventures in China. Adient's regional balance is evident when Adient's consolidated and unconsolidated sales are viewed together.

        In fiscal 2015, 29% of Adient's consolidated revenue was attributable to European OEMs, 27% to Japanese and Korean OEMs, 5% to Chinese OEMs and 34% to North American OEMs. This balanced portfolio has allowed Adient to effectively manage OEM share gains and losses and has provided protection against regional economic cycles.

        Adient has a leading market share position in China with a portfolio of successful joint venture partnerships with key Chinese OEM partners. Adient is the largest supplier of "just-in-time" seating in

China.* Adient operates through 17 joint ventures and has 60 manufacturing locations in 32 cities, which are supported by additional technical centers. Adient participates in the automotive interiors market through its approximately 30% equity interest in YFAI. YFAI is one of the largest suppliers of automotive interiors, generating revenue through the sale of instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products. YFAI supplies automotive interior products to a majority of the world's major OEMs. For the fiscal year ended September 30, 2015, Adient's unconsolidated joint ventures generated approximately $295 million in aggregate equity income and paid cash dividends to Adient of approximately $193 million in the aggregate.

Cash Dividends and Equity Income from Joint Ventures

†
Includes $106 million and $3 million of non-cash gains related to fair value adjustments of Adient's existing equity investments in FY2013 and FY2012, respectively. No such gains existed in FY2015, FY2014 and FY2011.

        For the nine months ended June 30, 2016, Adient generated revenue of $12.9 billion, as compared to revenue of $15.9 billion generated for the nine months ended June 30, 2015. For the fiscal year ended September 30, 2015, Adient generated revenue of $20.1 billion, as compared to revenue of $22.0 billion generated for the fiscal year ended September 30, 2014. The lower revenue in the first three quarters of fiscal year 2016 and for the full fiscal year 2015 compared to the corresponding prior periods results primarily from the completion of the YFAI joint venture on July 2, 2015 and the unfavorable impact of foreign currency translation.

Competitive Strengths

        Adient possesses a number of competitive advantages that distinguish it from its competitors, including:

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  Global Market Leadership.  Adient has leading market shares in the automotive seating markets in North America and Europe, and a leading market share in China, the world's largest and one of the fastest-growing automotive markets. Management estimates Adient's automotive seating market share to be at least 35% in both North America and Europe. IHS Automotive estimates Adient's automotive seating market share to be approximately 45% in China, which is greater than any of Adient's competitors.

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  Longstanding Customer Relationships with Leading Global OEMs.  Adient does business with all major global OEM customers, and in many cases, works closely with those customers to develop

*
Based on production volumes. Source: IHS Automotive

  a seating solution integrated into the overall vehicle appearance and architecture. As a result, the people and businesses of Adient have been recognized for their leadership by many awards from the industry and from customers, including:

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    2015 Hyundai-Kia Technology 5 Star certification to Johnson Controls Automotive Korea for achieving the highest level of research and development;

    •
    2015 J.D. Power Award Highest Quality Seating in three vehicle segments: the luxury SUV segment for the Land Rover Evoque, the mass market midsize/large car segment for the Kia Cadenza and the mass market midsize/large SUV segment for the Hyundai Santa Fe;

    •
    2015 Toyota Superior Toyota New Global Architecture Promotion Award for developing a next-generation front seat structure meeting Toyota's increased safety requirements and reducing weight, complexity of components and costs;

    •
    2015 Automotive Interiors Expo Supplier of the Year (second time), as determined by an independent panel of international automobile journalists;

    •
    2015 Nissan Japan Regional Quality Award to Johnson Controls Japan (second consecutive year);

    •
    2014 General Motors Supplier of the Year Award and Overdrive Award (fifth time) for, among other things, its collaboration with General Motors to execute continuous improvement and deliver sustainable value in General Motors' seats;

    •
    2014 FCA US LLC Diversity Supplier Development Supplier of the Year and Technical Cost Reduction Supplier of the Year;

    •
    2014 J.D. Power Award Highest Quality Seating in three vehicle segments: the luxury SUV segment for the Land Rover Evoque and the Porsche Cayenne, the mass market truck/van segment for the Ford F-150 Light Duty and the F-250/350 Super Duty trucks and the mass market midsize/large SUV segment for the Honda Pilot;

    •
    2014 J.D. Power Award Highest Quality Seating in the mass market truck/van vehicle segment for the Toyota Tacoma and Toyota Tundra awarded to Avanzar Interior Technologies, Ltd, a joint venture of Adient;

    •
    25 awards in 2014 from 11 OEM customers in China, including Excellence Supplier Award, Top 10 Supplier Award, Quality Award, Truck Excellence Supplier Award and Supply Chain Integration Award;

    •
    2013 Minority Manufacturer of the Year award to Bridgewater Interiors, a joint venture of Adient, an award by the U.S. Department of Commerce's Minority Business Development Agency;

    •
    2013 J.D. Power Award Highest Quality Seating in two vehicle segments: the mass market midsize/large SUVs for the Toyota Venza and Hyundai Santa Fe and the mass market trucks/vans for the Ford F-250/350 Super Duty; and

    •
    28 awards in 2013 from 20 OEM customers in China, including Excellence Supplier Award, Top 10 Supplier Award, Region Quality Award, Excellent Quality Award and Logistics Development Award.

  •
  Extensive Global Manufacturing Footprint and Functional Expertise.  Adient operates a global network of approximately 230 manufacturing plants in 33 countries that supplies automotive OEMs with complete seats, modules and components. In fiscal 2015, the businesses that will constitute Adient delivered more than 25 million seat systems on a "just-in-time or in-sequence" basis globally. Those businesses supplied seating systems on more than 360 nameplates to 40 different OEMs.

  •
  Global Development Network.  Adient's worldwide engineering network includes ten core development centers, which employ more than 5,600 employees who work in focused engineering development teams worldwide. These development centers utilize a globally consistent approach to the process for developing seating products. By leveraging a network of subject matter technical experts, Adient is able to efficiently implement best practices and improve product cost and quality.

  •
  Strong Platform for Global Growth.  Adient's global platform creates multiple opportunities for growth, including market share expansion in seating and seating components, regional growth opportunities, vertical integration and business expansion. Adient believes that as a vertically integrated supplier with global scale and strong design, engineering and lean manufacturing capabilities in both complete seat systems and components, it is well positioned to benefit from these opportunities.

  •
  Experienced Leadership Team with Proven Track Record.  Adient has a strong, highly capable global management team with extensive experience both within the industry and with Adient. Adient's leadership draws experience from several industrial manufacturing industries, including automotive. Senior leadership is also globally diverse and combines regional understanding of the automotive supply market with a global perspective.

Business Strategy

        Adient seeks to grow its business through the following strategies, among others:

  •
  Strong Cash Flow Generation.  Adient expects to generate strong cash flows following the separation. It will use this cash flow generation initially to support debt service. The anticipated free cash flow generated by Adient should allow it to pay down debt and invest in the business to support organic growth. Excess cash flow could also allow Adient to pursue other alternatives, including new capital investment projects, strategic acquisitions and the return of capital to shareholders through a combination of dividends and/or share repurchases. However, there can be no guarantee that Adient will pay dividends in a timely manner, or at all, or that Adient will repurchase any of its shares or the price at which any such repurchase may occur.

  •
  Maintain Customer Focus and Commercial Management.  Through dedicated customer teams, Adient maintains close relationships with its global OEM customers. These relationships enable Adient to clearly understand its customers' needs so that it is positioned to meet its customers' requirements. Adient's customer teams lead the new business acquisition process, which ensures alignment with Adient's product, process and manufacturing strategies. These teams partner with customers in identifying optimal product solutions to meet product demand, and also lead commercial negotiations with Adient's customers. Adient believes that its commercial teams excel at balancing these commercial topics to find "win / win" solutions for the customer and for Adient and intends to continue this approach after the separation.

  •
  Drive Product Innovation and Process Leadership.  Adient has a strong record for developing winning product and process technologies over many years, which has created a competitive advantage for Adient and its customers. Management expects to increase investment in innovation following the separation. Recent product innovation examples include:

  •
  T3000 recliner, which offers increased seating recliner strength in a smaller, lighter weight package as compared to Adient's previous generation product; and

  •
  Vibratech foam, which provides less vibration transmittance to the occupant which reduces fatigue and results in superior long- and short-term comfort in the seat, as compared to a traditional foam cushion (as measured using the industry's Seating Effective Amplitude Transmissibility test).

    Adient utilizes a Global Core Product Portfolio, or CPP, strategy for part and design reuse in all of its product applications. Adient intends to continue investing in its core product portfolio to sustain and expand its market success and to leverage its existing modular and scalable systems and interchangeable components. Through the CPP strategy, Adient provides high quality products for its customers with market competitive cost and mass (low weight to improve fuel economy) while meeting their performance requirements. Adient intends to continue using CPP to advance Adient's lean manufacturing initiatives by providing standard, flexible processes that reduce complexity, inventory and floor space. This will yield reductions in development time, product cost and investment.

  •
  Further Strengthen Leadership Position in China.  Adient has an advantaged position in China established through strategic partnerships it developed as an early market entrant. Adient is the largest supplier of "just-in-time" seating in China.* It operates through 17 joint ventures with 60 manufacturing locations in 32 cities, which are supported by additional technical centers. Adient's strong position with European and American automakers is complemented by partnerships with all major auto groups in China, which has resulted in Adient's broad market penetration relative to seating competitors and market leadership in the industry's largest and one of the fastest-growing markets. Adient leverages its operating expertise and innovation capabilities developed worldwide to further support its growth in China. Adient expects revenues in China to continue to grow as the automotive market there continues to expand.

  •
  Leverage Operational Efficiencies.  Adient intends to maintain high capacity utilization and increase its efficiency through continued use of standardized manufacturing processes, which represent a core competency. These standardized manufacturing processes allow Adient to deliver exceptional quality levels and minimize waste. Adient achieves scale advantages through a global manufacturing footprint and an integrated supply chain. Adient fosters an environment of continuous improvement and identifies best business practices through the analysis of process and cost metrics, which are then shared globally throughout Adient's manufacturing network. Adient's focus on global operational efficiencies will also be applied to its corporate cost structure, which Adient expects will produce a lean corporate overhead structure. Adient believes that maintaining a lean and operationally efficient process throughout the organization will enable it to be a market leader in cost and that this will result in increased customer satisfaction and margin expansion. Adient also intends to continue streamlining the mechanisms and structures operations, which are capital intensive with long lead times and designs that span multiple vehicle platforms. Adient has made progress integrating product and process technologies across metal structures and mechanisms; however, opportunities still exist to streamline the product and process portfolio.

Industry

        The Automotive Seating industry provides OEMs with complete seats on a "just-in-time or in-sequence" basis. Seats are assembled to specific order and delivered on a predetermined schedule directly to an automotive assembly line. The components for these complete seat assemblies such as seating foam, metal structures, fabrics, seat covers and seat mechanisms are shipped to Adient or competitor seating assembly plants. Adient is the world's largest* in complete seat assembly and one of the largest in all major seating components, operating manufacturing plants that produce seating foam, metal structures, fabrics, seat covers and seat mechanisms.

        Overall, Adient expects long-term growth of vehicle sales and production in the OEM market. The industry has experienced growth over the past few years in nearly all geographic regions with the exceptions being South America and Japan/Korea, where vehicle production has declined over the same period. Vehicle production increased by 3% in Europe, 2% in Greater China, 1% in South Asia and

*
Based on production volumes. Source: IHS Automotive

4% in North America, and decreased by 16% in South America and 5% in Japan/Korea in fiscal year 2015, in each case as compared to fiscal year 2014.

        Demand for automotive parts in the OEM market is generally a function of the number of new vehicles produced, which is primarily driven by macro-economic factors such as credit availability, interest rates, fuel prices, consumer confidence, employment and other trends. Although OEM demand is tied to actual vehicle production, participants in the automotive supplier industry also have the opportunity to grow through increasing product content per vehicle by further penetrating business with existing customers and in existing markets, gaining new customers and increasing their presence in global markets. Adient believes that, as a company with a global presence and advanced technology, engineering, manufacturing and customer support capabilities, it is well positioned to benefit from these opportunities. In addition, Adient expects to leverage these capabilities to pursue future growth in adjacent markets.

  Sourcing Patterns by OEMs

        Most OEMs have adopted global vehicle platforms to increase standardization, reduce per unit cost and increase capital efficiency and profitability. In seating, three sourcing patterns have emerged over the past five years:

  1.
  Core seat structures:    By developing common front seat frames and mechanisms across multiple vehicle platforms, OEMs are reducing costs.

  2.
  Component sourcing:    Several OEMs have shifted from sourcing a complete seating system to a components approach where the OEM sources each of the different components of the seat and seating assembly as separate business awards.

  3.
  Engineering "in-sourcing":    Some OEMs are conducting the design and engineering internally and are selecting suppliers that have the capability to manufacture products on a worldwide basis and adapt to regional variations.

        Adient believes that as a supplier with global scale and strong design, engineering and lean manufacturing capabilities in both complete seat systems and components it is well positioned to benefit from these opportunities.

  Shorter Product Development Cycles

        As a result of new safety and environmental regulations, as well as a trend of more rapid customer preference changes, OEMs are requiring suppliers to respond faster with new designs and product innovations. Although these trends are more significant in mature markets, emerging markets are moving rapidly towards the regulatory standards and consumer preferences of the more mature markets. Suppliers with strong technologies, robust global engineering and development capabilities will be best positioned to meet OEM demands for rapid innovation.

Summary of Risk Factors

        An investment in Adient ordinary shares is subject to a number of risks, including risks relating to Adient's business, risks related to the separation and risks related to Adient ordinary shares. Set forth below are some, but not all, of these risks. Please read the information in the section entitled "Risk Factors" for a more thorough description of these and other risks.

  Risks Related to Adient's Business

  •
  Adient operates in the highly competitive automotive supply industry.

  •
  The cyclicality of original equipment automobile production rates may adversely affect Adient's results of operations.

  •
  Adient may incur material losses and costs as a result of warranty claims and product liability actions that may be brought against Adient.

  •
  Risks associated with Adient's non-U.S. operations could adversely affect Adient's business, financial condition and results of operations.

  •
  Risks associated with joint venture partnerships may adversely affect Adient's business and financial results.

  •
  Risks related to Adient's defined benefit retirement plans may adversely impact Adient's results of operations and cash flow.

  •
  Adient may be unable to realize the expected benefits of its restructuring actions, which could adversely affect its profitability and operations.

  •
  Adient's inability to achieve product cost reductions which offset customer-imposed price reductions could adversely affect Adient's financial performance.

  •
  Increases in the costs and restrictions on the availability of raw materials, energy, commodities and product components could adversely affect Adient's financial performance.

  •
  The loss of business with respect to, or the lack of commercial success of, a vehicle model for which Adient is a significant supplier could adversely affect Adient's financial performance.

  •
  Adient's profitability and results of operations may be adversely affected by program launch difficulties.

  Risks Related to the Separation

  •
  Adient has no history operating as an independent company. Adient may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent company, and Adient may experience increased costs after the separation.

  •
  Adient's historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and may not be a reliable indicator of its future results.

  •
  Adient's accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which Adient will be subject following the separation and distribution.

  •
  It is expected that, for U.S. federal income tax purposes, the distribution will be taxable to Johnson Controls shareholders.

  •
  Adient may not achieve some or all of the expected benefits of the separation, and the separation may adversely affect Adient's business.

  •
  In connection with Adient's separation from Johnson Controls, Adient will incur debt obligations that could adversely affect Adient's business, profitability and its ability to meet Adient's obligations.

  Risks Related to Adient Ordinary Shares

  •
  Adient cannot be certain that an active trading market for its ordinary shares will develop or be sustained after the separation, and following the separation, Adient's share price may fluctuate significantly.

  •
  A number of Adient ordinary shares are or will be eligible for future sale, which may cause Adient's share price to decline.

  •
  Adient cannot guarantee the timing, amount or payment of dividends on its ordinary shares.

  •
  Certain provisions in Adient's articles of association, among other things, could prevent or delay an acquisition of Adient, which could decrease the trading price of Adient ordinary shares.

  •
  As an Irish public limited company, certain capital structure decisions will require shareholder approval, which may limit Adient's flexibility to manage its capital structure.

  •
  The laws of Ireland differ from the laws in effect in the United States and may afford less protection to holders of Adient securities.

  •
  The Internal Revenue Service (the "IRS") may not agree that Adient is a foreign corporation for U.S. federal tax purposes.

  •
  Adient's status as a foreign corporation for U.S. federal tax purposes and its U.S. tax liabilities could be affected by a change in law.

  •
  Future changes to U.S. and non-U.S. tax laws could adversely affect Adient.

  •
  Transfers of Adient ordinary shares may be subject to Irish stamp duty, which could increase the cost of dealing in Adient ordinary shares.

The Separation and Distribution

        On July 24, 2015, Johnson Controls announced its intent to separate its automotive seating and interiors businesses into an independent, publicly traded company—Adient. To implement the separation, Johnson Controls will transfer its automotive seating and interiors businesses to Adient, and in return, Adient will issue its ordinary shares to Johnson Controls shareholders, pro rata to their respective holdings.

        On January 24, 2016, Johnson Controls, Inc. entered into an Agreement and Plan of Merger with Tyco International plc and certain other parties named therein. Pursuant to the merger agreement, on September 2, 2016, an indirect wholly owned subsidiary of Tyco merged with and into Johnson Controls, Inc., with Johnson Controls, Inc. surviving as an indirect wholly owned subsidiary of Tyco. The combined company is now named "Johnson Controls International plc" and trades under the ticker "JCI." As a result, former shareholders of both Johnson Controls, Inc. and Tyco who hold shares of the combined company as of the October 19, 2016 record date will receive Adient ordinary shares in the distribution. References to "Johnson Controls" in this information statement therefore refer to Johnson Controls, Inc. prior to the merger and refer to Johnson Controls International plc after the merger.

        On September 8, 2016, the Johnson Controls board of directors approved the transfer of Johnson Controls' automotive seating and interiors businesses to Adient in return for Adient issuing ordinary shares to Johnson Controls shareholders on the basis of one Adient ordinary share for every ten Johnson Controls shares held as of the close of business on October 19, 2016, the record date for the distribution.

  Adient's Post-Separation Relationship with Johnson Controls

        Adient has entered into a separation and distribution agreement with Johnson Controls, which is referred to in this information statement as the separation agreement or the separation and distribution agreement. In connection with the separation, Adient has also entered into various other agreements to effect the separation and provide a framework for its relationship with Johnson Controls after the separation, such as a transition services agreement, a tax matters agreement, an employee matters agreement and a transitional trademark license agreement. These agreements provide for the allocation between Adient and Johnson Controls of Johnson Controls' assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after Adient's separation from Johnson Controls and will govern certain relationships between Adient and Johnson Controls after the separation. For additional information regarding the separation agreement and other transaction agreements, see the sections entitled "Risk Factors—Risks Related to the Separation" and "Certain Relationships and Related Person Transactions."

  Reasons for the Separation

        The Johnson Controls board of directors believes that the creation of two independent public companies, with Adient operating Johnson Controls' automotive seating and interiors businesses, and the new Johnson Controls operating the building efficiency and power solutions businesses, is in the best interests of Johnson Controls and its shareholders for a number of reasons, including that such separation is expected to:

  •
  enhance the ability of management of each company to focus on their respective businesses and unique opportunities for long-term growth and profitability and to allocate capital and corporate resources in a manner that focuses on achieving each company's own strategic priorities;

  •
  provide each company with increased flexibility to pursue acquisitions and other strategic alternatives without having to consider the potential impact on the businesses of the other company;

  •
  create two independent capital structures that will afford each company direct access to the debt and equity capital markets to fund their respective growth strategies and to establish an appropriate capital structure for their business needs, and to enable Adient and its affiliates to transfer to Johnson Controls approximately $3.0 billion in cash prior to the distribution to fund inorganic and organic growth as needed;

  •
  enhance each company's flexibility to establish appropriate compensation policies, including non-cash, equity-based compensation policies that reflect the performance of its operations and are designed to attract and retain skilled employees; and

  •
  allow investors to evaluate the separate investment identities of each company, including the distinct merits, performance and future prospects of their respective businesses.

        The Johnson Controls board of directors also considered a number of potentially negative factors in evaluating the separation, including the potential loss of operational synergies from operating as a consolidated entity; the potential loss of joint purchasing power; the potential exposure to operating in fewer industries reducing the ability to mitigate downturns in one business against the others; potential disruptions to the company's businesses as a result of the spin-off, such as information technology disruptions; the risk that Johnson Controls would not achieve the expected benefits of the separation; execution risks; the potential impact on both companies' abilities to demonstrate civic and charitable leadership in their respective communities; and one-time costs. However, the Johnson Controls board of directors concluded that the potential benefits of the separation outweighed these factors. For more information, see the sections entitled "The Separation and Distribution—Reasons for the Separation" and "Risk Factors" included elsewhere in this information statement.

Transaction Structure

  Formation of Adient

        Adient was incorporated for the purpose of holding Johnson Controls' automotive seating and interiors businesses in connection with the separation and distribution described herein. Adient was incorporated under the laws of Ireland on June 24, 2016 as a private limited company and was re-registered as a public limited company on October 3, 2016. Prior to the transfer of this business to Adient, which will occur prior to the distribution, Adient will have no operations other than those incidental to its formation and in preparation for the separation.

  Adient Corporate Information

        The address of Adient's principal executive offices is 25-28 North Wall Quay, IFSC, Dublin 1, Ireland. Adient maintains an Internet site at www.adient.com. Adient's corporate offices will be located in Plymouth, Michigan; Milwaukee, Wisconsin; Burscheid, Germany; and Shanghai, China. Adient's website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

Reason for Furnishing this Information Statement

        This information statement is being furnished solely to provide information to shareholders of Johnson Controls who will receive Adient ordinary shares in the distribution. It is not to be construed as an inducement or encouragement to buy or sell any of Adient's securities. The information contained in this information statement is believed by Adient to be accurate as of the date set forth on its cover. Changes may occur after that date and neither Johnson Controls nor Adient will update the information except in the normal course of their respective disclosure obligations and practices, except as required by applicable law.

        This document is not a prospectus within the meaning of the Companies Act 2014 of Ireland, the Prospectus Directive (2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued by the Central Bank of Ireland. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law within the meaning of the above legislation. This document has not been approved or reviewed by or registered with the Central Bank of Ireland or any other competent authority or regulatory authority in the European Economic Area. This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC). Neither Johnson Controls nor Adient is an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC) and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

Summary Historical and Unaudited Pro Forma Condensed Combined Financial Data

        The following summary financial data reflects the combined operations of Adient. Adient derived the summary combined income statement data for the nine months ended June 30, 2016 and 2015 and summary combined balance sheet data as of June 30, 2016, as set forth below, from its unaudited combined financial statements, which are included in the "Index to Financial Statements" section of this information statement. Adient derived the summary combined income statement data for the fiscal years ended September 30, 2015, 2014 and 2013, and summary combined balance sheet data as of September 30, 2015 and 2014, as set forth below, from its audited combined financial statements, which are included in the "Index to Financial Statements" section of this information statement. Adient derived the summary combined income statement for the fiscal years ended September 30, 2012 and 2011 and summary combined balance sheet data as of June 30, 2015 and September 30, 2013, 2012 and 2011 from Adient's underlying financial records, which were derived from the financial records of Johnson Controls and are not included in this information statement. The historical results do not necessarily indicate the results expected for any future period. To ensure a full understanding of this summary financial data, you should read the summary combined financial data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and accompanying notes included in the "Index to Financial Statements" section of this information statement.

        The summary unaudited pro forma condensed combined financial data for the nine-month period ended June 30, 2016 and the fiscal year ended September 30, 2015 has been prepared to reflect the separation and the operating and other agreements to be entered into by Johnson Controls and Adient. The unaudited pro forma condensed combined income statement data assumes the spin-off occurred on October 1, 2014. The unaudited pro forma condensed combined balance sheet data assumes the spin-off occurred on June 30, 2016. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and Adient believes such assumptions are reasonable under the circumstances.

        The unaudited pro forma condensed combined financial statements are not necessarily indicative of Adient's results of operations or financial condition had the distribution and its anticipated post-separation capital structure been completed on the date assumed. Also, they may not reflect the results of operations or financial condition that would have resulted had Adient been operating as an independent, publicly traded company during such periods. In addition, they are not necessarily indicative of its future results of operations or financial condition.

        The combined financial statements have been prepared for the purposes of this registration statement and do not constitute statutory accounts within the meaning of the Companies Act 2014 of Ireland (as amended). Adient will prepare its first statutory financial statements in accordance with the requirements of the Companies Act 2014 of Ireland (as amended) and these will be filed with the Irish Registrar of Companies when issued by Adient's directors.

        You should read this summary financial data together with "Unaudited Pro Forma Condensed Combined Financial Statements," "Capitalization," "Selected Historical Combined Financial Data of Adient," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and accompanying notes included in this information statement.

	As of or for the Nine Months Ended June 30,			As of or for the Fiscal Year Ended September 30,
	Pro forma 2016	2016	2015	Pro forma 2015	2015	2014	2013	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)				(unaudited)	(unaudited)
Statement of Operations: (dollars in millions)
Net sales(1)	$12,893	$12,893	$15,909	$20,071	$20,071	$22,041	$20,470	$19,986	$18,776
Gross profit	1,244	1,244	1,470	1,852	1,852	1,953	1,575	1,501	1,496
Selling, general and administrative expenses	(589)	(820)	(906)	(1,150)	(1,131)	(1,308)	(1,203)	(1,079)	(1,065)
Gain (loss) on business divestitures—net	—	—	—	137	137	(86)	29	—	—
Restructuring and impairment costs	(244)	(244)	—	(182)	(182)	(158)	(280)	(143)	—
Net financing charges	(102)	(8)	(11)	(138)	(12)	(15)	(10)	(22)	(16)
Equity income	260	260	225	295	295	284	302	211	201
Income before income taxes	569	432	778	814	959	670	413	468	616
Income tax provision(2)	1,019	1,027	134	384	418	296	168	131	172
Net income (loss)	(450)	(595)	644	430	541	374	245	337	444
Income attributable to noncontrolling interests	61	61	53	66	66	67	58	70	76
Net income (loss) attributable to Adient(3)	$(511)	$(656)	$591	$364	$475	$307	$187	$267	$368
Balance Sheet Data: (dollars in millions)
Total assets	$10,800	$10,232	$11,257	n/a	$10,437	$11,206	$11,387	$10,669	$10,427
Working capital(4)	322	(201)	103	n/a	(205)	(436)	(430)	(51)	(290)
Long-term debt	3,563	29	38	n/a	35	46	58	75	84
Total debt	3,592	58	98	n/a	59	156	138	128	179
Invested equity attributable to Adient	2,084	4,848	5,800	n/a	5,626	5,453	5,582	5,558	5,204
Total debt to capitalization(5)	63%	1%	2%	n/a	1%	3%	2%	2%	3%
Other Data: (dollars in millions)
Capital expenditures	$312	$312	$369	$478	$478	$624	$659	$609	$566
Depreciation and amortization	253	253	266	347	347	437	450	416	366
Employees at period end	74,000	74,000	92,000	76,000	76,000	88,000	89,000	89,000	81,000

(1)
On July 2, 2015, Adient completed its global automotive interiors joint venture with Yangfeng Automotive Trim Systems and deconsolidated the contributed interiors business since that date resulting in lower consolidated net sales in subsequent periods. Refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information on the impact of this transaction on consolidated net sales.

(2)
In the nine months ended June 30, 2016, $85 million of tax expense relates to a non-recurring non-cash tax charge related to changes in entity tax status associated with the proposed separation and $778 million of tax expense relates to the one-time non-cash change in assertion over permanently reinvested earnings as a result of the separation. In the nine months ended June 30, 2015, $75 million of tax expense relates to a non-cash charge for Adient's change in assertion over permanently reinvested earnings associated with the Interiors joint venture transaction.

(3)
Net income attributable to Adient includes $6 million, $50 million, $13 million, $37 million and $1 million of net mark-to-market charges on pension and postretirement plans in fiscal year 2015, 2014, 2013, 2012 and 2011, respectively.

(4)
Working capital is defined as current assets less current liabilities.

(5)
Total debt to capitalization represents total debt divided by the sum of total debt and invested equity attributable to Adient.

RISK FACTORS

        You should carefully consider the following risks and other information in this information statement in evaluating Adient and Adient ordinary shares. Any of the following risks could materially and adversely affect Adient's business, financial condition or results of operations. The risk factors generally have been separated into three groups: risks related to Adient's business, risks related to the separation and risks related to Adient ordinary shares.

Risks Related to Adient's Business

General economic, credit and capital market conditions could adversely affect Adient's financial performance, Adient's ability to grow or sustain its businesses and Adient's ability to access the capital markets.

        Adient competes around the world in various geographic regions and product markets. Global economic conditions affect Adient's business. As discussed in greater detail below, any future financial distress in the industries and/or markets where Adient competes could negatively affect Adient's revenues and financial performance in future periods, result in future restructuring charges, and adversely impact Adient's ability to grow or sustain its businesses.

        The capital and credit markets provide Adient with liquidity to operate and grow its business beyond the liquidity that operating cash flows provide. A worldwide economic downturn and/or disruption of the credit markets could reduce Adient's access to capital necessary for its operations and executing its strategic plan. If Adient's access to capital were to become constrained significantly, or if costs of capital increased significantly, due to lowered credit ratings, prevailing industry conditions, the volatility of the capital markets or other factors, Adient's financial condition, results of operations and cash flows could be adversely affected.

        The U.K.'s referendum to leave the European Union, which we refer to as "Brexit," has and may continue to cause disruptions to capital and currency markets worldwide. The full impact of the Brexit decision, however, remains uncertain. A process of negotiation will determine the future terms of the U.K.'s relationship with the European Union. During this period of negotiation, Adient's results of operations and access to capital may be negatively affected by interest rate, exchange rate and other market and economic volatility, as well as regulatory and political uncertainty. Brexit may also have a detrimental effect on Adient's customers and suppliers, which would, in turn, adversely affect Adient's revenues and financial condition.

Adient operates in the highly competitive automotive supply industry.

        The global automotive component supply industry is highly competitive. Competition is based primarily on price, technology, quality, delivery and overall customer service. There can be no assurance that Adient's products will be able to compete successfully with the products of Adient's competitors. Furthermore, the rapidly evolving nature of the markets in which Adient competes may attract new entrants. Additionally, consolidation in the automotive industry may lead to decreased product purchases from Adient. As a result, Adient's sales levels and margins could be adversely affected by pricing pressures from OEMs and pricing actions of competitors. These factors may lead to selective resourcing of business to competitors. In addition, any of Adient's competitors may foresee the course of market development more accurately than Adient, develop products that are superior to Adient's products, produce similar products at a lower cost than Adient, or adapt more quickly than Adient to new technologies or evolving customer requirements. As a result, Adient's products may not be able to compete successfully with its competitors' products and Adient may not be able to meet the growing demands of customers. These trends may adversely affect Adient's sales as well as the profit margins on Adient's products.

Unfavorable changes in the condition of the global automotive industry may adversely affect Adient's results of operations.

        Adient's financial performance will depend, in part, on conditions in the automotive industry. If automakers experience a decline in the number of new vehicle sales, Adient may experience reductions in orders from these customers, incur write-offs of accounts receivable, incur impairment charges or require additional restructuring actions beyond its current restructuring plans, particularly if any of the automakers cannot adequately fund their operations or experience financial distress. In addition, such adverse changes could have a negative impact on Adient's business, financial condition or results of operations.

The cyclicality of original equipment automobile production rates may adversely affect Adient's results of operations.

        The financial performance of Adient's business is directly related to automotive production by its customers. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences. An economic decline that results in a reduction in automotive production by Adient's customers could have a material adverse impact on Adient's results of operations.

Adient may incur material losses and costs as a result of warranty claims and product liability actions that may be brought against Adient.

        Adient faces an inherent business risk of exposure to warranty claims and product liability in the event that its products fail to perform as expected and, in the case of product liability, such failure of its products results, or is alleged to result, in bodily injury and/or property damage. If any of Adient's products are or are alleged to be defective, Adient may be required to participate in a recall involving such products. As suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, auto manufacturers are increasingly looking to their suppliers for contribution when faced with recalls and product liability claims. A recall claim brought against Adient, or a product liability claim brought against Adient in excess of its available insurance, could have a material adverse impact on Adient's results of operations. In addition, a recall claim could require Adient to review its entire product portfolio to assess whether similar issues are present in other product lines, which could result in significant disruption to Adient's business and could have a material adverse impact on Adient's results of operations.

        Auto manufacturers are also increasingly requiring their suppliers to guarantee or warrant their products and bear the costs of repair and replacement of such products under new vehicle warranties. Depending on the terms under which Adient supplies products to an auto manufacturer, an auto manufacturer may attempt to hold Adient responsible for some or all of the repair or replacement costs of defective products under new vehicle warranties, when the vehicle manufacturer asserts that the product supplied did not perform as warranted. Although Adient cannot assure that the future costs of warranty claims by its customers will not be material, Adient believes its established reserves are adequate to cover potential warranty settlements. Adient's warranty reserves are based on Adient's best estimates of amounts necessary to settle future and existing claims. Adient regularly evaluates the level of these reserves, and adjusts them when appropriate. However, the final amounts determined to be due related to these matters could differ materially from Adient's recorded estimates.

Any changes in consumer credit availability or cost of borrowing could adversely affect Adient's business.

        Declines in the availability of consumer credit and increases in consumer borrowing costs have negatively impacted global automotive sales and resulted in lower production volumes in the past. Substantial declines in automotive sales and production by Adient's customers could have a material adverse effect on Adient's business, results of operations and financial condition.

Risks associated with Adient's non-U.S. operations could adversely affect Adient's business, financial condition and results of operations.

        Adient has significant operations in a number of countries outside the United States, some of which are located in emerging markets. Long-term economic uncertainty in some of the regions of the world in which Adient operates, such as Asia, South America and Europe and other emerging markets, could result in the disruption of markets and negatively affect cash flows from Adient's operations to cover its capital needs and debt service requirements.

        In addition, as a result of Adient's global presence, a significant portion of its revenues and expenses is denominated in currencies other than the U.S. dollar. Adient is therefore subject to foreign currency risks and foreign exchange exposure. While Adient employs financial instruments to hedge some of its transactional foreign exchange exposure, these activities do not insulate Adient completely from those exposures. Exchange rates can be volatile and could adversely impact Adient's financial results and the comparability of results from period to period.

        There are other risks that are inherent in Adient's non-U.S. operations, including the potential for changes in socio-economic conditions, laws and regulations, including import, export, labor and environmental laws, and monetary and fiscal policies; protectionist measures that may prohibit acquisitions or joint ventures, or impact trade volumes; unsettled political conditions; government-imposed plant or other operational shutdowns; backlash from foreign labor organizations related to Adient's restructuring actions; corruption; natural and man-made disasters, hazards and losses; violence, civil and labor unrest; and possible terrorist attacks.

        These and other factors may have a material adverse effect on Adient's non-U.S. operations and therefore on Adient's business and results of operations.

Risks associated with joint venture partnerships may adversely affect Adient's business and financial results.

        Adient has entered into several joint ventures worldwide and may enter into additional joint ventures in the future. Adient's joint venture partners may at any time have economic, business or legal interests or goals that are inconsistent with Adient's goals or with the goals of the joint venture. In addition, Adient may compete against its joint venture partners in certain of its other markets. Disagreements with Adient's business partners may impede Adient's ability to maximize the benefits of its partnerships. Adient's joint venture arrangements may require Adient, among other matters, to pay certain costs or to make certain capital investments or to seek its joint venture partner's consent to take certain actions. In addition, Adient's joint venture partners may be unable or unwilling to meet their economic or other obligations under the operative documents, and Adient may be required to either fulfill those obligations alone to ensure the ongoing success of a joint venture or to dissolve and liquidate a joint venture. The above risks, if realized, could result in a material adverse effect on Adient's business and financial results.

The regulation of Adient's international operations could adversely affect its business, results of operations and reputation.

        Due to Adient's global operations, Adient is subject to many laws governing international relations, including those that prohibit improper payments to government officials and commercial customers, and restrict where Adient can do business, what information or products Adient can supply to certain countries and what information Adient can provide to a non-U.S. government, including but not limited to the U.S. Foreign Corrupt Practices Act (FCPA), U.K. Bribery Act, the U.S. Export Administration Act and U.S. and international economic sanctions regulations. Adient has internal policies and procedures relating to such regulations; however, there is a risk that such policies and procedures will not always protect Adient from the reckless acts of employees or representatives, particularly in the case of recently acquired operations that may not have significant training in applicable compliance policies and procedures. Violations of these laws, which are complex, may result in criminal penalties, sanctions and/or fines that could have a material adverse effect on Adient's business, financial condition and results of operations and reputation. In addition, Adient is subject to antitrust laws in various countries throughout the world. Changes in these laws or their interpretation, administration or enforcement may occur over time. Any such changes may limit Adient's future acquisitions or operations. Violations of antitrust laws may result in penalties, sanctions and/or fines that could have a material adverse effect on Adient's business, financial condition and results of operations and reputation.

Global climate change could negatively affect Adient's business.

        Increased public awareness and concern regarding global climate change may result in more regional and/or federal requirements to reduce or mitigate the effects of greenhouse gas emissions. There continues to be a lack of consistent climate legislation, which creates economic and regulatory uncertainty. Such regulatory uncertainty extends to future incentives for energy efficient vehicles and costs of compliance, which may impact the demand for Adient's products and Adient's results of operations.

        There is a growing consensus that greenhouse gas emissions are linked to global climate changes. Climate changes, such as extreme weather conditions, create financial risk to Adient's business. For example, the demand for Adient's products and services may be affected by unseasonable weather conditions. Climate changes could also disrupt Adient's operations by impacting the availability and cost of materials needed for manufacturing and could increase insurance and other operating costs. These factors may impact Adient's decisions to construct new facilities or maintain existing facilities in areas most prone to physical climate risks. Adient could also face indirect financial risks passed through the supply chain, and process disruptions due to physical climate changes could result in price modifications for Adient's products and the resources needed to produce them.

Risks related to Adient's defined benefit retirement plans may adversely impact Adient's results of operations and cash flow.

        Significant changes in actual investment return on defined benefit plan assets, discount rates, mortality assumptions and other factors could adversely affect Adient's results of operations and the amounts of contributions Adient must make to its defined benefit plans in future periods. Generally accepted accounting principles in the United States require that Adient calculate income or expense for the plans using actuarial valuations. These valuations reflect assumptions about financial markets and interest rates, which may change based on economic conditions. Funding requirements for Adient's defined benefit plans are dependent upon, among other factors, interest rates, underlying asset returns and the impact of legislative or regulatory changes related to defined benefit funding obligations.

Negative or unexpected tax consequences could adversely affect Adient's results of operations.

        Adverse changes in the underlying profitability and financial outlook of Adient's operations in several jurisdictions could lead to additional changes in Adient's valuation allowances against deferred tax assets and other tax reserves on Adient's statements of financial position. Additionally, changes in tax laws in the United States, Ireland or in other countries where Adient has significant operations could materially affect deferred tax assets and liabilities on Adient's statements of financial position and income tax provision on Adient's statements of income.

        Adient is also subject to tax audits by governmental authorities in the United States and in non-U.S. jurisdictions. Negative unexpected results from one or more such tax audits could adversely affect Adient's results of operations.

Legal proceedings in which Adient is, or may be, a party may adversely affect Adient.

        Adient is currently and may in the future become subject to legal proceedings and commercial or contractual disputes. These are typically lawsuits, claims and proceedings that arise in the normal course of business including, without limitation, claims pertaining to product liability, product safety, environmental, safety and health, intellectual property, employment, commercial and contractual matters and various other matters. The outcome of such lawsuits, claims or proceedings cannot be predicted with certainty and some may be disposed of unfavorably to Adient. There exists the possibility that such claims may have an adverse impact on Adient's results of operations that is greater than Adient anticipates, and/or negatively affect Adient's reputation.

        Adient is also subject to a risk of product liability or warranty claims if its products actually or allegedly fail to perform as expected or the use of its products results, or is alleged to result, in bodily injury and/or property damage. While Adient will maintain reasonable limits of insurance coverage to appropriately respond to such exposures, large product liability claims, if made, could exceed Adient's insurance coverage limits and insurance may not continue to be available on commercially acceptable terms, if at all. Adient may incur significant costs to defend these claims or experience product liability losses in the future. In addition, if any of Adient's designed products are, or are alleged to be, defective, Adient may be required to participate in recalls and exchanges of such products. The future cost associated with providing product warranties and/or bearing the cost of repair or replacement of Adient's products could have a material adverse effect on Adient's business, financial condition and results of operations.

A downgrade in the ratings of Adient's debt capital could restrict Adient's ability to access the debt capital markets and increase Adient's interest costs.

        Unfavorable changes in the ratings that rating agencies assign to Adient's debt may ultimately negatively impact Adient's access to the debt capital markets and increase the costs Adient incurs to borrow funds. Future tightening in the credit markets and a reduced level of liquidity in many financial markets due to turmoil in the financial and banking industries could affect Adient's access to the debt capital markets or the price Adient pays to issue debt. A downgrade in Adient's ratings or volatility in the financial markets causing limitations to the debt capital markets could have an adverse effect on Adient's business or Adient's ability to meet its liquidity needs.

        Additionally, an increase in the level of Adient's indebtedness may increase Adient's vulnerability to adverse general economic and industry conditions and may affect Adient's ability to obtain additional financing.

The potential insolvency or financial distress of third parties could adversely impact Adient's business and results of operations.

        Adient is exposed to the risk that third parties to various arrangements who owe Adient money or goods and services, or who purchase goods and services from Adient, will not be able to perform their obligations or continue to place orders due to insolvency or financial distress. If third parties fail to perform their obligations under arrangements with Adient, Adient may be forced to replace the underlying commitment at current or above-market prices or on other terms that are less favorable to Adient. In such events, Adient may incur losses, or Adient's results of operations, financial condition or liquidity could otherwise be adversely affected.

Adient may be unable to complete or integrate acquisitions or joint ventures effectively, which may adversely affect its growth, profitability and results of operations.

        Adient expects acquisitions of businesses and assets, as well as joint ventures (or other strategic arrangements) to play a role in its future growth. Adient cannot be certain that it will be able to identify attractive acquisition or joint venture targets, obtain financing for acquisitions on satisfactory terms, successfully acquire identified targets or form joint ventures, or manage the timing of acquisitions due to other capital obligations across its businesses. Additionally, Adient may not be successful in integrating acquired businesses or joint ventures into its existing operations and achieving projected synergies. Competition for acquisition opportunities in the various industries in which Adient operates may rise, thereby increasing Adient's costs of making acquisitions or causing Adient to refrain from making further acquisitions. If Adient were to use equity securities to finance a future acquisition, Adient's then-current shareholders would experience dilution. Adient is also subject to applicable antitrust laws and must avoid anticompetitive behavior. These and other factors related to acquisitions and joint ventures may negatively and adversely impact Adient's growth, profitability and results of operations.

Adient may be unable to realize the expected benefits of its restructuring actions, which could adversely affect its profitability and operations.

        In order to align Adient's resources with its growth strategies, operate more efficiently and control costs, Adient may periodically announce restructuring plans, which may include workforce reductions, global plant closures and consolidations, asset impairments and other cost reduction initiatives. Adient may undertake restructuring actions and workforce reductions in the future. As these plans and actions are complex, unforeseen factors could result in expected savings and benefits to be delayed or not realized to the full extent planned (if at all), and Adient's operations and business may be disrupted.

A failure of Adient's information technology (IT) and data security infrastructure could adversely impact Adient's business, operations and reputation.

        Adient relies upon the capacity, reliability and security of its IT and data security infrastructure, as well as its ability to expand and continually update this infrastructure in response to the changing needs of its business. If Adient experiences a problem with the functioning of an important IT system or a security breach of Adient's IT systems, including during system upgrades and/or new system implementations, the resulting disruptions could have an adverse effect on Adient's business.

        Adient and certain of its third-party vendors receive and store personal information in connection with Adient's human resources operations and other aspects of Adient's business. Despite Adient's implementation of security measures, Adient's IT systems, like those of other companies, are vulnerable to damages from computer viruses, natural disasters, unauthorized access, cyber-attack and other similar disruptions. Any system failure, accident or security breach could result in disruptions to Adient's operations. A material network breach in the security of Adient's IT systems could include the theft of Adient's intellectual property, trade secrets, customer information, human resources information or other confidential information. To the extent that any disruptions or security breach results in a loss or damage to Adient's data, or an inappropriate disclosure of confidential, proprietary or customer information, it could cause significant damage to Adient's reputation, affect Adient's relationships with its customers, lead to claims against Adient and ultimately harm its business. In addition, Adient may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future.

Regulations related to conflict minerals could adversely impact Adient's business.

        SEC rules aimed at improving the transparency and accountability concerning the supply of certain minerals, known as conflict minerals, originating from the Democratic Republic of Congo (DRC) and adjoining countries, impose annual disclosure requirements on companies that use such minerals in their products. There are costs associated with complying with these disclosure requirements, including for diligence to determine the sources of conflict minerals used in Adient's products and other potential changes to products, processes or sources of supply as a consequence of such verification activities. Adient's compliance with these disclosure rules could adversely affect the sourcing, supply and pricing of materials used in Adient's products. As there may be only a limited number of suppliers offering "conflict free" conflict minerals, Adient cannot be sure that it will be able to obtain necessary conflict minerals from such suppliers in sufficient quantities or at competitive prices, or that Adient will be able to satisfy customers who require Adient's products to be conflict free. Also, Adient may face reputational challenges if Adient determines that certain of its products contain minerals not determined to be conflict free or if Adient is unable to sufficiently verify the origins for all conflict minerals used in its products through the procedures Adient may implement.

Adient's business success depends on attracting and retaining qualified personnel.

        Adient's ability to sustain and grow its business requires it to hire, retain and develop a highly skilled and diverse management team and workforce. Failure to ensure that Adient has the leadership capacity with the necessary skill set and experience could impede Adient's ability to deliver its growth objectives and execute its strategic plan. Organizational and reporting changes as a result of any future leadership transition and corporate initiatives could result in increased turnover. Additionally, any unplanned turnover or inability to attract and retain key employees could have a negative effect on Adient's results of operations.

Adient's inability to achieve product cost reductions that offset customer-imposed price reductions could adversely affect Adient's financial performance.

        Downward pricing pressure by automotive manufacturers is a characteristic of the automotive industry. Adient's financial performance is largely dependent on its ability to achieve product cost reductions through product design enhancement and supply chain management, as well as manufacturing efficiencies and restructuring actions. Adient's inability to achieve product cost reductions that offset customer-imposed price reductions could adversely affect Adient's financial condition, operating results and cash flows.

Adverse developments affecting, or the financial distress of, one or more of Adient's suppliers could adversely affect Adient's financial performance.

        Adient obtains components and other products and services from numerous automotive suppliers and other vendors throughout the world. Adient is responsible for managing its supply chain, including suppliers that may be the sole sources of products that Adient requires, which Adient's customers direct Adient to use or which have unique capabilities that would make it difficult and/or expensive to re-source. In certain instances, entire industries may experience short-term capacity constraints. Additionally, Adient's production capacity, and that of Adient's customers and suppliers, may be adversely affected by natural disasters. Any such significant disruption could adversely affect Adient's financial performance. Unfavorable economic or industry conditions could also result in financial distress within Adient's supply chain, thereby increasing the risk of supply disruption. Although market conditions generally have improved in recent years, uncertainty remains and another economic downturn or other unfavorable industry conditions in one or more of the regions in which Adient operates could cause a supply disruption and thereby adversely affect Adient's financial condition, operating results and cash flows.

Increases in the costs and restrictions on the availability of raw materials, energy, commodities and product components could adversely affect Adient's financial performance.

        Raw material, energy and commodity costs can be volatile. Although Adient has developed and implemented strategies to mitigate the impact of higher raw material, energy and commodity costs, these strategies, together with commercial negotiations with Adient's customers and suppliers, typically offset only a portion of the adverse impact. Certain of these strategies also may limit Adient's opportunities in a declining commodity environment. In addition, the availability of raw materials, commodities and product components fluctuates from time to time due to factors outside of Adient's control. If the costs of raw materials, energy, commodities and product components increase or the availability thereof is restricted, it could adversely affect Adient's financial condition, operating results and cash flows.

The loss of business with respect to, or the lack of commercial success of, a vehicle model for which Adient is a significant supplier could adversely affect Adient's financial performance.

        Although Adient receives purchase orders from its customers, these purchase orders often provide for the supply of a customer's annual requirements for a particular vehicle model and assembly plant, or in some cases, for the supply of a customer's requirements for the life of a particular vehicle model, rather than for the purchase of a specific quantity of products. In addition, it is possible that Adient's customers could elect to manufacture its products internally or increase the extent to which they require Adient to utilize specific suppliers or materials in the manufacture of its products. The loss of business with respect to, the lack of commercial success of or an increase in directed component sourcing for a vehicle model for which Adient is a significant supplier could reduce Adient's sales or margins and thereby adversely affect Adient's financial condition, operating results and cash flows.

Shifts in market shares among vehicles or vehicle segments or shifts away from vehicles on which Adient has significant content could have a material adverse effect on Adient's profitability.

        While Adient supplies parts for a wide variety of vehicles produced globally, Adient does not supply parts for all vehicles produced, nor is the number or value of parts evenly distributed among the vehicles for which Adient does supply parts. Shifts in market shares among vehicles or vehicle segments, particularly shifts away from vehicles on which Adient has significant content and shifts away from vehicle segments in which Adient's sales may be more heavily concentrated, could have a material adverse effect on Adient's profitability.

Changes in consumer demand may adversely affect Adient's results of operations.

        Increases in energy costs or other factors (e.g., climate change concerns) may shift consumer demand away from motor vehicles that typically have higher interior content that Adient supplies, such as light trucks, crossover vehicles, minivans and sports utility vehicles, to smaller vehicles having less interior content. The loss of business with respect to, or a lack of commercial success of, one or more particular vehicle models for which Adient is a significant supplier could reduce Adient's sales and harm Adient's profitability, thereby adversely affecting Adient's results of operations.

Adient may not be able to successfully negotiate pricing terms with its customers, which may adversely affect its results of operations.

        Adient will negotiate sales prices annually with its automotive customers. Any cost-cutting initiatives that its customers adopt generally result in increased downward pressure on pricing. If Adient is unable to generate sufficient production cost savings in the future to offset price reductions, Adient's results of operations may be adversely affected. In particular, large commercial settlements with Adient's customers may adversely affect Adient's results of operations.

Adient's profitability and results of operations may be adversely affected by a significant failure or inability to comply with the specifications and manufacturing requirements of its OEM customers.

        Adient's business faces the production demands and requirements of its OEM customers, as described in the section of this information statement entitled "Business—Industry." A significant failure or inability to comply with customer specifications and manufacturing requirements or delays or other problems with existing or new products (including program launch difficulties, as discussed below) could result in financial penalties, increased costs, loss of sales, loss of customers or potential breaches of customer contracts, which could have an adverse effect on Adient's profitability and results of operations.

Adient's profitability and results of operations may be adversely affected by program launch difficulties.

        The launch of new business is a complex process, the success of which depends on a wide range of factors, including the production readiness of Adient's and its suppliers' manufacturing facilities and manufacturing processes, as well as factors related to tooling, equipment, employees, initial product quality and other factors. Adient's failure to successfully launch material new or takeover business could have an adverse effect on Adient's profitability and results of operations.

Work stoppages and similar events could significantly disrupt Adient's business.

        Because the automotive industry relies heavily on just-in-time delivery of components during the assembly and manufacture of vehicles, a work stoppage at one or more of Adient's manufacturing and assembly facilities could have material adverse effects on the business. Similarly, if one or more of Adient's customers were to experience a work stoppage, that customer would likely halt or limit purchases of Adient's products, which could result in the shutdown of the related manufacturing facilities. A significant disruption in the supply of a key component due to a work stoppage at one of Adient's suppliers or any other supplier could have the same consequences, and accordingly, have a material adverse effect on Adient's financial results.

A variety of other factors could adversely affect Adient's results of operations.

        Any of the following could materially and adversely impact Adient's results of operations: the loss of, or changes in, automobile supply contracts, sourcing strategies or customer claims with Adient's major customers or suppliers; start-up expenses associated with new vehicle programs or delays or cancellations of such programs; underutilization of Adient's manufacturing facilities, which are generally located near, and devoted to, a particular customer's facility; inability to recover engineering and tooling costs; market and financial consequences of any recalls that may be required on products that Adient has supplied or sold into the automotive aftermarket; delays or difficulties in new product development and integration; quantity and complexity of new program launches, which are subject to Adient's customers' timing, performance, design and quality standards; interruption of supply of certain single-source components; the potential introduction of similar or superior technologies; changing nature and prevalence of Adient's joint ventures and relationships with its strategic business partners; and global overcapacity and vehicle platform proliferation.

Risks Related to the Separation

Adient has no history operating as an independent company. Adient may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent company, and Adient may experience increased costs after the separation.

        Adient's business has historically operated as part of Johnson Controls' corporate organization and Johnson Controls has assisted Adient by providing certain corporate functions. Following the separation, Johnson Controls will provide some of these functions to Adient, as described in "Certain Relationships and Related Person Transactions." Adient will need to make investments to replicate or outsource from other providers certain facilities, systems, infrastructure, and personnel to which Adient will no longer have access after its separation from Johnson Controls. These initiatives to develop Adient's independent ability to operate without access to Johnson Controls' existing operational and administrative infrastructure will have a cost to implement. Adient may not be able to operate its business efficiently or at comparable costs, and its profitability may decline.

Adient's historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and may not be a reliable indicator of its future results.

        The historical information about Adient in this information statement refers to Adient's business as operated by and integrated with Johnson Controls. Adient's historical and pro forma financial information included in this information statement is derived from the consolidated financial statements and accounting records of Johnson Controls. Accordingly, the historical and pro forma financial information included in this information statement does not necessarily reflect the financial condition, results of operations or cash flows that Adient would have achieved as a separate, publicly traded company during the periods presented or those that Adient will achieve in the future primarily as a result of the factors described below:

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  Prior to the separation, Adient's business has been operated by Johnson Controls as part of its broader corporate organization, rather than as an independent company. Johnson Controls or one of its affiliates performed various corporate functions for Adient, such as accounting, information technology, and treasury. Adient's historical and pro forma financial results reflect allocations of corporate expenses from Johnson Controls for such functions and may not reflect the expenses Adient would have incurred had it operated as a separate publicly traded company. Following the separation, Adient will be responsible for the additional costs associated with being an independent, publicly traded company, including costs related to corporate governance and external reporting;

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  Generally, Adient's working capital requirements and capital for its general corporate purposes, including acquisitions, research and development and capital expenditures, have historically been satisfied as part of the corporate-wide cash management policies of Johnson Controls. Following the completion of the separation, Adient may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements; and

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  After the completion of the separation, the cost of capital for Adient's business may be higher than Johnson Controls' cost of capital prior to the separation.

        Other significant changes may occur in Adient's cost structure, management, financing and business operations as a result of operating as a company separate from Johnson Controls. For additional information about the past financial performance of Adient's business and the basis of presentation of the historical combined financial statements and the unaudited pro forma combined financial statements of Adient's business, see "Selected Historical Combined Financial Data of Adient," "Unaudited Pro Forma Condensed Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and accompanying notes included in the "Index to Financial Statements" section of this information statement.

As an independent, publicly traded company, Adient may not enjoy the same benefits that it did as a segment of Johnson Controls.

        Currently, Adient's business is integrated with the other businesses of Johnson Controls. Adient is able to use Johnson Controls' size and purchasing power in procuring various goods and services and has shared economies of scope and scale in costs, employees, vendor relationships and customer relationships. Although Adient will enter into transition agreements with Johnson Controls, these arrangements may not fully capture the benefits Adient has enjoyed as a result of being integrated with Johnson Controls and may result in Adient paying higher amounts than in the past for these services. As a separate, independent company, Adient may be unable to obtain goods and services at the prices and terms obtained prior to the separation, which could decrease Adient's overall profitability. This could have an adverse effect on Adient's results of operations and financial condition following the completion of the separation.

Adient's accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which Adient will be subject following the separation and distribution.

        Adient's financial results previously were included within the consolidated results of Johnson Controls. Although Adient believes that its financial reporting and internal controls were appropriate for those of a subsidiary of a public company, it was not directly subject to reporting and other requirements of the U.S. Securities Exchange Act of 1934, or Exchange Act. As a result of the separation and distribution, Adient will be directly subject to reporting and other obligations under the Exchange Act. Beginning with Adient's Annual Report on Form 10-K for fiscal 2016, Adient intends to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, which will require annual management assessments of the effectiveness of Adient's internal control over financial reporting and a report by Adient's independent registered public accounting firm on the effectiveness of Adient's internal control over financial reporting. These reporting and other obligations may place significant demands on management, administrative and operational resources, including accounting systems and resources.

        The Exchange Act requires that Adient file annual, quarterly and current reports with respect to its business and financial condition. Under the Sarbanes Oxley Act, Adient is required to maintain effective disclosure controls and procedures and internal controls over financial reporting. To comply with these requirements, Adient may need to upgrade its systems, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff. Adient expects to incur additional annual expenses for the purpose of addressing these requirements. If Adient is unable to upgrade its financial and management controls, reporting systems, information technology systems and procedures in a timely and effective fashion, its ability to comply with financial reporting requirements and other rules that apply to reporting companies under the Exchange Act could be impaired. Any failure to achieve and maintain effective internal controls could have a material adverse effect on Adient's business, financial condition, results of operations and cash flow.

As Adient builds its information technology infrastructure and transitions its data to its own systems, Adient could incur substantial additional costs and experience temporary business interruptions.

        After the separation, Adient will install and implement information technology infrastructure to support certain of its business functions, including accounting and reporting, manufacturing process control, customer service, inventory control and distribution. Adient may incur temporary interruptions in business operations if it cannot transition effectively from Johnson Controls' existing transactional and operational systems, data centers and the transition services that support these functions as Adient replaces these systems. Adient may not be successful in implementing its new systems and transitioning its data, and it may incur substantially higher costs for implementation than currently anticipated. Adient's failure to avoid operational interruptions as it implements the new systems and replaces Johnson Controls' information technology services, or its failure to implement the new systems and replace Johnson Controls' services successfully, could disrupt its business and have a material adverse effect on its profitability. In addition, if Adient is unable to replicate or transition certain systems, its ability to comply with regulatory requirements could be impaired.

Johnson Controls may fail to perform under various transaction agreements that have or will be executed as part of the separation or Adient may fail to have necessary systems and services in place when certain of the transaction agreements expire.

        In connection with the separation, Adient and Johnson Controls has entered into a separation and distribution agreement and various other agreements, including a transition services agreement, a tax matters agreement, an employee matters agreement and a transitional trademark license agreement. These agreements are discussed in greater detail in the section titled "Certain Relationships and Related Person Transactions." Certain of these agreements provide for the performance of services by each company for the benefit of the other for a period of time after the separation. Adient will rely on Johnson Controls to satisfy its performance and payment obligations under these agreements. If Johnson Controls is unable to satisfy its obligations under these agreements, including its indemnification obligations, Adient could incur operational difficulties or losses.

        If Adient does not have in place its own systems and services, or if Adient does not have agreements with other providers of these services when the transaction or long-term agreements terminate, Adient may not be able to operate its business effectively and its profitability may decline. Adient will be in the process of creating its own, or engaging third parties to provide, systems and services to replace many of the systems and services Johnson Controls currently provides to it. Adient may not be successful in effectively or efficiently implementing these systems and services or in transitioning data from Johnson Controls' systems to Adient's. These systems and services may also be more expensive or less efficient than the systems and services Johnson Controls is expected to provide during the transition period.

Potential indemnification liabilities to Johnson Controls pursuant to the separation agreement could materially adversely affect Adient.

        The separation agreement with Johnson Controls provides for, among other things, the principal corporate transactions required to effect the separation, certain conditions to the separation and provisions governing the relationship between Adient and Johnson Controls with respect to and resulting from the separation. For a description of the separation agreement, see "Certain Relationships and Related Person Transactions—Separation Agreement." Among other things, the separation agreement provides for indemnification obligations designed to make Adient financially responsible for substantially all liabilities that may exist relating to its business activities, whether incurred prior to or after the separation, as well as those obligations of Johnson Controls assumed by Adient pursuant to the separation agreement. If Adient is required to indemnify Johnson Controls under the circumstances set forth in the separation agreement, Adient may be subject to substantial liabilities.

The distribution will generally be taxable to Johnson Controls shareholders for U.S. federal income tax purposes.

        The distribution will be a taxable distribution for U.S. federal income tax purposes. An amount equal to the fair market value of the Adient ordinary shares received by a Johnson Controls shareholder in the distribution (including any fractional shares deemed received and any ordinary shares withheld on account of any Irish withholding taxes) will be treated as a taxable dividend to the extent of such shareholder's ratable share of current and accumulated earnings and profits of Johnson Controls for the taxable year of the distribution. To the extent that the fair market value of such Adient ordinary shares exceeds a Johnson Controls shareholder's ratable share of such earnings and profits, any such excess will be treated first as a nontaxable return of capital to the extent of such shareholder's tax basis in Johnson Controls shares, and thereafter as capital gain recognized on a sale or exchange of such shares. No cash will be distributed to Johnson Controls shareholders pursuant to the distribution (except for cash paid in lieu of fractional Adient ordinary shares). Accordingly, Johnson Controls shareholders will need to have alternative sources of cash from which to pay any resulting U.S. federal income tax liability. For more information, see "Material U.S. Federal Income Tax Consequences."

If there is any change to Irish tax law or the anticipated tax treatment of the distribution was challenged by the Irish Revenue Commissioners, certain Irish holders of Johnson Controls ordinary shares may incur a charge to Irish tax as a result of receiving shares in connection with the distribution.

        Statements contained in this information statement concerning the taxation of holders of Johnson Controls ordinary shares are based on current Irish tax law and the published practice of the Irish Revenue Commissioners as at the date of this information statement, either of which is subject to change, possibly with retrospective effect.

        The taxation of the distribution depends on the individual circumstances of each Johnson Controls shareholder and the summary of the Irish tax treatment of the distribution set out in the section entitled "Material Irish Income Tax Consequences" is intended as a general guide only. It does not address the specific tax position of every holder of Johnson Controls ordinary shares and only deals with rules of Irish taxation of general application. Therefore any investors who are in any doubt as to their tax position (from an Irish perspective) as a result of receiving Adient ordinary shares in connection with the distribution should consult their own independent tax advisers.

        No specific confirmation from the Irish Revenue Commissioners as to the tax treatment of the distribution for Johnson Controls shareholders will be sought by Johnson Controls. Accordingly, the anticipated tax treatment of the distribution as outlined in the section entitled "Material Irish Income Tax Consequences" may be challenged by the Irish Revenue Commissioners. In the event of a successful challenge, Johnson Controls shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes or hold their shares in connection with a trade or business carried on by such shareholders through an Irish branch or agency may incur a charge to Irish tax as a result of receiving Adient ordinary shares in connection with the distribution.

Adient may not be able to engage in desirable strategic or capital raising transactions after the separation.

        Johnson Controls and Adient will engage in various restructuring transactions in connection with the distribution. To preserve the tax-free treatment of certain such restructuring transactions, for the two-year period following the separation, under the tax matters agreement that Adient has entered into with Johnson Controls, Adient may be prohibited, except in specific circumstances, from (i) entering into any transaction pursuant to which all or a portion of the Adient ordinary shares would be acquired, whether by merger or otherwise, (ii) ceasing to actively conduct certain of its businesses or (iii) taking or failing to take any other action that would prevent certain of such restructuring transactions from qualifying as transactions that are generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). These restrictions may limit for a period of time Adient's ability to pursue certain strategic transactions or other transactions that Adient may believe to be in the best interests of its shareholders or that might increase the value of its business. For more information, see "Certain Relationships and Related Person Transactions—Tax Matters Agreement."

After the separation, certain of Adient's executive officers and directors may have actual or potential conflicts of interest because of their service as executive officers or directors of Johnson Controls.

        Because of their past service with Johnson Controls, certain of Adient's expected officers and directors own Johnson Controls shares, options to purchase Johnson Controls shares or other equity awards. Following the separation, even though Adient's board of directors will consist of a majority of directors who are independent, and Adient's expected executive officers and directors who are currently employees or directors of Johnson Controls will cease to be employees or directors of Johnson

Controls, some Adient executive officers and directors will continue to have a financial interest in Johnson Controls shares. Continuing ownership of Johnson Controls shares and equity awards could create, or appear to create, potential conflicts of interest if Adient and Johnson Controls pursue the same corporate opportunities or face decisions that could have different implications for Adient and Johnson Controls.

Adient may not achieve some or all of the expected benefits of the separation, and the separation may adversely affect Adient's business.

        Adient may not be able to achieve the full strategic and financial benefits expected to result from the separation, or such benefits may be delayed or not occur at all. The separation and distribution are expected to provide the following benefits, among others: (i) allowing Johnson Controls and Adient to focus exclusively on their own businesses and their distinct needs, and pursue unique opportunities for long-term growth and profitability; (ii) more efficient allocation of capital for both Johnson Controls and Adient; and (iii) direct access by Adient to the capital markets.

        Adient may not achieve these and other anticipated benefits for a variety of reasons, including, among others: (a) the separation will require significant amounts of management's time and effort, which may divert management's attention from operating and growing Adient's business; (b) following the separation, Adient may be more susceptible to market fluctuations and other adverse events than if it were still a part of Johnson Controls; (c) following the separation, Adient's business will be less diversified than Johnson Controls' business prior to the separation; and (d) the other actions required to separate Johnson Controls' and Adient's respective businesses could disrupt Adient's operations. If Adient fails to achieve some or all of the benefits expected to result from the separation, or if such benefits are delayed, the business, financial conditions, and results of operations of Adient could be adversely affected.

Adient may have received better terms from unaffiliated third parties than the terms it will receive in its agreements with Johnson Controls.

        The agreements Adient has entered or will enter into with Johnson Controls in connection with the separation, including a transition services agreement, a tax matters agreement, an employee matters agreement and a transitional trademark license agreement, were prepared in the context of the separation while Adient's business was still operated by and part of Johnson Controls. Accordingly, during the period in which the terms of those agreements were prepared, Adient did not have an independent board of directors or a management team that was independent of Johnson Controls. As a result, the terms of those agreements may not reflect terms that would have resulted from arm's-length negotiations between unaffiliated third parties. Arm's-length negotiations between Johnson Controls and an unaffiliated third party in another form of transaction, such as a buyer in a sale of a business transaction, may have resulted in more favorable terms to the unaffiliated third party. See "Certain Relationships and Related Person Transactions."

Challenges in the commercial and credit environment may adversely affect Adient's ability to complete the separation and Adient's future access to capital.

        Adient's ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for Adient's products or in the solvency of its customers or suppliers or other significantly unfavorable changes in economic conditions. Volatility in the world financial markets could increase borrowing costs or affect Adient's ability to access the capital markets. These conditions may adversely affect Adient's ability to obtain targeted credit ratings prior to and following the separation.

In connection with Adient's separation from Johnson Controls, Adient will incur debt obligations that could adversely affect Adient's business, profitability and its ability to meet Adient's obligations.

        As of June 30, 2016, on a pro forma basis after giving effect to the new financing arrangements that Adient has entered into in connection with the separation and after giving effect to the application of the net proceeds of such financing, Adient's total combined indebtedness would have been approximately $3.5 billion.

        This significant amount of debt could potentially have important consequences to Adient and its debt and equity investors, including:

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  requiring a substantial portion of Adient's cash flow from operations to make interest payments on this debt following the separation;

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  making it more difficult to satisfy debt service and other obligations;

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  increasing the risk of a future credit ratings downgrade of its debt, which could increase future debt costs and limit the future availability of debt financing;

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  increasing Adient's vulnerability to general adverse economic and industry conditions;

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  reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow Adient's business;

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  limiting Adient's flexibility in planning for, or reacting to, changes in its business and the industry;

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  placing Adient at a competitive disadvantage relative to its competitors that may not be as highly leveraged with debt; and

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  limiting Adient's ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase ordinary shares.

        In addition, Adient's term loan and revolving credit facilities require Adient to maintain compliance with a maximum total net leverage ratio tested on a quarterly basis. Events beyond Adient's control, including changes in general business and economic conditions, may affect its ability to meet this requirement. A breach of the restrictive covenants in Adient's credit facilities or Adient's inability to comply with the maximum total net leverage ratio could result in an event of default under Adient's debt agreements. If an event of default occurs and is continuing under such agreements, the lenders thereunder could elect to declare all amounts outstanding, together with accrued interest, to be immediately due and payable, which could result in acceleration of Adient's other debt. If Adient was unable to repay any borrowings under the credit facilities when due, the lenders thereunder could proceed against their collateral.

        To the extent that Adient incurs additional indebtedness, the risks described above could increase. In addition, Adient's actual cash requirements in the future may be greater than expected. Adient's cash flow from operations may not be sufficient to repay all of the outstanding debt as it becomes due, and Adient may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance Adient's debt.

Risks Related to Adient Ordinary Shares

Adient cannot be certain that an active trading market for its ordinary shares will develop or be sustained after the separation, and following the separation, Adient's share price may fluctuate significantly.

        A public market for Adient ordinary shares does not currently exist. Adient anticipates that on October 17, 2016, trading of its ordinary shares will begin on a "when-issued" basis and will continue through October 28, 2016, the last trading day before the distribution date. However, Adient cannot guarantee that an active trading market will develop or be sustained for its ordinary shares after the separation. Nor can Adient predict the prices at which its ordinary shares may trade after the separation. Similarly, Adient cannot predict the effect of the separation on the trading prices of its ordinary shares or whether the combined market value of the ordinary shares of Adient and the shares of Johnson Controls will be less than, equal to or greater than the market value of Johnson Controls shares prior to the separation.

        The market price of Adient ordinary shares may fluctuate significantly due to a number of factors, some of which may be beyond Adient's control, including:

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  actual or anticipated fluctuations in Adient's operating results;

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  changes in earnings estimated by securities analysts or Adient's ability to meet those estimates;

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  the operating and stock price performance of comparable companies;

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  changes to the regulatory and legal environment under which Adient operates;

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  the trading volume and liquidity of Adient ordinary shares; and

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  domestic and worldwide economic conditions.

        In addition, when the market price of a company's shares drops significantly, shareholders often institute securities class action lawsuits against the company. A lawsuit against Adient could cause it to incur substantial costs and could divert the time and attention of its management and other resources.

A number of Adient ordinary shares are or will be eligible for future sale, which may cause Adient's share price to decline.

        Any sales of substantial amounts of Adient ordinary shares in the public market or the perception that such sales might occur, in connection with the distribution or otherwise, may cause the market price of Adient ordinary shares to decline. Upon completion of the distribution, Adient expects that it will have an aggregate of approximately 93.5 million ordinary shares issued and outstanding, based on approximately 935 million outstanding shares of Johnson Controls as of September 12, 2016. These shares will be freely tradeable without restriction or further registration under the U.S. Securities Act of 1933, as amended, or the Securities Act, unless the shares are owned by one of Adient's "affiliates," as that term is defined in Rule 405 under the Securities Act.

        Adient is unable to predict whether large amounts of its ordinary shares will be sold in the open market following the distribution. Adient is also unable to predict whether a sufficient number of buyers would be in the market at that time.

Adient cannot guarantee the timing, amount or payment of dividends on its ordinary shares.

        Although Adient expects to pay regular cash dividends following the separation, the timing, declaration, amount and payment of future dividends to shareholders will fall within the discretion of Adient's board of directors. The board's decisions regarding the payment of dividends will depend on many factors, such as Adient's financial condition, earnings, sufficiency of distributable reserves, capital requirements, debt service obligations, legal requirements, regulatory constraints and other factors that the board deems relevant. For more information, see "Dividend Policy." Adient's ability to pay dividends will depend on its ongoing ability to generate cash from operations and access capital markets. Adient cannot guarantee that it will pay a dividend in the future or continue to pay any dividend if Adient commences paying dividends.

Your percentage of ownership in Adient may be diluted in the future.

        In the future, your percentage ownership in Adient may be diluted because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that Adient will be granting to Adient's directors, officers and employees. Adient's employees will have options to purchase its ordinary shares after the distribution as a result of the conversion of their Johnson Controls stock options (in whole or in part) to Adient share options. Adient anticipates its compensation committee will grant additional stock options or other stock-based awards to its employees after the distribution. Such awards will have a dilutive effect on Adient's earnings per share, which could adversely affect the market price of Adient ordinary shares. From time to time, Adient will issue additional options or other stock-based awards to its employees under Adient's employee benefits plans.

        In addition, Adient's articles of association will authorize Adient to issue, without the approval of Adient's shareholders, one or more classes or series of preferred shares having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over Adient ordinary shares respecting dividends and distributions, as Adient's board of directors generally may determine. The terms of one or more classes or series of preferred shares could dilute the voting power or reduce the value of Adient ordinary shares. For example, Adient could grant the holders of preferred shares the right to elect some number of Adient's directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences Adient could assign to holders of preferred shares could affect the residual value of the ordinary shares. See "Description of Adient's Share Capital."

Adient ordinary shares will have rights different from Johnson Controls shares.

        Upon completion of the distribution, the rights of Johnson Controls shareholders who become Adient shareholders will be governed by the articles of association of Adient and by Irish law. The rights associated with Johnson Controls shares are different from the rights associated with Adient ordinary shares. Material differences between the rights of shareholders of Johnson Controls and the rights of shareholders of Adient include differences with respect to, among other things, the election of directors, the removal of directors, the indemnification of directors and officers, limitations on director liability, the convening of annual meetings of shareholders and special shareholder meetings, notice provisions for meetings, the exercise of voting rights, shareholder action by written consent, shareholder approval of certain transactions, anti-takeover measures and provisions relating to the ability to amend the articles of association. See "Description of Adient's Share Capital."

Certain provisions in Adient's articles of association, among other things, could prevent or delay an acquisition of Adient, which could decrease the trading price of Adient ordinary shares.

        The Adient articles of association will include measures that may be found in the charters of U.S. companies and that could have the effect of deterring coercive takeover practices, inadequate takeover bids and unsolicited offers. These provisions include, among others: (i) the power for the board of directors to issue and allot preferred shares or implement a shareholder rights plan without shareholder approval in certain circumstances; (ii) a provision similar to Section 203 of the Delaware General Corporation Law, which provides that, subject to limited exceptions, persons that acquire, or are affiliated with a person that acquires, more than 15 percent of the outstanding ordinary shares of Adient shall not engage in any business combination with Adient, including by merger, consolidation or acquisitions of additional shares, for a three-year period following the date on which that person or its affiliates becomes the holder of more than 15 percent of Adient's outstanding ordinary shares; (iii) rules regarding how shareholders may present proposals or nominate directors for election at shareholder meetings; and (iv) the ability of the Adient board of directors to fill vacancies on the board of directors in certain circumstances.

        It could be more difficult for Adient to obtain shareholder approval for a merger or negotiated transaction after the distribution because the shareholder approval requirements for certain types of transactions differ, and in some cases are greater, under Irish law than under U.S. state law.

        In addition, several mandatory provisions of Irish law could prevent or delay an acquisition of Adient. For example, Adient will be subject to various provisions of Irish law relating to mandatory bids, voluntary bids, requirements to make a cash offer and minimum price requirements, as well as substantial acquisition rules and rules requiring the disclosure of interests in Adient ordinary shares in certain circumstances. Also, Irish companies, including Adient, may only alter their memorandum of association and articles of association with the approval of the holders of at least 75% of the company's shares present and voting in person or by proxy at a general meeting of the company.

        For additional information on these and other provisions of Adient's articles of association and Irish law that could be considered to have an anti-takeover effect, see "Description of Adient's Share Capital—Anti-Takeover Provisions."

As an Irish public limited company, certain capital structure decisions will require shareholder approval, which may limit Adient's flexibility to manage its capital structure.

        Irish law provides that a board of directors may allot shares (or rights to subscribe for or convertible into shares) only with the prior authorization of shareholders, such authorization for a maximum period of five years, each as specified in the articles of association or relevant shareholder resolution. This authorization would need to be renewed by Adient's shareholders upon its expiration (i.e., at least every five years). The Adient articles of association will authorize the allotment of shares for a period of five years from the date of adoption of the Adient articles of association, which authorization will need to be renewed by ordinary resolution, being a resolution passed by a simple majority of votes cast, upon expiration (i.e., at least every five years) but may be sought more frequently for additional five-year terms (or any shorter period).

        Irish law also generally provides shareholders with preemptive rights when new shares are issued for cash; however, it is possible for the Adient articles of association, or shareholders in general meeting, to exclude preemptive rights. Such an exclusion of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the exclusion is contained in the articles of association, or from the date of the shareholder resolution, if the exclusion is by shareholder resolution; in either case, this exclusion would need to be renewed by Adient's shareholders upon its expiration (i.e., at least every five years). The Adient articles of association will exclude preemptive rights for a period of five years from the date of adoption of the Adient articles of association, which exclusion will need to be renewed by special resolution, being a resolution passed by not less than 75% of votes cast, upon expiration (i.e., at least every five years) but may be sought more frequently for additional five-year terms (or any shorter period).

        Irish law also generally prohibits a public company from repurchasing its own shares without the prior approval of shareholders by ordinary resolution, being a resolution passed by a simple majority of votes cast, and other formalities. Such approval may be for a maximum period of up to five years. Adient anticipates that, prior to the distribution, an ordinary resolution will be adopted to permit purchases of Adient ordinary shares. This ordinary resolution will need to be renewed upon expiration (i.e., at least every five years) but may be sought more frequently for additional five-year terms (or any shorter period).

Irish law will require that Adient meet certain additional financial requirements before it declares dividends following the distribution.

        Under Irish law, Adient will be able to declare dividends and make distributions only out of "distributable reserves." Distributable reserves are the accumulated realized profits of Adient that have not previously been utilized in a distribution or capitalization less accumulated realized losses that have not previously been written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital, including the share premium account. In addition, no distribution or dividend may be paid or made by Adient unless the net assets of Adient are equal to, or exceed, the aggregate of Adient's called up share capital plus non-distributable reserves and the distribution does not reduce Adient's net assets below such aggregate. Non-distributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Adient's accumulated unrealized profits that have not previously utilized by any capitalization exceed Adient's accumulated unrealized losses that have not previously been written off in a reduction or reorganization of capital.

        Following the distribution, it is expected that Adient will capitalize the reserve created pursuant to the internal restructuring transactions related to the distribution and implement a parallel court-approved reduction of that capital in order to create a reserve of an equivalent amount of distributable reserves to support the payment of possible future dividends or future share repurchases. Neither the capitalization nor the reduction will impact shareholders' relative interests in the capital of Adient. The Adient articles of association will permit Adient by ordinary resolution of the shareholders to declare dividends, provided that the directors have made a recommendation as to its amount. The dividend may not exceed the amount recommended by the directors. The directors may also decide to pay interim dividends if it appears to them that the profits available for distribution justify the payment. When recommending or declaring the payment of a dividend, the directors will be required under Irish law to comply with their duties, including considering Adient's future financial requirements. See "Dividend Policy—Creation of Distributable Reserves."

The laws of Ireland differ from the laws in effect in the United States and may afford less protection to holders of Adient securities.

        It may not be possible to enforce court judgments obtained in the United States against Adient in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against Adient or its directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against Adient or those persons based on those laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters in Ireland. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

        A judgment obtained against Adient will be enforced by the courts of Ireland if the following general requirements are met: (a) U.S. courts must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule) and (b) the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that in the meantime the judgment may not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. However, Irish courts may refuse to enforce a judgment of the U.S. courts which meets the above requirements for one of the following reasons: (i) if the judgment is not for a definite sum of money; (ii) if the judgment was obtained by fraud; (iii) the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; (iv) the judgment is contrary to Irish public policy or involves certain U.S. laws which will not be enforced in Ireland; or (v) jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Ireland Superior Courts Rules.

        As an Irish company, Adient will be governed by the Irish Companies Act 2014, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of Adient's securities may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the United States.

        In addition, the Adient articles of association will provide that the Irish courts have exclusive jurisdiction to determine any and all derivative actions in which a holder of Adient ordinary shares asserts a claim in the name of Adient, actions asserting a claim of breach of a fiduciary duty of any of the directors of Adient and actions asserting a claim arising pursuant to any provision of Irish law or Adient's articles of association. Under Irish law, the proper claimant for wrongs committed against Adient, including by the Adient directors, is considered to be Adient itself. Irish law permits a shareholder to initiate a lawsuit on behalf of a company such as Adient only in limited circumstances, and requires court permission to do so.

The IRS may not agree that Adient is a foreign corporation for U.S. federal tax purposes.

        For U.S. federal tax purposes, a corporation is generally considered to be a tax resident of the jurisdiction of its organization or incorporation. Because Adient is a company incorporated under the laws of Ireland, it would be classified as a foreign corporation under these rules. Section 7874 of the Code, or Section 7874, provides an exception to this general rule under which a foreign incorporated entity may, in certain circumstances, be classified as a U.S. corporation for U.S. federal tax purposes. The rules under Section 7874 are relatively new and complex and there is limited guidance regarding their application.

        Under Section 7874, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal tax purposes if (i) the foreign corporation directly or indirectly acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through an acquisition of the outstanding shares of the U.S. corporation), (ii) the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the acquired U.S. corporation (including the receipt of the foreign corporation's shares in exchange for the U.S. corporation's shares), or the 80% Ownership Test, and (iii) the foreign corporation's "expanded affiliated group" does not have substantial business activities in the foreign corporation's country of organization or incorporation relative to such expanded affiliated group's worldwide activities. For purposes of Section 7874, acquisitions of multiple U.S. corporations (and/or substantially all of the assets of multiple U.S. corporations) by a foreign corporation, if treated as part of a plan or series of related transactions, may be treated as a single acquisition, in which case all shares of the foreign acquiring corporation received by the shareholders of the U.S. corporations would be aggregated for purposes of the 80% Ownership Test. Where, pursuant to the same transaction, stock of the foreign acquiring corporation is received in exchange for stock of a U.S. corporation as well as other property, the portion of the stock of the foreign acquiring corporation received in exchange for the stock of the U.S. corporation is determined based on the relative value of the stock of the U.S. corporation compared with the aggregate value of such stock and such other property.

        As part of the separation, Adient will indirectly acquire assets, including stock of U.S. subsidiaries, from Johnson Controls, Inc., which is a U.S. corporation. It is currently not expected that Section 7874 will cause Adient or any of its affiliates to be treated as a U.S. corporation for U.S. tax purposes as a result of such acquisitions because, among other things, based on the rules for determining ownership under Section 7874 and the Treasury Regulations promulgated thereunder and certain factual assumptions, (i) the assets acquired from Johnson Controls, Inc. are not expected to constitute

"substantially all" of the properties held directly or indirectly by Johnson Controls, Inc. and (ii) the shares received by reason of holding stock in the U.S. subsidiaries of Johnson Controls, Inc. transferred in the separation are not expected to represent at least 80% (by either vote or value) of the relevant shares. However, whether or not certain of the tests under Section 7874 are satisfied must be finally determined at the completion of the separation, by which time there could be adverse changes in relevant facts and circumstances. Moreover, the law and Treasury Regulations promulgated under Section 7874 are relatively new, complex and somewhat unclear, and there is limited guidance regarding the application of Section 7874 in circumstances similar to the separation. For example, there is currently no guidance that expressly defines what constitutes "substantially all" of the properties of a U.S. corporation for purposes of Section 7874 and it is possible that the IRS may assert that "substantially all" of the properties of Johnson Controls, Inc. (or of a U.S. subsidiary of Johnson Controls, Inc.) were acquired in the separation. In addition, there is limited guidance on the application of the 80% Ownership Test in circumstances similar to the separation and the IRS may not agree that the shares held by reason of holding shares in U.S. subsidiaries that (or substantially all of the assets of which) were transferred in the separation represent less than 80% (by either vote or value) of the relevant shares for purposes of Section 7874. Moreover, the percentage represented by such shares will depend on the relative valuation of the various assets (including stock of subsidiaries) that are transferred in connection with the separation. Valuation matters can be subjective, and the IRS may also seek to challenge the valuation of such assets.

        In addition, on April 4, 2016, the U.S. Department of Treasury (the "U.S. Treasury") and the IRS issued temporary Treasury Regulations under Section 7874 (the "Temporary 7874 Regulations"), which generally increase the likelihood that the relevant ownership percentages under Section 7874 will be exceeded. Although it is presently not expected that the Temporary 7874 Regulations will adversely affect the U.S. federal tax status of Adient or any of its foreign affiliates as a foreign corporation (and although it is possible that the Temporary 7874 Regulations could cause certain exceptions to the application of Section 7874 to apply to the separation), the Temporary 7874 Regulations are new and complex, and there is limited guidance regarding their application.

        Accordingly, there can be no assurance that the IRS will not challenge the status of Adient or any of its foreign affiliates as a foreign corporation under Section 7874 or that such challenge would not be sustained by a court. If the IRS were to successfully challenge such status under Section 7874, Adient and its affiliates could be subject to substantial additional U.S. tax liability. Adient estimates that if it were treated as a U.S. corporation for U.S. federal tax purposes, its effective tax rate could be approximately 5-7% higher than the effective tax rate if it were treated as a foreign corporation for U.S. federal tax purposes. However, this estimate is based on multiple assumptions, including assumptions as to Adient's structure and capitalization and the expected treatment of Adient's global income under U.S and non-U.S. tax laws. The difference between Adient's actual effective tax rate if it were treated as a U.S. corporation compared to its effective tax rate if it were treated as a foreign corporation could be higher or lower than this estimate, and there can be no guarantee that Adient's effective tax rate following the distribution will be consistent with Adient's current estimates. In addition, Adient and certain of its foreign affiliates are expected, regardless of any application of Section 7874, to be treated as tax residents of countries other than the United States. Consequently, if Adient or any such affiliate is treated as a U.S. corporation for U.S. federal tax purposes under Section 7874, Adient or such affiliate could be liable for both U.S. and non-U.S. taxes, which could have a material adverse effect on its financial condition and results of operations.

        Please see "Material U.S. Federal Income Tax Consequences—U.S. Federal Income Tax Consequences of the Separation to Adient—Tax Residence of Adient for U.S. Federal Income Tax Purposes" for a more detailed discussion of the application of Section 7874 to the separation.

Section 7874 may limit the ability of Adient's U.S. affiliates to use certain tax attributes following the separation or otherwise increase such U.S. affiliates' U.S. taxable income.

        Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. Specifically, Section 7874 can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation (including through an acquisition of the outstanding shares of the U.S. corporation), (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation (including the receipt of the foreign corporation's shares in exchange for the U.S. corporation's shares), or the 60% Ownership Test, and (iii) the foreign corporation's "expanded affiliated group" does not have substantial business activities in the foreign corporation's country of organization or incorporation relative to such expanded affiliated group's worldwide activities. For purposes of Section 7874, acquisitions of multiple U.S. corporations (and/or substantially all of the assets of multiple U.S. corporations) by a foreign corporation, if treated as part of a plan or series of related transactions, may be treated as a single acquisition, in which case all shares of the foreign acquiring corporation received by the shareholders of the U.S. corporations would be aggregated for purposes of the 60% Ownership Test. Where, pursuant to the same transaction, stock of the foreign acquiring corporation is received in exchange for stock of a U.S. corporation as well as other property, the stock of the foreign acquiring corporation that was received in exchange for the stock of the U.S. corporation is determined based on the relative value of the stock of the U.S. corporation compared with the aggregate value of such stock and such other property.

        As part of the separation, Adient will indirectly acquire assets, including stock of U.S. subsidiaries, from Johnson Controls, Inc., which is a U.S. corporation, in exchange for Adient ordinary shares. It is currently not expected that Section 7874 will limit the ability of Adient's U.S. affiliates to use certain tax attributes because, among other things, based on the rules for determining ownership under Section 7874 and the Treasury Regulations promulgated thereunder and certain factual assumptions, (i) the assets acquired from Johnson Controls, Inc. are not expected to constitute "substantially all" of the properties held directly or indirectly by Johnson Controls and (ii) the shares received by reason of holding stock in the U.S. subsidiaries transferred in the separation are not expected to represent at least 60% (by either vote or value) of the relevant shares. However, whether or not certain of the tests under Section 7874 are satisfied must be finally determined at the completion of the separation, by which time there could be adverse changes in relevant facts and circumstances. In addition, as discussed above, the Treasury Regulations promulgated under Section 7874 are relatively new, complex and somewhat unclear and there is limited guidance regarding the application of Section 7874 in circumstances similar to the separation. Moreover, the percentage of shares held by reason of holding stock of relevant U.S. subsidiaries of Johnson Controls, Inc. will depend on the relative valuation of the assets transferred in connection with the separation and valuation matters can be subjective.

        In addition, the Temporary 7874 Regulations generally increase the likelihood that the relevant ownership percentages under Section 7874 will be exceeded and limit or eliminate certain tax benefits to so-called inverted corporations and groups, including with respect to access to certain foreign earnings, post-inversion restructuring transactions and the ability to use certain attributes and deductions. Although it is presently not expected that the Temporary 7874 Regulations will materially adversely affect the benefits of the separation or the ability of Adient's U.S. affiliates to use certain U.S. tax attributes or deductions (and although it is possible that the Temporary 7874 Regulations could cause certain exceptions to the application of Section 7874 to apply to the separation), the Temporary 7874 Regulations are new and complex, and there is limited guidance regarding their application.

        Accordingly, there can be no assurance that the IRS would not assert that Section 7874 applies to limit the ability of the U.S. subsidiaries and affiliates of Adient to use certain U.S. tax attributes or that such challenge would not be sustained by a court. If the relevant tests under Section 7874 are satisfied for any reason, or if changes in applicable law adversely affect the application of the above rules to Adient, Adient's U.S. affiliates could be limited in their ability to use their U.S. tax attributes, if any, to offset taxable income resulting from certain transactions, or could otherwise have their U.S. taxable income increased.

        Please see "Material U.S. Federal Income Tax Consequences—U.S. Federal Income Tax Consequences of the Separation to Adient—Tax Residence of Adient for U.S. Federal Tax Purposes" for a more detailed discussion of the application of Section 7874 to the separation.

Adient's status as a foreign corporation for U.S. federal tax purposes and the U.S. tax liabilities of the Adient group could be affected by a change in law.

        Under current law, Adient is expected to be treated as a foreign corporation for U.S. federal tax purposes and Section 7874 is not otherwise expected to apply to Adient or its affiliates as a result of the separation. However, changes to the rules contained in Section 7874 and the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect Adient's and/or its affiliates' status as foreign corporations for U.S. federal tax purposes, the ability of Adient's U.S. affiliates to use certain attributes or deductions, the Adient group's effective tax rate and/or future tax planning for the Adient group, and any such changes could have prospective or retroactive application to Adient, its shareholders and affiliates, and/or the separation and distribution.

        Recent legislative and other proposals have aimed to expand the scope of U.S. corporate tax residence, including in such a way as could cause Adient and/or its affiliates to be treated as U.S. corporations if the management and control of Adient or such affiliates were determined to be located primarily in the United States. In addition, recent legislative and other proposals have aimed to expand the scope of Section 7874, or otherwise address certain perceived issues arising in connection with so-called inversion transactions. For example, a provision in the Obama Administration's 2017 budget proposals, which if enacted in its present form, would be effective for transactions completed after December 31, 2016, as well as proposals that have been introduced by members of Congress which, if enacted in their present form, would be effective retroactively to any transactions completed after May 8, 2014, would, among other things, treat a foreign acquiring corporation as a U.S. corporation for U.S. federal tax purposes under Section 7874 if the former shareholders of the acquired U.S. corporation own more than 50% of the shares of the foreign acquiring corporation after the transaction by reason of holding shares in the U.S. acquired corporation (including the receipt of the foreign corporation's shares in exchange for the U.S. corporation's shares). Such or similar proposals, if made retroactively effective to transactions completed during the period in which the separation occurs, could cause Adient and/or its affiliates to be treated as U.S. corporations for U.S. federal tax purposes. In such case, the Adient group would be subject to substantially greater U.S. tax liability than currently contemplated. Other recent legislative and regulatory proposals (including, most recently, proposed legislation introduced by Democratic members of the House of Representatives on February 23, 2016, which, if enacted in its present form, would be effective with respect to any transactions completed on or after May 8, 2014; proposed legislation introduced by Democratic members of the Senate on March 10, 2016, which, if enacted in its present form, would be effective with respect to taxable years ending after March 9, 2016; proposed legislation introduced by Democratic members of the Senate on March 10, 2016, which, if enacted in its present form, would be effective with respect to taxable years beginning after the date of enactment; and proposed Treasury Regulations under Section 385 of the Code issued by the U.S. Treasury and the IRS on April 4, 2016), if enacted or finalized, could cause Adient's U.S. affiliates to be subject to certain intercompany financing limitations, including with respect to their ability to deduct certain interest expense, and could cause Adient and its affiliates to recognize additional taxable income. It is presently uncertain whether any such legislative proposals or any other legislation relating to Section 7874 or so-called inversion transactions will be enacted into law or whether such proposed Treasury Regulations will be issued in final form and, if so, what impact such legislation or final Treasury Regulations would have on Adient and its affiliates.

        Any change of law or regulatory action relating to Section 7874 or so-called inversion transactions or inverted groups could adversely impact Adient's and/or its affiliates' U.S. tax status as foreign corporations as well as their financial position, flexibility and results in a material manner.

The IRS may assert that Section 7874 applies to the separation as a result of the merger.

        For purposes of Section 7874, if two or more foreign corporations directly or indirectly acquire, in the aggregate, substantially all of the properties of a U.S. corporation, and such acquisitions are treated as part of a plan or a series of related transactions, then each such foreign corporation may be treated as acquiring substantially all of the properties of such U.S. corporation. However, there is no specific guidance regarding how the percentage ownership of the former shareholders of such U.S. corporation in each such foreign corporation is determined for purposes of Section 7874 in such circumstances. The IRS may assert that, even though the Tyco merger is a separate transaction from the separation, the merger should be integrated with the separation and that Adient and/or its affiliates should therefore be treated as having acquired substantially all of the properties of Johnson Controls, Inc. in the separation. In the event the IRS were to prevail with such assertion, the application of Section 7874 to the separation is not entirely clear. It is possible that the determination of whether the 60% Ownership Test or the 80% Ownership Test is met with respect to the separation would be made by reference to the percentage of shares of Johnson Controls held by the former shareholders of Johnson Controls, Inc. after the Tyco merger by reason of holding shares in Johnson Controls, Inc. Under this approach, based on certain factual assumptions and current provisions of U.S. federal income tax law, it is expected that Adient would be respected as a foreign corporation for U.S. federal tax purposes. However, there can be no assurance that the IRS would not assert a different methodology and conclude that either the 60% Ownership Test or the 80% Ownership Test is satisfied. If the IRS were to prevail with such assertion, the ability of Adient's U.S. affiliates to use certain U.S. tax attributes could be limited and/or Adient or its foreign affiliates could be treated as a U.S. corporation for U.S. federal tax purposes. If Adient or its affiliates were to be subject to such limitations or to be so treated, significant adverse tax consequences would result.

Future changes to U.S. and non-U.S. tax laws could adversely affect Adient.

        The U.S. Congress, the Organization for Economic Co-operation and Development and other government agencies in jurisdictions where Adient and its affiliates do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of "base erosion and profit shifting," including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the United States and other countries in which Adient and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect Adient and its affiliates.

Legislative action in the United States could materially adversely affect Adient.

        Legislative action may be taken by the U.S. Congress which, if ultimately enacted, could limit the availability of tax benefits or deductions that Adient and its affiliates currently claim, override tax treaties upon which Adient and its affiliates rely, or otherwise affect the taxes that the United States imposes on Adient's and its affiliates' worldwide operations. Such changes could materially adversely affect Adient's effective tax rate and/or require Adient to take further action, at potentially significant expense, to seek to preserve Adient's effective tax rate. In addition, if proposals were enacted that had the effect of limiting Adient's or its affiliates' ability to take advantage of tax treaties with the United

States, Adient and/or its affiliates could incur additional tax expense and/or otherwise incur business detriment.

Changes to the U.S. Model Income Tax Treaty could adversely affect Adient.

        On February 17, 2016, the U.S. Treasury released a newly revised U.S. model income tax convention (the "model"), which is the baseline text used by the U.S. Treasury to negotiate tax treaties. The new model treaty provisions were preceded by draft versions released by the U.S. Treasury on May 20, 2015 (the "May 2015 draft") for public comment. The revisions made to the model address certain aspects of the model by modifying existing provisions and introducing entirely new provisions. Specifically, the new provisions target (i) permanent establishments subject to little or no foreign tax, (ii) special tax regimes, (iii) "expatriated entities" subject to Section 7874, (iv) the anti-treaty shopping measures of the limitation on benefits article and (v) subsequent changes in treaty partners' tax laws.

        With respect to the new model provisions pertaining to expatriated entities, because it is expected that the separation will not result in the creation of an "expatriated entity" as defined in Section 7874, payments of interest, dividends, royalties and certain other items of income by or to Adient's U.S. affiliates to or from non-U.S. persons would not be expected to become subject to full U.S. withholding tax, even if applicable treaties were subsequently amended to adopt the new model provisions. In response to comments that the U.S. Treasury received regarding the May 2015 draft, the new model treaty provisions pertaining to expatriated entities fix the definition of "expatriated entity" to the meaning ascribed to such term under Section 7874(a)(2)(A) as of the date the relevant bilateral treaty is signed. As discussed above, the rules under Section 7874 are relatively new, complex and are the subject of current and future legislative and regulatory changes. Accordingly, there can be no assurance that the IRS will agree with the position that the separation does not result in the creation of an "expatriated entity" (within the meaning of Section 7874) under current law or law as in effect at the time the applicable treaty were amended or that any such challenge by the IRS would not be sustained by a court, or that such position would not be affected by future or regulatory action which may apply retroactively to the separation.

Legislative and other proposals that would deny governmental contracts to U.S. companies that move their corporate location abroad may affect Adient if adopted.

        Various U.S. federal and state legislative and other proposals that would deny governmental contracts to U.S. companies (and subsidiaries of U.S. companies) that move (or have moved) their corporate location abroad may affect Adient and/or its affiliates if adopted. It is difficult to predict the likelihood that any such proposals might be adopted, the nature of the regulations that might be promulgated, or the effect such adoptions and increased regulatory scrutiny might have on Adient's business.

Ordinary shares of Adient received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.

        Irish capital acquisitions tax, or CAT (currently levied at a rate of 33% above certain tax free thresholds), could apply to a gift or inheritance of Adient ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Adient ordinary shares are regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT. See "Material Irish Income Tax Consequences—Capital Acquisitions Tax."

Transfers of Adient ordinary shares, other than by means of the transfer of book-entry interests in the Depository Trust Company, may be subject to Irish stamp duty.

        It is expected that, for the majority of transfers of Adient ordinary shares, there will not be any Irish stamp duty. Transfers of Adient ordinary shares effected by means of the transfer of book-entry interests in the Depository Trust Company, which we refer to as DTC, are not subject to Irish stamp duty. But if you hold your Adient ordinary shares directly rather than beneficially through DTC, any transfer of your Adient ordinary shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired). A shareholder who directly holds Adient ordinary shares may transfer those shares into his or her own broker account to be held through DTC (or vice versa) without giving rise to Irish stamp duty provided that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer is not in contemplation of a sale of the shares by a beneficial owner to a third party.

        Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your Adient ordinary shares. See "Material Irish Income Tax Consequences—Stamp Duty."

In certain limited circumstances, dividends paid by Adient may be subject to Irish dividend withholding tax.

        In certain limited circumstances, Irish dividend withholding tax ("DWT") (currently at a rate of 20%) may arise in respect of dividends paid on Adient ordinary shares. A number of exemptions from DWT exist pursuant to which shareholders resident in the United States and shareholders resident in the countries listed in Annex A attached to this information statement (the "Relevant Territories") may be entitled to exemptions from DWT.

        See "Material Irish Income Tax Consequences—Withholding Tax on Dividends" and, in particular, please note the requirement to complete certain relevant Irish Revenue Commissioners DWT forms ("DWT Forms") in order to qualify for many of the exemptions.

        Dividends paid in respect of Adient ordinary shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such shares in the records of the broker holding such shares is recorded as being in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Adient). Similarly, dividends paid in respect of Adient ordinary shares that are held outside of DTC and are owned by a a resident of the United States will not be subject to DWT if such shareholder satisfies the conditions of one of the exemptions including the requirement to furnish a completed IRS Form 6166 or a valid DWT Form to Adient's transfer agent to confirm U.S. residence and claim an exemption. Adient shareholders resident in other Relevant Territories may also be eligible for exemption from DWT on dividends paid in respect of their Adient ordinary shares provided they satisfy the conditions of one of the exemptions including the requirement to furnish valid DWT Forms to their brokers (in respect of such shares held through DTC) (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Adient) or to Adient's transfer agent (in respect of such shares held outside of DTC). Other Adient shareholders may be subject to DWT, which could adversely affect the price of your Adient ordinary shares. For more information on DWT, see "Material Irish Income Tax Consequences—Withholding Tax on Dividends."

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This information statement and other materials Johnson Controls and Adient have filed or will file with the SEC contain, or will contain, certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. In particular, information included under "Risk Factors," "The Separation and Distribution," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contain forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Adient management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Except as may be required by law, Adient undertakes no obligation to modify or revise any forward-looking statements to reflect events or circumstances occurring after the date of this information statement. Factors that could cause actual results or events to differ materially from those anticipated include the matters described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

 THE SEPARATION AND DISTRIBUTION

Background and Overview

        On July 24, 2015, Johnson Controls announced its intent to separate its automotive seating and interiors businesses into an independent, publicly traded company—Adient. To implement the separation, Johnson Controls will transfer its automotive seating and interiors businesses to Adient, and in return, Adient will issue its ordinary shares to Johnson Controls shareholders, pro rata to their respective holdings.

        On January 24, 2016, Johnson Controls, Inc. entered into an Agreement and Plan of Merger with Tyco International plc and certain other parties named therein. Pursuant to the merger agreement, on September 2, 2016, an indirect wholly owned subsidiary of Tyco merged with and into Johnson Controls, Inc., with Johnson Controls, Inc. surviving as an indirect wholly owned subsidiary of Tyco. The combined company is now named "Johnson Controls International plc" and trades under the ticker "JCI." As a result, former shareholders of both Johnson Controls, Inc. and Tyco who hold shares of the combined company as of the October 19, 2016 record date will receive Adient ordinary shares in the distribution. References to "Johnson Controls" in this information statement therefore refer to Johnson Controls, Inc. prior to the merger and refer to Johnson Controls International plc after the merger.

        On September 8, 2016, the Johnson Controls board of directors approved the transfer of Johnson Controls' automotive seating and interiors businesses to Adient in return for Adient issuing ordinary shares to Johnson Controls shareholders on the basis of one Adient ordinary share for every ten Johnson Controls shares held as of the close of business on October 19, 2016, the record date for the distribution.

        On October 31, 2016, the distribution date, each Johnson Controls shareholder will receive one Adient ordinary share for every ten shares of Johnson Controls held at the close of business on the record date for the distribution, as described below. Johnson Controls shareholders will receive cash in lieu of any fractional Adient ordinary shares that they would have received after application of this ratio. You will not be required to make any payment, surrender or exchange your Johnson Controls shares or take any other action to receive your ordinary shares of Adient in the distribution. The distribution of Adient ordinary shares as described in this information statement is subject to the satisfaction or waiver of certain conditions. For a more detailed description of these conditions, see "—Conditions to the Distribution."

Reasons for the Separation

        The Johnson Controls board of directors determined that the creation of two independent public companies, with Adient operating Johnson Controls' automotive seating and interiors businesses, and the new Johnson Controls operating the building efficiency and power solutions businesses is in the best interests of Johnson Controls and its shareholders and approved the plan of separation. A wide variety of factors were considered by the Johnson Controls board of directors in evaluating the creation of independent public companies. Among other things, the Johnson Controls board of directors considered the following potential benefits:

  •
  Strategic Focus.  Enhance the ability of management of each company to focus on their respective businesses and unique opportunities for long-term growth and profitability and to allocate capital and corporate resources in a manner that focuses on achieving each company's own strategic priorities.

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  Strategic Flexibility.  Provide each company with increased flexibility to pursue acquisitions and other strategic alternatives without having to consider the potential impact on the businesses of the other company.

  •
  Access to Capital.  Create two independent capital structures that will afford each company direct access to the debt and equity capital markets to fund their respective growth strategies and to establish an appropriate capital structure for their business needs. In addition, Adient and its affiliates will transfer to Johnson Controls approximately $3.0 billion in cash immediately prior to the distribution to fund inorganic and organic growth as needed;

  •
  Management and Employee Incentives.  Enhance each company's flexibility to establish appropriate compensation policies, including non-cash equity-based compensation policies that are reflective of the performance of its operations and are designed to attract and retain skilled employees.

  •
  Investor Perspectives.  Allow investors to evaluate the separate investment identities of each company, including the distinct merits, performance and future prospects of their respective businesses, and providing investors with a more targeted investment opportunity.

        Neither Adient nor Johnson Controls can assure you that, following the separation, any of the benefits described above or otherwise will be realized to the extent anticipated or at all.

        The Johnson Controls board of directors also considered a number of potentially negative factors in evaluating the separation, including the potential loss of operational synergies from operating as a consolidated entity; the potential loss of joint purchasing power; the potential exposure to operating in fewer industries reducing the ability to mitigate downturns in one business against the others; potential disruptions to the company's businesses as a result of the spin-off, such as information technology disruptions; the risk that Johnson Controls would not achieve the expected benefits of the separation; execution risks; and one-time costs. However, the board of directors concluded that the potential benefits of the separation outweighed these factors.

Formation of Adient

        Adient was incorporated on June 24, 2016 as a private limited company and was re-registered as a public limited company on October 3, 2016. Adient was formed for the purpose of holding Johnson Controls' automotive seating and interiors businesses. Adient's one issued share is currently held beneficially by an Irish corporate services provider (which is not a subsidiary of Johnson Controls). Prior to the transfer by Johnson Controls to Adient of its automotive seating and interiors businesses, Adient will have no operations other than those incidental to its formation and in preparation for the separation. Johnson Controls will transfer its automotive seating and interiors businesses to Adient, and in return, Adient will issue shares to Johnson Controls shareholders, pro rata to their respective holdings.

When and How to Receive the Distribution

        With the assistance of Wells Fargo Bank, N.A., or Wells Fargo, Adient expects to issue its ordinary shares on October 31, 2016, the distribution date, to all holders of outstanding Johnson Controls shares as of the close of business on October 19, 2016, the record date for the distribution. Wells Fargo will serve as the settlement and distribution agent in connection with the distribution and the transfer agent and registrar for Adient ordinary shares.

        If you own Johnson Controls shares as of the close of business on the record date for the distribution, Adient ordinary shares that you are entitled to receive in the distribution will be issued electronically, as of the distribution date, to you in direct registration form or to your bank or brokerage firm on your behalf. If you are a registered holder, Wells Fargo will then mail you a direct registration account statement that reflects your Adient ordinary shares. If you hold your shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the shares. If you own Johnson Controls shares through the Johnson Controls dividend reinvestment plan, the

Adient ordinary shares you receive will be distributed electronically to you or to your brokerage firm on your behalf in book-entry form. Direct registration form refers to a method of recording share ownership when no physical share certificates are issued to shareholders, as is the case in this distribution. If you sell Johnson Controls shares in the "regular-way" market up to and including the distribution date, you will be selling your right to receive Adient ordinary shares in the distribution.

        Commencing on or shortly after the distribution date, if you hold physical share certificates that represent your Johnson Controls shares and you are the registered holder of the shares represented by those certificates, the distribution agent will mail to you an account statement that indicates the number of Adient ordinary shares that have been registered in book-entry form in your name.

        Most Johnson Controls shareholders hold their shares through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the shares in "street name" and ownership would be recorded on the bank or brokerage firm's books. If you hold your Johnson Controls shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the Adient ordinary shares that you are entitled to receive in the distribution. If you have any questions concerning the mechanics of having shares held in "street name," please contact your bank or brokerage firm.

Transferability of Shares You Receive

        Adient ordinary shares distributed to holders in connection with the distribution will be transferable without registration under the Securities Act, except for shares received by persons who may be deemed to be Adient affiliates. Persons who may be deemed to be Adient affiliates after the distribution generally include individuals or entities that control, are controlled by or are under common control with Adient, which may include certain Adient executive officers, directors or principal shareholders. Securities held by Adient affiliates will be subject to resale restrictions under the Securities Act. Adient affiliates will be permitted to sell Adient ordinary shares only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 under the Securities Act.

Number of Adient Ordinary Shares You Will Receive

        For every ten shares of Johnson Controls that you own at the close of business on October 19, 2016, the record date for the distribution, you will receive one Adient ordinary share on the distribution date. Adient will not issue any fractional Adient ordinary shares to Johnson Controls shareholders. Instead, if you are a registered holder, Wells Fargo (which is sometimes referred to herein as the distribution agent) will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate cash proceeds (net of discounts and commissions) of the sales pro rata (based on the fractional share such holder would otherwise be entitled to receive) to each holder who otherwise would have been entitled to receive a fractional share in the distribution. The distribution agent, in its sole discretion, without any influence by Johnson Controls or Adient, will determine when, how, and through which broker-dealer and at what price to sell the whole shares. Any broker-dealer used by the distribution agent will not be an affiliate of either Johnson Controls or Adient. Wells Fargo is not an affiliate of either Johnson Controls or Adient. Neither Adient nor Johnson Controls will be able to guarantee any minimum sale price in connection with the sale of these shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the amounts of payment made in lieu of fractional shares.

        The aggregate net cash proceeds of these sales of fractional shares will be taxable for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Consequences" for an explanation of the material U.S. federal income tax consequences of the distribution. If you hold physical certificates for shares of Johnson Controls and are the registered holder, you will receive a check from the distribution agent in an amount equal to your pro rata share of the aggregate net cash proceeds of the sales.

Adient estimates that it will take approximately two weeks from the distribution date for the distribution agent to complete the distributions of the aggregate net cash proceeds. If you hold your shares of Johnson Controls through a bank or brokerage firm, your bank or brokerage firm will receive, on your behalf, your pro rata share of the aggregate net cash proceeds of the sales and will electronically credit your account for your share of such proceeds.

Treatment of Equity Based Compensation

        The employee matters agreement generally provides for the conversion of the outstanding awards granted under the Johnson Controls equity compensation programs into adjusted awards relating to shares of Johnson Controls, or both shares of Johnson Controls and Adient ordinary shares. The adjusted awards generally will be subject to the same or equivalent vesting conditions and other terms that applied to the applicable original Johnson Controls award immediately before the separation.

        Each Johnson Controls stock option and each Johnson Controls stock appreciation right that is held by an employee who continues service with Johnson Controls following the distribution date (whom we collectively refer to as "Johnson Controls allocated employees") or a former employee will be converted into an adjusted Johnson Controls stock option or stock appreciation right, as applicable, with the exercise price and the number of shares subject to the stock option or stock appreciation right adjusted to preserve the aggregate intrinsic value of the original Johnson Controls stock option or stock appreciation right as measured immediately before and immediately after the separation, subject to rounding. Each Johnson Controls stock option and each Johnson Controls stock appreciation right that is held by an employee who will be an Adient employee following the separation (whom we collectively refer to as "Adient allocated employees") will be converted into an adjusted Johnson Controls stock option or stock appreciation right, as applicable, and an Adient stock option or stock appreciation right, as applicable. The exercise price and number of shares subject to each such stock option and stock appreciation right will be adjusted in order to preserve the aggregate intrinsic value of the original Johnson Controls stock option or stock appreciation right, as measured immediately before and immediately after the separation, subject to rounding.

        Holders of outstanding Johnson Controls restricted stock unit awards who are Johnson Controls allocated employees or former employees will receive corresponding adjusted Johnson Controls restricted stock unit awards, with the number of shares adjusted in each case to preserve the aggregate value of the original Johnson Controls award as measured immediately before and immediately after the separation, subject to rounding. Holders of outstanding Johnson Controls restricted stock unit awards who are Adient allocated employees will retain those awards and also receive a corresponding Adient restricted stock unit award covering a number of Adient ordinary shares that reflects the distribution to Johnson Controls shareholders, determined by applying the distribution ratio to the shares underlying the applicable Johnson Controls award as though they were actual shares of Johnson Controls, subject to rounding.

        For purposes of vesting for all awards, continued employment with or service to Johnson Controls or Adient, as applicable, will be treated as continued employment with or service to either Johnson Controls or both Johnson Controls and Adient, as applicable.

Results of the Distribution

        After the distribution, Adient will be an independent, publicly traded company. The actual number of shares to be distributed will be determined at the close of business on October 19, 2016, the record date for the distribution, and will reflect any exercise of Johnson Controls options between the date the Johnson Controls board of directors declares the distribution and the record date for the distribution. The distribution will not affect the number of outstanding shares of Johnson Controls or any rights of

Johnson Controls shareholders. Johnson Controls will not distribute any fractional Adient ordinary shares.

        Adient has entered into a separation agreement and other related agreements with Johnson Controls before the distribution to effect the separation and provide a framework for Adient's relationship with Johnson Controls after the separation. These agreements provide for the allocation between Johnson Controls and Adient of Johnson Controls' assets, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to Adient's separation from Johnson Controls and will govern the relationship between Johnson Controls and Adient after the separation. For a more detailed description of these agreements, see "Certain Relationships and Related Person Transactions."

Market for Adient Ordinary Shares

        There is currently no public trading market for Adient ordinary shares. Adient has applied to have its ordinary shares authorized for listing on the New York Stock Exchange under the symbol "ADNT." Adient has not and will not set the initial price of its ordinary shares. The initial price will be established by the public markets.

        Adient cannot predict the price at which its ordinary shares will trade after the distribution. In fact, the combined trading prices, after the separation, of the Adient ordinary shares that each Johnson Controls shareholder will receive in the distribution and the shares of Johnson Controls held at the record date for the distribution may not equal the "regular-way" trading price of a Johnson Controls share immediately prior to the separation. The price at which Adient ordinary shares trade may fluctuate significantly, particularly until an orderly public market develops. Trading prices for Adient ordinary shares will be determined in the public markets and may be influenced by many factors. See "Risk Factors—Risks Related to Adient Ordinary Shares."

Trading Before Distribution Date

        Beginning on October 17, 2016 and continuing up to and including through October 28, 2016, the last trading day before the distribution date, Johnson Controls expects that there will be two markets in Johnson Controls shares: a "regular-way" market and an "ex-distribution" market. Shares of Johnson Controls that trade on the "regular-way" market will trade with an entitlement to Adient ordinary shares distributed pursuant to the separation. Shares of Johnson Controls that trade on the "ex-distribution" market will trade without an entitlement to Adient ordinary shares distributed pursuant to the distribution. Therefore, if you sell shares of Johnson Controls in the "regular-way" market up to and including through the distribution date, you will be selling your right to receive Adient ordinary shares in the distribution. If you own shares of Johnson Controls at the close of business on the record date and sell those shares on the "ex-distribution" market up to and including through the distribution date, you will receive the Adient ordinary shares that you are entitled to receive pursuant to your ownership as of the record date of the shares of Johnson Controls.

        Furthermore, beginning October 17, 2016 and continuing up to and including October 28, 2016, the last trading day before the distribution date, Adient expects that there will be a "when-issued" market in its ordinary shares. "When-issued" trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The "when-issued" trading market will be a market for Adient ordinary shares that will be distributed to holders of shares of Johnson Controls on the distribution date. If you owned shares of Johnson Controls at the close of business on the record date for the distribution, you would be entitled to Adient ordinary shares distributed pursuant to the distribution. You may trade this entitlement to Adient ordinary shares, without the shares of Johnson Controls you own, on the "when-issued" market. On October 31, 2016, the first trading day following the distribution date, "when-issued" trading with respect to Adient ordinary shares will end, and "regular-way" trading will begin.

Conditions to the Distribution

        Adient has announced that the distribution will be effective at 12:01 a.m., Eastern Time, on October 31, 2016, which is the distribution date, provided that the following conditions shall have been satisfied (or waived by Johnson Controls in its sole discretion):

  •
  the transfer of assets and liabilities from Johnson Controls to Adient shall have been completed in accordance with the separation agreement;

  •
  Adient and its affiliates shall have completed cash transfers to Johnson Controls totaling $3.0 billion, and Johnson Controls shall be satisfied that it has no liability under the financing transactions entered into by Adient in connection with the separation;

  •
  the SEC shall have declared effective the registration statement on Form 10 of which this information statement forms a part, and this information statement shall have been mailed to the Johnson Controls shareholders;

  •
  all actions or filings necessary or appropriate under applicable U.S. federal, U.S. state or other securities laws shall have been taken and, where applicable, have become effective or been accepted by the applicable governmental entity;

  •
  the transaction agreements relating to the separation shall have been duly executed and delivered by the parties;

  •
  no order, injunction, or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the separation, distribution or any of the related transactions shall be in effect;

  •
  the Adient ordinary shares to be distributed shall have been accepted for listing on the New York Stock Exchange, subject to official notice of distribution; and

  •
  no other event or development shall exist or have occurred that, in the judgment of the Johnson Controls board of directors, in its sole discretion, makes it inadvisable to effect the separation, distribution and other related transactions.

        Johnson Controls and Adient cannot assure you that any or all of these conditions will be met and may also waive any of the conditions to the distribution. In addition, Johnson Controls will have the sole and absolute discretion to determine (and change) the terms of, and whether to proceed with, the distribution and, to the extent it determines to so proceed, to determine the record date for the distribution and the distribution date and the distribution ratio. Johnson Controls will also have sole discretion to waive any of the conditions to the distribution. Johnson Controls does not intend to notify its shareholders of any modifications to the terms of the separation that, in the judgment of its board of directors, are not material. For example, the Johnson Controls board of directors might consider material such matters as significant changes to the distribution ratio, the assets to be transferred in the separation or the liabilities to be assumed in the separation. To the extent that the Johnson Controls board of directors determines that any modifications by Johnson Controls materially change the material terms of the distribution, Johnson Controls will notify Johnson Controls shareholders in a manner reasonably calculated to inform them about the modification as may be required by law, by, for example, publishing a press release, filing a current report on Form 8-K, or circulating a supplement to this information statement.

 DIVIDEND POLICY

Dividend Policy

        Following the distribution, Adient expects to pay a regular cash dividend. The timing, declaration, amount of and payment of any dividends following the separation by Adient are within the discretion of its board of directors and will depend upon many factors, including Adient's financial condition, earnings, sufficiency of distributable reserves, capital requirements of its operating subsidiaries, debt service obligations, covenants associated with certain of Adient's debt service obligations, legal requirements, regulatory constraints, ability to gain access to capital markets, and other factors deemed relevant by its board of directors. Moreover, if Adient determines to pay any dividend in the future, there can be no assurance that it will continue to pay such dividends or the amount of such dividends.

Creation of Distributable Reserves

        Under Irish law, dividends and distributions (including by way of the payment of cash dividends or share repurchases) may be made only from "distributable reserves" on Adient's unconsolidated balance sheet prepared in accordance with the Irish Companies Act 2014. In addition, no distribution or dividend may be paid or made by Adient unless the net assets of Adient are equal to, or exceed, the aggregate of Adient's share capital that has been paid up or that is payable in the future plus non-distributable reserves, and the distribution does not reduce Adient's net assets below such aggregate. For more information regarding distributable reserves, see "Description of Adient's Share Capital—Dividends" and "Description of Adient's Share Capital—Share Repurchases and Redemptions."

        Immediately following the separation and distribution, Adient's unconsolidated balance sheet will not contain any distributable reserves, and "shareholders' equity" on such balance sheet will be comprised entirely of "share capital" (equal to the aggregate par value of Adient's ordinary shares issued in the distribution) and "share premium" (resulting from the issuance of Adient's ordinary shares in the distribution and equal to (a) the aggregate value of Johnson Controls' automotive seating and interiors businesses at the time of its transfer to Adient less (b) the share capital). Adient therefore will not have the ability to pay dividends (or make other forms of distributions) immediately following the distribution until it obtains the court approval described below or creates distributable reserves as a result of the profitable operation of its business.

        Following the distribution, Adient expects to capitalize the reserve created pursuant to the internal restructuring transactions related to the distribution and implement a parallel court-approved reduction of that capital in order to create a reserve of an equivalent amount of distributable reserves to support the payment of possible future dividends or future share repurchases. The current nominee shareholder of Adient is expected to pass a resolution that would (subject to the approval of the High Court of Ireland) create distributable reserves following the distribution by converting to distributable reserves up to all of the share premium of Adient. To complete this process, Adient will seek the approval of the High Court of Ireland, which is required for the creation of distributable reserves to be effective, as soon as practicable following the distribution. The approval of the High Court of Ireland is expected to be obtained within approximately two months of the consummation of the distribution, but is dependent on a number of factors, such as the case load of the High Court of Ireland at the time of Adient's initial application, and court vacations.

        Until the High Court of Ireland approval is obtained or distributable reserves are created as a result of the profitable operation of Adient's business, Adient will not have sufficient distributable reserves to make distributions by way of dividends, share repurchases or otherwise. Although Adient is not aware of any reason why the High Court of Ireland would not approve the creation of distributable reserves, there is no guarantee that Adient will obtain such approval.

 CAPITALIZATION

        The following table sets forth Adient's capitalization as of June 30, 2016, on a historical basis and on a pro forma basis to give effect to the pro forma adjustments included in Adient's unaudited pro forma financial information. The information below is not necessarily indicative of what Adient's capitalization would have been had the separation, distribution and related financing transactions been completed as of June 30, 2016. In addition, it is not indicative of Adient's future capitalization. This table should be read in conjunction with "Selected Historical Combined Financial Data of Adient," "Unaudited Pro Forma Condensed Combined Financial Statements," "Selected Historical Combined Financial Data of Adient," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Adient's combined financial statements and notes included in the "Index to Financial Statements" section of this information statement.

	As of June 30, 2016
(in millions)	Historical	Pro Forma Adjustments	Pro Forma
	(unaudited)
Cash and cash equivalents	$120	$523	$643

Debt, including current and long-term:
Short-term debt	$22	$—	$22
Current portion of long-term debt	7	—	7
Long-term debt	29	3,534	3,563

Total debt	58	3,534	3,592

Redeemable noncontrolling interests	49	—	49
Stockholders' equity
Ordinary Shares	—	1	1
Additional Paid-in Capital	—	2,372	2,372
Parent's net investment	5,137	(5,137)	—
Accumulated other comprehensive loss	(289)	—	(289)

Invested equity attributable to Adient	4,848	(2,764)	2,084

Noncontrolling interests	131	—	131

Total invested equity	4,979	(2,764)	2,215

Total capitalization	$5,086	$770	$5,856

SELECTED HISTORICAL COMBINED FINANCIAL DATA OF ADIENT

        The following selected financial data reflect the combined operations of Adient. Adient derived the selected combined income statement data for the nine months ended June 30, 2016 and 2015 and selected combined balance sheet data as of June 30, 2016, as set forth below, from its unaudited combined financial statements, which are included in the "Index to Financial Statements" section of this information statement. Adient derived the selected combined income statement data for the fiscal years ended September 30, 2015, 2014 and 2013 and the selected combined balance sheet data as of September 30, 2015 and 2014, as set forth below, from its audited combined financial statements, which are included in the "Index to Financial Statements" section of this information statement. Adient derived the selected combined income statement data for the fiscal years ended September 30, 2012 and 2011 and selected combined balance sheet data as of June 30, 2015 and September 30, 2013, 2012 and 2011 from Adient's underlying financial records, which were derived from the financial records of Johnson Controls and are not included in this information statement. The historical results do not necessarily indicate the results expected for any future period. To ensure a full understanding, you should read the selected combined financial data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and accompanying notes included in the "Index to Financial Statements" section of this information statement.

	As of or for the Nine Months Ended June 30,		As of or for the Fiscal Year Ended September 30,
	2016	2015	2015	2014	2013	2012	2011
	(unaudited)	(unaudited)				(unaudited)	(unaudited)
Statement of Operations: (dollars in millions)
Net sales(1)	$12,893	$15,909	$20,071	$22,041	$20,470	$19,986	$18,776
Gross profit	1,244	1,470	1,852	1,953	1,575	1,501	1,496
Selling, general and administrative expenses	(820)	(906)	(1,131)	(1,308)	(1,203)	(1,079)	(1,065)
Gain (loss) on business divestitures—net	—	—	137	(86)	29	—	—
Restructuring and impairment costs	(244)	—	(182)	(158)	(280)	(143)	—
Net financing charges	(8)	(11)	(12)	(15)	(10)	(22)	(16)
Equity income	260	225	295	284	302	211	201
Income before income taxes	432	778	959	670	413	468	616
Income tax provision(2)	1,027	134	418	296	168	131	172
Net income (loss)	(595)	644	541	374	245	337	444
Income attributable to noncontrolling interests	61	53	66	67	58	70	76
Net income (loss) attributable to Adient(3)	$(656)	$591	$475	$307	$187	$267	$368
Balance Sheet Data: (dollars in millions)
Total assets	$10,232	$11,257	$10,437	$11,206	$11,387	$10,669	$10,427
Working capital(4)	(201)	103	(205)	(436)	(430)	(51)	(290)
Long-term debt	29	38	35	46	58	75	84
Total debt	58	98	59	156	138	128	179
Invested equity attributable to Adient	4,848	5,800	5,626	5,453	5,582	5,558	5,204
Total debt to capitalization(5)	1%	2%	1%	3%	2%	2%	3%
Other Data: (dollars in millions)
Capital expenditures	$312	$369	$478	$624	$659	$609	$566
Depreciation and amortization	253	266	347	437	450	416	366
Employees at period end	74,000	92,000	76,000	88,000	89,000	89,000	81,000

(1)
On July 2, 2015, Adient completed its global automotive interiors joint venture with Yangfeng Automotive Trim Systems and deconsolidated the contributed interiors business since that date resulting in lower consolidated net sales in subsequent periods. Refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information on the impact of this transaction on consolidated net sales.

(2)
In the nine months ended June 30, 2016, $85 million of tax expense relates to a non-recurring non-cash tax charge related to changes in entity tax status associated with the proposed separation and $778 million of tax expense relates to the one-time non-cash change in assertion over permanently reinvested earnings as a result of the separation. In the nine months ended June 30, 2015, $75 million of tax expense relates to a non-cash tax charge for Adient's change in assertion over permanently reinvested earnings associated with the Interiors joint venture transaction.

(3)
Net income attributable to Adient includes $6 million, $50 million, $13 million, $37 million and $1 million of net mark-to-market charges on pension and postretirement plans in fiscal year 2015, 2014, 2013, 2012 and 2011, respectively.

(4)
Working capital is defined as current assets less current liabilities.

(5)
Total debt to capitalization represents total debt divided by the sum of total debt and invested equity attributable to Adient.

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma financial statements illustrate the financial impacts of the separation and the related transactions described below. The unaudited pro forma combined balance sheet gives effect to the separation and related transactions described below as if they had occurred on June 30, 2016. The unaudited pro forma combined statements of income for the nine months ended June 30, 2016 and for the year ended September 30, 2015 give effect to the separation and related transactions described below as if they occurred as of October 1, 2014, the first day of the last fiscal year.

        The unaudited pro forma combined balance sheet and statements of income have been derived from the historical audited combined annual and unaudited combined interim financial statements of the automotive seating and interiors businesses of Johnson Controls included in the "Index to Financial Statements" section of this information statement. These adjustments give effect to events that are (i) directly attributable to the distribution and related transaction agreements, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on Adient, such as:

  •
  the transfer from Johnson Controls to Adient of the assets and liabilities that comprise Adient's business;

  •
  the expected transfer to Adient of various corporate and other assets and liabilities not included in Adient's historical combined balance sheet;

  •
  the incurrence of $3,534 million of debt, consisting of $1,134 million USD equivalent of eight year EUR bonds and $900 million of ten year USD bonds and a $1,500 million five-year term loan, at a weighted average interest rate of 3.4%, and cash transfers to Johnson Controls of $3,000 million;

  •
  the expected issuance of approximately 93.5 million Adient ordinary shares; and

  •
  the impact of the transition services agreement, the tax matters agreement, the employee matters agreement, the transitional trademark license agreement and certain other agreements to be entered into by Johnson Controls and Adient.

        The unaudited pro forma combined financial statements are for informational purposes only and do not purport to represent what Adient's financial position and results of operations actually would have been had the separation and related transactions occurred on the dates indicated, or to project Adient's financial performance for any future period. The unaudited pro forma combined financial statements are based on information and assumptions, which are described in the accompanying notes.

        The Adient historical financial information, which was the basis for the unaudited pro forma combined financial statements, was prepared on a carve-out basis, as Adient was not operated as a separate, independent company for the periods presented. Accordingly, such financial information reflects an allocation of certain corporate costs for corporate administrative services, including general corporate expenses related to tax, treasury, finance, audit, risk management, legal, information technology, human resources, shareholder relations, compliance, shared services, insurance, employee benefits, incentives and stock-based compensation. These historical allocations may not be indicative of Adient's future cost structure; however, the pro forma results have not been adjusted to reflect any potential changes associated with Adient being an independent public company as such amounts are estimates that are not factually supportable.

        Johnson Controls will pay certain non-recurring third-party costs and expenses related to the separation. Such non-recurring amounts will include fees for financial advisors, outside legal and accounting fees, costs to separate information technology systems and other similar costs. After the separation, each party will generally bear its own costs and expenses.

        The unaudited pro forma combined financial statements reported below should be read in conjunction with the section herein entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the historical audited combined annual financial statements and the unaudited combined interim financial statements and the corresponding notes included in the "Index to Financial Statements" section of this information statement.

ADIENT
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 2015

(in millions, except share and per share data)	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$20,071	$—		$20,071
Cost of sales	18,219	—		18,219

Gross profit	1,852	—		1,852
Selling, general and administrative expenses	(1,131)	(19)	(F)	(1,150)
Gain (loss) on business divestitures—net	137	—		137
Restructuring and impairment costs	(182)	—		(182)
Net financing charges	(12)	(126)	(A)	(138)
Equity income	295	—		295

Income before income taxes	959	(145)		814
Income tax provision	418	(34)	(B)	384

Net income	541	(111)		430
Income attributable to noncontrolling interests	66	—		66

Net income attributable to Adient	$475	$(111)		$364

Earnings per share
Basic	n/a			3.89	(C)
Diluted	n/a			3.89	(D)
Weighted-average shares outstanding
Basic	n/a			93.5	(C)
Diluted	n/a			93.6	(D)

ADIENT
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED JUNE 30, 2016

(in millions, except share and per share data)	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$12,893	$—		$12,893
Cost of sales	11,649	—		11,649

Gross profit	1,244	—		1,244
Selling, general and administrative expenses	(820)	231	(F)(I)	(589)
Restructuring costs	(244)	—		(244)
Net financing charges	(8)	(94)	(A)	(102)
Equity income	260	—		260

Income before income taxes	432	137		569
Income tax provision	1,027	(8)	(B)	1,019

Net income (loss)	(595)	145		(450)
Income attributable to noncontrolling interests	61	—		61

Net income (loss) attributable to Adient	$(656)	$145		$(511)

Earnings per share
Basic	n/a			(5.46)	(C)
Diluted	n/a			(5.46)	(D)
Weighted-average shares outstanding
Basic	n/a			93.5	(C)
Diluted	n/a			93.5	(D)

ADIENT
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2016

(in millions)	Historical	Pro Forma Adjustments		Pro Forma
Assets
Cash and cash equivalents	$120	$523	(E)	$643
Accounts receivables—net	2,132	—		2,132
Inventories	691	—		691
Other current assets	745	—		745

Current assets	3,688	523		4,211

Property, plant and equipment—net	2,079	—		2,079
Goodwill	2,169	—		2,169
Other intangible assets—net	116	—		116
Investments in partially-owned affiliates	1,694	—		1,694
Other noncurrent assets	486	45	(H)	531

Total assets	$10,232	$568		$10,800

Liabilities and Equity
Short-term debt	$22	$—		$22
Current portion of long-term debt	7	—		7
Accounts payable	2,503	—		2,503
Accrued compensation and benefits	409	—		409
Restructuring reserve	367	—		367
Other current liabilities	581	—		581

Current liabilities	3,889	—		3,889

Long-term debt	29	3,534	(E)	3,563
Pension and postretirement benefits	88	—		88
Other noncurrent liabilities	1,198	(202)	(J)	996

Long-term liabilities	1,315	3,332		4,647

Redeemable noncontrolling interests	49	—		49
Equity
Ordinary Shares	—	1	(K)	1
Additional Paid-in Capital	—	2,372	(G)	2,372
Parent's net investment	5,137	(5,137)	(G)	—
Accumulated other comprehensive loss	(289)	—		(289)

Invested equity attributable to Adient	4,848	(2,764)		2,084
Noncontrolling interests	131	—		131

Total invested equity	4,979	(2,764)		2,215

Total liabilities and equity	$10,232	$568		$10,800

ADIENT
THE AUTOMOTIVE BUSINESS OF JOHNSON CONTROLS
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(A)
Reflects interest expense related to $3,534 million in debt that Adient has incurred in connection with the separation and amortization of deferred debt issuance costs. The weighted average interest rate on the debt is 3.4%. Interest expense was calculated assuming constant debt levels throughout the periods. Interest expense may be higher or lower if Adient's actual interest rate or credit ratings change. A 1/8% change to the annual interest rate would change interest expense by $4.4 million on an annual basis.

(B)
Reflects the tax effects of the pro forma adjustments at the applicable statutory income tax rates in the respective jurisdictions. The effective tax rate of Adient could be different (either higher or lower) depending on activities subsequent to the distribution.

(C)
The number of Adient ordinary shares used to compute basic earnings per share is based on the number of Adient ordinary shares assumed to be outstanding on the record date, based on the number of shares of Johnson Controls outstanding on September 12, 2016, assuming a distribution ratio of one Adient ordinary share for every ten Johnson Controls shares outstanding as of the close of business on the record date.

(D)
The number of shares used to compute diluted earnings per share is based on the number of Adient ordinary shares, as described in note (C) above, plus the additional number of Adient shares that would be issued upon the exercise of all dilutive outstanding options and vesting of outstanding restricted stock awards.

(E)
Reflects the incurrence of $3,534 million of debt, consisting of $1,134 million USD equivalent of eight year EUR bonds and $900 million of ten year USD bonds and a $1,500 million five-year term loan, at a weighted average interest rate of 3.4%. This cash will be used to make cash transfers of $3,000 million to Johnson Controls, with the remaining $534 million in cash to be held by Adient.

  Total cash on hand, as reflected in the pro forma balance sheet, will be subject to a post-distribution adjustment in the separation agreement. The adjustment will consist of the following items:

    •
    $489 million—$534 million of proceeds from the debt issuance discussed above less $45 million of deferred financing costs described in Note (H).

    •
    $16 million—incremental cash balances in jurisdictions that are not readily accessible or that legally belong to joint venture partners.

    •
    $58 million—funding by JCI of historical amounts of Adient's short-term and long-term debt, not settled as a result of the separation.

    •
    ($40) million—net amount to be paid by Adient to Johnson Controls for various items agreed to in the separation agreements.

(F)
Reflects the removal of multi-employer pension plan credits incurred during the historical period (($23) million for the nine months ended June 30, 2016 and ($19) million for the year ended September 30, 2015) for pension plans that will remain with Johnson Controls as a direct result of Adient separating from Johnson Controls.

(G)
Represents the elimination of Parent's net investment and adjustments to capital in excess of par to reflect the following:

Reclassification of Parent's net investment	$5,137
Net proceeds transferred to JCI as described in Note (E)	(3,000)
Establishment of cash and cash equivalents as described in Note (E), net of debt issuance proceeds retained by Adient	34
Adjustment to establish uncertain tax position as described in Note (J)	202

Total Parent's net investment	2,373
Adient ordinary shares described in Note (K)	1

Total additional paid-in capital	$2,372

(H)
Reflects debt issuance costs of $45 million expected to be incurred and capitalized with respect to the debt issuances described in note (E) above.

(I)
Reflects the removal of $254 million of separation costs incurred and reflected in the historical results of Adient that are directly related to the separation of Adient from Johnson Controls.

(J)
Reflects $202 million of pro forma adjustments impacting noncurrent tax balances for expected uncertain tax positions related to unresolved tax matters that will remain with Adient in connection with the separation. The adjustment relates to unresolved tax matters that will be the responsibility of Johnson Controls per the tax matters agreement. The tax matters agreement will govern the rights and obligations of Johnson Controls and Adient for certain tax liabilities. The actual amounts that may be accrued or incurred under the tax matters agreement will depend on a number of factors, including the outcome of the unresolved tax matters.

(K)
On the distribution date, Johnson Controls' net investment in Adient will be re-designated as Adient Shareholders' Equity and will be allocated between Adient's ordinary shares (par value of $0.001 per share) and additional paid-in capital based on the number of Adient ordinary shares outstanding on the distribution date.

BUSINESS

Overview

        Adient is the world's largest automotive seating supplier.* Adient has a leading market position in the Americas, Europe and China, and has longstanding relationships with the largest global original equipment manufacturers, or OEMs, in the automotive space. Adient's proprietary technologies extend into virtually every area of automotive seating solutions, including complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics. Adient will be an independent seat supplier with global scale and the capability to design, develop, engineer, manufacture and deliver complete seat systems and components in every major automotive producing region in the world. Adient also participates in the automotive interiors market primarily through its joint venture in China, Yanfeng Global Automotive Interior Systems Co., Ltd., or YFAI.

        The legal name of Adient is Adient plc. Adient was incorporated under the laws of Ireland on June 24, 2016 as a private limited company, and was re-registered as a public limited company on October 3, 2016. Adient's fiscal year ends on September 30 each year. Adient's registered office address is 25-28 North Wall Quay, IFSC, Dublin 1, Ireland. Adient's corporate offices will be located in Plymouth, Michigan; Milwaukee, Wisconsin; Burscheid, Germany; and Shanghai, China.

        Adient designs, manufactures and markets a full range of seating systems and components for passenger cars, commercial vehicles and light trucks, including vans, pick-up trucks and sport/crossover utility vehicles. Adient also supplies high performance seating systems to the international motorsports industry through its award winning RECARO brand of products. Adient operates approximately 230 wholly- and majority-owned manufacturing or assembly facilities, with operations in 33 countries. Additionally, Adient has partially-owned affiliates in China, Asia, Europe and North America.

        Adient's business model is focused on developing and maintaining long-term customer relationships, which has allowed Adient to successfully grow with leading global OEMs, including BMW, Daimler AG, Fiat Chrysler Automobiles, Ford Motor Company, General Motors Company, Honda Motor Company, Hyundai Motor Company, Jaguar Land Rover, Kia Motor Company, Mazda Motor Company, Mitsubishi Motors, Nissan Motor Company, PSA Peugeot Citroen, Renault, Suzuki, Toyota Motor Corporation, Volkswagen AG and Volvo. Adient also supplies most of the growing regional OEMs such as BAIC Motor Co., Ltd., Brilliance Auto Group, Changan Automobile (Group) Co., Ltd., FAW Group Corporation, Great Wall Motors Company Limited, SAIC Motor Corporation Limited, Tata Motors Limited and Zhejiang Geely Holding Group Co., Ltd and newer auto manufacturers such as Tesla Motors, Inc. Adient and its engineers work closely with customers as vehicle platforms are developed, which results in close ties with key decision makers at OEM customers.

        In fiscal 2015, 50% of Adient's consolidated revenue was derived from the Americas, 39% from Europe and Africa, 8% from Asia Pacific and 3% from China. Adient's unconsolidated revenue was primarily from joint ventures in China. Adient's regional balance is evident when Adient's consolidated and unconsolidated sales are viewed together.

*
Based on production volumes. Source: IHS Automotive

        In fiscal 2015, 29% of Adient's consolidated revenue was attributable to European OEMs, 27% to Japanese and Korean OEMs, 5% to Chinese OEMs and 34% to North American OEMs. This balanced portfolio has allowed Adient to effectively manage OEM share gains and losses and has provided protection against regional economic cycles.

        Adient has a leading market share position in China with a portfolio of successful joint venture partnerships with key Chinese OEM partners. Adient is the largest supplier of "just-in-time" seating in China.* Adient operates through 17 joint ventures and has 60 manufacturing locations in 32 cities, which are supported by additional technical centers. Adient participates in the automotive interiors market through its approximately 30% equity interest in YFAI. YFAI is one of the largest suppliers of automotive interiors, generating revenue through the sale of instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products. YFAI supplies automotive interior products to a majority of the world's major OEMs. For the fiscal year ended September 30, 2015, Adient's unconsolidated joint ventures generated approximately $295 million in aggregate equity income and paid cash dividends to Adient of approximately $193 million in the aggregate.

Cash Dividends and Equity Income from Joint Ventures

†
Includes $106 million and $3 million of non-cash gains related to fair value adjustments of Adient's existing equity investments in FY2013 and FY2012, respectively. No such gains existed in FY2015, FY2014 and FY2011.

        As a stand-alone public company, Adient is committed to be the world's premier automotive seating supplier through leadership in cost, quality, launch execution and customer satisfaction. Through its global footprint, vertical integration and partnerships in China, Adient has leveraged its capabilities to drive growth in the automotive seating industry. Adient intends to leverage these capabilities to further grow its seating business and potentially enter into additional product markets adjacent to the automotive industry. Adient evaluates its success from the perspective of its shareholders, customers, partners and employees.

        For the nine months ended June 30, 2016, Adient generated revenue of $12.9 billion, as compared to revenue of $15.9 billion generated for the nine months ended June 30, 2015. For the fiscal year ended September 30, 2015, Adient generated revenue of $20.1 billion, as compared to revenue of $22.0 billion generated for the fiscal year ended September 30, 2014. The lower revenue in the first three quarters of fiscal year 2016 and for the full fiscal year 2015 compared to the corresponding prior periods results primarily from the completion of the YFAI joint venture on July 2, 2015 and the unfavorable impact of foreign currency translation.

*
Based on production volumes. Source: IHS Automotive

Competitive Strengths

        Adient possesses a number of competitive advantages that distinguish it from its competitors, including:

  Global Market Leadership

        Adient has leading market shares in the automotive seating markets in North America and Europe, and a leading market share in China, the world's largest and one of the fastest-growing automotive markets. Management estimates Adient's automotive seating market share to be at least 35% in both North America and Europe. IHS Automotive estimates Adient's automotive seating market share to be approximately 45% in China, which is greater than any of Adient's competitors. Additionally, management intends to continue investing in the Asia region, one of the fastest-growing regions.

        Adient has longstanding relationships with premier automotive manufacturers, including BMW Group, Daimler AG, Ford Motor Company, General Motors Company, Hyundai/Kia Motors Corp, Toyota Motor Corporation, Volkswagen AG and Volvo Group. The majority of these relationships span more than 20 years. Additionally, Adient has 17 joint venture partnerships with key Chinese OEMs, including SAIC Motor Corporation Limited, Beijing Automobile Works Co., Ltd. and FAW Group Corporation.

  Longstanding Customer Relationships with Leading Global OEMs

        Adient works with OEMs to develop complete seating solutions to meet and exceed consumer expectations for performance, safety and comfort. Adient does business with all major global OEM customers, and in many cases, works closely with those customers to develop a seating solution integrated into the overall vehicle appearance and architecture. As a result, the people and businesses of Adient have been recognized for their leadership by many awards from the industry and from customers, including:

  •
  2015 Hyundai-Kia Technology 5 Star certification to Johnson Controls Automotive Korea for achieving the highest level of research and development;

  •
  2015 J.D. Power Award Highest Quality Seating in three vehicle segments: the luxury SUV segment for the Land Rover Evoque, the mass market midsize/large car segment for the Kia Cadenza and the mass market midsize/large SUV segment for the Hyundai Santa Fe;

  •
  2015 Toyota Superior Toyota New Global Architecture Promotion Award for developing a next-generation front seat structure meeting Toyota's increased safety requirements and reducing weight, complexity of components and costs;

  •
  2015 Automotive Interiors Expo Supplier of the Year (second time), as determined by an independent panel of international automobile journalists;

  •
  2015 Nissan Japan Regional Quality Award to Johnson Controls Japan (second consecutive year);

  •
  2014 General Motors Supplier of the Year Award and Overdrive Award (fifth time) for, among other things, its collaboration with General Motors to execute continuous improvement and deliver sustainable value in General Motors' seats;

  •
  2014 FCA US LLC Diversity Supplier Development Supplier of the Year and Technical Cost Reduction Supplier of the Year;

  •
  2014 J.D. Power Award Highest Quality Seating in three vehicle segments: the luxury SUV segment for the Land Rover Evoque and the Porsche Cayenne, the mass market truck/van segment for the Ford F-150 Light Duty and the F-250/350 Super Duty trucks and the mass market midsize/large SUV segment for the Honda Pilot;

  •
  2014 J.D. Power Award Highest Quality Seating in the mass market truck/van vehicle segment for the Toyota Tacoma and Toyota Tundra awarded to Avanzar Interior Technologies, Ltd, a joint venture of Adient;

  •
  25 awards in 2014 from 11 OEM customers in China, including Excellence Supplier Award, Top 10 Supplier Award, Quality Award, Truck Excellence Supplier Award and Supply Chain Integration Award;

  •
  2013 Minority Manufacturer of the Year award to Bridgewater Interiors, a joint venture of Adient, an award by the U.S. Department of Commerce's Minority Business Development Agency;

  •
  2013 J.D. Power Award Highest Quality Seating in two vehicle segments: the mass market midsize/large SUVs for the Toyota Venza and Hyundai Santa Fe and the mass market trucks/vans for the Ford F-250/350 Super Duty; and

  •
  28 awards in 2013 from 20 OEM customers in China, including Excellence Supplier Award, Top 10 Supplier Award, Region Quality Award, Excellent Quality Award and Logistics Development Award.

  Extensive Global Manufacturing Footprint and Functional Expertise

        Adient operates a global network of approximately 230 manufacturing plants in 33 countries that supplies automotive OEMs with complete seats, modules and components. In fiscal 2015, the businesses that will constitute Adient delivered more than 25 million seat systems on a "just-in-time or in-sequence" basis globally. Those businesses supplied seating systems on more than 360 nameplates to 40 different OEMs. Adient's industry-leading technologies complement proven expertise in consumer insights and marketing, value product planning, product design for cost, design for manufacturing, system integration, evaluation, validation and manufacturing. Adient's approximately 74,000 highly skilled and engaged employees have earned a reputation for delivering high quality, value-added seating and interiors products that support auto manufacturers' goal of brand differentiation.

  Global Development Network

        Adient's expertise in innovation and development represents a key competitive differentiator in the automotive seating business. In the development process, key downstream elements of the product are locked in, including material costs, plant conversion costs, quality characteristics and certain technical requirements. Adient uses a common product development process globally that ensures that these elements are correct at the outset of the development process, reflects the best practices of Adient's operations worldwide and meets the expectations of Adient's diverse customer base. Its product launch system is customizable and scalable based on customer and product requirements.

        Adient's worldwide engineering network includes ten core development centers, which employ more than 5,600 employees who work in focused engineering development teams worldwide. These development centers utilize a globally consistent approach to the process for developing seating products. By leveraging a network of subject matter technical experts, Adient is able to efficiently implement best practices and improve product cost and quality. Adient's product development practices also entail leveraging low cost country development centers in India, China and Slovakia.

 Development Centers

Plymouth (USA)	Trencin (Slovakia)
Burscheid (Germany)	Yokohama (Japan)
Solingen (Germany)	Shanghai (China)
Kaiserslautern (Germany)	Changchun (China)
Ansan (South Korea)	Pune (India)

  Strong Platform for Global Growth

        Adient's current global platform creates multiple opportunities for growth, such as:

  •
  Market share expansion in seating and seating components.  Adient has extensive relationships with global OEM customers. These relationships, combined with Adient's product offerings, enhance Adient's ability to expand its business with regional customers who are growing and expanding globally and also with new entrants to the automotive market.

  •
  Regional growth opportunities.  Adient is able to leverage its position as the market leader in Europe, North America and China to grow in other markets, such as Southeast Asia.

  •
  Vertical integration.  Adient's efficient operations provide opportunities for continued vertical integration in areas that could enhance Adient's capabilities, expand profit margins and grow revenues with customers who employ component sourcing strategies. Adient believes that as a vertically integrated supplier with global scale and strong design, engineering and lean manufacturing capabilities in both complete seat systems and components, it is well positioned to benefit from these opportunities.

  •
  Business expansion.  Adient will be able to leverage its track record of low cost, high quality, effectively executed product launches and ability to maintain high customer satisfaction to pursue growth into additional product markets adjacent to the automotive industry.

  Experienced Leadership Team with Proven Track Record

        Adient has a strong, highly capable global management team with extensive experience both within the industry and with Adient. Adient's leadership draws experience from several industrial manufacturing industries, including automotive. Senior leadership is also globally diverse and combines regional understanding of the automotive supply market with a global perspective. R. Bruce McDonald, who will be Adient's Chairman and Chief Executive Officer, brings more than 25 years of industry experience and has operated in various leadership roles within Johnson Controls, including Vice Chairman and Chief Financial Officer. Cathleen A. Ebacher, who will be Adient's Vice President, General Counsel and Secretary, has served more than six years at Johnson Controls, most recently as Vice President and Global General Counsel—Centers of Excellence, and has served more than 20 years in a variety of senior management and legal positions at other companies. Byron S. Foster, who will be an Executive Vice President of Adient, has served more than 18 years at Johnson Controls, most recently as Vice President & General Manager—Complete Seat and Strategy of Johnson Controls' Automotive Experience business. Neil E. Marchuk, who has more than 30 years of management and human resources experience, will be named Adient's Executive Vice President and Chief Human Resources Officer. Eric S. Mitchell, who has served more than 10 years at Johnson Controls, most recently as Vice President & General Manager, North America of Johnson Controls' Building Efficiency business, will be an Executive Vice President of Adient. Mark Skonieczny Jr., who will be Adient's Vice President and Corporate Controller, has served more than 15 years at Johnson Controls and was Vice President of Finance, Global Aftermarket of Johnson Controls' Power Solutions segment before being appointed Vice President of Corporate Development. Jeffrey M. Stafeil, who will be Adient's Executive Vice President and Chief Financial Officer, has more than 24 years of industry experience and has operated in various financial leadership roles at companies in the automotive industry.

Business Strategy

        Adient seeks to grow its business through the following strategies, among others:

  Strong Cash Flow Generation

        Adient expects to generate strong cash flows following the separation. It will use this cash flow generation initially to support debt service. The anticipated free cash flow generated by Adient should allow it to pay down debt and invest in the business to support organic growth. Excess cash flow could also allow Adient to pursue other alternatives, including new capital investment projects, strategic acquisitions and the return of capital to shareholders through a combination of dividends and/or share repurchases. However, there can be no guarantee that Adient will pay dividends in a timely manner, or at all, or that Adient will repurchase any of its shares or the price at which any such repurchase may occur.

  Maintain Customer Focus and Commercial Management

        Through dedicated customer teams, Adient maintains close relationships with its global OEM customers. These relationships enable Adient to clearly understand its customers' needs so that it is positioned to meet its customers' requirements. Adient's customer teams lead the new business acquisition process, which ensures alignment with Adient's product, process and manufacturing strategies. These teams partner with customers in identifying optimal product solutions to meet product demand, and also lead commercial negotiations with Adient's customers. Adient believes that its commercial teams excel at balancing these commercial topics to find "win / win" solutions for the customer and for Adient and intends to continue this approach after the separation.

        To enhance customer experience and drive loyalty, Adient gathers customer feedback through annual "voice of the customer" surveys. Customer input from these surveys, as well as daily customer interaction, guides Adient's improvement activities in quality, cost and delivery. Input from customers, tracked using a customer relationship management tool to improve account management, enables prompt attention to customer concerns. Adient expects that its commercial management efforts will continue to yield outstanding performance and results.

  Drive Product Innovation and Process Leadership

        Adient has a strong record for developing winning product and process technologies over many years, which has created a competitive advantage for Adient and its customers. Management expects to increase investment in innovation following the separation. Recent product innovation examples include:

  •
  T3000 recliner, which offers increased seating recliner strength in a smaller, lighter weight package as compared to Adient's previous generation product; and

  •
  Vibratech foam, which provides less vibration transmittance to the occupant which reduces fatigue and results in superior long- and short-term comfort in the seat, as compared to a traditional foam cushion (as measured using the industry's Seating Effective Amplitude Transmissibility test).

        Adient utilizes a Global Core Product Portfolio, or CPP, strategy for part and design reuse in all of its product applications. Adient intends to continue investing in its core product portfolio to sustain and expand its market success and to leverage its existing modular and scalable systems and interchangeable components. Through the CPP strategy, Adient provides high quality products for its customers with market competitive cost and mass (low weight to improve fuel economy) while meeting their performance requirements. Adient intends to continue using CPP to advance Adient's lean manufacturing initiatives by providing standard, flexible processes that reduce complexity, inventory and floor space. This will yield reductions in development time, product cost and investment.

        Product templates and knowledge documents are continually updated with lessons learned from previous development programs. Knowledge is transferred from these templates into the next program design, drawings and documents. This development strategy has reduced the average seating program development time by approximately 35%. The continued use of this process will add value to customers' products and Adient through higher performing products, development time compression and lower costs.

        Adient is also investing in a new Product Lifecycle Management, or PLM, system. This system is an interactive and interdisciplinary collaboration tool that will serve as a management database for program, product and process related data and simplifies the management of automotive seating programs and associated data. It is also expected to aid in the standardization of the development process and in communication with all sites that support global program execution. The PLM system not only will serve as storage for data and documents, but also will support workflow, schedule and change management of ongoing or upcoming programs, thereby enabling effective decision making and program management.

        For the fiscal year ended September 30, 2015, Adient spent approximately $599 million on research activities relating to product development and improvement. Of this amount, approximately $364 million was spent on customer-sponsored research activities that were reimbursed by customers, and approximately $235 million was spent on company-sponsored research and development.

  Further Strengthen Leadership Position in China

        Adient has an advantaged position in China established through strategic partnerships it developed as an early market entrant. Adient is the largest supplier of "just-in-time" seating in China.* It operates through 17 joint ventures with 60 manufacturing locations in 32 cities, which are supported by additional technical centers. Adient's strong position with European and American automakers is complemented by partnerships with all major auto groups in China, which has resulted in Adient's broad market penetration relative to seating competitors and market leadership in the industry's largest and one of the fastest-growing markets. Adient leverages its operating expertise and innovation capabilities developed worldwide to further support its growth in China. Adient expects revenues in China to continue to grow as the automotive market there continues to expand.

  Leverage Operational Efficiencies

        Adient intends to maintain high capacity utilization and increase its efficiency through continued use of standardized manufacturing processes, which represent a core competency. These standardized manufacturing processes allow Adient to deliver exceptional quality levels and minimize waste. Adient achieves scale advantages through a global manufacturing footprint and an integrated supply chain. Adient fosters an environment of continuous improvement and identifies best business practices through the analysis of process and cost metrics, which are then shared globally throughout Adient's manufacturing network.

        To ensure superior service levels, minimal inventory and optimal factory utilization, Adient employs a rigorous Sales & Operational Planning, or S&OP, process. A well-executed S&OP provides two strategic advantages: superior customer service and on-time delivery which result in both customer retention and the opportunity for market share gain.

*
Based on production volumes. Source: IHS Automotive

        Adient's focus on global operational efficiencies will also be applied to its corporate cost structure, which Adient expects will produce a lean corporate overhead structure. Adient believes that maintaining a lean and operationally efficient process throughout the organization will enable it to be a market leader in cost and that this will result in increased customer satisfaction and margin expansion. Adient also intends to continue streamlining the mechanisms and structures operations, which are capital intensive with long lead times and designs that span multiple vehicle platforms. Adient has made progress integrating product and process technologies across metal structures and mechanisms; however, opportunities still exist to streamline the product and process portfolio.

Segment Information

        See Note 18, "Segment Information," of the notes to the combined financial statements included in this information statement for certain financial information about segments.

Product/Systems

        Adient designs and manufactures a full range of seating systems and components for passenger cars, commercial vehicles and light trucks, including vans, pick-up trucks and sport/crossover utility vehicles. Adient's technologies extend into virtually every area of automotive seating solutions including complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics. Adient also supplies high performance seating systems to the international motorsports industry through its award winning RECARO brand of products.

Customers

        Adient is a supplier to all of the global OEMs. Adient's customer base is balanced, with approximately 29% of fiscal 2015 consolidated revenue attributable to European OEMs, 27% to Japanese and Korean OEMs, 5% to Chinese OEMs and 34% to North American OEMs. Adient has longstanding relationships with premier automotive manufacturers, including BMW Group, Daimler AG, Ford Motor Company, General Motors Company, Hyundai/Kia Motors Corp, Toyota Motor Corporation, Volkswagen AG and Volvo Group. The majority of these relationships span more than 20 years. Additionally, Adient has more than 20 joint venture partnerships with key OEMs, including SAIC Motor Corporation Limited, Beijing Automobile Works Co., Ltd. and FAW Group Corporation.

Industry

        The Automotive Seating industry provides OEMs with complete seats on a "just-in-time or in-sequence" basis. Seats are assembled to specific order and delivered on a predetermined schedule directly to an automotive assembly line. The components for these complete seat assemblies such as seating foam, metal structures, fabrics, seat covers and seat mechanisms are shipped to Adient or competitor seating assembly plants. Adient is the world's largest* in complete seat assembly and one of the largest in all major seating components, operating manufacturing plants that produce seating foam, metal structures, fabrics, seat covers and seat mechanisms.

        Overall, Adient expects long-term growth of vehicle sales and production in the OEM market. The industry has experienced growth over the past few years in nearly all geographic regions with the exceptions being South America and Japan/Korea, where vehicle production has declined over the same period. Vehicle production increased by 3% in Europe, 2% in Greater China, 1% in South Asia and

*
Based on production volumes. Source: IHS Automotive

4% in North America, and decreased by 16% in South America and 5% in Japan/Korea in fiscal year 2015, in each case as compared to fiscal year 2014.

        Demand for automotive parts in the OEM market is generally a function of the number of new vehicles produced, which is primarily driven by macro-economic factors such as credit availability, interest rates, fuel prices, consumer confidence, employment and other trends. Although OEM demand is tied to actual vehicle production, participants in the automotive supplier industry also have the opportunity to grow through increasing product content per vehicle by further penetrating business with existing customers and in existing markets, gaining new customers and increasing their presence in global markets. Adient believes that, as a company with a global presence and advanced technology, engineering, manufacturing and customer support capabilities, it is well positioned to benefit from these opportunities. In addition, Adient expects to leverage these capabilities to pursue future growth in adjacent markets.

  Sourcing Patterns by OEMs

        Most OEMs have adopted global vehicle platforms to increase standardization, reduce per unit cost and increase capital efficiency and profitability. In seating, three sourcing patterns have emerged over the past five years:

  1.
  Core seat structures:    By developing common front seat frames and mechanisms across multiple vehicle platforms, OEMs are reducing costs.

  2.
  Component sourcing:    Several OEMs have shifted from sourcing a complete seating system to a components approach where the OEM sources each of the different components of the seat and seating assembly as separate business awards.

  3.
  Engineering "in-sourcing":    Some OEMs are conducting the design and engineering internally and are selecting suppliers that have the capability to manufacture products on a worldwide basis and adapt to regional variations.

        Adient believes that as a supplier with global scale and strong design, engineering and lean manufacturing capabilities in both complete seat systems and components it is well positioned to benefit from these opportunities.

  Shorter Product Development Cycles

        As a result of new safety and environmental regulations, as well as a trend of more rapid customer preference changes, OEMs are requiring suppliers to respond faster with new designs and product innovations. Although these trends are more significant in mature markets, emerging markets are moving rapidly towards the regulatory standards and consumer preferences of the more mature markets. Suppliers with strong technologies, robust global engineering and development capabilities will be best positioned to meet OEM demands for rapid innovation.

Competition

        Adient faces competition from other automotive suppliers and, with respect to certain products, from the automobile OEMs who produce or have the capability to produce certain products the business supplies. The automotive supply industry competes on the basis of technology, quality, reliability of supply and price. Design, engineering and product planning are increasingly important factors. The competitive landscape for seating and components can be categorized into three segments: (1) traditional seating suppliers, (2) component specialists and (3) competitors who are partnered with an OEM through ownership or interlocking business relationships. Independent suppliers that represent the principal competitors of Adient include Lear Corporation, Faurecia SA and Magna International Inc. The businesses operated through Yanfeng Automotive Interiors primarily compete with Faurecia SA, Grupo Antolin—Irausa SA and International Automotive Components Group SA. Adient's deep vertical integration, global footprint and broad product offering make it well positioned to compete against the traditional global Tier-1's and component specialists.

Raw Materials

        Raw materials used by Adient in connection with its operations, including steel, aluminum, polyurethane chemicals, fabrics, leather, vinyl and polypropylene, were readily available during fiscal 2015, and Adient expects such availability to continue. During the remainder of fiscal 2016, commodity prices could fluctuate throughout the year and could significantly affect Adient's results of operations.

Intellectual Property

        Generally, Adient seeks statutory protection for strategic or financially important intellectual property developed in connection with its business. Certain intellectual property, where appropriate, is protected by contracts, licenses, confidentiality or other agreements.

        Adient owns numerous U.S. and non-U.S. patents (and their respective counterparts), the more important of which cover those technologies and inventions embodied in current products or which are used in the manufacture of those products. While Adient believes patents are important to its business operations and in the aggregate constitute a valuable asset, no single patent, or group of patents, is critical to the success of the business. Adient, from time to time, grants licenses under its patents and technology and receives licenses under patents and technology of others.

        Adient's trademarks, certain of which are material to its business, are registered or otherwise legally protected in the United States and many non-U.S. countries where products and services of Adient are sold. Adient, from time to time, becomes involved in trademark licensing transactions.

        Most works of authorship produced for Adient, such as computer programs, catalogs and sales literature, carry appropriate notices indicating Adient's claim to copyright protection under U.S. law and appropriate international treaties.

Regulation

        Adient operates in a constantly evolving global regulatory environment and is subject to numerous and varying regulatory requirements for its product performance and material content. Adient's practice is to identify potential regulatory and quality risks early in the design and development process and proactively manage them throughout the product lifecycle through use of routine assessments, protocols, standards, performance measures and audits. New regulations and changes to existing regulations are managed in collaboration with the OEM customers and implemented through Adient's global systems and procedures designed to ensure compliance with existing laws and regulations. Adient demonstrates material content compliance through the International Material Data System, or IMDS, which is the automotive industry material data system. In the IMDS, all materials used for car manufacturing are archived and maintained, in order to meet the obligations placed on the car manufacturers—and thus on their suppliers—by national and international standards, laws and regulations.

        Adient works collaboratively with a number of stakeholder groups including government agencies (e.g., National Highway Traffic Safety Administration), its customers and its suppliers to proactively engage in federal, state and international public policy processes.

Environmental, Health and Safety Matters

        Laws addressing the protection of the environment and workers' safety and health govern Adient's ongoing global operations. They generally provide for civil and criminal penalties, as well as injunctive and remedial relief, for noncompliance or require remediation of sites where Adient-related materials have been released into the environment.

        Adient has expended substantial resources globally, both financial and managerial, to comply with environmental laws and worker safety laws and maintains procedures designed to foster and ensure compliance. Certain of Adient's businesses are, or have been, engaged in the handling or use of substances that may impact workplace health and safety or the environment. Adient is committed to protecting its workers and the environment against the risks associated with these substances.

        Adient's operations and facilities have been, and in the future may become, the subject of formal or informal enforcement actions or proceedings for noncompliance with environmental laws and worker safety laws or for the remediation of Adient-related substances released into the environment. Such matters typically are resolved with regulatory authorities through commitments to compliance, abatement or remediation programs and, in some cases, payment of penalties. Historically, neither such commitments nor such penalties have been material.

Employees

        As of June 30, 2016, Adient employed approximately 74,000 employees, of whom approximately 62,000 were hourly and 12,000 were salaried.

Seasonal Factors

        Adient's principal operations are directly related to the automotive industry. Consequently, Adient may experience seasonal fluctuations to the extent automotive vehicle production slows, such as in the summer months when many customer plants close for model year changeovers and in December when many customer plants close for the holidays.

Properties

        The locations of Adient's principal facilities, as of June 30, 2016, are listed below.

Jurisdiction	City
Alabama	Clanton
Cottondale
Eastaboga
California	Fremont (1)
Georgia	West Point (1)
Illinois	Sycamore
Indiana	Princeton (1)
Kentucky	Cadiz
Georgetown (2)
Shelbyville (1)
Winchester (1)
Michigan	Auburn Hills (1)
Battle Creek
Detroit
Holland (2),(3)
Lansing (2)
Plymouth (2),(4)
Warren (1)
Missouri	Eldon (2)
Riverside (1)
Ohio	Bryan
Greenfield
Northwood
Wauseon
Tennessee	Athens
Lexington
Murfreesboro
Pulaski
Texas	El Paso (1)
San Antonio (1)
Wisconsin	Milwaukee (1),(4)
Argentina	Rosario
Austria	Graz (1)
Mandling
Belgium	Assenede (1)
Brazil	Gravatai City
Pouso Alegre
Quatro Barras (2)
Sao Bernardo do Campo (1),(4)
São José dos Pinhais (1)
Canada	Milton
Tillsonburg
Whitby (2)

Jurisdiction	City
China	Shanghai (1),(4)
Beijing
Czech Republic	Bezdecin (1)
Bor u Tachova (1)
Ceska Lipa (2),(4)
Kvasiny (1)
Mlada Boleslav (1)
Roudnice
Rychnov nad Kneznou (1)
Strakonice
Straz pod Ralskem
France	Conflans-sur-Lanterne
Laroque D'Olmes
Les Ulis (1),(4)
Paris (1),(4)
Rosny
Strasbourg
Germany	Berlin (1),(4)
Bochum (2)
Böblingen (1)
Burscheid (2),(4)
Dautphetal
Espelkamp
Grefrath (1)
Hannover (1)
Hilchenbach (1)
Kaiserslautern
Kirchheim
Luneburg
Mannweiler (1)
Munchen (1),(4)
Neuenbürg
Neustadt
Rastatt (1)
Remscheid (1)
Rockenhausen
Russelsheim (1),(4)
Saarlouis (1)
Sindelfingen (1),(4)
Solingen (3)
Waghausel
Weilheim an der Teck (1)
Weyhausen (1),(4)
Wuppertal (1),(3)
Zwickau (2)
Hungary	Kecskemet (1)
Mezolak
Mor

Jurisdiction	City
India	Ahmedabad (1)
Bangalore
Chennai
Dharwad (1)
Hinjewadi
Jamshedpur (1)
Lucknow (1)
Noida (1)
Pune (2),(3)
Rudrapur (1)
Indonesia	Purwakarta (1),(3)
Italy	Grugliasco (1)
Melfi
Ogliastro Cilento
Rocca D'Evandro
Japan	Hamamatsu
Higashiomi
Hiratsuka (1)
Miyako-gun (2)
Torihama (4)
Yokohama (2),(4)
Yokosuka (2)
Korea	Ansan (1),(4)
Asan (2)
Busan (1)
Malaysia	Melaka (1)
Pekan (1)
Selangor Darul Ehsan (1),(3)
Macedonia	Stip
Strumica
Mexico	El Marqués (3)
Juarez
Lerma (1)
Matamoros (1)
Monclova
Puebla (1)
Ramos Arizpe
Saltillo (2)
Tlaxcala
Poland	Bierun
Siemianowice
Skarbimierz (1)
Swiebodzin
Zory
Portugal	Palmela
Romania	Bradu
Craiova (1)
Jimbolia
Mioveni (1)
Pitesti
Ploieşti
Poiana Lacului
Timisoara (1)
Russia	Togliatti (1)

Jurisdiction	City
Serbia	Kragujevac
Slovakia	Bratislava (1),(4)
Kostany nad Turcom
Lozorno (1)
Lucenec (1)
Trencin (1),(4)
Zilina
Slovenia	Martin (1)
Novo Mesto (1)
Slovenj Gradec
South Africa	East London (1)
Pretoria
Uitenhage (1)
Spain	Abrera
Alagon
Calatorao
Valencia (2)
Valladolid
Zaragoza
Sweden	Gotebörg (1)
Thailand	Chonburi (1)
Rayong (2),(3)
Samut Prakan (1)
Turkey	Gebze
United Kingdom	Burton-Upon-Trent (2)
Ellesmere Port (1)
Liverpool (1)
Sunderland (2)
Telford (1)
Wednesbury
Vietnam	Hai Duong (1)

(1)
Leased facility

(2)
Includes both leased and owned facilities

(3)
Includes both administrative and manufacturing facilities

(4)
Administrative facility only

Legal Proceedings

        Adient is involved in various lawsuits, claims and proceedings incident to the operation of its businesses, including those pertaining to product liability, product safety, environmental, safety and health, intellectual property, employment, commercial and contractual matters and various other matters. Although the outcome of any such lawsuit, claim or proceeding cannot be predicted with certainty and some may be disposed of unfavorably to Adient, it is management's opinion that none of these will have a material adverse effect on Adient's financial position, results of operations or cash flows. Adient accrues for potential liabilities in a manner consistent with accounting principles generally accepted in the United States, that is, when it is probable a liability has been incurred and the amount of the liability is reasonably estimable.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis presented below refer to and should be read in conjunction with the audited combined financial statements and the corresponding notes, unaudited interim combined financial statements and the corresponding notes, and the selected historical combined financial data, each included elsewhere in this information statement. This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. The matters discussed in these forward-looking statements are subject to risk, uncertainties and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. Please see the "Risk Factors" section for a discussion of the uncertainties, risks and assumptions associated with these statements.

Separation from Johnson Controls

        On July 24, 2015, Johnson Controls announced its intent to separate its automotive seating and interiors businesses from the rest of Johnson Controls by means of a spin-off. The spin-off will create Adient, a separate, independent, publicly traded automotive seating and interiors company. As part of the separation, Johnson Controls intends to transfer the assets, liabilities and operations of its automotive seating and interiors businesses on a global basis to Adient.

        Adient's historical combined financial statements have been prepared on a stand-alone basis and are derived from Johnson Controls' consolidated financial statements and accounting records. Therefore, these financial statements reflect, in conformity with accounting principles generally accepted in the United States, Adient's financial position, results of operations, comprehensive income (loss) and cash flows as the business was historically operated as part of Johnson Controls prior to the distribution. They may not be indicative of Adient's future performance and do not necessarily reflect what Adient's combined results of operations, financial condition and cash flows would have been had Adient operated as a separate, publicly traded company during the periods presented, particularly because Adient expects that many changes will occur in Adient's operations and capitalization as a result of the separation from Johnson Controls.

        Adient's combined statement of operations includes its direct expenses for cost of goods sold, research and development, sales and marketing, distribution, and administration as well as allocations of expenses arising from shared services and infrastructure provided by Johnson Controls to Adient, such as information technology, accounting, legal, real estate and facilities, corporate advertising, risk and insurance services, treasury, shareholder services and other corporate and infrastructure services. These operating expenses are allocated to Adient using estimates that Adient considers to be a reasonable reflection of the utilization of services provided to or benefits received by Adient.

        Adient expects that Johnson Controls will continue to provide some of the services related to these functions on a transitional basis for a fee. These services will be received under the transition services agreement described in "Certain Relationships and Related Party Transactions."

Executive Summary

Business overview

        Adient is the world's largest automotive seating supplier* with relationships with the largest global auto manufacturers. Adient's technologies extend into virtually every area of automotive seating solutions, including complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics. Adient will be an independent seat supplier with global scale and the capability to design, develop, engineer, manufacture and deliver complete seat systems and components in every

*
Based on production volumes. Source: IHS Automotive

major automotive producing region in the world. Adient also participates in the automotive interiors market primarily through its approximately 30% equity interest in Yanfeng Global Automotive Interior Systems Co., Ltd.

        Adient designs, manufactures and markets a full range of seating systems and components for passenger cars, commercial vehicles and light trucks, including vans, pick-up trucks and sport/crossover utility vehicles. Adient also supplies high performance seating systems to the international motorsports industry through its award winning RECARO brand of products. Adient operates approximately 230 wholly- and majority-owned manufacturing or assembly facilities, with operations in 33 countries. Additionally, Adient has partially-owned affiliates in China, Asia, Europe and North America.

        Adient's business model is focused on developing and maintaining long-term customer relationships, which has allowed Adient to successfully grow with leading global OEMs, including BMW, Daimler AG, Fiat Chrysler Automobiles, Ford Motor Company, General Motors Company, Honda Motor Company, Hyundai Motor Company, Jaguar Land Rover, Kia Motor Company, Mazda Motor Company, Mitsubishi Motors, Nissan Motor Company, PSA Peugeot Citroen, Renault, Suzuki, Toyota Motor Corporation, Volkswagen AG and Volvo. Adient also supplies most of the growing regional OEMs such as BAIC Motor Co., Ltd., Brilliance Auto Group, Changan Automobile (Group) Co., Ltd., FAW Group Corporation, Great Wall Motors Company Limited, SAIC Motor Corporation Limited, Tata Motors Limited and Zhejiang Geely Holding Group Co., Ltd and newer auto manufacturers such as Tesla Motors, Inc. Adient and its engineers work closely with customers as vehicle platforms are developed, which results in close ties with key decision makers at OEM customers.

Overview—Seating

        Adient's Seating segment produces automotive seat metal structures and mechanisms, foam, trim, fabric and complete seat systems and operates assembly plants that supply automotive OEMs with complete seats on a "just-in-time/in-sequence" basis. Seats are assembled to specific order and delivered on a predetermined schedule directly to an automotive assembly line.

Overview—Interiors

        Adient's Interiors segment, primarily derived from its global interiors joint venture, produces instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products. Prior to the launch of the joint venture on July 2, 2015, the Interiors segment produced instrument panels, floor consoles and door panels.

Global Automotive Industry

        Adient conducts its business in the automotive industry, which is highly competitive and sensitive to economic conditions. During the three and nine months ended June 30, 2016 the global automotive industry continued to experience modest global growth. Growth in China production has outpaced the overall growth rate although at a lower rate than in prior years. Europe production has also increased based on recovering demand in Western Europe and North America production has remained strong. South America continues to experience a contraction in demand while production in the remaining regions was mixed due to varying economic, political and social factors.

        Light vehicle production levels by geographic region are provided below:

	Light Vehicle Production
	Three Months Ended June 30,			Nine Months Ended June 30,
(units in millions)	2016	2015	Change	2016	2015	Change
Global	22.9	22.2	3%	69.2	67.1	3%
Greater China	6.1	5.8	5%	19.9	18.2	9%
Europe	5.9	5.5	7%	16.6	15.9	4%
North America	4.6	4.5	2%	13.4	13.0	3%
Japan/Korea	3.1	3.2	–3%	9.8	10.0	–2%
South Asia	2.0	1.9	5%	6.1	5.9	3%
South America	0.7	0.8	–13%	2.0	2.5	–20%
Middle East/Africa	0.5	0.5	0%	1.4	1.6	–13%

Source: IHS Automotive, August 2016

	Light Vehicle Production
	FY 2015	FY 2014	Change (FY 2015 vs FY 2014)	FY 2013	Change (FY 2014 vs FY 2013)
Global	87.7	86.9	1%	83.2	4%
Greater China	23.1	22.6	2%	20.3	11%
Europe	20.7	20.1	3%	19.2	5%
North America	17.4	16.8	4%	16.0	5%
Japan/Korea	13.2	13.9	–5%	13.2	5%
South Asia	7.9	7.8	1%	8.4	–7%
South America	3.3	3.9	–15%	4.6	–15%
Middle East/Africa	2.1	1.8	17%	1.5	20%

Source: IHS Automotive, March 2016

Financial Results Summary

        Significant aspects of Adient's financial results for the three and nine months ended June 30, 2016 include the following:

  •
  On July 2, 2015, Adient completed its global automotive interiors joint venture (YFAI) with Yanfeng Automotive Trim Systems. Since that date, the contributed interiors business was deconsolidated and the results of the joint venture are included in equity income. The impact of this transaction results in significant variances when comparing periods, as discussed below within the financial statement line item discussions.

  •
  For the three months ended June 30, 2016, Adient recorded net sales of $4,362 million representing a decrease of $1,040 million when compared to the same period last year. Excluding the impact of foreign currency translation ($27 million) and the impact of the YFAI joint venture ($1,002 million), net sales remained flat year over year. For the nine months ended June 30, 2016, Adient recorded net sales of $12,893 million representing a decrease of $3,016 million when compared to the same period last year. Excluding the impact of foreign currency translation ($402 million) and the impact of the YFAI joint venture ($2,939 million), net sales increased by 2% year over year.

  •
  Gross profit was $446 million or 10.2% of net sales for the three months ended June 30, 2016 compared to $554 million or 10.3% of net sales for the same period last year. Gross profit was

    $1,244 million or 9.6% of net sales for the nine months ended June 30, 2016 compared to $1,470 million or 9.2% of net sales for the same period last year. The increase in gross profit as a percentage of net sales for the nine months ended June 30, 2016 was primarily due to the impact of the YFAI joint venture and the benefits of cost reduction initiatives.

  •
  Equity income was $89 million for the three months ended June 30, 2016 which is $18 million higher than the same period last year. Equity income was $260 million for the nine months ended June 30, 2016 which is $35 million higher than the same period last year. In both periods the increase is primarily due to current year income related to the YFAI joint venture and higher equity income from certain other partially-owned Seating affiliates.

  •
  Income before income taxes was $143 million for the three months ended June 30, 2016, which is $179 million lower than the same period last year. Excluding costs related to the separation of Adient ($122 million) and current period restructuring and impairment charges ($75 million), income before income taxes increased by $18 million. Income before income taxes was $432 million for the nine months ended June 30, 2016 which is $346 million lower than the same period last year. Excluding costs related to the separation of Adient ($254 million) and current period restructuring and impairment charges ($244 million), income before income taxes increased by $152 million

  •
  Net loss attributable to Adient was $14 million for the three months ended June 30, 2016 compared to net income of $208 million in the same period last year. The decrease is primarily due to costs related to the separation of Adient ($122 million), a non-recurring non-cash tax charge related to changes in entity tax status associated with the proposed separation ($85 million) and a current period restructuring and impairment charge ($75 million), partially offset by a non-cash tax charge in the third quarter of fiscal 2015 for Adient's change in assertion over permanently reinvested earnings associated with the Interiors joint venture transaction ($75 million). Excluding these items, net of tax, net income attributable to Adient decreased by $38 million. Net loss attributable to Adient was $656 million for the nine months ended June 30, 2016 compared to net income attributable to Adient of $591 million in the same period last year. The decrease is primarily due to higher tax expense related to the one-time non-cash change in assertion over permanently reinvested earnings as a result of the separation ($778 million), costs related to the separation of Adient ($254 million), restructuring and impairment charges ($244 million) and a non-recurring non-cash tax charge related to changes in entity tax status associated with the proposed separation ($85 million), partially offset by a non-cash tax charge in the third quarter of fiscal 2015 for Adient's change in assertion over permanently reinvested earnings associated with the Interiors joint venture transaction ($75 million). Excluding these items, net of tax, net income attributable to Adient increased by $2 million.

  •
  Adient provided $444 million of cash from operating activities for the nine months ended June 30, 2016, $261 million more than for the nine months ended June 30, 2015, primarily due to favorable changes in working capital.

        Significant aspects of Adient's financial results for the year ended September 30, 2015 include the following:

  •
  Adient recorded net sales of $20,071 million representing a decrease of $1,970 million when compared to the year ended September 30, 2014. Excluding the impact of foreign currency translation ($1.6 billion) and the impact of the YFAI joint venture ($924 million), net sales increased by 3% year over year.

  •
  Gross profit was $1,852 million or 9.2% of net sales for the year ended September 30, 2015 compared to $1,953 million or 8.9% of net sales for the same period in 2014. The increase in gross profit as a percentage of net sales was primarily due to the benefits of cost reduction initiatives and the impact of the YFAI joint venture.

  •
  Equity income was $295 million for the year ended September 30, 2015 which is $11 million higher than the same period in 2014. The increase is primarily due to higher current year income at certain partially-owned Seating affiliates in China.

  •
  Net income attributable to Adient was $475 million for the year ended September 30, 2015 which is $168 million higher than the same period in 2014. The increase is primarily due to the gain related to the YFAI joint venture, and lower selling, general and administrative expenses due to the benefits of cost reduction initiatives.

  •
  Adient generated $397 million of cash from operating activities for the year ended September 30, 2015, $400 million lower than cash from operating activities of $797 million for the same period in 2014, primarily due to unfavorable changes in working capital.

Three and Nine Months Ended June 30, 2016 Compared to Corresponding Periods Ended June 30, 2015

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Net sales	$4,362	$5,402	–19%	$12,893	$15,909	–19%
Cost of sales	3,916	4,848	–19%	11,649	14,439	–19%

Gross profit	446	554	–19%	1,244	1,470	–15%
Selling, general and administrative expenses	(315)	(299)	5%	(820)	(906)	–9%
Restructuring and impairment costs	(75)	—	*	(244)	—	*
Net financing charges	(2)	(4)	–50%	(8)	(11)	–27%
Equity income	89	71	25%	260	225	16%

Income before income taxes	143	322	–56%	432	778	–44%
Income tax provision	136	98	*	1,027	134	*

Net income (loss)	7	224	*	(595)	644	*
Income attributable to noncontrolling interests	21	16	31%	61	53	15%

Net income (loss) attributable to Adient	$(14)	$208	*	$(656)	$591	*

*
Measure not meaningful

  Net Sales

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Net sales	$4,362	$5,402	–19%	$12,893	$15,909	–19%

        Net sales for the three months ended June 30, 2016 were unfavorably impacted by the YFAI joint venture ($1,002 million) and foreign currency translation ($27 million). Excluding the above items, net sales decreased by $11 million, or less than 1%, primarily due to higher volumes attributable to growth in Asia and Europe due to changes in automotive production levels, partially offset by expiring programs in North America. Refer to the segment analysis below for a discussion of net sales by segment.

        Net sales for the nine months ended June 30, 2016 were unfavorably impacted by the YFAI joint venture ($2,939 million) and foreign currency translation ($402 million). Excluding the above items, net sales increased by $325 million, or 2%, primarily due to higher volumes attributable to growth in Asia and Europe, partially offset by softness in the Americas due to changes in automotive production levels and expiring programs in North America. Refer to the segment analysis below for a discussion of net sales by segment.

  Cost of Sales / Gross Profit

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Cost of sales	$3,916	$4,848	–19%	$11,649	$14,439	–19%
Gross profit	446	554	–19%	1,244	1,470	–15%
% of sales	10.2%	10.3%		9.6%	9.2%

        Cost of sales for the three months ended June 30, 2016 was favorably impacted by the YFAI joint venture ($904 million) and foreign currency translation ($26 million). Excluding the above items, costs of sales decreased by $2 million, or less than 1%. These items favorably impacted current period gross profit as a percent of net sales by 10 basis points. The increase in gross profit as a percent of net sales is primarily due to the impact of the YFAI joint venture, operational efficiencies and the result of cost reduction initiatives. Refer to the segment analysis below for a discussion of segment income by segment.

        Cost of sales for the nine months ended June 30, 2016 was favorably impacted by the YFAI joint venture ($2,705 million) and foreign currency translation ($359 million). Excluding the above items, costs of sales increased by $274 million, or 2%. These items favorably impacted current period gross profit as a percent of net sales by 20 basis points. The increase in gross profit as a percent of net sales is primarily due to the impact of the YFAI joint venture, operational efficiencies and the result of cost reduction initiatives. Refer to the segment analysis below for a discussion of segment income by segment.

  Selling, General and Administrative Expenses

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Selling, general and administrative expenses	$315	$299	5%	$820	$906	–9%
% of sales	7.2%	5.5%		6.4%	5.7%

        Selling, general and administrative expenses (SG&A) for the three months ended June 30, 2016 was unfavorably impacted by separation costs ($122 million), partially offset by the impact of the YFAI joint venture ($48 million) and a favorable legal settlement ($14 million). Excluding the above items, SG&A decreased by $44 million, or 15%, primarily due to lower corporate allocations ($26 million), prior year transaction costs ($11 million) and the result of cost reduction initiatives. Refer to the segment analysis below for a discussion of segment income by segment.

        SG&A for the nine months ended June 30, 2016 was favorably impacted by the YFAI joint venture ($154 million), foreign currency translation ($26 million) and a favorable legal settlement ($20 million), offset by separation costs ($254 million). Excluding the above items, SG&A decreased by $140 million, or 15%, primarily due to lower corporate allocations ($69 million), prior year transaction costs ($28 million) and the result of cost reduction initiatives. Refer to the segment analysis below for a discussion of segment income by segment.

  Restructuring and Impairment Costs

	Three Months Ended June 30,				Nine Months Ended June 30,
(in millions)	2016	2015	Change		2016	2015	Change
Restructuring and impairment costs	$75	$—		*	$244	$—		*
% of sales	1.7%	0.0%			1.9%	0.0%

*
Measure not meaningful

        Refer to Note 8, "Significant Restructuring and Impairment Costs," of the notes to combined unaudited interim financial statements for information related to Adient's restructuring plans.

  Net Financing Charges

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Net financing charges	$2	$4	–50%	$8	$11	–27%

        Net financing charges decreased for the three months ended June 30, 2016 and the nine months ended June 30, 2016 primarily due to variations in Adient's average borrowing levels primarily in foreign jurisdictions.

  Equity Income

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Equity income	$89	$71	25%	$260	$225	16%

        The increase in equity income was primarily due to current year income related to the YFAI joint venture and higher equity income from certain other partially-owned Seating affiliates. Refer to the segment analysis below for a discussion of segment income by segment. Refer to Note 17, "Nonconsolidated Partially-Owned Affiliates," of the notes to combined unaudited interim financial statements for further disclosure related to Adient's nonconsolidated partially-owned affiliates.

  Income Tax Provision

	Three Months Ended June 30,				Nine Months Ended June 30,
(in millions)	2016	2015	Change		2016	2015	Change
Income tax provision	$136	$98		*	$1,027	$134		*

*
Measure not meaningful

        In calculating the provision for income taxes, Adient uses an estimate of the annual effective tax rate based upon the facts and circumstances known at each interim period. On a quarterly basis, the annual effective tax rate is adjusted, as appropriate, based upon changed facts and circumstances, if any, as compared to those forecasted at the beginning of the fiscal year and each interim period thereafter.

        For the three and nine months ended June 30, 2016, Adient's effective tax rate was 95% and 238%, respectively. The effective rate was higher than the U.S. federal statutory rate of 35% primarily due to a one-time non-cash tax charge in the second quarter of fiscal 2016 for Adient's change in assertion over permanently reinvested earnings as a result of the proposed separation ($778 million), the jurisdictional mix of restructuring and impairment costs, the tax impacts of separation costs, and a non-recurring non-cash tax charge in the third quarter of fiscal 2016 related to changes in entity tax status associated with the proposed separation ($85 million), partially offset by the benefits of global tax planning initiatives and foreign tax rate differentials. For the three and nine months ended June 30, 2015, Adient's effective tax rate was 30% and 17%, respectively. The effective rate was lower than the U.S. federal statutory rate of 35% primarily due to global tax planning and foreign tax rate differentials, partially offset by a non-cash tax charge in the third quarter of fiscal 2015 for Adient's change in assertion over permanently reinvested earnings associated with the Interiors joint venture transaction ($75 million) and a tax law change in Japan.

  Income Attributable to Noncontrolling Interests

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Income attributable to noncontrolling interests	$21	$16	31%	$61	$53	15%
        The increase in income attributable to noncontrolling interests for the three and nine months ended June 30, 2016 was primarily due to higher income at partially-owned Seating affiliates.

  Net Income Attributable to Adient

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Net income (loss) attributable to Adient	$(14)	$208	*	$(656)	$591	*

*
Measure not meaningful

        The decrease in net income attributable to Adient for the three months ended June 30, 2016 was primarily due to costs related to the separation of Adient ($122 million), a non-recurring non-cash tax charge related to changes in entity tax status associated with the proposed separation ($85 million) and current period restructuring and impairment charges ($75 million), partially offset by a non-cash tax charge in the third quarter of fiscal 2015 for Adient's change in assertion over permanently reinvested earnings associated with the Interiors joint venture transaction ($75 million). Excluding these items, net of tax, net income attributable to Adient decreased by $38 million.

        The decrease in net income attributable to Adient for the nine months ended June 30, 2016 was primarily due to a non-cash one-time tax charge for a change in assertion over permanently reinvested earnings as a result of the proposed separation ($778 million), costs related to the separation of Adient ($254 million), restructuring and impairment costs ($244 million) and a non-recurring non-cash tax charge related to changes in entity tax status associated with the proposed separation ($85 million), partially offset by a non-cash tax charge in the third quarter of fiscal 2015 for Adient's change in assertion over permanently reinvested earnings associated with the Interiors joint venture transaction ($75 million). Excluding these items, net of tax, net income attributable to Adient increased by $2 million.

  Comprehensive Income (Loss) Attributable to Adient

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Comprehensive income (loss) attributable to Adient	$(95)	$330	*	$(698)	$42	*

*
Measure not meaningful

        The decrease in comprehensive loss attributable to Adient for the three months ended June 30, 2016 was primarily due to lower net income (loss) attributable to Adient ($222 million) as discussed above and by unfavorable foreign currency translation adjustments ($202 million). The unfavorable foreign currency translation adjustments were primarily driven by the weakening of the Chinese yuan and Euro against the U.S. dollar in the current year.

        The decrease in comprehensive loss attributable to Adient for the nine months ended June 30, 2016 was primarily due to lower net income (loss) attributable to Adient ($1,247 million) as discussed above, partially offset by favorable foreign currency translation adjustments ($497 million). The favorable foreign currency translation adjustments were primarily driven by the weakening of the Brazilian real, Euro, Japanese yen and Polish zloty against the U.S. dollar in the prior year.

  Segment Analysis

        Management evaluates the performance of its business units based primarily on segment income, which is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring and impairment costs, and net mark-to-market adjustments on pension and postretirement plans.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Net Sales
Seating	$4,338	$4,337	0%	$12,776	$12,767	0%
Interiors	24	1,065	–98%	117	3,142	–96%

Total net sales	$4,362	$5,402	–19%	$12,893	$15,909	–19%

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Segment Income
Seating	$208	$276	–25%	$634	$691	–8%
Interiors	12	50	–76%	50	98	–49%
Total restructuring and impairment costs	(75)	—	*	(244)	—	*
Net financing charges	(2)	(4)	–50%	(8)	(11)	–27%

Income before income taxes	$143	$322	–56%	$432	$778	–44%

*
Measure not meaningful

  Seating

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Net sales	$4,338	$4,337	0%	$12,776	$12,767	0%
Segment income	208	276	–25%	634	691	–8%

          Three Months

    •
    Net sales increased for the three months ended June 30, 2016 due to higher volumes ($93 million), partially offset by the unfavorable impact of foreign currency translation ($27 million), and net unfavorable pricing and commercial settlements ($65 million). The higher volumes were attributable to growth in Asia and Europe due to changes in automotive production levels, partially offset by expiring programs in North America.

    •
    Segment income decreased for the three months ended June 30, 2016 due to current year separation costs ($122 million), net unfavorable pricing and commercial settlements ($23 million), net unfavorable selling, general and administrative expenses ($13 million) as a result of restructuring actions and operational efficiencies, the unfavorable impact of foreign currency translation ($1 million), partially offset by lower operating costs ($28 million), higher volumes as discussed above ($18 million), a favorable legal settlement ($14 million), lower engineering expenses ($10 million), lower purchasing costs resulting from supplier price concessions ($9 million), higher equity income ($9 million) and incremental operating income related to a prior year business acquisition ($3 million).

          Year-to-Date

    •
    Net sales increased for the nine months ended June 30, 2016 due to higher volumes ($484 million) and incremental sales related to a prior year business acquisition ($19 million), partially offset by the unfavorable impact of foreign currency translation ($392 million), and net unfavorable pricing and commercial settlements ($102 million). The higher volumes attributable to growth in Asia and Europe, partially offset by softness in the Americas due to changes in automotive production levels and expiring programs in North America.

    •
    Segment income decreased for the nine months ended June 30, 2016 due to current year separation costs ($254 million, the unfavorable impact of foreign currency translation ($16 million), net unfavorable pricing and commercial settlements ($7 million), partially offset by lower operating costs ($64 million), higher volumes as discussed above ($46 million), lower purchasing costs resulting from supplier price concessions ($29 million), lower engineering expenses ($23 million), a favorable legal settlement ($20 million), higher equity income ($17 million), lower selling, general and administrative expenses ($16 million) as a result of restructuring actions and operational efficiencies and incremental operating income related to a prior year business acquisition ($5 million).

  Interiors

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2016	2015	Change	2016	2015	Change
Net sales	$24	$1,065	–98%	$117	$3,142	–96%
Segment income	12	50	–76%	50	98	–49%

          Three Months

    •
    Net sales decreased for the three months ended June 30, 2016 due to the impact of the YFAI joint venture ($1,002 million) and lower volumes primarily due to plant wind downs ($45 million), partially offset by favorable pricing, and commercial settlements ($3 million).

    •
    Segment income decreased for the three months ended June 30, 2016 due to the impact of the July 2, 2015 joint venture transaction and related prior year held for sale depreciation impact ($55 million), lower volumes as discussed above ($9 million), partially offset by lower selling, general and administrative expenses ($12 million), prior year transaction costs ($11 million), and lower operating costs ($3 million).

          Year-to-Date

    •
    Net sales decreased for the nine months ended June 30, 2016 due to the impact of the YFAI joint venture ($2,939 million), lower volumes primarily due to plant wind downs ($77 million), the unfavorable impact of foreign currency translation ($10 million), partially offset by net favorable pricing and commercial settlements ($1 million).

    •
    Segment income decreased for the nine months ended June 30, 2016 due to the July 2, 2015 joint venture transaction and related prior year held for sale depreciation impact ($109 million), lower volumes as discussed above ($14 million), unfavorable pricing and commercial settlements ($5 million), the unfavorable impact of foreign currency translation ($1 million), partially offset by prior year transaction costs ($28 million), lower selling, general and administrative expenses ($24 million), favorable settlements from prior year business divestitures ($22 million) and lower operating costs ($7 million).

Fiscal Year 2015 Compared to Fiscal Year 2014

	Year Ended September 30,
(in millions)	2015	2014	Change
Net sales	$20,071	$22,041	–9%
Cost of sales	18,219	20,088	–9%

Gross profit	1,852	1,953	–5%
Selling, general and administrative expenses	(1,131)	(1,308)	–14%
Gain (loss) on business divestitures—net	137	(86)	*
Restructuring and impairment costs	(182)	(158)	15%
Net financing charges	(12)	(15)	–20%
Equity income	295	284	4%

Income before income taxes	959	670	43%
Income tax provision	418	296	41%

Net income	541	374	45%
Income attributable to noncontrolling interests	66	67	–1%

Net income attributable to Adient	$475	$307	55%

*
Measure not meaningful

  Net Sales

	Year Ended September 30,
(in millions)	2015	2014	Change
Net sales	$20,071	$22,041	–9%

        Net sales for the year ended September 30, 2015 were unfavorably impacted by foreign currency translation ($1.6 billion) and by the impact of the YFAI joint venture ($924 million). Excluding the above items, net sales increased by $563 million, or 3%, primarily due to higher volumes, incremental sales related to business acquisitions, and net favorable pricing and commercial settlements in South America, partially offset by lower volumes related to a prior year divestiture. The increase in volumes was attributable to increased automotive production levels in the majority of regions around the globe with the exception of South America. Refer to the segment analysis below for a discussion of net sales by segment.

  Cost of Sales / Gross Profit

	Year Ended September 30,
(in millions)	2015	2014	Change
Cost of sales	$18,219	$20,088	–9%
Gross profit	1,852	1,953	–5%
% of sales	9.2%	8.9%

        Cost of sales for the year ended September 30, 2015 was favorably impacted by foreign currency translation ($1.5 billion) and by the impact of the YFAI joint venture ($843 million). Excluding the above items, cost of sales increased by $464 million, or 2%. These items favorably impacted current period gross profit as a percent of net sales by 20 basis points. Gross profit as a percentage of sales was also favorably impacted by lower purchasing costs related to supplier pricing concessions, the benefits of cost reduction initiatives and favorable commercial settlements due to recoveries in South America, partially offset by higher operating costs related to current year platform launches and other inefficiencies. Mark-to-market adjustments on pension and postretirement plans had a net favorable impact on cost of sales of $7 million ($3 million charge in fiscal 2015 compared to a $10 million charge in fiscal 2014). Refer to the segment analysis below for a discussion of segment income by segment.

  Selling, General and Administrative Expenses

	Year Ended September 30,
(in millions)	2015	2014	Change
Selling, general and administrative expenses	$1,131	$1,308	–14%
% of sales	5.6%	5.9%

        SG&A for the year ended September 30, 2015 was favorably impacted by foreign currency translation ($68 million) and by the impact of the YFAI joint venture ($48 million). Excluding the above items, SG&A decreased by $61 million, or 5%, primarily due to lower engineering expenses resulting from higher cost recoveries and lower program support requirements, and lower employee related costs from cost reduction initiatives, partially offset by transaction and integration costs. Mark-to-market adjustments on pension and postretirement plans had a net favorable impact on SG&A of $37 million ($3 million charge in fiscal 2015 compared to a $40 million charge in fiscal 2014) primarily due to decreases in discount rates for certain non-U.S. pension plans in the prior year. Refer to the segment analysis below for a discussion of segment income by segment.

  Gain (Loss) on Business Divestitures—Net

	Year Ended September 30,
(in millions)	2015	2014	Change
Gain (loss) on business divestitures—net	$137	$(86)		*

*
Measure not meaningful

        The gain in fiscal 2015 relates primarily to the YFAI joint venture transaction and the loss in fiscal 2014 relates primarily to the divestiture of the Interiors headliner and sun visor product lines. Refer to Note 2, "Acquisitions and Divestitures," of the notes to the combined financial statements for further information on the gain (loss) on business divestitures—net.

  Restructuring and Impairment Costs

	Year Ended September 30,
(in millions)	2015	2014	Change
Restructuring and impairment costs	$182	$158	15%

        Refer to Note 15, "Significant Restructuring and Impairment Costs," of the notes to the combined financial statements for information related to Adient's restructuring plans.

  Net Financing Charges

	Year Ended September 30,
(in millions)	2015	2014	Change
Net financing charges	$12	$15	–20%

        Net financing charges decreased in fiscal 2015 as compared to fiscal 2014 primarily due to lower average borrowing levels.

  Equity Income

	Year Ended September 30,
(in millions)	2015	2014	Change
Equity income	$295	$284	4%

        The increase in equity income was primarily due to higher current year income at certain partially-owned Seating affiliates in China resulting from higher automotive production levels. Refer to the segment analysis below for a discussion of segment income by segment. Refer to Note 19, "Nonconsolidated Partially-Owned Affiliates," of the notes to the combined financial statements for further disclosure related to Adient's nonconsolidated partially-owned affiliates.

  Income Tax Provision

	Year Ended September 30,
(in millions)	2015	2014	Change
Income tax provision	$418	$296	41%

        The effective tax rate of 44% is above the U.S. statutory rate for fiscal 2015 primarily due to the tax consequences of business divestitures ($356 million) partially offset by the benefits of U.S. tax on foreign income ($252 million), income in certain non-U.S. jurisdictions with a tax rate lower than the U.S. statutory tax rate ($13 million) and global tax planning initiatives. The effective tax rate of 44% is above the U.S. statutory rate for fiscal 2014 primarily due to the tax consequences of business divestitures partially offset by the benefits of continuing global tax planning initiatives and income in certain non-U.S. jurisdictions with a tax rate lower than the U.S. statutory tax rate. The global tax planning initiatives in both fiscal years relate primarily to Adient's portion of Johnson Controls' foreign tax credit planning, global financing structures and alignments of its global business functions in a tax efficient manner.

  Valuation Allowances

        As a result of our fiscal 2015 analysis of the realizability of our worldwide deferred tax assets, and after considering tax planning initiatives and other positive and negative evidence, Adient determined that it was more likely than not that deferred tax assets within South Africa would be realized. Therefore, Adient released $13 million of net valuation allowances as income tax benefit in the fiscal year ended September 30, 2015.

  Other Tax Matters

        In fiscal 2015, Adient completed its global automotive interiors joint venture with Yanfeng Automotive Trim Systems. Refer to Note 2, "Acquisitions and Divestitures," of the notes to the combined financial statements for additional information. In connection with the joint venture transaction, Adient recorded a pre-tax gain on divestiture of $127 million, $20 million net of tax. The tax impact of the gain is due to the jurisdictional mix of gains and losses on the divestiture, which resulted in non-benefited expenses in certain countries and taxable gains in other countries. In addition, in fiscal 2015, Adient provided income tax expense for repatriation of cash and other tax reserves associated with the Interiors joint venture transaction, which resulted in a tax charge of $293 million.

        In fiscal 2014, Adient disposed of its Interiors headliner and sun visor product lines. Refer to Note 2, "Acquisitions and Divestitures," of the notes to the combined financial statements for additional information. As a result, Adient recorded a pre-tax loss on divestiture of $95 million and income tax expense of $38 million. The income tax expense is due to the jurisdictional mix of gains and losses on the sale, which resulted in non-benefited losses in certain countries and taxable gains in other countries.

  Income Attributable to Noncontrolling Interests

	Year Ended September 30,
(in millions)	2015	2014	Change
Income attributable to noncontrolling interests	$66	$67	–1%

        The decrease in income attributable to noncontrolling interests for fiscal 2015 was primarily due to lower income at partially-owned Seating affiliates in North America.

  Net Income Attributable to Adient

	Year Ended September 30,
(in millions)	2015	2014	Change
Net income attributable to Adient	$475	$307	55%

        The increase in net income attributable to Adient was primarily due to lower selling, general and administrative expenses, and net gains on business divestitures, partially offset by higher income tax expense.

  Comprehensive Income (Loss) Attributable to Adient

	Year Ended September 30,
(in millions)	2015	2014	Change
Comprehensive income (loss) attributable to Adient	$(48)	$49		*

*
Measure not meaningful

        The increase in comprehensive loss attributable to Adient was primarily due to unfavorable foreign currency translation adjustments ($259 million), partially offset by higher net income attributable to Adient ($168 million). The unfavorable foreign currency translation adjustments were primarily driven by the weakening of the Brazilian real, British pound, Czech koruna, Euro, Japanese yen and Polish zloty against the U.S. dollar in the current year.

  Segment Analysis

        Management evaluates the performance of its business units based primarily on segment income, which is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring and impairment costs, and net mark-to-market adjustments on pension and postretirement plans.

	Year Ended September 30,
(in millions)	2015	2014	Change
Net Sales
Seating	$16,859	$17,871	–6%
Interiors	3,212	4,170	–23%

Total net sales	$20,071	$22,041	–9%

	Year Ended September 30,
	2015	2014	Change
Segment Income (Loss)
Seating	$935	$898	4%
Interiors	224	(5)	*
Net financing charges	(12)	(15)	–20%
Restructuring and impairment costs	(182)	(158)	15%
Net mark-to-market adjustments on pension and postretirement plans	(6)	(50)	–88%

Income before income taxes	$959	$670	43%

*
Measure not meaningful

  Seating

	Year Ended September 30,
(in millions)	2015	2014	Change
Net sales	$16,859	$17,871	–6%
Segment income	935	898	4%
  •
  Net sales decreased due to the unfavorable impact of foreign currency translation ($1.4 billion), partially offset by higher volumes ($277 million), incremental sales related to a business acquisition ($57 million), and net favorable pricing and commercial settlements ($34 million). The increase in volumes was attributable to increased automotive production levels in North America and Europe, partially offset by decreases in production levels in South America.

  •
  Segment income increased due to lower purchasing costs resulting from supplier price concessions ($64 million), higher volumes as discussed above ($29 million), net favorable pricing and commercial settlements due to recoveries in South America ($48 million), lower engineering expenses due to higher cost recoveries and lower program support requirements ($29 million), higher equity income resulting from higher automotive production levels in China ($20 million), a gain on a business divestiture ($10 million), lower selling, general and administrative expenses ($9 million), and incremental operating income related to a business acquisition ($7 million), partially offset by higher operating costs related to current year platform launches and other inefficiencies ($132 million), and the unfavorable impact of foreign currency translation ($47 million).

  Interiors

	Year Ended September 30,
(in millions)	2015	2014	Change
Net sales	$3,212	$4,170	–23%
Segment income (loss)	224	(5)		*

*
Measure not meaningful
  •
  Net sales decreased due to the impact of the YFAI joint venture ($924 million), lower volumes related to a prior year business divestiture ($248 million) and the unfavorable impact of foreign currency translation ($229 million), partially offset by higher volumes ($371 million), net favorable pricing and commercial settlements ($45 million), and incremental sales related to business acquisitions ($27 million). The increase in volumes was primarily attributable to increased automotive production levels in North America, China and Europe, partially offset by sales containing lower vehicle content.

  •
  Segment income increased due to the net gain on the YFAI joint venture transaction ($127 million), a prior year net loss on business divestitures ($86 million), higher volumes as discussed above ($37 million), lower operating costs resulting from the held for sale depreciation impact of the contributed interiors business to YFAI ($25 million), lower selling, general and administrative expenses ($10 million), lower purchasing costs ($6 million), lower engineering expenses ($5 million), higher equity income ($3 million) and incremental operating income related to business acquisitions ($3 million), partially offset by current year transaction and integration costs ($38 million), lower operating income related to a current year business divestiture ($19 million), net unfavorable pricing and commercial settlements ($12 million), and the unfavorable impact of foreign currency translation ($4 million).

Fiscal Year 2014 Compared to Fiscal Year 2013

	Year Ended September 30,
(in millions)	2014	2013	Change
Net sales	$22,041	$20,470	8%
Cost of sales	20,088	18,895	6%

Gross profit	1,953	1,575	24%
Selling, general and administrative expenses	(1,308)	(1,203)	9%
Gain (loss) on business divestitures—net	(86)	29	*
Restructuring and impairment costs	(158)	(280)	–44%
Net financing charges	(15)	(10)	50%
Equity income	284	302	–6%

Income before income taxes	670	413	62%
Income tax provision	296	168	76%

Net income	374	245	53%
Income attributable to noncontrolling interests	67	58	16%

Net income attributable to Adient	$307	$187	64%

*
Measure not meaningful

  Net Sales

	Year Ended September 30,
(in millions)	2014	2013	Change
Net sales	$22,041	$20,470	8%

        Net sales for the year ended September 30, 2014 were favorably impacted by foreign currency translation ($87 million). Excluding the impact of foreign currency translation, net sales increased by $1.5 billion, or 7% as compared to the prior year, primarily due to higher volumes attributable to increased production levels in the majority of regions around the globe with the exception of South America, incremental sales related to business acquisitions, and net favorable pricing and commercial settlements in China and Europe, partially offset by lower volumes related to business divestitures. Refer to the segment analysis below for a discussion of net sales by segment.

  Cost of Sales / Gross Profit

	Year Ended September 30,
(in millions)	2014	2013	Change
Cost of sales	$20,088	$18,895	6%
Gross profit	1,953	1,575	24%
% of sales	8.9%	7.7%

        Cost of sales for the year ended September 30, 2014 was unfavorably impacted by foreign currency translation ($83 million). Excluding the impact of foreign currency translation, cost of sales increased by $1.1 billion, or 6%, and gross profit as a percentage of net sales increased by 120 basis points. The increase in gross profit is primarily due to higher volumes as discussed above, lower operating costs resulting from lower current year launch costs and the held for sale depreciation impact of the contributed interiors business to YFAI, and lower purchasing costs related to supplier pricing concessions, partially offset by net unfavorable pricing and commercial settlements. Mark-to-market adjustments on pension and postretirement plans had a net unfavorable impact on cost of sales of $20 million ($10 million charge in fiscal 2014 compared to a $10 million gain in fiscal 2013) primarily due to a decrease in discount rates. Refer to the segment analysis below for a discussion of segment income by segment.

  Selling, General and Administrative Expenses

	Year Ended September 30,
(in millions)	2014	2013	Change
Selling, general and administrative expenses	$1,308	$1,203	9%
% of sales	5.9%	5.9%

        SG&A for the year ended September 30, 2014 increased by $105 million, or 9%, primarily due to higher employee related expenses, partially offset by lower engineering expenses, prior year distressed supplier costs and the benefits of cost reduction initiatives. The year over year impact of foreign currency translation on SG&A was not material. Mark-to-market adjustments on pension and postretirement plans had a net unfavorable impact on SG&A of $17 million ($40 million charge in fiscal 2014 compared to a $23 million charge in fiscal 2013) primarily due to a decrease in discount rates. Refer to the segment analysis below for a discussion of segment income by segment.

  Gain (Loss) on Business Divestitures—Net

	Year Ended September 30,
(in millions)	2014	2013	Change
Gain (loss) on business divestitures—net	$(86)	$29		*

*
Measure not meaningful

        The loss in fiscal 2014 relates primarily to the divestiture of the Interiors headliner and sun visor product lines and the gain in fiscal 2013 relates to a divestiture in the Seating segment. Refer to Note 2, "Acquisitions and Divestitures," of the notes to the combined financial statements for further information on the gain (loss) on business divestitures—net.

  Restructuring and Impairment Costs

	Year Ended September 30,
(in millions)	2014	2013	Change
Restructuring and impairment costs	$158	$280	–44%

        Refer to Note 15, "Significant Restructuring and Impairment Costs," of the notes to the combined financial statements for information related to Adient's restructuring plans.

  Net Financing Charges

	Year Ended September 30,
(in millions)	2014	2013	Change
Net financing charges	$15	$10	50%

        Net financing charges increased in fiscal 2014 as compared to fiscal 2013 primarily due to higher average borrowing levels.

  Equity Income

	Year Ended September 30,
(in millions)	2014	2013	Change
Equity income	$284	$302	–6%

        The decrease in equity income was primarily due to gains in fiscal 2013 on acquisitions of partially-owned affiliates ($106 million), partially offset by higher current year income at certain partially-owned affiliates in China resulting from higher automotive production levels. Refer to the segment analysis below for a discussion of segment income by segment. Refer to Note 19, "Nonconsolidated Partially-Owned Affiliates," of the notes to the combined financial statements for further disclosure related to Adient's nonconsolidated partially-owned affiliates.

  Income Tax Provision

	Year Ended September 30,
(in millions)	2014	2013	Change
Income tax provision	$296	$168	76%

        The effective tax rate of 44% is above the U.S. statutory rate for fiscal 2014 primarily due to the tax consequences of business divestitures ($71 million) partially offset by income in certain non-U.S. jurisdictions with a tax rate lower than the U.S. statutory tax rate ($14 million) and global tax planning initiatives. The effective tax rate of 41% is above the U.S. statutory rate for fiscal 2013 primarily due to foreign losses with no associated tax benefit. The global tax planning initiatives in both fiscal years relate primarily to Adient's portion of Johnson Controls' foreign tax credit planning, global financing structures and alignments of its global business functions in a tax efficient manner.

  Valuation Allowances

        As a result of our fiscal 2013 analysis of the realizability of our worldwide deferred tax assets, and after considering tax planning initiatives and other positive and negative evidence, Adient determined that it was more likely than not that deferred tax assets within Romania would not be realized. Therefore, Adient recorded $10 million of net valuation allowances as income tax expense in the fiscal year ended September 30, 2013.

  Other Tax Matters

        In fiscal 2014, Adient disposed of its Interiors headliner and sun visor product lines. Refer to Note 2, "Acquisitions and Divestitures," of the notes to the combined financial statements for additional information. As a result, Adient recorded a pre-tax loss on divestiture of $95 million and income tax expense of $38 million. The income tax expense is due to the jurisdictional mix of gains and losses on the sale, which resulted in non-benefited losses in certain countries and taxable gains in other countries.

  Income Attributable to Noncontrolling Interests

	Year Ended September 30,
(in millions)	2014	2013	Change
Income attributable to noncontrolling interests	$67	$58	16%

        The increase in income attributable to noncontrolling interests for fiscal 2014 was primarily due to higher income at certain partially-owned Seating affiliates in North America.

  Net Income Attributable to Adient

	Year Ended September 30,
(in millions)	2014	2013	Change
Net income attributable to Adient	$307	$187	64%

        The increase in net income attributable to Adient was primarily due to higher gross profit and lower restructuring and impairment costs, partially offset by higher income tax expense, higher selling, general and administrative expenses, and loss on business divestitures.

  Comprehensive Income Attributable to Adient

	Year Ended September 30,
(in millions)	2014	2013	Change
Comprehensive income attributable to Adient	$49	$196	–75%

        The decrease in comprehensive income attributable to Adient was primarily due to unfavorable foreign currency translation adjustments ($262 million), partially offset by higher net income attributable to Adient ($120 million). The unfavorable foreign currency translation adjustments were primarily driven by the weakening of the Euro against the U.S. dollar in the current year.

  Segment Analysis

        Management evaluates the performance of its business units based primarily on segment income, which is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring and impairment costs, and net mark-to-market adjustments on pension and postretirement plans.

	Year Ended September 30,
(in millions)	2014	2013	Change
Net Sales
Seating	$17,871	$16,621	8%
Interiors	4,170	3,849	8%

Total net sales	$22,041	$20,470	8%

	Year Ended September 30,
	2014	2013	Change
Segment Income (Loss)
Seating	$898	$737	22%
Interiors	(5)	(21)	76%
Net financing charges	(15)	(10)	50%
Restructuring and impairment costs	(158)	(280)	–44%
Net mark-to-market adjustments on pension and postretirement plans	(50)	(13)	*

Income before income taxes	$670	$413	62%

*
Measure not meaningful

  Seating

	Year Ended September 30,
(in millions)	2014	2013	Change
Net sales	$17,871	$16,621	8%
Segment income	898	737	22%
  •
  Net sales increased due to higher volumes attributable to increased automotive production levels in the majority of regions around the globe with the exception of South America ($1.1 billion), incremental sales related to business acquisitions ($139 million) and the favorable impact of foreign currency translation ($44 million), partially offset by lower volumes due to a prior year business divestiture ($53 million), and net unfavorable pricing and commercial settlements ($25 million).

  •
  Segment income increased due to higher volumes as discussed above ($129 million), lower operating costs resulting from lower current year launch costs and continuous improvement efficiencies ($137 million), lower purchasing costs from supplier price concessions ($88 million), higher equity income resulting from higher automotive production levels in China ($71 million), prior year distressed supplier costs ($21 million), lower engineering expenses ($20 million), incremental operating income due to business acquisitions ($9 million) and the favorable impact of foreign currency translation ($4 million), partially offset by higher selling, general and administrative expenses resulting from higher employee related expenses ($116 million), prior year gains on acquisitions of partially-owned affiliates ($106 million), net unfavorable pricing and commercial settlements ($58 million), a prior year gain on business divestiture ($29 million) and lower operating income due to a prior year business divestiture ($9 million).

  Interiors

	Year Ended September 30,
(in millions)	2014	2013	Change
Net sales	$4,170	$3,849	8%
Segment loss	(5)	(21)	76%
  •
  Net sales increased due to higher volumes ($333 million), net favorable pricing and commercial settlements ($79 million), and the favorable impact of foreign currency translation ($43 million), partially offset by lower volumes related to business divestitures ($134 million). The increase in volumes was primarily attributable to increased automotive production levels in China, Europe and North America.

  •
  Segment income increased due to higher volumes as discussed above ($63 million), lower operating costs related to the held for sale depreciation impact of the contributed interiors business to YFAI ($47 million), higher equity income resulting from higher automotive production levels in China ($19 million) and lower purchasing costs ($6 million), partially offset by a net loss on business divestitures ($86 million), lower operating income due to a business divestiture ($15 million), net unfavorable pricing and commercial settlements ($8 million), higher selling, general and administrative expenses ($8 million), and higher engineering expenses ($2 million).

Liquidity and Capital Resources

        Adient's primary liquidity needs are to fund general business requirements, including working capital, capital expenditures, restructuring and impairment costs and debt service requirements. Adient's principal sources of liquidity are cash flows from operating activities, funding from Johnson Controls and existing cash balances. Adient actively manages its working capital and associated cash requirements and continually seeks more effective uses of cash. Working capital is highly influenced by the timing of cash flows associated with sales and purchases, and therefore can be difficult to manage at times. See below and the "Description of Material Indebtedness" section of this information statement for discussion of future financing arrangements.

  Indebtedness

        In July 2016, AGH entered into credit facilities providing for commitments with respect to a $1.5 billion Revolving Credit Facility and a $1.5 billion Term Loan A Facility. The credit facilities mature in July 2021. Commencing June 30, 2017 (or if the distribution occurs prior to December 31, 2016, the last day of the first full fiscal quarter after distribution), the Term Loan A Facility will require quarterly amortization payments of 0.625% of the original principal amount thereof in the first year, increasing to 2.50% of the original principal amount thereof by the fourth year. Following the distribution date, the Credit Facility will contain covenants that include, among other things and subject to certain significant exceptions, restrictions on Adient's ability to declare or pay dividends, make certain payments in respect of the notes, create liens, incur additional indebtedness, make investments, engage in transactions with affiliates, enter into agreements restricting Adient's subsidiaries' ability to pay dividends, dispose of assets and merge or consolidate with any other person. In addition, following the distribution date, the credit facilities will contain a financial maintenance covenant requiring Adient to maintain a total net leverage ratio equal to or less than 3.50 to 1.00, tested on a quarterly basis. The Term Loan A Facility will also require mandatory prepayments in connection with certain non-ordinary course asset sales and insurance recovery and condemnation events, among other things, and subject in each case to certain significant exceptions. Prior to the distribution date, AGH may be required to pay a 0.25% per annum commitment fee on the unused portions of the committed loans under the credit facilities. Following the distribution date and the satisfaction of certain other conditions, AGH will pay a commitment fee on the unused portion of the commitments under the Revolving Credit Facility based on the total net leverage ratio of Adient, ranging from 0.15% to 0.35%. The full amount of the Term Loan A Facility and $750 million of the Revolving Credit Facility are available to AGH prior to the distribution date. Following the distribution date, the credit facilities will bear interest based on either LIBOR or a base rate. LIBOR loans will bear interest at a rate of LIBOR plus a margin between 1.25%-2.25% and base rate loans will bear interest at the base rate plus a margin of between 0.25%-1.25% (margins are determined based on Adient's total net leverage ratio).

        The credit facilities are currently guaranteed by Johnson Controls, Inc. and Johnson Controls International plc.

        Prior to the distribution date, the covenants, representations and warranties and events of default in the credit facilities are substantially identical to those in the Credit Agreement, dated as of March 10, 2016, among Johnson Controls, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto. We refer to this agreement as the "successor credit agreement." The loans made under the credit facilities currently bear interest at the same rate as loans made under the successor JCI credit agreement.

        Additionally, on August 19, 2016, AGH closed the offering of $0.9 billion aggregate principal amount of 4.875% dollar-denominated unsecured notes due 2026 and €1.0 billion aggregate principal amount of 3.50% euro-denominated unsecured notes due 2024, in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended. The proceeds of the notes will be used, together with anticipated borrowings from the new credit facilities, to make a cash transfer of $3.0 billion to Johnson Controls with the remaining proceeds to be used for working capital and general corporate purposes.

  Working Capital

(in millions)	June 30, 2016	September 30, 2015	Change
Current assets	$3,688	$3,806
Current liabilities	(3,889)	(4,011)

Working capital	(201)	(205)	2%
Accounts receivable	$2,132	$2,134	—%
Inventories	691	701	–1%
Accounts payable	2,503	2,653	–6%
  •
  Higher working capital at June 30, 2016 as compared to September 30, 2015 was primarily due to a decrease in accounts payable due to timing of supplier payments.

  •
  Adient's days sales in accounts receivable at June 30, 2016 was 49, consistent with September 30, 2015. There has been no significant adverse change in the level of overdue receivables.

  •
  Adient's inventory turns for the nine months ended June 30, 2016 was consistent with the comparable period ended September 30, 2015.

  •
  Days in accounts payable at June 30, 2016 were 70, a decrease from 76 at September 30, 2015.

(in millions)	September 30, 2015	September 30, 2014	Change
Current assets	$3,806	$4,500
Current liabilities	(4,011)	(4,936)

	(205)	(436)	53%
Accounts receivable	$2,134	$2,027	5%
Inventories	701	745	–6%
Accounts payable	2,653	2,856	–7%
  •
  The increase in working capital at September 30, 2015 as compared to September 30, 2014, was primarily related to increases in accounts receivable and other assets and by decreases in accounts payable due to changes in foreign exchange rates and timing of supplier payments and decreases in other working capital accounts.

  •
  Adient's days sales in accounts receivable at September 30, 2015 were 49, an increase from 45 at September 30, 2014. There has been no significant adverse change in the level of overdue receivables.

  •
  Adient's inventory turns for the year ended September 30, 2015 were lower than the comparable period ended September 30, 2014 primarily due to changes in inventory production levels.

  •
  Days in accounts payable at September 30, 2015 were 76, an increase from 74 at September 30, 2014.

  Cash Flows

	Nine Months Ended June 30,
(in millions)	2016	2015
Cash provided by operating activities	$444	$183
Cash used by investing activities	(278)	(404)
Cash provided (used) by financing activities	(91)	273
Capital expenditures	(312)	(369)
  •
  The increase in cash from operating activities was primarily due to favorable changes in working capital accounts, including a decrease in other current assets related to settlements of outstanding amounts with other subsidiaries of Johnson Controls.

  •
  The decrease in cash from investing activities was primarily due to lower capital expenditures, cash received from a prior period divestiture and prior year acquisitions and investments.

  •
  The decrease in cash from financing activities was primarily due to an increase in net transfers to Johnson Controls.

  •
  The decrease in capital expenditures in the current year is primarily related to a reduction in program spending for new customer launches and the impact from the completion of the YFAI joint venture on July 2, 2015.

	Year Ended September 30,
(in millions)	2015	2014
Cash provided by operating activities	$397	$797
Cash used by investing activities	(489)	(586)
Cash provided (used) by financing activities	93	(225)
Capital expenditures	(478)	(624)
  •
  The decrease in cash provided by operating activities was primarily due to unfavorable changes in accounts receivable, and other assets, partially offset by lower pension contributions, and favorable changes in other working capital accounts.

  •
  The decrease in cash used by investing activities was primarily due to lower capital expenditures.

  •
  The increase in cash from financing activities was primarily due to net transfers from Johnson Controls related to incremental tax liabilities incurred by Johnson Controls resulting from the completion of the global interiors joint venture in fiscal 2015 and lower levels of cash provided by operating activities.

  •
  The decrease in capital expenditures in the current year is primarily related to a reduction in program spending for new customer launches and the impact from the completion of the global interiors joint venture on July 2, 2015.

  Restructuring and Impairment Costs

        To better align its resources with its growth strategies and reduce the cost structure of its global operations to address the softness in certain underlying markets, Adient committed to a significant restructuring plan in fiscal 2016 and recorded $244 million of restructuring and impairment costs in the combined statements of income. The restructuring action related to cost reduction initiatives in the Seating and Interiors segments. The costs consist primarily of workforce reductions, plant closures and asset impairments. Adient currently estimates that upon completion of the restructuring action, the fiscal 2016 restructuring plan will reduce annual operating costs by approximately $105 million, which is primarily the result of lower cost of sales and selling, general and administrative expenses due to reduced employee-related costs and depreciation expense. For fiscal 2016, the savings, net of execution costs, are expected to approximate 27% of the expected annual operating cost reduction. Adient expects that additional savings, net of execution costs, will be achieved in fiscal years 2017-2018 and the full annual benefit of these actions is expected in fiscal 2019. The restructuring action is expected to be substantially complete in fiscal 2017. The restructuring plan reserve balance of $196 million at June 30, 2016 is expected to be paid in cash.

        To better align its resources with its growth strategies and reduce the cost structure of its global operations to address the softness in certain underlying markets, Adient committed to a significant restructuring plan in fiscal 2015 and recorded $182 million of restructuring and impairment costs in the combined statements of income. The costs consist primarily of workforce reductions, plant closures and asset impairments. Adient currently estimates that upon completion of the restructuring action, the fiscal 2015 restructuring plan will reduce annual operating costs by approximately $130 million, which is primarily the result of lower cost of sales and selling, general and administrative expenses due to reduced employee-related costs and depreciation expense. Adient expects that a portion of these savings, net of execution costs, will be achieved in fiscal 2016 and the full annual benefit of these actions is expected in fiscal 2017. For fiscal 2016, the savings, net of execution costs, are expected to approximate 19% of the expected annual operating cost reduction. The restructuring action is expected to be substantially complete in 2016. The restructuring plan reserve balance of $126 million at June 30, 2016 is expected to be paid in cash.

        To better align its resources with its growth strategies and reduce the cost structure of its global operations to address the softness in certain underlying markets, Adient committed to significant restructuring plans in fiscal 2014 and 2013 and recorded $158 million and $280 million, respectively, of restructuring and impairment costs in the combined statements of income. The restructuring actions included workforce reductions, plant closures and asset impairments. Adient currently estimates that upon completion of the restructuring actions, the fiscal 2014 and 2013 restructuring plans will reduce annual operating costs by approximately $85 million and $210 million, respectively, which is primarily the result of lower cost of sales due to reduced employee-related costs and lower depreciation expense. Adient expects that the full annual benefit of these actions, net of execution costs, will be achieved in fiscal 2016. The restructuring actions are expected to be substantially complete in fiscal 2016. The respective year's restructuring plan reserve balances of $28 million and $15 million, respectively, at June 30, 2016 are expected to be paid in cash.

  Contractual Obligations

        A summary of Adient's significant contractual obligations as of September 30, 2015 is as follows (in millions):

	Total	2016	2017 - 2018	2019 - 2020	2021 and Beyond
Long-term debt (including capital lease obligations)	$42	$7	$18	$14	$3
Interest on long-term debt (including capital lease obligations)	6	2	3	1	—
Operating leases	238	75	92	47	24
Purchase obligations	298	285	13	—	—
Pension and postretirement contributions*	183	30	42	50	61

Total contractual cash obligations	$767	$399	$168	$112	$88

*
Amounts reflect current estimates of pension and postretirement contributions as of June 30, 2016.

Off-Balance Sheet Arrangements

        Adient enters into supply chain financing programs in certain foreign jurisdictions to sell accounts receivable without recourse to third-party financial institutions. Sales of accounts receivable are reflected as a reduction of accounts receivable on the combined statements of financial position and the proceeds are included in cash flows from operating activities in the combined statements of cash flows. Adient's overall liquidity is not materially impacted by these programs.

Effects of Inflation and Changing Prices

        The effects of inflation have not been significant to Adient's results of operations in recent years. Generally, Adient has been able to implement operating efficiencies to sufficiently offset cost increases, which have been moderate.

Critical Accounting Estimates and Policies

        Adient prepares its combined financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). This requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates. The following policies are considered by management to be the most critical in understanding the judgments that are involved in the preparation of Adient's combined financial statements and the uncertainties that could impact Adient's results of operations, financial position and cash flows.

  Revenue Recognition

        Adient records revenue when persuasive evidence of an arrangement exists, delivery occurs or services are rendered, the sales price or fee is fixed or determinable and collectability is reasonably assured. Adient delivers products and records revenue pursuant to commercial agreements with its customers generally in the form of an approved purchase order, including the effects of contractual customer price productivity. Adient does negotiate discrete price changes with its customers, which are generally the result of unique commercial issues between Adient and its customers. Adient records amounts associated with discrete price changes as a reduction to revenue when specific facts and circumstances indicate that a price reduction is probable and the amounts are reasonably estimable. Adient records amounts associated with discrete price changes as an increase to revenue upon execution of a legally enforceable contractual agreement and when collectability is reasonable assured.

        Essentially all of Adient's sales are to the automotive industry. In fiscal year 2015, Fiat Chrysler Automobiles N.V. and Ford Motor Company had combined net sales of 13% and 11%, respectively. In fiscal year 2014, Fiat Chrysler Automobiles N.V. and Ford Motor Company had combined net sales of 14% each. In fiscal year 2013, Daimler AG and Ford Motor Company had combined net sales of 16% each.

  Goodwill and Other Long-lived Assets

        Goodwill reflects the cost of an acquisition in excess of the fair values assigned to identifiable net assets acquired. Adient reviews goodwill for impairment during the fourth fiscal quarter or more frequently if events or changes in circumstances indicate the asset might be impaired. Adient performs impairment reviews for its reporting units, which have been determined to be Adient's reportable segments using a fair value method based on management's judgments and assumptions or third party valuations. The fair value of a reporting unit refers to the price that would be received to sell the unit as a whole in an orderly transaction between market participants at the measurement date. In estimating the fair value, Adient uses multiples of earnings based on the average of historical, published multiples of earnings of comparable entities with similar operations and economic characteristics. In certain instances, Adient uses discounted cash flow analyses or estimated sales price to further support the fair value estimates. The inputs utilized in the analyses are classified as Level 3 inputs within the fair value hierarchy as defined in ASC 820, "Fair Value Measurement." The estimated fair value is then compared with the carrying amount of the reporting unit, including recorded goodwill. Adient is subject to financial statement risk to the extent that the carrying amount exceeds the estimated fair value.

        Adient reviews long-lived assets, including property, plant and equipment and other intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that the asset's carrying amount may not be recoverable. Adient conducts its long-lived asset impairment analyses in accordance with ASC 360-10-15, "Impairment or Disposal of Long-Lived Assets." ASC 360-10-15 requires Adient to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals.

        During the second and third quarters of fiscal 2016, Adient concluded it had triggering events requiring assessment of impairment for certain of its long-lived assets in conjunction with its announced restructuring actions. As a result, Adient reviewed the long-lived assets for impairment and recorded a $41 million impairment charge within restructuring and impairment costs on the combined statements of income, of which $9 million was recorded in the second quarter and $32 million was recorded in the third quarter. Of the total impairment charges, $40 million related to the Seating segment and $1 million related to the Interiors segment. Refer to Note 8, "Significant Restructuring and Impairment Costs," of the notes to combined financial statements for additional information. The impairment was measured, depending on the asset, either under an income approach utilizing forecasted discounted cash flows or a market approach utilizing an appraisal to determine fair values of the impairment assets. These methods are consistent with the methods Adient employed in prior periods to value other long-lived assets. The inputs utilized in the analyses are classified as Level 3 inputs within the fair value hierarchy as defined in ASC 820, "Fair Value Measurement" and primarily consist of expected future cash flows, estimated production volumes, discount rates, estimated salvage values and third-party appraisals.

        At June 30, 2015, Adient concluded it did not have any triggering events requiring assessment of impairment of its long-lived assets.

        In fiscal 2015, Adient concluded it had triggering events requiring assessment of impairment for certain of its long-lived assets in conjunction with its announced restructuring actions. As a result, Adient reviewed the long-lived assets for impairment and recorded a $27 million impairment charge within restructuring and impairment costs on the combined statements of income. The total impairment charge related to the Seating segment. Refer to Note 15, "Significant Restructuring and Impairment Costs," of the notes to the combined financial statements for additional information. The impairment was measured, depending on the asset, either under an income approach utilizing forecasted discounted cash flows or a market approach utilizing an appraisal to determine fair values of the impaired assets. These methods are consistent with the methods Adient employed in prior periods to value other long-lived assets. The inputs utilized in the analyses are classified as Level 3 inputs within the fair value hierarchy as defined in ASC 820, "Fair Value Measurement" and primarily consist of expected future cash flows, estimated production volumes, discount rates, estimated salvage values and third-party appraisals.

        In fiscal 2014, Adient concluded it had triggering events requiring assessment of impairment for certain of its long-lived assets in conjunction with its restructuring actions announced in fiscal 2014. As a result, Adient reviewed the long-lived assets for impairment and recorded a $52 million impairment charge within restructuring and impairment costs on the combined statements of income. Of the total impairment charge, $45 million related to the Interiors segment and $7 million related to the Seating segment. Refer to Note 15, "Significant Restructuring and Impairment Costs," of the notes to the combined financial statements for additional information. The impairment was measured, depending on the asset, either under an income approach utilizing forecasted discounted cash flows or a market approach utilizing an appraisal to determine fair values of the impaired assets. These methods are consistent with the methods Adient employed in prior periods to value other long-lived assets. The inputs utilized in the analyses are classified as Level 3 inputs within the fair value hierarchy as defined in ASC 820, "Fair Value Measurement" and primarily consist of expected future cash flows, estimated production volumes, discount rates, estimated salvage values and third-party appraisals.

        In fiscal 2013, Adient concluded it had a triggering event requiring assessment of impairment for certain of its long-lived assets in conjunction with its restructuring actions announced in fiscal 2013. As a result, Adient reviewed the long-lived assets for impairment and recorded a $79 million impairment charge within restructuring and impairment costs on the combined statements of income. Of the total impairment charge, $57 million related to the Interiors segment and $22 million related to the Seating segment. Refer to Note 15, "Significant Restructuring and Impairment Costs," of the notes to the combined financial statements for additional information. The impairment was measured, depending on the asset, either under an income approach utilizing forecasted discounted cash flows or a market approach utilizing an appraisal to determine fair values of the impaired assets. These methods are consistent with the methods Adient employed in prior periods to value other long-lived assets. The inputs utilized in the analyses are classified as Level 3 inputs within the fair value hierarchy as defined in ASC 820, "Fair Value Measurement" and primarily consist of expected future cash flows, estimated production volumes, discount rates, estimated salvage values and third-party appraisals.

        Intangible assets with definite lives continue to be amortized over their estimated useful lives and are subject to impairment testing if events or changes in circumstances indicate that the asset might be impaired. A considerable amount of management judgment and assumptions are required in performing the impairment tests.

  Stock-based Compensation

        Adient's employees have historically participated in Johnson Controls' stock-based compensation plans. Stock-based compensation expense has been allocated to Adient based on the awards and terms previously granted to Adient's employees. The stock-based compensation was initially measured at the fair value of the awards on the grant date and is recognized in the financial statements over the period the employees are required to provide services in exchange for the awards. The fair value of option awards is measured on the grant date using the Black-Scholes option-pricing model. The fair value of each stock appreciation right, or SAR, is estimated using a similar method described for stock options. The fair value of each SAR is recalculated at the end of each reporting period and the liability and expense are adjusted based on the new fair value. The fair value of performance-based share unit, or PSU, awards is based on the Johnson Controls stock price at the grant date and the assessed probability of meeting future performance targets. The fair value of restricted stock awards is based on the number of units granted and the Johnson Controls stock price on the grant date. Stock-based compensation cost for Adient employees who participate in the Johnson Controls plans, excluding the offsetting impact of outstanding Johnson Controls equity swaps, was $16 million, $19 million and $28 million for the fiscal years ended September 30, 2015, 2014 and 2013, respectively.

  Employee Benefit Plans

        Johnson Controls provides defined benefit pension, postretirement health care and defined contribution benefits to its eligible employees and retirees, including eligible employees and retirees of Adient. These liabilities are not reflected in Adient's combined statements of financial position.

        Adient's combined statements of income include expense allocations for these benefits which were determined using a proportional allocation based on headcount and payroll expense for Adient's employees. Adient considers the expense allocation methodology and results to be reasonable for all periods presented. Total Johnson Controls benefit plan net expenses allocated to Adient amounted to $32 million, $45 million and $21 million for the fiscal years ended 2015, 2014 and 2013, respectively. These costs are reflected in Adient's cost of sales and selling, general and administrative expenses. These costs were funded through intercompany transactions with Johnson Controls which are now reflected within the net parent investment equity balance.

        Adient provides a range of benefits to its employees and retired employees, including pensions and postretirement benefits. These benefits are Adient's direct obligation and have been recorded within Adient's historical combined financial statements. Plan assets and obligations are measured annually, or more frequently if there is a remeasurement event, based on Adient's measurement date utilizing various actuarial assumptions such as discount rates, assumed rates of return, compensation increases, turnover rates and health care cost trend rates as of that date. Adient reviews its actuarial assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when appropriate.

        Johnson Controls utilizes a mark-to-market approach for recognizing pension and postretirement benefit expenses, including measuring the market related value of plan assets at fair value and recognizing actuarial gains and losses in the fourth quarter of each fiscal year or at the date of a remeasurement event. Refer to Note 14, "Retirement Plans," of the notes to the combined financial statements for disclosure of Adient's pension and postretirement benefit plans.

        U.S. GAAP requires that companies recognize in the statement of financial position a liability for defined benefit pension and postretirement plans that are underfunded or unfunded, or an asset for defined benefit pension and postretirement plans that are overfunded. U.S. GAAP also requires that companies measure the benefit obligations and fair value of plan assets that determine a benefit plan's funded status as of the date of the employer's fiscal year end.

        Adient considers the expected benefit payments on a plan-by-plan basis when setting assumed discount rates. As a result, Adient uses different discount rates for each plan depending on the plan jurisdiction, the demographics of participants and the expected timing of benefit payments. For the U.S. pension and postretirement plans, Adient uses a discount rate provided by an independent third party calculated based on an appropriate mix of high quality bonds. For the non-U.S. pension and postretirement plans, Adient consistently uses the relevant country specific benchmark indices for determining the various discount rates. Adient's discount rate on U.S. pension plans was 4.40% and 4.35% at September 30, 2015 and 2014, respectively. Adient's discount rate on U.S. postretirement plans was 3.80% and 4.35% at September 30, 2015 and 2014, respectively. Adient's weighted average discount rate on non-U.S. plans was 3.40% and 3.50% at September 30, 2015 and 2014, respectively.

        At September 30, 2015, Adient changed the method used to estimate the service and interest components of net periodic benefit cost for pension and other postretirement benefits for plans that utilize a yield curve approach. This change compared to the previous method will result in different service and interest components of net periodic benefit cost (credit) in future periods. Historically, Adient estimated these service and interest cost components utilizing a single weighted-average discount rate derived from the yield curve used to measure the benefit obligation at the beginning of the period. Adient elected to utilize a full yield curve approach in the estimation of these components by applying the specific spot rates along the yield curve used in the determination of the benefit obligation to the relevant projected cash flows. Adient made this change to provide a more precise measurement of service and interest costs by improving the correlation between projected benefit cash flows to the corresponding spot yield curve rates. This change does not affect the measurement of the total benefit obligations or annual net periodic benefit cost (credit) as the change in the service and interest costs is completely offset in the net actuarial (gain) loss reported. The change in the service and interest costs going forward is not expected to be significant. Adient has accounted for this change as a change in accounting estimate.

        In estimating the expected return on plan assets, Adient considers the historical returns on plan assets, adjusted for forward-looking considerations, inflation assumptions and the impact of the active management of the plans' invested assets. Reflecting the relatively long-term nature of the plans' obligations, approximately 53% of the plans' assets are invested in fixed income securities and 20% in equity securities, with the remainder primarily invested in alternative investments. For the years ending September 30, 2015 and 2014, Adient's expected long-term return on U.S. pension plan assets used to determine net periodic benefit cost was 7.50% and 8.00%, respectively. The actual rate of return on U.S. pension plans was below 7.50% in fiscal 2015 and above 8.00% in fiscal 2014. For the years ending September 30, 2015 and 2014, Adient's weighted average expected long-term return on non-U.S. pension plan assets was 5.40% and 5.85%, respectively. The actual rate of return on non-U.S. pension plans was below 5.40% in fiscal 2015 and was above 5.85% in fiscal 2014. For the years ending September 30, 2015 and 2014, Adient's weighted average expected long-term return on postretirement plan assets was 4.00%. The actual rate of return on postretirement plan assets was below 4.00% in fiscal 2015 and was above 4.00% in fiscal 2014.

        Beginning in fiscal 2016, Adient believes the long-term rate of return will approximate 7.50%, 4.75% and 5.50% for U.S. pension, non-U.S. pension and postretirement plans, respectively. Any differences between actual investment results and the expected long-term asset returns will be reflected in net periodic benefit costs in the fourth quarter of each fiscal year. If Adient's actual returns on plan assets are less than Adient's expectations, additional contributions may be required.

        In fiscal 2015, total Adient contributions to the defined benefit pension plans were $25 million, of which $3 million were voluntary contributions made by Adient. Adient expects to contribute approximately $30 million in cash to its defined benefit pension plans in fiscal 2016. In fiscal 2015, total Adient contributions to the postretirement plans were not significant. Adient does not expect to make any significant contributions to its postretirement plans in fiscal year 2016.

        Based on information provided by its independent actuaries and other relevant sources, Adient believes that the assumptions used are reasonable; however, changes in these assumptions could impact Adient's financial position, results of operations or cash flows.

  Income Taxes

        Adient accounts for income taxes in accordance with ASC 740, "Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and other loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Adient records a valuation allowance that primarily represents non-U.S. operating and other loss carryforwards for which realization is uncertain. Management judgment is required in determining Adient's provision for income taxes, deferred tax assets and liabilities, and the valuation allowance recorded against Adient's net deferred tax assets.

        Adient reviews the realizability of its deferred tax asset valuation allowances on a quarterly basis, or whenever events or changes in circumstances indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or consolidated group recording the net deferred tax asset are considered, along with any other positive or negative evidence. Since future financial results may differ from previous estimates, periodic adjustments to Adient's valuation allowances may be necessary.

        Adient is subject to income taxes in the United States and numerous non-U.S. jurisdictions. Judgment is required in determining its worldwide provision for income taxes and recording the related assets and liabilities. In the ordinary course of Adient's business, there are many transactions and calculations where the ultimate tax determination is uncertain. Adient is regularly under audit by tax authorities. At September 30, 2015, Adient had unrecognized tax benefits of $393 million.

        The unrecognized tax benefits reflected in Adient's combined financial statements have been determined using a separate-return by legal entity basis. As a result of the final separation from Johnson Controls, Adient's unrecognized tax benefits could be different from those reflected in the combined financial statements. Adient is subject to income taxes in the United States and numerous foreign jurisdictions. Judgment is required in determining its worldwide provision for income taxes and recording the related assets and liabilities. In the ordinary course of Adient's business, there are many transactions and calculations where the ultimate tax determination is uncertain.

        Adient's federal income tax returns and certain non-U.S. income tax returns for various fiscal years remain under various stages of audit by the Internal Revenue Service and respective non-U.S. tax authorities. Although the outcome of tax audits is always uncertain, management believes that it has appropriate support for the positions taken on its tax returns and that its annual tax provisions included amounts sufficient to pay assessments, if any, which may be proposed by the taxing authorities. At September 30, 2015, Adient had recorded a liability for its best estimate of the probable loss on certain of its tax positions, the majority of which is included in other noncurrent liabilities in the combined statements of financial position. Nonetheless, the amounts ultimately paid, if any, upon resolution of the issues raised by the taxing authorities may differ materially from the amounts accrued for each year.

        Adient does not generally provide additional U.S. income taxes on undistributed earnings of non-U.S. consolidated subsidiaries included in invested equity attributable to Adient. Such earnings could become taxable upon the sale or liquidation of these non-U.S. subsidiaries or upon dividend repatriation. Adient's intent is for such earnings to be reinvested by the subsidiaries or to be repatriated only when it would be tax effective through the utilization of foreign tax credits.

        The "look-through rule," under Section 954(c)(6) of the Code, expired for Adient on September 30, 2015. The "look-through rule" had provided an exception to the U.S. taxation of certain income generated by foreign subsidiaries. The rule was extended in December 2015 retroactive to the beginning of Adient's 2016 fiscal year. The retroactive extension was signed into legislation and was made permanent through Adient's 2020 fiscal year.

        During the first quarter of fiscal 2016, other tax legislation was adopted in various jurisdictions. These law changes did not have a material impact on Adient's combined financial statements.

        Refer to Note 17, "Income Taxes," of the notes to the combined audited financial statements and to Note 9, "Income Taxes," of the notes to the combined unaudited interim financial statements for Adient's income tax disclosures.

New Accounting Pronouncements

        In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, "Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments." ASU No. 2016-13 changes the impairment model for financial assets measured at amortized cost, requiring presentation at the net amount expected to be collected. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts. Available-for-sale debt securities with unrealized losses will now be recorded through an allowance for credit losses. ASU No. 2016-13 will be effective for Adient for the quarter ended December 31, 2020, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on Adient's combined financial statements.

        In March 2016, the FASB issued ASU No. 2016-09, "Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." ASU No. 2016-09 impacts certain aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU No. 2016-09 will be effective for Adient for the quarter ending December 31, 2017, with early adoption permitted. Adient is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In March 2016, the FASB issued ASU No. 2016-07, "Investments-Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting." ASU No. 2016-07 eliminates the requirement for an investment that qualifies for the use of the equity method of accounting as a result of an increase in the level of ownership or degree of influence, to adjust the investment, results of operations, and retained earnings retrospectively. ASU No. 2016-07 will be effective prospectively for Adient for increases in the level of ownership interest or degree of influence that result in the adoption of the equity method that occur during or after the quarter ending December 31, 2017, with early adoption permitted. The impact of this guidance for Adient is dependent on any future increases in the level of ownership interest or degree of influence that result in the adoption of the equity method.

        In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)." ASU No. 2016-02 requires recognition of operating leases as lease assets and lease liabilities on the balance sheet and disclosure of key information about leasing arrangements. ASU No. 2016-02 will be effective retrospectively for Adient for the quarter ending December 31, 2019, with early adoption permitted. Adient is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In January 2016, the FASB issued ASU No. 2016-01, "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Liabilities." ASU No. 2016-01 amends certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU No. 2016-01 will be effective for Adient for the quarter ending December 31, 2018, and early adoption is not permitted, with certain exceptions. The changes are required to be applied by means of a cumulative-effect adjustment on the balance sheet as of the beginning of the fiscal year of adoption. Adient is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In November 2015, the FASB issued ASU No. 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes." ASU No. 2015-17 requires that deferred tax liabilities and assets be classified as noncurrent in the combined statements of financial position. ASU No. 2015-17 was early adopted by Adient for the quarter ended December 31, 2015 and was applied retrospectively to all periods presented.

        In September 2015, the FASB issued ASU No. 2015-16, "Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments." ASU No. 2015-16 requires that the cumulative impact of a measurement period adjustment (including the impact on prior periods) be recognized in the reporting period in which the adjustment is identified. ASU No. 2015-16 was early adopted by Adient in the quarter ended September 30, 2015. The adoption of this guidance did not have an impact on Adient's combined financial condition or results from operations.

        In July 2015, the FASB issued ASU No. 2015-11, "Simplifying the Measurement of Inventory." ASU No. 2015-11 requires inventory that is recorded using the first-in, first-out method to be measured at the lower of cost or net realizable value. ASU No. 2015-11 will be effective prospectively for Adient for the quarter ending December 31, 2017, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on Adient's combined financial statements.

        In May 2015, the FASB issued ASU No. 2015-07, "Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)." ASU No. 2015-07 removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. Such investments should be disclosed separate from the fair value hierarchy. ASU No. 2015-07 will be effective retrospectively for Adient for the quarter ending December 31, 2016, with early adoption permitted. The adoption of this guidance is not expected to have an impact on Adient's combined financial statements but will impact pension asset disclosures.

        In April 2015, the FASB issued ASU No. 2015-03, "Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs." ASU No. 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability. ASU No. 2015-03 will be effective retrospectively for Adient for the quarter ending December 31, 2016, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on Adient's historical combined financial statements. Any future impact will depend on future debt issuances.

        In February 2015, the FASB issued ASU No. 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU No. 2015-02 amends the analysis performed to determine whether a reporting entity should combine certain types of legal entities. ASU No. 2015-02 will be effective retrospectively for Adient for the quarter ending December 31, 2016, with early adoption permitted. Adient is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." ASU No. 2014-09 clarifies the principles for recognizing revenue when an entity either enters into a contract with customers to transfer goods or services or enters into a contract for the transfer of non-financial assets. The original standard was effective retrospectively for Adient for the quarter ending December 31, 2017; however in August 2015, the FASB issued ASU No. 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date," which defers the effective date of ASU No. 2014-09 by one year for all entities. The new standard will become effective retrospectively for Adient for the quarter ending December 31, 2018, with early adoption permitted, but not before the original effective date. Additionally, in March 2016 the FASB issued ASU No. 2016-08, "Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)," in April 2016 the FASB issued ASU No. 2016-10, "Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing," and in May 2016 the FASB issued ASU No. 2016-12, "Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients," which provide additional clarification on certain topics addressed in ASU No. 2014-09. ASU No. 2016-08, ASU No. 2016-10 and ASU No. 2016-12 follow the same implementation guidelines as ASU No. 2014-09 and ASU No. 2015-14. Adient is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In April 2014, the FASB issued ASU No. 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity." ASU No. 2014-08 limits discontinued operations reporting to situations where the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results, and requires expanded disclosures for discontinued operations. ASU No. 2014-08 was effective for Adient for the quarter ended December 31, 2015. The adoption of this guidance has not had any impact on Adient's combined financial statements.

Risk Management

        Johnson Controls selectively uses derivative instruments to reduce market risk associated with changes in foreign currency within Adient. All hedging transactions are authorized and executed pursuant to clearly defined policies and procedures, which strictly prohibit the use of financial instruments for speculative purposes. At the inception of the hedge, Johnson Controls assesses the effectiveness of the hedge instrument and designates the hedge instrument as either (1) a hedge of a recognized asset or liability or of a recognized firm commitment (a fair value hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to an unrecognized asset or liability (a cash flow hedge) or (3) a hedge of a net investment in a non-U.S. operation (a net investment hedge). Johnson Controls performs hedge effectiveness testing on an ongoing basis depending on the type of hedging instrument used. All other derivatives not designated as hedging instruments under ASC 815, "Derivatives and Hedging," are revalued in the combined statements of income.

        For all foreign currency derivative instruments designated as cash flow hedges, retrospective effectiveness is tested on a monthly basis using a cumulative dollar offset test. The fair value of the hedged exposures and the fair value of the hedge instruments are revalued, and the ratio of the cumulative sum of the periodic changes in the value of the hedge instruments to the cumulative sum of the periodic changes in the value of the hedge is calculated. The hedge is deemed as highly effective if the ratio is between 80% and 125%.

        For net investment hedges, Johnson Controls assesses its net investment positions in the non-U.S. operations and compares it with the outstanding net investment hedges on a quarterly basis. The hedge is deemed effective if the aggregate outstanding principal of the hedge instruments designated as the net investment hedge in a non-U.S. operation does not exceed its net investment positions in the respective non-U.S. operation.

        A discussion of Adient's accounting policies for derivative financial instruments is included in Note 1, "Basis of Presentation and Summary of Significant Accounting Policies," of the notes to the combined financial statements, and further disclosure relating to derivatives and hedging activities is included in Note 10, "Derivative Instruments and Hedging Activities," and Note 11, "Fair Value Measurements," of the notes to the combined financial statements.

  Foreign Exchange

        Adient has manufacturing, sales and distribution facilities around the world and thus makes investments and enters into transactions denominated in various foreign currencies. In order to maintain strict control and achieve the benefits of Adient's global diversification, foreign exchange exposures for each currency are netted internally so that only its net foreign exchange exposures are, as appropriate, hedged with financial instruments.

        Johnson Controls hedges 70% to 90% of the nominal amount of each of its known foreign exchange transactional exposures. Johnson Controls primarily enters into foreign currency exchange contracts to reduce the earnings and cash flow impact of the variation of non-functional currency denominated receivables and payables. Gains and losses resulting from hedging instruments offset the foreign exchange gains or losses on the underlying assets and liabilities being hedged. The maturities of the forward exchange contracts generally coincide with the settlement dates of the related transactions. Realized and unrealized gains and losses on these contracts are recognized in the same period as gains and losses on the hedged items. On an ongoing basis, Adient has hedge contracts outstanding with Johnson Controls with the aim of hedging balance sheet items, or with the aim of hedging forecasted commitments. Foreign exchange contracts hedging balance sheet items are marked-to-market through the income statement, while foreign exchange contracts to hedge forecasted commitments are designated in a hedge relationship as a cash flow hedge. These are marked-to-market through other comprehensive income when effective.

        Johnson Controls has entered into cross-currency interest rate swaps to selectively hedge portions of Adient's net investment in Japan. The currency effects of the cross-currency interest rate swaps are reflected in the accumulated other comprehensive income account within invested equity attributable to Adient where they offset gains and losses recorded on Adient's net investment in Japan.

        At September 30, 2015 and 2014, Adient estimates that an unfavorable 10% change in the exchange rates would have decreased net unrealized gains by approximately $58 million and $113 million, respectively.

Environmental, Health and Safety and Other Matters

        Adient is involved in various lawsuits, claims and proceedings incident to the operation of its businesses, including those pertaining to product liability, environmental, safety and health, intellectual property, employment, commercial and contractual matters, and various other matters. Although the outcome of such lawsuits, claims and proceedings cannot be predicted with certainty and some may be disposed of unfavorably to Adient, it is management's opinion that none of these will have a material adverse effect on Adient's financial position, results of operations or cash flows. Costs related to such matters were not material to the periods presented. Refer to Note 20, "Commitments and Contingencies," of the notes to the combined audited financial statements and to Note 17, "Commitments and Contingencies," of the notes to the combined unaudited interim financial statements for additional information.

 MANAGEMENT

Executive Officers Following the Distribution

        The following table sets forth information as of October 3, 2016 regarding the individuals who are expected to serve as executive officers of Adient following the distribution. While some of Adient's executive officers are currently officers and employees of Johnson Controls, after the distribution, none of these individuals will be employees or executive officers of Johnson Controls.

Name	Age	Position
R. Bruce McDonald	56	Chairman and Chief Executive Officer
Cathleen A. Ebacher	53	Vice President, General Counsel and Secretary
Byron S. Foster	48	Executive Vice President
Neil E. Marchuk	59	Executive Vice President and Chief Human Resources Officer
Eric S. Mitchell	45	Executive Vice President
Mark A. Skonieczny Jr.	47	Vice President and Corporate Controller
Jeffrey M. Stafeil	46	Executive Vice President and Chief Financial Officer

        R. Bruce McDonald.    Mr. McDonald will be the Chairman and Chief Executive Officer of Adient. Mr. McDonald is currently the Executive Vice President, Vice Chairman of Johnson Controls and has served in that role since 2014. He was Chief Financial Officer of Johnson Controls from 2005 to 2014 and Executive Vice President since 2006. Mr. McDonald joined Johnson Controls in 2001 as Vice President, Corporate Controller. Prior to joining Johnson Controls, Mr. McDonald held a variety of operational and financial positions at TRW, LucasVarity Automotive and Varity Corporation. Mr. McDonald is a Chartered Accountant and a Certified Public Accountant. Mr. McDonald has served on the board of Dana Incorporated since 2014, where he serves as chair of the Audit Committee and a member of the Compensation Committee. Mr. McDonald is also a member of the board of directors of Milwaukee World Festival and treasurer and a member of the board for the United Way of Greater Milwaukee & Waukesha County.

        Cathleen A. Ebacher.    Ms. Ebacher will be the Vice President, General Counsel and Secretary of Adient. Ms. Ebacher is currently the Vice President and Global General Counsel—Centers of Excellence of Johnson Controls and has served in that role since 2012. She was Vice President and General Counsel—Enterprise Legal Services from 2011 to 2012. Prior to that, Ms. Ebacher was the Vice President—Global Business Lines and Operations, or GBL&O, and Director—GBL&O for Johnson Controls from 2009 to 2011. Prior to joining Johnson Controls, Ms. Ebacher served for more than 20 years in a variety of senior management and legal positions for Metavante Corporation, Fiserv, Inc., Strong Capital Management, Inc. and Reinhart Boerner Van Deuren s.c. (a large law firm). Ms. Ebacher has been a director of the United Community Center/Centro de la Comunidad Unida since 2014.

        Byron S. Foster.    Mr. Foster will be an Executive Vice President of Adient. Mr. Foster is currently the Group Vice President & General Manager—Complete Seat and Strategy of Johnson Controls' Automotive Experience business and has served in that role since 2015. He was Group Vice President & General Manager—Customer Groups & Strategy, Automotive from 2012 to 2015. Mr. Foster held a variety of other operational positions of increasing responsibility since joining Johnson Controls in 1997. Prior to joining Johnson Controls, Mr. Foster began his career at Westinghouse Electric Company.

        Neil E. Marchuk.    Mr. Marchuk will be the Executive Vice President and Chief Human Resources Officer of Adient. Mr. Marchuk joined Johnson Controls in 2016 as Chief Human Resources Officer—Adient. Prior to joining Johnson Controls, Mr. Marchuk served as Executive Vice President, Human Resources of TRW Automotive from 2006 to 2015. Prior to 2006, Mr. Marchuk held a variety of management positions at TRW Automotive and E. I. du Pont de Nemours and Company. Mr. Marchuk is a member of the Overseas Schools Advisory Council for the United States Department of State, as well as a member of the board of directors of the American Society of Employers and Michigan Virtual University.

        Eric S. Mitchell.    Mr. Mitchell will be an Executive Vice President of Adient. Mr. Mitchell is currently the Vice President & General Manager, North America of Johnson Controls' Building Efficiency business and has served in that role since 2015. He was Vice President and General Manager—Aftermarket, Power Solutions from 2013 to 2014 and Group Vice President and General Manager—Components & Sourcing, Power Solutions from 2012 to 2013. Mr. Mitchell held a variety of other operational positions of increasing responsibility since joining Johnson Controls in 2003. Mr. Mitchell started his career with Varity Corporation in 1991 and held a variety of financial and business positions of increasing responsibility at Varity Corporation, the Kelsey Hayes Group of Companies, LucasVarity and TRW Automotive.

        Mark A. Skonieczny Jr.    Mr. Skonieczny will be the Vice President and Corporate Controller of Adient. Mr. Skonieczny is currently the Vice President of Corporate Development of Johnson Controls and has served in that role since 2014. He was Vice President of Finance, Global Aftermarket of Johnson Controls' Power Solutions segment from 2012 to 2014 and Vice President of Finance for North America Systems, Latin America and the Middle East for Johnson Controls' Building Efficiency segment from 2007 to 2012. Mr. Skonieczny joined Johnson Controls in 1999 as an international accounting manager for the Automotive Group and held a variety of financial positions of increasing responsibility. Mr. Skonieczny began his career at Coopers & Lybrand in 1992 and also held internal audit roles at Meritor Automotive. Mr. Skonieczny is a Certified Public Accountant.

        Jeffrey M. Stafeil.    Mr. Stafeil will be the Executive Vice President and Chief Financial Officer of Adient. Mr. Stafeil joined Johnson Controls in 2016 as Chief Financial Officer—Adient. Mr. Stafeil was Executive Vice President, Chief Financial Officer of Visteon Corporation from 2012 to 2016. He also served as Chief Executive Officer of DURA Automotive Systems from 2010 to 2012 and as DURA's Executive Vice President, Chief Financial Officer from 2008 to 2012. Mr. Stafeil has served in a variety of management positions at Klöckner Pentaplast Group, Metaldyne Corporation, Booz Allen Hamilton, Peterson Consulting and Ernst & Young. Mr. Stafeil currently serves on the board of directors, and as Audit Committee Chairman, of Mentor Graphics Corporation and Metaldyne Performance Group. Mr. Stafeil is also a member of the board of trustees for the Autism Alliance of Michigan.

DIRECTORS

Board of Directors Following the Distribution

        The following table sets forth information as of October 3, 2016 regarding those persons who are expected to serve on Adient's board of directors following the distribution. After the distribution, none of these individuals will be employees or directors of Johnson Controls.

Name	Age	Position
R. Bruce McDonald	56	Chairman and Chief Executive Officer
John M. Barth	70	Lead Independent Director
Julie L. Bushman	55	Director
Raymond L. Conner	61	Director
Richard Goodman	67	Director
Frederick A. Henderson	57	Director
Barb J. Samardzich	58	Director

        R. Bruce McDonald.    Mr. McDonald's extensive experience and knowledge of Adient and its products and services, gained from more than fifteen years of service in a wide range of Johnson Controls' leadership positions, will enable him to provide meaningful input and guidance to Adient's board of directors and management team. Mr. McDonald will bring to the board a broad strategic vision for Adient, and, as the only Adient executive serving on the board, will be able to offer valuable insights into Adient's day-to-day operations and business affairs. Mr. McDonald also brings deep relationships with customers and key joint venture partners.

        John M. Barth.    Mr. Barth has extensive experience in the automotive industry and leading public companies as the Chairman of Johnson Controls from 2004 to 2007 and Chief Executive Officer from 2002 to 2007. Mr. Barth joined Johnson Controls in 1969 and held a number of leadership roles in the company prior to his appointment as Chief Executive Officer, including service as Chief Operating Officer from 1998 to 2002 and head of the automotive business from 1992 to 1998. Mr. Barth will bring to the board his extensive business and leadership experience and global customer knowledge and relationships in the automotive industry, which will enable him to provide guidance to Adient's management and contribute insights into Adient's strategy and operations.

        Julie L. Bushman.    Ms. Bushman has served as a director of Johnson Controls since 2012. Ms. Bushman is currently the Senior Vice President, Business Transformation and Information Technology of 3M Company and has served in that role since 2013. Ms. Bushman served as Executive Vice President Safety & Graphics Business of 3M from 2012 to 2013, as Executive Vice President Safety, Security and Protection Services Business of 3M from 2011 to 2012, as Vice President and General Manager, Occupational Health and Environmental Safety Division of 3M from 2007 to 2011, and as Division Vice President, Occupational Health and Environmental Safety Division of 3M from 2006 to 2007. Ms. Bushman will bring to the board manufacturing and technical expertise, management and information technology experience, and leadership in product safety initiatives from her roles in the management of different 3M Company departments and divisions.

        Raymond L. Conner.    Mr. Conner has served as a director of Johnson Controls since 2013. Mr. Conner is currently the Vice Chairman of The Boeing Company and President and Chief Executive Officer of Boeing Commercial Airplanes and has served in those roles since 2013 and 2012, respectively. From 2012 to 2013, Mr. Conner was Executive Vice President of The Boeing Company, and from 2011 to 2012, he led Sales, Marketing and Commercial Aviation Services for Boeing Commercial Airplanes. From 2008 to 2011, Mr. Conner was vice president and general manager of Supply Chain Management and Operations for Boeing Commercial Airplanes. Mr. Conner served as vice president of Sales for Commercial Airplanes for Boeing Commercial Airplanes from 2007 to 2008 and as vice president of Sales for the Americas for Boeing from 2003 to 2007. Mr. Conner held other positions of increasing responsibility since joining The Boeing Company in 1977. Mr. Conner will bring to the board his extensive manufacturing and technical expertise, global leadership experience, and insight into government affairs from his executive roles at Boeing.

        Richard Goodman.    Mr. Goodman has served as a director of Johnson Controls since 2008. He also serves as a director and as the chair of the Audit Committee and member of the Nominating and Governance Committee of Kindred Healthcare, chair of the Audit Committee and member of the Compensation and Benefits Committee of The Western Union Company and chair of the Audit Committee of Toys "R" Us. Mr. Goodman served as Executive Vice President of Global Operations, PepsiCo from 2010 through 2011 and as Chief Financial Officer of PepsiCo from 2006 to 2010. Prior to 2006, he served in a variety of senior financial positions at that company, including CFO of PepsiCo International, CFO of PepsiCo Beverages International, and General Auditor. Mr. Goodman joined PepsiCo in 1992, having previously worked with W.R. Grace in a variety of global senior financial roles. Mr. Goodman will bring to the board years of financial management, risk management, and auditing expertise from his various positions at PepsiCo and W.R. Grace as well as valuable experience in mergers and acquisitions, investment, and corporate finance he possesses from his many years of service at large, international corporations. Mr. Goodman will also bring to the board his experience of serving as a director of other global public companies.

        Frederick A. Henderson.    Mr. Henderson is currently the Chairman and Chief Executive Officer of SunCoke Energy and of SunCoke Energy Partners GP, and has served in those roles since 2011 and 2013, respectively. He also served as a Senior Vice President of Sunoco, Inc. from 2010 until SunCoke's initial public offering in July 2011. During 2010, Mr. Henderson was also a consultant for General Motors and AlixPartners. He was President and Chief Executive Officer of General Motors during 2009 and President and Chief Operating Officer of General Motors from 2008 to 2009. He was previously Vice Chairman and Chief Financial Officer of General Motors from 2006 to 2008. Mr. Henderson is a director of Marriott International, where he serves as chair of the Audit Committee and a trustee of the Alfred P. Sloan Foundation and member of its Audit Committee. Mr. Henderson previously served as a director of Compuware Corp. (a technology performance company), where he served as chair of its Audit Committee, and was a member of its Nominating/Governance and Advisory Committees. Mr. Henderson will bring to the board his extensive global senior management experience in the automotive and other manufacturing industries. In addition, he is an experienced senior-level executive, with general operations, manufacturing and marketing experience, as well as senior-level strategic planning, business development, financial expertise, managerial, management development and compensation and health, environment and safety experience.

        Barb J. Samardzich.    Ms. Samardzich is currently the Vice President and Chief Operating Officer, Ford of Europe GmbH and has served in those roles since 2013. Ms. Samardzich is retiring from Ford effective October 1, 2016. She served as Vice President, Product Development, Ford of Europe GmbH from 2011 to 2013. She also served as Vice President, Global Product Programs, Ford of Europe GmbH in 2011 and Vice President, Powertrain Engineering, Ford of Europe GmbH from 2005 to 2010. Before 2010, she held several key leadership roles in Ford's Product Development organization and served in a variety of positions in Ford's Powertrain Engineering organization. Prior to joining Ford in 1990, Ms. Samardzich worked as a thermal design engineer in Westinghouse Electric's nuclear fuels division. Ms. Samardzich is a director of MTS Systems Corporation, where she serves on the Compensation Committee. Ms. Samardzich will bring to the board her extensive experience and knowledge of global automotive company operations issues, including manufacturing, quality, product development, purchasing, sustainability, environmental and safety engineering. In addition, she is an experienced senior leader in the automotive industry.

Committees of the Board of Directors

        Effective upon the completion of the distribution, Adient's board of directors, which we also refer to as the Board, is expected to have the following standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

        Executive Committee.    The primary function of the Executive Committee will be to exercise all of the powers of the Board when the Board is not in session, as the law permits and subject to certain limitations specified in the Executive Committee Charter. The Executive Committee is expected to consist of R. Bruce McDonald, John M. Barth, Richard Goodman and Frederick A. Henderson.

        Audit Committee.    The Board will have a separately-designated standing Audit Committee established in accordance with Section 3(a) (58)(A) of the Exchange Act. The Audit Committee is expected to consist of Julie L. Bushman, Richard Goodman and Barb J. Samardzich, each of whom is expected to be independent in accordance with the rules and regulations of the New York Stock Exchange and the SEC. Richard Goodman is expected to be the Audit Committee Chairman. It is expected that Richard Goodman will be determined to be an "audit committee financial expert" as defined by the SEC. The primary responsibilities of the Audit Committee will be to:

  •
  Review and discuss the audited consolidated financial statements with management and Adient's independent registered public accounting firm for inclusion of the financial statements and related disclosures in Adient's Annual Report on Form 10-K;

  •
  Review and discuss with management and Adient's independent registered public accounting firm Adient's quarterly consolidated financial statements and disclosures and earnings press releases;

  •
  Review and advise the Board with respect to the effectiveness of Adient's system for monitoring compliance with laws and regulations;

  •
  Review with Adient's general counsel legal matters that may have a material impact on the consolidated financial statements and any material reports or inquiries received from regulators or governmental agencies regarding compliance;

  •
  Review the activities of Adient's Internal Audit department, the significant findings from completed audits and the actions Adient's management is taking in response to those audits;

  •
  Review major financial risk exposures and management's plans to monitor and control such exposures; and

  •
  Review Adient's significant capital appropriations matters.

        Compensation Committee.    John M. Barth, Julie L. Bushman and Raymond L. Conner are expected to be the members of the Board's Compensation Committee. John M. Barth is expected to be the Compensation Committee Chairman. The primary responsibilities of the Compensation Committee will be to:

  •
  Evaluate and recommend the CEO to the Board;

  •
  Recommend to the Board the selection and retention of officers and key employees;

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  Review and recommend to the Board the overall compensation program for directors, including committee member and chair retainers;

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  Review and approve compensation and compensation-related objectives for senior executives;

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  Administer and approve amendments to the executive compensation plans except for such amendments that require Board approval.

        Additionally, the Compensation Committee will assess on an annual basis the independence of its compensation consultants, outside legal counsel, and other compensation advisers. The Compensation Committee Charter to be adopted by the Board will permit the committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee.

        Corporate Governance Committee.    Raymond L. Conner, Frederick A. Henderson and Barb J. Samardzich are expected to be the members of the Board's Corporate Governance Committee. Frederick A. Henderson is expected to be the Corporate Governance Committee Chairman.

        The primary responsibilities of the Corporate Governance Committee will be to:

  •
  Develop guidelines and criteria for the qualifications of directors and make related recommendations to the Board for approval;

  •
  Select, and recommend to the Board, qualified director candidates, including consideration of any candidates submitted by shareholders in accordance with Adient's organizational documents;

  •
  Consider, and recommend to the Board, the size and composition of the Board;

  •
  Develop, and recommend to the Board, standards for director independence and financial expertise.

        The committee will consider nominee recommendations from a variety of sources, including nominees recommended by shareholders. The committee might, from time to time, retain an executive search firm to help facilitate the screening and interview process of director nominees. The committee expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the shareholders as a whole rather than special interest groups or constituencies.

        The committee will also consider the interplay of a candidate's background and expertise with that of other board members, and the extent to which a candidate may be a desirable addition to any committee of the board. The committee will value diversity as a factor in selecting nominees to serve on the board. Although the committee will not have a specific policy on diversity, the committee will consider the criteria noted above in selecting nominees for directors, including members from diverse backgrounds and perspectives who combine a broad spectrum of experience and expertise.

        In addition to recommending director candidates, the Corporate Governance Committee will establish procedures for the oversight and evaluation of the board, will review correspondence received from shareholders, and will review on an annual basis Adient's Corporate Governance Guidelines to be adopted by the board.

Compensation Committee Interlocks and Insider Participation

        During Adient's year ended September 30, 2015, Adient was not an independent company, and did not have a compensation committee or any other committee serving a similar function. Decisions as to the compensation of those who are expected to serve as Adient's executive officers were made by Johnson Controls, as described in the section of this information statement entitled "Compensation Discussion and Analysis."

Corporate Governance Guidelines

        The Board is expected to adopt Corporate Governance Guidelines that will provide a framework for the effective governance of Adient. These guidelines will address matters such as the Board's duties, director independence, director responsibilities, Board structure and operation, director criteria and qualifications, Board succession planning, Board compensation, management evaluation and development, Board orientation and training, Lead Director responsibilities and Adient's Ethics Policy. The Corporate Governance Committee will regularly review developments in corporate governance and update the Corporate Governance Guidelines and other governance materials as it deems necessary and appropriate.

Board Leadership Structure

        The Board's leadership structure is expected to include a combined Chairman and Chief Executive Officer role with a strong, independent nonexecutive lead director.

        It is expected that the Board will benefit from combining the roles of Chairman and CEO because of the importance of in-depth, industry-specific knowledge and a thorough understanding of Adient's business environment and risk management practices in setting agendas and leading the Board's discussions. Combining the roles also will provide a clear leadership structure for the management team and will serve as a vital link between management and the Board. This is expected to allow the Board to perform its oversight role with the benefit of management's perspective on Adient's business strategy and all other aspects of the business.

        The Board periodically reviews its determination to have a single individual act both as Chairman and CEO.

Lead Independent Director

        Adient's Corporate Governance Guidelines are expected to provide for an independent nonexecutive director to act as Lead Director. The Lead Director will be elected by the independent, non-management members of the Board, upon the recommendation of the Corporate Governance Committee. The Lead Director Charter is expected to provide that the Lead Director's responsibilities will include, among other things:

  •
  Approving the Board meeting schedules to ensure there is sufficient time for discussion of all Board agenda items;

  •
  Approving the Board meeting agendas to ensure that topics deemed important by Adient's independent directors are included in Board discussions and sufficient executive sessions are scheduled as needed;

  •
  Calling meetings of the Board's independent directors;

  •
  Developing the agenda for and serving as chairman of the Board's executive sessions;

  •
  Serving as principal liaison between the Board's independent directors and the Board Chairman and CEO;

  •
  Serving as chair of Board meetings when the Board Chairman is not present;

  •
  Approving information sent to the Board; and

  •
  If requested by Adient's major shareholders, ensuring that he or she is available for consultation and direct communication.

        The Lead Director will also perform other duties as the Board may determine. The Lead Director will provide feedback after each Board meeting to the Chairman on the substance of the items presented and may make suggestions for enhancing management's and the Board's effectiveness.

        The Board is expected to require executive sessions of the independent directors at least twice annually. During these executive sessions, the Lead Director will have the responsibility, among other things, to lead and facilitate the meeting and discussion of matters on the agenda.

Board Oversight of Risk

        Adient's Board, as a whole or through its committees, will oversee an enterprise-wide approach to risk management that is intended to achieve Adient's long-term strategic and organizational objectives and enhance shareholder value. Management will be responsible for the day-to-day management of the risks that Adient will face, while the Board, as a whole and through its committees, will have the responsibility for the oversight of risk management. In this risk oversight role, the Board will be responsible for ensuring that the risk management framework, and any supporting processes implemented by management, are adequate and functioning as designed.

        Although the Board will have the ultimate oversight responsibility for the risk management process, various committees of the Board also will have responsibility for risk management. The Board and its committees are expected to exercise their risk oversight function by carefully evaluating the reports they receive from management and by engaging in discussions with management regarding areas of particular interest or significance. Each of the Board committees will be responsible for oversight of risk management practices for categories of top risks relevant to committee functions, which are set forth below. The Board will also consider the significant risks to Adient in the course of its reviews of corporate strategy and business plans.

        The following table summarizes the primary areas of risk oversight of the Board and its committees:

Board/Committee	Primary Areas of Risk Oversight
Full Board	The Board will oversee matters that may present a material risk to Adient's operations, plans, prospects or reputation, including the risks and exposures associated with significant capital expenditures, acquisitions and divestitures, management succession planning, major litigation and regulatory exposures, as well as the strategic, financial and execution risks and exposures associated with the annual operating plan and strategic plan.
Audit Committee
The Audit Committee will be primarily responsible for overseeing the risks and exposures associated with Adient's businesses. The Audit Committee Charter is expected to provide that the Audit Committee will discuss major risk exposures, including financial, operational, privacy, security, competition, and legal and regulatory risks, and the steps Adient will take and will have taken to detect, monitor and actively manage such exposures. The Audit Committee will also conduct a review with Adient's General Counsel of any material legal, compliance, and regulatory matters that could have a material impact on Adient's financial statements or Adient's business, including material notices to or inquiries received from governmental agencies.
Corporate Governance Committee
The Corporate Governance Committee will review the risks and exposures relating to Adient's corporate governance, director independence, conflicts of interest, ethics and compliance, and director candidate and succession planning programs and policies.
Compensation Committee
The Compensation Committee will oversee the risks and exposures associated with leadership assessment, management succession planning, recruiting, retention and director and executive compensation programs and arrangements, including Adient's incentive plans.

        Management's Role in Risk Oversight.    Adient's management will support the Board and its committees in Adient's enterprise-wide approach to risk management. Adient expects to have embedded an enterprise risk management, or ERM, program across its core business, which will be aligned with initiatives that involve the Audit Committee, executive management and other personnel. The ERM framework will be designed to identify, assess, prioritize, and manage major risk exposures that could affect Adient's ability to execute on its corporate strategy and fulfill its business objectives. The ERM program will be designed to enable the Audit Committee and management to collectively review the effectiveness of Adient's risk management practices and capabilities and Adient's risk exposure and risk tolerance and also to elevate key risks to the Board.

        Adient's Vice President of Internal Audit will be responsible for Adient's internal audit function and will support Adient's enterprise-wide risk management framework through risk assessment, monitoring, and reporting. The Vice President of Internal Audit will report directly to the Audit Committee, and the Audit Committee will review and evaluate the Vice President of Internal Audit's appointment, compensation, and performance. The Vice President of Internal Audit will facilitate the Audit Committee's review and approval of the internal audit plan and will provide regular reporting on audit activities. In addition, through consultation with management, the Vice President of Internal Audit will periodically assess the major risks facing Adient and coordinate with the members of management responsible for such risks.

        The executive responsible for managing a particular risk may also be required to report to the Audit Committee on how the risk is being managed and the progress towards any agreed-upon risk mitigation goals.

Board Independence

        The Board will annually determine the independence of each director and nominee for election as a director based on a review of the information provided by the directors and the executive officers as well as a survey by Adient's legal and finance departments. The Board will make these determinations under the NYSE Listed Company Manual's independence standards and Adient's Corporate Governance Guidelines. In addition, the Board is expected to establish categorical standards of independence to assist it in making determinations of director independence, which will be set forth in Adient's Corporate Governance Guidelines and will be posted on Adient's website.

        Following such evaluation, the Board is expected to affirmatively determine by resolution that the following directors are independent: John M. Barth, Julie L. Bushman, Raymond L. Conner, Richard Goodman, Frederick A. Henderson and Barb J. Samardzich.

Board Succession Plan

        The Board succession plan is expected to be generally outlined in the Corporate Governance Committee Charter and Corporate Governance Guidelines to maintain effective shareholder representation. As part of the Board's succession planning, the Board regularly reviews the composition of the Board and assesses the balance of knowledge, experience, skills, expertise, tenure and diversity that is appropriate for the Board as a whole.

Board, Committee and Director Evaluations

        Each year, the Board will conduct an evaluation of itself, the Board committees, and, as discussed below, each director to determine their respective effectiveness. The Corporate Governance Committee will determine annually the manner of these evaluations to ensure that the Board receives accurate and insightful information.

Attendance at Annual Meetings

        The Board will expect all directors to attend the annual meetings of shareholders. Directors may attend the meeting by any means permitted under applicable law.

Shareholder / Other Interested Party Communication with the Board

        Adient expects to adopt a policy enabling shareholders and other interested parties to communicate with directors. The policy will provide for general communications to the Board or any individual Board member to be sent to c/o Adient, Attn: Corporate Secretary, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202. The Adient Secretary's office will open and screen these communications for security purposes and for relevance in the directors' capacities as directors.

        Shareholder communications may also be sent directly to the Lead Director, who is expected to be John M. Barth. Shareholders will be able to send communications to his attention at c/o Adient, Attn: Lead Director, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202. In addition, Adient expects that the Lead Director Charter will provide that at the request of a major shareholder, Adient's Lead Director will make himself reasonably available for consultation and direct communication.

Director Nominee Selection and Evaluation

        The Corporate Governance Committee will develop criteria and qualifications for directors and director candidates that the Board reviews and approves annually. The Corporate Governance Committee is expected to have a process under which it will identify and evaluate all director candidates properly nominated as required by Adient's Corporate Governance Guidelines. To identify director candidates, the Corporate Governance Committee will maintain a file of potential director nominees (including those recommended by shareholders), will solicit candidates from current directors, will evaluate recommendations and nominations by shareholders, and will have retained for a fee recruiting professionals to identify and evaluate director candidates. The Corporate Governance Committee uses the following criteria, among others, to evaluate any director candidate's capabilities to serve as a member of the Board: board attendance and engagement, independence, other time demands (including service on other boards), and potential or apparent conflicts (such as relationships with one of Adient's competitors, key suppliers or key customers). In addition, the Corporate Governance Committee will examine the following qualifications, among others, to identify and evaluate director candidates: industry experience and expertise (such as automotive, industrial manufacturing, technology or engineering); functional experience and expertise (such as whether the director candidate is a current chief executive officer or chief financial officer or possesses financial acumen, has operational experience, has international exposure, has experience or expertise in mergers and acquisitions, information technology strategy or engineering/product development); and the diversity of the director candidate. The Corporate Governance Committee will also review the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries and functional areas.

        The Board Chairman and the Chair of the Corporate Governance Committee also will lead an evaluation of each director whose term is expiring at the upcoming annual meeting of shareholders based upon the preceding criteria and input from the other directors before nominating and recommending such director for reelection.

Clawback Provision

        Adient is expected to adopt an Executive Compensation Incentive Recoupment (Clawback) Policy. Under the policy, the Committee will require all executive officers elected by the Board to reimburse any incentive awards if:

  •
  The awards were based on that performance period's financial results and became the subject of a material restatement, other than a restatement due to changes in accounting policy;

  •
  The Committee believes the elected executive officer engaged in conduct that caused, or even partially caused, the need for the restatement; and

  •
  A lower payment could have been made to the elected executive officer based upon the restated financial results.

        If there is a material restatement of financial statements, the Committee will also have to seek to recover any compensation from the Chief Executive Officer and Chief Financial Officer, to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002.

Stock Ownership Policy

        Adient is expected to adopt an Executive Stock Ownership Policy that will require executive officers to hold significant amounts of Adient stock. These guidelines will tie the compensation of Adient's named executive officers to Adient's share performance, since the increase or decrease in Adient's share price will impact their personal holdings. The policy is expected to provide that if an executive officer does not meet the minimum ownership guidelines, the executive officer will not be permitted to sell Adient ordinary shares until his or her equity holdings meet the requirements.

Ethics Policy

        Adient is expected to adopt an Ethics Policy that will require all its business activities to be conducted in compliance with laws, regulations, and ethical principles and values. All directors, officers, and employees of Adient will be required to read, understand, and abide by the requirements of the Ethics Policy. The Ethics Policy will be accessible on Adient's website. Any waiver of the Ethics Policy for directors or executive officers may be made only by Adient's board of directors. Adient will disclose any amendment to, or waiver from, a provision of the Ethics Policy for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on Adient's website.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        As discussed above, the automotive seating and interiors businesses are currently part of Johnson Controls, and Adient's compensation committee has not yet been formed. This Compensation Discussion and Analysis describes the historical compensation practices of Johnson Controls and attempts to outline certain aspects of Adient's anticipated compensation structure for its senior executive officers following the separation. While Adient has discussed its anticipated programs and policies with the Compensation Committee of Johnson Controls' board of directors (which we refer to as the "Johnson Controls Compensation Committee"), they remain subject to the review and approval of Adient's own compensation committee (which we refer to as the "Adient Compensation Committee").

        The employees who are expected to be appointed to serve as Adient's Chief Executive Officer, Executive Vice President and Chief Human Resources Officer, and Executive Vice President and Chief Financial Officer are identified below. For purposes of the following Compensation Discussion and Analysis and executive compensation disclosures, the individuals listed below are collectively referred to as Adient's "named executive officers."

  •
  R. Bruce McDonald, Chief Executive Officer. Prior to the separation, Mr. McDonald served as Executive Vice President and Vice Chairman of Johnson Controls.

  •
  Jeffrey M. Stafeil, Executive Vice President and Chief Financial Officer. Mr. Stafeil commenced employment with Johnson Controls on April 1, 2016.

  •
  Neil E. Marchuk, Executive Vice President and Chief Human Resources Officer. Mr. Marchuk commenced employment with Johnson Controls on January 1, 2016.

  •
  Byron S. Foster, Executive Vice President.

  •
  Cathleen A. Ebacher, Vice President, General Counsel and Secretary.

        The historical decisions relating to the compensation of Mr. McDonald, who served as an executive officer of Johnson Controls in fiscal year 2015 and prior years, were made by the Johnson Controls Compensation Committee. The historical decisions for Mr. Foster and Ms. Ebacher were established by Johnson Controls through its processes for non-executive employee compensation. As noted above, Messrs. Stafeil and Marchuk were not employed by Johnson Controls during fiscal year 2015 and thus did not receive any compensation during that year. Following the separation, the compensation of Adient's executive officers will be determined by the Adient Compensation Committee consistent with the compensation and benefit plans, programs, and policies adopted by Adient. Additional information about Adient's expected senior executive team following the separation is set forth in the section of this information statement entitled "Management—Executive Officers Following the Distribution."

        While the primary focus of the following disclosure is on the compensation for Messrs. McDonald and Foster and Ms. Ebacher, the types of compensation and benefits provided to them are generally similar to those that will likely be provided to any other individuals who are identified to serve as executive officers of Adient upon the separation.

        It is anticipated that Adient's compensation policies will initially be similar to those employed by Johnson Controls. The Adient Compensation Committee will review these policies and practices, and, it is expected, will make adjustments to support Adient's strategies and to remain market competitive. The following sections of this Compensation Discussion and Analysis describe Johnson Controls' compensation philosophy, policies, and practices as they applied to the one Adient named executive officer identified above who served as an executive officer of Johnson Controls during fiscal year 2015.

Executive Compensation Objectives

  Historically

        Three long-term objectives drive the Johnson Controls Compensation Committee's decisions regarding the executive compensation elements, incentive plan design, and award levels. The Johnson Controls Compensation Committee uses multiple compensation elements to reach these objectives and drive Johnson Controls executives to deliver sustained results for Johnson Controls shareholders.

  1.
  Building Shareholder Value Over the Long Term.    Long-term incentive compensation and stock-based opportunities comprise the largest component of Johnson Controls executive officers' total direct compensation (consisting of base salary, annual incentives, and long-term incentives), as the Johnson Controls Compensation Committee emphasizes compensation that it believes is directly linked with the creation of shareholder value over the long term.

  2.
  Delivering Sustained, Strong Business and Financial Results.    When determining total direct compensation for each named executive officer, the Johnson Controls Compensation Committee considers Johnson Controls' financial performance and the progress Johnson Controls has made towards successfully executing the long-term strategic plan of the business.

  3.
  Attracting, Motivating and Retaining a Highly Qualified and Effective Executive Team.    The attraction, motivation, and retention of top executive talent are critical to Johnson Controls' continued success. Therefore, the Johnson Controls Compensation Committee considers executive compensation levels for similar positions at companies within Johnson Controls' Compensation Peer Group.

  Going Forward

        As noted above, because the Adient Compensation Committee has not yet been formed, the executive compensation objectives at Adient will be developed and established by the Adient Compensation Committee after the separation. It is, however, currently expected that after the separation, the framework of Adient's executive compensation program will initially be similar to the framework used by Johnson Controls.

Executive Compensation Philosophy

  Historically

        In the Johnson Controls Compensation Committee's pursuit of Johnson Controls' long-term objectives, a philosophy built on five principles guides the Johnson Controls Compensation Committee. These principles underlie all decisions that the Johnson Controls Compensation Committee makes regarding the executive compensation elements, incentive plan design, and award levels.

  1.
  Shareholder Alignment and Risk Mitigation.    To avoid hindering delivery of strong, sustainable financial results and the delivery of long-term value to Johnson Controls shareholders, compensation should be structured to align the interests of executive officers with the interests of shareholders and in a manner that does not encourage excessive risk-taking. To discourage excessive risk-taking, the Johnson Controls Compensation Committee conducts an annual risk assessment of Johnson Controls' compensation plans and places great emphasis on equity-based incentive compensation and stock ownership by executive officers.

  2.
  Pay for Performance.    A substantial portion of compensation should be variable to reward named executive officers for the achievement of strategic, financial, and leadership objectives.

  3.
  Long-Term Focus.    Long-term incentive compensation and stock-based awards should be designed to drive the achievement of strategic business objectives and increase shareholder value in the long run.

  4.
  Aligned to Market.    Total direct compensation should be competitive to attract, motivate, and retain a highly qualified and effective global executive team that will continue to drive Johnson Controls' success.

  5.
  Incentive Pay Alignment and Responsibility.    As an executive officer's level of responsibility increases, the target percentage of total direct compensation that is at risk and oriented toward long-term performance should increase accordingly.

  Going Forward

        As noted above, because the Adient Compensation Committee has not yet been formed, the executive compensation philosophy of Adient will be developed and established by the Adient Compensation Committee after the separation. It is, however, currently expected that after the separation, the framework of Adient's executive compensation program will initially be similar to Johnson Controls' framework, and will be principally comprised of base salaries, annual performance-based bonuses, and long-term incentive awards in respect of Adient ordinary shares.

Determining Compensation Levels

  Historically

        The objectives of Johnson Controls' executive compensation program to build long-term shareholder value, deliver sustained, strong business and financial results, and attract, motivate, and retain a highly qualified and effective executive team guide its executive compensation decisions, including the determination of compensation levels.

        In addition to the executive compensation program's objectives, the Johnson Controls Compensation Committee also considers, in a subjective manner, the following factors:

  •
  Each executive officer's experience, knowledge, skills, level of responsibility, and potential to influence Johnson Controls' performance and future success;

  •
  Each executive officer's prior salary levels, annual incentive awards, and long-term incentive awards;

  •
  The business environment and Johnson Controls' business objectives and strategy;

  •
  The need to retain and motivate executive officers;

  •
  Corporate governance and regulatory factors related to executive compensation;

  •
  Marketplace compensation levels and practices; and

  •
  Shareholder perspectives.

        To gauge marketplace compensation levels and practices, the Johnson Controls Compensation Committee works with Willis Towers Watson, an independent executive compensation consultant, to conduct a marketplace analysis of executive compensation practices and pay levels against a group of publicly traded companies that we refer to as the "Compensation Peer Group." The Compensation Peer Group, which the Johnson Controls Compensation Committee annually reviews and updates, consists of a group of companies that:

  •
  Johnson Controls competes against for talent;

  •
  Are in Johnson Controls' industry or a similar industry;

  •
  Have broadly similar revenues and market capitalization; or

  •
  Participate in Willis Towers Watson's executive compensation surveys.

        Johnson Controls relies upon the compensation data gathered from the Compensation Peer Group to represent the competitive market for executive talent for executive positions. For a few positions where data from the peer group is not available, the Johnson Controls Compensation Committee reviews Willis Towers Watson data for general industry companies of similar revenue size. When determining fiscal year 2015 compensation, the Committee did not, however, require the use of general industry data to make any specific compensation decisions for the Johnson Controls named executive officers. Given that Johnson Controls' revenue is at nearly the 80th percentile relative to the Compensation Peer Group companies, data are regressed to provide compensation data that represents the revenue responsibility of each of the executive officer positions that Johnson Controls benchmarks. The median revenue (as of the latest fiscal year end) of the Compensation Peer Group is $24.5 billion, and the median net income is $2.5 billion. No changes were made to the peer group for fiscal year 2015.

        The Compensation Peer Group for fiscal year 2015 consisted of the following companies:

  •
  3M Company

  •
  Alcoa Inc.

  •
  Caterpillar Inc.

  •
  Deere & Company

  •
  The Dow Chemical Company

  •
  Eaton Corporation

  •
  E. I. du Pont de Nemours and Company

  •
  Emerson Electric Co.

  •
  General Dynamics Corporation

  •
  The Goodyear Tire & Rubber Company

  •
  Honeywell International Inc.

  •
  Illinois Tool Works Inc.

  •
  International Paper Company

  •
  Lear Corporation

  •
  Lockheed Martin Corporation

  •
  Northrop Grumman Corporation

  •
  Raytheon Company

  •
  United Technologies Corporation

  •
  Whirlpool Corporation

  Going Forward

        After the separation, the Adient Compensation Committee will establish and develop practices and procedures with respect to establishing compensation levels and may determine an Adient peer group for compensation purposes.

Role of the Compensation Committee

  Historically

        The Johnson Controls Compensation Committee is comprised of non-employee independent directors who develop, amend, and approve Johnson Controls' executive compensation program.

        Each year, the Johnson Controls Compensation Committee determines the appropriate level of compensation for all executive officers, including the named executive officers. As an initial guideline, the Johnson Controls Compensation Committee sets the total direct compensation opportunity (base salary, annual incentive target, and long-term incentive target) for each of the executive officers within a range (+/– 15%) around the 50th percentile of the Compensation Peer Group or, where data from the peer group are not available, general industry survey data. The variation of actual pay relative to the market data is dependent on the executive officer's performance, experience, knowledge, skills, level of responsibility, potential to impact performance and future success, and the need to retain and motivate strategic talent. The total target direct compensation opportunity for the named executive officers in fiscal year 2015 ranged from the 50th to the 60th percentile of the Compensation Peer Group data.

        The Johnson Controls Compensation Committee generally determines an executive officer's compensation based upon a desire to link compensation to the objectives of the executive compensation programs that are described above under "—Executive Compensation Philosophy—Historically." In addition, when determining the overall compensation of named executive officers, including base salaries and annual and long-term incentive amounts, the Johnson Controls Compensation Committee considers, in a subjective manner, a number of factors it deems important, as outlined above under "—Determining Compensation Levels—Historically."

        The Johnson Controls Compensation Committee makes the compensation decisions for the named executive officers after careful review and analysis of appropriate performance information and market compensation data. While the Johnson Controls Chairman and Chief Executive Officer makes recommendations to the Johnson Controls Compensation Committee regarding the compensation of the other named executive officers, the Johnson Controls Compensation Committee alone determines the compensation for the Johnson Controls Chairman and Chief Executive Officer.

        Beyond determining specific compensation for the named executive officers, the Johnson Controls Compensation Committee works with executive management to review and adjust compensation policies and practices to remain consistent with the company's values and philosophy, support the recruitment and retention of executive talent, and help the company achieve its business objectives.

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to compensation decisions relating to base salary, annual incentives, and long-term incentives within the framework of the compensation plans adopted by Adient. It is currently expected that, at least initially, these compensation plans will be substantially similar to Johnson Controls' compensation plans. In addition, the Adient Compensation Committee will need to evaluate the relevance of peer data and, as noted, determine the appropriate peer group, if any, for Adient following the separation.

Role of the Chief Executive Officer

  Historically

        The Johnson Controls Chief Executive Officer provides recommendations to the Johnson Controls Compensation Committee on the total direct compensation for each executive officer other than himself. The Chief Executive Officer does not make recommendations with respect to his own compensation.

        The Johnson Controls Chief Executive Officer's recommendations for the other executive officers are based on his personal review of their performance, job responsibilities, importance to the overall business strategy, and Johnson Controls' compensation philosophy. Although the Chief Executive Officer's recommendations are given significant weight, the Johnson Controls Compensation Committee retains full discretion when determining compensation. The Johnson Controls Compensation Committee has delegated to the Chief Executive Officer its discretion to decrease the size of bonus payouts to executive officers other than the Chief Executive Officer based in part on an assessment of the executive officer's individual performance, as described below under "—Annual Incentive Performance Program (AIPP)—Historically."

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to the role of executive officers in making compensation decisions.

Role of the Compensation Consultant

  Historically

        The Johnson Controls Compensation Committee retains the authority to approve and monitor all compensation and benefit programs (other than broad-based welfare benefit programs). However, to add rigor in the review process and to inform the Johnson Controls Compensation Committee of market trends, the Johnson Controls Compensation Committee engages the services of Willis Towers Watson, an independent executive compensation consultant, to analyze Johnson Controls' executive compensation structure and plan designs, and to assess whether the compensation program is competitive and supports the Johnson Controls Compensation Committee's goal to align shareholders' interests with those of the executive officers. Willis Towers Watson also directly provides the Johnson Controls Compensation Committee with the Compensation Peer Group and other market data discussed above, which the Johnson Controls Compensation Committee references when determining compensation for executive officers.

        The Johnson Controls Compensation Committee has the sole authority to approve the independent compensation consultant's fees and terms of the engagement. Thus, the Johnson Controls Compensation Committee annually reviews its relationship with Willis Towers Watson to ensure executive compensation consulting independence. The process includes a review of the services Willis Towers Watson provides, the quality of those services, and fees associated with the services during the fiscal year as well as consideration of the factors impacting independence that New York Stock Exchange rules require. In addition to providing executive compensation consulting, other one-time professional services provided by Towers Watson (now Willis Towers Watson) totaling $434,000 included actuarial work that was conducted relative to the acquisition of ADT of which it was the existing vendor (these services have not continued after fiscal year 2015).

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to the role of a compensation consultant, if any, in making compensation decisions.

Key Elements of Executive Officer Compensation Program

  Historically

        There are eight principal elements of the Johnson Controls' executive compensation program. Collectively, these elements deliver an executive compensation package that achieves the program's three objectives: build long-term shareholder value; drive sustained, strong business and financial results; and attract, motivate and retain a highly-qualified and effective management team to drive financial and operational performance.

Element	Link to Program Objectives	Type of Compensation	Key Features
Base Salary	The Johnson Controls Compensation Committee considers base salaries paid by companies in the Compensation Peer Group and survey data and uses the 50th percentile as a guideline.	Cash	Provides a stable source of income and is a standard compensation element in executive compensation packages.
Annual Incentive Performance Program	A cash-based award that encourages named executive officers to focus on the business and financial objectives for each fiscal year. Target incentive opportunity is set as a percentage of base salary.	Cash

Payout is based on profitability, growth, and operational performance during the fiscal year and occurs only if minimum performance levels are met. For the financial portion of the AIPP, SINC is weighted at 70%, ROS is weighted at 20%, and ROA is weighted at 10%. The Johnson Controls Compensation Committee also has limited discretion available (described below).

Long-Term Incentive Performance Program	Ensures that a named executive officer's pay is directly linked to the achievement of long-term objectives.	Performance-based Share Units or long-term cash as a percentage of base salary (for non-executive officer employees)

Payouts are based on long-term pre-tax earnings growth (weighted 60% for fiscal year 2015) and pre-tax return on invested capital (weighted 40% for fiscal year 2015) over a 3-year performance cycle. The value of long-term incentives that Johnson Controls delivers through performance-based share units is approximately 50% of total long-term incentive value.

Element	Link to Program Objectives	Type of Compensation	Key Features
Stock Options	Links compensation of named executive officers to the building of long-term shareholder value. Keeps the program competitive and helps retain talent.	Long-Term Equity

Aligns executive officers' compensation with the creation of shareholder value. The value of long-term incentives delivered through stock options is approximately 25% of total long-term incentive value. Johnson Controls considers both stock options and performance-based share units to be performance-based equity.

Restricted Stock	Helps the long-term retention of talent through an extended vesting period. Links compensation of named executive officers to the building of long-term shareholder value.	Long-Term Equity

Vesting of 100% after three years promotes retention, and named executive officers holding restricted stock will receive greater value if the stock price rises. The long-term incentive value that Johnson Controls delivers through restricted stock is approximately 25% of total long-term incentive value.

Retirement	Critical element of a total rewards program and thus, helps attract, maintain, and retain executive talent.	Benefit	Named executive officers receive retirement benefits through four plans:

•

401(k) Plan

•

Frozen Defined Benefit Pension Plan (frozen on December 31, 2014)

•

Retirement Restoration Plan

•

Executive Deferred Compensation Plan

Element	Link to Program Objectives	Type of Compensation	Key Features
Other Benefits	Delivers modest benefits to supplement total direct compensation and provides protection for named executive officers, where warranted.	Benefit

Benefits help named executive officers be more productive and efficient, and they provide protection from business risks and threats. Perquisites are limited in amount and the Johnson Controls Compensation Committee maintains a strict policy regarding eligibility and use.

Employment and Change of Control Agreements	Ensures named executive officers remain focused on creating sustainable performance.	Benefit	Agreements protect the company and the named executive officers from risks by providing:

•

Economic stability

•

Death or disability payments

•

Payments and benefits in the event of a change of control

•

Agreements do not contain excise tax gross-ups in the event of a change of control

•

Equity awards under the Johnson Controls' 2012 Omnibus Incentive Plan ("Omnibus Incentive Plan") are subject to double-trigger vesting upon a change of control

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to compensation decisions relating to base salary, annual incentives, long-term incentives, and other compensation and benefits within the framework of the compensation plans adopted by us. It is currently expected that these compensation plans will initially be substantially similar to Johnson Controls' compensation plans, except that Adient does not currently expect to use stock options to compensate Adient executives following the separation.

        In connection with the separation, Adient expects to adopt compensation and benefit plans, including the Adient 2016 Omnibus Incentive Plan (subject to the approval of Adient's shareholders prior to the distribution), which plans will initially be substantially similar to those in effect at Johnson Controls before the separation. Following the separation, the Adient Compensation Committee will administer and make determinations under the Adient compensation plans consistent with Adient's business needs and goals. Additional information about the Adient 2016 Omnibus Incentive Plan is set forth in the section of this information statement entitled "Executive Compensation—Adient 2016 Omnibus Incentive Plan."

Base Salaries

  Historically

        Base salary provides named executive officers with fixed compensation and a stable source of income. The Johnson Controls Compensation Committee considers base salary levels during each annual compensation review process or upon a promotion. When establishing base salaries for named executive officers, the Johnson Controls Compensation Committee considers the compensation for similar positions in the Compensation Peer Group and refers to the 50th percentile as a guideline. If peer group data is not available, the Johnson Controls Compensation Committee considers salaries that similarly sized companies (defined as similar in revenue size) in general industry pay for similar positions.

        Salary changes for named executive officers are generally effective October 1st of each year. Salary changes may occur at other times if there is a promotion or job change.

        The Johnson Controls Compensation Committee increased the base salary for Mr. McDonald in fiscal year 2015 based on the Johnson Controls Compensation Committee's review of each individual's performance, the targeted pay positioning applicable to each individual, and changes in competitive market data among the Compensation Peer Group companies. Mr. McDonald received a base salary increase in connection with his new position, in recognition of his performance and contributions, and to better align to the market median for his position. Mr. Foster received a base salary increase in recognition of his performance and contributions and to better align to the market median for his position. Ms. Ebacher received a base salary increase in connection with her new position, in recognition of her performance and contributions, and to better align to the market median for her position.

Named Executive Officer	Fiscal Year 2014 Base Salary (effective October 1, 2013)	Fiscal Year 2015 Base Salary (effective October 1, 2014)	% Increase
R. Bruce McDonald	$881,000	$1,000,000	13.5%
Byron S. Foster	$466,000	$507,000	8.8%
Cathleen A. Ebacher	$287,000	$325,000	13.2%

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to compensation decisions relating to base salary within the framework of the compensation plans adopted by Adient, which initially will be substantially similar to Johnson Controls' compensation plans.

Annual Incentive Performance Program (AIPP)

  Historically

        Johnson Controls' AIPP is a one-year cash award that encourages Johnson Controls named executive officers to focus on financial objectives that translate into stock price performance and value creation for shareholders. At the beginning of each fiscal year, the Johnson Controls Compensation Committee approves performance objectives and sets the annual performance incentive target opportunity for each executive officer, which is expressed as a percentage of base salary for each individual.

        For fiscal 2015, 80% of the targeted AIPP award for Mr. McDonald, Mr. Foster, and Ms. Ebacher was based on financial metrics, as described below. The remaining 20% of the targeted award for Mr. McDonald was based on a discretionary assessment of individual performance, as assessed by the Johnson Controls Compensation Committee. The remaining 20% of the targeted award for Mr. Foster and Ms. Ebacher was based on specified non-financial strategic objectives established by the Johnson Controls Chief Executive Officer. The Johnson Controls Compensation Committee has the discretion to decrease the size of the overall bonus payout for each named executive officer based in part on an assessment of the named executive officer's individual performance, and has delegated this discretion to the Johnson Controls Chief Executive Officer with respect to named executive officers other than the Chief Executive Officer. The Johnson Controls Compensation Committee makes this assessment for the Johnson Controls Chief Executive Officer based on its subjective evaluation of performance relative to strategic, financial and leadership objectives that the Johnson Controls Compensation Committee or the Johnson Controls board of directors has approved and has discretion to decrease the amount of the incentive award that the Chief Executive Officer would otherwise receive. The Johnson Controls Chief Executive Officer makes this assessment for the other named executive officers based on his subjective evaluation of performance relative to strategic, financial, and leadership objectives he has approved and has discretion to decrease the amount of the incentive award that the executive officers would otherwise receive.

        For the 80% of the AIPP award that is based on financial metrics, Johnson Controls uses SINC, ROS, and ROA as the measures, based upon the Johnson Controls Compensation Committee's belief that providing incentives to focus on those measures links to Johnson Controls' strategic plan and will create long-term shareholder value. Additionally, the Johnson Controls Compensation Committee believes SINC growth continues to be the most critical measure of Johnson Controls' business when supported by an increase in ROS and reasonable rates of ROA.

        Johnson Controls uses simple weightings for the performance measures by placing specific weighting on each metric for purposes of determining the amounts of the awards earned. In fiscal year 2015, the financial portion of the annual incentive measures had the following weights: 70% SINC, 20% ROS, and 10% ROA. Each weighting reflects the Committee's view of the importance of the respective measures to Johnson Controls' overall strategic plan and shareholder value creation. Additionally, the Johnson Controls Compensation Committee sets the percentage for threshold (minimum), target, and maximum performance levels that will determine the amounts of the award earned. An executive officer would not have received a payout under an award if Johnson Controls did not meet threshold performance levels.

        The performance measures for the Johnson Controls AIPP are defined as follows:

  •
  Year-over-Year SINC Growth.  SINC is defined as net income attributable to each business unit (corporate is the aggregate of the three business units and Corporate) adjusted for income tax expense, financing costs, non-controlling interests, and certain significant non-recurring items, such as acquisitions and divestitures, impairment charges, restructuring costs, mark-to-market pension gains/losses, and the adoption of new accounting pronouncements, all as reflected in the audited financial statements that appear in Johnson Controls' Annual Report on Form 10-K.

  •
  ROS.  ROS is defined as an internal financial measure that relates SINC to the sales of the business unit. Corporate is the aggregate of the three business units and Corporate.

  •
  ROA.  ROA is defined as an internal financial measure that relates SINC on a pre-tax basis to the average net operating assets of the business unit. Corporate is the aggregate of the three business units and corporate. Net Operating Assets are defined as (+) Total Assets; (–) Cash; (–) Income Tax Assets; (–) Post-Employment Assets; (–) Derivative Assets; (–) Total Liabilities; (+) Debt; (+) Income Tax Liabilities; (+) Post-Employment Liabilities; (+) Restructuring Liabilities; (+) Derivative Liabilities; (+) Dividends Payable.

        For Mr. McDonald and Ms. Ebacher, 100% of the financial portion of the annual incentive was based on performance relative to Corporate results. For Mr. Foster, 50% of the financial portion of the annual incentive was based on performance relative to Automotive Experience results, and 50% of the financial portion of the annual incentive was based on performance relative to Corporate results.

        The table below summarizes the fiscal year 2015 AIPP target and actual award for Mr. McDonald, Mr. Foster, and Ms. Ebacher. During the process for establishing targets for fiscal year 2015, the Johnson Controls Compensation Committee with the assistance of its independent compensation consultant, Towers Watson (now Willis Towers Watson), reviewed the following data:

  •
  Johnson Controls' strategic and financial plans;

  •
  The global macroeconomic environment for fiscal year 2015 compared to fiscal year 2014, including global Gross Domestic Product growth as well as growth estimates in those countries where Johnson Controls has significant business operations;

  •
  Growth estimates for automotive production and construction spending on a regional basis;

  •
  Company specific factors including capital expenditure levels, restructuring, and other investment initiatives;

  •
  Analyst consensus growth expectations for Johnson Controls versus those of the Compensation Peer Group;

  •
  Movement of analyst consensus earnings estimates over time; and

  •
  Projected earnings growth estimates from the Compensation Peer Group and the broader S&P 500 Stock Index.

        Based on its review of the above information and the advice of Towers Watson (now Willis Towers Watson), the Johnson Controls Compensation Committee chose to set the SINC growth thresholds, targets, and maximums for fiscal year 2015 using analyst consensus earnings estimates for the S&P 500 and the S&P 500 Industrials. The Committee chose to set the thresholds, targets, and maximums for ROS and ROA relative to Johnson Controls' financial strategic plans. This approach ensures that

Johnson Controls provides competitive incentive compensation based on market competitive performance while continuing to focus on its strategic deliverables.

				2015 Actual Performance
	2015 Goals				2015 Actual Awards (Non- Discretionary Portion)
Performance Measures	Threshold	Target	Maximum	Actual
Corporate
Year-Over-Year SINC Growth	3.0%	8.0%	14.0%	13.0%	188.5%
Return on Sales (ROS)	7.4%	7.8%	8.2%	8.5%
Pre-Tax ROA	17.2%	18.2%	19.1%	20.1%
Automotive Experience
Year-Over-Year SINC Growth	–2.0%	4.0%	10.0%	14.2%	200.0%
Return on Sales (ROS)	5.2%	5.6%	5.8%	6.2%
Pre-Tax ROA	16.3%	17.2%	18.1%	20.6%
Building Efficiency
Year-Over-Year SINC Growth	10.0%	17.0%	27.0%	13.7%	101.0%
Return on Sales (ROS)	9.4%	9.9%	10.4%	10.3%
Pre-Tax ROA	15.9%	16.8%	17.6%	16.9%

        For fiscal year 2015, the target incentive opportunity percentages for the named executive officers ranged from 40% to 125% of base salaries. When establishing target annual incentives for named executive officers, the Johnson Controls Compensation Committee considers the annual incentive targets for similar positions in the Compensation Peer Group and refers to the 50th percentile as a guideline.

        For each named executive officer, the actual payout potentially could range from zero to two times the target payout percentage for the financial portion of the AIPP, depending on the achievement of goals, with the potential payments increasing as performance improved (though not above two times the target payout percentage). For the discretionary portion of the award based on individual performance, a payout for Mr. McDonald was authorized only if the minimum threshold performance levels under the financial portion were achieved, and Johnson Controls used negative discretion to deliver the intended award amount. In no event could payments under the discretionary portion of the award exceed the target.

        The table below summarizes the threshold, target, and maximum award potential, actual payout as a percent of target, and actual payout amounts for each named executive officer for fiscal year 2015 after reflecting the exercise of discretion that we discuss above.

	Award Targets
Named Executive Officer	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	2015 Actual Payout As a % of Target	2015 Actual Payout Amount ($)
R. Bruce McDonald	600,000	1,500,000	3,000,000	181.0%	2,714,400
Byron S. Foster	152,752	305,505	611,006	200.0%	611,006
Cathleen A. Ebacher	65,520	131,040	262,082	200.0%	262,082

(1)
Assumes threshold payout from financial portion of AIPP, and zero payout from discretionary portion.

(2)
Assumes target payout from financial portion of AIPP, and target payout from discretionary portion.

(3)
Assumes 200% payout from financial portion of AIPP, and full payout from discretionary portion.

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to compensation decisions relating to annual incentives within the framework of the compensation plans adopted by us. It is currently expected that these compensation plans will initially be substantially similar to Johnson Controls' compensation plans.

Performance Share Units—Long-Term Incentive Performance Program (LTIPP)

  Historically

        With regards to Mr. McDonald, for fiscal year 2015, the LTIPP was a performance-based share unit award tied to Johnson Controls' long-term overall performance to ensure that an executive's pay was directly linked to the achievement of strong, sustained long-term operating performance. The Johnson Controls Compensation Committee approved the award values and terms of the awards for Johnson Controls' executive officers, including named executive officers, in November 2014. Mr. Foster and Ms. Ebacher did not participate in the Performance Share Units LTIPP program during fiscal year 2015.

        Grants were based upon a three-year performance cycle from fiscal year 2015 through fiscal year 2017. The number of performance-based share units granted is equal to the performance-based share units award value divided by the closing price of Johnson Controls' common stock on November 18, 2014.

        During fiscal year 2015, the Johnson Controls Compensation Committee reviewed the performance measures that the plan uses and determined that pre-tax earnings growth and pre-tax ROIC are the measures that most directly align with the creation of long-term shareholder value. Specifically, the Johnson Controls Compensation Committee considered the use of TSR and relative TSR as a long-term incentive performance measure. Given Johnson Controls' focus on earnings growth and unavailability of a peer group of companies engaged in businesses similar to Johnson Controls for purposes of a comparator group for relative TSR, however, the Johnson Controls Compensation Committee instead chose to maintain the longstanding focus on operating metrics—pre-tax earnings growth and pre-tax ROIC—which are fundamental to long-term value creation for Johnson Controls. These financial performance measures tie to the results reflected in Johnson Controls' audited annual financial statements that appear in Johnson Controls' Annual Report on Form 10-K.

        For fiscal year 2015, the Johnson Controls Compensation Committee increased the focus on pre-tax ROIC for the long-term incentive performance program based on market data and input from shareholders. The fiscal year 2015 awards for LTIPP weight pre-tax earnings growth and pre-tax ROIC 60% and 40% respectively (compared to 80% and 20%, respectively, for the fiscal year 2014 awards), reflecting the Johnson Controls Compensation Committee's emphasis on long-term earnings growth as a key driver of performance.

        Furthermore, to emphasize the long-term nature of the program, the Johnson Controls Compensation Committee set fixed annual goals for each year of the three-year performance cycles of the LTIPP at the start of the cycle. The performance of each year within the three-year performance cycle is equally weighted in determining overall performance.

        The performance measures for the LTIPP are defined as follows:

  •
  Return on Invested Capital (ROIC).  ROIC is defined as income before income taxes adjusted by total financing costs, non-controlling interests, and certain significant non-recurring items such as acquisitions and divestitures, impairment charges, restructuring costs, mark-to-market pension gains/losses, and the adoption of new accounting pronouncements, divided by pre-tax invested capital. Pre-tax invested capital is defined as the monthly weighted average sum of shareholders equity plus total debt, less cash and income tax accounts, adjusted for acquisitions and divestitures.

  •
  Year-over-Year Pre-Tax Earnings.  Pre-tax earnings is defined as income before income taxes, adjusted for certain significant non-recurring items, such as acquisitions and divestitures, impairment charges, restructuring costs, mark-to-market pension gains/losses, and the adoption of new accounting pronouncements, all as reflected in the audited financial statements that appear in Johnson Controls' Annual Report on Form 10-K.

        The table below summarizes the fiscal years 2015-2017 LTIPP targets for executives. Following Johnson Controls' performance incentive target setting philosophy, during the process for establishing targets for fiscal years 2015-2017, the Johnson Controls Compensation Committee reviewed the following data:

  •
  Johnson Controls' financial strategic plan;

  •
  Analyst growth expectations for the company versus those of the Compensation Peer Group; and

  •
  Projected earnings data from the Compensation Peer Group and the broader S&P's 500 Stock Index.

        Based on its review of the above information, the Johnson Controls Compensation Committee chose to set the earnings growth thresholds, targets, and maximums for the LTIPP performance period from fiscal years 2015 through 2017 using guidance from the projected earnings data.

        The Johnson Controls Compensation Committee chose to set the ROIC thresholds, targets, and maximum relative to Johnson Controls' strategic plan. This approach ensures that Johnson Controls provides competitive incentive compensation based on market competitive performance while continuing to focus on strategic long-term deliverables.

FISCAL YEAR 2015 LTIPP GRANT (Fiscal Years 2015-2017)

Measure		Weighting	Threshold	Target	Maximum
Year-over-Year Pre-Tax Earnings Growth	FY2015		3.0%	8.0%	14.0%
	FY2016	60%	2.5%	6.5%	13.5%
	FY2017		2.5%	6.5%	13.5%
Pre-Tax ROIC	FY2015		17.7%	18.6%	19.5%
	FY2016	40%	19.1%	20.1%	21.1%
	FY2017		19.3%	20.3%	21.3%

        For fiscal year 2015, named executive officers were eligible for a payout under LTIPP cash awards that were made in fiscal year 2013 that reflected performance over the three-year performance cycle of fiscal years 2013 to 2015. Based on performance relative to the goals that were established for fiscal year 2015, the payout specific to fiscal year 2015 performance was 196.1% of target based on pre-tax earnings growth and pre-tax ROIC that fell above target for the year. For fiscal year 2015, the objectives and actual results based on pre-tax earnings growth and pre-tax ROIC are shown in the chart below.

 Long-Term Incentive Performance Program—Fiscal Year 2015 Goals and Payout Factor

Award	Pre-Tax Earnings Growth	Pre-Tax ROIC
Threshold	3.0%	17.9%
Target	7.0%	18.8%
Maximum	15.0%	19.7%
Fiscal Year 2015 Results	14.6%	24.2%

        As shown in the table below, the payouts relating to fiscal years 2013 to 2015 were 182.5%, 200.0%, and 196.1% of target, respectively. Applying the annual weighting for each year produced an aggregate payout for the LTIPP for the fiscal years 2013 to 2015 performance cycle of 192.9% of target.

Fiscal Year	Pre-Tax Earnings Growth Target	Pre-Tax Earnings Growth Actual	ROIC Target	ROIC Actual	Performance Factor (percentage of target)	Annual Weighting	Annual Weighted Performance
2015	7.0%	14.6%	18.8%	24.2%	196.1%	1/3	65.4%
2014	7.0%	15.2%	18.2%	20.7%	200.0%	1/3	66.7%
2013	7.0%	13.3%	17.4%	18.6%	182.5%	1/3	60.8%
Actual LTIPP Payout for 2013 - 2015 Performance Cycle (paid upon completion of 2015 fiscal year)							192.9%

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to compensation decisions relating to long-term incentives within the framework of the compensation plans adopted by us. It is currently expected that these compensation plans will initially be substantially similar to Johnson Controls' compensation plans.

Stock Options and Restricted Stock

  Historically

        Awarding stock options and restricted stock reflects Johnson Controls' executive compensation philosophy and the principle of pay for performance. By awarding stock options and restricted stock, Johnson Controls links long-term incentives directly to stock price. If Johnson Controls' stock price decreases, so does the value of the executive officer's compensation. Stock options and restricted stock also help Johnson Controls maintain competitive compensation levels in the market and retain high-performing employees through multi-year vesting requirements.

        Johnson Controls granted stock options under its Omnibus Incentive Plan and valued them using a Black-Scholes valuation. The exercise price of fiscal year 2015 stock options is equal to the closing price of Johnson Controls' common stock on the date of the grant. Fifty percent of each stock option award vests two years after the date of grant, and the other 50% vests three years after the date of grant. Stock option vesting is subject to continued employment, with earlier vesting upon retirement, and stock options have a ten-year exercise term. The Johnson Controls Compensation Committee does not engage in, or permit, "backdating," repricing, or cash buyouts of stock options, all of which are strictly prohibited.

        Johnson Controls values restricted stock based on the price of Johnson Controls' common stock at the date of grant. Beginning in fiscal year 2014, vesting of restricted stock occurs 100% after three years. For grants prior to fiscal year 2014, 50% of each restricted stock award vested two years after the date of grant, and the other 50% four years after the date of grant. If an executive officer holds unvested restricted stock at retirement, that stock continues to vest following retirement.

        Johnson Controls also infrequently uses other types of equity-based awards such as restricted stock units for purposes of recruitment, retention, or recognition. Vesting for these awards typically occurs after five years and in all cases the awards are forfeited if the participant voluntarily terminates employment prior to vesting. The Johnson Controls Compensation Committee did not grant any special equity-based awards in fiscal year 2015.

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to compensation decisions relating to long-term incentives within the framework of the compensation plans adopted by us. It is currently expected that these compensation plans will initially be substantially similar to Johnson Controls' compensation plans, except that Adient does not currently expect to use stock options to compensate Adient executives following the separation. As discussed in the section titled "The Separation and Distribution—Treatment of Equity Based Compensation," equity compensation awards granted prior to the separation to Adient allocated employees will be equitably adjusted into two separate awards, one at Johnson Controls and one at Adient.

Retirement

  Historically

        Grounded in the market practices of the Compensation Peer Group and general industry data, retirement benefits are also a critical element to the competitiveness of an executive compensation program. Johnson Controls provides three retirement benefit plans to eligible U.S. salaried employees; named executive officers are eligible for an additional plan.

        Retirement Plans.    All U.S. employees are eligible for the 401(k) plan, including named executive officers. Participants can contribute up to 25% of their compensation on a pre-tax basis; however, executive officers can contribute only up to 6% of their compensation. Based on company performance, Johnson Controls matches 75-100% of each dollar an employee contributes, up to 6% of the employee's eligible compensation.

        In addition, the company makes a varied annual retirement contribution for eligible employees. This group of employees includes all named executive officers. The contribution for this group of employees is between 1% and 7% of the participant's eligible compensation and is based on the participant's age and service. Both the matching contribution and the annual retirement contribution are subject to vesting requirements.

        The company also maintains a pension plan, which covered all U.S. salaried employees hired before January 1, 2006. This plan was frozen on December 31, 2014, and employees, including Mr. McDonald, no longer accrue future pension benefits under this plan.

        Retirement Restoration Plan.    The Code limits the benefits Johnson Controls can provide to employees under the pension plan and the 401(k) plan, including the annual retirement contribution. Thus, Johnson Controls sponsors the Retirement Restoration Plan, which allows all employees who are affected by these limits to obtain the full intended benefit from the pension and 401(k) plans without regard to such limits. Because benefits under the pension plan were frozen on December 31, 2014, the pension portion of the Retirement Restoration Plan likewise was frozen on December 31, 2014, such that no additional pension restoration benefits will accrue after that date.

        All employees whose benefits under the pension plan and 401(k) plan, as applicable, are affected by the limits, including named executive officers, are eligible for the Retirement Restoration Plan.

        Executive Deferred Compensation Plan.    The Executive Deferred Compensation Plan assists all senior leaders, including named executive officers, with personal financial planning by allowing participants to defer compensation and associated taxes until retirement or termination of employment. It also assists senior leaders in the management of their executive stock ownership requirements. Investment options in the Executive Deferred Compensation Plan mirror investment options available in the 401(k) plan.

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to compensation decisions relating to retirement plans within the framework of the compensation plans adopted by us. It is currently expected that these compensation plans will initially be similar to Johnson Controls' compensation plans.

Other Benefits

  Historically

        Johnson Controls provides perquisites to help executive officers be more productive and efficient, and to provide protection from potential business risks. Perquisites are limited in amount, and Johnson Controls maintains a strict policy regarding eligibility and use of these benefits. There are no exceptions outside of this policy. For fiscal year 2015, named executive officers received personal financial planning, club dues, and personal use of a company airplane. Executive officers are also eligible for three additional perquisites: (1) the company vehicle policy, which is offered to all senior leadership and provides for personal use of a vehicle (the type of vehicle varies by leadership level and is limited to vehicles that use Johnson Controls' automotive seating and interiors products), (2) the executive physical examination program that offers executive officers an annual comprehensive physical examination within a compressed time period, and (3) the executive security policy, which is offered to all senior leadership and provides a risk-based mitigation strategy and security program that recognizes exposure to potential personal security threats due to local/geographic conditions and the nature of their positions as executives of the company.

        The Johnson Controls Compensation Committee periodically reviews competitive market data to ensure that perquisites in the executive compensation program are standard and within market practice. Additionally, the Johnson Controls Compensation Committee annually reviews the use of perquisites to ensure adherence to the applicable policy.

        Executive Survivor Benefits Plan.    Named executive officers hired before September 15, 2009 are eligible for the Executive Survivor Benefits Plan. Under this plan, if a participating executive officer dies while he or she is an employee, Johnson Controls will make certain payments to his or her beneficiary. This benefit is offered to executive officers in place of regular group life insurance coverage and any other executive life insurance policy. All benefits under the Executive Survivor Benefits Plan cease upon retirement or other termination. Named executive officers hired after September 15, 2009 participate in regular group life insurance coverage.

        Employment and Change of Control Agreements.    The employment agreements with senior executive officers do not include excise tax gross-up payments and include a double-trigger in the event of a change of control of the company, which means that an executive will not receive termination payments under the employment agreement following a change of control unless the executive's employment is terminated without cause or the executive terminates with good reason. Under the Omnibus Incentive Plan, equity awards are subject to double-trigger equity vesting in the event of a change of control. Double-trigger equity vesting requires both a change of control and executive's termination to vest the equity awards. The employment agreements with named executive officers help retain key individuals after a change of control and encourage the named executive officers to maximize the value of the transaction for shareholders in the long term.

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to compensation decisions relating to other compensation and benefits within the framework of the compensation plans adopted by us. It is currently expected that these compensation plans will initially be substantially similar to Johnson Controls' compensation plans.

Risk Assessment

  Historically

        To discourage excessive risk-taking, the Johnson Controls Compensation Committee conducts an annual risk assessment of Johnson Controls' compensation plans.

        After reviewing the compensation program, the Johnson Controls Compensation Committee has determined that the program (including each individual element) is unlikely to place the company at material risk. The review indicated several of Johnson Controls' current practices effectively mitigate risk and promote performance, including:

  •
  A balanced mix of pay elements that ties pay to performance;

  •
  Appropriate caps on incentives;

  •
  Use of multiple performance measures in the annual and long-term incentive plans;

  •
  Use of performance measures that are based on the Annual Report and Form 10-K filing;

  •
  Compensation Committee discretion and oversight;

  •
  Significant stock ownership guidelines;

  •
  Appropriate use and provisions of severance and change of control agreements;

  •
  Limited and appropriate perquisites;

  •
  Provisions of the clawback policy; and

  •
  No excise tax gross-up payments.

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to risk assessment of compensation practices within the framework of the compensation plans adopted by us. It is currently expected that these compensation plans will initially be substantially similar to Johnson Controls' compensation plans.

Clawback Provisions

  Historically

        Johnson Controls maintains an Executive Compensation Incentive Recoupment (Clawback) Policy. Under the policy, the Johnson Controls Compensation Committee requires all executive officers elected by the Johnson Controls board of directors to reimburse any incentive awards if:

  •
  The awards were based on that performance period's financial results and became the subject of a material restatement, other than a restatement due to changes in accounting policy (including performance share units);

  •
  The Johnson Controls Compensation Committee believes the elected officer engaged in conduct that caused, or even partially caused, the need for the restatement; and

  •
  A lower payment could have been made to the elected executive officer based upon the restated financial results.

        If there is a material restatement of financial statements, the Johnson Controls Compensation Committee must also seek to recover any compensation from the Chief Executive Officer and Chief Financial Officer, to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002.

        Johnson Controls will continue to monitor developments under the Dodd-Frank Act, including with respect to mandatory recoupment of incentive compensation.

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to compensation decisions relating to clawbacks within the framework of the compensation plans adopted by us and applicable law. It is currently expected that these compensation plans will initially be substantially similar to Johnson Controls' compensation plans.

Tax and Accounting Rules and Regulations

  Historically

        When determining total direct compensation packages, the Johnson Controls Compensation Committee considers all factors that may have an impact on financial performance, including tax and accounting rules and regulations under Section 162(m) of the Code. The Code limits us from deducting compensation in excess of $1 million awarded to the principal executive officer or to the other three highest-paid executive officers. One exception to the Code is if compensation meets the requirements to qualify as performance-based compensation.

        Johnson Controls' compensation philosophy strongly emphasizes performance-based compensation for executive officers, thus minimizing the consequences of the Section 162(m) limitation. However, the Johnson Controls Compensation Committee retains full discretion to award compensation packages that will best attract, retain, and reward successful executive officers. Therefore, the Johnson Controls Compensation Committee may award compensation that is not fully deductible under Section 162(m) if the Johnson Controls Compensation Committee believes it will contribute to the achievement of Johnson Controls' business objectives.

  Going Forward

        After the separation, the Adient Compensation Committee will adopt and develop practices and procedures with respect to compensation decisions relating to deductibility of compensation within the framework of the compensation plans adopted by us. It is currently expected that these compensation plans will initially be substantially similar to Johnson Controls' compensation plans.

EXECUTIVE COMPENSATION

Historical Compensation of Executive Officers Prior to the Separation

        Messrs. McDonald and Foster and Ms. Ebacher were employed by Johnson Controls during fiscal year 2015; therefore, the information provided below reflects compensation earned by them at Johnson Controls and the design and objectives of the Johnson Controls compensation programs in place prior to the separation. Mr. McDonald is currently, and was as of September 30, 2015, an executive officer of Johnson Controls. Accordingly, the compensation decisions regarding this named executive officer were made by the Johnson Controls Compensation Committee. Mr. Foster and Ms. Ebacher were not executive officers of Johnson Controls during fiscal year 2015, and thus the historical decisions for these individuals were established by Johnson Controls through its processes for non-executive employee compensation. Messrs. Marchuk and Stafeil were not employed by Johnson Controls during fiscal year 2015. Executive compensation decisions following the separation will be made by the Adient Compensation Committee. All references in the following tables to stock options, restricted stock, and performance units relate to awards granted by Johnson Controls in respect of shares of Johnson Controls common stock.

        The amounts and forms of compensation reported below are not necessarily indicative of the compensation that Adient executive officers will receive following the separation, which could be higher or lower, because historical compensation was determined by the Johnson Controls Compensation Committee based on Johnson Controls' performance and because future compensation levels at Adient will be determined based on the compensation policies, programs, and procedures to be established by the Adient Compensation Committee for those individuals who will be employed by Adient following the separation.

Summary Compensation Table for Fiscal Years 2015, 2014 and 2013

        The following table summarizes the compensation earned from Johnson Controls in the fiscal years noted by our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(1)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
R. Bruce McDonald	2015	1,000,000	3,749,971	1,247,578	2,714,400	1,179,536	300,185	10,191,670
Chief Executive	2014	881,000	2,173,942	724,989	2,972,000	750,796	190,701	7,693,428
Officer, Adient	2013	855,000	4,739,119	641,784	2,592,000	—	113,783	8,941,686
Byron S. Foster	2015	520,008	199,966	199,614	911,938	286,867	27,127	2,145,520
Executive Vice President,
Adient
Cathleen A. Ebacher	2015	327,600	149,987	—	445,063	—	44,473	967,123
Vice President, General
Counsel and Secretary,
Adient

(1)
We have not reduced amounts that we show to reflect a named executive officer's election, if any, to defer the receipt of compensation into qualified and nonqualified deferral plans.

(2)
Amounts reflect the aggregate grant date fair value of restricted stock awards and performance-based share unit awards (in the "Stock Awards" column) and option awards (in the "Option Awards" column), in each case computed in accordance with FASB ASC Topic 718. In the case of performance-based share units, the amounts shown in the Stock Awards column are based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures, as follows: Mr. McDonald—$2,499,997. The values of the performance-based share unit awards at the grant date if the highest level of performance conditions were to be achieved would be as follows: Mr. McDonald—$4,999,994. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Note 12 to Adient's audited combined financial statements for the fiscal year ended September 30, 2015, which appear in the "Index to Financial Statements" section of this information statement, includes assumptions similar to those used in the calculation of these amounts.

(3)
With regards to Mr. McDonald, amounts reflect the cash awards that we discuss in further detail under the heading "Compensation Discussion and Analysis—Annual Incentive Performance Program." With regards to Mr. Foster and Ms. Ebacher, amounts reflect the cash awards that we discuss in further detail under the headings "Compensation Discussion and Analysis—Annual Incentive Performance Program" and "Compensation Discussion and Analysis—Long-Term Incentive Performance Program—Fiscal Year 2015 Goals and Payout Factor."

(4)
Amounts reflect the actuarial increase in the present value of the named executive officer's benefits under all defined benefit pension plans, determined as of the measurement dates used for financial statement reporting purposes for fiscal year 2015 and using interest rate and mortality rate assumptions consistent with those used in Johnson Controls' financial statements. The amounts include benefits that the named executive officer may not currently be entitled to receive because the executive is not vested in such benefits. The value that an executive will actually receive under these benefits will differ to the extent facts and circumstances vary from what these calculations assume. Changes in the present value of the named executive officer's benefits are the result of the assumptions applied (and discussed in footnote 1 to the pension table) and the value of executive compensation received over the previous five-year period. No named executive officer received preferential or above market earnings on nonqualified deferred compensation.

(5)
Amounts reflect reimbursements with respect to financial planning, personal use of a vehicle, relocation expenses, executive physicals, executive security, personal use of aircraft and club dues. (We discuss these benefits further under the heading "Compensation Discussion and Analysis—Other Benefits—Historically" above.) Amounts for fiscal year 2015 also reflect matching contributions under qualified and nonqualified retirement plans, as follows: Mr. McDonald—$148,647. The amount shown for Mr. McDonald includes $20,000 for financial planning and $97,468 for club memberships.

Grants of Plan Based Awards During Fiscal Year 2015

        The following table contains information concerning the plan-based equity and non-equity awards that were granted to named executive officers in fiscal year 2015.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards(5) ($/Sh.)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Name	Grant Date	Threshold(1) ($)	Target(1) ($)	Maximum(1) ($)	Threshold(2) ($)	Target(2) ($)	Maximum(2) ($)
R. Bruce McDonald	11/18/2014								80,437	50.23	1,247,578
	11/18/2014							24,885			1,249,974
	(7)	600,000	1,500,000	3,000,000
	11/18/2014				24,885	49,771	99,542				2,499,997
Byron S. Foster	11/18/2014								12,870	50.23	199,614
	11/18/2014							3,981			199,966
	(7)	152,752	305,505	611,006
	(8)	117,002	234,004	468,004
Cathleen A. Ebacher	11/18/2014							2,986			149,987
	(7)	65,520	131,040	262,080
	(8)	40,950	81,900	162,082

(1)
These columns show the range of potential payouts for annual incentive performance awards that we describe in the section titled "Compensation Discussion and Analysis—Annual Incentive Performance Program (AIPP)—Historically." The annual incentive awards for fiscal year 2015 were granted at the beginning of fiscal year 2015 as described in the Compensation Discussion and Analysis. The threshold amount assumes zero payout from the discretionary portion of the award, while both target and maximum amounts assume full payout from the discretionary portion of the award.

(2)
These columns show the range of potential payouts for the performance-based share units that we describe in the section titled "Compensation Discussion and Analysis—Performance Share Units—Long-Term Incentive Performance Program (LTIPP)—Historically." The number of performance-based share units that are earned, if any, will be based on performance for fiscal years 2015 to 2017 and will be determined after the close of fiscal year 2017.

(3)
The amounts shown in this column reflect the number of shares of restricted stock granted to each named executive officer pursuant to the Johnson Controls 2012 Omnibus Incentive Plan. The grant vests 100% on the third anniversary of the grant, contingent on the executive's continued employment.

(4)
The amounts shown in this column reflect the number of stock options granted to each named executive officer pursuant to the Johnson Controls 2012 Omnibus Incentive Plan. The stock options vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, contingent on the executive's continued employment, and expire, at the latest, on the tenth anniversary of the grant date.

(5)
Fiscal year 2015 stock option grants were awarded to the named executive officers with an exercise price per share equal to the closing stock price of Johnson Controls common stock on the date of grant.

(6)
Amounts reflect the grant date fair value determined in accordance with FASB ASC Topic 718. Note 12 to Adient's audited combined financial statements for the fiscal year ended September 30, 2015, which appear in the "Index to Financial Statements" section of this information statement, includes assumptions similar to those used in the calculation of these amounts.

(7)
The award reflected in this row is an annual incentive performance award that Johnson Controls granted for the performance period of fiscal year 2015, the material terms of which are described in the section titled "Compensation Discussion and Analysis—Annual Incentive Performance Program (AIPP)—Historically."

(8)
With regards to Mr. Foster and Ms. Ebacher, the award reflected in this row is a long-term incentive cash-based performance award that we granted for the performance period of fiscal years 2013-2015, the material terms of which we describe in the section titled "Compensation Discussion and Analysis—Long-Term Incentive Performance Program—Fiscal Year 2015 Goals and Payout Factor."

Outstanding Equity Awards at Fiscal Year 2015 Year-End

        The following table contains information concerning equity awards held by named executive officers that were outstanding as of September 30, 2015.

Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options(1) (#) unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
R. Bruce McDonald					123,623	5,113,047	250,054	10,342,232
	47,248	—	40.21	10/1/2017
	160,000	—	28.79	10/1/2018
	170,000	—	24.87	10/1/2019
	150,000	—	30.54	10/1/2020
	140,000	—	28.54	10/7/2021
	37,400	37,400	27.85	10/5/2022
	—	49,319	48.37	11/19/2023
	—	80,437	50.23	11/18/2024
Byron S. Foster					31,100	1,286,296
	13,500	—	40.21	10/1/2017
	6,150	—	30.54	10/1/2020
	6,875	—	28.54	10/7/2021
	—	10,750	27.85	10/5/2022
	—	10,204	48.37	11/19/2023
	—	12,870	50.23	11/18/2024
Cathleen A. Ebacher					5,466	226,074
	3,600	—	30.54	10/1/2020
	10,000	—	28.54	10/7/2021
	6,450	6,450	27.85	10/5/2022

(1)
Johnson Controls granted options listed in this column ten years prior to their respective expiration dates. The options vest 50% on the second anniversary date of the grant date and 50% on the third anniversary of the grant date, contingent on continuous employment.

(2)
Restricted stock and restricted stock unit vesting dates are as follows: Mr. McDonald—11,250 shares vested on October 7, 2015; 12,500 shares will vest on October 5, 2016, 14,988 shares will vest on November 19, 2016; 24,885 shares will vest on November 18, 2017; and 60,000 shares will vest on September 24, 2018; Mr. Foster—1,300 shares vested on October 7, 2015; 1,450 shares will vest on October 5, 2016; 3,101 shares will vest on November 19, 2016; 21,268 shares will vest on July 24, 2017; and 3,981 shares will vest on November 18, 2017; and Ms. Ebacher—2,480 shares will vest on November 19, 2016; and 2,986 shares will vest on November 18, 2017.

(3)
We calculated the market value of shares of stock that have not vested and performance-based share units that have not been earned based on the September 30, 2015 closing market price for a share of Johnson Controls common stock, which was $41.36. Performance for fiscal years 2014 and 2015 was above target; therefore, the maximum amounts are shown.

(4)
The performance-based share units will be earned or forfeited based on performance for fiscal years 2014 through 2017. Performance for fiscal years 2014 and 2015 was above target; therefore, the maximum amounts are shown.

Option Exercises and Stock Vested During Fiscal Year 2015

        The following table provides information about stock options that named executive officers exercised and restricted stock that vested in fiscal year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
R. Bruce McDonald	489,752	13,335,074	24,500	1,197,945
Byron S. Foster	10,750	250,527	2,950	144,496
Cathleen A. Ebacher	—	—	—	—

(1)
Amounts represent the product of the number of shares an officer acquired on vesting and the closing market price of the shares on the vesting date, plus the value of dividend equivalents released.

Pension Benefits as of September 30, 2015

        The following table sets forth certain information with respect to the potential benefits to named executive officers under Johnson Controls' qualified pension plan and the pension component of Johnson Controls' retirement restoration plan as of September 30, 2015.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
R. Bruce McDonald	Johnson Controls Pension Plan	13.17	465,937	—
	Retirement Restoration Plan	13.17	4,301,112	—
Byron S. Foster	Johnson Controls Pension Plan	17.42	421,634	—
	Retirement Restoration Plan	17.42	738,344	—

(1)
We calculated the amounts reflected in this column for Mr. McDonald using the following assumptions: A calculation date of September 30, 2015, a 4.42% discount rate for the qualified plan, and a 4.50% discount rate for the nonqualified plan, retirement occurring at normal retirement age based on Social Security Normal Retirement Age minus three years, and applicability of the 2009 Static Mortality Table for Annuitants per Treasury Regulation 1.430(h)(3)-1(e), that was used for financial reporting purposes as of September 30, 2015. The value that an executive will actually receive under these benefits will differ to the extent facts and circumstances vary from what these calculations assume.

        Johnson Controls Pension Plan.    The Johnson Controls Pension Plan is a frozen defined benefit pension plan that provides benefits for most of non-union U.S. employees, including Mr. McDonald and Mr. Foster, who were hired prior to January 1, 2006.

        Subject to certain limitations that the Code imposes, the monthly retirement benefit payable under the Pension Plan to participants, at normal retirement age in a single life annuity, is determined as follows:

  •
  1.15% of final average monthly compensation times years of benefit service, plus

  •
  0.55% of final average monthly compensation in excess of Social Security covered compensation times years of benefit service (up to 30 years).

        Service after December 31, 2014 does not count as benefit service in this formula. For purposes of this formula, "final average monthly compensation" means a participant's gross compensation, excluding certain unusual or non-recurring items of compensation, such as severance or moving expenses, for the highest five consecutive years of the last ten consecutive years of employment occurring prior to January 1, 2015. "Social Security covered compensation" means the average of the Social Security wage base for the 35 years preceding a participant's normal retirement age. Normal retirement age for Johnson Controls participants is age 65.

        Participants in the Pension Plan generally become vested in their pension benefits upon completion of five years of service. The Pension Plan does not pay full pension benefits until after a participant terminates employment and reaches normal retirement age. However, a participant who terminates employment may elect to receive benefits at a reduced level at any time after age 55, as follows: If a participant terminates employment prior to age 55 then the reduction is 5% of each year that benefits begin before the participant's Social Security retirement age, if a participant terminates employment on or after age 55 and after competing ten years of service, then the reduction is 5% for each year that benefits begin before the three years preceding the participant's Social Security retirement age. Mr. McDonald is currently eligible for early retirement under the Pension Plan.

        Retirement Restoration Plan.    The Retirement Restoration Plan is an unfunded, nonqualified plan that provides retirement benefits above the payments that an employee will receive from the Pension Plan in those cases in which the Code's qualified plan limits restrict the employee's benefits. The Retirement Restoration Plan provides a benefit equal to the difference between the actual pension benefit payable under the Pension Plan and what such pension benefit would have been without regard to any Code limitation on either the amount of benefits or the amount of compensation that the benefit formula can take into account.

        A participant is vested in his or her Retirement Restoration Plan benefits only if vested in his or her benefits under the Pension Plan. Benefits under the Retirement Restoration Plan are payable as an annuity at the later of the participant's termination of employment or attainment of age 55.

Nonqualified Deferred Compensation During Fiscal Year 2015

        The following table sets forth certain information with respect to participation in the Johnson Controls' nonqualified Executive Deferred Compensation Plan by named executive officers during the fiscal year ended September 30, 2015.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
R. Bruce McDonald	1,301,702	148,647	32,412	—	20,217,526
Byron S. Foster	—	—	—	—	—
Cathleen A. Ebacher	—	10,522	(982)	—	21,944

(1)
Certain amounts that appear in the Nonqualified Deferred Compensation table also appear in the Summary Compensation Table as compensation that a named executive officer earned in fiscal year 2015. Mr. McDonald's Executive Contributions include $44,262 that is also reported in the Salary column in the Summary Compensation Table for fiscal year 2015. Additionally, Mr. McDonald's Executive Contributions include $109,440 that is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for fiscal year 2015.

  Mr. McDonald's Registrant Contributions include $148,647 that is also reported in the All Other Compensation column of the Summary Compensation Table.

(2)
Amounts shown include the company matching contributions that Johnson Controls makes under its Retirement Restoration Plan because the Code limits such contributions under the Johnson Controls' 401(k) plan.

(3)
The Aggregate Earnings are not "above-market or preferential earnings" and therefore we do not need to report them in the Summary Compensation Table. The Aggregate Earnings represent all investment earnings, net of fees, on amounts that a named executive officer has deferred. Investment earnings include amounts relating to appreciation in the price of Johnson Controls common stock, and negative amounts relating to depreciation in the price of Johnson Controls common stock, because the deferred amounts include deferred stock units, the value of which is tied to the value of Johnson Controls common stock. Aggregate Earnings also include dividends paid on restricted stock that has not yet vested, which were credited to a named executive officer's deferred compensation account subject to vesting.

(4)
Amounts included in this column that have been reported in the Salary and Non-Equity Incentive Plan Compensation columns in Summary Compensation Table since fiscal year 2007 for each named executive officer are: Mr. McDonald—$3,881,996.

        Johnson Controls maintains the following two nonqualified deferred compensation plans under which executives, including named executive officers, may elect to defer their compensation.

  •
  The Executive Deferred Compensation Plan allows participants to defer up to 100% of their annual and long-term performance share units and restricted stock awards.

  •
  The Retirement Restoration Plan allows executive officers to defer up to 6% of their compensation that is not eligible to be deferred into the Johnson Controls 401(k) plan because of qualified plan limits that the Code imposes. The Retirement Restoration Plan also credits participants with a matching contribution equal to the difference between the amount of matching contribution made under the 401(k) plan and what such matching contribution would have been without regard to any limitation that the Code imposes on either the amount of matching contribution or the amount of compensation that can be considered, and determined as if the amount the participant deferred under the Retirement Restoration Plan had been deferred into the 401(k) plan. The Retirement Restoration Plan also credits participants with an amount equal to the difference between the amount of retirement contribution made under the 401(k) plan and what such retirement contribution would have been without regard to the Code limits.

        Under both plans, a participant may elect to have his or her cash deferrals credited to a common stock unit account or one or more investment accounts that are the same as those available under the Johnson Controls 401(k) plan, which serve to measure the earnings that are credited on the participant's deferrals. Restricted stock deferrals under the Executive Deferred Compensation Plan are automatically credited to the common stock unit account until vested, after which the participant may reallocate deferrals to another investment account. Amounts allocated to the common stock unit account are credited with dividend equivalents, which are treated as if reinvested in additional common stock units.

        Under both plans, deferred amounts are paid upon a participant's termination of employment in a lump sum or up to ten-year annual installments, as the participant elects.

        Dividends paid on restricted stock awards prior to fiscal year 2014 that a participant has elected not to defer are also accumulated within the Executive Deferred Compensation Plan, deemed reinvested in common stock units, and paid to a participant in a lump sum when the related shares of restricted stock vest.

Potential Payments and Benefits upon Termination or a Change of Control

        The following is a discussion of the nature and estimated value of payments and benefits that each of the named executive officers would receive in the event of termination of the executive's employment or upon a change of control. The estimated value of the payments and benefits is based on an assumption that the termination of employment or the change of control, or both, as applicable, occurred on September 30, 2015, the last business day of fiscal year 2015. We can only determine the actual amounts of payments and benefits that an executive officer would receive upon his termination or upon a change of control at the actual time of such event.

  Employment Agreements

        Johnson Controls has entered into an employment agreement with Mr. McDonald. Mr. Foster and Ms. Ebacher do not have employment agreements.

        The employment agreement contains substantially similar terms except for individual salary amounts and benefits. In addition to setting forth the terms and conditions of Mr. McDonald's employment and the amounts payable upon the executive's termination of employment, the employment agreement contains terms that protect the company from certain business risks, including:

  •
  an agreement by the executive officer to perform his/her assigned duties by devoting full time, due care, loyalty and best efforts to the duties and complying with all applicable laws and the requirements of Johnson Controls' policies and procedures on employee conduct;

  •
  a prohibition on the executive officer's competition with Johnson Controls, both during employment and for a period of one year after employment;

  •
  a prohibition on the executive officer's ownership of a 5% or greater interest in any competitors;

  •
  a prohibition on the executive officer's ability to share confidential information and trade secrets, both during employment and for two years after employment; and

  •
  a requirement that disputes related to the employment agreement be settled through arbitration instead of potentially costly litigation.

Summary of the Payments and Benefits upon Each Termination Scenario

        The following summarizes the types of payments and benefits to which Mr. McDonald would have been entitled if he had terminated employment on September 30, 2015, under various scenarios. These payments and benefits are generally based on the terms of the employment agreements and the relevant compensation and benefit plans, such as the Omnibus Incentive Plan, Retirement Restoration Plan, Executive Deferred Compensation Plan, Executive Survivor Benefits Plan, and the severance plan for U.S. salaried employees.

        For each termination scenario, we have not separately quantified any amounts that Mr. McDonald would receive under plans generally available to all management employees that do not discriminate in favor of the named executive officers. These include distributions under the pension plan and 401(k) plan, disability benefits, vesting of stock option and restricted stock awards under equity plans, any salary or bonus awards due to the employee through the date of termination, prorated bonus awards relating to outstanding bonus awards, and accrued vacation.

        Voluntary Termination.    Mr. McDonald may terminate his employment with Johnson Controls at any time. In general, upon the executive's voluntary termination:

  •
  Johnson Controls is not obligated to provide any severance pay;

  •
  all of the executive's annual and long-term bonus awards outstanding under the Johnson Controls Omnibus Incentive Plan for which the performance period has not ended will terminate (although the executive will receive a payment of the amounts he earned under his annual and long-term bonus awards for which the performance period has ended on or prior to his date of termination);

  •
  the executive will forfeit all unvested stock options;

  •
  the executive will forfeit all unvested restricted stock and restricted stock units and all unearned performance-based share units; and

  •
  all benefits and perquisites will cease.

        The executive will be entitled to a distribution of his vested benefits under the Retirement Restoration Plan and the Executive Deferred Compensation Plan.

        Retirement and Early Retirement.    None of the named executive officers were eligible for full retirement as of September 30, 2015, although Mr. McDonald was eligible for early retirement (defined as reaching age 55 and having 10 or more years of service). For an estimate of the value of the pension benefit for a named executive officer upon retirement, please see "—Pension Benefits as of September 30, 2015." In addition to such pension benefit, upon the executive's full or early retirement:

  •
  Johnson Controls is not obligated to pay any severance;

  •
  the executive will receive, at the end of the applicable performance period for each of his annual and long-term bonus awards outstanding under the Omnibus Incentive Plan, a pro rata portion of the award amount he would have earned had he remained employed through the end of each such performance period, based on the company's actual performance;

  •
  with respect to stock options, the vesting of any unvested stock options that were granted to the executive under the Johnson Controls Omnibus Incentive Plan that have been outstanding for at least one full calendar year after the year of grant will accelerate so that all of the options are exercisable in full (and the executive will forfeit all other options that have not been outstanding for at least one full calendar year after the date of grant);

  •
  the executive will retain his shares of restricted stock and restricted stock units that had not vested at the time of retirement, and they will continue to vest on the normal vesting schedule (however, the award agreement provides that the executive will not earn the award if he engages in conduct harmful to the best interests of the company after his retirement);

  •
  the executive will earn performance-based share units that he held at retirement based on actual performance at the end of the performance period, but the amount will be prorated based on the number of days of employment during the performance period (in the case of known retirements, the proration of shares occurs at grant based on the number of days of employment during the performance period);

  •
  if the executive is age 65 or older, his accounts under the Retirement Restoration Plan will vest in full; and

  •
  all benefits and perquisites Johnson Controls provides will cease.

        The executive also will be entitled to a distribution of any vested benefits under the Retirement Restoration Plan and the Executive Deferred Compensation Plan.

        Termination for "Cause."    Johnson Controls may terminate Mr. McDonald's employment for "cause" under the terms of the employment agreements. A termination for "cause" generally means a termination for theft, dishonesty, fraudulent misconduct, violation of certain provisions of the employment agreement, gross dereliction of duty, grave misconduct injurious to Johnson Controls, and serious violation of the law or company policies on employee conduct. Mr. McDonald will not receive any special payments or benefits if his employment is terminated for "cause." On the executive's termination date, all of his outstanding stock options will immediately terminate, and Johnson Controls will cancel any pending option exercises. In addition, the executive will forfeit all unvested shares of restricted stock and restricted stock units and all unearned performance-based share units. The executive will be entitled to a distribution of his vested benefits under the Retirement Restoration Plan and the Executive Deferred Compensation Plan.

        Termination without "Cause."    If Johnson Controls terminates Mr. McDonald's employment and the termination is not for "cause," then:

  •
  the executive officer will receive a cash severance benefit in an amount equal to the greater of one year of the executive's base salary as of the termination date or twice the amount payable under the severance plan for U.S. salaried employees (the severance benefit under the salaried severance plan depends upon the employee's years of service with Johnson Controls, with severance starting at two weeks of base salary for an employee who has only one year of service and increasing to a maximum of 52 weeks of base salary for an employee who has 30 or more years of service);

  •
  all of the executive's annual and long-term bonus awards outstanding under the Johnson Controls Omnibus Incentive Plan for which the performance period has not ended will terminate (although the executive will receive a payment of the amounts he earned under his annual and long-term bonus awards for which the performance period has ended on or prior to his date of termination);

  •
  the executive will forfeit all unvested stock options;

  •
  the executive will forfeit all unvested restricted stock or restricted stock units and all unearned performance-based share units; and

  •
  all benefits and perquisites Johnson Controls provides will cease.

        The executive also will be entitled to a distribution of any vested benefits under the Retirement Restoration Plan and the Executive Deferred Compensation Plan.

        The following is an estimate of the severance that each named executive officer would receive assuming the termination without "cause" occurred on September 30, 2015:

R. Bruce McDonald
Severance	$1,000,000

        Termination Due to Disability.    If a total and permanent disability causes a named executive officer's termination, then:

  •
  Johnson Controls is not obligated to pay severance. Rather, the executive may be entitled to disability pay under the short- and long-term disability plans for U.S. salaried employees;

  •
  the executive will receive, at the end of the applicable performance period for each of his annual and long-term bonus awards outstanding under the Omnibus Incentive Plan, a pro rata portion of the award amount he would have earned had he remained employed through the end of each such performance period, based on the company's actual performance;

  •
  the vesting of the executive's stock options will accelerate so that all of the options are exercisable in full;

  •
  all of the executive's unvested shares of restricted stock and restricted stock units will vest;

  •
  the executive will earn performance-based share units he held at the time of termination due to disability based on actual performance at the end of the performance period, but the amount will be prorated based on the number of days of employment during the performance period;

  •
  the executive will immediately vest in his accounts under the Retirement Restoration Plan;

  •
  if the executive is younger than age 65, then the executive will continue to be covered under the Executive Survivor Benefits Plan, the benefits of which we describe below; and

  •
  all benefits and perquisites Johnson Controls provides will cease.

        In the case of termination as a result of total and permanent disability, the executive also will be entitled to distribution of any vested benefits under the Retirement Restoration Plan and the Executive Deferred Compensation Plan.

        The following is an estimate of the Retirement Restoration Plan benefit that arises from vesting that accelerates due to disability that each named executive officer would receive assuming the disability termination occurred on September 30, 2015:

R. Bruce McDonald
Retirement Restoration Plan	$—

        Termination Due to Death.    If a named executive officer dies while he or she is an employee, then:

  •
  The executive is eligible for benefits under Johnson Controls Executive Survivor Benefits Plan if the Johnson Controls board of directors elected him or her as an officer prior to September 15, 2009. Under the terms of the plan that were in effect at September 30, 2015, the beneficiaries of a named executive officer would receive a lump sum death benefit in an amount equal to three times the executive's final base salary if the executive dies prior to age 55, or two times the executive's base salary if the executive dies on or after age 55, plus an additional "gross-up" amount. As of September 30, 2015, the applicable multiples for Mr. McDonald (the only named executive officer who was eligible for benefits under the Johnson Controls Executive Survivor Benefits Plan) was two times. In addition, the beneficiaries of the executive officer would receive a continuation of the executive's base salary for a period of six months after the executive officer's death. During fiscal year 2009, the Executive Survivor Benefits Plan was frozen to limit participation to current elected officers. Officers elected after September 15, 2009, participate in regular group life insurance coverage.

  •
  The executive's beneficiaries will receive, at the end of the applicable performance period for each of the executive's annual and long-term bonus awards outstanding under the Omnibus Incentive Plan, a pro rata portion of the award amount the executive would have earned had he remained employed through the end of each such performance period, based on the company's actual performance.

  •
  The vesting of the executive's stock options will accelerate such that the options become immediately exercisable to the extent they would have vested during the one-year period after the date of death.

  •
  All of the executive's unvested shares of restricted stock and restricted stock units will vest.

  •
  The executive will earn performance-based share units that he held at prior to death based on actual performance at the end of the performance period, but will be prorated based on the number of days of employment during the performance period.

  •
  All benefits and perquisites Johnson Controls provides will cease.

        In the case of termination as a result of death, the executive or the executive's beneficiaries also will be entitled to a distribution of the executive's vested benefits under the Retirement Restoration Plan and the Executive Deferred Compensation Plan.

        The following is an estimate of the Executive Survivor Benefits Plan value that each applicable named executive officer would receive assuming the death occurred on September 30, 2015:

R. Bruce McDonald
Executive Survivor Benefits Plan(1)	$4,291,000

(1)
In determining the amount of the gross-up to include in the table above, we made the following material assumptions: a tax rate of 47.25% for Wisconsin residents. During fiscal year 2009, the Committee froze this plan to limit participation to current elected officers. No new participants are allowed.

  Change of Control Agreements

        Johnson Controls has entered into a change of control agreement with Mr. McDonald. Upon a change of control, the change of control agreement supersedes the employment agreement. The change of control agreement generally entitles Mr. McDonald to continued employment with the company or its successor for two years following the change of control, with a base salary, bonus, and other benefits at least equal to the base salary, bonus, and benefits paid or provided prior to the change of control. The change of control agreement requires the executive officer to comply with confidential information covenant provisions during employment and for two years following termination of employment. The change of control agreements also provide for a severance payment and continued welfare and medical benefits upon termination of the executive's employment under certain circumstances during the two-year employment period that begins on the date of the change of control, as explained in more detail under "—Termination Upon or Following a Change of Control" below. The agreement defines a change of control as:

  •
  the acquisition by a person or group of 35% or more of Johnson Controls' outstanding common stock;

  •
  a change in a majority of the Johnson Controls board of directors without the endorsement of the new board members by the existing board members;

  •
  a reorganization, merger, share exchange, or other corporate reorganization or a sale of all or substantially all of Johnson Controls' assets, except if it would result in continuity of Johnson Controls' shareholders of at least 50%, if no person owns 35% or more of the outstanding shares of the entity resulting from the transaction, and if at least a majority of the Johnson Controls board of directors remains; or

  •
  approval by Johnson Controls' shareholders of a liquidation or dissolution.

        Mr. Foster and Ms. Ebacher are not parties to a change of control employment agreement with Johnson Controls.

Summary of the Payments and Benefits Upon a Change of Control

        The following summarizes the types of payments and benefits to which Mr. McDonald would have been entitled if a change of control of Johnson Controls had occurred or if both a change of control and a termination of employment had occurred, on September 30, 2015. These payments and benefits are generally based on the terms of Johnson Controls' change of control agreement and relevant compensation and benefit plans, such as the Omnibus Incentive Plan, Retirement Restoration Plan, and

nonqualified Executive Deferred Compensation Plan that were in place on September 30, 2015. The separation and distribution will not constitute a change of control.

        For each change of control scenario, we have not separately quantified any amounts that Mr. McDonald would receive under plans generally available to all management employees that do not discriminate in favor of the named executive officers (such as vesting of stock option and restricted stock awards under equity plans and payments of prorated bonus awards relating to outstanding bonus awards).

        Change of Control.    In the event of a change of control, which each relevant compensation and bonus plan generally defines in the same manner as under the change of control employment agreement we discuss above, on September 30, 2015, the following would have occurred as of the time of the change of control whether or not Mr. McDonald's employment terminated: all amounts that the executive officer accrued under the Executive Deferred Compensation Plan and Retirement Restoration Plan would have vested immediately and Johnson Controls would have paid these amounts in full in a lump sum.

        Under the Omnibus Incentive Plan, a "double trigger" is required for accelerated vesting of equity awards in a change of control in which the awards are assumed or replaced, meaning that, in addition to the change of control occurring, the employee's employment must be terminated by the company without cause or by the employee with good reason (if the employee has an agreement providing for good reason termination) for his or her unvested equity to become vested on an accelerated basis.

        Termination Upon or Following a Change of Control.    As discussed above, Johnson Controls has a change of control agreement with Mr. McDonald. This agreement provides for a two-year employment period that begins on the date of the change of control. Under the agreement,

  •
  if Johnson Controls terminates the executive officer's employment (or its successor terminates the executive officer's employment) other than for cause;

  •
  if the executive officer terminates his employment for good reason; or

  •
  if the executive officer's employment ceases as a result of the executive officer's death or disability;

        in each case, within the two-year period, then the executive officer or the executive officer's beneficiary will receive:

  •
  a lump sum severance payment equal to three times the executive officer's annual cash compensation, which includes the executive officer's annual base salary and the greater of:

  •
  the average of the executive officer's annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or

  •
  the sum of the annual and long-term cash bonuses for the most recently completed fiscal year;

  •
  payment of a pro rata portion of the greater of the following:

  •
  the average of the executive officer's annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or

  •
  the sum of the annual and long-term cash bonuses for the most recently completed fiscal year;

    however, if (and only if) the executive officer's termination occurs on the change of control date, then Johnson Controls will reduce this amount by the amount paid under the Omnibus Incentive Plan as a result of the change of control;

  •
  a cash payment equal to the lump sum value of the additional benefits the executive officer would have accrued for the remainder of the employment period under the pension plan and the Retirement Restoration Plan, assuming the executive officer is fully vested in such benefits at the time of termination; and

  •
  continued medical and welfare benefits for the remainder of the employment period.

        For Mr. McDonald, the merger will not constitute a change of control under the change of control agreement.

        The following is an estimate of the severance and continued medical and welfare benefit value that Mr. McDonald would receive assuming the change of control and termination occurred on September 30, 2015:

R. Bruce McDonald
Severance(1)	$21,178,000
Continued Medical & Welfare Benefits(2)	$22,000

(1)
The amount reported reflects the amounts actually earned under the short- and long-term bonus awards for the performance period ending in fiscal year 2015.

(2)
The amount reflects an estimate of the cost to the company of providing medical and welfare benefits for the employment period, including medical, prescription, dental, disability and life, accidental death and travel and accident insurance. The amount also includes the lump sum value of the additional benefits the named executive officer would have accrued during the employment period under the pension plan and the Retirement Restoration Plan.

        If the executive officer terminates his employment during the employment period for other than good reason, the executive officer will receive only a payment of a pro rata portion of the greater of the average of the executive officer's annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or the sum of the annual and long-term cash bonuses for the most recently completed fiscal year.

        If Johnson Controls terminates Mr. McDonald's employment for cause, no additional pay or benefits are due.

        Johnson Controls would have "cause" to terminate Mr. McDonald's employment under the change of control agreement if the executive repeatedly and deliberately fails to perform the duties of his position and does not correct such failure after notice, or if the executive officer is convicted of a felony involving moral misconduct.

        The executive officer would have "good reason" to terminate employment under the change of control agreement if:

  •
  the company assigns the executive officer duties inconsistent with his position or takes other actions to reduce the executive officer's authority or responsibilities;

  •
  the company breaches any provision of the change of control agreement relating to salary, bonus, and benefits payable following the change of control;

  •
  the company requires the executive officer to relocate;

  •
  the company terminates the executive officer's employment other than as the agreement permits;

  •
  the company fails to require the successor in the change of control transaction to expressly assume the agreement; or

  •
  the company requests that the executive perform an illegal or wrongful act in violation of Johnson Controls' code of conduct.

Director Compensation

        Following the separation, the compensation of Adient non-employee directors will be determined by Adient's board of directors with the assistance of its Compensation Committee. It is anticipated that such compensation will consist of the following:

  •
  a cash retainer in an amount equal to $145,000 per year; and

  •
  an initial equity award of Adient ordinary shares with a grant date fair value of approximately $145,000.

        In addition, Adient anticipates that its Lead Director will receive an annual cash retainer of $30,000. Adient expects that each of the chairs of the Audit Committee, Compensation Committee and Corporate Governance Committee will receive an additional cash retainer in the amount of $10,000. Adient will not provide directors who are also Adient employees any additional compensation for serving as a director.

        Adient also expects to reimburse non-employee directors for any expenses relating to their service as directors.

Adient 2016 Omnibus Incentive Plan

        On September 8, 2016, the Adient board of directors and Adient's sole shareholder approved and adopted the Adient plc 2016 Omnibus Incentive Plan, which we refer to as the "Adient Omnibus Plan," and which will become effective upon the consummation of the distribution.

        The following is a brief description of the principal features of the Adient Omnibus Plan. This summary is subject to, and qualified in its entirety by reference to, the Adient Omnibus Plan, the form of which is attached as Exhibit 10.9 to the registration statement of which this information statement is a part.

  Purpose

        The Adient Omnibus Plan has two complementary purposes: (a) to attract and retain outstanding individuals to serve as officers and employees and (b) to increase shareholder value. The Adient Omnibus Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of Adient, or receive monetary payments, on the potentially favorable terms that the Adient Omnibus Plan provides. In addition, the Adient Omnibus Plan permits the issuance of awards, which we refer to as "Replacement Awards," in partial substitution for awards relating to ordinary shares of Johnson Controls immediately prior to the separation and distribution. See "Certain Relationships and Related Person Transactions—Employee Matters Agreement—Treatment of Equity Compensation" for more information about the treatment of outstanding Johnson Controls equity awards in connection with the separation and distribution.

  Administration and Eligibility

        The Adient Omnibus Plan will be administered by the Adient Compensation Committee (which we refer to as the "administrator" for purposes of this section), which has the authority to, among other things, (a) interpret the provisions of the Adient Omnibus Plan and any award agreement; (b) prescribe, change, and rescind rules and regulations relating to the Adient Omnibus Plan; (c) correct any defect, supply any omission, or reconcile any inconsistency in the Adient Omnibus Plan, any award or agreement covering an award in the manner and to the extent it deems desirable to carry the Adient Omnibus Plan or such award into effect; and (d) make all other determinations necessary or advisable for the administration of this Plan. In addition, subject to any limitations imposed by law, the Adient board of directors may delegate to another committee of the Adient board of directors or to one or more officers of Adient, or the administrator may delegate to one or more officers of Adient, any or all of their respective authority and responsibility as an administrator of the Adient Omnibus Plan; however, no such delegation is permitted with respect to share-based awards made to "officers" subject to the provisions of Section 16 of the Exchange Act or awards made to participants subject to Section 162(m) of the Code at the time any such delegated authority or responsibility is exercised, unless the delegation is to another committee of the Adient board of directors consisting entirely of directors who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code.

        The administrator may not increase the amount of compensation payable under an award that is intended to be performance-based compensation under Section 162(m) of the Code, although the administrator may decrease the amount of compensation that a participant may earn under the award.

        The administrator (to the extent of its authority) may designate any of the following as a participant under the Adient Omnibus Plan: any officer or other employee of Adient or its affiliates or any individual that Adient or one of its affiliates have engaged to become an officer or employee. Approximately 2,400 employees are expected to be eligible to participate in the Adient Omnibus Plan.

  Shares Reserved under the Adient Omnibus Plan

        The Adient Omnibus Plan provides that 6,000,000 Adient ordinary shares will be reserved for issuance under the plan (excluding the aggregate number of Adient ordinary shares subject to the Replacement Awards). The Adient Omnibus Plan also provides that Adient may only issue an aggregate of 6,000,000 Adient ordinary shares upon the exercise of incentive share options.

        In general, if (a) an award granted under the Adient Omnibus Plan expires, is cancelled, or terminates without the issuance of shares under the award, (b) it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, (c) shares are forfeited under an award, or (d) shares are issued under any award and Adient reacquires them pursuant to rights Adient reserved upon the issuance of the shares, then such shares will again be available for issuance under the Adient Omnibus Plan in the same number as they depleted the reserve, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive share options. Shares tendered or withheld in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations, and shares purchased by Adient using proceeds from option exercises may not be recredited to the reserve.

  Types of Awards

        Awards under the Adient Omnibus Plan may consist of share options, share appreciation rights, performance shares, performance units, restricted shares, restricted share units, deferred share rights, dividend equivalent units, other share-based awards, annual incentive awards, or long-term incentive awards. The administrator may grant any type of award to any participant it selects, but only Adient and its subsidiaries' employees may receive grants of incentive share options. Awards may be granted alone or in addition to, in tandem with, or (subject to the Adient Omnibus Plan's prohibition on repricing) in substitution for any other award (or any other award granted under another plan of Adient or its affiliates).

  Options

        The administrator has the authority to grant share options and to determine all terms and conditions of each share option, including the number of share options granted; whether an option is to be an incentive share option or nonqualified share option; the date of grant, which is not prior to the date of the administrator's approval of the grant; a grant price that is not less than the fair market value of Adient ordinary shares subject to the option on the date of grant; and the terms and conditions of exercise. Fair market value is defined as the last sales price of an Adient ordinary share for the date in question, or if no sales of Adient ordinary shares occur on such date, on the last preceding date on which there was such a sale. The administrator also determines the expiration date of each option, but the expiration date will not be later than ten years after the grant date. If the aggregate fair market value of the shares subject to the portion of an incentive share option that becomes exercisable during a calendar year exceeds $100,000, then the option is treated as a nonqualified share option to the extent the $100,000 limitation is exceeded.

        Each incentive share option that the administrator grants to an eligible employee who owns more than 10% of the total combined voting power of all classes of shares then issued by Adient or a subsidiary must have an exercise price at least equal to 110% of the fair market value of the ordinary shares on the date of grant and must terminate no later than five years after the date of grant.

  Share Appreciation Rights

        The administrator has the authority to grant share appreciation rights. A share appreciation right is the right of a participant to receive cash in an amount, and/or Adient ordinary shares with a fair market value, equal to the appreciation of the fair market value of an Adient ordinary share during a specified period of time. The Adient Omnibus Plan provides that the administrator determines all terms and conditions of each share appreciation right, including: whether the share appreciation right is granted independently of a share option or relates to a share option; the number of Adient ordinary shares to which the share appreciation right relates; the date of grant, which is not prior to the date of the administrator's approval of the grant; a grant price that is not less than the fair market value of the Adient ordinary shares subject to the share appreciation right on the date of grant; the terms and conditions of exercise or maturity; a term that must be no later than ten years after the date of grant; and whether the share appreciation right will settle in cash, Adient ordinary shares, or a combination of the two.

  Performance and Share Awards

        The administrator has the authority to grant awards of restricted shares, restricted share units, deferred share rights, performance shares, or performance units. Restricted shares are Adient ordinary shares that are subject to a risk of forfeiture, restrictions on transfer, or both a risk of forfeiture and restrictions on transfer. A restricted share unit represents the right to receive a payment equal to the fair market value of one Adient ordinary share. A deferred share right represents the right to receive Adient ordinary shares or restricted shares at some future time. A performance share is the right to receive Adient ordinary shares, including restricted shares, to the extent performance goals are achieved. A performance unit represents the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more Adient ordinary shares, to the extent performance goals are achieved.

        The administrator determines all terms and conditions of the awards, including: the number of Adient ordinary shares and/or units to which such award relates; whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; the period of restriction with respect to restricted shares or restricted share units and the period of deferral for deferred share rights; the performance period for performance awards; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more Adient ordinary shares; and, with respect to performance units, whether the awards will settle in cash, in Adient ordinary shares, or in a combination of the two.

  Incentive Awards

        The administrator has the authority to grant annual and long-term incentive awards. Incentive awards are the right to receive a cash payment to the extent performance goals are achieved. The administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable, and the timing of payment; however, the administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the administrator specifies, although the administrator may specify that all or a portion of the goals are deemed achieved upon a participant's death, disability, or, for awards not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, retirement, or such other circumstances as the administrator may specify. For annual incentive awards, the performance period must relate to a period of one fiscal year, and for long-term incentive awards, the performance period must relate to a period of more than one fiscal year; however, for annual incentive awards, if the award is made in the year the Adient Omnibus Plan becomes effective, at the time of commencement of employment, or on the occasion of a promotion, then the award may relate to a period shorter than one fiscal year.

  Dividend Equivalent Units

        The administrator has the authority to grant dividend equivalent units in connection with "full value" awards, defined to include restricted shares, restricted share units, performance shares, performance units (valued in relation to a share), deferred share rights, and any other similar award under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share. A dividend equivalent unit is the right to receive a payment, in cash or Adient ordinary shares, equal to the cash dividends or other distributions that Adient pays with respect to an Adient ordinary share. The administrator determines all terms and conditions of a dividend equivalent unit award, except that dividend equivalent units that relate to performance awards that are contingent on the achievement of a performance goal at the time the cash dividend or other distribution is paid with respect to a share must also be contingent on the achievement of such performance goal and may not be paid until the performance goal is achieved.

  Other Awards

        The administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Adient ordinary shares, either alone or in addition to or in conjunction with other awards, and payable in Adient ordinary shares or cash. Such awards may include unrestricted Adient ordinary shares, which may be awarded, without limitation, as a bonus, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals, or otherwise, or rights to acquire Adient ordinary shares from Adient. The administrator determines all terms and conditions of the award, including the time or times at which such award is made and the number of Adient ordinary shares to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of an Adient ordinary share on the date of the award.

  Performance Goals

        For purposes of the Adient Omnibus Plan, performance goals means the following categories, including in each case any measure based on such category: basic earnings per share for Adient on a consolidated basis; diluted earnings per share for Adient on a consolidated basis; total shareholder return; fair market value of Adient ordinary shares; net sales; increase in percentage of total revenues represented by consolidated or unconsolidated revenues; cost of sales; gross profit; selling, general, and administrative expenses; operating income; segment income; earnings before interest and the provision for income taxes (EBIT); earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA); net income; accounts receivable; inventories; trade working capital; return on equity; return on assets; return on invested capital; return on sales; economic value added, or other measure of profitability that considers the cost of capital employed; free cash flow; net cash provided by operating activities; net increase (decrease) in cash and cash equivalents; increase (decrease) in debt or net debt; customer satisfaction, which may include customer backlog and/or relationships; market share; quality; safety; realization or creation of innovation projects or products; achievement of cost reduction targets or restructuring initiatives; employee engagement; employee and/or supplier diversity improvement; completion of integration of acquired businesses and/or strategic activities; and development, completion, and implementation of succession planning.

        The performance goals, other than, in general, the per-share or share-based goals, may be measured for Adient on a consolidated basis, for any one or more of Adient's affiliates or divisions, and/or for any other business unit or units of Adient or its affiliates as defined by the administrator at the time of selection.

        In addition, the administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above with respect to awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code or to the extent that the application of such categories results in a reduction of the maximum amount otherwise payable under the award.

        Performance goals will generally be determined after excluding any gains or losses from the sale of assets outside the ordinary course of business; any gains or losses from discontinued operations; any extraordinary gains or losses; the effects of accounting changes; any unusual, nonrecurring, transition, one-time, or similar items or charges; the diluted impact of goodwill on acquisitions; and any other items specified by the administrator. For awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the administrator will specify the excluded items in writing at the time the award is made unless, after application of the excluded items, the amount payable under the award is reduced.

  Limit on Awards

        Under the Adient Omnibus Plan, no participant may be granted awards that could result in such participant:

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  receiving share options for, or share appreciation rights with respect to, more than 2,000,000 Adient ordinary shares during any fiscal year;

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  receiving awards of restricted shares, restricted share units, and/or deferred share rights relating to more than 800,000 Adient ordinary shares during any fiscal year;

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  receiving awards of performance shares and/or awards of performance units, the value of which is based on the fair market value of Adient ordinary shares, for more than 1,600,000 Adient ordinary shares during any fiscal year;

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  receiving awards of performance units, the value of which is not based on the fair market value of Adient ordinary shares, that would pay more than $15,000,000 in any fiscal year;

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  receiving other share-based awards not described above with respect to more than 800,000 Adient ordinary shares during any fiscal year;

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  receiving an annual incentive award in any fiscal year that would pay more than $10,000,000; or

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  receiving a long-term incentive award in any fiscal year that would pay more than $15,000,000.

        Each of the share limitations is subject to adjustment as described below. Replacement Awards are not subject to these limitations.

  Effect of Termination of Employment or Service on Awards

        The administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant's termination of employment or service with Adient or its affiliates on the award.

  Transferability and Restrictions on Exercise

        No award (other than unrestricted shares), and no right under any such award, is assignable, alienable, saleable, or transferable by a participant except by will or by the laws of descent and distribution, unless and to the extent the administrator allows a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant's death, or transfer an award.

        Each award, and each right under any award, will be exercisable during the lifetime of the participant only by the participant or, if permissible under applicable law, by such individual's guardian or legal representative.

  Adjustments

        If any of the following occurs:

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  Adient involved in a merger or other transaction in which Adient ordinary shares are changed or exchanged;

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  Adient subdivides or combines its ordinary shares or Adient declares a dividend payable in Adient ordinary shares, other securities, or other property;

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  Adient effects a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of an Adient ordinary share at the time the dividend is declared, or Adient effects any other dividend or other distribution on its ordinary shares in the form of cash, or a repurchase of ordinary shares, that the Adient board of directors determines is special or extraordinary in nature or that is in connection with a transaction that Adient characterizes publicly as a recapitalization or reorganization involving ordinary shares; or

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  any other event occurs, which, in the judgment of the Adient board of directors or the Adient Compensation Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Adient Omnibus Plan;

        then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Adient Omnibus Plan and subject to certain provisions of the Code, adjust the number and type of ordinary shares subject to the Adient Omnibus Plan and that may, after the event, be made the subject of awards; the number and type of ordinary shares subject to outstanding awards; the grant, purchase, or exercise price with respect to any award; and subject to compliance with Section 162(m) of the Code, performance goals of an award.

        In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder) in an amount and at a time determined by the administrator.

        No such adjustments may be authorized in the case of incentive share options to the extent that such authority would cause the Adient Omnibus Plan to violate Section 422(b) of the Code.

        Without limitation, if there is a reorganization, merger, consolidation, combination, or other similar corporate transaction or event, whether or not constituting a change of control (other than any such transaction in which Adient is the continuing corporation and in which the outstanding ordinary shares are not being converted into or exchanged for different securities, cash, or other property, or any combination thereof), the administrator may substitute for each share then subject to an award and the shares subject to the Adient Omnibus Plan the number and kind of ordinary shares, other securities, cash, or other property to which holders of Adient ordinary shares will be entitled in respect of each share pursuant to the transaction.

        In the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse share split), if no action is taken by the administrator, the adjustments described above will automatically be made.

        In connection with any merger, consolidation, acquisition of property or shares, or reorganization, the administrator may authorize the issuance or assumption of awards under the Adient Omnibus Plan, subject to the listing requirements of any principal securities exchange or market on which the shares are then traded.

  Change of Control

        Unless otherwise provided in an applicable employment, retention, change of control, severance, award, or similar agreement, or by the administrator prior to the event, in the event of a change of control of Adient, the following will occur:

        If the purchaser, successor, or surviving corporation (or parent thereof) (which we refer to as the "survivor") so agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the survivor in the change of control transaction, subject to appropriate adjustments. In this case, the terms of the Adient Omnibus Plan do not provide for automatic acceleration of vesting of awards. In addition, the Adient Omnibus Plan does not provide for an automatic payout of cash incentive awards upon such a change of control, although individual cash incentive awards may provide for an automatic pro rata payout.

        To the extent the survivor in the change of control transaction does not agree to assume the awards or issue replacement awards, then immediately prior to the date of the change of control:

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  each share option or share appreciation right that is then held by a participant who is employed by or in the service of Adient or its affiliates will become fully vested, and, unless otherwise determined by the Adient board of directors or the Adient Compensation Committee, all share options and share appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the administrator) of the Adient ordinary shares covered by the share option or share appreciation right over the purchase or grant price of such ordinary shares under the award;

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  restricted shares, restricted share units, and deferred share rights (that are not performance awards) that are not vested will vest;

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  all performance and incentive awards that are earned but not yet paid will be paid, and all performance and incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to a prorated portion of the target value of the award reflecting the portion of the performance period that had elapsed prior to the change of control;

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  all dividend equivalent units that are not vested will vest and be paid in cash; and

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  all other awards that are not vested will vest and if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.

        If the Survivor terminates the participant's employment or service without cause (as defined in the agreement relating to the award or, if not defined in such an agreement, as defined by the administrator) or if the participant has in effect an employment, retention, change of control, severance, or similar agreement with Adient or its affiliates that contemplates the termination of his or her employment or service for good reason, and the participant terminates his or her employment or service for good reason (as defined in such agreement), in either case, within 24 months after a change of control, then any assumed or replaced awards, and any awards not cancelled in connection with the change of control, will be treated as follows:

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  all outstanding awards or replacement awards will vest automatically (assuming, for any award the vesting of which is subject to performance goals, that such goals had been met at the target level);

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  share options and share appreciation rights will be cancelled in exchange for a payment in cash and/or shares (which may include shares or other securities of the survivor) equal to the excess of the fair market value of the shares on the date of such termination covered by the portion of the share option or share appreciation right that has not been exercised over the exercise or grant price of such shares under the award;

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  restricted shares, restricted share units, or deferred share rights will be cancelled as of the date of such termination in exchange for a payment in cash and/or shares (which may include shares or other securities of the survivor) equal to the fair market value of a share;

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  performance awards and annual and long-term incentive awards that are earned but not yet paid will be paid upon the termination of employment or service, and performance awards and annual and long-term incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to a prorated portion of the target value of the award reflecting the portion of the performance period that had elapsed prior to the termination; and

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  other awards will be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the award.

        Payments under these change of control and termination provisions will generally be made no later than 30 days after the triggering event. If the participant has a deferral election in effect with respect to any amount payable under these change of control provisions, that amount generally will be deferred pursuant to such election.

        Except as otherwise expressly provided in any agreement between a participant and Adient or its affiliates, if the receipt of any payment by a participant under the circumstances described above would result in the payment by the participant of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

        A "change of control" is generally defined by the Adient Omnibus Plan as the first to occur of the following:

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  the acquisition by a person of 35% or more beneficial ownership of Adient's then-outstanding ordinary shares or then-outstanding voting securities (excluding acquisitions from or by Adient or by any of Adient's employee benefit plans);

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  a majority change in the Adient board of directors that is not approved by at least a majority of Adient's incumbent board of directors (or their board-approved successors);

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  consummation of a reorganization, merger, statutory share exchange, or consolidation or similar corporate transaction involving Adient or any of its subsidiaries, a sale or other disposition of all or substantially all of Adient's assets, or the acquisition of assets or shares of another entity by Adient or any of its subsidiaries, in each case, unless, following such event, (a) all or substantially all of the individuals and entities that were the beneficial owners of Adient's then-outstanding ordinary shares or then-outstanding voting securities beneficially own, directly or indirectly, more than 50% of the then-outstanding common or ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such event in substantially the same proportions as their ownership immediately prior to such event of the outstanding Adient ordinary shares and the outstanding Adient voting securities, as the case may be, (b) no person (excluding specified persons) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding common or ordinary shares of the corporation resulting from such event or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the event, and (c) at least a majority of the members of the board of directors of the corporation resulting from such event were members of Adient's incumbent board of directors at the time of the execution of the initial agreement or of the action of the Adient board of directors providing for such event; or

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  approval by Adient's shareholders of a complete liquidation or dissolution of Adient.

  Term of Adient Omnibus Plan

        Unless earlier terminated by the Adient board of directors, the Adient Omnibus Plan will remain in effect until all ordinary shares reserved for issuance under the plan have been issued. If the term of the Adient Omnibus Plan extends beyond ten years, no further incentive share options may be granted unless the shareholders have approved an extension of the Adient Omnibus Plan for that purpose.

  Termination and Amendment

        The Adient board of directors or the Adient Compensation Committee may amend, alter, suspend, discontinue, or terminate the Adient Omnibus Plan at any time, except:

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  the Adient board of directors must approve any amendment to the Adient Omnibus Plan if Adient determines such approval is required by prior action of the Adient board of directors, applicable corporate law or any other applicable law;

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  shareholders must approve any amendment to the Adient Omnibus Plan if Adient determines that such approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which Adient ordinary shares are then traded, or any other applicable law; and

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  shareholders must approve any amendment to the Adient Omnibus Plan that materially increases the number of ordinary shares reserved under the Adient Omnibus Plan, the incentive share option award limits, or the per participant award limitations set forth in the Adient Omnibus Plan, that materially expands the group of individuals that may become participants under the Adient Omnibus Plan, or that diminishes the provisions on repricing or backdating share options and share appreciation rights.

        The administrator may modify, amend, or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award, to the extent not prohibited by the terms of the Adient Omnibus Plan. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Adient Omnibus Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which Adient ordinary shares are then traded, to the extent the administrator deems necessary to preserve favorable accounting or tax treatment of any award for Adient, or to the extent the administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

        The authority of the administrator to terminate or modify the Adient Omnibus Plan or awards thereunder will extend beyond the termination date of the Adient Omnibus Plan. In addition, termination of the Adient Omnibus Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Adient Omnibus Plan except as they may lapse or be terminated by their own terms and conditions.

  Repricing Prohibited

        Neither the administrator nor any other person may: (a) amend the terms of outstanding share options or share appreciation rights to reduce the exercise price of such outstanding share options or share appreciation rights; (b) cancel outstanding share options or share appreciation rights in exchange for share options or share appreciation rights with an exercise price that is less than the exercise price of the original share options or share appreciation rights; or (c) cancel outstanding share options or share appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

  Backdating Prohibited

        The administrator may not grant a share option or share appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

  Foreign Participation

        To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Adient Omnibus Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement, or alternative versions that the administrator approves for purposes of using the Adient Omnibus Plan in a foreign country will not affect the terms of the Adient Omnibus Plan for any other country.

  Certain Federal Income Tax Consequences

        The following summarizes certain U.S. federal income tax consequences relating to the Adient Omnibus Plan. The summary is based upon the laws and regulations in effect as of the date of this information statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state, or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Adient Omnibus Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

  Share Options

        The grant of a share option under the Adient Omnibus Plan will create no income tax consequences to Adient or to the recipient. A participant who is granted a nonqualified share option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the ordinary shares at such time over the aggregate exercise price. Adient will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant's subsequent disposition of the ordinary shares received with respect to such share option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the exercise date).

        In general, a participant will recognize no income or gain as a result of the exercise of an incentive share option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the ordinary shares acquired pursuant to the exercise of an incentive share option and Adient will not be allowed a deduction. If the participant fails to hold the ordinary shares acquired pursuant to the exercise of an incentive share option for at least two years from the grant date of the incentive share option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the ordinary shares on the exercise date over the exercise price. Adient will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

  Share Appreciation Rights

        The grant of a share appreciation right under the Adient Omnibus Plan will create no income tax consequences to Adient or to the recipient. A participant who is granted a share appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the ordinary shares at such time over the grant price. Adient will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the share appreciation right is settled in ordinary shares, upon the participant's subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the exercise date).

  Restricted Shares

        Generally, a participant will not recognize income and Adient will not be entitled to a deduction at the time an award of restricted shares is made under the Adient Omnibus Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the shares lapse in an amount equal to the fair market value of the restricted shares at such time. Adient will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted shares after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and Adient will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in shares will be treated as an award of additional restricted shares subject to the tax treatment described herein.

        A participant may, within 30 days after the date of the award of restricted shares, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted shares on the date of the award (less the amount, if any, the participant paid for such restricted shares). If the participant makes such an election, then Adient will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted shares will be treated as dividend income to the participant in the year of payment and will not be deductible by Adient. Any otherwise taxable disposition of the restricted shares (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted shares, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, Adient would then be required to include as ordinary income the amount of any deduction Adient originally claimed with respect to such shares.

  Restricted Share Units

        A participant will not recognize income and Adient will not be entitled to a deduction at the time an award of a restricted share unit is made under the Adient Omnibus Plan. Upon the participant's receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and Adient will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted share units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis (i.e., the fair market value of the ordinary shares on the date the participant received the ordinary shares).

  Performance Shares

        The grant of performance shares will create no income tax consequences for Adient or the participant. Upon the participant's receipt of ordinary shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the ordinary shares received, except that if the participant receives restricted shares in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted shares as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. Adient will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant's subsequent disposition of the ordinary shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis (i.e., the fair market value of the ordinary shares on the date the participant received the ordinary shares).

  Performance Units

        The grant of a performance unit will create no income tax consequences to Adient or the participant. Upon the participant's receipt of cash and/or ordinary shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the ordinary shares received, and Adient will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in ordinary shares, upon the participant's subsequent disposition of the ordinary shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis (i.e., the fair market value of the ordinary shares on the date the participant received the ordinary shares).

  Incentive Awards

        A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and Adient will generally be entitled to a corresponding income tax deduction.

  Dividend Equivalent Units

        A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or ordinary shares paid, and Adient will be entitled to a corresponding deduction in the same amount and at the same time.

Adient 2016 Director Share Plan

        On September 8, 2016, the Adient board of directors and Adient's sole shareholder approved and adopted the Adient plc 2016 Director Share Plan, which we refer to as the "Adient Director Plan," and which will become effective upon the consummation of the distribution.

        The following is a brief description of the principal features of the Adient Director Plan. This summary is subject to, and qualified in its entirety by reference to, the Adient Director Plan, the form of which is attached as Exhibit 10.12 to the registration statement of which this information statement is a part.

  Purpose

        The purpose of the Adient Director Plan is to advance Adient's growth and success and to advance its interests by attracting and retaining well-qualified outside directors upon whose judgment Adient is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of Adient's business.

  Shares Subject to Plan

        Subject to adjustment as described below, 150,000 Adient ordinary shares will be available for awards under the Adient Director Plan. Adient ordinary shares to be delivered under the Adient Director Plan will be made available from presently authorized but unissued ordinary shares or authorized and issued ordinary shares reacquired and held as treasury shares (subject to compliance with applicable law), or a combination thereof.

  Administration

        The Adient Director Plan will be administered and interpreted by the Adient Compensation Committee.

  Grants of Ordinary Shares

        If all or any portion of any fees payable to non-employee members of the Adient board of directors (including the annual retainer, committee chair fees, and lead director fees) are to be paid in the form of ordinary shares under the Adient Director Plan, as approved by the Adient board of directors or the Adient Compensation Committee, then the number of ordinary shares to be issued will be such number, rounded down to the nearest whole share, whose value (determined on the date payment is due to be made) equals the amount to be paid. The value of an ordinary share on any given date means the closing sales price on that date, or on the immediately preceding trading day if such date is not a trading day, as reported on the principal securities exchange or market on which Adient ordinary shares are then traded. The number of ordinary shares that may be awarded hereunder to any individual non-employee director during any fiscal year will not exceed the number of ordinary shares having a grant date fair value of $750,000.

  Termination of Services as Outside Director

        If an outside director ceases to serve on the Adient board of directors, all future rights to receive ordinary shares under the Adient Director Plan shall terminate immediately.

  Adjustment

        In the event of any change in the Adient ordinary shares by reason of a declaration of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares or otherwise, the aggregate number of shares available under the Adient Director Plan will be appropriately adjusted by the Adient Compensation Committee, using the same standards and/or formulas as it uses in making adjustments under the Adient Omnibus Plan (or any successor plan thereto).

  Termination and Amendment of Plan

        The Adient board of directors (acting through the Adient Compensation Committee to the extent permitted by law) may at any time terminate the Adient Director Plan and may amend the Adient Director Plan as it shall deem advisable including any amendments deemed by the Adient board of directors to be necessary or advisable to assure conformity of the Adient Director Plan with any requirements of state and federal laws or regulations now or hereafter in effect; however, the Adient board of directors may not, without further approval by the Adient shareholders, make any modifications that under Rule 16b-3 promulgated under the Exchange Act or the rules of the principal securities exchange or market on which Adient ordinary shares are then traded, require such approval.

  Certain Federal Income Tax Consequences

        The following summarizes certain U.S. federal income tax consequences relating to the Adient Director Plan. The summary is based upon the laws and regulations in effect as of the date of this information statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt of ordinary shares under foreign, state, or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Adient Director Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant of ordinary shares and the disposition of any acquired shares.

        A participant who receives ordinary shares under the Adient Director plan will generally recognize ordinary income at the time the ordinary shares are issued in an amount equal to the fair market value of the ordinary shares at such time. Adient will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the ordinary shares after such issuance will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the date of issuance).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Agreements with Johnson Controls

        Following the separation and distribution, Adient and Johnson Controls will operate separately, each as an independent public company. Adient has entered into a separation and distribution agreement with Johnson Controls, which is referred to in this information statement as the separation agreement or the separation and distribution agreement. In connection with the separation, Adient has also entered into various other agreements to effect the separation and provide a framework for its relationship with Johnson Controls after the separation, such as a transition services agreement, a tax matters agreement, an employee matters agreement and a transitional trademark license agreement. These agreements will provide for the allocation between Adient and Johnson Controls of Johnson Controls' assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after the distribution of Adient shares and will govern certain relationships between Adient and Johnson Controls after the separation and distribution. The agreements listed above have been filed as exhibits to the registration statement on Form 10 of which this information statement is a part.

        The summaries of each of the agreements listed above are qualified in their entireties by reference to the full text of the applicable agreements, which are incorporated by reference into this information statement. When used in this section, "distribution date" refers to the date of the distribution of Adient ordinary shares to the holders of Johnson Controls shares.

Separation Agreement

        The following discussion summarizes the material provisions of the separation agreement that has been entered into between Adient and Johnson Controls. The separation agreement sets forth, among other things, Adient's agreements with Johnson Controls regarding the principal transactions necessary to separate Adient from Johnson Controls. It also sets forth other agreements that govern certain aspects of Adient's relationship with Johnson Controls after the distribution date.

  Transfer of Assets and Assumption of Liabilities

        The separation agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of Adient and Johnson Controls as part of the separation of Johnson Controls into two companies, and it provides for when and how these transfers, assumptions and assignments will occur. In particular, the separation agreement provides, among other things, that, subject to the terms and conditions contained therein:

  •
  certain assets related to the Adient business, referred to as the Adient Assets, will be transferred to Adient or one of Adient's subsidiaries, including:

  •
  equity interests of certain Johnson Controls subsidiaries and partially-owned affiliates that hold assets and liabilities related to the Adient business;

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  contracts (or portions thereof) that relate to the Adient business;

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  information technology that is located at certain locations or is used exclusively in the Adient business;

  •
  the intellectual property used exclusively in the Adient business, and a non-exclusive right to the intellectual property that is used (but not exclusively used) in the Adient business;

  •
  permits that are used primarily in the Adient business;

  •
  certain facilities, as described elsewhere in this information statement;

    •
    other real property, including distribution and warehouse facilities and office space;

    •
    information to the extent related to the Adient Assets, the Adient Liabilities or the Adient business;

    •
    rights and assets expressly allocated to Adient or one of Adient's subsidiaries pursuant to the terms of the separation agreement or certain other agreements entered into in connection with the separation; and

    •
    other assets that are included in the Adient pro forma balance sheet, which appears in the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements."

  •
  certain liabilities related to the Adient business or the Adient Assets, referred to as the Adient Liabilities, will be retained by or transferred to Adient or one of Adient's subsidiaries, including:

  •
  liabilities to the extent arising out of actions, inactions, events, omissions, conditions, facts, or circumstances occurring or existing prior to the completion of the separation to the extent related to the Adient business or the Adient Assets, except for certain employee retirement liabilities that will be retained by Johnson Controls;

  •
  liabilities to the extent relating to, arising out of or resulting from the Adient Assets;

  •
  liabilities for claims made by third parties, or directors, officers, employees, agents of Johnson Controls or Adient or their subsidiaries or affiliates against either Johnson Controls or Adient or any of their respective subsidiaries to the extent relating to, arising out of, or resulting from the Adient business or the Adient Assets;

  •
  liabilities and obligations expressly allocated to Adient or one of Adient's subsidiaries pursuant to the terms of the separation agreement or certain other agreements entered into in connection with the separation;

  •
  liabilities relating to the financing arrangements that Adient will enter into in connection with the separation; and

  •
  other liabilities that are included in the Adient pro forma balance sheet, which appears in the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements."

        Except as expressly set forth in the separation agreement or any ancillary agreement, neither Adient nor Johnson Controls will make any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the separation, as to any approvals or notifications required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either Adient or Johnson Controls, or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the separation. All assets will be transferred on an "as is," "where is" basis and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests. The respective transferees will also generally bear the risk that any necessary consents or governmental approvals are not obtained or that any requirements of laws, agreements, security interests, or judgments are not complied with, except that the party transferring an asset or assuming a liability will be required to make one commercially reasonable payment, if required by a third party, to obtain the consent or approval to assign the asset, novate the liability or release a guaranty.

        Information in this information statement with respect to the assets and liabilities of the parties following the distribution is presented based on the allocation of such assets and liabilities pursuant to the separation agreement, unless the context otherwise requires. The separation agreement provides that, in the event that the transfer or assignment of certain assets and liabilities to Johnson Controls or Adient, as applicable, does not occur prior to the separation, then until such assets or liabilities are able to be transferred or assigned, Johnson Controls or Adient, as applicable, will hold such assets on behalf of and for the benefit of the other party and will pay, perform, and discharge such liabilities, for which the other party will reimburse Johnson Controls or Adient, as applicable, for costs and expenses in connection with the performance and discharge of such liabilities.

  The Distribution

        The separation agreement governs the rights and obligations of the parties regarding the distribution. On the distribution date, Adient will issue its ordinary shares to Johnson Controls shareholders, pro rata to their respective holdings, on the basis of one Adient ordinary share for every ten shares of Johnson Controls held as of the close of business on the record date of October 19, 2016. Shareholders will receive cash in lieu of any fractional shares.

  Conditions to the Distribution

        The separation agreement provides that the distribution is subject to satisfaction (or waiver by Johnson Controls) of certain conditions described under "The Separation and Distribution—Conditions to the Distribution." Johnson Controls has the sole and absolute discretion to determine (and change) the terms of, and to determine whether to proceed with, the distribution and, to the extent it determines to so proceed, to determine the record date for the distribution, the distribution date and the distribution ratio.

  Post-Distribution True-Up

        The separation agreement also provides for an adjustment payment to potentially be made following the distribution from Johnson Controls to Adient, or from Adient to Johnson Controls, as applicable, to the extent that Adient's net cash position deviates from a target. The target is intended to provide Adient with approximately $500 million of available cash as of the distribution date, adjusted for certain separation expenses, and incorporates additional adjustments for cash that is restricted or held by consolidated but non-wholly owned subsidiaries and for certain customer payments. The actual amount of available cash that Adient has after giving effect to any adjustment payment may be more or less than $500 million. The separation agreement will also provide for an adjustment payment to potentially be made following the distribution if Adient's trade working capital (i.e., accounts receivable and inventory, less accounts payable) deviates significantly from past practices.

  Settlement of Accounts between Adient and Johnson Controls

        The separation agreement provides that all agreements as to which there are no third parties and that are between Johnson Controls and Adient as of the distribution, will be terminated as of the distribution, except for the separation agreement and the ancillary agreements, certain contracts to which a third party or joint venture is party and other arrangements specified in the separation agreement. The separation agreement provides that all intercompany receivables owed and intercompany payables due solely between Johnson Controls and Adient that are outstanding as of the effective time of the distribution will be settled (and net amounts paid) within 90 days of the distribution.

  Financing

        In connection with the separation and distribution, Adient has borrowed approximately $3.5 billion, which consists of $1.5 billion in borrowings under AGH's term loan and revolving credit facilities, also referred to as the credit facilities, and $2.0 billion dollar equivalent of corporate bonds issued by AGH.

Prior to the distribution, Adient and its affiliates plan to make cash transfers totaling approximately $3.0 billion to Johnson Controls as described in "The Separation and Distribution—Conditions to the Distribution."

        The principal terms of the credit facilities and the notes are described in "Description of Material Indebtedness."

  Claims

        In general, each party to the separation agreement will assume liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

  Releases

        The separation agreement provides that Adient and its affiliates will release and discharge Johnson Controls and its affiliates from all liabilities assumed by Adient as part of the separation, from all acts and events occurring or failing to occur, and all conditions existing, on or before the distribution date relating to Adient's business, and from all liabilities existing or arising in connection with the implementation of the separation, except as expressly set forth in the separation agreement. Johnson Controls and its affiliates will release and discharge Adient and its affiliates from all liabilities retained by Johnson Controls and its affiliates as part of the separation and from all liabilities existing or arising in connection with the implementation of the separation, except as expressly set forth in the separation agreement.

        These releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation, which agreements include, but are not limited to, the separation agreement, the transition services agreement, the tax matters agreement, the employee matters agreement, the transitional trademark license agreement and certain other agreements, including the transfer documents in connection with the separation.

  Indemnification

        In the separation agreement, Adient agrees to indemnify, defend and hold harmless Johnson Controls, each of its affiliates and each of their respective directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

  •
  the Adient Liabilities;

  •
  the failure of Adient, any of its subsidiaries or any other person to pay, perform or otherwise promptly discharge any of the Adient Liabilities, in accordance with their respective terms, whether prior to, at or after the distribution;

  •
  any breach by Adient or any of its subsidiaries of the separation agreement or any of the ancillary agreements, other than the transition services agreement;

  •
  except to the extent relating to a Johnson Controls Liability, any guarantee, indemnification or contribution obligation or other credit support agreement or arrangement for the benefit of Adient by Johnson Controls that survives the distribution; and

  •
  any untrue statement or alleged untrue statement of a material fact in the registration statement, this information statement or any similar disclosure document other than any such statement specifically relating to the Johnson Controls business, Johnson Controls assets or Johnson Controls Liabilities, or to Johnson Controls and its subsidiaries after the distribution.

        Johnson Controls agrees to indemnify, defend and hold harmless Adient, each of its affiliates and each of its respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

  •
  the Johnson Controls Liabilities;

  •
  the failure of Johnson Controls, any of its subsidiaries or any other person, other than Adient, to pay, perform or otherwise promptly discharge any of the Johnson Controls Liabilities, in accordance with their respective terms whether prior to, at or after the distribution;

  •
  any breach by Johnson Controls or any of its subsidiaries, other than Adient, of the separation agreement or any of the ancillary agreements, other than the transition services agreement;

  •
  except to the extent relating to an Adient Liability, any guarantee, indemnification or contribution obligation or other credit support agreement or arrangement for the benefit of Johnson Controls by Adient that survives the distribution; and

  •
  any untrue statement or alleged untrue statement of a material fact in the registration statement, this information statement or any similar disclosure document specifically relating to the Johnson Controls business, Johnson Controls assets or the Johnson Controls Liabilities, or to Johnson Controls and its subsidiaries after the distribution.

        All such rights to indemnification will be in excess of available insurance. The separation agreement also establishes procedures with respect to claims subject to indemnification and related matters.

  Insurance

        The separation agreement describes the parties' rights and obligations under existing insurance policies with respect to occurrences prior to the distribution and sets forth procedures for the administration of insured claims.

  Intellectual Property; Data Privacy

        The separation agreement includes limited covenants not to sue by each of Johnson Controls and Adient to the other for patents owned by it before the separation, which will generally continue until the expiration of the last valid claim of any such patents. The separation agreement also provides for the parties to cooperate in connection with Adient's entry into data transfer agreements for purposes of complying with applicable data privacy regulations of the European Union.

  Further Assurances

        In addition to the actions specifically provided for in the separation and distribution agreement, except as otherwise set forth therein or in any ancillary agreement, both Johnson Controls and Adient agree in the separation and distribution agreement to use reasonable best efforts, prior to, on and after the distribution date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the separation agreement and the ancillary agreements.

  Dispute Resolution

        The separation agreement contains provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between Adient and Johnson Controls related to the separation or distribution and that are unable to be resolved by the transition committee. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to senior management or other mutually agreed representatives of Adient and Johnson Controls and then to non-binding mediation. If such efforts are not successful, either Adient or Johnson Controls will be able to submit the dispute, controversy or claim to binding alternative dispute resolution, subject to the provisions of the separation agreement.

  Termination

        The separation agreement provides that it may be terminated and the separation and distribution may be modified or abandoned at any time prior to the distribution date in the sole discretion of Johnson Controls without the approval of any person, including Adient's or Johnson Controls' shareholders. In the event of a termination of the separation agreement, no party, nor any of its directors, officers, or employees, will have any liability of any kind to the other party or any other person. After the distribution date, the separation agreement may not be terminated except by an agreement in writing signed by both Johnson Controls and Adient.

  Expenses

        Except as expressly set forth in the separation agreement or in any ancillary agreement, all costs and expenses incurred in connection with the separation and distribution incurred on or prior to the effective time of the distribution, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the separation and distribution, will be paid by Johnson Controls, and all costs and expenses incurred following the distribution will be paid by the party incurring such cost or expense.

  Other Provisions of the Agreement

        Other matters governed by the separation agreement include access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Transition Services Agreement

        Adient and Johnson Controls have entered into a transition services agreement pursuant to which Adient and Johnson Controls will provide to the other, on an interim, transitional basis, various services, including information technologies, accounting administration, and human resource management services. The agreed-upon charges for such services are generally intended to allow the servicing party to recover all out-of-pocket costs and expenses. The services generally will commence on the distribution date, and they will terminate no later than 24 months following the distribution date. The receiving party may terminate the provision of such services upon prior written notice, subject to a minimum notice period of 30 days. Due to interdependencies between services, certain services may be terminated early only if the parties agree to modify the other services that will be adversely affected by the early termination. Either party may terminate the provision of a service if the other party has failed to perform any of its material obligations with respect to that service and has not cured the failure within thirty days, unless there is a good faith dispute between the parties as to whether the non-terminating party breached the agreement or cured its breach.

        Adient has been preparing for the transition of the services to be provided by Johnson Controls under the transition services agreement from Johnson Controls, or third-party providers on behalf of Johnson Controls, to Adient. Adient anticipates that it will be in a position to complete the transition of those services on or before two years following the distribution date.

        Subject to certain exceptions, any damages payable by either party under the transition services agreement will generally be limited to six months of charges paid or payable to such party by the other party pursuant to the transition services agreement. The transition services agreement also provides that neither party shall generally be liable to the other for any special, indirect, incidental, punitive or consequential damages.

Tax Matters Agreement

        Adient and Johnson Controls have entered into a tax matters agreement that will generally govern Johnson Controls' and Adient's respective rights, responsibilities and obligations after the distribution with respect to taxes for any tax period ending on or before the distribution date, as well as tax periods beginning before and ending after the distribution date. Generally, Johnson Controls will be liable for all pre-distribution U.S. federal income taxes, foreign income taxes and certain non-income taxes attributable to Adient's business required to be reported on combined, consolidated, unitary or similar returns that include one or more members of the Johnson Controls group and one or more members of the Adient group. Adient generally will be liable for all other taxes attributable to its business. In addition, the tax matters agreement addresses the allocation of liability for taxes that are incurred as a result of restructuring activities undertaken to effectuate the distribution. The tax matters agreement also contains certain restrictions on certain Adient actions that may result in certain of the restructuring transactions undertaken in connection with the separation failing to qualify as transactions that are generally tax-free, for U.S. federal income tax purposes, under Sections 355 and 368(a)(1)(D) of the Code.

Employee Matters Agreement

        Adient and Johnson Controls have entered into an employee matters agreement to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters. The employee matters agreement governs Johnson Controls' and Adient's compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

        The employee matters agreement provides that, unless otherwise specified, Johnson Controls will be responsible for liabilities associated with Johnson Controls allocated employees and liabilities associated with former employees whose last employment was not with the Adient businesses, and Adient will be responsible for liabilities associated with Adient allocated employees and liabilities associated with former employees whose last employment was with the Adient businesses. However, Johnson Controls will retain and continue to be responsible for certain post-retirement liabilities relating to plans sponsored by Johnson Controls and in which other wholly owned subsidiaries of Johnson Controls participate (excluding entities that will become subsidiaries of Adient).

  Employee Benefits

        Adient allocated employees will be eligible to participate in Adient benefit plans as of the separation in accordance with the terms and conditions of the Adient plans as in effect from time to time. Generally and subject to certain exceptions, Adient will create compensation and benefit plans that mirror the terms of corresponding Johnson Controls compensation and benefit plans, and Adient will credit each Adient allocated employee with his or her service with Johnson Controls prior to the separation for all purposes under the Adient benefit plans to the same extent such service was recognized by Johnson Controls for similar purposes and so long as such crediting does not result in a duplication of benefits.

  Treatment of Equity Compensation

        The employee matters agreement generally provides for the conversion of the outstanding awards granted under the Johnson Controls equity compensation programs into adjusted awards relating to shares of Johnson Controls, or both shares of Johnson Controls and Adient ordinary shares. The adjusted awards generally will be subject to the same or equivalent vesting conditions and other terms that applied to the applicable original Johnson Controls award immediately before the separation.

        Each Johnson Controls stock option and each Johnson Controls stock appreciation right that is held by a Johnson Controls allocated employee or a former employee will be converted into an adjusted Johnson Controls stock option or stock appreciation right, as applicable, with the exercise price and the number of shares subject to the stock option or stock appreciation right adjusted to preserve the aggregate intrinsic value of the original Johnson Controls stock option or stock appreciation right as measured immediately before and immediately after the separation, subject to rounding. Each Johnson Controls stock option and each Johnson Controls stock appreciation right that is held by an Adient allocated employee will be converted into an adjusted Johnson Controls stock option or stock appreciation right, as applicable, and an Adient stock option or stock appreciation right, as applicable. The exercise price and the number of shares subject to each such stock option and stock appreciation right will be adjusted in order to preserve the aggregate intrinsic value of the original Johnson Controls stock option or stock appreciation right, as measured immediately before and immediately after the separation, subject to rounding.

        Holders of outstanding Johnson Controls restricted stock unit awards who are Johnson Controls allocated employees or former employees will receive corresponding adjusted Johnson Controls restricted stock unit awards, with the number of shares adjusted in each case to preserve the aggregate value of the original Johnson Controls award as measured immediately before and immediately after the separation, subject to rounding. Holders of outstanding Johnson Controls restricted stock unit awards who are Adient allocated employees will retain those awards and also receive a corresponding Adient restricted stock unit award covering a number of Adient ordinary shares that reflects the distribution to Johnson Controls shareholders, determined by applying the distribution ratio to the shares underlying the applicable Johnson Controls award as though they were actual shares of Johnson Controls, subject to rounding.

        For purposes of vesting for all awards, continued employment with or service to Johnson Controls or Adient, as applicable, will be treated as continued employment with or service to either Johnson Controls or both Johnson Controls and Adient, as applicable.

  Miscellaneous

        The employee matters agreement also addresses other employee-related issues and certain special circumstances and special rules for benefit arrangements in various non-U.S. jurisdictions.

Transitional Trademark License Agreement

        Adient has entered into a trademark license agreement pursuant to which Johnson Controls will grant Adient and its affiliates a worldwide, non-exclusive, non-sublicenseable, fully paid-up license to use certain of Johnson Controls' trademarks, trade names and service marks used in Adient's business as of the distribution date to allow Adient a reasonable amount of time to rebrand or phase out of use of the licensed marks. Adient will not be able to assign its rights to the licensed marks, except in limited circumstances. Adient will be permitted to use the licensed marks on certain items existing at the time of the distribution, including engineering documents, packaging, heavy machinery, tooling, equipment and pallets, until such items are replaced in the ordinary course of business, but must cease other uses of the licensed marks within a specified period of time after the distribution that ranges from thirty days to 2 years depending on the type of materials and whether the licensed mark is visible to third parties. Adient's subsidiaries and affiliates must cease use of the licensed marks in their corporate or entity names within 180 days of the distribution, except that they may continue their use for up to 2 years if a longer period is required to obtain any regulatory or third party approvals required for the name change. Johnson Controls may terminate the agreement if Adient commits a material breach of the agreement that materially harms the goodwill of the Johnson Controls trademarks and fails to cure such breach within thirty days, unless there is a good faith dispute between the parties as to whether Adient materially breached the agreement or cured its breach.

Procedures for Approval of Related Person Transactions

        It is expected that Adient's board will adopt a written policy for the review of related person transactions. For purposes of the policy, a related person transaction will include transactions in which (1) the amount involved is more than $120,000, (2) Adient is a participant, and (3) any related person has a direct or indirect material interest. The policy will define a "related person" to include directors, nominees for director, executive officers, and their respective immediate family members. Pursuant to the policy, all related person transactions must be approved by the Audit Committee or, in the event of an inadvertent failure to bring the transaction to the Audit Committee for pre-approval, ratified by the Audit Committee. In the event that a member of the Audit Committee has an interest in a related person transaction, the transaction must be approved or ratified by the disinterested members of the Audit Committee. In deciding whether to approve or ratify a related person transaction, the Audit Committee will consider the following factors:

  •
  whether the terms of the transaction are (1) fair to Adient and (2) at least as favorable to Adient as would apply if the transaction did not involve a related person;

  •
  whether there are demonstrable business reasons for Adient to enter into the transaction;

  •
  whether the transaction would impair the independence of an outside director under Adient's director independence standards; and

  •
  whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the committee deems relevant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of material U.S. federal income tax consequences of the separation and distribution of Adient ordinary shares to Adient and to "U.S. holders" and "non-U.S. holders" (each as defined below) of Johnson Controls shares. This summary is based on the Code, the Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the IRS, judicial decisions, the Ireland-United States Tax Treaty, which we refer to as the Ireland Tax Treaty, all as in effect on the date of this information statement, and all of which are subject to differing interpretations and change at any time, possibly with retroactive effect. Johnson Controls has not sought and does not intend to seek a ruling from the IRS with respect to the treatment of the distribution and certain related transactions for U.S. federal income tax purposes, nor with respect to the application of Section 7874 to Adient and the separation and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

        This discussion applies only to U.S. holders and non-U.S. holders of shares of Johnson Controls who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the distribution, together with certain related transactions, will be consummated in accordance with the separation agreement and the other separation-related agreements and as described in this information statement. This summary is for general information only and is not tax advice. It does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances or to holders subject to special rules under the Code (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, regulated investment companies or real estate investment trusts, partners in partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) that hold Johnson Controls shares, pass-through entities (or investors therein), traders in securities who elect to apply a mark-to-market method of accounting, shareholders who hold Johnson Controls shares as part of a "hedge," "straddle," "conversion," "synthetic security," "integrated investment" or "constructive sale transaction," individuals who receive Johnson Controls or Adient shares upon the exercise of employee stock options or otherwise as compensation, holders who are liable for the alternative minimum tax or any holders that actually or constructively own 5% or more of Johnson Controls shares). This discussion also does not address any tax consequences arising under the unearned Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. In addition, this discussion assumes that Johnson Controls is treated as a foreign corporation for U.S. federal tax purposes.

        If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Johnson Controls shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of the distribution.

        For purposes of this discussion, a "U.S. holder" is any beneficial owner of Johnson Controls shares that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or entity treated as a corporation) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; and

  •
  a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        For purposes of this discussion a "non-U.S. holder" is any beneficial owner of Johnson Controls shares that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

        THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SEPARATION AND DISTRIBUTION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE SEPARATION AND DISTRIBUTION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

U.S. Federal Income Tax Consequences of the Separation to Adient

  Tax Residence of Adient for U.S. Federal Tax Purposes

        For U.S. federal tax purposes, a corporation is generally considered to be a tax resident of the jurisdiction of its organization or incorporation. Because Adient is a company incorporated under the laws of Ireland, it would be classified as a foreign corporation under these rules. Section 7874 of the Code provides an exception to this general rule under which a foreign incorporated entity may, in certain circumstances, be classified as a U.S. corporation for U.S. federal tax purposes. The rules under Section 7874 are relatively new and complex and there is limited guidance regarding their application.

        Under Section 7874, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal tax purposes if (i) the foreign corporation directly or indirectly acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through an acquisition of the outstanding shares of the U.S. corporation), (ii) the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the acquired U.S. corporation (including the receipt of the foreign corporation's shares in exchange for the U.S. corporation's shares), which we refer to as the 80% Ownership Test, and (iii) the foreign corporation's "expanded affiliated group" does not have substantial business activities in the foreign corporation's country of organization or incorporation relative to such expanded affiliated group's worldwide activities. For purposes of Section 7874, acquisitions of multiple U.S. corporations (and/or substantially all of the assets of multiple U.S. corporations) by a foreign corporation, if treated as part of a plan or series of related transactions, may be treated as a single acquisition. If multiple acquisitions of U.S. corporations (and/or substantially all of the assets of U.S. corporations) are treated as a single acquisition, all shares of the foreign acquiring corporation received by the shareholders of the acquired U.S. corporations (and/or the U.S. corporations substantially all of the assets of which were acquired) would be aggregated for purposes of the 80% Ownership Test set forth above concerning such shareholders holding at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisitions by reason of holding shares in such U.S. corporations. Where, pursuant to the same transaction, stock of the foreign acquiring corporation is received in exchange for stock of a U.S. corporation (or substantially all of the assets of a U.S. corporation) as well as other property, the portion of the stock of the foreign acquiring corporation received in exchange for the stock of the U.S. corporation is determined based on the relative value of the stock of the U.S. corporation compared with the aggregate value of such stock and such other property.

        As part of the separation, Adient will indirectly acquire assets, including stock of U.S. subsidiaries, from Johnson Controls Inc., which is a U.S. corporation, and accordingly the rules of Section 7874 are potentially implicated. Under current law, it is presently anticipated that Section 7874 will not cause Adient or any of its foreign affiliates to be treated as a U.S. corporation for U.S. federal tax purposes because, among other things, based on the rules for determining ownership under Section 7874 and the Treasury Regulations promulgated thereunder and certain factual assumptions, (i) the assets acquired from Johnson Controls, Inc. pursuant to the separation are not expected to constitute "substantially all" of the properties held directly or indirectly by Johnson Controls, Inc. and (ii) the shares received by reason of holding shares in U.S. subsidiaries of Johnson Controls, Inc. transferred in the separation are expected to represent less than 80% (by both vote and value) of the relevant shares outstanding after the separation (and prior to the distribution). Accordingly, under current law and certain factual assumptions, it is expected that Adient will be respected as a foreign corporation for U.S. federal tax purposes.

        However, as described above under "Risk Factors—Risks Related to Adient Ordinary Shares," there can be no assurance that Adient or any of its foreign affiliates will be respected as a foreign corporation for U.S. federal tax purposes under Section 7874 following the distribution. Whether or not certain of the tests under Section 7874 are met must be finally determined at the completion of the separation, by which time there could be adverse changes in relevant facts and circumstances. Moreover, the law and the Treasury Regulations promulgated under Section 7874 are relatively new, complex and somewhat unclear, and there is limited guidance regarding the application of Section 7874 in circumstances similar to the separation. For example, there is currently no guidance that expressly defines what constitutes "substantially all" of the properties of a U.S. corporation for purposes of Section 7874 and it is possible that the IRS may assert that "substantially all" of the properties of Johnson Controls, Inc. (or of a U.S. subsidiary of Johnson Controls, Inc.) were acquired in the separation. In addition, there is limited guidance on the application of the 80% Ownership Test in circumstances similar to the separation and the IRS may not agree that the shares held by reason of holding shares in U.S. subsidiaries that (or substantially all of the assets of which) were transferred in the separation represent less than 80% (by either vote or value) of the relevant shares for purposes of Section 7874. Moreover, the application of Section 7874 to the separation will depend on the relative valuation of the various assets (including stock of subsidiaries) that are transferred in connection with the separation. Valuation matters can be subjective, and the IRS may seek to challenge the valuation of such assets. Accordingly, there can be no assurance that the IRS will not challenge the status of Adient or any of its foreign affiliates as a foreign corporation for U.S. federal tax purposes under current Section 7874 or that such challenge would not be sustained by a court.

        In addition, temporary Regulations under Section 7874 issued by the U.S. Treasury and the IRS on April 4, 2016 (the "Temporary 7874 Regulations") generally increase the likelihood that the relevant ownership percentages under Section 7874 will be exceeded. However, it is presently not expected that the Temporary 7874 Regulations will adversely affect the U.S. federal tax status of Adient or any of its foreign affiliates as a foreign corporation.

        In fact, the Temporary 7874 Regulations may further bolster the determination that Adient should be treated as a foreign corporation for U.S. federal tax purposes. Among other provisions, the Temporary 7874 Regulations provide additional guidance relating to certain exceptions to the application of Section 7874 with respect to restructuring transactions involving "foreign-parented groups." Based on such additional guidance and the fact that Johnson Controls is a corporation organized under the laws of Ireland, it is possible that under the Temporary 7874 Regulations, the 80% Ownership Test would not be met with respect to the separation even if "substantially all" of the properties of Johnson Controls, Inc. were found to have been acquired in the separation, or if the shares held by reason of holding shares in U.S. subsidiaries that (or substantially all of the assets of which) were transferred as part of the separation were found to represent 80% or more (by vote or value) of the relevant shares for purposes of Section 7874. However, the Temporary 7874 Regulations are new, complex and somewhat unclear, and there is limited guidance regarding their application.

Accordingly, there can be no assurance that these regulations would apply to cause the 80% Ownership Test not to be met with respect to the separation in these circumstances, or that the IRS would agree with such position.

        Moreover, as discussed under "Risk Factors—Risks Related to Adient Ordinary Shares," changes to the rules in Section 7874 of the Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect Adient's or any of its affiliates' status as a foreign corporation for U.S. federal tax purposes. Recent legislative and other proposals have aimed to expand the scope of U.S. corporate tax residence, including in such a way as could cause Adient and/or its affiliates to be treated as U.S. corporations if the management and control of Adient or such affiliates were determined to be located primarily in the United States. In addition, recent legislative and other proposals have aimed to expand the scope of Section 7874, or otherwise address certain perceived issues arising in connection with so-called inversion transactions. Some of these recent proposals, if enacted in their present form and if made retroactively effective to the period in which the separation occurs, could potentially cause Adient and/or its affiliates to be treated as U.S. corporations for U.S. federal tax purposes. It is presently uncertain whether any such legislative or other proposals or any other legislation relating to U.S. corporate residence, Section 7874 or so-called inversion transactions, which could be enacted on a retroactive basis, will be enacted into law and, if so, what impact such legislation would have on the U.S. federal tax status of Adient and its foreign affiliates as foreign corporations.

        If Adient or any of its affiliates were to be treated as a U.S. corporation for U.S. federal tax purposes, Adient or any such affiliate could be subject to substantial additional U.S. tax liability. The remainder of this discussion assumes that neither Adient nor any of its affiliates will be treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code.

  Potential Limitation on the Utilization of Adient's (and its U.S. Affiliates') Tax Attributes or Other Increase in U.S. Taxable Income

        Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. Specifically, Section 7874 can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation (including through an acquisition of the outstanding shares of the U.S. corporation), (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation (including the receipt of the foreign corporation's shares in exchange for the U.S. corporation's shares), which we refer to as the 60% Ownership Test, and (iii) the foreign corporation's "expanded affiliated group" does not have substantial business activities in the foreign corporation's country of organization or incorporation relative to such expanded affiliated group's worldwide activities. For purposes of Section 7874, acquisitions of multiple U.S. corporations (and/or substantially all of the assets of multiple U.S. corporations) by a foreign corporation, if treated as part of a plan or series of related transactions, may be treated as a single acquisition, in which case, all shares of the foreign acquiring corporation received by the shareholders of such U.S. corporations would be aggregated for purposes of the 60% Ownership Test. Where, pursuant to the same transaction, stock of the foreign acquiring corporation is received in exchange for stock of a U.S. corporation as well as other property, the stock of the foreign acquiring corporation that was received in exchange for the stock of the U.S. corporation is determined based on the relative value of the stock of the U.S. corporation compared with the aggregate value of such stock and such other property.

        As discussed above under "Risk Factors—Risks Related to Adient Ordinary Shares," and "—U.S. Federal Income Tax Consequences of the Separation to Adient—Tax Residence of Adient for U.S. Federal Tax Purposes," as part of the separation, Adient will indirectly acquire assets, including stock of U.S. subsidiaries from Johnson Controls, Inc. It is currently not expected that that the shares received by reason of holding stock in the U.S. subsidiaries transferred in the separation will represent at least 60% (by either vote or value) of the relevant shares. However, as discussed above, the percentage of shares so received for purposes of Section 7874 is generally determined at the closing of the transactions and there could be adverse changes to the relevant facts and circumstances between now and the time of determination. In addition, the Treasury Regulations promulgated under Section 7874 are relatively new, complex and somewhat unclear and there is limited guidance regarding the application of Section 7874 in circumstances similar to the separation. Moreover, the percentage of shares held by reason of holding stock of relevant U.S. subsidiaries of Johnson Controls, Inc. will depend on the relative valuation of the assets transferred pursuant to the separation and valuation matters can be subjective. Accordingly, there can be no assurance that the IRS would not assert that Section 7874 applies to limit the ability of the U.S. subsidiaries and affiliates of Adient to use certain U.S. tax attributes or cause Adient and/or its affiliates to be subject to certain other adverse U.S. federal income tax rules, or that such challenge would not be sustained by a court.

        In addition, the Temporary 7874 Regulations generally increase the likelihood that the relevant ownership percentages under Section 7874 will be exceeded and limit or eliminate certain tax benefits to so-called inverted corporations and groups, including with respect to access to certain foreign earnings, post-inversion restructuring transactions and the ability to use certain attributes and deductions. However, it is presently not expected that the Temporary 7874 Regulations will materially adversely affect the benefits of the separation or the ability of Adient's U.S. affiliates to use certain U.S. tax attributes or deductions. As discussed above under "—U.S. Federal Income Tax Consequences of the Separation to Adient—Tax Residence of Adient for U.S. Federal Tax Purposes," among other provisions, the Temporary 7874 Regulations include additional guidance relating to certain exceptions to the application of Section 7874 with respect to restructuring transactions involving "foreign-parented groups." Based on the Temporary 7874 Regulations and the fact that Johnson Controls is a corporation organized under the laws of Ireland, it is possible that under these regulations the 60% Ownership Test would not be met with respect to the separation even if "substantially all" of the properties of Johnson Controls, Inc. were found to have been acquired in the separation, or if the shares held by reason of holding shares in U.S. subsidiaries that (or substantially all of the assets of which) were transferred as part of the separation were found to represent 60% or more (by vote or value) of the relevant shares for purposes of Section 7874. However, the Temporary 7874 Regulations are new, complex and somewhat unclear, and there is limited guidance regarding their application. Accordingly, there can be no assurance that the Temporary 7874 Regulations would apply to cause the 60% Ownership Test not to be met with respect to the separation in these circumstances, or that the IRS would agree with such position.

        Moreover, and as discussed above under "Risk Factors—Risks Related to Adient Ordinary Shares," and "—U.S. Federal Income Tax Consequences of the Separation to Adient—Tax Residence of Adient for U.S. Federal Income Tax Purposes," changes to the rules in Section 7874 of the Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect Adient's or any of its foreign affiliates' status as a foreign corporation for U.S. federal tax purposes, the ability of Adient's U.S. affiliates to use certain attributes or deductions, Adient's effective tax rate and/or future tax planning for the Adient group. Recent legislative proposals have aimed to expand the scope of Section 7874, or otherwise address certain perceived issues arising in connection with so-called inversion transactions. For example, recent legislative and regulatory proposals (including, most recently, proposed legislation introduced by Democratic members of the House of Representatives on February 23, 2016, which, if enacted in its present form, would be effective retroactively to any transactions completed on or after May 8, 2014; proposed legislation introduced by Democratic members of the Senate on March 10, 2016, which, if enacted in its present form, would be effective with respect to taxable years beginning after the date of enactment; and proposed Treasury Regulations under Section 385 of the Code issued by the U.S. Treasury and the IRS on April 4, 2016), if enacted or finalized, could potentially cause Adient's U.S. affiliates to be subject to certain intercompany financing limitations, including with respect to their ability to deduct interest expense. It is presently uncertain whether any such legislative proposals or any other legislation relating to Section 7874 or so-called inversion transactions will be enacted into law or whether such proposed Treasury Regulations will be issued in final form and, if so, what impact such legislation or final Treasury Regulations would have on Adient and its affiliates.

        If the relevant tests under Section 7874 are satisfied at the closing of the transactions for any reason, or, if changes in applicable law adversely affect the application of the above rules to Adient or any of its affiliates, Adient's U.S. affiliates could be limited in their ability to use their U.S. tax attributes, if any, to offset taxable income resulting from certain transactions, or could otherwise have their U.S. taxable income increased.

U.S. Federal Income Tax Consequences of the Distribution to U.S. Holders

        For U.S. federal income tax purposes, the distribution will not be eligible for treatment as a tax-free distribution by Johnson Controls with respect to its stock. Accordingly, the distribution will be treated as a taxable distribution by Johnson Controls to each Johnson Controls shareholder in an amount equal to the fair market value of the Adient ordinary shares received by such shareholder (including any fractional shares deemed received and any Adient ordinary shares withheld on account of any Irish withholding taxes), determined as of the distribution date (such amount, the "Distribution Amount").

        The Distribution Amount received by a U.S. holder will be treated as a taxable dividend to the extent of such U.S. holder's ratable share of current or accumulated earnings and profits of Johnson Controls for the taxable year of the distribution (as determined under U.S. federal income tax principles). Any portion of the Distribution Amount that is treated as a dividend will not be eligible for the dividends-received deduction allowed to corporations under the Code.

        With respect to non-corporate U.S. holders, subject to the discussion below regarding special rules applicable to "passive foreign investment companies," or PFICs, dividends received from a "qualified foreign corporation" may be subject to reduced rates of U.S. federal income taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a foreign corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States which is determined by the U.S. Treasury to be satisfactory for purposes of these rules and which includes an exchange of information provision. The U.S. Treasury has determined that the Ireland Tax Treaty meets these requirements. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. We believe that Johnson Controls shares, which are listed on the NYSE, are considered to be readily tradable on an established securities market in the United States. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss, or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code, will not be eligible for the reduced rates of taxation regardless of the status of Johnson Controls as a qualified foreign corporation. Because the merger of Johnson Controls Inc. and an indirect wholly owned subsidiary of Tyco will be a taxable transaction to the former shareholders of Johnson Controls Inc. for U.S. federal income tax purposes, the holding period of such a former shareholder in the ordinary shares of Johnson Controls received in the merger will begin on the day following the day on which the merger occurs. In addition, even if the minimum holding period requirement has been met, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. U.S. holders should consult their own tax advisors regarding the application of these rules in light of their particular circumstances.

        To the extent that the Distribution Amount received by a U.S. holder exceeds such U.S. holder's ratable share of Johnson Controls' current and accumulated earnings and profits for the taxable year of the distribution (as determined under U.S. federal income tax principles), any such excess will generally be treated as a return of capital and will not be taxable to a U.S. holder to the extent of such U.S. holder's adjusted tax basis in its Johnson Controls shares. Any portion of the Distribution Amount that is treated as a nontaxable return of capital will reduce the adjusted tax basis of the U.S. holder's Johnson Controls shares. To the extent that any such excess portion of the Distribution Amount received by a U.S. holder exceeds such U.S. holder's adjusted tax basis in its Johnson Controls shares, such excess will be treated as capital gain recognized on a sale or exchange of such Johnson Controls shares. Any such gain will be long-term capital gain if the U.S. holder's holding period for the Johnson Controls shares exceeds one year. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). Because, as discussed above, the holding period of a U.S. holder that is a former shareholder of Johnson Controls Inc. in the ordinary shares of Johnson Controls received in the merger will begin on the day following the day on which the merger occurs, any such capital gain recognized by such U.S. holder with respect to such ordinary shares will not be long-term capital gain if the distribution occurs within one year of the merger (i.e., if the distribution occurs on or before the day that is one year after the merger).

        A U.S. holder's tax basis in Adient ordinary shares received in the distribution (including any fractional shares deemed to be received) generally will equal the fair market value of such shares on the distribution date, and the holding period for such shares will begin the day after the distribution date.

        In the event that a U.S. holder is subject to Irish withholding taxes on the distribution, such U.S. holder may be eligible, subject to certain conditions and limitations, to claim a foreign tax credit for such Irish withholding taxes against the U.S. holder's U.S. federal income tax liability or alternatively deduct such Irish withholding taxes in computing such U.S. holder's U.S. federal income tax liability. For purposes of the foreign tax credit, the distribution is expected to generally constitute "foreign source income" and to generally be treated as "passive category income," except that a portion of the distribution may be treated as income from U.S. sources if (i) U.S. persons own, directly or indirectly, 50% or more of the Johnson Controls shares and (ii) Johnson Controls receives more than a de minimis amount of income from U.S. sources. The rules governing the foreign tax credit and ability to deduct foreign taxes are complex and involve the application of rules that depend upon a U.S. holder's particular circumstances. U.S. holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit or deduction in light of their particular circumstances.

  Cash in Lieu of Fractional Adient Ordinary Shares

        Any cash received by a U.S. holder in lieu of a fractional Adient ordinary share should be treated as if such fractional ordinary share had been (i) received by the U.S. holder as part of the distribution and then (ii) sold by such U.S. holder for the amount of cash received. Because the basis of the fractional ordinary share deemed received by a U.S. holder in the distribution will equal the fair market value of such fractional ordinary share on the distribution date, a shareholder of Johnson Controls generally should not recognize additional gain or loss on the transaction described in (ii) of the preceding sentence unless the fractional share is sold at a price different from its fair market value on the distribution date.

  Passive Foreign Investment Company

        Notwithstanding the foregoing, the U.S. federal income tax consequences of the distribution to U.S. holders could be materially different from those described above and certain adverse U.S. federal income tax consequences could apply if, at any relevant time, Johnson Controls is treated as a PFIC. A foreign corporation will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules, either (i) 75% or more of its gross income for such year is "passive income" (as defined in the relevant provisions of the Code) or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income includes, among other things, dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

        Johnson Controls believes that it has not been a PFIC for any prior taxable year and that it will not be treated as a PFIC for the taxable year of the distribution. However, this conclusion is a factual determination made annually and cannot be completed until the close of a taxable year. It is difficult to accurately predict future income and assets relevant to this determination. Moreover, the determination of PFIC status depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. As a result, there can be no assurance that Johnson Controls will not be treated as a PFIC for the taxable year of the distribution or any preceding taxable year.

        If Johnson Controls were to be treated as a PFIC for any taxable year, U.S. holders generally would be subject to special tax rules that could result in materially adverse U.S. federal income tax consequences, including in connection with the distribution. More specifically, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to its Johnson Controls ordinary shares, a U.S. holder could be subject to U.S. federal income tax at the highest applicable ordinary income tax rates on (i) any "excess distribution" made by Johnson Controls to such U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder's holding period for the ordinary shares) or (ii) any gain realized on any sale or exchange of Johnson Controls ordinary shares. In addition, a U.S. holder could be subject to an interest charge on certain taxes treated as having been deferred under the PFIC rules. In addition, any portion of the Distribution Amount that is treated as a dividend would not constitute qualified dividend income eligible for preferential tax rates if Johnson Controls is treated as a PFIC for the taxable year of the distribution or for its preceding taxable year. U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to Johnson Controls and the distribution.

  Backup Withholding and Information Reporting

        The distribution of Adient ordinary shares and any payment of cash to a U.S. holder of Johnson Controls shares in lieu of fractional Adient ordinary shares may be subject to information reporting and backup withholding (currently at a rate of 28%), unless such U.S. holder delivers a properly completed IRS Form W-9 certifying such U.S. holder's correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that the required information is timely supplied to the IRS.

U.S. Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of Adient Ordinary Shares

        The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Adient ordinary shares to U.S. holders of Johnson Controls shares that receive Adient ordinary shares pursuant to the distribution.

  Distributions on Adient Ordinary Shares

        The gross amount of any distribution on Adient ordinary shares (including any foreign withholding taxes withheld with respect thereto) that is made out of Adient's current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. holder. Any such dividends paid to corporate U.S. holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code.

        Dividends received by non-corporate U.S. holders (including individuals), subject to the discussion below under "—Passive Foreign Investment Company Status," from a "qualified foreign corporation" may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a foreign corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States which is determined by the U.S. Treasury to be satisfactory for purposes of these rules and which includes an exchange of information provision. The U.S. Treasury has determined that the Ireland Tax Treaty meets these requirements. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on the NYSE (which the Adient ordinary shares are expected to be listed) will be considered readily tradable on an established securities market in the United States. There can be no assurance that the Adient ordinary shares will be considered readily tradable on an established securities market in the United States in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of Adient's status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, Adient will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company, or "PFIC," for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under "—Passive Foreign Investment Company Status."

        Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by Adient may be treated as foreign taxes eligible for credit against a U.S. holder's U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends received from a foreign corporation are generally foreign-source income and will generally constitute passive category income. However, if more than 25% of the gross income of the foreign corporation during the three-year period preceding the declaration of the dividend is U.S. source income that was effectively connected with the conduct of a trade or business in the United States, a portion of that dividend will be treated as U.S. source income. In addition, it is possible that Adient will be at the closing of the distribution or some time thereafter at least 50% owned by U.S. persons. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for U.S. foreign tax credit purposes to the extent that the foreign corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of any dividends paid by Adient as U.S. source income. Treatment of Adient dividends as U.S. source income in whole or in part may limit a U.S. holder's ability to claim a foreign tax credit with respect to foreign taxes payable or deemed payable in respect of such dividends or on other items of foreign source, passive income for U.S. federal foreign tax credit limitation purposes. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

        The amount of any dividend paid by Adient in foreign currency will be the U.S. dollar value of the foreign currency distributed by Adient, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. holder's income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. holder includes the dividend payment in income to the date such U.S. holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

        To the extent that the amount of any distribution made by Adient on the Adient ordinary shares exceeds Adient's current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. holder's Adient ordinary shares, and to the extent the amount of the distribution exceeds the U.S. Holder's tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under "—Sale, Exchange, Redemption or Other Taxable Disposition of Adient Ordinary Shares."

  Sale, Exchange, Redemption or Other Taxable Disposition of Adient Ordinary Shares

        Subject to the discussion below under "—Passive Foreign Investment Company Status," a U.S. holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Adient ordinary shares in an amount equal to the difference between the amount realized on the disposition and such U.S. holder's adjusted tax basis in such shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of Adient ordinary shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder's holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of Adient ordinary shares will generally be treated as U.S. source gain or loss.

  Passive Foreign Investment Company Status

        Notwithstanding the foregoing, certain adverse U.S. federal income tax consequences could apply to a U.S. holder if Adient is treated as a PFIC for any taxable year during which such U.S. holder holds Adient ordinary shares. A foreign corporation, such as Adient, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules, either (i) 75% or more of its gross income for such year is "passive income" (as defined in the relevant provisions of the Code) or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income includes, among other things, dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

        Adient is not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. With certain exceptions, the Adient ordinary shares would be treated as stock in a PFIC if Adient were a PFIC at any time during a U.S. holder's holding period in such U.S. holder's Adient ordinary shares. There can be no assurance that Adient will not be treated as a PFIC for any taxable year or at any time during a U.S. holder's holding period.

        If Adient were to be treated as a PFIC, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to its Adient ordinary shares, gain realized on any sale or exchange of such Adient ordinary shares and certain distributions received with respect to such shares could be subject to additional U.S. federal income taxes, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. In addition, dividends received with respect to Adient ordinary shares would not constitute qualified dividend income eligible for preferential tax rates if Adient is treated as a PFIC for the taxable year of the distribution or for its preceding taxable year. Adient does not expect to provide U.S. holders with the information that is necessary to make a qualified electing fund election, which can mitigate some of the adverse U.S. federal income tax consequences to U.S. holders in the event Adient were to be classified as a PFIC. U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to their investment in the Adient ordinary shares.

  Specified Foreign Financial Assets

        Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Adient ordinary shares, subject to certain exceptions (including an exception for Adient ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Adient ordinary shares. Such U.S. holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Adient ordinary shares.

  Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to dividends received by U.S. holders of Adient ordinary shares, and the proceeds received on the disposition of Adient ordinary shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 28%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number and comply with certain certification requirements on a properly completed IRS Form W-9 or is otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a U.S. holder's U.S. federal income tax liability, if any, provided that the required information is timely supplied to the IRS.

U.S. Federal Income Tax Consequences of the Distribution and of the Ownership and Disposition of Adient Ordinary Shares to Non-U.S. Holders

        Subject to the discussion below under "—Information Reporting and Backup Withholding," a non-U.S. holder that receives Adient ordinary shares and/or cash in lieu of fractional Adient ordinary shares in the distribution, generally will not be subject to U.S. federal income or withholding tax, on (i) any dividend or any gain recognized in connection with the distribution (as determined for U.S. federal income tax purposes based on the Distribution Amount and based on such non-U.S. holder's ratable share of current and accumulated earnings and profits of Johnson Controls for the taxable year of the distribution, as discussed above under "—U.S. Federal Income Tax Consequences of the

Distribution to U.S. Holders") or (ii) any dividend or gain recognized in connection with any distributions made with respect to Adient ordinary shares received in the distribution by such non-U.S. holder (as determined for U.S. federal income tax purposes based on such non-U.S. holder's ratable share of current and accumulated profits of Adient for the taxable year of such distributions, as discussed above under "—U.S. Federal Tax Consequences to U.S. Holders of the Ownership and Disposition of Adient Ordinary Shares—Distributions on Adient Ordinary Shares"), or (iii) any gain recognized upon any sale, exchange or other taxable disposition of Adient ordinary shares received in the distribution by such non-U.S. holder, unless:

  •
  such dividend or gain is effectively connected with such non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

  •
  in the case of gain only, such non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year in which such gain is recognized, and certain other requirements are met.

        Unless an applicable treaty provides otherwise, any dividend or gain described in the first bullet point above generally will be subject to U.S. federal income tax in the same manner as if such holder were a U.S. person, as described above under "—U.S. Federal Income Tax Consequences of the Distribution to U.S. Holders," "—U.S. Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of Adient Ordinary Shares—Distributions on Adient Ordinary Shares," or "—U.S. Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of Adient Ordinary Shares—Sale, Exchange, Redemption or Other Taxable Disposition of Adient Ordinary Shares," as applicable. A non-U.S. holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

        Any gain described in the second bullet point above generally will be subject to U.S. federal income tax on any gain from the distribution at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses of the non-U.S. holder, if any, provided that the holder has timely filed U.S. federal income tax returns with respect to such losses.

  Information Reporting and Backup Withholding

        In general, Adient ordinary shares received in the distribution, cash received in lieu of Adient ordinary shares received in the distribution, dividends paid with respect to Adient ordinary shares and proceeds from the sale or other disposition of Adient ordinary shares received in the United States by a non-U.S. holder or through certain financial intermediaries with certain U.S. connections may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with certain certification procedures (such as providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI or otherwise establishing an exemption), and otherwise complies with the applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

        The foregoing is a summary of material U.S. federal income tax consequences of the separation and the distribution and of the ownership and disposition of Adient ordinary shares under current law and particular circumstances. The foregoing does not purport to address all U.S. federal income tax consequences or tax consequences that may arise under the tax laws of other jurisdictions or that may apply to particular categories of shareholders.

MATERIAL IRISH INCOME TAX CONSEQUENCES

        The following is a summary of the material Irish tax consequences for certain beneficial owners of Johnson Controls ordinary shares who receive Adient ordinary shares pursuant to the separation and who are the beneficial owners of such Adient ordinary shares. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each of the shareholders. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this information statement and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.

        The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and Johnson Controls shareholders should consult their own tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the separation and of the acquisition, ownership and disposal of Adient ordinary shares. The summary applies only to shareholders who will own Adient ordinary shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired Adient ordinary shares by virtue of an Irish office or employment (performed or carried on in Ireland).

        It should be noted that specific confirmation as to the tax treatment of the distribution for Johnson Controls shareholders has not been sought from the Irish Revenue Commissioners.

  Irish Tax on Chargeable Gains

        The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

  Non-Irish Resident Shareholders

        Johnson Controls shareholders that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold their Johnson Controls shares in connection with a trade or business carried on by such shareholders through an Irish branch or agency will not be within the charge to Irish tax on chargeable gains on the receipt of new Adient ordinary shares pursuant to the separation.

        Any subsequent disposal of Adient ordinary shares will not be within the charge to Irish tax on chargeable gains provided the holder of such shares is not resident or ordinarily resident in Ireland for Irish tax purposes and does not hold his or her shares in connection with a trade carried on by such shareholder through an Irish branch or agency.

  Irish Resident Shareholders

        Johnson Controls shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes, or shareholders that hold their shares in connection with a trade or business carried on by such persons through an Irish branch or agency, should not be subject to Irish tax on chargeable gains on the receipt of new Adient ordinary shares pursuant to the separation but should rather be treated for Irish tax purposes as having acquired their shares in Adient at the same time and for the same cost as they acquired their original shares in Johnson Controls. Such shareholders may, however, be subject to Irish tax on chargeable gains on the receipt of any cash in lieu of fractional shares pursuant to the separation as they will be deemed to have made a part disposal of their shares in Johnson Controls.

        A subsequent disposal of Adient ordinary shares by a shareholder who is resident or ordinarily resident in Ireland for Irish tax purposes or who holds his or her shares in connection with a trade carried on by such person through an Irish branch or agency will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish tax on chargeable gains.

        A shareholder of Adient who is an individual and who is temporarily not resident in Ireland may, under Irish anti avoidance legislation, still be liable to Irish tax on any chargeable gain realized upon subsequent disposal of Adient ordinary shares during the period in which such individual is a non-resident.

  Stamp Duty

        The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee.

        Johnson Controls shareholders will have no liability to account for Irish stamp duty in connection with the receipt of Adient ordinary shares pursuant to the distribution.

        Irish stamp duty may, depending on the manner in which the shares in Adient are held, be payable in respect of transfers of Adient ordinary shares after the separation.

  Shares Held Through DTC

        It is expected that a transfer of Adient ordinary shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. On the basis that most of Adient's ordinary shares are expected to be held through DTC, it is anticipated that most transfers of ordinary shares will be exempt from Irish stamp duty.

  Shares Held Outside of DTC or Transferred Into or Out of DTC

        A transfer of Adient ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

  •
  there is no change in the beneficial ownership of such shares as a result of the transfer; and

  •
  the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

        Due to the potential Irish stamp charge on transfers of Adient ordinary shares held outside of DTC, it is strongly recommended that any person who wishes to acquire Adient ordinary shares after the separation acquires such shares through DTC (or through a broker who in turn holds such shares through DTC).

  Withholding Tax on Dividends

        Distributions made by Adient will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax ("DWT") at a rate of 20%.

        For DWT purposes, a distribution includes any distribution that may be made by Adient to its shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, Adient is responsible for withholding DWT prior to making such distribution.

  General Exemptions

        Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from Adient if such shareholder is beneficially entitled to the dividend and is either:

  •
  a person (not being a company) resident for tax purposes in a Relevant Territory (including the U.S.) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, see Annex A to this information statement);

  •
  a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

  •
  a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

  •
  a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

  •
  a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance;

and provided, in all cases noted above (but subject to "—Shares Held by U.S. Resident Shareholders" below), Adient or, in respect of shares held through DTC, any qualifying intermediary appointed by Adient, has received from the shareholder, where required, the relevant DWT Forms prior to the payment of the dividend. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the shareholder where required should furnish the relevant DWT Forms to:

  •
  its broker (and the relevant information is further transmitted to Adient or any qualifying intermediary appointed by Adient) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) if its shares are held through DTC, or

  •
  Adient's transfer agent at least seven business days before such record date if its shares are held outside of DTC.

        Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information contained on this website is not incorporated by reference into this information statement.

        Shareholders that are required to file DWT Forms in order to receive dividends free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

        For non-Irish resident shareholders that cannot avail themselves of one of Ireland's domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

  Shares Held by U.S. Resident Shareholders

        It is expected that dividends paid in respect of Adient ordinary shares that are owned by U.S. residents and held through DTC will not be subject to DWT provided the address of the beneficial owner of such shares in the records of the broker holding such shares is in the U.S. (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Adient). It is strongly recommended that such shareholders ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Adient).

        It is expected that dividends paid in respect of Adient ordinary shares that are held outside of DTC and are owned by a resident of the U.S. will not be subject to DWT if such shareholder satisfies the conditions of one of the exemptions referred to above under the heading "—General Exemptions," including the requirement to provide a completed IRS issued Form 6166 or a valid DWT Form to Adient's transfer agent at least seven business days before the record date for the dividend to confirm its U.S. residence and claim an exemption. It is strongly recommended that such shareholders complete the appropriate IRS Form 6166 or a DWT Form and provide it to Adient's transfer agent as soon as possible after acquiring their shares.

        If any shareholder that is resident in the U.S. receives a dividend from which DWT has been withheld, the shareholder should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the shareholder is beneficially entitled to the dividend.

  Shares Held by Residents of "Relevant Territories" Other than the U.S.

        Shareholders who are residents of Relevant Territories, other than the U.S., must satisfy the conditions of one of the exemptions referred to above under the heading "—General Exemptions," including the requirement to furnish valid DWT Forms, in order to receive dividends without suffering DWT. If such shareholders hold their shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Adient) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker). If such shareholders hold their shares outside of DTC, they must provide the appropriate DWT Forms to Adient's transfer agent at least seven business days before the record date for the dividend. It is strongly recommended that such shareholders complete the appropriate DWT Forms and provide them to their brokers or Adient's transfer agent, as the case may be, as soon as possible.

        If any shareholder who is resident in a Relevant Territory receives a dividend from which DWT has been withheld, the shareholder may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the shareholder is beneficially entitled to the dividend.

  Shares Held by Residents of Ireland

        Most Irish tax resident or ordinarily resident shareholders (other than Irish resident companies that have completed the appropriate DWT Forms) will be subject to DWT in respect of dividends paid on Adient ordinary shares.

        Shareholders that are residents of Ireland, but are entitled to receive dividends without DWT, must complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Adient) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) (in the case of shares held through DTC), or to Adient's transfer agent at least seven business days before the record date for the dividend (in the case of shares held outside of DTC).

        Adient shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisors.

  Shares Held by Other Persons

        Adient shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

  Qualifying Intermediary

        Prior to paying any dividend, Adient will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a "qualifying intermediary," which will provide for certain arrangements relating to distributions in respect of Adient ordinary shares that are held through DTC (the "Deposited Securities"). The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after Adient delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

        Adient will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms.

  Income Tax on Dividends Paid on Adient Shares

        Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies.

        It is the established practice of the Irish Revenue Commissioners to treat any distribution that may arise in connection with a transfer of assets by way of demerger and a related issue of ordinary shares by the transferee entity to holders of shares in the transferring entity as not being a distribution taxable as income in the hands of the relevant shareholder. Accordingly it is expected that the distribution should not give rise to an Irish income tax liability for any holder of Johnson Controls ordinary shares. In addition, it is expected that there should be no requirement for Johnson Controls to account for Irish dividend withholding tax in respect of the distribution. However, Johnson Controls will not seek a specific confirmation from the Irish Revenue Commissioners in respect of the anticipated tax treatment of the distribution.

        A shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend from Adient. An exception to this position may apply where such shareholder holds Adient ordinary shares through a branch or agency in Ireland through which a trade is carried on.

        A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by Adient discharges the liability to income tax. An exception to this position may apply where the shareholder holds Adient ordinary shares through a branch or agency in Ireland through which a trade is carried on.

        Irish resident or ordinarily resident shareholders may be subject to Irish tax and (in the case of an individual) the universal social charge and/or Pay Related Social Insurance on dividends received from Adient. Such shareholders should consult their own tax advisors.

  Capital Acquisitions Tax

        Irish capital acquisitions tax, or CAT, comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of Adient shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Adient ordinary shares are regarded as property situated in Ireland for Irish CAT purposes as the share register of Adient must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

        CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children have a tax free threshold of €280,000 in respect of taxable gifts or inheritances received from their parents. Adient shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

        There is also a "small gift exemption" from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

        THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. JOHNSON CONTROLS SHAREHOLDERS AND ADIENT SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SEPARATION, THE DISTRIBUTION, AND THE OWNERSHIP AND DISPOSAL OF ADIENT ORDINARY SHARES.

 DESCRIPTION OF MATERIAL INDEBTEDNESS

        In connection with the separation and distribution, Adient anticipates having approximately $3.5 billion of indebtedness upon completion of the distribution. The $3.5 billion of indebtedness is expected to consist of $1.5 billion in borrowings under AGH's term loan and revolving credit facilities, also referred to as the credit facilities, and $2.0 billion dollar equivalent of corporate bonds issued by AGH. Prior to the distribution, Adient and its affiliates plan to make cash transfers totaling approximately $3.0 billion to Johnson Controls as described in "The Separation and Distribution—Conditions to the Distribution."

        The principal terms of the credit facilities, and the expected terms of the notes to be issued, are described below.

  Credit Facilities

        On July 27, 2016, AGH entered into the credit facilities with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, providing for commitments with respect to the $1.5 billion Revolving Credit Facility and the $1.5 billion Term Loan A Facility. The credit facilities mature on July 27, 2021. The full amount of the Term Loan A Facility and $750 million of the Revolving Credit Facility are available to AGH prior to the distribution date.

        The credit facilities are currently guaranteed by Johnson Controls, Inc. and Johnson Controls International plc.

        Prior to the distribution date, the covenants, representations and warranties and events of default in the credit facilities are substantially identical to those in the Credit Agreement, dated as of March 10, 2016, among Johnson Controls, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto. We refer to this agreement as the "successor credit agreement." The loans made under the credit facilities currently bear interest at the same rate as loans made under the successor JCI credit agreement.

        On the distribution date, Adient and certain of its wholly owned U.S. and English subsidiaries, or the credit agreement guarantors, will guarantee the credit facilities, and the guarantees of Johnson Controls, Inc. and Johnson Controls International plc will automatically be released. In addition, a wholly owned U.S. subsidiary of AGH will be added as a subsidiary borrower under the Revolving Credit Facility. On the distribution date, the credit facilities are expected to be secured by a security interest in substantially all of the assets of AGH, the subsidiary borrower and the credit agreement guarantors, subject to certain exceptions. Following the distribution, the grant of such security interests and guarantees and the satisfaction of certain other conditions, the full amount of the Revolving Credit Facility will become available for borrowing.

        Following the distribution date, the credit facilities will bear interest, at AGH's election, based on either LIBOR or a base rate calculated by the administrative agent in accordance with the credit facilities. LIBOR loans will accrue interest at a rate of LIBOR plus a margin of 1.25-2.25% (determined based on Adient's total net leverage ratio). Base rate loans will bear interest at the base rate plus a margin of 0.25-1.25% (determined based on Adient's total net leverage ratio). Commencing June 30, 2017 (or if the distribution occurs prior to December 31, 2016, the last day of the first full fiscal quarter after the distribution) the Term Loan A Facility will require quarterly amortization payments of 0.625% of the original principal amount thereof in the first year following the closing of the credit facilities, 1.25% of the original principal amount thereof in the second and third years following the closing of the credit facilities, and 2.50% of the original principal amount thereof thereafter. The Term Loan A Facility will also require mandatory prepayments in connection with certain non-ordinary course asset sales and insurance recovery and condemnation events, among other things, and subject in each case to certain significant exceptions. Prior to the distribution date, AGH may be required to pay a 0.25% per annum commitment fee on the unused portions of the committed loans under the credit facilities. Following the distribution date and the satisfaction of certain other conditions, AGH will pay a commitment fee on the unused portion of the commitments under the Revolving Credit Facility based on the total net leverage ratio of Adient, ranging from 0.15% to 0.35%.

        Following the distribution date, the credit facilities will contain covenants that include, among other things and subject to certain significant exceptions, restrictions on Adient's ability to declare or pay dividends, make certain payments in respect of the notes, create liens, incur additional indebtedness, make investments, engage in transactions with affiliates, enter into agreements restricting Adient's subsidiaries' ability to pay dividends, dispose of assets and merge or consolidate with any other person. In addition, following the distribution date, the credit facilities will contain a financial maintenance covenant requiring Adient to maintain a total net leverage ratio equal to or less than 3.50 to 1.00, tested on a quarterly basis.

        In addition, at AGH's option, AGH may assign and novate its obligations under the credit facilities to a wholly owned direct or indirect subsidiary of (i) prior to the date of the distribution, AGH or (ii) from and after the date of the distribution, Adient, in each case organized under the laws of England and Wales to whom AGH has transferred or intends to promptly commence transferring all or substantially all of its assets, subject to the satisfaction of certain conditions, whereupon such subsidiary shall become a borrower for all purposes of the credit facilities and AGH will be automatically released from any obligations as borrower under the credit facilities.

  Senior Unsecured Notes

        On August 19, 2016, AGH issued $900,000,000 of 4.875% Senior Unsecured Notes due 2026 (the "dollar notes") and €1,000,000,000 of 3.50% Senior Unsecured Notes due 2024 (the "euro notes" and together with the dollar notes, the "notes"). The notes are AGH's unsecured, unsubordinated obligations and are senior in right of payment to all obligations of AGH that are subordinated to the notes. Secured debt and other secured obligations of AGH (including obligations with respect to the credit facilities) are effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations. AGH offered and sold the notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

        The indenture governing the dollar notes (the "Dollar Notes Indenture") and the indenture governing the euro notes (the "Euro Notes Indenture" and together with the Dollar Notes Indenture, the "Indentures") provide that at any time from and after the issue date of the notes, at the option of AGH, (i) a subsidiary of (prior to the distribution date) AGH (A) all the capital stock of which (other than directors' qualifying shares or shares required pursuant to applicable law) is owned by AGH or another wholly owned subsidiary of AGH and (B) that was formed under the laws of England and Wales and (ii) a wholly owned English subsidiary of (from and after the distribution date) Adient, in each case, to whom AGH has transferred or intends to promptly commence transferring all or substantially all of its assets (the "Successor Issuer"), may assume all obligations of AGH under the Indentures and the notes pursuant to a supplemental indenture to the applicable Indenture, at which time AGH will be automatically released from any obligations as issuer under the Indentures and the notes, subject to certain conditions to be described in the Indentures (an "Issuer Assumption"). From and after the date of an Issuer Assumption, the Successor Issuer shall be considered the issuer for all purposes of each Indenture.

        The notes were not guaranteed upon issuance. On or prior to the Release Date (as defined below), the notes initially will be guaranteed on an unsecured and unsubordinated basis by each person (other than the Initially Excluded U.S. Subsidiaries (as defined below)) that is (or will be) a wholly owned restricted subsidiary of Adient that is incorporated or organized under the laws of the United

States of America, any State thereof or the District of Columbia (but not any territory thereof) which guarantees (or will guarantee) AGH's obligations as borrower under the credit facilities on the date of the distribution (collectively, the "Initial U.S. Subsidiary Guarantors").

        Within 10 business days following the completion of the distribution, the notes will also be guaranteed on an unsecured and unsubordinated basis by (i) Adient, (ii) each person that is (or will be) a wholly owned restricted subsidiary of Adient (other than the issuer) that is formed under the laws of England and Wales which guarantees (or will guarantee) the obligations of the issuer as borrower under the credit facilities on the date of the distribution (collectively, the "Initial English Subsidiary Guarantors"), and (iii) each person that is (or will be) a wholly owned restricted subsidiary of Adient (A) that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof) which guarantees (or will guarantee) the obligations of the issuer as borrower under the credit facilities on the date of the distribution and (B) that is, on the Release Date, (1) incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof) and that owns no material assets (directly or through subsidiaries) other than the capital stock of one or more foreign subsidiaries of Johnson Controls, Inc. (or, if the merger of Johnson Controls, Inc. with an indirect wholly owned subsidiary of Tyco has been consummated, Johnson Controls International plc) that are CFCs (as defined below) or (2) a subsidiary of a foreign subsidiary of Johnson Controls, Inc. (or, if the merger of Johnson Controls, Inc. with an indirect wholly owned subsidiary of Tyco has been consummated, Johnson Controls International plc) that is a "controlled foreign corporation" ("CFC") within the meaning of section 957(a) of the U.S. Internal Revenue Code of 1986 (or any successor provision thereto) (collectively, the "Initially Excluded U.S. Subsidiaries").

        Following the completion of the distribution, any of Adient's other existing or future wholly owned restricted subsidiaries (other than the issuer) that are (i) formed under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof), or (ii) formed under the laws of England and Wales, and in each case that guarantee (or becomes a co-obligor on) certain indebtedness of any of Adient, the issuer or any restricted subsidiary formed under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof) or under the laws of England and Wales, will also be required to guarantee the notes on an unsecured and unsubordinated basis.

        The notes will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Adient's subsidiaries that do not guarantee the notes.

        On August 19, 2016, concurrently with its entry into the Dollar Notes Indenture and the Euro Notes Indenture, AGH entered into a Dollar Notes Escrow Agreement and a Euro Notes Escrow Agreement, both among U.S. Bank National Association, as escrow agent, U.S. Bank National Association, as trustee, and AGH, pursuant to which the issuer deposited into escrow accounts an amount that would be sufficient to redeem the notes in full at 100% of the issue price of the notes plus an amount equal to the interest that would accrue on the notes to, but excluding, the date that is one month and four business days following the issue date. Thereafter, the issuer may deposit or cause to be deposited in the escrow accounts additional amounts that, together with all amounts then existing in the escrow accounts, would be sufficient to redeem the notes in full at 100% of the issue price of the notes plus an amount equal to accrued and unpaid interest. The release of the escrowed funds will be subject to the satisfaction of certain conditions, including receipt by the escrow agent of a certificate of a responsible officer of the issuer prior to the occurrence of a Special Mandatory Redemption Event (as defined below) requesting release of the escrowed funds (the date of such release being the "Release Date").

        If (i) the escrow agent has not received such a request on or prior to the earlier of (A) June 30, 2017 and (B) within five business days of the date any additional amount is required to be deposited in the applicable escrow account, or (ii) the issuer notifies the escrow agent and the trustee in writing that Johnson Controls International plc is no longer pursuing the distribution (any such event being a "Special Mandatory Redemption Event"), then the escrow agreements will provide that the escrow agent will release to the trustee all escrowed funds then held by it and the issuer will redeem the aggregate principal amount of the notes outstanding at a redemption price equal to 100% of the issue price of the notes, plus accrued and unpaid interest from the issue date, or the most recent date on which interest has been paid or provided for, to, but not including, such redemption date.

        In addition, in the event the Release Date has occurred and either (i) the date of the distribution does not occur prior to July 5, 2017 or (ii) prior to July 5, 2017, the issuer notifies the escrow agent and the trustee in writing that Johnson Controls International plc is no longer pursuing the distribution, the Indentures require the issuer to redeem the aggregate principal amount of the notes outstanding at a redemption price equal to 101% of the issue price of the notes, plus accrued and unpaid interest from the issue date, or the most recent date on which interest has been paid or provided for, to, but not including, such redemption date.

        The Dollar Notes Indenture provides that:

        (i)    on or after August 15, 2021, the issuer may redeem the dollar notes, in whole or in part, at the redemption prices to be specified in the Dollar Notes Indenture plus accrued and unpaid interest to, but not including, the redemption date;

        (ii)   prior to August 15, 2021, the issuer may at its option redeem the dollar notes, in whole or in part, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, plus a "make-whole" premium; and

        (iii)  prior to August 15, 2019, the issuer may, on one or more occasions, redeem up to a maximum 40% of the original aggregate principal amount of the dollar notes with the net cash proceeds of certain equity offerings at a redemption price equal to 104.875%.

        The Euro Notes Indenture provides that:

        (i)    prior to May 15, 2024, the issuer may at its option redeem the euro notes, in whole or in part, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, plus a "make-whole" premium; and

        (ii)   on or after May 15, 2024, the issuer may redeem the euro notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such euro notes, plus accrued and unpaid interest to, but not including, the redemption date.

        Further, the Indentures provide that upon the occurrence of a change of control triggering event (to be defined in the applicable Indenture), each holder will have the right to require the issuer to purchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase.

        Subject to certain qualifications and exceptions, the Indentures limit the ability of Adient, the issuer and their restricted subsidiaries to, among other things, (i) incur certain liens and engage in certain sale/leaseback transactions and (ii) in the case of the issuer, Adient and any other guarantor, merge or consolidate with any other person or convey, transfer or lease all or substantially all of its assets to any person.

        The Indentures also provide for certain events of default (subject, in certain cases, to receipt of notice of default and/or customary grace or cure periods), including, but not limited to, (i) failure to pay interest or additional amounts when due, (ii) failure to pay principal when due, (iii) failure of the issuer or any guarantor to comply with any of its agreements in the applicable Indenture, (iv) failure by Adient, the issuer or any significant subsidiary to pay any indebtedness (subject to certain exceptions)

within any applicable grace period after final maturity or the acceleration thereof if the total amount of such indebtedness unpaid or accelerated exceeds $200.0 million and (v) certain specified events of bankruptcy, insolvency or reorganization of Adient, the issuer or any significant subsidiary.

  Other Short-Term and Long-Term Debt

        The short-term and long-term debt recorded in the combined financial statements is related directly to arrangements between Adient and third parties, and is not related to an intercompany arrangement between Adient and Johnson Controls.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Before the separation, all of the outstanding Adient ordinary shares will be owned beneficially and of record by an Irish corporate services provider. Following the distribution, Adient expects to have outstanding an aggregate of approximately 93.5 million ordinary shares based upon approximately 935 million shares of Johnson Controls outstanding on September 12, 2016, excluding treasury shares and assuming no exercise of Johnson Controls stock options, and applying the distribution ratio of one ordinary share of Adient for every ten shares of Johnson Controls.

Security Ownership of Certain Beneficial Owners

        The following table reports the number of Adient ordinary shares that Adient expects will be beneficially owned, immediately following the completion of the distribution, by each person who will beneficially own more than five percent of Adient ordinary shares. The table is based upon information available as of September 12, 2016 as to those persons who beneficially own more than five percent of Johnson Controls shares and an assumption that, for every ten shares of Johnson Controls held by such persons, they will receive one Adient ordinary share.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned(1)	Percent of Class
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, Maryland 21202	7,705,976	8.2%
BlackRock Inc.(3) 55 East 52nd Street New York, NY 10055	5,775,145	6.2%
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, PA 19355	5,247,074	5.6%

(1)
The merger of Johnson Controls, Inc. with an indirect wholly owned subsidiary of Tyco International plc occurred after the dates that the shareholders listed above disclosed their ownership of Johnson Controls, Inc. common stock and Tyco International plc ordinary shares. For purposes of this table, holdings of Adient have been estimated based on the projected ownership of Johnson Controls ordinary shares following the merger and the distribution ratio. To determine the projected ownership of Johnson Controls ordinary shares, the number of shares of Johnson Controls, Inc. common stock reported to be held by each shareholder was multiplied by the prorated exchange ratio of 0.8357, and the number of ordinary shares of Tyco was multiplied by the share consolidation ratio of 0.955.

(2)
Based solely on information in (i) a Schedule 13G for Johnson Controls, Inc. filed with the SEC by T. Rowe Price Associates, Inc. on February 12, 2016, which reported that, as of December 31, 2015, T. Rowe Price Associates, Inc. is the beneficial owner of 40,279,352 shares with sole voting power as to 12,907,877 shares and sole dispositive power as to 40,236,452 shares; and (ii) a Schedule 13G/A for Tyco International plc filed with the SEC by T. Rowe Price Associates, Inc. on February 10, 2016, which reported that, as of December 31, 2015, T. Rowe Price Associates, Inc. is the beneficial owner of 45,441,481 shares with sole voting power as to 13,608,886 shares and sole dispositive power as to 45,390,031 shares.

(3)
Based solely on information in (i) a Schedule 13G for Johnson Controls, Inc. filed with the SEC by BlackRock Inc. on January 28, 2016, which reported that, as of December 31, 2015, BlackRock Inc. is the beneficial owner of 34,855,234 shares with sole voting power as to 28,957,590 shares, shared voting power as to 59,788 shares, sole dispositive power as to 34,795,446 shares and shared dispositive power as to 59,788 shares; and (ii) a Schedule 13G/A for Tyco International plc filed with the SEC by BlackRock Inc. on January 27, 2016, which reported that, as of December 31, 2015, BlackRock Inc. is the beneficial owner of 29,970,122 shares with sole voting power as to 26,474,904 shares and sole dispositive power as to 29,970,122 shares.

(4)
Based solely on information in (i) a Schedule 13G/A for Johnson Controls, Inc. filed with the SEC by The Vanguard Group on February 10, 2016, which reported that, as of December 31, 2015, The Vanguard Group is the beneficial owner of 36,059,681 shares with sole voting power as 1,204,140 shares, shared voting power as to 65,500 shares, sole dispositive power as to 34,783,587 shares and shared dispositive power as to 1,276,094 shares; and (ii) a Schedule 13G/A for Tyco International plc filed with the SEC by The Vanguard Group on February 10, 2016, which reported that, as of December 31, 2015, The Vanguard Group is the beneficial owner of 23,386,544 shares with sole voting power as 793,558 shares, shared voting power as to 42,800 shares, sole dispositive power as to 22,550,001 shares and shared dispositive power as to 836,543 shares.

Share Ownership of Executive Officers and Directors

        The following table sets forth information, immediately following the completion of the separation calculated as of September 12, 2016, based upon the distribution of one Adient ordinary share for every ten shares of Johnson Controls, regarding (1) each expected director, director nominee and named executive officer of Adient and (2) all of Adient's expected directors and executive officers as a group. The address of each director, director nominee and executive officer shown in the table below is c/o Adient, Attn: Corporate Secretary, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202. None of these persons beneficially own more than 1% of Adient's ordinary shares.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Exercisable Stock Options(2)
John M. Barth	—	—
Julie L. Bushman	1,162	—
Raymond L. Conner	555	—
Richard Goodman	376	—
Frederick A. Henderson	4	—
Neil E. Marchuk	8	—
R. Bruce McDonald	78,394	76,670
Barb J. Samardzich	—	—
Jeffrey M. Stafeil	—	—
All directors and officers as a group (13 persons)	95,303	86,324

(1)
The balance includes: (a) all shares over which the person holds or shares voting and/or investment power; and (b) the amount shown, if any, for such person in the "Exercisable Stock Options" column.

(2)
Reflects options to purchase common stock exercisable within 60 days. These amounts are included in the amount in the "Shares Beneficially Owned" column.

DESCRIPTION OF ADIENT'S SHARE CAPITAL

        Adient's memorandum and articles of association will be amended and restated prior to the separation. The following is a summary of the material terms of Adient's share capital that will be contained in the amended and restated memorandum and articles of association. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the memorandum and articles of association to be in effect at the time of the distribution, which you must read (along with the applicable provisions of Irish law) for complete information on Adient's share capital as of the time of the distribution. The memorandum and articles of association, in a form expected to be in effect at the time of the distribution, are included as an exhibit to Adient's registration statement on Form 10, of which this information statement forms a part. The summaries and descriptions below do not purport to be complete statements of the Irish Companies Act 2014, or the Irish Companies Act.

Legal Name; Formation; Fiscal Year; Registered Office

        The legal name of Adient is Adient plc. Adient was incorporated in Ireland on June 24, 2016 as a private limited company and was re-registered as a public limited company on October 3, 2016. Adient's fiscal year ends on September 30 each year. Adient's registered office address is 25-28 North Wall Quay, IFSC, Dublin 1, Ireland.

Share Capital

        The rights of and restrictions applicable to the Adient ordinary shares will be prescribed in Adient's articles of association, subject to the Irish Companies Act.

        Adient's authorized share capital consists of 25,000 euro deferred shares with a par value of €1.00 per share, 500,000,000 ordinary shares with a par value of $0.001 per share and 100,000,000 preferred shares with a par value of $0.001 per share. The authorized share capital includes 25,000 euro deferred shares with a par value of €1.00 per share in order to satisfy minimum statutory requirements for all Irish public limited companies commencing operations. These euro deferred shares carry no voting or dividend rights. All outstanding euro deferred shares, together with the ordinary share held by the current nominee shareholder of Adient, will be acquired and canceled by Adient for no consideration contemporaneously with the distribution being effected.

        As of September 12, 2016, Adient employees held, in the aggregate, (i) options with respect to 2,356,858 shares of Johnson Controls, (ii) stock appreciation rights with respect to 793,049 shares of Johnson Controls, (iii) restricted stock unit awards with respect to 1,101,340 shares of Johnson Controls and (iv) performance share unit awards with respect to 84,410 shares of Johnson Controls.

        Adient estimates that its directors and executive officers, who may be considered "affiliates" for purposes of Rule 144, will beneficially own approximately 95,303 ordinary shares of Adient immediately following the distribution.

        As a matter of Irish company law, the directors of a company may cause the company to issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company's shareholders cast at a general meeting (in person or by proxy). The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The articles of association of Adient will authorize the board of directors of Adient to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of the amended and restated articles of association (subject to the limits provided for in the NYSE Listed Company Manual).

        The authorized share capital may be increased or reduced by way of an ordinary resolution of Adient's shareholders, but not below the number of shares then outstanding. The shares comprising the authorized share capital of Adient may be divided into shares of such par value as the resolution prescribes.

        The rights and restrictions to which the ordinary shares will be subject will be prescribed in Adient's articles of association. Adient's articles of association will entitle the board of directors, without shareholder approval, to determine the terms of any preferred shares issued by Adient. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as the directors of Adient may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at the option of Adient, and may be convertible into or exchangeable for shares of any other class or classes of Adient, depending on the terms of such preferred shares. The issuance of preferred shares is subject to applicable law, including the Irish Takeover Rules.

        Irish law does not recognize fractional shares held of record; accordingly, Adient's articles of association will not provide for the issuance of fractional ordinary shares of Adient, and the official Irish register of Adient will not reflect any fractional ordinary shares.

Preemption Rights, Share Warrants and Share Options

        The Irish Companies Act automatically grants certain preemptive rights on the issue of shares of Adient. However, Adient's articles of association will disapply the statutory preemption rights for issues of shares up to the number of shares authorized for allotment in Adient's articles of association as permitted under Irish company law. Irish law requires this disapplication to be renewed at least every five years by special resolution, and it is the intention of Adient to seek such renewal at least every five years. A special resolution requires not less than 75% of the votes of Adient's shareholders cast at a general meeting (in person or by proxy). If the disapplication is not renewed, shares issued for cash must be offered to existing shareholders of Adient on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders.

        Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.

        The articles of association of Adient will provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Adient is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Under Irish law, the board may issue shares upon exercise of validly issued warrants or options without shareholder approval or authorization. However, the rules of the NYSE require shareholder approval of certain equity compensation plans.

Dividends

        Under Irish law, dividends and distributions may be made only from "distributable reserves" of Adient. Distributable reserves are the accumulated realized profits of Adient that have not previously been utilized in a distribution or capitalization less accumulated realized losses that have not previously been written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital, including the share premium account. In addition, no distribution or dividend may be made unless the net assets of Adient are equal to, or exceed, the aggregate of Adient's share capital which has been paid up or which is payable in the future plus non-distributable reserves, and the distribution does not reduce Adient's net assets below such aggregate. Non-distributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Adient's accumulated unrealized profits that have not previously been utilized by any capitalization exceed Adient's accumulated unrealized losses that have not previously been written off in a reduction or reorganization of capital.

        The determination as to whether or not Adient has sufficient distributable reserves to fund a dividend must be made by reference to the "relevant accounts" of Adient. The "relevant accounts" will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Act, which give a "true and fair view" of Adient's unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

        Immediately following the separation and distribution, Adient will not have any distributable reserves. Adient will therefore not have the ability to pay dividends (or make other forms of distributions) immediately following the distribution until it obtains the approvals described below or creates distributable reserves as a result of the profitable operation of its business. See "Risk Factors" and "Dividend Policy—Creation of Distributable Reserves."

        Following the distribution, Adient expects to capitalize the reserve created pursuant to the internal restructuring transactions related to the distribution and implement a parallel court-approved reduction of that capital in order to create a reserve of an equivalent amount of distributable reserves to support the payment of possible future dividends or future share repurchases. The current nominee shareholder of Adient is expected to pass a resolution that would (subject to the approval of the High Court of Ireland) create distributable reserves following the distribution by converting to distributable reserves up to all of the share premium of Adient. To complete this process, Adient will seek the approval of the High Court of Ireland, which is required for the creation of distributable reserves to be effective, as soon as practicable following the distribution. The approval of the High Court of Ireland is expected to be obtained within approximately two months of the consummation of the distribution, but is dependent on a number of factors, such as the case load of the High Court of Ireland at the time of Adient's initial application, and court vacations.

        The mechanism as to who declares a dividend and when a dividend becomes payable will be governed by Adient's articles of association. Adient's articles of association will authorize Adient's board of directors to declare such dividends as appear justified from the financial position of Adient (which are commonly referred to as interim dividends) without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash, and no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of assets, shares or cash.

        The directors of Adient may deduct from any dividend payable to any shareholder all sums of money (if any) payable by such shareholder to Adient in relation to the ordinary shares of Adient.

        The directors of Adient are also entitled to issue shares with preferred rights to participate in dividends declared by Adient. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

        For information about the Irish tax issues relating to dividend payments, see "Material Tax Consequences—Material Irish Tax Consequences."

Share Repurchases and Redemptions

Overview

        Adient's articles of association will provide that any ordinary share which Adient has acquired or agreed to acquire will be deemed a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Adient will technically be effected as a redemption of those shares, as described under "—Repurchases and Redemptions by Adient." If Adient's articles of association did not provide that any ordinary share which Adient has acquired or agreed to acquire will be deemed a redeemable share, then repurchases by Adient would be subject to many of the same rules that apply to purchases of Adient ordinary shares by subsidiaries described under "—Purchases by Subsidiaries of Adient," including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a "recognized stock exchange." Except where otherwise indicated, when this information statement refers to repurchasing or buying back ordinary shares of Adient, it is referring to the redemption of ordinary shares by Adient pursuant to the articles of association or the purchase of ordinary shares of Adient by a subsidiary of Adient, in each case in accordance with the Adient articles of association and Irish company law as described below.

Repurchases and Redemptions by Adient

        Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described under "—Dividends") or the proceeds of a new issue of shares for that purpose. Although Adient will not have any distributable reserves immediately following the distribution, it is taking steps to create such distributable reserves. See "Risk Factors" and "Dividend Policy—Creation of Distributable Reserves." The issue of redeemable shares may be made only by Adient where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Adient. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem Adient ordinary shares pursuant to Adient's articles of association.

        The board of directors of Adient will also be entitled to issue preferred shares which may be redeemed at the option of either Adient or the shareholder, depending on the terms of such preferred shares. For additional information on redeemable shares, see "—Share Capital."

        Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Adient at any time must not exceed 10% of the nominal value of the issued share capital of Adient. While Adient holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Adient or re-issued subject to certain conditions.

Purchases by Subsidiaries of Adient

        Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase ordinary shares of Adient either on-market or off-market. A general authority of the shareholders of Adient is required to allow a subsidiary of Adient to make on-market purchases of Adient ordinary shares. As long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Adient ordinary shares is required. It is expected that Adient will seek such general authority, which must expire no later than five years after the date on which it was granted, at the first annual general meeting of Adient and at subsequent annual general meetings. In order for a subsidiary of Adient to make an on-market purchase of Adient's ordinary shares, such shares must be purchased on a "recognized stock exchange." The NYSE, on which the ordinary shares of Adient are expected be listed following the distribution, is specified as a recognized stock exchange for this purpose by Irish company law. For an off-market purchase by a subsidiary of Adient, the proposed purchase contract must be authorized by special resolution of the shareholders of Adient before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Adient.

        The number of shares held by the subsidiaries of Adient at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Adient. While a subsidiary holds ordinary shares of Adient, it cannot exercise any voting rights in respect of those shares. The acquisition of the ordinary shares of Adient by a subsidiary must be funded out of distributable reserves of the subsidiary.

Bonus Shares

        Under Adient's articles of association, the board will be able to resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account or any other non-distributable reserve of Adient through the issuance of fully paid-up bonus shares to shareholders on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

        Under the Irish Companies Act and Adient's articles of association, Adient's ordinary shares may be consolidated or divided into shares of larger par value than its existing shares or subdivided into smaller amounts than is fixed by its articles of association by ordinary resolution (or as otherwise determined by the board).

Reduction of Share Capital

        Adient will be able, by ordinary resolution, to reduce its authorized but unissued share capital in any way. Adient also will be able, by special resolution and subject to confirmation by the High Court of Ireland, to reduce or cancel its issued share capital (which includes share premium) in any way. The creation of distributable reserves discussed in "Dividend Policy—Creation of Distributable Reserves" involves a reduction of share capital, namely the share premium account of Adient, for purposes of Irish law.

Annual General Meetings of Shareholders

        Adient will be required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting. Adient's articles of association will provide that the Adient board of directors may convene general meetings of the shareholders at any place they so designate.

        The notice of the general meeting must state the time, date and place of the meeting and the general nature of the business to be dealt with and must be given to all shareholders of Adient and to the auditors of Adient. Under Irish law, an annual general meeting must be called by at least 21 days' notice in writing. The notice period can be shortened, but only with the consent of the auditors of Adient and all of the shareholders entitled to attend and vote at such meeting. A meeting other than the annual general meeting must be called by not less than 21 days' notice in writing to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting, but this too can be longer or shorter if the consent of the auditors and shareholders is obtained.

        The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors, the fixing of the auditor's remuneration (or delegation of same) and review by the members of the affairs of Adient. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Extraordinary General Meetings of Shareholders

        Adient's articles of association will provide that extraordinary general meetings of shareholders may be convened by order of the Adient board of directors. In addition, the Irish Companies Act requires the Adient board of directors, if it receives a written request from registered shareholders representing at least 10% of the paid-up share capital of Adient carrying voting rights, who we refer to as the requisitioners, within 21 days of the receipt of the requisition to proceed to call an extraordinary general meeting. An extraordinary general meeting may also be called on requisition of Adient's auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Adient as may be required from time to time.

        In the case of an extraordinary general meeting convened by shareholders of Adient, the proposed purpose of the meeting must be set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within the statutory 21-day period, the requisitioners, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

        If the directors become aware that the net assets of Adient are half or less of the amount of Adient's called-up share capital, the directors of Adient must convene an extraordinary general meeting of Adient's shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Proxy Access

        Adient will provide proxy access rights in its articles of association. Adient's articles of association will provide that, in certain circumstances, a shareholder or group of up to 20 shareholders may include director candidates that they have nominated in Adient's annual general meeting proxy materials. Such shareholder or group of shareholders will need to own 3% or more of Adient's outstanding ordinary shares continuously for at least three years. The number of shareholder-nominated candidates appearing in any of Adient's annual general meeting proxy materials will not exceed the greater of 2 and 20% of the number of directors then serving on Adient's board, rounded down to the nearest whole number, subject to reduction in certain circumstances, including where shareholders have nominated candidates for election at the same meeting outside the proxy access process. The nominating shareholder or group of shareholders will also be required to deliver certain information and undertakings, and each nominee will be required to meet certain qualifications, as described in more detail in the articles of association.

Voting

        All resolutions at an annual general meeting or other general meeting will be decided on a poll. Where a vote is to be taken at a general meeting, every shareholder will have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in Adient's share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Irish Companies Act. Adient's articles of association will permit the appointment of proxies by the shareholders to be notified to Adient electronically or telephonically. Treasury shares and shares held by subsidiaries will not be entitled to a vote at general meetings of shareholders.

        Under the Irish Companies Act, an ordinary resolution approved by a simple majority of the votes cast of Adient shareholders present in person or by proxy at a general meeting is required for the following matters:

  •
  approval of directors' long-term service contracts and substantial property transactions with directors;

  •
  ratification of acts by directors; and

  •
  authorization of off-market share purchases.

        Irish company law requires "special resolutions" of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Adient's shareholders present in person or by proxy at a general meeting. Examples of matters requiring special resolutions include:

  •
  altering a company's objects (i.e., main purposes);

  •
  altering a company's articles of association;

  •
  changing the status of a company from public to private or from private to public;

  •
  changing the name of a company;

  •
  opting-out of preemption rights on the issuance of new shares;

  •
  purchasing ordinary shares off-market;

  •
  reducing share capital;

  •
  resolving that a company be wound up by the Irish courts;

  •
  commencing or terminating a shareholders' voluntary winding up under the Irish Companies Act;

  •
  re-designation of shares into different share classes; and

  •
  setting the re-issue price of treasury shares.

        Under Adient's articles of association, however, certain amendments to Adient's articles of association will require the affirmative vote of at least 80 percent of Adient ordinary shares outstanding, which represents a higher standard than that required under the Irish Companies Act for altering a company's articles of association. In particular, amendments to the provisions of Adient's articles of association relating to the following matters will require the affirmative vote of at least 80 percent of Adient ordinary shares outstanding:

  •
  notice of annual general meetings;

  •
  authority to change the size of the board or fill board vacancies;

  •
  director and officer indemnification;

  •
  combinations with interested shareholders;

  •
  advance notice of shareholder business and nominations; and

  •
  amending the provisions requiring the affirmative vote of at least 80 percent of Adient ordinary shares outstanding in order to amend the provisions referred to above.

Variation of Rights Attaching to a Class of Shares

        Any variation of class rights attaching to the issued shares of Adient requires the approval of a special resolution passed by a majority of not less than 75% of the voting rights of that class represented in person or by proxy at a separate meeting of the shareholders of the relevant class.

Quorum for General Meetings

        Adient's articles of association will provide that the presence, in person or by proxy, of the holders of at least a simple majority of the shares issued and entitled to vote at a general meeting constitutes a quorum for the conduct of business. No business may take place at a general meeting of Adient if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in Adient's articles of association. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Requirements for Advance Notification of Director Nominations and Proposals of Shareholders

        Adient's articles of association will provide that with respect to a meeting of shareholders, nominations of persons for election to Adient's board of directors and the proposal of business to be considered by shareholders may be made only pursuant to Adient's notice of meeting; by the board of directors; by any shareholders pursuant to the valid exercise of power granted to them under the Irish Companies Act; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in Adient's articles of association.

        In order to comply with the advance notice procedures that will be included in Adient's articles of association, a shareholder will be required to give written notice to Adient's Secretary on a timely basis. To be timely for an annual general meeting, notice must be delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual general meeting, or, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to the date of such annual general meeting and not later than the close of business on the later of (i) the 90th day prior to the date of such annual general meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by Adient. With respect to the first annual general meeting following the distribution, notice must be so delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made by Adient.

        In addition, to be timely, a shareholder's notice must be updated and supplemented, if necessary, so the information provided or required to be provided is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof. For nominations to the Adient board of directors, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, a description of all direct and indirect compensation and other material monetary agreements during the past three years, any other material relationships with the proposed nominee and his or her affiliates and associates and such other information as Adient may reasonably require to determine the eligibility of the proposed nominee, as well as a completed questionnaire, representation and agreement signed by the proposed nominee regarding the background, qualification and certain existing relationships of the proposed nominee. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting, a discussion of any material interest of the shareholder in the business and a description of all arrangements with any other person or persons in connection with the proposal. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder, the shareholder's holdings of Adient ordinary shares (as well as "derivative instruments," "short interests" with respect to Adient ordinary shares, as defined in Adient articles of association), any arrangements giving the shareholder the right to vote shares of Adient, any rights to dividends on the Adient ordinary shares that are separated or separable from the underlying Adient ordinary shares, any performance-related fees (other than an asset-based fee) that the shareholder is entitled to based on any increase or decrease in the value of the Adient ordinary shares or "derivative instruments," any significant equity interests or any derivative instruments in any of Adient's principal competitors held by the shareholder and any interest of the shareholder in any contract with Adient or any of its affiliates or principal competitors.

        In addition, the Irish Companies Act provides that shareholders holding not less than 10% of the total voting rights may call an extraordinay general meeting for the purpose of considering director nominations or other proposals, as described above under "—General Meetings of Shareholders."

Inspection of Books and Records

        Under Irish law, shareholders have the right to: (1) receive a copy of the memorandum and articles of association of Adient and any act of the Irish Government which alters the memorandum of association of Adient; (2) inspect and obtain copies of the minutes and resolutions of general meetings of Adient; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers maintained by Adient; (4) receive copies of balance sheets and directors' and auditors' reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of a subsidiary company of Adient which have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years. The auditors of Adient will also have the right to inspect all books, records and vouchers of Adient. The auditors' report must be circulated to the shareholders 21 days before the annual general meeting with Adient's financial statements prepared in accordance with the Irish Companies Act, and must be read to the shareholders at Adient's annual general meeting.

Acquisitions and Appraisal Rights

        An Irish public limited company may be acquired in a number of ways, including by means of a "scheme of arrangement" between the company and its shareholders or by means of a takeover offer.

Scheme of Arrangement

        A "scheme of arrangement" is a statutory procedure under the Irish Companies Act pursuant to which the High Court of Ireland may approve an arrangement between an Irish company and some or all of its shareholders. In a "scheme of arrangement," the company would make an initial application to the High court to convene a meeting or meetings of its shareholders at which a majority in number of shareholders representing 75% of the voting rights of such shareholders present and voting either in person or by proxy at the meeting must agree to the arrangement by which they will sell their shares in exchange for the consideration being offered by the bidder. If the shareholders so agree, the company will return to the High court to request the court to sanction the arrangement. Upon such a scheme of arrangement becoming effective in accordance with its terms and the Irish Companies Act, it will bind the company and all of its shareholders, including those who do not vote on the scheme of arrangement.

Takeover offer

        A takeover offer is an offer to acquire all of the outstanding shares of a company (other than shares which at the date of the offer are already held by the offeror). Under the Takeover Code and in order to squeeze out dissenting shareholders, the offer must be made on identical terms to all holders of shares to which the offer relates. If the offeror, by virtue of acceptances of the offer, acquires or contracts to acquire not less than 80% in par value of the shares to which the offer relates, the Irish Companies Act allows the offeror to give notice to any non-accepting shareholder that the offeror intends to acquire his or her shares through a compulsory acquisition (also referred to as a "squeeze out"), and the shares of such non-accepting shareholders will be acquired by the offeror six weeks later on the same terms as the offer, unless the shareholder objects to the Irish court and the court enters an order that the offeror is not entitled to acquire the shares or specifying terms of the acquisition different from those of the offer. If shares of Adient were listed on the official list of the Irish Stock Exchange or another regulated stock exchange in the E.U., this threshold would be increased to 90%.

        It is also possible for Adient to be acquired by way of a merger with an E.U.-incorporated public company under the E.U. Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If Adient is being merged with another E.U. public company under the E.U. Cross Border Merger Directive 2005/56 and the consideration payable to Adient's shareholders is not all in the form of cash, Adient's shareholders may be entitled to require their shares to be acquired at fair value. Finally, Adient could be acquired by way of merger with another Irish company under the Irish Companies Act, which merger must be approved by a special resolution and by the High Court of Ireland.

        Adient's articles of association will provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Disclosure of Interests in Shares

        Under the Irish Companies Act, subject to certain limited exceptions, a shareholder of Adient must notify Adient (but not the public at large) if as a result of a transaction the shareholder will be interested in 3% or more of any class of shares of Adient carrying voting rights; or if as a result of a transaction a shareholder who was interested in more than 3% of any class of shares of Adient carrying voting rights ceases to be so interested. Where a shareholder is interested in more than 3% of any class of shares of Adient carrying voting rights, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Adient (but not the public at large). The relevant percentage figure is calculated by reference to the aggregate par value of the class of shares in which the shareholder is interested as a proportion of the entire par value of the issued shares of that class. Where the percentage level of the shareholder's interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures must be notified to Adient within five business days of the transaction or alteration of the shareholder's interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares in Adient concerned, held by such person, will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

        In addition to the above disclosure requirement, Adient, under the Irish Companies Act, may by notice in writing require a person whom Adient knows or has reasonable cause to believe to be or, at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Adient's relevant share capital: (a) to indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in any class of shares of Adient carrying voting rights to give such further information as may be required by Adient, including particulars of such person's own past or present interests in such class of shares of Adient. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

        Where such a notice is served by Adient on a person who is or was interested in any class of shares of Adient carrying voting rights and that person fails to give Adient any information required within the reasonable time specified, Adient may apply to the court for an order directing that the affected shares be subject to certain restrictions.

        Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are:

  •
  any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, is void;

  •
  no voting rights are exercisable in respect of those shares;

  •
  no further shares may be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

  •
  no payment may be made of any sums due from Adient on those shares, whether in respect of capital or otherwise.

        Where the shares in Adient are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares will cease to be subject to these restrictions.

Anti-Takeover Provisions

Shareholders Rights Plan

        Irish law does not expressly prohibit companies from adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules described below.

        The Adient articles of association will provide the Adient board of directors with the power to establish a shareholders rights plan in a form determined by the Adient board of directors in its absolute discretion. The shareholders rights plan may include rights to either: (i) subscribe for shares in Adient; or (ii) acquire shares of Adient. The Adient board of directors will be entitled to establish a shareholders rights plan if, in the opinion of the Adient board of directors, in the context of an acquisition or potential acquisition of 20% or more of the issued voting shares of Adient, to do so would improve the likelihood that:

  •
  a process which may result in a change of control of Adient is conducted in an orderly manner;

  •
  a change of control of Adient will treat all shareholders of Adient holding the same class of shares equally and fairly;

  •
  an optimum price for shares would be received by all shareholders of Adient;

  •
  the Adient board of directors would have additional time to gather relevant information or pursue appropriate strategies;

  •
  the success of Adient would be promoted for the benefit of its shareholders;

  •
  the long term interests of Adient, its employees, its shareholders and its business would be safeguarded; and/or

  •
  Adient would not suffer serious economic harm.

        The Adient articles of association will also provide that the Adient board of directors may, in accordance with the terms of a rights plan, determine to (i) allot shares pursuant to the exercise of rights or (ii) exchange rights for shares in Adient, where in the opinion of the Adient board of directors acting in good faith, in the context of an acquisition or potential acquisition of 20% or more of the issued voting shares of Adient, to do so is necessary in order to prevent:

  •
  the use of abusive tactics by any person in connection with such acquisition;

  •
  unequal treatment of shareholders;

  •
  an acquisition which would undervalue Adient;

  •
  harm to the prospects of the success of Adient for the benefit of its shareholders as a whole; and/or

  •
  serious economic harm to the prospects of Adient;

or where to do so is otherwise necessary to safeguard the long term interests of Adient, its shareholders and business.

        The Adient articles of association will also modify the common law fiduciary duties of the Adient board of directors such that decisions made under the Adient articles of association to adopt a rights plan, or any actions taken thereunder, are deemed to be in the best interests of Adient.

        Subject to the Irish Takeover Rules described below, Adient's board of directors has power to cause Adient to issue any of its authorized and unissued shares on such terms and conditions as the board may determine (as described under "—Share Capital") and any such action must be taken in the best interests of Adient. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Interested Shareholder Provision

        Adient's articles of association will contain a provision that generally mirrors Section 203 of the Delaware General Corporation Law, an anti-takeover statute that prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested" shareholder for a period of three years following the time the person became an interested shareholder, unless the business combination or the acquisition of shares that resulted in a shareholder becoming an interested shareholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. An "interested" shareholder under this provision of Adient's articles of association will be defined to be a person or entity who, together with its affiliates and associates, owns (or within three years prior to the determination of interested shareholder status did own) fifteen percent (15%) or more of Adient's voting shares, which is the same threshold contained in Section 203 of the Delaware General Corporation Law. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by Adient's board of directors, including discouraging attempts that might result in a premium over the market price for the ordinary shares held by Adient shareholders.

Irish Takeover Rules

        A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Adient will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

        General Principles.    The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

  •
  in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

  •
  the holders of securities in the target company must have sufficient time and information to allow them to make an informed decision regarding the offer;

  •
  the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company's place of business;

  •
  false markets (i.e., a market based on erroneous, imperfect or unequally disclosed information) in the securities of the target company or any other company concerned by the offer must not be created;

  •
  a bidder can only announce an offer after ensuring that he or she can pay in full the consideration offered;

  •
  a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

  •
  acquisitions of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and subject to adequate and timely disclosure. Specifically, the acquisition of 10% or more of the issued voting shares within a seven day period that would take a shareholders' holding to or above 15% of the issued voting shares (but less than 30%) is prohibited, subject to certain exemptions.

        Mandatory Bid.    If an acquisition of shares or other securities were to increase the aggregate holding/entitlement of an acquirer and its concert parties to 30% or more of the voting rights in Adient, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares or other securities by a person holding (together with its concert parties) shares or other securities carrying between 30% and 50% of the voting rights in Adient if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding or entitled to more than 50% of the voting rights of a company is not subject to this rule.

        Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements.    A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties has acquired ordinary shares of Adient within the period of three months prior to the commencement of the voluntary offer, the offer price must be not less than the highest price paid for Adient ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the "look back" period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

        If the bidder or any of its concert parties has acquired more than 10% of the ordinary shares of Adient (i) during the period 12 months prior to the commencement of the voluntary offer period or (ii) at any time after the commencement of the voluntary offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per Adient ordinary share must be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the voluntary offer and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Adient in the 12-month period prior to the commencement of the voluntary offer period if the Irish Takeover Panel, having regard to the General Principles, considers it just and proper to do so.

        A voluntary offer period will generally commence on the date of the first announcement of the offer or proposed offer.

        Substantial Acquisition Rules.    The Irish Takeover Rules also contain rules governing substantial acquisitions of shares that restrict the speed at which a person may increase his or her holding of voting shares and rights over voting shares to an aggregate of between 15% and 30% of the voting rights of Adient. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Adient and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such acquisitions.

        Frustrating Action.    Under the Irish Takeover Rules, the board of directors of Adient is not permitted to take any action which might frustrate an offer for the shares of Adient once the board of directors has received an approach which may lead to an offer, or has reason to believe an offer is imminent, except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available:

  •
  where the action is approved by the offeree at a general meeting; or

  •
  with the consent of the Irish Takeover Panel where:

  •
  the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

  •
  the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

  •
  such action is in accordance with a contract entered into prior to the announcement of the offer; or

  •
  the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

        For other provisions that could be considered to have an anti-takeover effect, see above at "—Preemption Rights, Share Warrants and Share Options," "—Disclosure of Interests in Shares," "—Requirements for Advance Notification of Director Nominations and Proposals of Shareholders" and "—Unanimous Shareholder Consent to Action Without Meeting," in addition to "—Election of Directors," "—Vacancies on the Board of Directors" and "—Amendment of Governing Documents" below.

Corporate Governance

        Under Irish law, the authority for the overall management of Adient is vested in the Adient board of directors. The Adient board of directors may delegate any of its powers on such terms as it thinks fit in accordance with Adient's articles of association and Irish law. Despite this delegation, the Adient board of directors remains responsible, as a matter of Irish law, for the proper management of the affairs of Adient and the directors are not allowed to leave the performance of their duties to others. The directors must ensure that any delegation is and remains appropriate and that an adequate system of control and supervision is in place.

Election of Directors

        The Irish Companies Act provides for a minimum of two directors. Adient's articles of association will provide for two to twelve directors, and that the number of directors shall, subject to such minimum and maximum limits, be as determined by the Adient board of directors from time to time. The shareholders of Adient may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by the affirmative vote of at least 80 percent of Adient ordinary shares outstanding voting to amend the articles of association.

        Directors will be elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting (present in person or by proxy). Commencing with the first annual meeting of shareholders following the separation, directors will stand for election or re-election at each annual general meeting.

Vacancies on the Board of Directors

        Adient's articles of association will provide that the directors have the authority to appoint one or more directors to Adient's board, subject to the maximum number of directors allowed for in the articles of association. A vacancy on the Adient board of directors may be filled only by the remaining directors. Any director so appointed will hold office until the next annual general meeting of Adient. During any vacancy on the board, the remaining directors will have full power to act as the board.

Removal of Directors

        The Irish Companies Act provides that notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. Accordingly, the shareholders of Adient may by an ordinary resolution remove a director from office before the expiration of his or her term. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) which the director may have against Adient in respect of his or her removal.

        Under Adient's articles of association, a director's office will be vacated if that director:

  •
  resigns;

  •
  ceases to be a director by virtue of any provision of the Irish Companies Act or becomes prohibited by law from being a director;

  •
  becomes bankrupt, has an interim receiving order made against such director, makes any arrangement or compounds with his or her creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

  •
  is or has been suffering from mental or physical ill health and the Adient board of directors resolves that such director's office be vacated;

  •
  is absent, without permission of the Adient board of directors, from board meetings for six consecutive months and the board resolves that such director's office be vacated; or

  •
  holds an executive office and such director's appointment to such office is terminated or expires and the Adient board of directors resolves that his or her office be vacated.

Amendment of Governing Documents

        Irish companies, including Adient, may alter their articles of association only with the approval of the holders of at least 75% of the company's shares present and voting in person or by proxy at a general meeting of the company. Under Adient's articles of association, however, certain amendments to Adient's articles of association will require the affirmative vote of at least 80 percent of Adient ordinary shares outstanding, which represents a higher standard than that required under the Irish Companies Act for altering a company's articles of association. The Adient board of directors does not have the power to amend Adient's articles of association without shareholder approval. See "—Voting."

Duration; Dissolution; Rights upon Liquidation

        Adient's corporate existence will have unlimited duration. Adient may be dissolved at any time by way of either a shareholders' voluntary winding up or a creditors' voluntary winding up. In the case of a shareholders' voluntary winding up, a special resolution of the shareholders of Adient is required (i.e., 75% of the votes cast, in person or by proxy, at a general meeting of shareholders). Adient may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Adient has failed to file certain returns.

        The rights of the shareholders to a return of Adient's assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Adient's articles of association or the terms of any preferred shares issued by the directors of Adient from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Adient. If the articles of association contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Adient's articles will provide that the ordinary shareholders of Adient are entitled to participate pro rata in a winding up, but that their right to do so may be subject to the rights of any preferred shareholder to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

        Holders of ordinary shares of Adient will not have the right to require Adient to issue certificates for their shares. Adient will only issue uncertificated ordinary shares.

No Sinking Fund

        Shares of Adient have no sinking fund provisions.

No Liability for Further Calls or Assessments

        The Adient ordinary shares to be issued in the distribution will be duly and validly issued and fully paid.

Transfer and Registration of Shares

        Adient's official share register will be maintained by its transfer agent and the transfer agent's affiliates. Registration in this share register will be used to determine which Adient shareholders are entitled to vote at meetings of Adient shareholders and are entitled to exercise other rights granted under the Irish Companies Act and Adient's articles of association to shareholders. A shareholder of Adient who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (e.g., Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in Adient's official share register, as the depository or other nominee will remain the record holder of such shares.

        A written instrument of transfer is required under Irish law in order to register on Adient's official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty. A person wishing to acquire shares directly may need to purchase the shares through a broker account and then transfer such shares into his or her own name.

        Adient's articles of association will delegate to Adient's Secretary and certain other persons the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Adient ordinary shares occurring through normal electronic systems, Adient intends to regularly produce any required instruments of transfer in connection with any transactions for which Adient pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Adient notifies one or both of the parties to a share transfer that Adient believes stamp duty is required to be paid in connection with such transfer and that Adient will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Adient for this purpose) or request that Adient execute an instrument of transfer on behalf of the transferring party in a form determined by Adient. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Adient's transfer agent, the transferee will be registered as the legal owner of the relevant shares on Adient's official Irish share register (subject to the matters described below).

        Adient's board of directors may decline to recognize any instrument of transfer unless (i) it is accompanied by such evidence as the directors may reasonably require to show the right of the transferor to make the transfer; (ii) it is in respect of one class of share only; (iii) it is in favor of not more than four transferees; and (iv) it is lodged at the registered office of Adient or at such other place as the directors may appoint. In the case of a transfer of shares by means other than a sale through a stock exchange on which the shares are listed, the directors have absolute discretion to decline to register such transfer of a share that is not fully paid or that is transferred to or by a minor or person of unsound mind.

        The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Indemnification of Officers and Directors and Insurance

        Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

        The Irish Companies Act only permits a company to pay the costs or discharge the liability of a director or the Secretary where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or Secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the Secretary of Adient. Any obligation of an Irish company which purports to indemnify a director or secretary of an Irish company over and above this will be void under Irish law, whether contained in its articles of association or any contract between the director and the company.

        The directors of Adient may on a case-by-case basis decide at their discretion that it is in the best interests of Adient to indemnify an individual director from any liability arising from his or her position as a director of Adient. However, this discretion must be exercised bona fide in the best interests of Adient as a whole.

        Irish companies may take out directors' and officers' liability insurance, as well as other types of insurance, for their directors and officers.

        In connection with the spin-off, Adient expects that Adient and one of its subsidiaries will enter into indemnification agreements with each of its directors and its officers that will provide for indemnification and expense advancement (except in cases where Adient or any of its subsidiaries is proceeding against the indemnitee) and will include related provisions meant to facilitate the indemnitee's receipt of such benefits.

        The limitation of liability and indemnification provisions described above may discourage shareholders from bringing a lawsuit against directors for breaches of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against Adient's directors and officers, even though such an action, if successful, might otherwise benefit Adient and its shareholders. However, these provisions will not limit or eliminate Adient's rights, or those of any shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be materially adversely affected to the extent that, in a class action or direct suit, Adient pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any Adient director, officer or employee for which indemnification is being sought.

Enforcement of Civil Liabilities Against Foreign Persons; Exclusive Jurisdiction

        As a company listed on the New York Stock Exchange, Adient and its directors and officers will be subject to U.S. securities laws, and investors will be able to initiate civil lawsuits in the United States against Adient for breaches of the U.S. securities laws.

        Because Adient will be a public limited company incorporated under Irish law, Adient shareholders could experience more difficulty enforcing judgments obtained against Adient in U.S.

courts than would currently be the case for U.S. judgments obtained against a U.S. corporation. In addition, it may be more difficult (or impossible) to bring some types of claims against Adient in courts sitting in Ireland than it would be to bring similar claims against a U.S. company in a U.S. court.

        Furthermore, the Adient articles of association will provide that the courts of Ireland shall have exclusive jurisdiction to determine any and all (i) derivative actions in which a holder of Adient ordinary shares asserts a claim in the name of Adient, (ii) actions asserting a claim of breach of a fiduciary duty of any of the directors of Adient and (iii) actions asserting a claim arising pursuant to any provision of Irish law or Adient's articles of association.

        A judgment obtained against Adient will be enforced by the courts of Ireland if the following general requirements are met: (i) U.S. courts must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule) and (ii) the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that in the meantime the judgment may not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. However, Irish courts may refuse to enforce a judgment of the U.S. courts which meets the above requirements for one of the following reasons: (i) if the judgment is not for a definite sum of money; (ii) if the judgment was obtained by fraud; (iii) the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; (iv) the judgment is contrary to Irish public policy or involves certain U.S. laws which will not be enforced in Ireland; or (v) jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Ireland Superior Courts Rules.

        Adient and its directors and officers may be subject to criminal penalties in the United States arising from breaches of the U.S. federal securities laws, but may not be subject to criminal penalties in Ireland unless the criminal laws of Ireland were violated. A criminal judgment in a U.S. court under U.S. federal securities laws may not be enforceable in Irish courts on public policy grounds and a prosecution brought before Irish courts under U.S. federal securities laws might not be permitted on public policy grounds.

Listing

        Adient intends to apply to have its ordinary shares authorized for listing on the New York Stock Exchange under the symbol "ADNT."

Sale of Unregistered Securities

        On June 29, 2016, Adient's one issued ordinary share of $0.001 was transferred to an Irish corporate services provider. In connection with Adient's re-registration as a public limited company, on September 26, 2016, Adient issued 25,000 euro deferred shares of €1.00 each to the Irish corporate services provider. Adient did not register either of these transactions under the Securities Act because such transactions do not constitute public offerings and therefore are exempt from registration pursuant to Section 4(2) of the Securities Act. Each share has been issued for cash at its par value.

Transfer Agent and Registrar

        After the distribution, the transfer agent and registrar for Adient ordinary shares will be Wells Fargo Bank, N.A.

 WHERE YOU CAN FIND MORE INFORMATION

        Adient has filed a registration statement on Form 10 with the SEC with respect to the Adient ordinary shares being distributed as contemplated by this information statement. This information statement is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to Adient and its ordinary shares, please refer to the registration statement, including its exhibits and schedules. Statements made in this information statement relating to any contract or other document filed as an exhibit to the registration statement include the material terms of such contract or other document. However, such statements are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, at the SEC's public reference room, located at 100 F Street, NE, Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330 as well as on the Internet website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this information statement is not incorporated by reference in this information statement.

        As a result of the distribution, Adient will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, will file periodic reports, proxy statements and other information with the SEC.

        Adient intends to furnish holders of its ordinary shares with annual reports containing consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles and audited and reported on, with an opinion expressed, by an independent registered public accounting firm.

        You should rely only on the information contained in this information statement or to which this information statement has referred you. Adient has not authorized any person to provide you with different information or to make any representation not contained in this information statement.

INDEX TO FINANCIAL STATEMENTS

Page
ADIENT COMBINED AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-2
Combined Statements of Income for the years ended September 30, 2015, 2014 and 2013	F-3
Combined Statements of Comprehensive Income (Loss) for the years ended September 30, 2015, 2014 and 2013	F-4
Combined Statements of Financial Position as of September 30, 2015 and 2014	F-5
Combined Statements of Cash Flows for the years ended September 30, 2015, 2014 and 2013	F-6
Combined Statements of Invested Equity Attributable to Adient for the years ended September 30, 2015, 2014 and 2013	F-7
Notes to Combined Financial Statements	F-8
Schedule II—Valuation and Qualifying Accounts	F-60
ADIENT COMBINED UNAUDITED INTERIM FINANCIAL STATEMENTS
Combined Statements of Financial Position as of June 30, 2016 and September 30, 2015	F-61
Combined Statements of Income (Loss) for the three and nine month periods ended June 30, 2016 and 2015	F-62
Combined Statements of Comprehensive Income (Loss) for the three and nine month periods ended June 30, 2016 and 2015	F-63
Combined Statements of Cash Flows for the nine month periods ended June 30, 2016 and 2015	F-64
Notes to Combined Financial Statements	F-65

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD. UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2015 AND AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Independent Auditor's Report	F-93
Consolidated Balance Sheets as of December 31, 2015, 2014 and 2013	F-95
Consolidated Income Statements for the years ended December 31, 2015, 2014 and 2013	F-97
Consolidated Cash Flow Statements for the years ended December 31, 2015, 2014 and 2013	F-98
Consolidated Statement of Changes in Owners' Equity for the years ended December 31, 2015, 2014 and 2013	F-99
Notes to Consolidated Financial Statements	F-100

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Johnson Controls, Inc.

        In our opinion, the accompanying combined balance sheets and the related combined statements of income, comprehensive income (loss), invested equity and cash flows present fairly, in all material respects, the financial position of the combination of the automotive seating and interiors businesses of Johnson Controls, Inc. at September 30, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2015 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed as Schedule II presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As described in Note 1, the combined financial statements have been derived from the accounting records of Johnson Controls, Inc. The combined financial statements include expense allocations for the functions provided by Johnson Controls, Inc. These allocations may not be indicative of the actual expense that would have been incurred had the automotive seating and interiors businesses operated as a separate entity apart from Johnson Controls, Inc. See Note 21 to the combined financial statements for a summary of transactions with Johnson Controls, Inc.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
April 25, 2016

Adient

Combined Statements of Income

	Year Ended September 30,
(in millions)	2015	2014	2013
Net sales	$20,071	$22,041	$20,470
Cost of sales	18,219	20,088	18,895

Gross profit	1,852	1,953	1,575
Selling, general and administrative expenses	(1,131)	(1,308)	(1,203)
Gain (loss) on business divestitures—net	137	(86)	29
Restructuring and impairment costs	(182)	(158)	(280)
Net financing charges	(12)	(15)	(10)
Equity income	295	284	302

Income before income taxes	959	670	413
Income tax provision	418	296	168

Net income	541	374	245
Income attributable to noncontrolling interests	66	67	58

Net income attributable to Adient	$475	$307	$187

The accompanying notes are an integral part of the combined financial statements.

Adient

Combined Statements of Comprehensive Income (Loss)

	Year Ended September 30,
(in millions)	2015	2014	2013
Net income	$541	$374	$245
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(520)	(253)	9
Realized and unrealized gains (losses) on derivatives	(11)	1	(2)
Realized and unrealized gains (losses) on marketable common stock	—	(7)	2
Pension and postretirement plans	—	1	—

Other comprehensive income (loss)	(531)	(258)	9

Total comprehensive income (loss)	10	116	254
Comprehensive income attributable to noncontrolling interests	58	67	58

Comprehensive income (loss) attributable to Adient	$(48)	$49	$196

The accompanying notes are an integral part of the combined financial statements.

Adient

Combined Statements of Financial Position

	September 30,
(in millions)	2015	2014
Assets
Cash and cash equivalents	$44	$45
Accounts receivable, less allowance for doubtful accounts of $12 and $11, respectively	2,134	2,027
Inventories	701	745
Assets held for sale	55	979
Other current assets	872	704

Current assets	3,806	4,500

Property, plant and equipment—net	2,139	2,406
Goodwill	2,160	2,334
Other intangible assets—net	129	165
Investments in partially-owned affiliates	1,646	564
Noncurrent assets held for sale	—	652
Other noncurrent assets	557	585

Total assets	$10,437	$11,206

Liabilities and Invested Equity
Short-term debt	$17	$100
Current portion of long-term debt	7	10
Accounts payable	2,653	2,856
Accrued compensation and benefits	392	454
Liabilities held for sale	42	836
Restructuring reserve	280	249
Other current liabilities	620	431

Current liabilities	4,011	4,936

Long-term debt	35	46
Pension and postretirement benefits	118	150
Noncurrent liabilities held for sale	—	7
Other noncurrent liabilities	475	428

Long-term liabilities	628	631

Commitments and contingencies (Note 20)
Redeemable noncontrolling interests	31	27
Parent's net investment	5,873	5,177
Accumulated other comprehensive income (loss)	(247)	276

Invested equity attributable to Adient	5,626	5,453
Noncontrolling interests	141	159

Total invested equity	5,767	5,612

Total liabilities and invested equity	$10,437	$11,206

The accompanying notes are an integral part of the combined financial statements.

Adient

Combined Statements of Cash Flows

	Year Ended September 30,
(in millions)	2015	2014	2013
Operating Activities
Net income attributable to Adient	$475	$307	$187
Income attributable to noncontrolling interests	66	67	58

Net income	541	374	245
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	329	415	429
Amortization of intangibles	18	22	21
Pension and postretirement benefit expense	15	63	26
Pension and postretirement contributions	(25)	(77)	(22)
Equity in earnings of partially-owned affiliates, net of dividends received	(102)	(108)	(48)
Deferred income taxes	(51)	8	(82)
Non-cash restructuring and impairment charges	27	52	79
Loss (gain) on divestitures—net	(137)	86	(29)
Fair value adjustment of equity investment	—	—	(106)
Equity-based compensation	16	19	28
Other	(2)	(5)	(5)
Changes in assets and liabilities:
Receivables	(249)	24	(140)
Inventories	(63)	(96)	5
Other assets	(111)	(55)	(92)
Restructuring reserves	56	7	117
Accounts payable and accrued liabilities	8	29	424
Accrued income taxes	127	39	14

Cash provided by operating activities	397	797	864

Investing Activities
Capital expenditures	(478)	(624)	(659)
Sale of property, plant and equipment	24	56	32
Acquisition of businesses, net of cash acquired	(18)	(9)	(95)
Business divestitures	—	(41)	70
Changes in long-term investments	(44)	16	(22)
Other	27	16	53

Cash used by investing activities	(489)	(586)	(621)

Financing Activities
Net transfers from (to) Parent	239	(183)	(144)
Increase (decrease) in short-term debt	(22)	36	17
Increase in long-term debt	—	2	7
Repayment of long-term debt	(10)	(17)	(19)
Earnout payment from previous acquisition	—	(12)	(12)
Cash paid to acquire a noncontrolling interest	(38)	(5)	(15)
Other	(76)	(46)	(34)

Cash provided (used) by financing activities	93	(225)	(200)

Effect of exchange rate changes on cash and cash equivalents	(2)	(11)	(7)

Increase (decrease) in cash and cash equivalents	(1)	(25)	36
Cash and cash equivalents at beginning of period	45	70	34

Cash and cash equivalents at end of period	$44	$45	$70

The accompanying notes are an integral part of the combined financial statements.

Adient

Combined Statements of Invested Equity Attributable to Adient

(in millions)	Equity Attributable to Adient	Parent's Net Investment	Accumulated Other Comprehensive Income (Loss)
At September 30, 2012	$5,558	$5,033	$525
Comprehensive income (loss):
Net income	187	187	—
Foreign currency translation adjustments	9	—	9
Realized and unrealized gains (losses) on derivatives	(2)	—	(2)
Realized and unrealized gains (losses) on marketable common stock	2	—	2

Other comprehensive income (loss)	9	—	9

Comprehensive income (loss)	196	187	9
Change in Parent's net investment	(172)	(172)	—
At September 30, 2013	$5,582	$5,048	$534
Comprehensive income (loss):
Net income	307	307	—
Foreign currency translation adjustments	(253)	—	(253)
Realized and unrealized gains (losses) on derivatives	1	—	1
Realized and unrealized gains (losses) on marketable common stock	(7)	—	(7)
Pension and postretirement plans	1	—	1

Other comprehensive income (loss)	(258)	—	(258)

Comprehensive income (loss)	49	307	(258)
Change in Parent's net investment	(178)	(178)	—
At September 30, 2014	$5,453	$5,177	$276
Comprehensive income (loss):
Net income	475	475	—
Foreign currency translation adjustments	(512)	—	(512)
Realized and unrealized gains (losses) on derivatives	(11)	—	(11)

Other comprehensive income (loss)	(523)	—	(523)

Comprehensive income (loss)	(48)	475	(523)
Change in Parent's net investment	221	221	—

At September 30, 2015	$5,626	$5,873	$(247)

The accompanying notes are an integral part of the combined financial statements.

Adient

Notes to Combined Financial Statements

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Separation

        On July 24, 2015, Johnson Controls, Inc. ("JCI" or the "Parent") announced its intent to pursue a separation of the automotive seating and interiors businesses (the "Company" or "Adient") through a spin-off to shareholders. These combined financial statements reflect the combined historical results of the operations, financial position and cash flows of Adient. Adient is the world's largest automotive seating supplier.* Adient has a leading market position in the Americas, Europe and China, and has relationships with the largest global auto manufacturers. Adient's technologies extend into virtually every area of automotive seating solutions, including complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics.

Basis of Presentation

        These combined financial statements were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of JCI as if Adient had been operating as a stand-alone company for all years presented. These combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). The assets and liabilities in the combined financial statements have been reflected on a historical cost basis, as included in the consolidated statements of financial position of JCI. The combined statements of operations include allocations for certain support functions that are provided on a centralized basis by the Parent and subsequently recorded at the business unit level, such as expenses related to employee benefits, finance, human resources, risk management, information technology, facilities, and legal, among others. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis of combined sales, headcount or other measures of the Company or the Parent. Management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocating general corporate expenses from the Parent, are reasonable. Nevertheless, the combined financial statements may not include all actual expenses that would have been incurred by Adient and may not reflect the combined results of operations, financial position and cash flows had it been a stand-alone company during the years presented. Actual costs that would have been incurred if Adient had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Principles of Combination

        The combined financial statements include certain assets and liabilities that have historically been held at the Parent level but are specifically identifiable or otherwise attributable to Adient. All significant intercompany transactions and accounts within the Company's combined businesses have been eliminated. All intercompany transactions between the Company and the Parent have been included in these combined financial statements as Parent's net investment. Expenses related to corporate allocations from the Parent to the Company are considered to be effectively settled for cash in the combined financial statements at the time the transaction is recorded. In addition, transactions between the Company and the Parent's other businesses have been classified as related party, rather than intercompany, in the combined financial statements. See Note 21, "Related Party Transactions and Parent's Net Investment," of the notes to combined financial statements for further details.

*
Based on production volumes. Source: IHS Automotive

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In addition to wholly-owned subsidiaries, the Company has investments which, in certain cases, may or may not require combination, as a result of only a partial-ownership interest and/or lack of significant influence over the investee. The Company's investments in partially-owned affiliates are accounted for by the equity method when the Company's interest exceeds 20% and the Company does not have a controlling interest.

Combined VIEs

        Based upon the criteria set forth in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, "Consolidation," the Company has determined that it was the primary beneficiary in two VIEs for the reporting periods ended September 30, 2015 and 2014, as the Company absorbs significant economics of the entities and has the power to direct the activities that are considered most significant to the entities.

        The two VIEs manufacture seating products in North America for the automotive industry. The Company funds the entities' short-term liquidity needs through revolving credit facilities and has the power to direct the activities that are considered most significant to the entities through its key customer supply relationships.

        The carrying amounts and classification of assets (none of which are restricted) and liabilities included in the Company's combined statements of financial position for the combined VIEs are as follows (in millions):

	September 30,
	2015	2014
Current assets	$279	$214
Noncurrent assets	41	46

Total assets	$320	$260

Current liabilities	$229	$186

Total liabilities	$229	$186

        The Company did not have a significant variable interest in any other combined VIEs for the presented reporting periods.

Use of Estimates

        The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. The combined financial statements reflect management's estimates as of the reporting date. Actual results could differ from those estimates.

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

        The fair values of cash and cash equivalents, accounts receivable, short-term debt, accounts payable and long-term debt approximate their carrying values. See Note 10, "Derivative Instruments and Hedging Activities," and Note 11, "Fair Value Measurements," of the notes to combined financial statements for fair value of financial instruments, including derivative instruments and hedging activities.

Assets and Liabilities Held for Sale

        The Company classifies assets and liabilities (disposal groups) to be sold as held for sale in the period in which all of the following criteria are met: management, having the authority to approve the action, commits to a plan to sell the disposal group; the disposal group is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such disposal groups; an active program to locate a buyer and other actions required to complete the plan to sell the disposal group have been initiated; the sale of the disposal group is probable, and transfer of the disposal group is expected to qualify for recognition as a completed sale within one year, except if events or circumstances beyond the Company's control extend the period of time required to sell the disposal group beyond one year; the disposal group is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

        The Company initially measures a disposal group that is classified as held for sale at the lower of its carrying value or fair value less any costs to sell. Any loss resulting from this measurement is recognized in the period in which the held for sale criteria are met. Conversely, gains are not recognized on the sale of a disposal group until the date of sale. The Company assesses the fair value of a disposal group less any costs to sell each reporting period it remains classified as held for sale and reports any subsequent changes as an adjustment to the carrying value of the disposal group, as long as the new carrying value does not exceed the carrying value of the disposal group at the time it was initially classified as held for sale.

        Upon determining that a disposal group meets the criteria to be classified as held for sale, the Company reports the assets and liabilities of the disposal group, if material, in the line items assets held for sale, noncurrent assets held for sale, liabilities held for sale and noncurrent liabilities held for sale in the combined statements of financial position. Refer to Note 3, "Assets and Liabilities Held For Sale," of the notes to combined financial statements for further information.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents in the combined statements of financial position represent cash legally owned by the Company and negative cash balances are reclassified to short term debt. Cash is managed by legal entity with cash pooling agreements in place for participating businesses within each cash pool master. Transfers of cash to and from the Parent's cash management system are reflected as a component of Parent's net investment in the combined statements of financial position. Accordingly, the cash and cash equivalents held by the Parent were not attributed to the Company for any of the years presented, as legal ownership remained with the Parent.

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Receivables

        Receivables consist of amounts billed and currently due from customers and revenues that have been recognized for accounting purposes but not yet billed to customers. The Company extends credit to customers in the normal course of business and maintains an allowance for doubtful accounts resulting from the inability or unwillingness of customers to make required payments. The allowance for doubtful accounts is based on historical experience, existing economic conditions and any specific customer collection issues the Company has identified. The Company enters into supply chain financing programs in certain foreign jurisdictions to sell accounts receivable without recourse to third-party financial institutions. Sales of accounts receivable are reflected as a reduction of accounts receivable on the combined statements of financial position and the proceeds are included in cash flows from operating activities in the combined statements of cash flows.

Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method. Finished goods and work-in-process inventories include material, labor and manufacturing overhead costs.

Pre-Production Costs Related to Long-Term Supply Arrangements

        The Company's policy for engineering, research and development, and other design and development costs related to products that will be sold under long-term supply arrangements requires such costs to be expensed as incurred or capitalized if reimbursement from the customer is contractually assured. Income related to recovery of these costs is recorded within selling, general and administrative expense in the combined statements of income. At September 30, 2015 and 2014, the Company recorded within the combined statements of financial position $299 million and $244 million, respectively, of engineering and research and development costs for which customer reimbursement is contractually assured. The reimbursable costs are recorded in other current assets if reimbursement will occur in less than one year and in other noncurrent assets if reimbursement will occur beyond one year. At September 30, 2015, the Company had $127 million and $172 million of reimbursable costs recorded in current and noncurrent and assets, respectively. At September 30, 2014, the Company had $92 million and $152 million of reimbursable costs recorded in current and noncurrent assets, respectively.

        Costs for molds, dies and other tools used to make products that will be sold under long-term supply arrangements are capitalized within property, plant and equipment if the Company has title to the assets or has the non-cancelable right to use the assets during the term of the supply arrangement. Capitalized items, if specifically designed for a supply arrangement, are amortized over the term of the arrangement; otherwise, amounts are amortized over the estimated useful lives of the assets. The carrying values of assets capitalized in accordance with the foregoing policy are periodically reviewed for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. At September 30, 2015 and 2014, approximately $60 million and $96 million, respectively, of costs for molds, dies and other tools were capitalized within property, plant and equipment which represented assets to which the Company had title. In addition, at September 30, 2015 and 2014, the Company recorded within the combined statements of financial position in other

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

current assets $134 million and $151 million, respectively, of costs for molds, dies and other tools for which customer reimbursement is contractually assured.

Property, Plant and Equipment

        Property, plant and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. The estimated useful lives range from 3 to 40 years for buildings and improvements and from 3 to 15 years for machinery and equipment.

Goodwill and Other Intangible Assets

        Goodwill reflects the cost of an acquisition in excess of the fair values assigned to identifiable net assets acquired. The Company reviews goodwill for impairment during the fourth fiscal quarter or more frequently if events or changes in circumstances indicate the asset might be impaired. The Company performs impairment reviews for its reporting units, which have been determined to be the Company's reportable segments using a fair value method based on management's judgments and assumptions or third party valuations. The fair value of a reporting unit refers to the price that would be received to sell the unit as a whole in an orderly transaction between market participants at the measurement date. In estimating the fair value, the Company uses multiples of earnings based on the average of historical, published multiples of earnings of comparable entities with similar operations and economic characteristics. In certain instances, the Company uses discounted cash flow analyses or estimated sales price to further support the fair value estimates. The inputs utilized in the analyses are classified as Level 3 inputs within the fair value hierarchy as defined in ASC 820, "Fair Value Measurement." The estimated fair value is then compared with the carrying amount of the reporting unit, including recorded goodwill. The Company is subject to financial statement risk to the extent that the carrying amount exceeds the estimated fair value.

        Intangible assets with definite lives continue to be amortized over their estimated useful lives and are subject to impairment testing if events or changes in circumstances indicate that the asset might be impaired. A considerable amount of management judgment and assumptions are required in performing the impairment tests.

Impairment of Long-Lived Assets

        The Company reviews long-lived assets, including property, plant and equipment and other intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that the asset's carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with ASC 360-10-15, "Impairment or Disposal of Long-Lived Assets." ASC 360-10-15 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals. Refer to Note 16, "Impairment of Long-Lived Assets,"

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

of the notes to combined financial statements for information regarding the impairment testing performed in fiscal years 2015, 2014 and 2013.

Impairment of Investments in Partially-Owned Affiliates

        The Company monitors its investments in partially-owned affiliates for indicators of other-than-temporary declines in value on an ongoing basis. If the Company determines that an other-than-temporary decline in value has occurred, it recognizes and impairment loss, which is measured as the difference between the recorded book value and the fair value of the investment. Fair value is generally determined using an income approach based on discounted cash flows or negotiated transaction values.

Short-Term and Long-Term Debt

        From a historical perspective, the majority of short-term and long-term third-party debt has been held by the Parent, and has not been recorded for each respective business in the Parent's operating structure. For purposes of the combined financial statements, no short-term or long-term debt recorded by the Parent has been pushed-down to the Company in the combined financial statements, because the Company will not assume the debt of the Parent (either presently or in a planned transaction in the future).

        The Parent provided intercompany loans to its legal entities to fund working capital or, in limited cases, acquisitions. These loans have been reflected within Parent's net investment in the combined financial statements. Net interest expense related to these loans pertains to certain foreign operations and has been reflected within Parent's net investment in the combined financial statements. Net interest expense on these loans was not significant for the years ended September 30, 2015, 2014 and 2013.

        The short-term and long-term debt recorded in the combined financial statements is related directly to an arrangement between the Company and a third-party, and was not related to an intercompany arrangement between the Company and the Parent.

Revenue Recognition

        The Company records revenue when persuasive evidence of an arrangement exists, delivery occurs or services are rendered, the sales price or fee is fixed or determinable and collectability is reasonably assured. The Company delivers products and records revenue pursuant to commercial agreements with its customers generally in the form of an approved purchase order, including the effects of contractual customer price productivity. The Company does negotiate discrete price changes with its customers, which are generally the result of unique commercial issues between the Company and its customers. The Company records amounts associated with discrete price changes as a reduction to revenue when specific facts and circumstances indicate that a price reduction is probable and the amounts are reasonably estimable. The Company records amounts associated with discrete price changes as an increase to revenue upon execution of a legally enforceable contractual agreement and when collectability is reasonable assured.

        Essentially all of the Company's sales are to the automotive industry. In fiscal year 2015, Fiat Chrysler Automobiles N.V. and Ford Motor Company had combined net sales of 13% and 11%,

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

respectively. In fiscal year 2014, Fiat Chrysler Automobiles N.V. and Ford Motor Company had combined net sales of 14% each. In fiscal year 2013, Daimler AG and Ford Motor Company had combined net sales of 16% each.

Research and Development Costs

        Expenditures for research activities relating to product development and improvement are charged against income as incurred and included within selling, general and administrative expenses in the combined statements of income. Such expenditures for the years ended September 30, 2015, 2014 and 2013 were $599 million, $667 million and $688 million, respectively. A portion of these costs associated with these activities is reimbursed by customers and, for the fiscal years ended September 30, 2015, 2014 and 2013 were $364 million, $348 million and $343 million, respectively.

Foreign Currency Translation

        Substantially all of the Company's international operations use the respective local currency as the functional currency. Assets and liabilities of international entities have been translated at period-end exchange rates, and income and expenses have been translated using average exchange rates for the period. Monetary assets and liabilities denominated in non-functional currencies are adjusted to reflect period-end exchange rates. The resulting translation adjustments are accumulated as a component of accumulated other comprehensive income. The aggregate transaction losses included in net income for the years ended September 30, 2015, 2014 and 2013 were $26 million, $19 million and $9 million, respectively.

Derivative Financial Instruments

        The Company's Parent has written policies and procedures that place all financial instruments under the direction of the Parent and restrict all derivative transactions to those intended for hedging purposes. The use of financial instruments for speculative purposes is strictly prohibited. The Parent has historically used financial instruments to manage the Company's market risk from changes in foreign exchange rates.

        The fair values of all derivatives are recorded in the combined statements of financial position. The change in a derivative's fair value is recorded each period in current earnings or accumulated other comprehensive income (AOCI), depending on whether the derivative is designated as part of a hedge transaction and if so, the type of hedge transaction. Refer to Note 10, "Derivative Instruments and Hedging Activities," and Note 11, "Fair Value Measurements," of the notes to combined financial statements for disclosure of the Company's derivative instruments and hedging activities.

Stock-Based Compensation

        Adient employees have historically participated in JCI's stock-based compensation plans. Stock-based compensation expense has been allocated to Adient based on the awards and terms previously granted to Adient employees. The stock-based compensation was initially measured at the fair value of the awards on the grant date and is recognized in the financial statements over the period the employees are required to provide services in exchange for the awards. The fair value of option awards is measured on the grant date using the Black-Scholes option-pricing model. The fair value of each

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

stock appreciation right (SAR) is estimated using a similar method described for stock options. The fair value of each SAR is recalculated at the end of each reporting period and the liability and expense are adjusted based on the new fair value. The fair value of performance-based share unit (PSU) awards is based on the JCI stock price at the grant date and the assessed probability of meeting future performance targets. The fair value of restricted stock awards is based on the number of units granted and JCI's stock price on the grant date. Refer to Note 12, "Stock-Based Compensation," for additional information.

Pension and Postretirement Benefits

        The defined benefit plans in which the Company participates relate primarily to U.S. plans sponsored by the Parent and for which other wholly-owned subsidiaries (other than Adient) of the Parent participate (the "Shared Plans"). Under the guidance in ASC 715, "Compensation—Retirement Benefits," the Company accounts for the Shared Plans as multiemployer plans, recording contributions to the pension plans as an allocation of net periodic benefit costs associated with the Company's employees. Expenses related to the employees' participation in the Shared Plans were calculated using a proportional allocation based on headcount and payroll expense for the Company's employees. The pension expense allocation related to the Shared Plans under the multiemployer approach contains all components of the periodic benefit cost, including interest and service costs and was recorded as a component of selling, general and administrative expenses or cost of sales in the combined financial statements.

        Various defined benefit plans that relate solely to the Company are included in these combined financial statements. The Company utilizes a mark-to-market approach for recognizing pension and postretirement benefit expenses, including measuring the market related value of plan assets at fair value and recognizing actuarial gains and losses in the fourth quarter of each fiscal year or at the date of a remeasurement event. Refer to Note 14, "Retirement Plans," of the notes to combined financial statements for disclosure of the Company's pension and postretirement benefit plans.

Income Taxes

        The Company accounts for income taxes in accordance with ASC 740, "Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and other loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company records a valuation allowance that primarily represents non-U.S. operating and other loss carryforwards for which realization is uncertain. Management judgment is required in determining the Company's provision for income taxes, deferred tax assets and liabilities, and the valuation allowance recorded against the Company's net deferred tax assets.

        The Company reviews the realizability of its deferred tax asset valuation allowances on a quarterly basis, or whenever events or changes in circumstances indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or consolidated group recording the net deferred tax asset are considered, along with any other

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

positive or negative evidence. Since future financial results may differ from previous estimates, periodic adjustments to the Company's valuation allowances may be necessary.

        The Company is subject to income taxes in the U.S. and numerous non-U.S. jurisdictions. Judgment is required in determining its worldwide provision for income taxes and recording the related assets and liabilities. In the ordinary course of the Company's business, there are many transactions and calculations where the ultimate tax determination is uncertain. The Company is regularly under audit by tax authorities.

        The unrecognized tax benefits reflected in Adient's combined financial statements have been determined using a separate-return by legal entity basis. As a result of the final separation from Johnson Controls, Adient's unrecognized tax benefits could be different from those reflected in the combined financial statements. Adient is subject to income taxes in the U.S. and numerous foreign jurisdictions. Judgment is required in determining its worldwide provision for income taxes and recording the related assets and liabilities. In the ordinary course of Adient's business, there are many transactions and calculations where the ultimate tax determination is uncertain.

        Adient's federal income tax returns and certain non-U.S. income tax returns for various fiscal years remain under various stages of audit by the Internal Revenue Service and respective non-U.S. tax authorities. Although the outcome of tax audits is always uncertain, management believes that it has appropriate support for the positions taken on its tax returns and that its annual tax provisions included amounts sufficient to pay assessments, if any, which may be proposed by the taxing authorities. At September 30, 2015, Adient had recorded a liability for its best estimate of the probable loss on certain of its tax positions, the majority of which is included in other noncurrent liabilities in the combined statements of financial position. Nonetheless, the amounts ultimately paid, if any, upon resolution of the issues raised by the taxing authorities may differ materially from the amounts accrued for each year.

        The Company does not generally provide additional U.S. income taxes on undistributed earnings of non-U.S. consolidated subsidiaries included in invested equity attributable to Adient. Such earnings could become taxable upon the sale or liquidation of these non-U.S. subsidiaries or upon dividend repatriation. The Company's intent is for such earnings to be reinvested by the subsidiaries or to be repatriated only when it would be tax effective through the utilization of foreign tax credits.

        Refer to Note 17, "Income Taxes," of the notes to combined financial statements for the Company's income tax disclosures.

Parent's Net Investment

        Parent's net investment includes the Parent's investment in the Company and the net amounts due to or due from the Parent. Recorded amounts reflect capital contributions and/or dividends as well as the results of operations and other comprehensive income (loss). The Parent's net investment in the Company is discussed in further detail in Note 21, "Related Party Transactions and Parent's Net Investment," of the notes to the combined financial statements.

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements

        In March 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-09, "Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." ASU No. 2016-09 changes the accounting for certain aspects of share-based payments to employees, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. In addition, the guidance allows for a policy election to account for forfeitures as they occur rather than on an estimated basis. ASU No. 2016-09 will be effective for the Company for the quarter ending December 31, 2017, with early adoption permitted. The Company is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In March 2016, the FASB issued -ASU No. 2016-07, "Investments-Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting." ASU No. 2016-07 eliminates the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retrospectively. ASU No. 2016-07 will be effective prospectively for the Company for increases in the level of ownership interest or degree of influence that result in the adoption of the equity method that occur during or after the quarter ending December 31, 2017, with early adoption permitted. The impact of this guidance for the Company is dependent on any future increases in the level of ownership interest or degree of influence that result in the adoption of the equity method.

        In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)." ASU No. 2016-02 requires recognition of operating leases as lease assets and lease liabilities on the balance sheet and disclosure of key information about leasing arrangements. ASU No. 2016-02 will be effective retrospectively for the Company for the quarter ending December 31, 2019, with early adoption permitted. The Company is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In January 2016, the FASB issued ASU No. 2016-01, "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Liabilities." ASU No. 2016-01 amends certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU No. 2016-01 will be effective prospectively for the Company for the quarter ending December 31, 2018, with early adoption permitted. The Company is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In November 2015, the FASB issued ASU No. 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes." ASU No. 2015-17 requires that deferred tax liabilities and assets be classified as noncurrent in the combined statements of financial position. ASU No. 2015-17 was early adopted by the Company for the quarter ended December 31, 2015 and was applied retrospectively to all periods presented.

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In September 2015, the FASB issued ASU No. 2015-16, "Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments." ASU No. 2015-16 requires that the cumulative impact of a measurement period adjustment (including the impact on prior periods) be recognized in the reporting period in which the adjustment is identified. ASU No. 2015-16 was early adopted by the Company in the quarter ended September 30, 2015. The adoption of this guidance did not have an impact on the Company's combined financial condition or results from operations.

        In July 2015, the FASB issued ASU No. 2015-11, "Simplifying the Measurement of Inventory." ASU No. 2015-11 requires inventory that is recorded using the first-in, first-out method to be measured at the lower of cost or net realizable value. ASU No. 2015-11 will be effective retrospectively for the Company for the quarter ending December 31, 2017, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company's combined financial statements.

        In May 2015, the FASB issued ASU No. 2015-07, "Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)." ASU No. 2015-07 removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. Such investments should be disclosed separate from the fair value hierarchy. ASU No. 2015-07 will be effective retrospectively for the Company for the quarter ending December 31, 2016, with early adoption permitted. The adoption of this guidance is not expected to have an impact on the Company's combined financial statements but will impact pension asset disclosures.

        In April 2015, the FASB issued ASU No. 2015-03, "Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs." ASU No. 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability. ASU No. 2015-03 will be effective retrospectively for the Company for the quarter ending December 31, 2016, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company's combined financial statements.

        In February 2015, the FASB issued ASU No. 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU No. 2015-02 amends the analysis performed to determine whether a reporting entity should consolidate certain types of legal entities. ASU No. 2015-02 will be effective retrospectively for the Company for the quarter ending December 31, 2016, with early adoption permitted. The Company is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." ASU No. 2014-09 clarifies the principles for recognizing revenue when an entity either enters into a contract with customers to transfer goods or services or enters into a contract for the transfer of non-financial assets. The original standard was effective retrospectively for the Company for the quarter ending December 31, 2017; however in August 2015, the FASB issued ASU No. 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date," which defers the effective date of ASU 2014-09 by one-year for all entities. The new standard will become effective retrospectively for the Company for the quarter ending December 31, 2018, with early adoption permitted, but not before the original effective date. Additionally, in March 2016 the FASB issued

Adient

Notes to Combined Financial Statements (Continued)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ASU No. 2016-08, "Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)," and in April 2016 the FASB issued ASU No. 2016-10, "Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing," which provide additional clarification on certain topics addressed in ASU 2014-09. ASU 2016-08 follows the same implementation guidelines as ASU 2014-09. The Company is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In April 2014, the FASB issued ASU No. 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity." ASU No. 2014-08 limits discontinued operations reporting to situations where the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results, and requires expanded disclosures for discontinued operations. ASU No. 2014-08 will be effective prospectively for the Company for disposals that occur during or after the quarter ending December 31, 2015, with early adoption permitted in certain instances. The impact of this guidance for the Company is dependent on any future significant dispositions or disposals.

2. ACQUISITIONS AND DIVESTITURES

        During fiscal 2015, the Company completed three acquisitions for a combined purchase price, net of cash acquired, of $47 million, $18 million of which was paid as of September 30, 2015. The acquisitions in the aggregate were not material to the Company's combined financial statements. In connection with the acquisitions, the Company recorded goodwill of $9 million in the Interiors segment.

        In the fourth quarter of fiscal 2015, the Company completed its global automotive interiors joint venture with Yanfeng Automotive Trim Systems. In connection with the divestiture of the Interiors business, the Company recorded a $127 million gain, $20 million net of tax, and reduced goodwill in assets held for sale by $43 million.

        Also during fiscal 2015, the Company completed a divestiture for a sales price of $20 million, none of which was received as of September 30, 2015. The divestiture was not material to the Company's combined financial statements. In connection with the divestiture, the Company recorded a gain of $10 million and reduced goodwill by $4 million in the Seating segment.

        During fiscal 2014, the Company completed an acquisition within the Seating segment for a purchase price, net of cash acquired, of $9 million, all of which was paid as of September 30, 2014. The acquisition was not material to the Company's combined financial statements. There was no change in goodwill as a result of this transaction.

        In fiscal 2014, the Company completed the divestiture of the Interiors headliner and sun visor product lines. As part of this divestiture, the Company made a cash payment of $54 million to the buyer to fund future operational improvement initiatives. The Company recorded a pre-tax loss on divestiture, including transaction costs, of $95 million. The tax impact of the divestiture was income tax expense of $38 million due to the jurisdictional mix of gains and losses on the sale, which resulted in non-benefited losses in certain countries and taxable gains in other countries. There was no change in goodwill as a result of this transaction.

Adient

Notes to Combined Financial Statements (Continued)

2. ACQUISITIONS AND DIVESTITURES (Continued)

        Also during fiscal 2014, the Company completed one additional divestiture for a sales price of $13 million, all of which was received as of September 30, 2014. The divestiture was not material to the Company's combined financial statements. In connection with the divestiture, the Company recorded a gain, net of transaction costs, of $9 million in the Interiors segment. There was no change in goodwill as a result of this transaction.

        During fiscal 2014, the Company adjusted the purchase price allocation of certain fiscal 2013 acquisitions for the Seating segment and recorded additional goodwill of $2 million.

        During fiscal 2013, the Company completed two acquisitions within the Seating segment for a combined purchase price, net of cash acquired, of $95 million, all of which was paid as of September 30, 2013. The acquisitions in the aggregate were not material to the Company's combined financial statements. In connection with the acquisitions, the Company recorded goodwill of $187 million. The acquisitions increased the Company's ownership from a noncontrolling to controlling interest. As a result, the Company recorded a combined non-cash gain of $106 million in Seating equity income to adjust the Company's existing equity investments in the partially-owned affiliates to fair value.

        Also during fiscal 2013, the Company completed one divestiture for a sales price of $70 million, all of which was received as of September 30, 2013. The divestiture was not material to the Company's combined financial statements. In connection with the divestiture, the Company recorded a gain of $29 million and reduced goodwill by $15 million in the Seating segment.

3. ASSETS AND LIABILITIES HELD FOR SALE

        The Company has determined that certain of its businesses met the criteria to be classified as held for sale. In April 2015, the Company signed an agreement formally establishing the automotive interiors joint venture with Yanfeng Automotive Trim Systems. The formation of the joint venture closed on July 2, 2015. The assets and liabilities of the Interiors business to be contributed to the joint venture were classified as held for sale at September 30, 2014.

Adient

Notes to Combined Financial Statements (Continued)

3. ASSETS AND LIABILITIES HELD FOR SALE (Continued)

        The following table summarizes the carrying value of the Interiors assets and liabilities held for sale (in millions):

September 30, 2014
Accounts receivable—net	$596
Inventories	209
Other current assets	174
Property, plant and equipment—net	496
Goodwill	34
Other intangible assets—net	4
Investments in partially-owned affiliates	83
Other noncurrent assets	35

Assets held for sale	$1,631

Accounts payable	$655
Accrued compensation and benefits	24
Other current liabilities	157
Pension and postretirement benefits	6
Other noncurrent liabilities	1

Liabilities held for sale	$843

        At September 30, 2015, $55 million of assets and $42 million of liabilities related to certain other product lines were classified as held for sale. The divestiture could result in a gain or loss on sale to the extent the ultimate selling price differs from the carrying value of the net assets recorded.

        The businesses classified as held for sale did not meet the criteria to be classified as discontinued operations primarily due to the Company's continuing involvement in these operations following the divestiture.

4. INVENTORIES

        Inventories consisted of the following (in millions):

	September 30,
	2015	2014
Raw materials and supplies	$539	$581
Work-in-process	40	42
Finished goods	122	122

Inventories	$701	$745

Adient

Notes to Combined Financial Statements (Continued)

5. PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consisted of the following (in millions):

	September 30,
	2015	2014
Buildings and improvements	$1,307	$1,486
Machinery and equipment	4,342	4,188
Construction in progress	335	351
Land	155	172

Total property, plant and equipment	6,139	6,197
Less: accumulated depreciation	(4,000)	(3,791)

Property, plant and equipment—net	$2,139	$2,406

        Accumulated depreciation related to capital leases at September 30, 2015 and 2014 was $40 million and $23 million, respectively.

        As of September 30, 2015, the Company is the lessor of properties included in land for $13 million, gross building and improvements for $177 million and accumulated depreciation of $131 million.

6. GOODWILL AND OTHER INTANGIBLE ASSETS

        The changes in the carrying amount of goodwill in each of the Company's reporting segments for the fiscal years ended September 30, 2015 and 2014 are as follows (in millions):

	September 30, 2013	Business Acquisitions	Business Divestitures	Currency Translation and Other	September 30, 2014
Goodwill
Seating	$2,426	$2	$—	$(94)	$2,334
Interiors	22	—	(34)	12	—

Total	$2,448	$2	$(34)	$(82)	$2,334

	September 30, 2014	Business Acquisitions	Business Divestitures	Currency Translation and Other	September 30, 2015
Goodwill
Seating	$2,334	$—	$(4)	$(170)	$2,160
Interiors	—	9	(9)	—	—

Total	$2,334	$9	$(13)	$(170)	$2,160

        At September 30, 2013, accumulated goodwill impairment charges include $366 million related to the Interiors segment. The fiscal 2014 Interiors business divestitures amount includes $34 million of goodwill transferred to noncurrent assets held for sale on the combined statements of financial position.

Adient

Notes to Combined Financial Statements (Continued)

6. GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

        The Company's other intangible assets, primarily from business acquisitions valued based in part on independent appraisals, consisted of (in millions):

	September 30, 2015			September 30, 2014
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Intangible assets
Patented technology	$27	$(11)	$16	$31	$(10)	$21
Customer relationships	100	(38)	62	111	(31)	80
Trademarks	56	(15)	41	64	(12)	52
Miscellaneous	15	(5)	10	22	(10)	12

Total intangible assets	$198	$(69)	$129	$228	$(63)	$165

        Amortization of other intangible assets for the fiscal years ended September 30, 2015, 2014 and 2013 was $18 million, $22 million and $21 million, respectively. Excluding the impact of any future acquisitions, the Company anticipates amortization for fiscal 2016, 2017, 2018, 2019 and 2020 will be approximately $17 million, $17 million, $17 million, $17 million and $16 million, respectively.

7. PRODUCT WARRANTIES

        The Company offers warranties to its customers depending upon the specific product and terms of the customer purchase agreement. A typical warranty program requires that the Company replace defective products within a specified time period from the date of sale. The Company records an estimate for future warranty-related costs based on actual historical return rates and other known factors. Based on analysis of return rates and other factors, the Company's warranty provisions are adjusted as necessary. The Company monitors its warranty activity and adjusts its reserve estimates when it is probable that future warranty costs will be different than those estimates.

        The Company's product warranty liability is recorded in the combined statements of financial position in other current liabilities.

        The changes in the carrying amount of the Company's total product warranty liability are as follows (in millions):

	Year Ended September 30,
	2015	2014
Balance at beginning of period	$19	$16
Accruals for warranties issued during the period	6	9
Accruals related to pre-existing warranties (including changes in estimates)	(5)	(1)
Settlements made (in cash or in kind) during the period	(7)	(4)
Currency translation	(1)	(1)

Balance at end of period	$12	$19

Adient

Notes to Combined Financial Statements (Continued)

8. LEASES

        Certain administrative and production facilities and equipment are leased under long-term agreements. Most leases contain renewal options for varying periods, and certain leases include options to purchase the leased property during or at the end of the lease term. Leases generally require the Company to pay for insurance, taxes and maintenance of the property. Leased capital assets included in net property, plant and equipment, primarily buildings and improvements, were $22 million and $28 million at September 30, 2015 and 2014, respectively.

        Other facilities and equipment are leased under arrangements that are accounted for as operating leases. Total rental expense for the fiscal years ended September 30, 2015, 2014 and 2013 was $171 million, $205 million and $202 million, respectively.

        Future minimum capital and operating lease payments and the related present value of capital lease payments at September 30, 2015 are as follows (in millions):

	Capital Leases	Operating Leases
2016	$5	$75
2017	4	57
2018	12	35
2019	3	26
2020	3	21
After 2020	1	24

Total minimum lease payments	28	$238

Interest	(3)

Present value of net minimum lease payments	$25

9. DEBT AND FINANCING ARRANGEMENTS

        Short-term debt consisted of the following (in millions):

	September 30,
	2015	2014
Bank borrowings and commercial paper	$17	$100
Weighted average interest rate on short-term debt outstanding*	13.7%	5.2%

*
The weighted average interest rates on short-term debt varies based on levels of debt maintained in various jurisdictions.

Adient

Notes to Combined Financial Statements (Continued)

9. DEBT AND FINANCING ARRANGEMENTS (Continued)

        Long-term debt consisted of the following (in millions):

	September 30,
	2015	2014
Capital lease obligations	$25	$30
German note due 2018	4	6
German note due 2020	11	15
Spanish note due 2026	—	3
Euro foreign-denominated debt	—	1
Other	2	1

Gross long-term debt	42	56
Less: current portion	7	10

Net long-term debt	$35	$46

        Total interest paid on both short and long-term debt for the fiscal years ended September 30, 2015, 2014 and 2013 was $10 million, $13 million and $12 million, respectively.

Net Financing Charges

        The Company's net financing charges line item in the combined statements of income for the years ended September 30, 2015, 2014 and 2013 contained the following components (in millions):

	Year Ended September 30,
	2015	2014	2013
Interest expense	$11	$14	$12
Banking fees	2	3	3
Interest income	(1)	(2)	(5)

Net financing charges	$12	$15	$10

10. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

        The Parent selectively uses derivative instruments to reduce Adient's market risk associated with changes in foreign currency. Under the Parent's policy, the use of derivatives is restricted to those intended for hedging purposes; the use of any derivative instrument for speculative purposes is strictly prohibited. A description of each type of derivative utilized by the Parent to manage Adient's risk is included in the following paragraphs. In addition, refer to Note 11, "Fair Value Measurements," of the notes to combined financial statements for information related to the fair value measurements and valuation methods utilized by the Company for each derivative type.

        The Company has global operations and participates in the foreign exchange markets to minimize its risk of loss from fluctuations in foreign currency exchange rates. The Parent primarily uses foreign currency exchange contracts to hedge certain of Adient's foreign exchange rate exposures. The Parent hedges 70% to 90% of the nominal amount of each of its known foreign exchange transactional

Adient

Notes to Combined Financial Statements (Continued)

10. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

exposures. Gains and losses on derivative contracts offset gains and losses on underlying foreign currency exposures.

        The Parent has entered into cross-currency interest rate swaps to selectively hedge portions of Adient's net investment in Japan. The currency effects of the cross-currency interest rate swaps are reflected in the AOCI account within invested equity attributable to Adient where they offset gains and losses recorded on the Company's net investment in Japan. At September 30, 2015 and 2014, the Parent had four cross-currency interest rate swaps outstanding for Adient totaling 20 billion yen.

        The following table presents the location and fair values of derivative instruments and hedging activities included in the Company's combined statements of financial position (in millions):

	Derivatives and Hedging Activities Designated as Hedging Instruments under ASC 815		Derivatives and Hedging Activities Not Designated as Hedging Instruments under ASC 815
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Other current assets
Foreign currency exchange derivatives	$5	$9	$41	$21
Cross-currency interest rate swaps	5	15	—	—

Total assets	$10	$24	$41	$21

Other current liabilities
Foreign currency exchange derivatives	$27	$17	$17	$16
Cross-currency interest rate swaps	1	—	—	—

Total liabilities	$28	$17	$17	$16

        The Parent enters into International Swaps and Derivatives Associations (ISDA) master netting agreements with counterparties that permit the net settlement of amounts owed under the derivative contracts. The master netting agreements generally provide for net settlement of all outstanding contracts with a counterparty in the case of an event of default or a termination event. The Company has not elected to offset the fair value positions of the derivative contracts recorded in the combined statements of financial position. Collateral is generally not required of the Company or the counterparties under the master netting agreements. As of September 30, 2015 and September 30, 2014, no cash collateral was received or pledged under the master netting agreements.

        The gross and net amounts of derivative assets and liabilities are as follows (in millions):

	Fair Value of Assets		Fair Value of Liabilities
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Gross amount recognized	$51	$45	$45	$33
Gross amount eligible for offsetting	(2)	(2)	(2)	(2)

Net amount	$49	$43	$43	$31

        The following tables present the location and amount of the effective portion of gains and losses gross of tax on derivative instruments and related hedge items reclassified from AOCI into the

Adient

Notes to Combined Financial Statements (Continued)

10. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

Company's combined statements of income and amounts recorded in AOCI net of tax in the combined statements of financial position (in millions):

		Amount of Gain Reclassified from AOCI into Income
		Year Ended September 30,
	Location of Gain Reclassified from AOCI into Income
Derivatives in ASC 815 Cash Flow Hedging Relationships		2015	2014
Foreign currency exchange derivatives	Cost of sales	$22	$9

	Amount of Loss Recognized in AOCI on Derivative
Derivatives in ASC 815 Cash Flow Hedging Relationships	September 30, 2015	September 30, 2014
Foreign currency exchange derivatives	$(17)	$(6)

		Amount of Gain (Loss) Recognized in Income on Derivative
		Year Ended September 30,
Derivatives Not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) Recognized in Income on Derivative
		2015	2014	2013
Foreign currency exchange derivatives	Cost of sales	$1	$3	$(6)
Foreign currency exchange derivatives	Net financing charges	14	5	18

Total		$15	$8	$12

        The amount of gains recognized in cumulative translation adjustment (CTA) within AOCI on the effective portion of outstanding net investment hedges was $2 million and $9 million at September 30, 2015 and 2014, respectively. For the years ended September 30, 2015 and 2014, no gains or losses were reclassified from CTA into income for the Company's outstanding net investment hedges, and no gains or losses were recognized in income for the ineffective portion of cash flow hedges.

11. FAIR VALUE MEASUREMENTS

        ASC 820, "Fair Value Measurement," defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a three-level fair value hierarchy that prioritizes information used in developing assumptions when pricing an asset or liability as follows:

  Level 1: Observable inputs such as quoted prices in active markets;

  Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

  Level 3: Unobservable inputs where there is little or no market data, which requires the reporting entity to develop its own assumptions.

Adient

Notes to Combined Financial Statements (Continued)

11. FAIR VALUE MEASUREMENTS (Continued)

        ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

Recurring Fair Value Measurements

        The following tables present the Company's fair value hierarchy for those assets and liabilities measured at fair value (in millions):

	Fair Value Measurements Using:
	Total as of September 30, 2015	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Other current assets
Foreign currency exchange derivatives	$46	$—	$46	$—
Cross-currency interest rate swaps	5	—	5	—

Total assets	$51	$—	$51	$—

Other current liabilities
Foreign currency exchange derivatives	$44	$—	$44	$—
Cross-currency interest rate swaps	1	—	1	—

Total liabilities	$45	$—	$45	$—

	Fair Value Measurements Using:
	Total as of September 30, 2014	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Other current assets
Foreign currency exchange derivatives	$30	$—	$30	$—
Cross-currency interest rate swaps	15	—	15	—

Total assets	$45	$—	$45	$—

Other current liabilities
Foreign currency exchange derivatives	$33	$—	$33	$—

Total liabilities	$33	$—	$33	$—

Valuation Methods

        Foreign currency exchange derivatives—The Parent selectively hedges anticipated transactions that are subject to foreign exchange rate risk primarily using foreign currency exchange hedge contracts. The foreign currency exchange derivatives are valued under a market approach using publicized spot and forward prices. As cash flow hedges under ASC 815, "Derivatives and Hedging," the effective

Adient

Notes to Combined Financial Statements (Continued)

11. FAIR VALUE MEASUREMENTS (Continued)

portion of the hedge gains or losses due to changes in fair value are initially recorded as a component of AOCI and are subsequently reclassified into earnings when the hedged transactions occur and affect earnings. Any ineffective portion of the hedge is reflected in the combined statements of income. These contracts were highly effective in hedging the variability in future cash flows attributable to changes in currency exchange rates at September 30, 2015 and 2014. The fair value of foreign currency exchange derivatives not designated as hedging instruments under ASC 815 are recorded in the combined statements of income.

        Cross-currency interest rate swaps—The Parent selectively uses cross-currency interest rate swaps to hedge the foreign currency rate risk associated with certain of Adient's investments in Japan. The cross-currency interest rate swaps are valued using observable market data. Changes in the market value of the swaps are reflected in the CTA component of AOCI where they offset gains and losses recorded on the Company's net investment in Japan. At September 30, 2015 and 2014, the Parent had four cross-currency interest rate swaps outstanding totaling 20 billion yen.

        Investments in marketable common stock—The Company invests in certain marketable common stock, which is valued under a market approach using publicized share prices. There were no unrealized gains or losses recorded in AOCI on these investments as of September 30, 2015 and 2014. During fiscal 2014, the Company sold certain marketable common stock for approximately $25 million. As a result, the Company recorded $8 million of realized gains within selling, general and administrative expenses in the Seating segment.

12. STOCK-BASED COMPENSATION

        On January 23, 2013, the shareholders of JCI approved the Johnson Controls, Inc. 2012 Omnibus Incentive Plan (the "2012 Plan"). The types of awards authorized by the 2012 Plan are comprised of stock options, stock appreciation rights, performance shares, performance units and other stock-based awards. The Compensation Committee of JCI's Board of Directors determines the types of awards to be granted to individual participants and the terms and conditions of the awards. The 2012 Plan provides that 37 million shares of JCI's common stock are reserved for issuance under the 2012 Plan, and 32 million shares remained available for issuance at September 30, 2015.

        Prior to shareholder approval of the 2012 Plan, JCI maintained the Johnson Controls, Inc. 2007 Stock Option Plan and the Johnson Controls, Inc. 2001 Restricted Stock Plan (the "Existing Plans"). The Existing Plans terminated on January 23, 2013 as a result of shareholder approval of the 2012 Plan, ending the authority to grant new awards under the Existing Plans. All awards under the Existing Plans that were outstanding as of January 23, 2013 continue to be governed by the Existing Plans. Pursuant to the Existing Plans, all forfeitures under such plans will be deposited into the reserve for the 2012 Plan.

        JCI has four share-based compensation plans, which are described below. All awards granted under the plans are based on JCI's common shares and, as such, are reflected in JCI's consolidated statement of shareholders' equity and not in the combined statement of invested equity.

        The stock-based compensation cost for Adient employees who participate in the JCI plans, excluding the offsetting impact of outstanding JCI equity swaps, was $16 million, $19 million and $28 million for the fiscal years ended September 30, 2015, 2014 and 2013, respectively. The total income tax benefit recognized in the combined statements of income for share-based compensation

Adient

Notes to Combined Financial Statements (Continued)

12. STOCK-BASED COMPENSATION (Continued)

arrangements was $6 million, $7 million and $11 million for the fiscal years ended September 30, 2015, 2014 and 2013, respectively. JCI applies a non-substantive vesting period approach whereby expense is accelerated for those employees that receive awards and are eligible to retire prior to the award vesting. These amounts were based on the awards and terms previously granted to Adient employees, but may not reflect the equity awards or results that the Company would have experienced or expect to experience as an independent, publicly traded company.

Stock Options

        Stock options are granted to eligible employees with an exercise price equal to the market price of JCI's stock at the date of grant. Stock option awards typically vest between two and three years after the grant date and expire ten years from the grant date.

        The fair value of each option is estimated on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities are based on the historical volatility of JCI's stock and other factors. JCI uses historical data to estimate option exercises and employee terminations within the valuation model. The expected term of options represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods during the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	Year Ended September 30,
	2015	2014	2013
Expected life of option (years)	6.6	6.7	5.0 - 6.7
Risk-free interest rate	1.61% - 1.93%	1.92%	0.62% - 1.33%
Expected volatility of JCI's stock	36.00%	36.00%	41.00%
Expected dividend yield on JCI's stock	2.02%	2.17%	2.03%

        A summary of stock option activity at September 30, 2015, and changes for the year then ended, is presented below:

	Weighted Average Option Price	Shares Subject to Option	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value (in millions)
Outstanding, September 30, 2014	$29.37	4,013,457
Granted	50.22	93,784
Exercised	29.28	(1,905,189)
Forfeited or expired	29.53	(5,585)

Outstanding, September 30, 2015	$30.34	2,196,467	5.2	$26

Exercisable, September 30, 2015	$28.71	1,736,818	4.6	$22

        The weighted-average grant-date fair value of options granted to Adient employees during the fiscal years ended September 30, 2015, 2014 and 2013 was $15.53, $14.70 and $8.52, respectively.

Adient

Notes to Combined Financial Statements (Continued)

12. STOCK-BASED COMPENSATION (Continued)

        The total intrinsic value of options exercised by Adient employees during the fiscal years ended September 30, 2015, 2014 and 2013 was approximately $30 million, $30 million and $18 million, respectively.

        In conjunction with the exercise of stock options granted, the Parent received cash payments for the fiscal years ended September 30, 2015, 2014 and 2013 of approximately $42 million, $38 million and $36 million, respectively.

        At September 30, 2015, the Company had approximately $1 million of total unrecognized compensation cost related to nonvested stock options granted. That cost is expected to be recognized over a weighted-average period of 1.4 years.

Stock Appreciation Rights

        SARs vest under the same terms and conditions as stock option awards; however, they are settled in cash for the difference between the market price on the date of exercise and the exercise price. As a result, SARs are recorded in the Company's combined statements of financial position as a liability until the date of exercise.

        The fair value of each SAR award is estimated using a similar method described for stock options. The fair value of each SAR award is recalculated at the end of each reporting period and the liability and expense are adjusted based on the new fair value.

        The assumptions used by JCI to determine the fair value of the SAR awards at September 30, 2015 are as follows:

Expected life of SAR (years)	0.05 - 5.55
Risk-free interest rate	0.00% - 1.47%
Expected volatility of JCI's stock	36.00%
Expected dividend yield on JCI's stock	2.02%

        A summary of SAR activity at September 30, 2015, and changes for the year then ended, is presented below:

	Weighted Average SAR Price	Shares Subject to SAR	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value (in millions)
Outstanding, September 30, 2014	$28.84	1,411,597
Granted	50.23	29,600
Exercised	27.76	(339,607)
Forfeited or expired	29.87	(13,070)

Outstanding, September 30, 2015	$29.74	1,088,520	4.9	$13

Exercisable, September 30, 2015	$28.74	853,488	4.2	$11

        In conjunction with the exercise of SARs granted to Adient employees, the Parent made payments of $7 million, $7 million and $5 million during the fiscal years ended September 30, 2015, 2014 and 2013, respectively.

Adient

Notes to Combined Financial Statements (Continued)

12. STOCK-BASED COMPENSATION (Continued)

Restricted (Nonvested) Stock

        The 2012 Plan provides for the award of restricted stock or restricted stock units to certain employees. These awards are typically share settled unless the employee is a non-U.S. employee or elects to defer settlement until retirement at which point the award would be settled in cash. Restricted awards typically vest after three years from the grant date. The 2012 Plan allows for different vesting terms on specific grants with approval by JCI's Board of Directors.

        A summary of the status of nonvested restricted stock awards at September 30, 2015, and changes for the fiscal year then ended, for Adient employees is presented below:

	Weighted Average Price	Shares/Units Subject to Restriction
Nonvested, September 30, 2014	$42.11	383,229
Granted	50.19	260,319
Vested	41.42	(117,851)
Forfeited	49.22	(24,582)

Nonvested, September 30, 2015	$46.12	501,115

        At September 30, 2015, the Company had approximately $10 million of total unrecognized compensation cost related to nonvested restricted stock arrangements granted. That cost is expected to be recognized over a weighted-average period of 1.7 years.

Performance Share Awards

        The 2012 Plan permits the grant of PSU awards. The number of PSUs granted is equal to the PSU award value divided by the closing price of JCI's common stock at the grant date. The PSUs are generally contingent on the achievement of pre-determined performance goals over a three-year performance period as well as on the award holder's continuous employment until the vesting date. Each PSU that is earned will be settled with a share of JCI's common stock following the completion of the performance period, unless the award holder elected to defer a portion or all of the award until retirement which would then be settled in cash.

        A summary of the status of the Company's nonvested PSUs at September 30, 2015, and changes for the fiscal year then ended, for Adient employees is presented below:

	Weighted Average Price	Shares/Units Subject to PSU
Nonvested, September 30, 2014	$37.71	74,987
Granted	50.23	29,444
Forfeited	—	—

Nonvested, September 30, 2015	$41.24	104,431

        At September 30, 2015, the Company had approximately $3 million of total unrecognized compensation cost related to nonvested PSUs granted. That cost is expected to be recognized over a weighted-average period of 1.7 years.

Adient

Notes to Combined Financial Statements (Continued)

13. EQUITY AND NONCONTROLLING INTERESTS

        The following schedules present changes in combined equity attributable to Adient and noncontrolling interests (in millions, net of tax):

	Equity Attributable to Adient	Equity Attributable to Noncontrolling Interests	Total Invested Equity
At September 30, 2012	$5,558	$115	$5,673
Total comprehensive income (loss):
Net income	187	46	233
Foreign currency translation adjustments	9	—	9
Realized and unrealized gains (losses) on derivatives	(2)	—	(2)
Realized and unrealized gains (losses) on marketable common stock	2	—	2

Other comprehensive income (loss)	9	—	9

Comprehensive income (loss)	196	46	242

Other change in equity:
Dividends attributable to noncontrolling interests	—	(20)	(20)
Change in Parent's net investment	(172)	—	(172)
Change in noncontrolling interest share	—	15	15
At September 30, 2013	5,582	156	5,738
Total comprehensive income (loss):
Net income	307	53	360
Foreign currency translation adjustments	(253)	—	(253)
Realized and unrealized gains (losses) on derivatives	1	—	1
Realized and unrealized gains (losses) on marketable common stock	(7)	—	(7)
Pension and postretirement plans	1	—	1

Other comprehensive income (loss)	(258)	—	(258)

Comprehensive income (loss)	49	53	102

Other change in equity:
Dividends attributable to noncontrolling interests	—	(41)	(41)
Change in Parent's net investment	(178)	—	(178)
Change in noncontrolling interest share	—	(3)	(3)
Other	—	(6)	(6)
At September 30, 2014	5,453	159	5,612
Total comprehensive income (loss):
Net income	475	50	525
Foreign currency translation adjustments	(512)	(5)	(517)
Realized and unrealized gains (losses) on derivatives	(11)	—	(11)

Other comprehensive income (loss)	(523)	(5)	(528)

Comprehensive income (loss)	(48)	45	(3)

Other change in equity:
Dividends attributable to noncontrolling interests	—	(34)	(34)
Change in Parent's net investment	221	— —	221
Other	—	(29)	(29)

At September 30, 2015	$5,626	$141	$5,767

        The Company consolidates certain subsidiaries in which the noncontrolling interest party has within their control the right to require the Company to redeem all or a portion of its interest in the

Adient

Notes to Combined Financial Statements (Continued)

13. EQUITY AND NONCONTROLLING INTERESTS (Continued)

subsidiary. These redeemable noncontrolling interests are reported at their estimated redemption value. Any adjustment to the redemption value impacts retained earnings but does not impact net income. Redeemable noncontrolling interests which are redeemable only upon future events, the occurrence of which is not currently probable, are recorded at carrying value.

        The following schedules present changes in the redeemable noncontrolling interests (in millions):

	Year Ended September 30,
	2015	2014	2013
Beginning balance	$27	$11	$28
Net income	16	14	12
Foreign currency translation adjustments	(3)	—	—
Change in noncontrolling interest share	—	—	(15)
Dividends	(9)	(4)	(14)
Other	—	6	—

Ending balance	$31	$27	$11

Adient

Notes to Combined Financial Statements (Continued)

13. EQUITY AND NONCONTROLLING INTERESTS (Continued)

        The following schedules present changes in AOCI attributable to Adient (in millions, net of tax):

	Year Ended September 30,
	2015	2014	2013
Foreign currency translation adjustments
Balance at beginning of period	$283	$536	$527
Aggregate adjustment for the period (net of tax effect of $6, $8 and $22)	(512)	(253)	9

Balance at end of period	(229)	283	536

Realized and unrealized gains (losses) on derivatives
Balance at beginning of period	(6)	(7)	(5)
Current period changes in fair value (net of tax effect of $1, $2 and $0)	5	7	1
Reclassification to income (net of tax effect of $(6), $(3) and $(1))*	(16)	(6)	(3)

Balance at end of period	(17)	(6)	(7)

Realize and unrealized gains (losses) on marketable common stock
Balance at beginning of period	—	7	5
Current period changes in fair value (net of tax effect of $0)	—	(1)	2
Reclassifications to income (net of tax effect of $0, $(2) and $0)**	—	(6)	—

Balance at end of period	—	—	7

Pension and postretirement plans
Balance at beginning of period	(1)	(2)	(2)
Reclassifications to income (net of tax effect of $0)	—	1	—

Balance at end of period	(1)	(1)	(2)

Accumulated other comprehensive income (loss), end of period	$(247)	$276	$534

*
Refer to Note 10, "Derivative Instruments and Hedging Activities," of the notes to combined financial statements for disclosure of the line items on the combined statements of income affected by reclassifications from AOCI into income related to derivatives.

**
Refer to Note 11, "Fair Value Measurements," of the notes to combined financial statements for disclosure of the line item on the combined statements of income affected by reclassifications from AOCI into income related to marketable common stock.

14. RETIREMENT PLANS

Participation in Parent Pension and Other Postemployment Benefit Plans

        JCI provides defined benefit pension, postretirement health care and defined contribution benefits to its eligible employees and retirees, including eligible employees and retirees of Adient. These liabilities are not reflected in the combined statements of financial position.

        The combined statements of income include expense allocations for these benefits which were determined using a proportional allocation based on headcount and payroll expense for the Company's employees. Management considers the expense allocation methodology and results to be reasonable for

Adient

Notes to Combined Financial Statements (Continued)

14. RETIREMENT PLANS (Continued)

all periods presented. Total Parent benefit plan net expense allocated to Adient amounted to $32 million, $45 million and $21 million for the fiscal years ended 2015, 2014 and 2013, respectively. These costs are reflected in cost of sales and selling, general and administrative expenses. These costs were funded through intercompany transactions with Parent which are now reflected within the net parent investment equity balance.

Parent Defined Benefit Pension Plans

        Certain retired U.S. and Japanese employees of Adient receive defined benefit pension benefits through various Parent pension plans. Eligible active employees will also receive defined benefit pension benefits through various Parent pension plans in both the United States and Japan upon retirement. Allocated expense (income) in connection with these plans amounted to $(19) million, $6 million and $(12) million for the fiscal years ended 2015, 2014 and 2013, respectively.

Parent Other Postemployment Benefit Plans

        Certain retired U.S. and Canadian employees of Adient receive health care and other benefits through various Parent postretirement health care benefit plans. Eligible active employees will also receive postretirement health care benefits through various Parent postretirement plans in both the United States and Canada upon retirement. Allocated expense in connection with these plans was not significant for the fiscal years ended 2015, 2014 and 2013, respectively.

Parent Savings and Investment Plans

        JCI sponsors various defined contribution savings plans that allow employees to contribute a portion of their pre-tax and/or after-tax income in accordance with plan specified guidelines. Under specified conditions, JCI will contribute to certain savings plans based on the employees' eligible pay and/or will match a percentage of the employee contributions up to certain limits. Allocated expense in connection with these plans amounted to $51 million, $39 million and $33 million for the fiscal years ended 2015, 2014 and 2013, respectively.

Pension Benefits

        The Company has non-contributory defined benefit pension plans covering primarily non-U.S. employees and a limited number of U.S. employees. The benefits provided are primarily based on years of service and average compensation or a monthly retirement benefit amount. Funding for non-U.S. plans observes the local legal and regulatory limits. Funding for U.S. pension plans equals or exceeds the minimum requirements of the Employee Retirement Income Security Act of 1974.

        For pension plans with accumulated benefit obligations (ABO) that exceed plan assets, the projected benefit obligation (PBO), ABO and fair value of plan assets of those plans were $403 million, $383 million and $287 million, respectively, as of September 30, 2015 and $459 million, $434 million and $305 million, respectively, as of September 30, 2014.

        In fiscal 2015, total Adient contributions to the defined benefit pension plans were $25 million, of which $3 million were voluntary contributions made by the Company. Contributions of approximately

Adient

Notes to Combined Financial Statements (Continued)

14. RETIREMENT PLANS (Continued)

$30 million in cash to its defined benefit pension plans are expected in fiscal 2016. Projected benefit payments from the plans as of September 30, 2015 are estimated as follows (in millions):

2016	$18
2017	18
2018	18
2019	21
2020	21
2021 - 2025	132

Postretirement Benefits

        The Company provides certain health care and life insurance benefits for eligible retirees and their dependents primarily in the U.S. and Canada. Most non-U.S. employees are covered by government sponsored programs, and the cost to the Company is not significant.

        Eligibility for coverage is based on meeting certain years of service and retirement age qualifications. These benefits may be subject to deductibles, co-payment provisions and other limitations, and the Company has reserved the right to modify these benefits.

        The health care cost trend assumption does not have a significant effect on the amounts reported.

        In fiscal 2015, total employer and employee contributions to the postretirement plans were $1 million. The Company does not expect to make any significant contributions to its postretirement plans in fiscal year 2016. Projected benefit payments from the plans as of September 30, 2015 are estimated as follows (in millions):

2016	$1
2017	1
2018	1
2019	1
2020	1
2021 - 2025	6

        In December 2003, the U.S. Congress enacted the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (Act) for employers sponsoring postretirement care plans that provide prescription drug benefits. The Act introduces a prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree health care benefit plans providing a benefit that is at least actuarially equivalent to Medicare Part D.1. Under the Act, the Medicare subsidy amount is received directly by the plan sponsor and not the related plan. Further, the plan sponsor is not required to use the subsidy amount to fund postretirement benefits and may use the subsidy for any valid business purpose. Projected subsidy receipts for each of the next ten years are not expected to be significant.

Plan Assets

        The Company's investment policies employ an approach whereby a mix of equities, fixed income and alternative investments are used to maximize the long-term return of plan assets for a prudent level of risk. The investment portfolio primarily contains a diversified blend of equity and fixed income

Adient

Notes to Combined Financial Statements (Continued)

14. RETIREMENT PLANS (Continued)

investments. Equity investments are diversified across domestic and non-domestic stocks, as well as growth, value and small to large capitalizations. Fixed income investments include corporate and government issues, with short-, mid- and long-term maturities, with a focus on investment grade when purchased and a target duration close to that of the plan liability. Investment and market risks are measured and monitored on an ongoing basis through regular investment portfolio reviews, annual liability measurements and periodic asset/liability studies. The majority of the real estate component of the portfolio is invested in a diversified portfolio of high-quality, operating properties with cash yields greater than the targeted appreciation. Investments in other alternative asset classes, including hedge funds and commodities, diversify the expected investment returns relative to the equity and fixed income investments. As a result of the Company's diversification strategies, there are no significant concentrations of risk within the portfolio of investments.

        The Company's actual asset allocations are in line with target allocations. The Company rebalances asset allocations as appropriate, in order to stay within a range of allocation for each asset category.

        The expected return on plan assets is based on the Company's expectation of the long-term average rate of return of the capital markets in which the plans invest. The average market returns are adjusted, where appropriate, for active asset management returns. The expected return reflects the investment policy target asset mix and considers the historical returns earned for each asset category.

Adient

Notes to Combined Financial Statements (Continued)

14. RETIREMENT PLANS (Continued)

        The Company's plan assets, by asset category, are as follows (in millions):

	Fair Value Measurements Using:
Asset Category	Total as of September 30, 2015	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Pension
Cash	$27	$27	$—	$—
Equity Securities
Large-Cap	32	32	—	—
Small-Cap	1	1	—	—
International—Developed	42	42	—	—
International—Emerging	7	7	—	—
Fixed Income Securities
Government	147	102	45	—
Corporate/Other	77	61	16	—
Hedge Fund	64	—	64	—
Real Estate	24	—	—	24

Total	$421	$272	$125	$24

Postretirement
Cash	$1	$1	$—	$—
Equity Securities
Large-Cap	2	2	—	—
Small-Cap	1	1	—	—
International—Developed	1	1	—	—
International—Emerging	1	1	—	—
Fixed Income Securities
Government	1	1	—	—
Corporate/Other	4	4	—	—
Commodities	1	1	—	—
Real Estate	1	1	—	—

Total	$13	$13	$—	$—

Adient

Notes to Combined Financial Statements (Continued)

14. RETIREMENT PLANS (Continued)

	Fair Value Measurements Using:
Asset Category	Total as of September 30, 2014	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Pension
Cash	$56	$56	$—	$—
Equity Securities
Large-Cap	31	31	—	—
Small-Cap	1	1	—	—
International—Developed	45	45	—	—
International—Emerging	6	6	—	—
Fixed Income Securities
Government	71	71	—	—
Corporate/Other	186	185	1	—
Hedge Fund	45	—	45	—
Real Estate	12	—	—	12

Total	$453	$395	$46	$12

Postretirement
Equity Securities
Large-Cap	$2	$2	$—	$—
Small-Cap	1	1	—	—
International—Developed	1	1	—	—
International—Emerging	1	1	—	—
Fixed Income Securities
Government	2	2	—	—
Corporate/Other	5	5	—	—
Commodities	1	1	—	—
Real Estate	1	1	—	—

Total	$14	$14	$—	$—

        The following is a description of the valuation methodologies used for assets measured at fair value.

        Cash:    The fair value of cash is valued at cost.

        Equity Securities:    The fair value of equity securities is determined by direct quoted market prices. The underlying holdings are direct quoted market prices on regulated financial exchanges.

        Fixed Income Securities:    The fair value of fixed income securities is determined by direct or indirect quoted market prices. If indirect quoted market prices are utilized, the value of assets held in separate accounts is not published, but the investment managers report daily the underlying holdings. The underlying holdings are direct quoted market prices on regulated financial exchanges.

        Commodities:    The fair value of the commodities is determined by quoted market prices of the underlying holdings on regulated financial exchanges.

Adient

Notes to Combined Financial Statements (Continued)

14. RETIREMENT PLANS (Continued)

        Hedge Funds:    The fair value of hedge funds is accounted for by the custodian. The custodian obtains valuations from underlying managers based on market quotes for the most liquid assets and alternative methods for assets that do not have sufficient trading activity to derive prices. The Company and custodian review the methods used by the underlying managers to value the assets. The Company believes this is an appropriate methodology to obtain the fair value of these assets. During fiscal 2014, the underlying fund structure and pricing frequency of certain non-U.S. hedge fund investments was modified, and, as a result, those investments are now classified as Level 2 investments compared to the previous classification of Level 3.

        Real Estate:    The fair value of Real Estate Investment Trusts (REITs) is recorded as Level 1 as these securities are traded on an open exchange. The fair value of other investments in real estate is deemed Level 3 since these investments do not have a readily determinable fair value and requires the fund managers independently to arrive at fair value by calculating net asset value (NAV) per share. In order to calculate NAV per share, the fund managers value the real estate investments using any one, or a combination of, the following methods: independent third party appraisals, discounted cash flow analysis of net cash flows projected to be generated by the investment and recent sales of comparable investments. Assumptions used to revalue the properties are updated every quarter. Due to the fact that the fund managers calculate NAV per share, the Company utilizes a practical expedient for measuring the fair value of its Level 3 real-estate investments, as provided for under ASC 820, "Fair Value Measurement." In applying the practical expedient, the Company is not required to further adjust the NAV provided by the fund manager in order to determine the fair value of its investment as the NAV per share is calculated in a manner consistent with the measurement principles of ASC 946, "Financial Services—Investment Companies," and as of the Company's measurement date. The Company believes this is an appropriate methodology to obtain the fair value of these assets. For the component of the real estate portfolio under development, the investments are carried at cost until they are completed and valued by a third party appraiser.

        The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

        The following sets forth a summary of changes in the fair value of pension assets measured using significant unobservable inputs (Level 3) (in millions):

Pension	Total	Hedge Funds	Real Estate
Asset value as of September 30, 2013	$32	$26	$6
Additions net of redemptions	5	—	5
Unrealized gain	1	—	1
Transfers out—to Level 2	(26)	(26)	—

Asset value as of September 30, 2014	$12	$—	$12
Additions net of redemptions	14	—	14
Unrealized loss	(2)	—	(2)

Asset value as of September 30, 2015	$24	$—	$24

Adient

Notes to Combined Financial Statements (Continued)

14. RETIREMENT PLANS (Continued)

Funded Status

        The table that follows contains the ABO and reconciliations of the changes in the PBO, the changes in plan assets and the funded status (in millions):

	Pension Benefits		Postretirement Benefits
September 30,	2015	2014	2015	2014
Accumulated Benefit Obligation	$506	$570	$—	$—

Change in Projected Benefit Obligation
Projected benefit obligation at beginning of year	594	523	18	25
Service cost	10	11	1	1
Interest cost	19	22	1	1
Plan participant contributions	—	—	1	1
Divestitures	(16)	—	—	—
Actuarial (gain) loss	—	78	(1)	(8)
Amendments made during the year	1	—	—	—
Benefits and settlements paid	(20)	(21)	(2)	(2)
Other	—	(1)	(3)	—
Currency translation adjustment	(61)	(18)	—	—

Projected benefit obligation at end of year	$527	$594	$15	$18

Change in Plan Assets
Fair value of plan assets at beginning of year	$453	$371	$14	$14
Actual return on plan assets	15	41	—	1
Divestitures	(8)	—	—	—
Employer and employee contributions	25	77	1	1
Benefits paid	(19)	(18)	(2)	(2)
Settlement payments	(1)	(3)	—	—
Other	—	(1)	—	—
Currency translation adjustment	(44)	(14)	—	—

Fair value of plan assets at end of year	$421	$453	$13	$14

Funded status	$(106)	$(141)	$(2)	$(4)

Amounts recognized in the statement of financial position consist of:
Prepaid benefit cost	$11	$12	$—	$—
Accrued benefit liability	(117)	(153)	(2)	(4)

Net amount recognized	$(106)	$(141)	$(2)	$(4)

Adient

Notes to Combined Financial Statements (Continued)

14. RETIREMENT PLANS (Continued)

	Pension Benefits
					Postretirement Benefits
	U.S. Plans		Non-U.S. Plans
September 30,	2015	2014	2015	2014	2015	2014
Weighted Average Assumptions(1)
Discount rate(2)	4.40%	4.35%	3.40%	3.50%	3.80%	4.35%
Rate of compensation increase	3.25%	3.25%	3.00%	3.00%	NA	NA

(1)
Plan assets and obligations are determined based on a September 30 measurement date at September 30, 2015 and 2014.

(2)
The Company considers the expected benefit payments on a plan-by-plan basis when setting assumed discount rates. As a result, the Company uses different discount rates for each plan depending on the plan jurisdiction, the demographics of participants and the expected timing of benefit payments. For the U.S. pension and postretirement plans, the Company uses a discount rate provided by an independent third party calculated based on an appropriate mix of high quality bonds. For the non-U.S. pension and postretirement plans, the Company consistently uses the relevant country specific benchmark indices for determining the various discount rates.

  At September 30, 2015, the Company changed the method used to estimate the service and interest components of net periodic benefit cost for pension and other postretirement benefits for plans that utilize a yield curve approach. This change compared to the previous method will result in different service and interest components of net periodic benefit cost (credit) in future periods. Historically, the Company estimated these service and interest cost components utilizing a single weighted-average discount rate derived from the yield curve used to measure the benefit obligation at the beginning of the period. The Company elected to utilize a full yield curve approach in the estimation of these components by applying the specific spot rates along the yield curve used in the determination of the benefit obligation to the relevant projected cash flows. The Company made this change to provide a more precise measurement of service and interest costs by improving the correlation between projected benefit cash flows to the corresponding spot yield curve rates. This change does not affect the measurement of the total benefit obligations or annual net periodic benefit cost (credit) as the change in the service and interest costs is completely offset in the net actuarial (gain) loss reported. The change in the service and interest costs going forward is not expected to be significant. The Company has accounted for this change as a change in accounting estimate.

Accumulated Other Comprehensive Income

        The amounts in AOCI on the combined statements of financial position, exclusive of tax impacts, that have not yet been recognized as components of net periodic benefit cost at September 30, 2015 are $3 million related to pension benefits and are not significant related to postretirement benefits.

        The amounts in AOCI expected to be recognized as components of net periodic benefit cost over the next fiscal year for pension and postretirement benefits are not significant.

Adient

Notes to Combined Financial Statements (Continued)

14. RETIREMENT PLANS (Continued)

Net Periodic Benefit Cost

        The table that follows contains the components of net periodic benefit cost (in millions):

	Pension Benefits			Postretirement Benefits
Year Ended September 30,	2015	2014	2013	2015	2014	2013
Components of Net Periodic Benefit Cost (Credit):
Service cost	$10	$11	$13	$1	$1	$1
Interest cost	19	22	19	1	1	1
Expected return on plan assets	(21)	(21)	(20)	(1)	(1)	—
Net actuarial (gain) loss	6	58	15	—	(8)	(2)
Settlement gain	—	—	(1)	—	—	—

Net periodic benefit cost (credit)	$14	$70	$26	$1	$(7)	$—

	Pension Benefits
							Postretirement Benefits
	U.S. Plans			Non-U.S. Plans
Year Ended September 30,	2015	2014	2013	2015	2014	2013	2015	2014	2013
Expense Assumptions:
Discount rate	4.35%	4.90%	4.15%	3.50%	4.20%	4.15%	4.35%	4.90%	4.15%
Expected return on plan assets	7.50%	8.00%	8.00%	5.40%	5.85%	6.00%	4.00%	4.00%	4.00%
Rate of compensation increase	3.25%	3.30%	3.25%	3.00%	2.80%	2.70%	NA	NA	NA

15. SIGNIFICANT RESTRUCTURING AND IMPAIRMENT COSTS

        To better align its resources with its growth strategies and reduce the cost structure of its global operations to address the softness in certain underlying markets, the Company commits to restructuring plans as necessary.

        In fiscal 2015, the Company committed to a restructuring plan (2015 Plan) and recorded $182 million of restructuring and impairment costs in the combined statements of income. This is the total amount incurred to date and the total amount expected to be incurred for this restructuring plan. The restructuring actions relate to cost reduction initiatives. The costs consist primarily of workforce reductions, plant closures and asset impairments. The restructuring and impairment costs related to the Seating segment. The restructuring actions are expected to be substantially complete in fiscal 2016.

        The following table summarizes the changes in the Company's 2015 Plan reserve (in millions):

	Employee Severance and Termination Benefits	Long-Lived Asset Impairments	Total
Original Reserve	$155	$27	$182
Utilized—cash	(1)	—	(1)
Utilized—noncash	—	(27)	(27)

Balance at September 30, 2015	$154	$—	$154

Adient

Notes to Combined Financial Statements (Continued)

15. SIGNIFICANT RESTRUCTURING AND IMPAIRMENT COSTS (Continued)

        In fiscal 2014, the Company committed to a restructuring plan (2014 Plan) and recorded $158 million of restructuring and impairment costs in the combined statements of income. This is the total amount incurred to date and the total amount expected to be incurred for this restructuring plan. The restructuring actions related primarily to cost reduction initiatives and included workforce reductions, plant closures, and asset impairments. Of the restructuring and impairment costs recorded, $129 million related to the Interiors segment and $29 million related to the Seating segment. The restructuring actions are expected to be substantially complete in fiscal 2016.

        The following table summarizes the changes in the Company's 2014 Plan reserve (in millions):

	Employee Severance and Termination Benefits	Long-Lived Asset Impairments	Currency Translation	Total
Original Reserve	$106	$52	$—	$158
Utilized—noncash	—	(52)	(5)	(57)

Balance at September 30, 2014	$106	$—	$(5)	$101
Utilized—cash	(24)	—	—	(24)
Utilized—noncash	—	—	(9)	(9)

Balance at September 30, 2015	$82	$—	$(14)	$68

        In fiscal 2013, the Company committed to a restructuring plan (2013 Plan) and recorded $280 million of restructuring and impairment costs in the combined statements of income. This is the total amount incurred to date and the total amount expected to be incurred for this restructuring plan. The restructuring actions related to cost reduction initiatives and included workforce reductions, plant closures, and asset impairments. Of the restructuring and impairment costs recorded, $152 million related to the Seating segment and $128 million related to the Interiors segment. The restructuring actions are expected to be substantially complete in fiscal 2016.

        The following table summarizes the changes in the Company's 2013 Plan reserve (in millions):

	Employee Severance and Termination Benefits	Long-Lived Asset Impairments	Other	Currency Translation	Total
Original Reserve	$199	$79	$2	$—	$280
Utilized—cash	(15)	—	—	—	(15)
Utilized—noncash	—	(79)	(2)	3	(78)

Balance at September 30, 2013	$184	$—	$—	$3	$187
Utilized—cash	(54)	—	—	—	(54)
Utilized—noncash	—	—	—	(9)	(9)

Balance at September 30, 2014	$130	$—	$—	$(6)	$124
Utilized—cash	(66)	—	—	—	(66)
Utilized—noncash	—	—	—	(10)	(10)

Balance at September 30, 2015	$64	$—	$—	$(16)	$48

Adient

Notes to Combined Financial Statements (Continued)

15. SIGNIFICANT RESTRUCTURING AND IMPAIRMENT COSTS (Continued)

        The Parent's fiscal 2015, 2014, and 2013 restructuring plans included workforce reductions of approximately 8,200 for Adient. Restructuring charges associated with employee severance and termination benefits are paid over the severance period granted to each employee or on a lump sum basis in accordance with individual severance agreements. As of September 30, 2015, approximately 4,400 of the employees have been separated from the Company pursuant to the restructuring plans. In addition, the restructuring plans included eighteen plant closures for Adient. As of September 30, 2015, five of the eighteen plants have been closed.

        Refer to Note 16, "Impairment of Long-Lived Assets," of the notes to combined financial statements for further information regarding the long-lived asset impairment charges recorded as part of the restructuring actions.

        Company management closely monitors its overall cost structure and continually analyzes each of its businesses for opportunities to consolidate current operations, improve operating efficiencies and locate facilities in low cost countries in close proximity to customers. This ongoing analysis includes a review of its manufacturing, engineering and purchasing operations, as well as the overall global footprint for all its businesses. Because of the importance of new vehicle sales by major automotive manufacturers to operations, the Company is affected by the general business conditions in this industry. Future adverse developments in the automotive industry could impact the Company's liquidity position, lead to impairment charges and/or require additional restructuring of its operations.

16. IMPAIRMENT OF LONG-LIVED ASSETS

        The Company reviews long-lived assets, including property, plant and equipment and other intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that the asset's carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with ASC 360-10-15, "Impairment or Disposal of Long-Lived Assets." ASC 360-10-15 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals.

        In fiscal 2015, the Company concluded it had triggering events requiring assessment of impairment for certain of its long-lived assets in conjunction with its announced restructuring actions. As a result, the Company reviewed the long-lived assets for impairment and recorded a $27 million impairment charge within restructuring and impairment costs on the combined statements of income. The total impairment charge related to the Seating segment. Refer to Note 15, "Significant Restructuring and Impairment Costs," of the notes to combined financial statements for additional information. The impairment was measured, depending on the asset, either under an income approach utilizing forecasted discounted cash flows or a market approach utilizing an appraisal to determine fair values of the impaired assets. These methods are consistent with the methods the Company employed in prior periods to value other long-lived assets. The inputs utilized in the analyses are classified as Level 3 inputs within the fair value hierarchy as defined in ASC 820, "Fair Value Measurement" and primarily consist of expected future cash flows, estimated production volumes, discount rates, estimated salvage values and third-party appraisals.

Adient

Notes to Combined Financial Statements (Continued)

16. IMPAIRMENT OF LONG-LIVED ASSETS (Continued)

        In fiscal 2014, the Company concluded it had triggering events requiring assessment of impairment for certain of its long-lived assets in conjunction with its restructuring actions announced in fiscal 2014. As a result, the Company reviewed the long-lived assets for impairment and recorded a $52 million impairment charge within restructuring and impairment costs on the combined statements of income. Of the total impairment charge, $45 million related to the Interiors segment and $7 million related to the Seating segment. Refer to Note 15, "Significant Restructuring and Impairment Costs," of the notes to combined financial statements for additional information. The impairment was measured, depending on the asset, either under an income approach utilizing forecasted discounted cash flows or a market approach utilizing an appraisal to determine fair values of the impaired assets. These methods are consistent with the methods the Company employed in prior periods to value other long-lived assets. The inputs utilized in the analyses are classified as Level 3 inputs within the fair value hierarchy as defined in ASC 820, "Fair Value Measurement" and primarily consist of expected future cash flows, estimated production volumes, discount rates, estimated salvage values and third-party appraisals.

        In fiscal 2013, the Company concluded it had a triggering event requiring assessment of impairment for certain of its long-lived assets in conjunction with its restructuring actions announced in fiscal 2013. As a result, the Company reviewed the long-lived assets for impairment and recorded a $79 million impairment charge within restructuring and impairment costs on the combined statements of income. Of the total impairment charge, $57 million related to the Interiors segment and $22 million related to the Seating segment. Refer to Note 15, "Significant Restructuring and Impairment Costs," of the notes to combined financial statements for additional information. The impairment was measured, depending on the asset, either under an income approach utilizing forecasted discounted cash flows or a market approach utilizing an appraisal to determine fair values of the impaired assets. These methods are consistent with the methods the Company employed in prior periods to value other long-lived assets. The inputs utilized in the analyses are classified as Level 3 inputs within the fair value hierarchy as defined in ASC 820, "Fair Value Measurement" and primarily consist of expected future cash flows, estimated production volumes, discount rates, estimated salvage values and third-party appraisals.

        At September 30, 2015, 2014 and 2013, the Company concluded it did not have any other triggering events requiring assessment of impairment of its long-lived assets.

17. INCOME TAXES

        The income tax (benefit) provision in the combined statements of income has been calculated as if Adient filed separate income tax returns and was operating as a stand-alone business. Therefore, cash tax payments and items of current and deferred taxes may not be reflective of the actual tax balances of Adient prior to or subsequent to the separation. The Company's operations have historically been included in the Parent's U.S. federal and state tax returns or non-U.S. jurisdiction tax returns.

        The Parent's global tax model has been developed based upon its entire portfolio of business. Accordingly, the Company's tax results as presented are not necessarily indicative of future performance and do not necessarily reflect the results that would have generated as an independent company for the periods presented.

        Because portions of the Company's operations are included in the Parent's tax returns, payments to certain tax authorities are made by the Parent, and not by the Company. With the exception of certain dedicated foreign entities, the Company does not maintain taxes payable to/from JCI and the balances are deemed to settle the annual current tax balances immediately with the legal tax-paying

Adient

Notes to Combined Financial Statements (Continued)

17. INCOME TAXES (Continued)

entities in the respective jurisdictions. These settlements are reflected as changes in the Parent's net investment.

        The more significant components of the Company's income tax provision are in the following table. These amounts do not include the impact of income tax expense related to our nonconsolidated partially-owned affiliates, which is netted against equity income on the combined statements of income.

	Year Ended September 30,
(in millions)	2015	2014	2013
Tax expense at federal statutory rate	$336	$235	$144
State income taxes, net of federal benefit	15	8	(1)
Foreign income tax expense at different rates and foreign losses without tax benefits	(13)	(14)	34
U.S. tax on foreign income	(252)	9	(21)
U.S. credits and incentives	(6)	(8)	(11)
Business divestitures	356	71	—
Reserve and valuation allowance adjustments	(13)	—	10
Other	(5)	(5)	13

Income tax provision	$418	$296	$168

        The effective rate is above the U.S. statutory rate for fiscal 2015 primarily due to the tax consequences of business divestitures partially offset by the benefits of U.S. tax on foreign income, income in certain non-U.S. jurisdictions with a tax rate lower than the U.S. statutory tax rate and continuing global tax planning initiatives. The effective rate is above the U.S. statutory rate for fiscal 2014 primarily due to the tax consequences of business divestitures partially offset by the benefits of continuing global tax planning initiatives and income in certain non-U.S. jurisdictions with a tax rate lower than the U.S. statutory tax rate. The effective rate is above the U.S. statutory rate for fiscal 2013 primarily due to losses not benefited.

Valuation Allowances

        The Company accounts for income taxes in accordance with ASC 740, "Income Taxes." ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established where management determines that it is more likely than not that some portion or all of a deferred tax asset will not be realized.

        The Company reviews the realizability of its deferred tax asset valuation allowances on a quarterly basis, or whenever events or changes in circumstances indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or combined group recording the net deferred tax asset are considered, along with any other positive or negative evidence. Since future financial results may differ from previous estimates, periodic adjustments to the Company's valuation allowances may be necessary.

Adient

Notes to Combined Financial Statements (Continued)

17. INCOME TAXES (Continued)

        As a result of the Company's fiscal 2015 analysis of the realizability of its worldwide deferred tax assets, and after considering tax planning initiatives and other positive and negative evidence, the Company determined that it was more likely than not that deferred tax assets within South Africa would be realized. Therefore, the Company released $13 million of net valuation allowances as income tax benefit in the fiscal year ended September 30, 2015.

        As a result of the Company's fiscal 2013 analysis of the realizability of its worldwide deferred tax assets, and after considering tax planning initiatives and other positive and negative evidence, the Company determined that it was more likely than not that deferred tax assets within Romania would not be realized. Therefore, the Company recorded $10 million of net valuation allowances as income tax expense in the fiscal year ended September 30, 2013.

Uncertain Tax Positions

        The unrecognized tax benefits reflected in the Company's combined financial statements have been determined using a separate-return by legal entity basis. As a result of the final separation from the Parent, the Company's unrecognized tax benefits could be different than those reflected in the combined financial statements. The Company is subject to income taxes in the U.S. and numerous foreign jurisdictions. Judgment is required in determining its worldwide provision for income taxes and recording the related assets and liabilities. In the ordinary course of the Company's business, there are many transactions and calculations where the ultimate tax determination is uncertain. The Company is regularly under audit by tax authorities.

        At September 30, 2015, the Company had gross tax effected unrecognized tax benefits of $393 million of which $389 million, if recognized, would impact the effective tax rate. Total net accrued interest at September 30, 2015 was approximately $10 million (net of tax benefit).

        At September 30, 2014, the Company had gross tax effected unrecognized tax benefits of $287 million of which $283 million, if recognized, would impact the effective tax rate. Total net accrued interest at September 30, 2014 was approximately $7 million (net of tax benefit).

        At September 30, 2013, the Company had gross tax effected unrecognized tax benefits of $239 million of which $235 million, if recognized, would impact the effective tax rate. Total net accrued interest at September 30, 2013 was approximately $5 million (net of tax benefit).

        A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in millions):

	Year Ended September 30,
	2015	2014	2013
Beginning balance	$287	$239	$145
Additions for tax positions related to the current year	138	62	76
Additions for tax positions of prior years	—	—	18
Reductions for tax positions of prior years	(32)	(14)	—

Ending balance	$393	$287	$239

Adient

Notes to Combined Financial Statements (Continued)

17. INCOME TAXES (Continued)

Other Tax Matters

        In the fourth quarter of fiscal 2015, the Company completed its global automotive interiors joint venture with Yanfeng Automotive Trim Systems. Refer to Note 2, "Acquisitions and Divestitures," of the notes to combined financial statements for additional information. In connection with the divestiture of the business, the Company recorded a pre-tax gain on divestiture of $127 million, $20 million net of tax. The tax impact of the gain is due to the jurisdictional mix of gains and losses on the divestiture, which resulted in non-benefited expenses in certain countries and taxable gains in other countries. In addition, in the third and fourth quarters of fiscal 2015, the Company provided income tax expense for repatriation of cash and other tax reserves associated with the Interiors joint venture transaction, which resulted in a tax charge of $75 million and $218 million, respectively.

        In the third quarter of fiscal 2014, the Company disposed of its Interiors headliner and sun visor product lines. Refer to Note 2, "Acquisitions and Divestitures," of the notes to combined financial statements for additional information. As a result, the Company recorded a pre-tax loss on divestiture of $95 million and income tax expense of $38 million. The income tax expense is due to the jurisdictional mix of gains and losses on the sale, which resulted in non-benefited losses in certain countries and taxable gains in other countries.

Income Tax Provision

        Components of the provision for income taxes are as follows (in millions):

	Year Ended September 30,
	2015	2014	2013
Current
Federal	$264	$106	$140
State	4	4	15
Foreign	201	178	95

	469	288	250

Deferred
Federal	(63)	74	(36)
State	(26)	6	(11)
Foreign	38	(72)	(35)

	(51)	8	(82)

Income tax provision	$418	$296	$168

        Combined domestic income before income taxes and noncontrolling interests for the fiscal years ended September 30, 2015, 2014 and 2013 was income of $788 million, $742 million and $638 million, respectively. Combined foreign income before income taxes and noncontrolling interests for the fiscal years ended September 30, 2015, 2014 and 2013 was income of $171 million, $(72) million and $(225) million, respectively.

        The Company has not provided additional U.S. income taxes on approximately $3.7 billion of undistributed earnings of combined foreign subsidiaries included in Parent's net investment. Such

Adient

Notes to Combined Financial Statements (Continued)

17. INCOME TAXES (Continued)

earnings could become taxable upon the sale or liquidation of these foreign subsidiaries or upon dividend repatriation. The Company's intent is for such earnings to be reinvested by the subsidiaries or to be repatriated when it would be tax effective through the utilization of foreign tax credits. It is not practicable to estimate the amount of unrecognized withholding taxes and deferred tax liability on such earnings.

        Deferred taxes are classified in the combined statements of financial position as follows (in millions):

	September 30,
	2015	2014
Other noncurrent assets	$285	$304
Other noncurrent liabilities	(93)	(138)

Net deferred tax asset	$192	$166

        Temporary differences and carryforwards which gave rise to deferred tax assets and liabilities included (in millions):

	September 30,
	2015	2014
Deferred tax assets
Accrued expenses and reserves	$150	$212
Employee and retiree benefits	15	21
Net operating loss and other credit carryforwards	369	442
Research and development	11	22
Property, plant and equipment	—	2
Intangible assets	—	29
Joint ventures and partnerships	213	—

	758	728
Valuation allowances	(392)	(459)

	366	269

Deferred tax liabilities
Property, plant and equipment	16	—
Intangible assets	88	—
Joint ventures and partnerships	—	37
Other	70	66

	174	103

Net deferred tax asset	$192	$166

        At September 30, 2015, the Company had available net operating loss carryforwards of approximately $1.4 billion, of which $0.7 billion will expire at various dates between 2016 and 2035, and the remainder has an indefinite carryforward period. The valuation allowance, generally, is for loss

Adient

Notes to Combined Financial Statements (Continued)

17. INCOME TAXES (Continued)

carryforwards for which realization is uncertain because it is unlikely that the losses will be realized given the lack of sustained profitability and/or limited carryforward periods in certain countries.

18. SEGMENT INFORMATION

        ASC 280, "Segment Reporting," establishes the standards for reporting information about segments in financial statements. In applying the criteria set forth in ASC 280, the Company has determined that it has two reportable segments for financial reporting purposes.

        Adient designs and manufactures interior systems and products for passenger cars and light trucks, including vans, pick-up trucks and sport utility/crossover vehicles.

  •
  The Seating reportable segment produces automotive seat metal structures and mechanisms, foam, trim, fabric and complete seat systems.

  •
  The Interiors reportable segment, primarily derived from its global automotive interiors joint venture completed on July 2, 2015, produces instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products. Prior to the completion of the joint venture, the Interiors reportable segment produced instrument panels, floor consoles and door panels.

        Management evaluates the performance of the segments based primarily on segment income, which represents income before income taxes and noncontrolling interests excluding net financing charges, restructuring and impairment costs, and net mark-to-market adjustments on pension and postretirement plans. General corporate and other overhead expenses are allocated to business segments in determining segment income. Financial information relating to the Company's reportable segments is as follows (in millions):

	Year Ended September 30,
	2015	2014	2013
Net Sales
Seating	$16,859	$17,871	$16,621
Interiors	3,212	4,170	3,849

Total net sales	$20,071	$22,041	$20,470

	Year Ended September 30,
	2015	2014	2013
Segment Income (Loss)
Seating(1)	$935	$898	$737
Interiors(2)	224	(5)	(21)
Net financing charges	(12)	(15)	(10)
Restructuring and impairment costs	(182)	(158)	(280)
Net mark-to-market adjustments on pension and postretirement plans	(6)	(50)	(13)

Income before income taxes	$959	$670	$413

Adient

Notes to Combined Financial Statements (Continued)

18. SEGMENT INFORMATION (Continued)

	September 30,
	2015	2014	2013
Assets
Seating	$9,080	$9,270	$9,592
Interiors(3)	1,302	305	1,733

	10,382	9,575	11,325
Assets held for sale	55	1,631	62

Total	$10,437	$11,206	$11,387

	Year Ended September 30,
	2015	2014	2013
Depreciation/Amortization
Seating	$333	$315	$339
Interiors	14	122	111

Total	$347	$437	$450

	Year Ended September 30,
	2015	2014	2013
Capital Expenditures
Seating	$366	$462	$450
Interiors	112	162	209

Total	$478	$624	$659

(1)
Seating segment income for the years ended September 30, 2015, 2014 and 2013 excludes $182 million, $29 million and $152 million, respectively, of restructuring and impairment costs. For the years ended September 30, 2015, 2014 and 2013, Seating segment income includes $264 million, $249 million and $286 million, respectively, of equity income.

(2)
Interiors segment income for the years ended September 30, 2014 and 2013 excludes $129 million and $128 million, respectively, of restructuring and impairment costs. For the years ended September 30, 2015, 2014 and 2013, Interiors segment income includes $31 million, $35 million and $16 million, respectively, of equity income.

(3)
The majority of Interiors assets were held for sale at September 30, 2014. At September 30, 2015, the Interiors assets primarily consist of investments in partially-owned affiliates.

Adient

Notes to Combined Financial Statements (Continued)

18. SEGMENT INFORMATION (Continued)

Geographic Information

        Financial information relating to the Company's operations by geographic area is as follows (in millions):

	Year Ended September 30,
	2015	2014	2013
Net Sales
United States	$7,850	$8,401	$7,519
Germany	2,464	2,888	2,823
Mexico	1,299	1,339	1,331
Other European countries	5,050	6,321	5,287
Other foreign	3,408	3,092	3,510

Total	$20,071	$22,041	$20,470

Long-Lived Assets
United States	$583	$613	$610
Germany	375	440	621
Mexico	225	220	245
Other European countries	722	820	1,058
Other foreign	234	313	364

Total	$2,139	$2,406	$2,898

        Net sales attributed to geographic locations are based on the location of the assets producing the sales. Long-lived assets by geographic location consist of net property, plant and equipment.

19. NONCONSOLIDATED PARTIALLY-OWNED AFFILIATES

        Investments in the net assets of nonconsolidated partially-owned affiliates are stated in the "Investments in partially-owned affiliates" line in the combined statements of financial position as of September 30, 2015 and 2014. Equity in the net income of nonconsolidated partially-owned affiliates is stated in the "Equity income" line in the combined statements of income for the years ended September 30, 2015, 2014 and 2013.

        The Company maintains total investments in partially-owned affiliates of $1.6 billion and $0.6 billion at September 30, 2015 and 2014, respectively. The Company's investments in partially-owned affiliates primarily consist of the following entities:

	% ownership
Name of partially-owned affiliate	2015	2014
Seating
Changchun FAWAY—Johnson Controls Automotive Systems Co., Ltd.	50.0%	50.0%
Shanghai Johnson Controls Yanfeng Seating Mechanism Co., Ltd	50.0%	50.0%
Shanghai Yanfeng Johnson Controls Seating Co., Ltd. (YFJC)	49.9%	49.9%
Interiors
Yanfeng Global Automotive Interiors Systems Co., Ltd.	29.7%	—%

Adient

Notes to Combined Financial Statements (Continued)

19. NONCONSOLIDATED PARTIALLY-OWNED AFFILIATES (Continued)

        Financial information for nonconsolidated partially-owned affiliates that were significant to Adient's results is as follows:

Summarized balance sheet data (in millions):

	September 30, 2015
	YFJC	All Other	Total
Current assets	$1,595	$3,923	$5,518
Noncurrent assets	541	2,121	2,662

Total assets	$2,136	$6,044	$8,180

Current liabilities	$1,352	$4,140	$5,492
Noncurrent liabilities	41	108	149
Noncontrolling interests	67	11	78
Shareholders' equity	676	1,785	2,461

Total liabilities and shareholders' equity	$2,136	$6,044	$8,180

	September 30, 2014
	YFJC	All Other	Total
Current assets	$1,469	$1,396	$2,865
Noncurrent assets	517	647	1,164

Total assets	$1,986	$2,043	$4,029

Current liabilities	$1,285	$1,280	$2,565
Noncurrent liabilities	33	41	74
Noncontrolling interests	64	—	64
Shareholders' equity	604	722	1,326

Total liabilities and shareholders' equity	$1,986	$2,043	$4,029

Summarized income statement data with reconciliation to Adient's equity in net income from nonconsolidated partially-owned affiliates for the years ended September 30 (in millions):

	2015
	YFJC	All Other	Total
Net sales	$3,855	$5,594	$9,449
Gross profit	538	662	1,200
Operating income	433	397	830
Net income	360	376	736
Income attributable to noncontrolling interests	46	6	52
Net income attributable to the entity	314	370	684

Equity in net income, before basis adjustments	$157	$149	$306
Basis adjustments	(3)	(8)	(11)
Equity in net income	154	141	295

Adient

Notes to Combined Financial Statements (Continued)

19. NONCONSOLIDATED PARTIALLY-OWNED AFFILIATES (Continued)

	2014
	YFJC	All Other	Total
Net sales	$3,646	$3,898	$7,544
Gross profit	497	416	913
Operating income	388	328	716
Net income	320	310	630
Income attributable to noncontrolling interests	28	—	28
Net income attributable to the entity	292	310	602

Equity in net income, before basis adjustments	$146	$141	$287
Basis adjustments	(3)	0	(3)
Equity in net income	143	141	284

	2013
	YFJC	All Other	Total
Net sales	$3,053	$3,238	$6,291
Gross profit	427	297	724
Operating income	321	191	512
Net income	264	169	433
Income attributable to noncontrolling interests	19	—	19
Net income attributable to the entity	245	169	414

Equity in net income, before basis adjustments	$123	$74	$197
Basis adjustments	(2)	1	(1)
Fair value adjustment to previously held interest	—	106	106
Equity in net income	121	181	302

Adient

Notes to Combined Financial Statements (Continued)

20. COMMITMENTS AND CONTINGENCIES

        The Company accrues for potential environmental liabilities when it is probable a liability has been incurred and the amount of the liability is reasonably estimable. Reserves for environmental liabilities totaled $7 million and $8 million at September 30, 2015 and 2014, respectively. The Company reviews the status of its environmental sites on a quarterly basis and adjusts its reserves accordingly. Such potential liabilities accrued by the Company do not take into consideration possible recoveries of future insurance proceeds. They do, however, take into account the likely share other parties will bear at remediation sites. It is difficult to estimate the Company's ultimate level of liability at many remediation sites due to the large number of other parties that may be involved, the complexity of determining the relative liability among those parties, the uncertainty as to the nature and scope of the investigations and remediation to be conducted, the uncertainty in the application of law and risk assessment, the various choices and costs associated with diverse technologies that may be used in corrective actions at the sites, and the often quite lengthy periods over which eventual remediation may occur. Nevertheless, the Company does not currently believe that any claims, penalties or costs in connection with known environmental matters will have a material adverse effect on the Company's financial position, results of operations or cash flows.

        The Company is involved in various lawsuits, claims and proceedings incident to the operation of its businesses, including those pertaining to product liability, environmental, safety and health, intellectual property, employment, commercial and contractual matters, and various other casualty matters. Although the outcome of any such lawsuit, claim or proceeding cannot be predicted with certainty and some may be disposed of unfavorably to Adient, it is management's opinion that none of these will have a material adverse effect on the Company's financial position, results of operations or cash flows. Costs related to such matters were not material to the periods presented.

21. RELATED PARTY TRANSACTIONS AND PARENT'S NET INVESTMENT

Related Party Transactions

        In the ordinary course of business, the Company enters into transactions with related parties, such as equity affiliates and other businesses of the Parent. Such transactions consist of facility management services, the sale or purchase of goods and other arrangements.

Revision of Previously Reported Related Party Transactions

        In connection with the preparation of the financial statements for the three and six months ended March 31, 2016, the Company identified misstatements in amounts classified as related party transactions in previously reported periods. The misstatements impacted the amounts previously disclosed in this footnote. The misstatements are not considered material, individually or in the aggregate, to previously issued financial statements. The misstatements had no impact on the combined financial statements.

Adient

Notes to Combined Financial Statements (Continued)

21. RELATED PARTY TRANSACTIONS AND PARENT'S NET INVESTMENT (Continued)

        The following table sets forth the net sales to and purchases from related parties included in the combined statements of operations, including the impact of all revisions thereto:

	Year Ended September 30,
(in millions)	2015		2014		2013
Net sales to related parties	$196	(1)	$215	(1)	$272	(1)
Purchases from related parties	166	(2)	199	(2)	118	(2)

(1)
These amounts have been revised to correct for previously reported misstatements. The revisions decreased net sales to related parties by $26 million and $266 million for 2015 and 2014, respectively, and increased net sales to related parties by $206 million for 2013.

(2)
These amounts have been revised to correct for previously reported misstatements. The revisions increased purchases from related parties by $62 million, $5 million and $38 million for 2015, 2014 and 2013, respectively.

        The following table sets forth the amount of accounts receivable due from and payable to related parties in the combined statements of financial position, including the impact of all revisions thereto:

	September 30,
(in millions)	2015		2014
Receivable from related parties	$254	(1)	$124	(1)
Payable to related parties	122		101

(1)
These amounts have been revised to correct for previously reported misstatements. The revisions decreased receivables from related parties by $2 million for 2015 and increased receivables from related parties by $18 million for 2014.

        Excluding the settlement of intercompany balances in advance of the separation of the Company from the Parent, average receivable and payable balances with related parties remained relatively consistent with the period end balances shown above.

Corporate Allocations and Parent's Net Investment

        The combined statements of operations include allocations for certain support functions that are provided on a centralized basis by the Parent and subsequently recorded at the business unit level, such as expenses related to employee benefits, finance, human resources, risk management, information technology, facilities, and legal, among others. Included in cost of sales and selling, general and administrative expense during the years ended September 30, 2015, 2014 and 2013 were $361 million, $304 million and $254 million, respectively, of corporate expenses incurred by JCI. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis of combined sales, headcount or other measures of the Company or the Parent. Management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocating general corporate expenses from the Parent, are reasonable. Nevertheless, the combined financial statements may not include all actual expenses that would have been incurred by the Company and may not reflect the combined results of operations, financial position and cash flows had it been a stand-alone company during the years presented. Actual

Adient

Notes to Combined Financial Statements (Continued)

21. RELATED PARTY TRANSACTIONS AND PARENT'S NET INVESTMENT (Continued)

costs that would have been incurred if the Company had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

        Approximately $16 million of costs related to the separation of Adient have been incurred by the Parent for the year ended September 30, 2015. These costs include legal, consulting and advisory fees. The Parent has assumed these separation costs incurred to date and none of these separation costs were allocated to Adient's combined financial statements. To the extent separation costs are incurred that will directly benefit Adient as a stand-alone company, such costs will be allocated to Adient.

        In addition to the transactions discussed above, certain intercompany transactions between the Company and the Parent have not been recorded as related party transactions. These transactions are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows as a financing activity and in the combined statements of financial position as Parent's net investment.

ADIENT AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(In millions)

Year Ended September 30,	2015	2014	2013
Accounts Receivable—Allowance for Doubtful Accounts
Balance at beginning of period	$11	$14	$17
Provision charged to costs and expenses	14	17	28
Reserve adjustments	(13)	(18)	(29)
Accounts charged off	—	—	(2)
Transfers to held for sale	—	(2)	—

Balance at end of period	$12	$11	$14

Deferred Tax Assets—Valuation Allowance
Balance at beginning of period	$459	$426	$306
Allowance provision for new operating and other loss carryforwards	24	33	56
Allowance provision (benefit) adjustments	(91)	—	64

Balance at end of period	$392	$459	$426

Adient

Combined Statements of Financial Position

(unaudited)

(in millions)	June 30, 2016	September 30, 2015
Assets
Cash and cash equivalents	$120	$44
Accounts receivable—net	2,132	2,134
Inventories	691	701
Assets held for sale	—	55
Other current assets	745	872

Current assets	3,688	3,806

Property, plant and equipment—net	2,079	2,139
Goodwill	2,169	2,160
Other intangible assets—net	116	129
Investments in partially-owned affiliates	1,694	1,646
Other noncurrent assets	486	557

Total assets	$10,232	$10,437

Liabilities and Invested Equity
Short-term debt	$22	$17
Current portion of long-term debt	7	7
Accounts payable	2,503	2,653
Accrued compensation and benefits	409	392
Liabilities held for sale	—	42
Restructuring reserve	367	280
Other current liabilities	581	620

Current liabilities	3,889	4,011

Long-term debt	29	35
Pension and postretirement benefits	88	118
Other noncurrent liabilities	1,198	475

Long-term liabilities	1,315	628

Commitments and contingencies (Note 18)
Redeemable noncontrolling interests	49	31
Parent's net investment	5,137	5,873
Accumulated other comprehensive loss	(289)	(247)

Invested equity attributable to Adient	4,848	5,626
Noncontrolling interests	131	141

Total invested equity	4,979	5,767

Total liabilities and invested equity	$10,232	$10,437

The accompanying notes are an integral part of the combined financial statements.

Adient

Combined Statements of Income (Loss)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2016	2015	2016	2015
Net sales	$4,362	$5,402	$12,893	$15,909
Cost of sales	3,916	4,848	11,649	14,439

Gross profit	446	554	1,244	1,470
Selling, general and administrative expenses	(315)	(299)	(820)	(906)
Restructuring and impairment costs	(75)	—	(244)	—
Net financing charges	(2)	(4)	(8)	(11)
Equity income	89	71	260	225

Income before income taxes	143	322	432	778
Income tax provision	136	98	1,027	134

Net income (loss)	7	224	(595)	644
Income attributable to noncontrolling interests	21	16	61	53

Net income (loss) attributable to Adient	$(14)	$208	$(656)	$591

The accompanying notes are an integral part of the combined financial statements.

Adient

Combined Statements of Comprehensive Income (Loss)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2016	2015	2016	2015
Net income (loss)	$7	$224	$(595)	$644
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(85)	115	(52)	(555)
Realized and unrealized gains on derivatives	4	5	12	2

Other comprehensive income (loss)	(81)	120	(40)	(553)

Total comprehensive income (loss)	(74)	344	(635)	91
Comprehensive income attributable to noncontrolling interests	21	14	63	49

Comprehensive income (loss) attributable to Adient	$(95)	$330	$(698)	$42

The accompanying notes are an integral part of the combined financial statements.

Adient

Combined Statements of Cash Flows

(unaudited)

	Nine Months Ended June 30,
(in millions)	2016	2015
Operating Activities
Net income (loss) attributable to Adient	$(656)	$591
Income attributable to noncontrolling interests	61	53

Net income (loss)	(595)	644
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	240	252
Amortization of intangibles	13	14
Pension and postretirement benefit expense	2	7
Pension and postretirement contributions	(35)	(25)
Equity in earnings of partially-owned affiliates, net of dividends received	(129)	(200)
Deferred income taxes	801	(67)
Non-cash restructuring and impairment charges	41	—
Equity-based compensation	20	20
Other	(4)	—
Changes in assets and liabilities:
Receivables	27	(253)
Inventories	16	(46)
Other assets	153	(95)
Restructuring reserves	89	(72)
Accounts payable and accrued liabilities	(180)	—
Accrued income taxes	(15)	4

Cash provided by operating activities	444	183

Investing Activities
Capital expenditures	(312)	(369)
Sale of property, plant and equipment	14	17
Acquisition of businesses, net of cash acquired	—	(18)
Business divestitures	18	—
Changes in long-term investments	—	(45)
Other	2	11

Cash used by investing activities	(278)	(404)

Financing Activities
Net transfers (to) from Parent	(56)	314
Increase in short-term debt	6	8
Repayment of long-term debt	(7)	(9)
Dividends paid to noncontrolling interests	(34)	(30)
Other	—	(10)

Cash provided (used) by financing activities	(91)	273

Effect of exchange rate changes on cash and cash equivalents	1	8

Increase in cash and cash equivalents	76	60
Cash and cash equivalents at beginning of period	44	45

Cash and cash equivalents at end of period	$120	$105

The accompanying notes are an integral part of the combined financial statements.

Adient

Notes to Combined Financial Statements

June 30, 2016

(unaudited)

1. FINANCIAL STATEMENTS

        In the opinion of management, the accompanying unaudited combined financial statements contain all adjustments (which include normal recurring adjustments) necessary to state fairly the financial position, results of operations and cash flows for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) have been omitted pursuant to the rules and regulations of the United States Securities and Exchange Commission (SEC). These combined financial statements should be read in conjunction with the audited combined financial statements and notes thereto included in the Adient (the "Company") Form 10. The results of operations for the three and nine months ended June 30, 2016 are not necessarily indicative of results for the Company's 2016 fiscal year because of seasonal and other factors.

The Separation

        On July 24, 2015, Johnson Controls, Inc. ("JCI" or the "Parent") announced its intent to pursue a separation of the automotive seating and interiors businesses (the "Company" or "Adient") through a spin-off to shareholders. These combined financial statements reflect the combined historical results of the operations, financial position and cash flows of Adient. Adient designs and manufactures interior systems and products for passenger cars and light trucks, including vans, pick-up trucks and sport utility crossover vehicles and is the world's largest automotive seating supplier*. Adient has a leading market position in the Americas, Europe and China, and has relationships with the largest global auto manufacturers. Adient's technologies extend into virtually every area of automotive seating solutions, including complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics.

Basis of Presentation

        These combined financial statements were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of JCI as if Adient had been operating as a stand-alone company for all periods presented. These combined financial statements have been prepared in accordance with U.S. GAAP. The assets and liabilities in the combined financial statements have been reflected on a historical cost basis, as included in the consolidated statements of financial position of JCI. The combined statements of operations include allocations for certain support functions that are provided on a centralized basis by the Parent and subsequently recorded at the business unit level, such as expenses related to employee benefits, finance, human resources, risk management, information technology, facilities, and legal, among others. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis of combined sales, headcount or other measures of the Company or the Parent. Management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocating general corporate expenses from the Parent, are reasonable. Nevertheless, the combined financial statements may not include all actual expenses that would have been incurred by Adient and may not reflect the combined results of operations, financial position and cash flows had it been a stand-alone company during the years presented. Actual costs that would have

*
Based on production volumes. Source: IHS Automotive

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

1. FINANCIAL STATEMENTS (Continued)

been incurred if Adient had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Principles of Combination

        The combined financial statements include certain assets and liabilities that have historically been held at the Parent level but are specifically identifiable or otherwise attributable to Adient. All significant intercompany transactions and accounts within the Company's combined businesses have been eliminated. All intercompany transactions between the Company and the Parent have been included in these combined financial statements as Parent's net investment. Expenses related to corporate allocations from the Parent to the Company are considered to be effectively settled for cash in the combined financial statements at the time the transaction is recorded. In addition, transactions between the Company and the Parent's other businesses have been classified as related party, rather than intercompany, in the combined financial statements.

        In addition to wholly-owned subsidiaries, the Company has investments which, in certain cases, may or may not require combination, as a result of only a partial-ownership interest and/or lack of significant influence over the investee. The Company's investments in partially-owned affiliates are accounted for by the equity method when the Company's interest exceeds 20% and the Company does not have a controlling interest.

Combined VIEs

        Based upon the criteria set forth in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, "Consolidation," the Company has determined that it was the primary beneficiary in two VIEs for the reporting periods ended June 30, 2016 and September 30, 2015, as the Company absorbs significant economics of the entities and has the power to direct the activities that are considered most significant to the entities.

        The two VIEs manufacture seating products in North America for the automotive industry. The Company funds the entities' short-term liquidity needs through revolving credit facilities and has the power to direct the activities that are considered most significant to the entities through its key customer supply relationships.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

1. FINANCIAL STATEMENTS (Continued)

        The carrying amounts and classification of assets (none of which are restricted) and liabilities included in the Company's combined statements of financial position for the combined VIEs are as follows:

(in millions)	June 30, 2016	September 30, 2015
Current assets	$260	$279
Noncurrent assets	40	41

Total assets	$300	$320

Current liabilities	$191	$229

Total liabilities	$191	$229

        The Company did not have a significant variable interest in any other combined and uncombined VIEs for the presented reporting periods.

2. NEW ACCOUNTING STANDARDS

        In June 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-13, "Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments." ASU No. 2016-13 changes the impairment model for financial assets measured at amortized cost, requiring presentation at the net amount expected to be collected. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts. Available-for-sale debt securities with unrealized losses will now be recorded through an allowance for credit losses. ASU No. 2016-13 will be effective for the Company for the quarter ended December 31, 2020, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company's combined financial statements.

        In March 2016, the FASB issued ASU No. 2016-09, "Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." ASU No. 2016-09 impacts certain aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU No. 2016-09 will be effective for the Company for the quarter ending December 31, 2017, with early adoption permitted. The Company is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In March 2016, the FASB issued ASU No. 2016-07, "Investments-Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting." ASU No. 2016-07 eliminates the requirement for an investment that qualifies for the use of the equity method of accounting as a result of an increase in the level of ownership or degree of influence, to adjust the investment, results of operations, and retained earnings retrospectively. ASU No. 2016-07 will be effective prospectively for the Company for increases in the level of ownership interest or degree of influence that result in the adoption of the equity method that occur during or after the quarter ending December 31, 2017, with early adoption permitted. The impact of this guidance for the

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

2. NEW ACCOUNTING STANDARDS (Continued)

Company is dependent on any future increases in the level of ownership interest or degree of influence that result in the adoption of the equity method.

        In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)." ASU No. 2016-02 requires recognition of operating leases as lease assets and lease liabilities on the balance sheet and disclosure of key information about leasing arrangements. ASU No. 2016-02 will be effective retrospectively for the Company for the quarter ending December 31, 2019, with early adoption permitted. The Company is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In January 2016, the FASB issued ASU No. 2016-01, "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Liabilities." ASU No. 2016-01 amends certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU No. 2016-01 will be effective for the Company for the quarter ending December 31, 2018, and early adoption is not permitted, with certain exceptions. The changes are required to be applied by means of a cumulative-effect adjustment on the balance sheet as of the beginning of the fiscal year of adoption. The Company is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In November 2015, the FASB issued ASU No. 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes." ASU No. 2015-17 requires that deferred tax liabilities and assets be classified as noncurrent in the combined statements of financial position. ASU No. 2015-17 was early adopted by the Company for the quarter ended December 31, 2015 and was applied retrospectively to all periods presented.

        In September 2015, the FASB issued ASU No. 2015-16, "Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments." ASU No. 2015-16 requires that the cumulative impact of a measurement period adjustment (including the impact on prior periods) be recognized in the reporting period in which the adjustment is identified. ASU No. 2015-16 was early adopted by the Company in the quarter ended September 30, 2015. The adoption of this guidance did not have an impact on the Company's combined financial condition or results from operations.

        In July 2015, the FASB issued ASU No. 2015-11, "Simplifying the Measurement of Inventory." ASU No. 2015-11 requires inventory that is recorded using the first-in, first-out method to be measured at the lower of cost or net realizable value. ASU No. 2015-11 will be effective prospectively for the Company for the quarter ending December 31, 2017, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company's combined financial statements.

        In May 2015, the FASB issued ASU No. 2015-07, "Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)." ASU No. 2015-07 removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. Such investments should be disclosed separate from the fair value hierarchy. ASU No. 2015-07 will be effective retrospectively for the Company for the quarter ending December 31, 2016, with early adoption permitted. The adoption of

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

2. NEW ACCOUNTING STANDARDS (Continued)

this guidance is not expected to have an impact on the Company's combined financial statements but will impact pension asset disclosures.

        In April 2015, the FASB issued ASU No. 2015-03, "Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs." ASU No. 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability. ASU No. 2015-03 will be effective retrospectively for the Company for the quarter ending December 31, 2016, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company's historical combined financial statements. Any future impact will depend on future debt issuances.

        In February 2015, the FASB issued ASU No. 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU No. 2015-02 amends the analysis performed to determine whether a reporting entity should combine certain types of legal entities. ASU No. 2015-02 will be effective retrospectively for the Company for the quarter ending December 31, 2016, with early adoption permitted. The Company is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." ASU No. 2014-09 clarifies the principles for recognizing revenue when an entity either enters into a contract with customers to transfer goods or services or enters into a contract for the transfer of non-financial assets. The original standard was effective retrospectively for the Company for the quarter ending December 31, 2017; however in August 2015, the FASB issued ASU No. 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date," which defers the effective date of ASU No. 2014-09 by one year for all entities. The new standard will become effective retrospectively for the Company for the quarter ending December 31, 2018, with early adoption permitted, but not before the original effective date. Additionally, in March 2016 the FASB issued ASU No. 2016-08, "Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)," in April 2016 the FASB issued ASU No. 2016-10, "Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing," and in May 2016 the FASB issued ASU No. 2016-12, "Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients," which provide additional clarification on certain topics addressed in ASU No. 2014-09. ASU No. 2016-08, ASU No. 2016-10 and ASU No. 2016-12 follow the same implementation guidelines as ASU No. 2014-09 and ASU No. 2015-14. The Company is currently assessing the impact adoption of this guidance will have on its combined financial statements.

        In April 2014, the FASB issued ASU No. 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity." ASU No. 2014-08 limits discontinued operations reporting to situations where the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results, and requires expanded disclosures for discontinued operations. ASU No. 2014-08 was effective for the Company for the quarter ended December 31, 2015.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

2. NEW ACCOUNTING STANDARDS (Continued)

The adoption of this guidance has not had any impact on the Company's combined financial statements.

3. ACQUISITIONS AND DIVESTITURES

        No acquisitions occurred during the nine months ended June 30, 2016. In the first nine months of fiscal 2015, the Company completed three acquisitions for a combined purchase price, net of cash acquired, of $47 million, $18 million of which was paid during the nine months ended June 30, 2015. The acquisitions in the aggregate were not material to the Company's combined financial statements. In connection with the acquisitions, the Company recorded goodwill of $9 million as of June 30, 2015.

        During the nine months ended June 30, 2016, the Company received $18 million of cash related to a divestiture completed in fourth quarter of fiscal 2015.

4. ASSETS AND LIABILITIES HELD FOR SALE

        The Company had determined that certain of its businesses met the criteria to be classified as held for sale. At September 30, 2015, $55 million of assets and $42 million of liabilities related to certain product lines were classified as held for sale. At June 30, 2016, these product lines no longer met the criteria to be classified as held for sale.

5. INVENTORIES

        Inventories consisted of the following:

(in millions)	June 30, 2016	September 30, 2015
Raw materials and supplies	$517	$539
Work-in-process	36	40
Finished goods	138	122

Inventories	$691	$701

6. GOODWILL AND OTHER INTANGIBLE ASSETS

        The change in the carrying amount of goodwill in the Company's Seating reporting segment for the nine months ended June 30, 2016 is as follows:

(in millions)	September 30, 2015	Currency Translation	June 30, 2016
Seating	$2,160	$9	$2,169

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

6. GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

        The Company's other intangible assets, primarily from business acquisitions valued based in part on independent appraisals, consisted of:

	June 30, 2016			September 30, 2015
(in millions)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Intangible assets
Patented technology	$28	$(12)	$16	$27	$(11)	$16
Customer relationships	99	(45)	54	100	(38)	62
Trademarks	56	(18)	38	56	(15)	41
Miscellaneous	15	(7)	8	15	(5)	10

Total intangible assets	$198	$(82)	$116	$198	$(69)	$129

        Amortization of other intangible assets for the three months ended June 30, 2016 and 2015 was $4 million and $4 million, respectively. Amortization of other intangible assets for the nine months ended June 30, 2016 and 2015 was $13 million and $14 million, respectively. Excluding the impact of any future acquisitions, the Company anticipates amortization for fiscal 2017, 2018, 2019, 2020 and 2021 will be approximately $17 million, $17 million, $17 million, $17 million and $15 million, respectively.

7. PRODUCT WARRANTIES

        The Company offers warranties to its customers depending upon the specific product and terms of the customer purchase agreement. A typical warranty program requires that the Company replace defective products within a specified time period from the date of sale. The Company records an estimate for future warranty-related costs based on actual historical return rates and other known factors. Based on analysis of return rates and other factors, the Company's warranty provisions are adjusted as necessary. The Company monitors its warranty activity and adjusts its reserve estimates when it is probable that future warranty costs will be different than those estimates.

        The Company's product warranty liability is recorded in the combined statements of financial position in other current liabilities.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

7. PRODUCT WARRANTIES (Continued)

        The changes in the carrying amount of the Company's total product warranty liability are as follows:

	Nine Months Ended June 30,
(in millions)	2016	2015
Balance at beginning of period	$12	$19
Accruals for warranties issued during the period	7	4
Accruals related to pre-existing warranties (including changes in estimates)	4	(3)
Settlements made (in cash or in kind) during the period	(4)	(5)
Currency translation	1	(1)

Balance at end of period	$20	$14

8. SIGNIFICANT RESTRUCTURING AND IMPAIRMENT COSTS

        To better align its resources with its growth strategies and reduce the cost structure of its global operations to address the softness in certain underlying markets, the Company commits to restructuring plans as necessary.

        In fiscal 2016, the Company committed to a significant restructuring plan (2016 Plan) and recorded $244 million of restructuring and impairment costs in the combined statements of income, of which $169 million was recorded in the second quarter and $75 million was recorded in the third quarter of fiscal 2016. This is the total amount incurred to date for this restructuring plan. The restructuring actions relate to cost reduction initiatives. The costs consist primarily of workforce reductions, plant closures, asset impairments, and changes in estimates to prior year plans. Of the restructuring and impairment costs recorded during the three months ended June 30, 2016, $58 million related to the Seating segment and $17 million related to the Interiors segment. During the third quarter, additional restructuring charges were required in the Seating segment due to workforce reductions, plant closures and finalization of negotiations with labor unions. The asset impairment charge recorded during the three months ended June 30, 2016 relates primarily to information technology assets within the Seating segment that will not be used going forward by the Company. The other charges recorded during the three months ended June 30, 2016 of $16 million relates primarily to restructuring costs at one of the Company's joint ventures which the Parent has indemnified. The restructuring actions are expected to be substantially complete in fiscal 2017.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

8. SIGNIFICANT RESTRUCTURING AND IMPAIRMENT COSTS (Continued)

        The following table summarizes the changes in the Company's 2016 Plan reserve:

(in millions)	Employee Severance and Termination Benefits	Long-Lived Asset Impairments	Other	Currency Translation	Total
Original Reserve	$154	$9	$6	$—	$169
Utilized—cash	(3)	—	(1)	—	(4)
Utilized—noncash	—	(9)	—	3	(6)

Balance at March 31, 2016	$151	$—	$5	$3	$159
Additional restructuring costs	27	32	16	—	75
Utilized—cash	(3)	—	—	—	(3)
Utilized—noncash	—	(32)	—	(3)	(35)

Balance at June 30, 2016	$175	$—	$21	$—	$196

        In fiscal 2015, the Company committed to a significant restructuring plan (2015 Plan) and recorded $182 million of restructuring and impairment costs in the combined statements of income. This is the total amount incurred to date and the total amount expected to be incurred for this restructuring plan. The restructuring actions relate to cost reduction initiatives. The costs consist primarily of workforce reductions, plant closures and asset impairments. The restructuring and impairment costs related to the Seating segment. The restructuring actions are expected to be substantially complete in 2016.

        The following table summarizes the changes in the Company's 2015 Plan reserve:

(in millions)	Employee Severance and Termination Benefits	Long-Lived Asset Impairments	Currency Translation	Total
Original Reserve	$155	$27	$—	$182
Utilized—cash	(1)	—	—	(1)
Utilized—noncash	—	(27)	—	(27)

Balance at September 30, 2015	$154	$—	$—	$154
Utilized—cash	(27)	—	—	(27)
Utilized—noncash	—	—	(1)	(1)

Balance at June 30, 2016	$127	$—	$(1)	$126

        In fiscal 2014, the Company committed to a significant restructuring plan (2014 Plan) and recorded $158 million of restructuring and impairment costs in the combined statements of income. This is the total amount incurred to date and the total amount expected to be incurred for this restructuring plan. The restructuring actions related primarily to cost reduction initiatives and included workforce reductions, plant closures and asset impairments. Of the restructuring and impairment costs recorded, $129 million related to the Interiors segment and $29 million related to the Seating segment. The restructuring actions are expected to be substantially complete in fiscal 2016.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

8. SIGNIFICANT RESTRUCTURING AND IMPAIRMENT COSTS (Continued)

        The following table summarizes the changes in the Company's 2014 Plan reserve:

(in millions)	Employee Severance and Termination Benefits	Long-Lived Asset Impairments	Currency Translation	Total
Original Reserve	$106	$52	$—	$158
Utilized—cash	—	—	—	—
Utilized—noncash	—	(52)	(5)	(57)

Balance at September 30, 2014	$106	$—	$(5)	$101
Utilized—cash	(24)	—	—	(24)
Utilized—noncash	—	—	(9)	(9)

Balance at September 30, 2015	$82	$—	$(14)	$68
Utilized—cash	(39)	—	—	(39)
Utilized—noncash	—	—	(1)	(1)

Balance at June 30, 2016	$43	$—	$(15)	$28

        In fiscal 2013, the Company committed to a significant restructuring plan (2013 Plan) and recorded $280 million of restructuring and impairment costs in the combined statements of income. This is the total amount incurred to date and the total amount expected to be incurred for this restructuring plan. The restructuring actions related to cost reduction initiatives and included workforce reductions, plant closures, and asset impairments. Of the restructuring and impairment costs recorded, $152 million related to the Seating segment and $128 million related to the Interiors segment. The restructuring actions are expected to be substantially complete in fiscal 2016.

        The following table summarizes the changes in the Company's 2013 Plan reserve:

(in millions)	Employee Severance and Termination Benefits	Long-Lived Asset Impairments	Other	Currency Translation	Total
Original Reserve	$199	$79	$2	$—	$280
Utilized—cash	(15)	—	—	—	(15)
Utilized—noncash	—	(79)	(2)	3	(78)

Balance at September 30, 2013	$184	$—	$—	$3	$187
Utilized—cash	(54)	—	—	—	(54)
Utilized—noncash	—	—	—	(9)	(9)

Balance at September 30, 2014	$130	$—	$—	$(6)	$124
Utilized—cash	(66)	—	—	—	(66)
Utilized—noncash	—	—	—	(10)	(10)

Balance at September 30, 2015	$64	$—	$—	$(16)	$48
Utilized—cash	(32)	—	—	—	(32)
Utilized—noncash	—	—	—	(1)	(1)

Balance at June 30, 2016	$32	$—	$—	$(17)	$15

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

8. SIGNIFICANT RESTRUCTURING AND IMPAIRMENT COSTS (Continued)

        The Parent's fiscal 2016, 2015, 2014 and 2013 restructuring plans included workforce reductions of approximately 10,700 for Adient. Restructuring charges associated with employee severance and termination benefits are paid over the severance period granted to each employee or on a lump sum basis in accordance with individual severance agreements. As of June 30, 2016, approximately 6,800 of the employees have been separated from the Company pursuant to the restructuring plans. In addition, the restructuring plans included twenty plant closures for Adient. As of June 30, 2016, ten of the twenty plants have been closed.

        Company management closely monitors its overall cost structure and continually analyzes each of its businesses for opportunities to consolidate current operations, improve operating efficiencies and locate facilities in low cost countries in close proximity to customers. This ongoing analysis includes a review of its manufacturing, engineering and purchasing operations, as well as the overall global footprint for all its businesses. Because of the importance of new vehicle sales by major automotive manufacturers to operations, the Company is affected by the general business conditions in this industry. Future adverse developments in the automotive industry could impact the Company's liquidity position, lead to impairment charges and/or require additional restructuring of its operations.

9. INCOME TAXES

        In calculating the provision for income taxes, the Company uses an estimate of the annual effective tax rate based upon the facts and circumstances known at each interim period. On a quarterly basis, the actual effective tax rate is adjusted, as appropriate, based upon changed facts and circumstances, if any, as compared to those forecasted at the beginning of the fiscal year and each interim period thereafter. For the three and nine months ended June 30, 2016, the Company's effective tax rate was 95% and 238%, respectively. The effective rate was higher than the U.S. federal statutory rate of 35% primarily due to a one-time non-cash tax charge in the second quarter of fiscal 2016 for the Company's change in assertion over permanently reinvested earnings as a result of the proposed separation ($778 million), the jurisdictional mix of restructuring and impairment costs, the tax impacts of separation costs, and a non-recurring non-cash tax charge in the third quarter of fiscal 2016 related to changes in entity tax status associated with the proposed separation ($85 million), partially offset by the benefits of global tax planning initiatives and foreign tax rate differentials. For the three and nine months ended June 30, 2015, the Company's effective tax rate was 30% and 17%, respectively. The effective rate was lower than the U.S. federal statutory rate of 35% primarily due to global tax planning and foreign tax rate differentials, partially offset by a non-cash tax charge in the third quarter of fiscal 2015 for the Company's change in assertion over permanently reinvested earnings associated with the Interiors joint venture transaction ($75 million) and a tax law change in Japan.

Valuation Allowance

        The Company reviews the realizability of its deferred tax assets on a quarterly basis, or whenever events or changes in circumstances indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or consolidated group recording the net deferred tax asset are considered, along with any other positive or negative evidence. Since future financial results may differ from previous estimates, periodic adjustments to the Company's valuation allowances may be necessary.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

9. INCOME TAXES (Continued)

Uncertain Tax Positions

        At June 30, 2016, the Company had gross tax effected unrecognized tax benefits of $382 million, of which $379 million, if recognized, would impact the effective tax rate. Total net accrued interest at June 30, 2016 was approximately $12 million (net of tax benefit). The interest and penalties accrued during the nine months ended June 30, 2016 and 2015 was not material. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense.

Impacts of Tax Legislation

        The United States Department of the Treasury has proposed new regulations under Section 385 of the Internal Revenue Code which may result in certain types of intercompany debt being characterized as equity. The impact of these regulations, if enacted, may impact the Company's tax expense. The Company is currently assessing the impact of these proposed regulations on its combined financial statements.

        The "look-through rule," under subpart F of the U.S. Internal Revenue Code, expired for the Company on September 30, 2015. The "look-through rule" had provided an exception to the U.S. taxation of certain income generated by foreign subsidiaries. The rule was extended in December 2015 retroactive to the beginning of the Company's 2016 fiscal year. The retroactive extension was signed into legislation and was made permanent through the Company's 2020 fiscal year.

        During the nine months ended June 30, 2016, other tax legislation was adopted in various jurisdictions. These law changes did not have a material impact on the Company's combined financial statements.

        During the nine months ended June 30, 2015, tax legislation was adopted in Japan which reduced its statutory income tax rate. As a result of the law change, the Company recorded income tax expense of $4 million in the second quarter of fiscal 2015.

Other Tax Matters

        In the third quarter of fiscal 2016, the Company recorded a non-recurring non-cash tax charge of $85 million related to changes in entity tax status associated with the proposed separation.

        In the third quarter of fiscal 2016, the Company recorded $75 million of restructuring and impairment costs. Refer to Note 8, "Significant Restructuring and Impairment Costs," of the notes to combined financial statements for additional information. The restructuring and impairment costs generated a $12 million tax benefit, which was negatively impacted by the geographic mix and the Company's current tax position in these jurisdictions.

        In the second quarter of fiscal 2016, the Company recorded $169 million of restructuring and impairment costs. Refer to Note 8, "Significant Restructuring and Impairment Costs," of the notes to combined financial statements for additional information. The restructuring and impairment costs generated a $5 million tax benefit, which was negatively impacted by the geographic mix, the

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

9. INCOME TAXES (Continued)

Company's current tax position in these jurisdictions and the underlying tax basis in the impaired assets.

        In the second quarter of fiscal 2016, the Company provided income tax expense on the foreign undistributed earnings of certain non-U.S. subsidiaries associated with the spin-off, which resulted in a one-time non-cash tax charge and deferred tax liability of $778 million. As a result of the anticipated spin-off, the Parent and the Company were no longer able to assert permanent reinvestment of foreign undistributed earnings as of March 31, 2016 which resulted in this non-cash tax charge.

        In the third quarter of fiscal 2015, the Company provided income tax expense on the foreign undistributed earnings of certain non-U.S. subsidiaries associated with the Interiors joint venture transaction, which resulted in a non-cash tax charge of $75 million.

        Deferred taxes are classified in the combined statements of financial position as follows:

(in millions)	June 30, 2016	September 30, 2015
Other noncurrent assets	$232	$285
Other noncurrent liabilities	(822)	(93)

Net deferred tax asset (liability)	$(590)	$192

10. RETIREMENT PLANS

Participation in Parent Pension and Other Postemployment Benefit Plans

        JCI provides defined benefit pension, postretirement health care and defined contribution benefits to its eligible employees and retirees, including eligible employees and retirees of Adient. These liabilities are not reflected in the combined statements of financial position.

        The combined statements of income include expense allocations for these benefits which were determined using a proportional allocation based on headcount and payroll expense for the Company's employees. Management considers the expense allocation methodology and results to be reasonable for all periods presented. Total Parent benefit plan net expense allocated to Adient amounted to $3 million and $8 million for the three months ended June 30, 2016 and 2015, respectively. Total Parent benefit plan net expense allocated to Adient amounted to $9 million and $24 million for the nine months ended June 30, 2016 and 2015, respectively. These costs are reflected in cost of sales and selling, general and administrative expenses. These costs were funded through intercompany transactions with Parent which are now reflected within the net parent investment equity balance.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

10. RETIREMENT PLANS (Continued)

Retirement Benefits

        The components of the Company's net periodic benefit costs, which are primarily related to its non-U.S. retirement plans, are shown in the table below in accordance with ASC 715, "Compensation—Retirement Benefits":

	Retirement Benefits
	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2016	2015	2016	2015
Service cost	$2	$2	$6	$8
Interest cost	4	7	12	17
Expected return on plan assets	(5)	(7)	(16)	(18)

Net periodic benefit cost	$1	$2	$2	$7

11. FINANCING ARRANGEMENTS

        In July 2016, AGH entered into credit facilities providing for commitments with respect to a $1.5 billion Revolving Credit Facility and a $1.5 billion Term Loan A Facility. The credit facilities mature in July 2021. Commencing June 30, 2017 (or if the distribution occurs prior to December 31, 2016, the last day of the first full fiscal quarter after distribution), the Term Loan A Facility will require quarterly amortization payments of 0.625% of the original principal amount thereof in the first year, increasing to 2.50% of the original principal amount thereof by the fourth year. Following the distribution date, the Credit Facility will contain covenants that include, among other things and subject to certain significant exceptions, restrictions on Adient's ability to declare or pay dividends, make certain payments in respect of the notes, create liens, incur additional indebtedness, make investments, engage in transactions with affiliates, enter into agreements restricting Adient's subsidiaries' ability to pay dividends, dispose of assets and merge or consolidate with any other person. In addition, following the distribution date, the credit facilities will contain a financial maintenance covenant requiring Adient to maintain a total net leverage ratio equal to or less than 3.50 to 1.00, tested on a quarterly basis. The Term Loan A Facility will also require mandatory prepayments in connection with certain non-ordinary course asset sales and insurance recovery and condemnation events, among other things, and subject in each case to certain significant exceptions. Prior to the distribution date, AGH may be required to pay a 0.25% per annum commitment fee on the unused portions of the committed loans under the credit facilities. Following the distribution date and the satisfaction of certain other conditions, AGH will pay a commitment fee on the unused portion of the commitments under the Revolving Credit Facility based on the total net leverage ratio of Adient, ranging from 0.15% to 0.35%. The full amount of the Term Loan A Facility and $750 million of the Revolving Credit Facility are available to AGH prior to the distribution date. Following the distribution date, the credit facilities will bear interest based on either LIBOR or a base rate. LIBOR loans will bear interest at a rate of LIBOR plus a margin between 1.25%-2.25% and base rate loans will bear interest at the base rate plus a margin of between 0.25%-1.25% (margins are determined based on Adient's total net leverage ratio).

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

11. FINANCING ARRANGEMENTS (Continued)

        The credit facilities are currently guaranteed by Johnson Controls, Inc. and Johnson Controls International plc.

        Prior to the distribution date, the covenants, representations and warranties and events of default in the credit facilities are substantially identical to those in the Credit Agreement, dated as of March 10, 2016, among Johnson Controls, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto. We refer to this agreement as the "successor credit agreement." The loans made under the credit facilities currently bear interest at the same rate as loans made under the successor JCI credit agreement.

        Additionally, on August 19, 2016, AGH issued €1.0 billion of 3.50% EUR-denominated senior unsecured notes due 2024 and $0.9 billion of 4.875% USD-denominated senior unsecured notes due 2026, through a private offering exempt from the registration requirements of the Securities Act of 1933. The proceeds of the notes will be used, together with anticipated borrowings from the new credit facilities, to make a cash transfer of $3.0 billion to Johnson Controls with the remaining proceeds to be used for working capital and general corporate purposes.

Net Financing Charges

        The Company's net financing charges line item in the combined statements of income contained the following components:

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2016	2015	2016	2015
Interest expense	$1	$2	$4	$8
Banking fees	1	1	3	2
Other	—	1	1	1

Net financing charges	$2	$4	$8	$11

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

12. EQUITY AND NONCONTROLLING INTERESTS

        The following schedule presents changes in combined equity attributable to Adient and noncontrolling interests:

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
(in millions, net of tax)	Equity Attributable to Adient	Equity Attributable to Noncontrolling Interests	Total Invested Equity	Equity Attributable to Adient	Equity Attributable to Noncontrolling Interests	Total Invested Equity
Beginning balance	$4,810	$151	$4,961	$5,704	$170	$5,874
Comprehensive income (loss):
Net income (loss)	(14)	14	—	208	11	219
Foreign currency translation adjustments	(85)	—	(85)	117	—	117
Realized and unrealized gains (losses) on derivatives	4	—	4	5	—	5

Other comprehensive income (loss)	(81)	—	(81)	122	—	122

Comprehensive income (loss)	(95)	14	(81)	330	11	341
Other change in equity:
Dividends attributable to noncontrolling interests	—	(36)	(36)	—	(12)	(12)
Change in noncontrolling interest share	—	2	2	—	(7)	(7)
Change in Parent's net investment	133	—	133	(234)	—	(234)

Ending balance	$4,848	$131	$4,979	$5,800	$162	$5,962

	Nine Months Ended June 30, 2016			Nine Months Ended June 30, 2015
(in millions, net of tax)	Equity Attributable to Adient	Equity Attributable to Noncontrolling Interests	Total Invested Equity	Equity Attributable to Adient	Equity Attributable to Noncontrolling Interests	Total Invested Equity
Beginning balance	$5,626	$141	$5,767	$5,453	$159	$5,612
Comprehensive income (loss):
Net income (loss)	(656)	42	(614)	591	40	631
Foreign currency translation adjustments	(54)	1	(53)	(551)	(3)	(554)
Realized and unrealized gains (losses) on derivatives	12	—	12	2	—	2

Other comprehensive income (loss)	(42)	1	(41)	(549)	(3)	(552)

Comprehensive income (loss)	(698)	43	(655)	42	37	79
Other change in equity:
Dividends attributable to noncontrolling interests	—	(55)	(55)	—	(27)	(27)
Change in noncontrolling interest share	—	2	2	—	(7)	(7)
Change in Parent's net investment	(80)	—	(80)	305	—	305

Ending balance	$4,848	$131	$4,979	$5,800	$162	$5,962

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

12. EQUITY AND NONCONTROLLING INTERESTS (Continued)

        The Company consolidates certain subsidiaries in which the noncontrolling interest party has within their control the right to require the Company to redeem all or a portion of its interest in the subsidiary. These redeemable noncontrolling interests are reported at their estimated redemption value. Any adjustment to the redemption value impacts retained earnings but does not impact net income. Redeemable noncontrolling interests which are redeemable only upon future events, the occurrence of which is not currently probable, are recorded at carrying value.

        The following schedule presents changes in the redeemable noncontrolling interests:

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2016	2015	2016	2015
Beginning balance	$42	$34	$31	$27
Net income	7	5	19	13
Foreign currency translation adjustments	—	(2)	1	(1)
Dividends	—	—	(2)	(2)

Ending balance	$49	$37	$49	$37

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

12. EQUITY AND NONCONTROLLING INTERESTS (Continued)

        The following schedule presents changes in accumulated other comprehensive income (AOCI) attributable to Adient:

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions, net of tax)	2016	2015	2016	2015
Foreign currency translation adjustments
Balance at beginning of period	$(198)	$(385)	$(229)	$283
Aggregate adjustment for the period (net of tax effect of $(7), $1, $(4) and $7)	(85)	117	(54)	(551)

Balance at end of period	(283)	(268)	(283)	(268)

Realized and unrealized gains (losses) on derivatives
Balance at beginning of period	(9)	(9)	(17)	(6)
Current period changes in fair value (net of tax effect of $4, $5, $9 and $6)	10	10	27	12
Reclassification to income (net of tax effect of $(4), $(3), $(10) and $(6))	(6)	(5)	(15)	(10)

Balance at end of period	(5)	(4)	(5)	(4)

Pension and postretirement plans
Balance at beginning of period	(1)	(1)	(1)	(1)
Balance at end of period	(1)	(1)	(1)	(1)

Accumulated other comprehensive loss, end of period	$(289)	$(273)	$(289)	$(273)

*
Refer to Note 13, "Derivative Instruments and Hedging Activities," of the notes to combined financial statements for disclosure of the line items on the combined statements of income affected by reclassifications from AOCI into income related to derivatives.

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

        The Parent selectively uses derivative instruments to reduce Adient's market risk associated with changes in foreign currency. Under the Parent's policy, the use of derivatives is restricted to those intended for hedging purposes; the use of any derivative instrument for speculative purposes is strictly prohibited. A description of each type of derivative utilized by the Parent to manage Adient's risk is included in the following paragraphs. In addition, refer to Note 14, "Fair Value Measurements," of the notes to combined financial statements for information related to the fair value measurements and valuation methods utilized by the Company for each derivative type.

        The Company has global operations and participates in the foreign exchange markets to minimize its risk of loss from fluctuations in foreign currency exchange rates. The Parent primarily uses foreign currency exchange contracts to hedge certain of Adient's foreign exchange rate exposures. The Parent hedges 70% to 90% of the nominal amount of each of its known foreign exchange transactional

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

exposures. Gains and losses on derivative contracts offset gains and losses on underlying foreign currency exposures.

        The Parent has entered into cross-currency interest rate swaps to selectively hedge portions of Adient's net investment in Japan. The currency effects of the cross-currency interest rate swaps are reflected in the AOCI account within invested equity attributable to Adient where they offset gains and losses recorded on the Company's net investment in Japan. At June 30, 2016, the Parent had a 5 billion yen cross-currency interest rate swap outstanding. At September 30, 2015 the Parent had four cross-currency interest rate swaps outstanding for Adient totaling 20 billion yen.

        The following table presents the location and fair values of derivative instruments and hedging activities included in the Company's combined statements of financial position:

	Derivatives and Hedging Activities Designated as Hedging Instruments under ASC 815		Derivatives and Hedging Activities Not Designated as Hedging Instruments under ASC 815
(in millions)	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015
Other current assets
Foreign currency exchange derivatives	$2	$5	$8	$41
Cross-currency interest rate swaps	—	5	—	—

Total assets	$2	$10	$8	$41

Other current liabilities
Foreign currency exchange derivatives	$17	$27	$—	$17
Cross-currency interest rate swaps	8	1	—	—

Total liabilities	$25	$28	$—	$17

        The Parent enters into International Swaps and Derivatives Associations (ISDA) master netting agreements with counterparties that permit the net settlement of amounts owed under the derivative contracts. The master netting agreements generally provide for net settlement of all outstanding contracts with a counterparty in the case of an event of default or a termination event. The Company has not elected to offset the fair value positions of the derivative contracts recorded in the combined statements of financial position. Collateral is generally not required of the Company or the counterparties under the master netting agreements. As of June 30, 2016 and September 30, 2015, no cash collateral was received or pledged under the master netting agreements.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

        The gross and net amounts of derivative assets and liabilities are as follows:

	Fair Value of Assets		Fair Value of Liabilities
(in millions)	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015
Gross amount recognized	$10	$51	$25	$45
Gross amount eligible for offsetting	(4)	(2)	(4)	(2)

Net amount	$6	$49	$21	$43

        The following tables present the location and amount of the effective portion of gains and losses gross of tax on derivative instruments and related hedge items reclassified from AOCI into the Company's combined statements of income and amounts recorded in AOCI net of tax in the combined statements of financial position (in millions):

		Amount of Gain Reclassified from AOCI into Income
		Three Months Ended June 30,		Nine Months Ended June 30,
	Location of Gain Reclassified from AOCI into Income
Derivatives in ASC 815 Cash Flow Hedging Relationships		2016	2015	2016	2015
Foreign currency exchange derivatives	Cost of sales	$10	$8	$25	$16

	Amount of Loss Recognized in AOCI on Derivative
Derivatives in ASC 815 Cash Flow Hedging Relationships	June 30, 2016	September 30, 2015
Foreign currency exchange derivatives	$(5)	$(17)

		Amount of Gain (Loss) Recognized in Income on Derivative
		Three Months Ended June 30,		Nine Months Ended June 30,
Derivatives Not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) Recognized in Income on Derivative
		2016	2015	2016	2015
Foreign currency exchange derivatives	Cost of sales	$5	$—	$—	$(1)
Foreign currency exchange derivatives	Net financing charges	9	2	(3)	13

Total		$14	$2	$(3)	$12

        The amount of losses recognized as cumulative translation adjustment (CTA) within AOCI on the effective portion of outstanding net investment hedges was $5 million at June 30, 2016. The amount of gains recognized in CTA within AOCI on the effective portion of outstanding net investment hedges was $2 million at September 30, 2015. For the nine months ended June 30, 2016 and 2015, no gains or

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

losses were reclassified from CTA into income for the Company's outstanding net investment hedges, and no gains or losses were recognized in income for the ineffective portion of cash flow hedges.

14. FAIR VALUE MEASUREMENTS

        ASC 820, "Fair Value Measurement," defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a three-level fair value hierarchy that prioritizes information used in developing assumptions when pricing an asset or liability as follows:

  Level 1: Observable inputs such as quoted prices in active markets;

  Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

  Level 3: Unobservable inputs where there is little or no market data, which requires the reporting entity to develop its own assumptions.

        ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

Recurring Fair Value Measurements

        The following tables present the Company's fair value hierarchy for those assets and liabilities measured at fair value:

	Fair Value Measurements Using:
(in millions)	Total as of June 30, 2016	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Other current assets
Foreign currency exchange derivatives	$10	$—	$10	$—

Total assets	$10	$—	$10	$—

Other current liabilities
Foreign currency exchange derivatives	$17	$—	$17	$—
Cross-currency interest rate swaps	8	—	8	—

Total liabilities	$25	$—	$25	$—

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

14. FAIR VALUE MEASUREMENTS (Continued)

	Fair Value Measurements Using:
(in millions)	Total as of September 30, 2015	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Other current assets
Foreign currency exchange derivatives	$46	$—	$46	$—
Cross-currency interest rate swaps	5	—	5	—

Total assets	$51	$—	$51	$—

Other current liabilities
Foreign currency exchange derivatives	$44	$—	$44	$—
Cross-currency interest rate swaps	1	—	1	—

Total liabilities	$45	$—	$45	$—

Valuation Methods

        Foreign currency exchange derivatives—The Parent selectively hedges anticipated transactions that are subject to foreign exchange rate risk primarily using foreign currency exchange hedge contracts. The foreign currency exchange derivatives are valued under a market approach using publicized spot and forward prices. As cash flow hedges under ASC 815, "Derivatives and Hedging," the effective portion of the hedge gains or losses due to changes in fair value are initially recorded as a component of AOCI and are subsequently reclassified into earnings when the hedged transactions occur and affect earnings. Any ineffective portion of the hedge is reflected in the combined statements of income. These contracts were highly effective in hedging the variability in future cash flows attributable to changes in currency exchange rates at June 30, 2016 and September 30, 2015. The fair value of foreign currency exchange derivatives not designated as hedging instruments under ASC 815 are recorded in the combined statements of income.

        Cross-currency interest rate swaps—The Parent selectively uses cross-currency interest rate swaps to hedge the foreign currency rate risk associated with certain of Adient's investments in Japan. The cross-currency interest rate swaps are valued using observable market data. Changes in the market value of the swaps are reflected in the CTA component of AOCI where they offset gains and losses recorded on the Company's net investment in Japan. At June 30, 2016, the Parent had one cross-currency interest rate swap outstanding totaling 5 billion yen. At September 30, 2015, the Parent had four cross-currency interest rate swaps outstanding totaling 20 billion yen.

15. SEGMENT INFORMATION

        ASC 280, "Segment Reporting," establishes the standards for reporting information about segments in financial statements. In applying the criteria set forth in ASC 280, the Company has determined that it has two reportable segments for financial reporting purposes.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

15. SEGMENT INFORMATION (Continued)

        Adient designs and manufactures interior systems and products for passenger cars and light trucks, including vans, pick-up trucks and sport utility/crossover vehicles.

  •
  The Seating reportable segment produces automotive seat metal structures and mechanisms, foam, trim, fabric and complete seat systems.

  •
  The Interiors reportable segment, primarily derived from its global automotive interiors joint venture completed on July 2, 2015, produces instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products. Prior to the completion of the joint venture, the Interiors reportable segment produced instrument panels, floor consoles and door panels.

        Management evaluates the performance of the segments based primarily on segment income, which represents income before income taxes and noncontrolling interests excluding net financing charges, restructuring and impairment costs, and net mark-to-market adjustments on pension and postretirement plans. General corporate and other overhead expenses are allocated to business segments in determining segment income. Financial information relating to the Company's reportable segments is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2016	2015	2016	2015
Net Sales
Seating	$4,338	$4,337	$12,776	$12,767
Interiors	24	1,065	117	3,142

Total net sales	$4,362	$5,402	$12,893	$15,909

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2016	2015	2016	2015
Segment Income
Seating	$208	$276	$634	$691
Interiors	12	50	50	98
Total restructuring and impairment costs	(75)	—	(244)	—
Net financing charges	(2)	(4)	(8)	(11)

Income before income taxes	$143	$322	$432	$778

16. IMPAIRMENT OF LONG-LIVED ASSETS

        The Company reviews long-lived assets, including property, plant and equipment and other intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that the asset's carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with ASC 360-10-15, "Impairment or Disposal of Long-Lived

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

16. IMPAIRMENT OF LONG-LIVED ASSETS (Continued)

Assets." ASC 360-10-15 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals.

        During the second and third quarters of fiscal 2016, the Company concluded it had triggering events requiring assessment of impairment for certain of its long-lived assets in conjunction with its announced restructuring actions. As a result, the Company reviewed the long-lived assets for impairment and recorded a $41 million impairment charge within restructuring and impairment costs on the combined statements of income, of which $9 million was recorded in the second quarter and $32 million was recorded in the third quarter. Of the total impairment charges, $40 million related to the Seating segment and $1 million related to the Interiors segment. Refer to Note 8, "Significant Restructuring and Impairment Costs," of the notes to combined financial statements for additional information. The impairment was measured, depending on the asset, either under an income approach utilizing forecasted discounted cash flows or a market approach utilizing an appraisal to determine fair values of the impairment assets. These methods are consistent with the methods the Company employed in prior periods to value other long-lived assets. The inputs utilized in the analyses are classified as Level 3 inputs within the fair value hierarchy as defined in ASC 820, "Fair Value Measurement" and primarily consist of expected future cash flows, estimated production volumes, discount rates, estimated salvage values and third-party appraisals.

        At June 30, 2015, the Company concluded it did not have any triggering events requiring assessment of impairment of its long-lived assets.

17. NONCONSOLIDATED PARTIALLY-OWNED AFFILIATES

        Investments in the net assets of nonconsolidated partially-owned affiliates are stated in the "Investments in partially-owned affiliates" line in the combined statements of financial position as of June 30, 2016 and September 30, 2015. Equity in the net income of nonconsolidated partially-owned affiliates is stated in the "Equity income" line in the combined statements of income for the three and nine months ended June 30, 2016 and 2015.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

17. NONCONSOLIDATED PARTIALLY-OWNED AFFILIATES (Continued)

        The Company maintains total investments in partially-owned affiliates of $1.7 billion and $1.6 billion at June 30, 2016 and September 30, 2015, respectively. Financial information for nonconsolidated partially-owned affiliates that were significant to Adient's results is as follows:

Summarized balance sheet data:

	June 30, 2016
(in millions)	YFJC	All Other	Total
Current assets	$2,060	$3,977	$6,037
Noncurrent assets	606	2,088	2,694

Total assets	$2,666	$6,065	$8,731

Current liabilities	$1,848	$4,053	$5,901
Noncurrent liabilities	44	150	194
Noncontrolling interests	100	28	128
Shareholders' equity	674	1,834	2,508

Total liabilities and shareholders' equity	$2,666	$6,065	$8,731

	September 30, 2015
(in millions)	YFJC	All Other	Total
Current assets	$1,595	$3,923	$5,518
Noncurrent assets	541	2,121	2,662

Total assets	$2,136	$6,044	$8,180

Current liabilities	$1,352	$4,140	$5,492
Noncurrent liabilities	41	108	149
Noncontrolling interests	67	11	78
Shareholders' equity	676	1,785	2,461

Total liabilities and shareholders' equity	$2,136	$6,044	$8,180

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

17. NONCONSOLIDATED PARTIALLY-OWNED AFFILIATES (Continued)

Summarized income statement data with reconciliation to Adient's equity in net income from nonconsolidated partially-owned affiliates:

	Nine Months Ended June 30, 2016
(in millions)	YFJC	All Other	Total
Net sales	$3,156	$9,002	$12,158
Gross profit	438	918	1,356
Operating income	334	501	835
Net income	274	470	744
Income attributable to noncontrolling interests	35	17	52
Net income attributable to the entity	239	453	692
Equity in net income of affiliated companies, before basis adjustments	$121	$157	$278
Basis adjustments	(3)	(15)	(18)
Equity in net income of affiliated companies	118	142	260

	Nine Months Ended June 30, 2015
(in millions)	YFJC	All Other	Total
Net sales	$3,018	$2,957	$5,975
Gross profit	414	348	762
Operating income	327	273	600
Net income	271	255	526
Income attributable to noncontrolling interests	33	—	33
Net income attributable to the entity	238	255	493
Equity in net income of affiliated companies, before basis adjustments	$120	$107	$227
Basis adjustments	(2)	—	(2)
Equity in net income of affiliated companies	118	107	225

18. COMMITMENTS AND CONTINGENCIES

        The Company accrues for potential environmental liabilities when it is probable a liability has been incurred and the amount of the liability is reasonably estimable. Reserves for environmental liabilities totaled $6 million and $7 million at June 30, 2016 and September 30, 2015, respectively. The Company reviews the status of its environmental sites on a quarterly basis and adjusts its reserves accordingly. Such potential liabilities accrued by the Company do not take into consideration possible recoveries of future insurance proceeds. They do, however, take into account the likely share other parties will bear at remediation sites. It is difficult to estimate the Company's ultimate level of liability at many remediation sites due to the large number of other parties that may be involved, the complexity of determining the relative liability among those parties, the uncertainty as to the nature and scope of the

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

18. COMMITMENTS AND CONTINGENCIES (Continued)

investigations and remediation to be conducted, the uncertainty in the application of law and risk assessment, the various choices and costs associated with diverse technologies that may be used in corrective actions at the sites, and the often quite lengthy periods over which eventual remediation may occur. Nevertheless, the Company does not currently believe that any claims, penalties or costs in connection with known environmental matters will have a material adverse effect on the Company's financial position, results of operations or cash flows.

        The Company is involved in various lawsuits, claims and proceedings incident to the operation of its businesses, including those pertaining to product liability, environmental, safety and health, intellectual property, employment, commercial and contractual matters, and various other casualty matters. Although the outcome of any such lawsuit, claim or proceeding cannot be predicted with certainty and some may be disposed of unfavorably to Adient, it is management's opinion that none of these will have a material adverse effect on the Company's financial position, results of operations or cash flows. Costs related to such matters were not material to the periods presented.

19. RELATED PARTY TRANSACTIONS AND PARENT'S NET INVESTMENT

Related Party Transactions

        In the ordinary course of business, the Company enters into transactions with related parties, such as equity affiliates and other businesses of the Parent. Such transactions consist of facility management services, the sale or purchase of goods and other arrangements.

        The following table sets forth the net sales to and purchases from related parties included in the combined statements of operations:

	Nine Months Ended June 30,
(in millions)	2016	2015
Net sales to related parties	$378	$140
Purchases from related parties	288	111

        The following table sets forth the amount of accounts receivable due from and payable to related parties in the combined statements of financial position:

(in millions)	June 30, 2016	September 30, 2015
Receivable from related parties	$156	$254
Payable to related parties	47	122

        Excluding the settlement of intercompany balances in advance of the separation of the Company from the Parent, average receivable and payable balances with related parties remained relatively consistent with the period end balances shown above.

Adient

Notes to Combined Financial Statements (Continued)

June 30, 2016

(unaudited)

19. RELATED PARTY TRANSACTIONS AND PARENT'S NET INVESTMENT (Continued)

Corporate Allocations and Parent's Net Investment

        The combined statements of operations include allocations for certain support functions that are provided on a centralized basis by the Parent and subsequently recorded at the business unit level, such as expenses related to employee benefits, finance, human resources, risk management, information technology, facilities, and legal, among others. Included in cost of sales and selling, general and administrative expense during the three months ended June 30, 2016 and 2015 were $76 million and $102 million, respectively, of corporate expenses incurred by JCI. Included in cost of sales and selling, general and administrative expense during the nine months ended June 30, 2016 and 2015 were $215 million and $284 million, respectively, of corporate expenses incurred by JCI. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis of combined sales, headcount or other measures of the Company or the Parent. Management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocating general corporate expenses from the Parent, are reasonable. Nevertheless, the combined financial statements may not include all actual expenses that would have been incurred by the Company and may not reflect the combined results of operations, financial position and cash flows had it been a stand-alone company during the years presented. Actual costs that would have been incurred if the Company had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

        In addition to the amounts above, approximately $138 million and $332 million of costs related to the separation of Adient have been incurred by the Parent for the three and nine months ended June 30, 2016, respectively. Of these amounts, $122 million and $254 million was deemed to directly benefit Adient as a stand-alone company for the three and nine months ended June 30, 2016, respectively. Accordingly, these costs have been allocated to Adient and are reflected within selling, general and administrative expenses in the combined statements of income.

        In addition to the transactions discussed above, certain intercompany transactions between the Company and the Parent have not been recorded as related party transactions. These transactions are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows as a financing activity and in the combined statements of financial position as Parent's net investment.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

Independent Auditor's Report

To the Board of Directors of Shanghai Yanfeng Johnson Controls Seating Co., Ltd.:

        We have audited the accompanying consolidated financial statements of Shanghai Yanfeng Johnson Controls Seating Co., Ltd. (the "Company") and its subsidiaries, which comprise the consolidated balance sheets as of 31 December 2014 and 2013, and the related consolidated income statements, cash flow statements and statements of changes in owners' equity for each of the two years ended 31 December 2014 and 2013.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the requirements of Accounting Standards for Business Enterprises in the People's Republic of China; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of 31 December 2014 and 2013, and the results of their operations and their cash flows for each of the two years ended 31 December 2014 and 2013 in accordance with the requirements of Accounting Standards for Business Enterprises in the People's Republic of China.

Other Matters

        The accompanying consolidated balance sheet as of 31 December 2015, and the related consolidated income statement, cash flow statement and statement of changes in owners' equity for the year then ended are presented for purposes of complying with Rule 3-09 of SEC Regulation S-X; however, Rule 3-09 does not require the financial statements as of and for the year ended 31 December 2015 to be audited and they are, therefore, not covered by this report.

        Accounting Standards for Business Enterprises in the People's Republic of China vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 14 to the consolidated financial statements.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

26 April 2016

Shanghai, the People's Republic of China

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

CONSOLIDATED BALANCE SHEETS
AS OF 31 DECEMBER 2015, 2014 AND 2013

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

ASSETS	Note	31 December 2015 Consolidated (Unaudited)	31 December 2014 Consolidated	31 December 2013 Consolidated
Current assets
Cash at bank and on hand	7(1)	3,939,894,113	3,165,627,901	3,009,341,225
Notes receivable	7(2)	1,198,378,148	1,030,656,745	846,422,674
Accounts receivable	7(3(a))	5,697,029,340	4,688,450,612	4,498,658,134
Advances to suppliers		130,127,043	162,716,875	126,838,132
Interest receivable		1,678,489	394,637	1,095,888
Dividends receivable		16,336,555	—	—
Other receivables	7(3(b))	228,573,927	464,461,266	367,600,678
Inventories	7(4)	701,202,676	638,115,225	622,120,216
Other current assets	7(5)	352,709,670	49,714,736	75,796,692

Total current assets		12,265,929,961	10,200,137,997	9,547,873,639

Non-current assets
Long-term equity investments	7(6)	158,752,993	76,331,842	62,434,370
Fixed assets	7(7)	1,778,145,645	1,537,142,169	1,327,582,914
Construction in progress	7(8)	334,405,828	485,022,530	453,220,391
Intangible assets	7(9)	290,139,232	362,271,077	587,790,417
Long-term prepaid expenses	7(10)	195,116,898	202,556,024	124,512,878
Deferred tax assets	7(20(a))	546,116,880	335,832,409	252,343,326
Other non-current assets	7(11)	99,787,600	53,009,636	93,019,363
Goodwill	7(12)	71,566,642	71,566,642	71,566,642

Total non-current assets		3,474,031,718	3,123,732,329	2,972,470,301

TOTAL ASSETS		15,739,961,679	13,323,870,326	12,520,343,940

The accompanying notes form an integral part of these financial statements.

 SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

CONSOLIDATED BALANCE SHEETS
AS OF 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

LIABILITIES AND OWNERS' EQUITY	Note	31 December 2015 Consolidated (Unaudited)	31 December 2014 Consolidated	31 December 2013 Consolidated
Current liabilities
Short-term borrowings	7(13)	75,000,000	100,000,000	299,300,500
Notes payable	7(14)	457,179,867	441,557,489	459,996,380
Accounts payable	7(15)	8,468,879,463	6,510,519,647	5,850,740,700
Advances from customers		55,982,936	50,804,021	66,160,399
Employee benefits payable	7(16)	621,152,813	548,588,559	466,055,388
Taxes payable	7(17)	560,021,549	407,355,491	449,618,177
Interest payable		—	—	1,769,746
Dividends payable		—	36,552,986	9,000,000
Other payables	7(18)	1,546,190,411	1,652,806,503	1,320,308,049
Current portion of Long-term borrowings	7(19)	5,398,000	5,398,000	2,699,000

Total current liabilities		11,789,805,039	9,753,582,696	8,925,648,339

Non-current liabilities
Long-term borrowings	7(19)	13,505,000	18,903,000	24,301,000
Deferred income		7,402,636	5,440,000	5,440,000
Deferred tax liabilities	7(20(b))	241,500	18,599,893	69,724,286
Provisions		4,206,400	4,037,176	3,454,415
Total non-current liabilities		25,355,536	46,980,069	102,919,701

Total liabilities		11,815,160,575	9,800,562,765	9,028,568,040

Owners' equity
Paid-in capital	7(21)	439,853,380	439,853,380	439,853,380
Capital surplus	7(22)	—	—	1,148,851
Other Comprehensive income	7(33(b))	(307,041)	(32,010)	(147,000)
Surplus reserve	7(23)	329,063,052	284,833,010	242,136,006
Undistributed profits	7(24)	2,635,032,872	2,354,813,576	2,266,775,854
Total equity attributable to equity holders of the Company		3,403,642,263	3,079,467,956	2,949,767,091
Minority interest		521,158,841	443,839,605	542,008,809
Total owners' equity		3,924,801,104	3,523,307,561	3,491,775,900

TOTAL LIABILITIES AND OWNERS' EQUITY		15,739,961,679	13,323,870,326	12,520,343,940

The accompanying notes form an integral part of these financial statements.

Legal representative:	Principal in charge of accounting:	Head of accounting department:
Zhengang Ma	Haifeng Mao	Jianjun Chu

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

CONSOLIDATED INCOME STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013
(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

Item	Note	2015 Consolidated (Unaudited)	2014 Consolidated	2013 Consolidated
Revenue	7(25)	26,572,050,764	24,485,129,870	21,572,906,592
Less: Cost of sales	7(25)(28)	(22,023,017,968)	(20,287,565,383)	(17,638,266,869)
Taxes and surcharges	7(26)	(119,877,553)	(85,497,846)	(77,345,731)
Selling and distribution expenses	7(28)	(175,878,437)	(174,129,174)	(172,411,220)
General and administrative expenses	7(28)	(1,838,254,817)	(1,834,888,595)	(1,554,353,927)
Financial expenses—net	7(27)	59,098,880	25,205,319	(26,052,533)
Asset impairment losses	7(29)	(9,380,519)	(4,671,239)	(10,943,037)
Add: Investment income—net	7(30)	48,357,857	13,897,472	1,083,789
Including: Share of profit of associates and joint ventures		40,459,106	13,897,472	1,083,789
Operating profit		2,513,098,207	2,137,480,424	2,094,617,064
Add: Non-operating income	7(31(a))	45,819,087	45,272,000	35,833,374
Including: gains on disposal of non-current assets		1,676,650	13,714,861	5,306,453
Less: Non-operating expenses	7(31(b))	(14,512,924)	(14,525,030)	(11,603,001)
Including: Losses on disposal of non-current assets		(4,669,157)	(10,808,449)	(6,638,252)
Total profit		2,544,404,370	2,168,227,394	2,118,847,437
Less: Income tax expenses	7(32)	(463,389,635)	(388,801,668)	(371,443,481)
Net profit		2,081,014,735	1,779,425,726	1,747,403,956
Attributable to equity holders of the Company		1,775,435,020	1,591,845,675	1,674,363,531
Minority interest		305,579,715	187,580,051	73,040,425
Other comprehensive income, net of tax
Attributable to equity owners of the Company	7(33(a))	(275,031)	114,990	(147,000)
Translation differences on translation of foreign currency financial statements		(275,031)	114,990	(147,000)
Total comprehensive income		2,080,739,704	1,779,540,716	1,747,256,956
Attributable to equity owners of the Company		1,775,159,989	1,591,960,665	1,674,216,531
Attributable to minority interests		305,579,715	187,580,051	73,040,425

The accompanying notes form an integral part of these financial statements.

Legal representative:	Principal in charge of accounting:	Head of accounting department:
Zhengang Ma	Haifeng Mao	Jianjun Chu

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

CONSOLIDATED CASH FLOW STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013
(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in Rmb Yuan unless otherwise stated)

Item	Note	2015 Consolidated (Unaudited)	2014 Consolidated	2013 Consolidated
Cash flows from operating activities
Cash received from sales of goods or rendering of services		30,668,864,213	28,945,292,864	23,847,583,444
Refund of taxes and surcharges		13,781,018	34,090,499	4,542
Cash received relating to other operating activities		74,044,037	43,456,279	64,838,551
Sub-total of cash inflows		30,756,689,268	29,022,839,642	23,912,426,537
Cash paid for goods and services		(22,770,981,843)	(22,077,186,618)	(18,098,199,881)
Cash paid to and on behalf of employees		(1,553,146,820)	(1,402,532,782)	(1,158,938,499)
Payments of taxes and surcharges		(1,781,651,976)	(1,434,245,412)	(991,365,833)
Cash paid relating to other operating activities	7(34(d))	(1,653,278,352)	(1,441,512,528)	(1,062,458,998)
Sub-total of cash outflows		(27,759,058,991)	(26,355,477,340)	(21,310,963,211)
Net cash flows from operating activities	7(34(a))	2,997,630,277	2,667,362,302	2,601,463,326
Cash flows from investing activities
Cash received from disposal of investments		50,646,471	89,724,800	—
Cash received from returns on investments		16,244,436	3,070,735	1,180,994
Net cash received from disposal of fixed assets, intangible assets and other long-term assets		211,692,165	191,304,314	22,134,823
Net cash received from disposal of subsidiaries and other business units		13,510,827	—
Cash received relating to other investing activities		—	—	220,000,000
Sub-total of cash inflows		292,093,899	284,099,849	243,315,817
Cash paid to acquire fixed assets, intangible assets and other long-term assets		(476,099,495)	(767,637,244)	(554,705,790)
Cash paid to acquire investments		(315,000,000)	(90,371,271)	(50,251,692)
Net cash paid to acquire subsidiaries and other business units		(62,298,600)	—	(412,534,635)
Cash paid relating to other investing activities		—	—	(220,000,000)
Sub-total of cash outflows		(853,398,095)	(858,008,515)	(1,237,492,117)
Net cash flows from investing activities		(561,304,196)	(573,908,666)	(994,176,300)
Cash flows from financing activities
Cash received from capital contributions		—	—	17,500,000
Including: Cash received from capital contributions by minority shareholders of subsidiaries		—	—	17,500,000
Cash received from borrowings		75,855,064	400,000,000	458,793,339
Sub-total of cash inflows		75,855,064	400,000,000	476,293,339
Cash repayments of borrowings		(105,496,657)	(601,999,500)	(282,092,839)
Cash payments for interest expenses, distribution of dividends or profits		(1,664,108,967)	(1,567,648,168)	(1,451,764,972)
Including: Cash payments for dividends or profit to minority shareholders of subsidiaries		(250,598,100)	(142,793,799)	(122,042,022)
Cash payments relating to other financing activities		—	(87,504,313)	—
Sub-total of cash outflows		(1,769,605,624)	(2,257,151,981)	(1,733,857,811)
Net cash flows from financing activities		(1,693,750,560)	(1,857,151,981)	(1,257,564,472)
Effect of foreign exchange rate changes on cash and cash equivalents		—	—	—
Net increase in cash	7(34(b))	742,575,521	236,301,655	349,722,554
Add: Cash at beginning of year	7(34(b))	2,998,757,581	2,762,455,926	2,412,733,372
Cash at end of year	7(34(b))	3,741,333,102	2,998,757,581	2,762,455,926

The accompanying notes form an integral part of these financial statements.

Legal representative:	Principal in charge of accounting:	Head of accounting department:
Zhengang Ma	Haifeng Mao	Jianjun Chu

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

CONSOLIDATED STATEMENT OF CHANGES IN OWNERS' EQUITY

FOR THE YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015

ARE UNAUDITED)

(All amounts in Rmb Yuan unless otherwise stated)

		Attributable to equity holders of the Company
Item	Note	Paid-in capital	Capital surplus	Surplus reserves	Undistributed profits	Other comprehensive income	Minority interest	Total owners' equity
Balance at 1 January 2013		439,853,380	1,148,851	197,012,397	2,005,163,942	—	565,376,934	3,208,555,504
Movements for the year ended 31 December 2013
Total Comprehensive income
Net profit		—	—	—	1,674,363,531	—	73,040,425	1,747,403,956
Other comprehensive income
Foreign currency exchange differences	7(33)	—	—	—	—	(147,000)	—	(147,000)
Total Comprehensive income for the year		—	—	—	1,674,363,531	(147,000)	73,040,425	1,747,256,956
Capital contribution and withdrawal by owners
New subsidiaries		—	—	—	—	—	17,500,000	17,500,000
Profit distribution
Appropriation to surplus reserves		—	—	45,123,609	(45,123,609)	—	—	—
Profit distribution to equity owners		—	—	—	(1,322,403,562)	—	(113,703,818)	(1,436,107,380)
Appropriation to staff welfare and incentive funds		—	—	—	(45,224,448)	—	(204,732)	(45,429,180)
Balance at 31 December 2013		439,853,380	1,148,851	242,136,006	2,266,775,854	(147,000)	542,008,809	3,491,775,900
Balance at 1 January 2014		439,853,380	1,148,851	242,136,006	2,266,775,854	(147,000)	542,008,809	3,491,775,900
Movements for the year ended 31 December 2014
Total Comprehensive income
Net profit		—	—	—	1,591,845,675	—	187,580,051	1,779,425,726
Other comprehensive income
Foreign currency exchange differences	7(33)	—	—	—	—	114,990	—	114,990
Total Comprehensive income for the year		—	—	—	1,591,845,675	114,990	187,580,051	1,779,540,716
Capital contribution and withdrawal by owners
New subsidiaries		—	—	—	—	—	(34,123,771)	(34,123,771)
Transaction with minority interest		—	(1,148,851)	(2,189,800)	—	—	(80,951,299)	(84,289,950)
Profit distribution
Appropriation to surplus reserves		—	—	44,886,804	(44,886,804)	—	—	—
Profit distribution to equity owners		—	—	—	(1,413,873,089)	—	(170,346,785)	(1,584,219,874)
Appropriation to staff welfare and incentive funds		—	—	—	(45,048,060)	—	(327,400)	(45,375,460)
Balance at 31 December 2014		439,853,380	—	284,833,010	2,354,813,576	(32,010)	443,839,605	3,523,307,561
Balance at 1 January 2015		439,853,380	—	284,833,010	2,354,813,576	(32,010)	443,839,605	3,523,307,561
Movements for the year ended 31 December 2015 (Unaudited)
Total Comprehensive income
Net profit		—	—	—	1,775,435,020	—	305,579,715	2,081,014,735
Other comprehensive income
Foreign currency exchange differences	7(33)	—	—	—	—	(275,031)	—	(275,031)
Total Comprehensive income for the year		—	—	—	1,775,435,020	(275,031)	305,579,715	2,080,739,704
New subsidiaries		—	—	—	—	—	(13,601,251)	(13,601,251)
Profit distribution
Appropriation to surplus reserves		—	—	44,230,042	(44,230,042)	—	—	—
Profit distribution to equity owners		—	—	—	(1,406,453,166)	—	(214,045,114)	(1,620,498,280)
Appropriation to staff welfare and incentive funds		—	—	—	(44,532,516)	—	(614,114)	(45,146,630)
Balance at 31 December 2015 (Unaudited)		439,853,380	—	329,063,052	2,635,032,872	(307,041)	521,158,841	3,924,801,104

The accompanying notes form an integral part of these consolidated financial statements.

Legal representative:	Principal in charge of accounting:	Head of accounting department:
Zhengang Ma	Haifeng Mao	Jianjun Chu

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

1 General information

        Shanghai Yanfeng Johnson Controls Seating Co., Ltd. ("the Company") is a sino-foreign joint venture company set up by Yanfeng Automotive Trim Systems Co., Ltd. ("Yanfeng Trim" and formerly known as "Yanfeng Visteon Automotive Trim Systems Co., Ltd.") and Johnson Controls International Inc. ("JCI International") on 18 December 1997. The approved operating period is 25 years and the registered capital is USD 24,770,700. Yanfeng Trim and JCI International hold 50.01% and 49.99% equity interest of the Company, respectively. Yanfeng Trim is ultimately hold by Shanghai Automotive Industry Corporation (Group) ("SAIC").

        In July 2007, according to equity transfer contract, JCI International transferred all the equity interest (49.99%) of the Company to Johnson Controls Asia Holding Co., Ltd. ("JCI Asia"). JCI International and JCI Asia are ultimately held by Johnson Controls, Inc. ("JCI"). In accordance with the resolution of the Board of Directors' meeting on 30 August 2011 and the revised joint venture contract and Articles of Association, the Company completed the transfer from surplus reserve to paid-in capital for USD 12,000,000 (Yanfeng Trim: USD 6,001,200, JCI Asia: USD 5,998,800) and the transfer from undistributed profits to paid-in capital for USD 25,229,300 (Yanfeng Trim: USD 12,617,190, JCI Asia: USD 12,612,110) on 8 November 2012, thus the registered capital was increased to USD 62,000,000.

        The approved scope of business operation of the Company and its subsidiaries (together "the Group") is to develop and manufacture automobile seats and their spare parts, provide technical service for automobile seating, and sell its own products.

        These financial statements are authorised for issue by the Company's responsible person on 26 April 2016.

2 Basis of preparation

        The financial statements are prepared in accordance with the Accounting Standard for Business Enterprises—Basic Standard, the specific accounting standards and other relevant regulations issued by the Ministry of Finance on 15 February 2006 and in subsequent periods (hereafter collectively referred to as "the Accounting Standard for Business Enterprises" or "CAS"). In addition, information relating to the nature and effect of significant difference between CAS and accounting principles generally accepted in the United State of America is presented in Note 14 to the consolidated financial statement of the Group.

        The financial statements are prepared on a going concern basis.

3 Statement of compliance with the Accounting Standards for Business Enterprises

        The financial statements of the Group for the year ended 31 December 2015, 2014 and 2013 are in compliance with the Accounting Standards for Business Enterprises, and truly and completely present the consolidated financial position of the Group as at 31 December 2015, 2014 and 2013 and of their financial performance, cash flows and other information for the years then ended.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates

(1)
Accounting year

        The Company's accounting year starts on 1 January and ends on 31 December.

(2)
Functional currency

        The functional currency is Renminbi (RMB).

(3)
Foreign currency translation

(a)
Foreign currency transactions

        Foreign currency transactions are translated into RMB using the exchange rates prevailing at the dates of the transactions.

        At the balance sheet date, monetary items denominated in foreign currencies are translated into RMB using the spot exchange rates on the balance sheet date. Exchange differences arising from these translations are recognised in profit or loss for the current period, except for those attributable to foreign currency borrowings that have been taken out specifically for acquisition or construction of qualifying assets, which are capitalised as part of the cost of those assets. Non-monetary items denominated in foreign currencies that are measured at historical costs are translated at the balance sheet date using the spot exchange rates at the date of the transactions. The effect of exchange rate changes on cash is presented separately in the cash flow statement.

(b)
Translation of foreign currency financial statements

        The asset and liability items in the balance sheets for overseas operations are translated at the spot exchange rates on the balance sheet date. Among the owners' equity items, the items other than "undistributed profits" are translated at the spot exchange rates of the transaction dates. The income and expense items in the income statements of overseas operations are translated at the spot exchange rates of the transaction dates. The differences arising from the above translation are presented in other comprehensive income. The cash flows of overseas operations are translated at the spot exchange rates on the dates of the cash flows. The effect of exchange rate changes on cash is presented separately in the cash flow statement.

(4)
Cash and cash equivalents

        Cash and cash equivalents comprise cash on hand, deposits that can be readily drawn on demand, and short-term and highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

(5)
Financial assets

        Financial assets are classified into the following categories at initial recognition: financial assets at fair value through profit or loss, receivables, available-for-sale financial assets and held-to-maturity investments. The classification of financial assets depends on the Group's intention and ability to hold the financial assets. The financial assets held by the Group are mainly receivables.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

(a)
Receivables

        Receivables, including accounts receivable and other receivables, are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market (Note 4(6)).

(b)
Recognition and measurement

        Financial assets are recognised at fair value on the balance sheet when the Group becomes a party to the contractual provisions of the financial instrument. In the case of financial assets at fair value through profit or loss, the related transaction costs incurred at the time of acquisition are recognised in profit or loss for the current period. For other financial assets, transaction costs that are attributable to acquisition of the financial assets are included in their initially recognised amounts. A financial asset is derecognised when the contractual rights to receive the cash flows from the financial asset have expired, or all the substantial risks and rewards of ownership of the financial asset have been transferred. Receivables are subsequently measured at amortised cost by using the effective interest method.

(c)
Impairment of financial assets

        The Group assesses the carrying amounts of financial assets other than those at fair value through profit or loss at each balance sheet date. If there is objective evidence that a financial asset is impaired, an impairment loss is provided for.

        When an impairment loss on a financial asset carried at amortised cost has occurred, the amount of loss is provided for at the difference between the asset's carrying amount and the present value of its estimated future cash flows (excluding future credit losses that have not been incurred). If there is objective evidence that the value of the financial asset recovered and the recovery is related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed and the amount of reversal is recognised in profit or loss.

(6)
Receivables

        Receivables comprise accounts receivable and other receivables. Accounts receivable arising from sale of goods or rendering of services are initially recognised at fair value of the contractual payments from the buyers or service recipients.

        Receivables with amounts that are individually significant are subject to separate assessment for impairment. If there exists objective evidence that the Group will not be able to collect the amount under the original terms, a provision for bad debts of that receivable is made at the difference between its carrying amount and the present value of its estimated future cash flows.

        Receivables with amounts that are not individually significant and those receivables that have been individually assessed for impairment and have not been found impaired are classified into certain groupings based on their credit risk characteristics. Provision for bad debts is determined based on the

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

historical loss experience for groupings of receivables with similar credit risk characteristics, taking into consideration of the current circumstances.

        When the Group transfers the accounts receivable to the financial institutions without recourse, the difference between the proceeds received from the transaction and their carrying amounts and the related taxes is recognised in profit or loss for the current period.

(7)
Inventories

        Inventories include raw materials, work in progress, and finished goods, and are measured at the lower of cost and net realisable value.

        Cost is determined using weighted average method base on standard cost. The cost of finished goods and work in progress comprises raw materials, direct labour and an allocation of all production overhead expenditures incurred based on normal operating capacity.

        Provision for decline in the value of inventories is determined at the excess amount of the carrying amounts of the inventories over their net realisable value. Net realisable value is determined based on the estimated selling price in the ordinary course of business, less the estimated costs to completion and estimated costs necessary to make the sale and related taxes

        The Group adopts the perpetual inventory system.

(8)
Long-term equity investments

        Long-term equity investments comprise the Company's long-term equity investments in its subsidiaries, and the Group's long-term equity investments in its joint ventures and associates.

(a)
Subsidiaries

        Subsidiaries are the investees over which the Company is able to exercise control. Investments in subsidiaries are presented in the Company's financial statements using the cost method, and are adjusted to the equity method when preparing the consolidated financial statements.

        Long-term equity investments accounted for using the cost method are measured at the initial investment cost. Cash dividends or profit distribution declared by the investees are recognized as investment income in profit or loss.

(b)
Joint ventures and associates

        A joint venture is a joint arrangement which is structured through a separate vehicle over which the Group has joint control together with other parties and only has rights to the net assets of the arrangement based on legal forms, contractual terms and other facts and circumstances; An associate is the investee over which the Group has significant influence on its financial and operating policy decisions.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

        Investments in joint ventures and associates are accounted for using the equity method. Where the initial investment cost exceeds the Group's share of the fair value of the investee's identifiable net assets at the time of acquisition, the investment is initially measured at cost. Where the initial investment cost is less than the Group's share of the fair value of the investee's identifiable net assets at the time of acquisition, the difference is included in profit or loss for the current period and the cost of the long-term equity investment is adjusted upwards accordingly.

        Under the equity method of accounting, the Group recognises the investment income according to its share of net profit or loss of the investee. The Group does not recognise further losses when the carrying amounts of the long-term equity investment together with any long-term interests that, in substance, form part of the Group's net investment in investees are reduced to zero. However, if the Group has obligations for additional losses and the criteria with respect to recognition of provisions under the accounting standards on contingencies are satisfied, the Group continues recognising the investment losses and the provisions. The Group's share of the changes in investee's owner's equity other than those arising from the net profit or loss, other comprehensive income and profit distribution is recognised in capital surplus with a corresponding adjustment to the carrying amounts of the long-term equity investment. The carrying amount of the investment is reduced by the Group's share of the profit distribution or cash dividends declared by the investees. Unrealised gains or losses on transactions between the Group and its investees are eliminated to the extent of the Group's equity interest in the investees, based on which the investment income or losses are recognised. Any losses resulting from transactions between the Group and its investees, which are attributable to asset impairment losses are not eliminated.

(9)
Fixed assets

        Fixed assets comprise buildings, machinery and equipment, motor vehicles, computer and electronic equipment, tooling and office equipment. Fixed assets purchased or constructed by the Group are initially measured at cost at the time of acquisition. Fixed assets contributed by the Chinese investors are initially measured at the value as stipulated in the investment contract or agreement.

        Subsequent expenditures incurred for a fixed asset are included in the cost of the fixed asset when it is probable that the associated economic benefits will flow to the Group and the related cost can be reliably measured. The carrying amount of the replaced part is derecognised. All the other subsequent expenditures are recognised in profit or loss in the period in which they are incurred.

        Fixed assets are depreciated using the straight-line method to allocate the cost of the assets to their estimated residual values over their estimated useful lives. For the fixed assets that have been provided for impairment loss, the related depreciation charge is prospectively determined based upon the adjusted carrying amounts over their remaining useful lives.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

        The estimated useful lives, the estimated residual values expressed as a percentage of cost and the annual depreciation rates are as follows:

	Estimated useful lives	Estimated residual values	Annual depreciation rates
Buildings	20 years	10%	4.5%
Machinery and equipment	3 - 15 years	0% - 5%	6.33 - 33.3%
Motor vehicles	3 - 6 years	0% - 5%	15.83 - 33.3%
Computer and electronic equipment	3 - 5 years	0% - 5%	19 - 33.3%
Tooling	3 - 5 years	0% - 5%	19 - 33.3%
Office equipment	3 - 7 years	0% - 5%	13.57 - 33.3%

        The estimated useful life and the estimated residual value of a fixed asset and the depreciation method applied to the asset are reviewed, and adjusted as appropriate at each year-end.

        A fixed asset is derecognised on disposal or when no future economic benefits are expected from its use or disposal. The amount of proceeds from disposals on sale, transfer, retirement or damage of a fixed asset net of its carrying amount and related taxes and expenses is recognised in profit or loss for the current period.

(10)
Construction in progress

        Construction in progress is measured at actual cost. Actual cost comprises construction costs, installation cost, borrowing costs that are eligible for capitalisation and other costs necessary to bring the fixed assets ready for their intended use. Construction in progress is transferred to fixed assets when the assets are ready for their intended use, and depreciation is charged starting from the following month.

(11)
Intangible assets

        Intangible assets, including land use rights patent rights and non-patented technology and software are measured at cost. Intangible assets also include identifiable assets acquired from business combinations involving enterprises not under common control, such as customer relationship, and are measured at fair value at the time of acquisition.

(a)
Land use rights

        Land use rights are amortised on the straight-line basis over their estimated useful lives. If the acquisition costs of the land use rights and the buildings located thereon cannot be reasonably allocated between the land use rights and the buildings, all of the acquisition costs are recognised as fixed assets.

(b)
Patent rights and non-patented technology

        Patent rights and non-patented technology are amortised on a straight-line basis over the patent protection period as stipulated by the laws.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

(c)
Software

        Software is amortised on a straight-line basis over the patent protection period.

(d)
Customer relationship

        Customer relationship acquired from business combination involving enterprises not under common control are amortised over their beneficial periods.

(e)
Periodical review of useful life and amortisation method

        For an intangible asset with a finite useful life, review and adjustment on useful life and amortisation method are performed at each year-end, with adjustment made as appropriate.

(12)
Research and development

        The expenditure on an internal research and development project is classified into expenditure on the research phase and expenditure on the development phase based on its nature and whether there is material uncertainty that the research and development activities can form an intangible asset at the end of the project.

        Expenditure on the research phase is recognised in profit or loss in the period in which it is incurred; expenditure on the development phase is capitalised only if all of the following conditions are satisfied:

  •
  it is technically feasible to complete the intangible asset so that it will be available for use or sale;

  •
  management intends to complete the intangible asset and use or sell it;

  •
  it can be demonstrated how the intangible asset will generate economic benefits;

  •
  there are adequate technical, financial and other resources to complete the development and the ability to use or sell the intangible asset; and

  •
  the expenditure attributable to the intangible asset during its development phase can be reliably measured.

        Other development expenditures that do not meet the conditions above are recognised in profit or loss in the period in which they are incurred. Development costs previously recognised as expenses are not recognised as an asset in a subsequent period. Capitalised expenditure on the development phase is presented as development costs in the balance sheet and transferred to intangible assets at the date that the asset is ready for its intended use.

(13)
Goodwill

        Goodwill is recognised at the excess of the cost of a business combination involving enterprises not under common control over the interest in the fair value of the acquirees' identifiable net assets acquired in the business combination as at the acquisition date.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

(14)
Long-term prepaid expenses

        Long-term prepaid expenses include the expenditure for improvements to fixed assets held under operating leases, and other expenditures that have been incurred but should be recognised as expenses over more than one year in the current and subsequent periods. Long-term prepaid expenses are amortised on the straight-line basis over the expected beneficial period and are presented at actual expenditure net of accumulated amortisation.

(15)
Impairment of long-term assets

        Fixed assets, construction in progress, intangible assets with finite useful lives and long-term equity investments in joint ventures and associates are tested for impairment if there is any indication that the assets may be impaired at the balance sheet date; intangible assets that are not yet available for their intended use are tested for impairment at least annually, irrespective of whether there is any indication of impairment. If the result of the impairment test indicates that the recoverable amount of an asset is less than its carrying amount, a provision for impairment and an impairment loss are recognised for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and the present value of the future cash flows expected to be derived from the asset. Provision for asset impairment is determined and recognised on the individual asset basis. If it is not possible to estimate the recoverable amount of an individual asset, the recoverable amount of a group of assets to which the asset belongs is determined. A group of assets is the smallest group of assets that is able to generate independent cash inflows.

        Goodwill that is separately presented in the financial statements is tested at least annually for impairment, irrespective of whether there is any indication that it may be impaired. In conducting the test, the carrying value of goodwill is allocated to the related asset group or groups of asset groups which are expected to benefit from the synergies of the business combination. If the result of the test indicates that the recoverable amount of an asset group or a group of asset groups, including the allocated goodwill, is lower than its carrying amount, the corresponding impairment loss is recognised. The impairment loss is first deducted from the carrying amount of goodwill that is allocated to the asset group or group of asset groups, and then deducted from the carrying amounts of other assets within the asset group or group of asset groups in proportion to the carrying amounts of assets other than goodwill.

        Once the above asset impairment loss is recognised, it will not be reversed for the value recovered in the subsequent periods.

(16)
Borrowing costs

        The borrowing costs that are directly attributable to acquisition and construction of an asset that needs a substantially long period of time for its intended use commence to be capitalised and recorded as part of the cost of the asset when expenditures for the asset and borrowing costs have been incurred, and the activities relating to the acquisition and construction that are necessary to prepare the asset for its intended use have commenced. The capitalisation of borrowing costs ceases when the asset under

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

acquisition or construction becomes ready for its intended use and the borrowing costs incurred thereafter are recognised in profit or loss for the current period. Capitalisation of borrowing costs is suspended during periods in which the acquisition or construction of an asset is interrupted abnormally and the interruption lasts for more than 3 months, until the acquisition or construction is resumed.

(17)
Borrowings

        Borrowings are recognised initially at fair value, net of transaction costs incurred, and subsequently stated at amortised cost using the effective interest method. Borrowings of which the period is within one year (inclusive) are classified as short-term borrowings, and the others are classified as long-term borrowings.

(18)
Employee benefits

        Employee benefits refer to all forms of consideration or compensation given by the Group in exchange for service rendered by employees or for termination of employment relationship, which include short-term employee benefits and post-employment benefits.

(a)
Short-term employee benefits

        Short-term employee benefits include wages or salaries, bonus, allowances and subsidies, staff welfare, premiums or contributions on medical insurance, work injury insurance and maternity insurance, housing funds, union running costs and employee education costs, short-term paid absences and etc. The short-term employee benefits actually occurred are recognised as a liability in the accounting period in which the service is rendered by the employees, with a corresponding charge to the profit or loss for the current period or the cost of relevant assets. Non-monetary benefits are measured at fair value.

(b)
Post-employment benefits

        The Group classifies post-employment benefit plans as defined contribution plans. Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into a separate fund and will have no obligation to pay further contributions. During the reporting period, the Group's post-employment benefits mainly include the premiums or contributions on basic pensions and unemployment insurance, both of which belong to defined contribution plans.

        Basic pensions

        The Group's employees participate in the basic pension plan set up and administered by local authorities of Ministry of Human Resource and Social Security. Monthly payments of premiums on the basic pensions are calculated according to the bases and percentage prescribed by the relevant local authorities. When employees retire, the relevant local authorities are obliged to pay the basic pensions to them. The amounts based on the above calculations are recognised as liabilities in the accounting period in which the service has been rendered by the employees, with a corresponding charge to the profit or loss for the current period or the cost of relevant assets.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

(19)
Provisions

        Provisions for product warranties, onerous contracts and etc. are recognised when the Group has a present obligation, it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the obligation can be measured reliably.

        A provision is initially measured at the best estimate of the expenditure required to settle the related present obligation. Factors surrounding a contingency, such as the risks, uncertainties and the time value of money, are taken into account as a whole in reaching the best estimate of a provision. Where the effect of the time value of money is material, the best estimate is determined by discounting the related future cash outflows. The increase in the discounted amount of the provision arising from passage of time is recognised as interest expense.

        The carrying amount of provisions is reviewed at each balance sheet date and adjusted to reflect the current best estimate.

(20)
Deferred tax assets and deferred tax liabilities

        Deferred tax assets and deferred tax liabilities are calculated and recognised based on the differences arising between the tax bases of assets and liabilities and their carrying amounts (temporary differences). Deferred tax asset is recognised for the deductible losses that can be carried forward to subsequent years for deduction of the taxable profit in accordance with the tax laws. No deferred tax liability is recognised for a temporary difference arising from the initial recognition of goodwill. No deferred tax asset or deferred tax liability is recognised for the temporary differences resulting from the initial recognition of assets or liabilities due to a transaction other than a business combination, which affects neither accounting profit nor taxable profit (or deductible loss). At the balance sheet date, deferred tax assets and deferred tax liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled.

        Deferred tax assets are only recognised for deductible temporary differences, deductible losses and tax credits to the extent that it is probable that taxable profit will be available in the future against which the deductible temporary differences, deductible losses and tax credits can be utilised.

        Deferred tax liabilities are recognised for temporary differences arising from investments in subsidiaries, associates and joint ventures, except where the Group is able to control the timing of reversal of the temporary difference, and it is probable that the temporary difference will not reverse in the foreseeable future. When it is probable that the temporary differences arising from investments in subsidiaries, associates and joint ventures will be reversed in the foreseeable future and that the taxable profit will be available in the future against which the temporary differences can be utilised, the corresponding deferred tax assets are recognised.

        Deferred tax assets and liabilities are offset when:

  •
  the deferred taxes are relate to the same tax payer within the Group and same taxation authority, and;

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

  •
  that tax payer within the Group has a legally enforceable right to offset current tax assets against current tax liabilities.

(21)
Revenue recognition

        The amount of revenue is determined in accordance with the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group's activities. Revenue is stated net of rebates, discounts and returns.

        Revenue is recognised when the economic benefits associated with the transaction will flow to the Group, the related revenue can be reliably measured, and the specific criteria of revenue recognition have been met for each type of the Group's activities as described below:

(a)
Sale of products

        Revenue is recognised when all the risks and rewards incidental to ownership of goods have been substantially transferred to the buyers with no more continuous management or control over the goods, the economic benefits associated with the transaction will flow to the Group, and the relevant revenue and cost can be reliably measured.

(b)
Rendering of services

        Revenue is recognised when service is completed and it is probable that the associated economic benefits will flow to the Group and its total revenue and cost can be reliably measured.

(22)
Government Grants

        Government grants refer to the monetary or non-monetary assets obtained by the Group from the government, including tax return, financial subsidy and etc.

        Government grants are recognised when the grants can be received and the Group can comply with all attached conditions. If a government grant is a monetary asset, it will be measured at the amount received or receivable. If a government grant is a non-monetary asset, it will be measured at its fair value. If it is unable to obtain its fair value reliably, it will be measured at its nominal amount.

        Government grants related to assets refer to government grants which are obtained by the Group for the purposes of purchase, construction or acquisition of the long-term assets. Government grants related to income refer to the government grants other than those related to assets.

        Government grants related to assets will be recorded as deferred income and recognised evenly in profit or loss over the useful lives of the related assets. However, the government grants measured at their nominal amounts will be directly recorded in profit and loss for the current period.

        Government grants related to income will be recorded as deferred income and recognised in profit or loss in the period in which the related expenses are recognised if the grants are intended to compensate for future expenses or losses, and otherwise recognised in profit or loss for the current period if the grants are used to compensate for expenses or losses that have been incurred.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

(23)
Leases

        A lease that transfers substantially all the risks and rewards incidental to ownership of an asset is a finance lease. An operating lease is a lease other than a finance lease.

        Lease payments under an operating lease are recognised on a straight-line basis over the period of the lease, and are either capitalised as part of the cost of related assets, or charged as an expense for the current period.

(24)
Profit distribution

        Proposed profit distribution is recognised as a liability in the period in which it is approved by the Board of Directors' meeting.

(25)
Business combinations

(a)
Business combinations involving enterprises not under common control.

        The cost of combination and identifiable net assets obtained by the acquirer in a business combination are measured at fair value at the acquisition date. Where the cost of the combination exceeds the acquirer's interest in the fair value of the acquiree's identifiable net assets, the difference is recognised as goodwill; where the cost of combination is lower than the acquirer's interest in the fair value of the acquiree's identifiable net assets, the difference is recognised in profit or loss for the current period. Costs directly attributable to the combination are included in profit or loss in the period in which they are incurred. Transaction costs associated with the issue of equity or debt securities for the business combination are included in the initially recognised amounts of the equity or debt securities.

(26)
Preparation of consolidated financial statements

        The consolidated financial statements comprise the financial statements of the Company and all of its subsidiaries.

        Subsidiaries are consolidated from the date on which the Group obtains control and are deconsolidated from the date that such control ceases. For a subsidiary that is acquired in a business combination involving enterprises under common control, it is included in the consolidated financial statements from the date when it, together with the Company, came under common control of the ultimate controlling party. The portion of the net profits realised before the combination date is presented separately in the consolidated income statement.

        In preparing the consolidated financial statements, where the accounting policies and the accounting periods of the Company and subsidiaries are inconsistent, the financial statements of the subsidiaries are adjusted in accordance with the accounting policies and the accounting period of the Company. For subsidiaries acquired from business combinations involving enterprises not under common control, the individual financial statements of the subsidiaries are adjusted based on the fair value of the identifiable net assets at the acquisition date.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

        All significant intra-group balances, transactions and unrealised profits are eliminated in the consolidated financial statements. The portion of subsidiaries' owners' equity and the portion of subsidiaries' net profits and losses and comprehensive incomes for the period not attributable to the Company are recognised as minority interests, net profit attributed to minority interests and total comprehensive incomes attributed to minority interests, and presented separately in the consolidated financial statements under owners' equity, net profits and total comprehensive income respectively. Unrealised profits and losses resulting from the sale of assets by the Company to its subsidiaries are fully eliminated against net profit attributable to owners of the parent. Unrealised profits and losses resulting from the sale of assets by a subsidiary to the Company are eliminated and allocated between net profit attributable to owners of the parent and net profit attributed to minority interests in accordance with the allocation proportion of the parent in the subsidiary. Unrealised profits and losses resulting from the sale of assets by one subsidiary to another are eliminated and allocated between net profit attributable to owners of the parent and net profit attributed to minority interests in accordance with the allocation proportion of the parent in the subsidiary.

        If the accounting treatment of a transaction is inconsistent in the financial statements at the Group level and at the Company or its subsidiary level, adjustment will be made from the perspective of the Group.

(27)
Critical accounting estimates and judgments

        The Group continually evaluates the critical accounting estimates and key judgments applied based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

        The critical accounting estimates and key assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are outlined below:

(i)
Income taxes

        The Group is subject to income taxes in numerous jurisdictions. There are some transactions and events for which the ultimate tax determination is uncertain during the ordinary course of business. Significant judgment is required from the Group in determining the provision for income taxes in each of these jurisdictions. The Group recognises income taxes in each jurisdiction based on estimates. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

(ii)
Accounting estimates on impairment of goodwill

        The Group tests annually whether goodwill has suffered any impairment. The recoverable amount of asset groups and groups of asset groups is the present value of the future cash flows expected to be derived from them. These calculations require use of estimates (Note 7(12)).

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

4 Summary of significant accounting policies and accounting estimates (Continued)

        If management revises the gross margin that is used in the calculation of the future cash flows of asset groups and groups of asset groups, and the revised gross margin is lower than the one currently used, the Group would need to recognise further impairment against goodwill.

        If management revises the pre-tax discount rate applied to the discounted cash flows, and the revised pre-tax discount rate is higher than the one currently applied, the Group would need to recognise further impairment against goodwill.

        If the actual gross margin/pre-tax discount rate is higher/lower than management's estimates, the impairment loss of goodwill previously provided for is not allowed to be reversed by the Group.

5 Taxation

        The main categories and rates of taxes applicable to the Group during the current year are set out below:

Type	Tax rate	Taxable base
Enterprise income tax(a)	25% and 20%	Taxable income
Value added tax ("VAT")(b)	6% and 17%	Taxable value added amount (Tax payable is calculated using the taxable sales amount multiplied by the effective tax rate less deductible VAT input of current period)
Business tax	5%	Taxable turnover amount

(a)
In 2015, 2014 and 2013, the enterprise income tax rates applicable to the Company and its subsidiaries with high technology certificates are as follows:

(1)
The Company is a foreign-invested production enterprise set up in Pudong new district, Shanghai. It was certificated as the advanced and high technology enterprise by Shanghai Science and Technology Committee in 2011 (valid for 3 years) and 2014 (valid for 3 years), respectively. According to the Fiscal and Taxation (2009), No.203 "The notice on implementing preferential corporate income tax rate of advanced and high technology enterprises", the applicable income tax rate is 15% in year 2015, 2014 and 2013.

(2)
Shanghai Jixiang Automobile Roof Trimming Co., Ltd. ("Shanghai Jixiang Automobile") is a domestic enterprise set up in Shanghai. It was certificated as the advanced and high technology enterprise by Shanghai Science and Technology Committee in 2012 (valid for 3 years) and 2015 (valid for 3 years), respectively. According to the Fiscal and Taxation (2009), No.203 "The notice on implementing preferential corporate income tax rate of advanced and high technology enterprises", the applicable income tax rate is 15% in year 2015, 2014 and 2013.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

5 Taxation (Continued)

  (3)
  Guangzhou Dongfeng Johnson Controls Automotive Seating Co., Ltd. ("Guangzhou Dongfeng Johnson Seating") is a foreign-invested production enterprise set up in coastal economic open zone. It was certificated as the advanced and high technology enterprise by Guangzhou Province Science and Technology Agency in 2014 (valid for 3 years). According to the Fiscal and Taxation (2009), No.203 "The notice on implementing preferential corporate income tax rate of advanced and high technology enterprises", the applicable income tax rate is 15% in year 2015 and 25% in 2014 and 2013.

  (4)
  Hefei Johnson Controls Yunhe Automotive Seating Co., Ltd. ("Hefei Yunhe Johnson") is a foreign-invested manufacturing enterprise set up in Hefei Economic and Technological Development Zone. The company was certificated as the advanced and high technology enterprise by Hefei Science and Technology Committee in 2012 (valid for 3 years) and 2015 (valid for 3 years), respectively. According to the Fiscal and Taxation (2009) No.203 "The notice on implementing preferential corporate income tax rate of advanced and high technology enterprises", the applicable income tax rate of Hefei Yunhe Johnson is 15% in 2015, 2014 and 2013.

  (5)
  Shenyang Yanfeng Johnson Controls Seating Co., Ltd. ("Shenyang Yanfeng Johnson Seating") is a domestic enterprise newly set up in Shenyang. The company was certificated as the advanced and high technology enterprise by Liaoning Office of Science and Technology in 2013. According to Guoshuihan (2009) No.203 "Notification of implementing preferential corporate income tax rate of advanced and high technology enterprises", the applicable income tax rate of Shenyang Yanfeng Johnson Seating is 15% in 2015, 2014 and 2013.

  (6)
  Chongqing Yanfeng Johnson Automotive Parts Systems Co., Ltd. ("Chongqing Yanfeng Johnson") is a foreign-invested manufacturing enterprise set up in Chongqing. It was certificated as the advanced and high technology enterprise for the first time in July 2010, then it was certificated as the advanced and high technology enterprise again through the review in October 2013 (valid until December 2015). According to the Fiscal and Taxation (2009), No.203 "The notice on implementing preferential corporate income tax rate of advanced and high technology enterprises", the applicable income tax rate is 15% in year 2015, 2014 and 2013.

(b)
Pursuant to the Circular on the Pilot Plan for Levying VAT in Place of Business Tax (Cai Shui No.110, 2011) and the Circular on the Pilot Practice of Levying VAT in Place of Business Tax for the Transportation Industry and Some Modern Service Industries in Shanghai (Cai Shui [2013] No.106) and the Circular on the Pilot Practice of Levying VAT in Place of Business Tax for the Transportation Industry and Some Modern Service Industries across the nation (Cai Shui No.37, 2013) jointly issued by the Ministry of Finance and the State Administration of Taxation, revenue from technical consulting business of part of the Company and the subsidiaries registered in Shanghai and other cities is subject to VAT at the rate of 6% from 1 January 2012, the applicable tax rate is 6%.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

6 Subsidiaries

(1)
Significant subsidiaries included in the consolidation scope as at 31 December 2015 are as follows:

				% interest held by the Company		% voting right held by the Company
	Place of registration	Registered capital	Nature of business and principal activities
				Directly	Indirectly	Directly	Indirectly
Shenyang Yanfeng Johnson Seating	Shenyang	RMB 30,000,000	Develop, produce and sell automotive interior, overhead systems and parts production. Self-management or agency of import and export of goods and technologies	100%		100%
Yantai Yanfeng Johnson Controls Seating Co., Ltd.	Yantai	RMB 35,000,000	Produce and sell auto seating and parts, automotive functional polymer materials; import and export goods and technology	100%		100%
Nanjing Yanfeng Johnson Controls Seating Co., Ltd.	Nanjing	RMB 45,000,000	Produce and sell auto seating and provide after-sale service; import and export goods and service	60%		60%
Shanghai Yanfeng Johnson Controls Anting Seating Co., Ltd.	Shanghai	RMB 15,000,000	Design, develop, produce and sell auto seats and provide after-sale service; import and export goods	100%		100%
Yizheng Yanfeng Johnson Controls Seating Co., Ltd.	Yangzhou	RMB 60,000,000	Design, develop, produce and sell auto seats, automotive ceiling and sun visor	100%		100%
Chongqing Yanfeng Johnson	Chongqing	USD 7,500,000	Produce and sell automotive seatings and spare parts and sun visor	50%		62.50%

(a)
The newly established subsidiaries of the Group in 2013 included Ningbo Yanfeng Johnson Controls Seating Co., Ltd., Wuhan Yanfeng Johnson Controls Seating Co., Ltd., Daqing Yanfeng Johnson Automotive Parts Systems Co., Ltd. and Yanfeng Johnson Controls (Thailand) Co., Ltd. The newly established subsidiaries of the Group in 2014 included Nantong Yanfeng Johnson Controls Seating Parts Co., Ltd, Langfang Yanfeng Johnson Controls Automotive Components Co., Ltd, Nanchang Yanfeng Johnson Controls Automotive Components Systems Co., Ltd. and Hangzhou Yanfeng Johnson Controls Automotive Components Systems Co., Ltd. The newly established subsidiaries of the Group in 2015 included Yanfeng Johnson Controls America Seating, Inc., Chongqing Yanfeng Johnson Fengao Automotive Components Co., Ltd..

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

6 Subsidiaries (Continued)

(b)
In 2015, the company disposed 50% equity interest of its subsidiary Baoding Yanfeng Johnson Seating Parts Co., Ltd. to Great Wall Automobile Holding Co., Ltd..

(c)
On 26 September 2014, the Company purchased 45% equity interest of its subsidiary Shanghai Johnson Controls Automotive Metal Components Co., Ltd. from JCI. After the acquisition, Shanghai Johnson Controls Automotive Metal Components Co., Ltd. became a wholly-owned subsidiary of the Company (Note 8(b)).

(d)
On 21 February 2014, the Company's former subsidiary Wuhan Johnson Controls Yunhe Automotive Seating Co., Ltd. dissolved and liquidated.

(e)
On 2 July 2013, the Company acquired 100% equity interest of Johnson Controls Automotive Systems (Kunshan) Co., Ltd. ("Johnson Controls Kunshan") from CRH Automotive GmbH (Note 8(a)).
(2)
Information of non-wholly-owned subsidiaries

Total profit attributable to minority shareholders for the year ended 31 December 2015 (Unaudited)	Dividends paid to minority interests for the year ended 31 December 2015 (Unaudited)	Accumulated minority interests as at 31 December 2015 (Unaudited)
305,579,715	214,045,114	521,158,841

Total profit attributable to minority shareholders for the year ended 31 December 2014	Dividends paid to minority interests for the year ended 31 December 2014	Accumulated minority interests as at 31 December 2014
187,580,051	170,346,785	444,472,126

Total profit attributable to minority shareholders for the year ended 31 December 2013	Dividends paid to minority interests for the year ended 31 December 2013	Accumulated minority interests as at 31 December 2013
73,040,425	113,703,818	542,008,809

        There is no individually subsidiary with significant non-wholly-owned interest within the group. Considering all the subsidiaries are automobile industry related companies, their principal activities are production and sale of automotive parts as well as components and they all operate their business in China mainland, the summarised aggregated financial information for all the subsidiaries that has non-wholly-owned interests are set out below:

31 December 2015 (Unaudited)
Current assets	Non-current assets	Total assets	Current liabilities	Non-current liabilities	Total liabilities
4,885,026,193	885,503,988	5,770,530,181	4,563,721,745	24,041,900	4,587,763,645

31 December 2014
Current assets	Non-current assets	Total assets	Current liabilities	Non-current liabilities	Total liabilities
4,424,732,193	835,075,697	5,259,807,890	4,196,754,935	33,892,988	4,230,647,923

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

6 Subsidiaries (Continued)

31 December 2013
Current assets	Non-current assets	Total assets	Current liabilities	Non-current liabilities	Total liabilities
4,510,159,993	862,820,758	5,372,980,751	4,069,901,871	50,163,457	4,120,065,328

2015 (Unaudited)
Revenue	Net profit	Total comprehensive income	Cash flows from operating activities
10,509,628,494	647,904,303	647,904,303	224,033,364

2014
Revenue	Net profit	Total comprehensive income	Cash flows from operating activities
9,535,246,058	415,106,959	415,106,959	781,707,192

2013
Revenue	Net profit	Total comprehensive income	Cash flows from operating activities
9,187,962,646	184,792,650	184,792,650	819,507,820

7 Notes to the consolidated financial statements

(1)
Cash at bank and on hand

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Cash on hand	26,270	43,942	58,605
Current deposits	3,741,306,832	2,998,713,639	2,762,397,321
Other cash balances(a)	198,561,011	166,870,320	246,885,299

	3,939,894,113	3,165,627,901	3,009,341,225

(a)
As at 31 December 2015, 2014 and 2013, RMB 198,561,011, RMB 166,719,551 and RMB 246,885,299 were pledged to banks as collateral for the Group to issue notes payable of RMB 228,819,635, RMB 235,486,021 and RMB 291,334,997, respectively. (Note 7(14)).

        As at 31 December 2015 and 2013, no other cash balances were the margin deposits paid by the Group for applying for unconditional, irrevocable letter of credit from the bank. As at 31 December 2014, RMB 150,769 were the margin deposits paid by the Group for applying for unconditional, irrevocable letter of credit from the bank.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(2)
Notes receivable

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Trade acceptance notes	—	—	17,980,000
Bank acceptance notes	1,198,378,148	1,030,656,745	828,442,674

	1,198,378,148	1,030,656,745	846,422,674

        As at 31 December 2015, 2014 and 2013, notes receivable with amount of RMB 222,124,500, RMB 204,357,084 and RMB 168,661,383 was pledged to banks as collateral for the Group to issue notes payable of RMB 221,724,500, RMB 206,071,468 and RMB 168,661,383, respectively. (Note 7(14)).

        As at 31 December 2015, 2014 and 2013, the Group has no trade acceptance notes with recourse that is not mature but has been discounted.

(3)
Accounts receivable and other receivables

(a)
Accounts receivable

	31 December 2014			31 December 2015 (Unaudited)
Accounts receivable	4,698,378,707			5,713,997,765
		Increase in the current year	Writes off in the current year
Less: provision for bad debts	(9,928,095)	(7,056,982)	16,652	(16,968,425)

	4,688,450,612			5,697,029,340

	31 December 2013			31 December 2014
Accounts receivable	4,508,391,003			4,698,378,707
		Increase in the current year	Writes off in the current year
Less: provision for bad debts	(9,732,869)	(713,560)	518,334	(9,928,095)

	4,498,658,134			4,688,450,612

	31 December 2012			31 December 2013
Accounts receivable	3,570,698,575			4,508,391,003
		Increase in the current year	Writes off in the current year
Less: provision for bad debts	(7,090,955)	(2,902,735)	260,821	(9,732,869)

	3,563,607,620			4,498,658,134

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

        As at 31 December 2015 and 2014, no accounts receivable was pledged to bank as collateral of short term borrowings. As at 31 December 2013, accounts receivable of RMB 5,500,000 was pledged to bank as collateral of short term borrowings of RMB 4,400,000 .(Note 7(13)).

        The aging of accounts receivable and related provisions for bad debts are analysed below:

	31 December 2015 (Unaudited)			31 December 2014			31 December 2013
	Amount	% of total balance	Provision for bad debts	Amount	% of total balance	Provision for bad debts	Amount	% of total balance	Provision for bad debts
Within 1 year	5,442,373,758	95.25%	(2,415,833)	4,658,158,997	99.14%	(806,662)	4,489,174,943	99.57%	(112,824)
1 to 2 years	244,636,126	4.28%	(3,379,236)	32,565,341	0.69%	(3,305,603)	4,575,902	0.10%	(1,526,427)
2 to 3 years	19,388,759	0.34%	(3,784,961)	2,220,905	0.05%	(463,760)	8,929,210	0.20%	(2,382,670)
Over 3 years	7,599,122	0.13%	(7,388,395)	5,433,464	0.12%	(5,352,070)	5,710,948	0.13%	(5,710,948)

	5,713,997,765	100.00%	(16,968,425)	4,698,378,707	100.00%	(9,928,095)	4,508,391,003	100.00%	(9,732,869)

        As at 31 December 2015, 2014 and 2013, no material accounts receivable was past due but not impaired.

(b)
Other receivables

	31 December 2014			31 December 2015 (Unaudited)
Receivables from equity transfer	—			21,500,000
Receivables from disposal of fixed assets	160,032,610			4,226
Receivables for modules	200,755,931			147,645,565
Cash pooling funds	50,646,471			—
Deposits	32,193,079			50,064,467
Others	21,779,364			10,305,418

	465,407,455			229,519,676

		Increase in the current year	Written-off in the current year
Less: provision for bad debts	(946,189)	—	440	(945,749)

	464,461,266			228,573,927

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

	31 December 2013			31 December 2014
Receivables from equity transfer	30,909,408			—
Receivables from disposal of fixed assets	160,193,792			160,032,610
Receivables for modules	81,666,069			200,755,931
Cash pooling funds	—			50,646,471
Deposits	50,363,255			32,193,079
Others	45,402,205			21,779,364

	368,534,729			465,407,455

		Increase in the current year	Written-off in the current year
Less: provision for bad debts	(934,051)	(12,138)	—	(946,189)

	367,600,678			464,461,266

	31 December 2012			31 December 2013
Receivables from equity transfer	30,909,408			30,909,408
Receivables from disposal of fixed assets	—			160,193,792
Receivables for modules	47,219,132			81,666,069
Deposits	20,910,957			50,363,255
Others	85,172,356			45,402,205

	184,211,853			368,534,729

		Increase in the current year	Written-off in the current year
Less: provision for bad debts	(933,611)	(337,400)	336,960	(934,051)

	183,278,242			367,600,678

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

        Other receivables and related provisions for bad debts are analysed below:

	31 December 2015 (Unaudited)			31 December 2014			31 December 2013
	Amount	% of total balance	Provision for bad debts	Amount	% of total balance	Provision for bad debts	Amount	% of total balance	Provision for bad debts
Within 1 year	196,262,868	85.51%	—	288,793,103	62.05%	(12,138)	326,109,876	88.49%	(440)
1 to 2 years	24,176,246	10.53%	(12,138)	171,149,988	36.77%	(440)	39,378,086	10.69%	—
2 to 3 years	4,745,088	2.07%	—	3,385,685	0.73%	—	1,129,886	0.31%	—
Over 3 years	4,335,474	1.89%	(933,611)	2,078,679	0.45%	(933,611)	1,916,881	0.51%	(933,611)

	229,519,676	100.00%	(945,749)	465,407,455	100.00%	(946,189)	368,534,729	100.00%	(934,051)

        As at 31 December 2015, 2014 and 2013, no material other receivables were past due but not impaired.

(4)
Inventories

	31 December 2014			31 December 2015 (Unaudited)
Cost—
Raw materials	495,782,759			422,758,307
Work in progress	32,424,927			21,343,381
Finished goods	147,067,879			290,728,598

	675,275,565			734,830,286

Less: Provision for declines in the value of inventories		Increase in the current year	Written-off in the current year
Raw materials	(31,190,832)	(1,708,382)	4,444,581	(28,454,633)
Work in progress	(805,118)	22,032	(90,673)	(873,759)
Finished goods	(5,164,390)	(637,187)	1,502,359	(4,299,218)

	(37,160,340)	(2,323,537)	5,856,267	(33,627,610)

	638,115,225			701,202,676

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

	31 December 2013			31 December 2014
Cost—
Raw materials	504,552,628			495,782,759
Work in progress	21,841,835			32,424,927
Finished goods	131,202,783			147,067,879

	657,597,246			675,275,565

Less: Provision for declines in the value of inventories		Increase in the current year	Written-off in the current year
Raw materials	(31,728,613)	(1,724,450)	2,262,231	(31,190,832)
Work in progress	(1,248,134)	443,016	—	(805,118)
Finished goods	(2,500,283)	(2,664,107)	—	(5,164,390)

	(35,477,030)	(3,945,541)	2,262,231	(37,160,340)

	622,120,216			638,115,225

	31 December 2012			31 December 2013
Cost—
Raw materials	340,889,632			504,552,628
Work in progress	21,655,669			21,841,835
Finished goods	111,761,097			131,202,783

	474,306,398			657,597,246

Less: Provision for declines in the value of inventories		Increase in the current year	Written-off in the current year
Raw materials	(28,464,056)	(4,958,621)	1,694,064	(31,728,613)
Work in progress	(126,317)	(1,121,817)	—	(1,248,134)
Finished goods	(3,305,400)	805,117	—	(2,500,283)

	(31,895,773)	(5,275,321)	1,694,064	(35,477,030)

	442,410,625			622,120,216

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(5)
Other current assets

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Entrusted loans (Note 9(4(e)))	315,000,000	—	50,000,000
Value-added tax recoverable	31,452,580	42,212,988	22,644,255
Prepaid income tax	6,094,030	7,158,847	3,152,437
Prepaid property tax and others	163,060	342,901	—

	352,709,670	49,714,736	75,796,692

(6)
Long-term equity investments

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Associates(a)	108,432,277	76,331,842	62,434,370
Joint venture(b)	50,320,716	—	—
Less: Provision for impairment of long-term equity investments	—	—	—

	158,752,993	76,331,842	62,434,370

(a)
Associates

        General information of significant associates:

	Major business location	Place of registration	Nature of business	Interest held	Voting rights held
Wuhan Taiji Johnson Controls Seatings Co., Ltd. ("Wuhan Taiji")	Wuhan	Wuhan	Design, develop, produce and process auto key parts; sell the produced parts and provide after-sale service	20.00%	14.29%
Dongfeng Johnson Automotive Seating Co., Ltd. ("Dongfeng Johnson Seating")	Wuhan	Wuhan	Design, develop, produce and process auto key parts; sell the produced parts and provide after-sale service	50.00%	50.00%

        Investments in associates are set out below:

31 December 2014	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	Share of other comprehensive income	Share of other changes in equity	31 December 2015 (Unaudited)
76,331,842	—	40,365,585	(8,265,150)	—	—	108,432,277

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

31 December 2013	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	Share of other comprehensive income	Share of other changes in equity	31 December 2014
62,434,370	—	13,897,472	—	—	—	76,331,842

31 December 2012	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	Share of other comprehensive income	Share of other changes in equity	31 December 2013
61,350,581	—	1,083,789	—	—	—	62,434,370
(b)
Joint venture

        General information of significant joint venture:

	Major business location	Place of registration	Nature of business	Interest held	Voting rights held
CRH Automotive Shenyang Co., Ltd.("CRH Shenyang")	Shenyang	Shenyang	Design, develop, manufacture, sell auto seats frame and relevant parts; provide after-sale service; import and export goods (exclude those forbidden by the State or restricted by imports and exports).	50.00%	50.00%

        Investments in joint ventures are set out below:

	31 December 2014	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	Share of other comprehensive income	Share of other changes in equity	31 December 2015 (Unaudited)
CRH Shenyang	—	62,298,600	93,521	(12,071,405)	—	—	50,320,716
        On 30 September 2015, the Company acquired 50% of the equity interest of CRH Shenyang from Johnson Controls Solingen Beteiligungs GmbH with the consideration of USD 9,800,000. After the acquisition, the Company owned 50% equity interest of CRH Shenyang, which is treated as a joint venture company.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(7)
Fixed assets

	Buildings	Machinery and equipment	Motor vehicles	Computer and electronic equipment	Tooling	Office equipment	Total
Cost
31 December 2014	664,843,579	1,402,641,847	11,092,134	167,202,068	143,136,647	52,202,548	2,441,118,823
Transfer from construction in progress	141,831,535	306,246,174	1,525,343	40,739,923	40,643,272	20,870,904	551,857,151
Increase in the current year	53,000	24,471	—	230,283	159,025	223,818	690,597
Decrease in the current year	(276,918)	(105,538,409)	(1,413,514)	(19,274,608)	(20,641,042)	(1,778,920)	(148,923,411)
Transfer to construction in progress	—	(25,103,785)	—	(255,531)	—	(2,954,058)	(28,313,374)

31 December 2015 (Unaudited)	806,451,196	1,578,270,298	11,203,963	188,642,135	163,297,902	68,564,292	2,816,429,786

Accumulated depreciation
31 December 2014	(103,659,542)	(556,410,903)	(6,757,457)	(101,370,359)	(106,393,288)	(24,997,707)	(899,589,256)
Increase in the current year	(40,528,317)	(159,961,886)	(1,953,950)	(26,167,157)	(22,608,860)	(9,848,111)	(261,068,281)
Decrease in the current year	267,167	72,123,397	993,056	15,643,917	15,629,259	1,611,258	106,268,054
Transfer to construction in progress	—	19,129,591	—	125,640	—	771,828	20,027,059

31 December 2015 (Unaudited)	(143,920,692)	(625,119,801)	(7,718,351)	(111,767,959)	(113,372,889)	(32,462,732)	(1,034,362,424)

Provision for impairment loss
31 December 2014	—	(3,363,932)	—		(1,023,466)	—	(4,387,398)
Increase in the current year	—	—	—	—	—	—	—
Decrease in the current year	—	195,392	—	—	270,289	—	465,681

31 December 2015 (Unaudited)	—	(3,168,540)	—	—	(753,177)	—	(3,921,717)

Net book value
31 December 2015 (Unaudited)	662,530,504	949,981,957	3,485,612	76,874,176	49,171,836	36,101,560	1,778,145,645

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

	Buildings	Machinery and equipment	Motor vehicles	Computer and electronic equipment	Tooling	Office equipment	Total
Cost
31 December 2013	519,463,143	1,358,811,728	10,844,001	136,795,400	147,725,780	36,615,918	2,210,255,970
Transfer from construction in progress	145,122,080	331,208,637	3,523,355	41,150,310	45,480,626	23,657,653	590,142,661
Increase in the current year	15,001,081	6,465,285	210,256	1,123,548	1,395,301	2,800,366	26,995,837
Decrease in the current year	(14,742,725)	(293,843,803)	(3,485,478)	(11,867,190)	(51,465,060)	(10,871,389)	(386,275,645)

31 December 2014	664,843,579	1,402,641,847	11,092,134	167,202,068	143,136,647	52,202,548	2,441,118,823

Accumulated depreciation
31 December 2013	(77,872,259)	(568,593,538)	(7,193,895)	(84,890,511)	(117,369,709)	(20,664,340)	(876,584,252)
Increase in the current year	(29,531,678)	(127,840,535)	(1,870,214)	(22,480,349)	(20,692,286)	(9,625,438)	(212,040,500)
Decrease in the current year	3,744,395	140,023,170	2,306,652	6,000,501	31,668,707	5,292,071	189,035,496

31 December 2014	(103,659,542)	(556,410,903)	(6,757,457)	(101,370,359)	(106,393,288)	(24,997,707)	(899,589,256)

Provision for impairment loss
31 December 2013	—	(4,916,956)	—	(7,405)	(1,151,027)	(13,416)	(6,088,804)
Increase in the current year	—	—	—	—	—	—	—
Decrease in the current year	—	1,553,024	—	7,405	127,561	13,416	1,701,406

31 December 2014	—	(3,363,932)	—	—	(1,023,466)	—	(4,387,398)

Net book value
31 December 2014	561,184,037	842,867,012	4,334,677	65,831,709	35,719,893	27,204,841	1,537,142,169

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

	Buildings	Machinery and equipment	Motor vehicles	Computer and electronic equipment	Tooling	Office equipment	Total
Cost
31 December 2012	471,574,352	1,045,048,036	9,911,902	107,074,688	175,769,456	20,381,047	1,829,759,481
Reclassification	(16,709,106)	58,273,933	933,327	(713,823)	(41,784,331)	—	—
Transfer from construction in progress	64,671,004	276,606,047	1,536,077	37,390,888	28,869,228	10,786,868	419,860,112
Increase in the current year	245,893	7,010,357	520,119	3,170,691	—	1,435,309	12,382,369
Acquisition of business	—	25,678,077	1,068,351	—	—	9,084,912	35,831,340
Decrease in the current year	(319,000)	(53,804,722)	(3,125,775)	(10,127,044)	(15,128,573)	(5,072,218)	(87,577,332)

31 December 2013	519,463,143	1,358,811,728	10,844,001	136,795,400	147,725,780	36,615,918	2,210,255,970

Accumulated depreciation
31 December 2012	(55,379,405)	(472,203,389)	(7,704,123)	(79,958,787)	(103,398,472)	(11,204,754)	(729,848,930)
Reclassification	1,762,691	(6,193,549)	(134,218)	654,121	3,910,955	—	—
Increase in the current year	(24,561,253)	(126,525,339)	(1,556,970)	(15,512,682)	(29,263,009)	(6,136,555)	(203,555,808)
Acquisition of business	—	(2,959,067)	(516,266)	—	—	(6,242,806)	(9,718,139)
Decrease in the current year	305,708	39,287,806	2,717,682	9,926,837	11,380,817	2,919,775	66,538,625

31 December 2013	(77,872,259)	(568,593,538)	(7,193,895)	(84,890,511)	(117,369,709)	(20,664,340)	(876,584,252)

Provision for impairment loss
31 December 2012	—	(1,357,266)	—	—	(2,378,127)	—	(3,735,393)
Reclassification	—	(2,018,848)	—	—	2,018,848	—	—
Increase in the current year	—	(1,540,842)	—	(7,405)	(865,918)	(13,416)	(2,427,581)
Decrease in the current year	—	—	—	—	74,170	—	74,170

31 December 2013	—	(4,916,956)	—	(7,405)	(1,151,027)	(13,416)	(6,088,804)

Net book value
31 December 2013	441,590,884	785,301,234	3,650,106	51,897,484	29,205,044	15,938,162	1,327,582,914

31 December 2012	416,194,947	571,487,381	2,207,779	27,115,901	69,992,857	9,176,293	1,096,175,158

        In 2015, 2014 and 2013, the amount of depreciation expense charged to cost of sales were RMB 213,440,384, RMB 178,646,061 and RMB 168,759,332 for, respectively.

        In 2015, 2014 and 2013, the amount of depreciation expense charged to selling expenses were RMB 14,910, RMB 512 and RMB 512, respectively.

        In 2015, 2014 and 2013, the amount of depreciation expense charged to general and administrative expenses were RMB 47,612,987, RMB 33,393,927, and RMB 34,795,964, respectively.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(8)
Construction in progress

Name of projects	31 December 2014	Increase in the current year	Transfer from fixed assets	Transfer to fixed assets	Transfer to long-term deferred assets	Decrease in the current year	31 December 2015 (Unaudited)
Plant and machineries	221,606,083	267,408,574	5,974,194	(306,246,174)	(10,538,111)	(10,821,978)	167,382,588
Building Improvements	203,185,882	80,800,335	—	(141,831,535)	(22,146,220)	(1,298,405)	118,710,057
Other construction projects	60,230,565	89,964,495	2,312,121	(103,779,442)	(35,100)	(379,456)	48,313,183

	485,022,530	438,173,404	8,286,315	(551,857,151)	(32,719,431)	(12,499,839)	334,405,828

Including: Capitalised borrowing cost	—	—	—	—	—	—	—

Less: provision for impairment of construction in progress	—	—					—

	485,022,530						334,405,828

Name of projects	31 December 2013	Increase in the current year	Transfer to fixed assets	Transfer to long-term deferred assets	31 December 2014
Plant and machineries	289,380,413	274,864,503	(331,208,637)	(11,430,196)	221,606,083
Building Improvements	100,579,204	325,973,833	(145,122,080)	(78,245,075)	203,185,882
Others construction projects	63,260,774	110,781,735	(113,811,944)	—	60,230,565

	453,220,391	711,620,071	(590,142,661)	(89,675,271)	485,022,530

Including: Capitalised borrowing costs	1,384,961	—	(1,384,961)	—	—

Less: provision for impairment of construction in progress	—	—			—

	453,220,391				485,022,530

Name of projects	31 December 2012	Increase in the current year	Acquisition of business	Transfer to fixed assets	Transfer to long term deferred assets	31 December 2013
Plant and machineries	294,315,759	276,700,358	1,756,114	(276,606,047)	(6,785,771)	289,380,413
Building Improvements	44,575,847	131,460,875	—	(64,671,004)	(10,786,514)	100,579,204
Others construction projects	35,952,177	124,471,143	4,607,337	(78,583,061)	(23,186,822)	63,260,774

	374,843,783	532,632,376	6,363,451	(419,860,112)	(40,759,107)	453,220,391

Including: Capitalised from borrowing costs	—	1,384,961	—	—	—	1,384,961

Less: provision for impairment of construction in progress	—	—				—

	374,843,783					453,220,391

        In 2015 and 2014, no capitalised borrowing costs occurred. In 2013, the capitalisation rate used to determine the borrowing cost eligible for capitalisation was 6.55% per annum.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(9)
Intangible assets

	31 December 2014	Increase in the current year	Disposal in the current year	Amortization charged in the current year	31 December 2015 (Unaudited)	Accumulative amortization
Land use rights	258,532,985	—	—	(6,329,835)	252,203,150	37,591,834
Patents	375,666	—	—	(40,611)	335,055	159,945
Software	29,698,801	26,618,345	(69,044)	(18,647,075)	37,601,027	88,335,518
Customer relationship	73,663,625	—	—	(73,663,625)	—	825,411,900

	362,271,077	26,618,345	(69,044)	(98,681,146)	290,139,232	951,499,197

Less: provision for impairment of intangible assets	—	—	—		—

	362,271,077				290,139,232

	31 December 2013	Increase in the current year	Disposal in the current year	Amortization charged in the current year	31 December 2014	Accumulative amortization
Land use rights	256,297,708	8,914,858	—	(6,679,581)	258,532,985	31,265,869
Patents	411,833	—	—	(36,167)	375,666	119,334
Software	17,985,768	26,959,569	(658,658)	(14,587,878)	29,698,801	73,668,227
Customer relationship	313,095,108	—	—	(239,431,483)	73,663,625	775,178,275

	587,790,417	35,874,427	(658,658)	(260,735,109)	362,271,077	880,231,705

Less: provision for impairment of intangible assets	—	—	—		—

	587,790,417				362,271,077

	31 December 2012	Increase in the current year	Acquisition of business	Disposal in the current year	Amortization charged in the current year	31 December 2013	Accumulative amortization
Land use rights	277,599,616	6,051,642	—	(20,382,410)	(6,971,140)	256,297,708	24,582,418
Patents	346,667	95,000	—	—	(29,834)	411,833	83,167
Software	2,260,353	16,698,419	1,108,580	(503,857)	(1,577,727)	17,985,768	13,336,845
Customer relationship	277,093,700	—	291,530,500	—	(255,529,092)	313,095,108	590,762,592

	557,300,336	22,845,061	292,639,080	(20,886,267)	(264,107,793)	587,790,417	628,765,022

Less: provision for impairment of intangible assets		—	—	—		—

		557,300,336				587,790,417

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(10)
Long-term prepaid expenses

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Leasehold improvements	179,174,199	189,829,072	116,117,413
Software	584,334	2,509,712	8,185,417
Others	15,358,365	10,217,240	210,048

	195,116,898	202,556,024	124,512,878

(11)
Other non-current assets

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Prepayment of equipment	50,533,076	30,967,176	69,740,193
Prepayment of land use right	29,455,609	—	—
Others	19,798,915	22,042,460	23,279,170

	99,787,600	53,009,636	93,019,363

(12)
Goodwill

	31 December 2014	Increase in the current year	Decrease in the current year	31 December 2015 (Unaudited)
Goodwill	71,566,642	—	—	71,566,642
Less: provision for impairment	—	—	—	—

	71,566,642	—	—	71,566,642

	31 December 2013	Increase in the current year	Decrease in the current year	31 December 2014
Goodwill	71,566,642	—	—	71,566,642
Less: provision for impairment	—	—	—	—

	71,566,642	—	—	71,566,642

	31 December 2012	Increase in the current year	Decrease in the current year	31 December 2013
Goodwill	71,566,642	—	—	71,566,642
Less: provision for impairment	—	—	—	—

	71,566,642	—	—	71,566,642

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

        The Group's goodwill as mentioned above was not impaired as at 31 December 2015, 2014 and 2013.

        The recoverable amount of asset groups and groups of asset groups is calculated using the estimated cash flows determined according to the five-year budget approved by management. The cash flows beyond the five-year period are calculated based on the following estimated growth rates.

        The main assumptions applied in calculating discounted future cash flows are as follows:

Growth rate	14.0%
Gross margin	18.0%
Discount rate	17.0%

        The weighted average growth rates applied by management are consistent with those estimated in the industry reports, and do not exceed the long-term average growth rates of each product. Management determines budgeted gross margin based on past experience and forecast on future market development. The discount rates used by management are the pre-tax interest rates that are able to reflect the risks specific to the related asset groups and groups of asset groups. The above assumptions are used to assess the recoverable amount of each asset group and group of asset groups within the corresponding operating segment.

(13)
Short-term borrowings

	Currency	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Secured—Plunged	RMB	—	—	4,400,000

Unsecured	RMB	75,000,000	100,000,000	83,000,000
	USD	—	—	211,900,500

		75,000,000	100,000,000	299,300,500

        As at 31 December 2015 and 2014, no short-term borrowings was secured by accounts receivable. As at 31 December 2013, short-term borrowings of RMB 4,400,000 were secured by accounts receivable with the carrying amount of RMB 5,500,000 (Note 7(3(a))).

        As at 31 December 2015, 2014 and 2013, the weighted average interest rate of short-term borrowings is 6.02%, 6.43% and 4.39% per annum, respectively.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(14)
Notes payable

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Bank acceptance notes	457,179,867	441,557,489	459,996,380

        As at 31 December 2015, 2014 and 2013, bank acceptance notes of RMB 228,819,635, RMB 235,486,021 and RMB 291,334,997 were secured with bank deposits of RMB 198,561,011, RMB 166,719,551 and RMB 246,885,299, respectively (Note 7(1(b))).

        As at 31 December 2015, 2014 and 2013, bank acceptance notes of RMB 221,724,500, RMB 206,071,468 and RMB 168,661,383 were secured with notes receivable of RMB 222,124,500, RMB 204,357,084 and RMB 168,661,383, respectively (Note 7(2)).

(15)
Accounts payable

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Within 1 year	8,346,912,180	6,459,349,263	5,770,115,985
1 to 2 years	108,949,525	40,263,804	64,010,990
2 to 3 years	9,008,700	7,786,083	13,699,339
Over 3 years	4,009,058	3,120,497	2,914,386

	8,468,879,463	6,510,519,647	5,850,740,700

(16)
Employee benefits payable

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Short-term employee benefits payable(a)	606,859,311	538,637,755	457,053,246
Defined contribution plans payable(b)	14,293,502	9,950,804	9,002,142

	621,152,813	548,588,559	466,055,388

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(a)
Short-term employee benefits

	31 December 2014	Increase in the current year	Decrease in the current year	31 December 2015 (Unaudited)
Wages and salaries, bonus, allowances and subsidies	260,619,279	1,132,303,027	(1,097,701,334)	295,220,972
Staff welfare	—	87,717,100	(87,717,100)	—
Social security contributions	14,377,485	83,877,705	(89,138,815)	9,116,375
Including: Medical insurance	7,372,363	71,839,820	(74,320,811)	4,891,372
Work injury insurance	2,255,176	4,984,132	(6,573,333)	665,975
Maternity insurance	4,749,946	7,053,753	(8,244,671)	3,559,028
Housing funds	9,213,678	95,555,097	(96,902,965)	7,865,810
Labour union funds and employee education funds	16,874,496	25,619,638	(25,412,941)	17,081,193
Other short-term employee benefits	1,086,076	3,157,495	(3,925,013)	318,558
Staff welfare and incentive funds	236,466,741	45,146,630	(4,356,968)	277,256,403

	538,637,755	1,473,376,692	(1,405,155,136)	606,859,311

	31 December 2013	Increase in the current year	Decrease in the current year	31 December 2014
Wages and salaries, bonus, allowances and subsidies	226,914,167	1,130,907,576	(1,097,202,464)	260,619,279
Staff welfare	—	28,970,535	(28,970,535)	—
Social security contributions	12,057,713	67,536,120	(65,216,348)	14,377,485
Including: Medical insurance	6,641,342	57,526,220	(56,795,199)	7,372,363
Work injury insurance	1,965,662	3,900,702	(3,611,188)	2,255,176
Maternity insurance	3,450,709	6,109,198	(4,809,961)	4,749,946
Housing funds	5,512,519	69,194,114	(65,492,955)	9,213,678
Labour union funds and employee education funds	14,494,462	25,723,259	(23,343,225)	16,874,496
Other short-term employee benefits	161,052	2,419,505	(1,494,481)	1,086,076
Staff welfare and incentive funds	197,913,333	45,375,460	(6,822,052)	236,466,741

	457,053,246	1,370,126,569	(1,288,542,060)	538,637,755

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

	31 December 2012	Increase in the current year	Decrease in the current year	31 December 2013
Wages and salaries, bonus, allowances and subsidies	148,274,542	834,802,636	(756,163,011)	226,914,167
Staff welfare	—	47,010,536	(47,010,536)	—
Social security contributions	35,020,854	72,693,913	(95,657,054)	12,057,713
Including: Medical insurance	19,289,352	40,039,528	(52,687,538)	6,641,342
Work injury insurance	5,709,139	11,850,644	(15,594,121)	1,965,662
Maternity insurance	10,022,363	20,803,741	(27,375,395)	3,450,709
Housing funds	13,157,797	78,598,721	(86,243,999)	5,512,519
Labour union funds and employee education funds	9,909,090	30,009,828	(25,424,456)	14,494,462
Other short-term employee benefits	9,163,009	688,962	(9,690,919)	161,052
Staff welfare and incentive funds	172,894,395	45,429,180	(20,410,242)	197,913,333

	388,419,687	1,109,233,775	(1,040,600,217)	457,053,246

(b)
Defined contribution plans payable

	2015 (Unaudited)
	Amount payable	Ending balance
Basic pensions	151,997,339	13,380,326
Unemployment insurance	10,391,553	913,176

	162,388,892	14,293,502

	2014
	Amount payable	Ending balance
Basic pensions	108,658,194	6,489,804
Unemployment insurance	8,206,064	3,461,000

	116,864,258	9,950,804

	2013
	Amount payable	Ending balance
Basic pensions	111,013,793	6,426,162
Unemployment insurance	8,676,300	2,575,980

	119,690,093	9,002,142

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(17)
Taxes payable

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Enterprise income tax payable	302,092,879	194,557,016	268,141,773
Value-added-tax payable	223,572,378	179,644,760	156,568,640
Business tax payable	356,099	6,950,458	7,503,211
Individual income tax payable	9,871,414	5,188,415	4,318,171
Others	24,128,779	21,014,842	13,086,382

	560,021,549	407,355,491	449,618,177

(18)
Other payables

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Accrued expenses	1,270,897,055	1,353,331,749	1,061,270,983
Service fee payables	62,195,223	19,364,734	32,136,165
Payables for purchase of property, plants and equipment	40,303,467	108,869,302	55,949,739
Others	172,794,666	171,240,718	170,951,162

	1,546,190,411	1,652,806,503	1,320,308,049

(19)
Long-term borrowings

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Unsecured	18,903,000	24,301,000	27,000,000

Less: Current portion of long-term borrowings	(5,398,000)	(5,398,000)	(2,699,000)

	13,505,000	18,903,000	24,301,000

        As at 31 December 2015, 2014 and 2013, the weighted average interest rate of long-term borrowings is 6.15%, 6.55% and 6.55% per annum, respectively.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(20)
Deferred tax assets and deferred tax liabilities

(a)
Deferred tax assets

	31 December 2015 (Unaudited)		31 December 2014		31 December 2013
	Deferred tax assets	Deductible temporary difference	Deferred tax assets	Deductible temporary difference	Deferred tax assets	Deductible temporary difference
Provision for asset impairments	9,560,137	55,463,501	9,969,371	52,422,022	9,814,321	52,232,754
Depreciation of fixed assets	4,477,205	21,513,376	6,666,212	26,732,055	9,433,452	61,125,901
Amortisation of intangible assets	—	—	730,101	2,920,405	821,203	3,284,811
Accrued expense, accounts receivable and accounts payable	502,335,531	2,486,895,028	288,981,601	1,454,697,632	196,304,868	1,040,024,068
Accrued payroll	19,049,565	119,149,427	16,308,003	107,641,939	25,125,742	159,027,817
Net loss carry forward	8,975,147	35,900,585	11,817,121	47,268,490	8,908,672	46,083,234
Deferred income	1,719,295	7,402,636	1,360,000	5,440,000	1,360,000	5,440,000
Allowance	—	—	—	—	575,068	3,454,415

	546,116,880	2,726,324,553	335,832,409	1,697,122,543	252,343,326	1,370,673,000

Including:
Expected to be recovered within one year (inclusive)	538,515,249		318,540,723		232,292,545
Expected to be recovered after one year	7,601,631		17,291,686		20,050,781

	546,116,880		335,832,409		252,343,326

        As at 31 December 2015, 2014 and 2013, the Group has not recognized related deferred tax assets of RMB 1,123,881, RMB 1,902,419 and RMB 9,506,929 regarding the tax loss of RMB 4,495,525, RMB 7,609,676 and RMB 38,027,717, respectively.

        Deductible losses that are not recognised as deferred tax assets will be expired as follows:

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Within 1 year	4,495,525	3,114,151	19,079,411
Between 1 to 2 years	—	4,495,525	—
Between 2 to 3 years	—	—	10,916,664
Between 3 to 4 years	—	—	1,825,074
Over 4 years	—	—	6,206,568

	4,495,525	7,609,676	38,027,717

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(b)
Deferred tax liabilities

	31 December 2015 (Unaudited)		31 December 2014		31 December 2013
	Deferred tax liabilities	Taxable temporary difference	Deferred tax liabilities	Taxable temporary difference	Deferred tax liabilities	Taxable temporary difference
Business combinations involving enterprises not under common control	—	—	18,485,081	73,940,324	69,724,286	316,947,922
Depreciation of fixed assets	241,500	965,999	114,812	459,248	—	—

	241,500	965,999	18,599,893	74,399,572	69,724,286	316,947,922

Including:
Expected to be recovered within one year (inclusive)	241,500		18,599,893		51,239,205
Expected to be recovered after one year	—		—		18,485,081

	241,500		18,599,893		69,724,286

(21)
Paid-in capital

	31 December 2014	Increase in the current year	Decrease in the current year	31 December 2015 (Unaudited)
Yanfeng Trim	219,967,272	—	—	219,967,272
JCI Asia	219,886,108	—	—	219,886,108

	439,853,380	—	—	439,853,380

	31 December 2013	Increase in the current year	Decrease in the current year	31 December 2014
Yanfeng Trim	219,967,272	—	—	219,967,272
JCI Asia	219,886,108	—	—	219,886,108

	439,853,380	—	—	439,853,380

	31 December 2012	Increase in the current year	Decrease in the current year	31 December 2013
Yanfeng Trim	219,967,272	—	—	219,967,272
JCI Asia	219,886,108	—	—	219,886,108

	439,853,380	—	—	439,853,380

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(22)
Capital Surplus

	31 December 2014	Increase in the current year	Decrease in the current year	31 December 2015 (Unaudited)
Other capital surplus	—	—	—	—

	31 December 2013	Increase in the current year	Decrease in the current year	31 December 2014
Other capital surplus	1,148,851	—	(1,148,851)	—

	31 December 2012	Increase in the current year	Decrease in the current year	31 December 2013
Other capital surplus	1,148,851	—	—	1,148,851

(23)
Surplus reserve

	31 December 2014	Increase in the current year	Decrease in the current year	31 December 2015 (Unaudited)
Reserve Fund	116,186,069	14,743,347	—	130,929,416
Enterprise Expansion Fund	168,646,941	29,486,695	—	198,133,636

	284,833,010	44,230,042	—	329,063,052

	31 December 2013	Increase in the current year	Decrease in the current year	31 December 2014
Reserve Fund	103,413,601	14,962,268	(2,189,800)	116,186,069
Enterprise Expansion Fund	138,722,405	29,924,536	—	168,646,941

	242,136,006	44,886,804	(2,189,800)	284,833,010

	31 December 2012	Increase in the current year	Decrease in the current year	31 December 2013
Reserve Fund	88,372,398	15,041,203	—	103,413,601
Enterprise Expansion Fund	108,639,999	30,082,406	—	138,722,405

	197,012,397	45,123,609	—	242,136,006

        In accordance with the "Company Law" and the Company's Articles of Association, the Company should appropriate RMB 14,743,347, RMB 14,962,268 and RMB 15,041,203 of net profit to Reverse

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

Fund for 2015, 2014 and 2013, respectively. The Company should appropriate RMB 29,486,695, RMB 29,924,536 and RMB 30,082,406 of net profit to Enterprise Expansion Fund for 2015, 2014 and 2013, respectively.

        In accordance with the Circular on Accounting Treatment of Enterprises Following the Implementation of the Company Law (Cai Qi [2006]67) issued by the Ministry of Finance on 15 March 2006, if the board of directors determines to continue the accrual for the staff welfare and incentive fund, the Company should specify the purposes of the fund, and the conditions and procedures for using the fund. The fund should be managed as a liability.

(24)
Undistributed profit

        In accordance with the Law of the PRC on Chinese-foreign Equity Joint Ventures, the Company's Articles of Association, the Company appropriated the Reserve Fund, the Enterprise Expansion Fund and the Staff Welfare and Incentive Fund of net profit after setting off accumulated losses of previous year and before profit distributions to the investors. In 2015, 2014 and 2013, the Group appropriated the Staff Welfare and Incentive Fund with an amount of RMB 45,146,630, RMB 45,375,460 and RMB 45,429,180 of net profit, repectively

        In accordance with the resolution at the Board of Directors' meeting dated on 7 August 2015, 12 May 2014 and 16 May 2013, the Board of Directors proposed the dividends with an amount of RMB 1,406,453,166, RMB 1,413,873,089 and RMB 1,322,403,562 to the shareholders, respectively.

(25)
Revenue and cost of sales

	2015 (Unaudited)		2014		2013
	Revenue	Cost of sales	Revenue	Cost of sales	Revenue	Cost of sales
Revenue from main operations
—sales of automotive spare parts	25,946,688,824	(21,576,248,882)	23,300,080,576	(19,212,615,952)	21,253,089,968	(17,432,993,062)
Revenue from other operations
—sales of raw materials	332,415,663	(307,126,311)	1,088,884,852	(1,039,139,938)	215,619,088	(197,278,064)
—service income	265,741,206	(120,826,588)	49,801,832	(7,330,000)	92,586,994	(2,100,346)
—others	27,205,071	(18,816,187)	46,362,610	(28,479,493)	11,610,542	(5,895,397)

	26,572,050,764	(22,023,017,968)	24,485,129,870	(20,287,565,383)	21,572,906,592	(17,638,266,869)

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(26)
Tax and surcharges

	2015 (Unaudited)	2014	2013
City maintenance and construction tax	59,994,242	38,920,905	38,586,289
Educational surcharge	53,004,452	36,606,013	34,893,498
Others	6,878,859	9,970,928	3,865,944

	119,877,553	85,497,846	77,345,731

(27)
Financial expenses—net

	2015 (Unaudited)	2014	2013
Interest income	68,066,033	43,790,505	36,301,845
Interest of borrowings	(7,057,701)	(9,211,536)	(8,029,756)
Discount charges for notes receivable	(92,465)	(53,771)	(582,980)
Exchange gains/ losses—net	2,633,550	(5,828,481)	(51,439,948)
Others	(4,450,537)	(3,491,398)	(2,301,694)

	59,098,880	25,205,319	(26,052,533)

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(28)
Expenses by nature

        The cost of sales, selling expenses, general and administrative expenses in the income statements are listed as follows by nature:

	2015 (Unaudited)	2014	2013
Changes in inventories of finished goods and work in progress	(132,579,173)	(26,448,188)	(19,627,852)
Consumed raw materials and low value consumables, etc.	20,489,628,165	18,518,827,158	16,055,465,726
Employee benefits	1,590,618,954	1,441,615,367	1,183,494,689
Depreciation and amortization expenses	398,139,629	502,251,363	498,239,424
Research and development expenses	266,918,928	290,649,240	272,593,664
Transportation and logistics costs	181,461,700	186,555,000	173,810,694
Rental	170,677,949	154,885,771	117,777,837
Utilities	14 5,971,042	102,474,719	97,149,685
After-sales maintenance fee	6,564,753	7,145,671	6,696,265
Advertising expenses	1,765,506	1,375,313	2,982,686
Others	917,983,769	1,117,251,738	976,449,198

	24,037,151,222	22,296,583,152	19,365,032,016

(29)
Impairment losses

	2015 (Unaudited)	2014	2013
Impairment losses of declines in the value of inventories	2,323,537	3,945,541	5,275,321
Allowance for doubtful accounts	7,056,982	725,698	3,240,135
Impairment losses on fixed assets	—	—	2,427,581

	9,380,519	4,671,239	10,943,037

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(30)
Investment income—net

	2015 (Unaudited)	2014	2013
Share of net profit or loss of investees under equity method	40,459,106	13,897,472	1,083,789
Gain from disposal of long-term equity investments(a)	7,898,751	—	—

	48,357,857	13,897,472	1,083,789

(a)
Gain from disposal of long-term equity investments attributes to the disposal of 50% equity interest of Baoding Yanfeng Johnson Automotive Seating Co., Ltd. in 2015.
(31)
Non-operating income and expenses

(a)
Non-operating income

	2015 (Unaudited)	2014	2013
Government subsidies	34,676,251	27,429,208	16,800,617
Gain on disposal of fixed assets	1,676,650	13,714,861	5,306,453
Income from business combination	—	—	8,484,365
Others	9,466,186	4,127,931	5,241,939

	45,819,087	45,272,000	35,833,374

(b)
Non-operating expense

	2015 (Unaudited)	2014	2013
Loss on disposal of fixed assets	4,669,157	10,808,449	6,638,252
Others	9,843,767	3,716,581	4,964,749

	14,512,924	14,525,030	11,603,001

(32)
Income tax expenses

	2015 (Unaudited)	2014	2013
Current income tax	692,032,499	523,415,144	485,672,831
Deferred income tax	(228,642,864)	(134,613,476)	(114,229,350)

	463,389,635	388,801,668	371,443,481

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

        The reconciliation from income tax calculated based on applicable tax rate and total profit presented in the consolidated financial statements to the income tax expenses is as follows:

	2015 (Unaudited)	2014	2013
Total profit	2,544,404,370	2,168,227,394	2,118,847,437

Income tax expenses calculated at the applicable tax rate	636,101,093	542,056,849	529,711,859
Investment income under equity method	(6,068,866)	(2,084,621)	(162,568)
Income not subject to tax	—	—	(172,800)
Effect of favourable tax rates	(146,627,863)	(129,982,885)	(151,425,064)
Additional deduction of research and development expense	(9,984,951)	(9,608,501)	(8,770,490)
Effect of change in the tax rates	1,336,323	(2,237,894)	(1,456,542)
Cost, expense and loss not deductible for tax purposes	17,797,833	7,366,230	12,672,041
Tax losses for which no deferred income tax asset was recognised	—	778,538	1,551,642
Utilisation of previously unrecognised tax losses	(52,862,590)	(8,383,048)	(2,544,658)
Tax reconciliation differences in previous years	23,698,656	(9,103,000)	(7,959,939)

Income tax expenses	463,389,635	388,801,668	371,443,481

(33)
Other comprehensive income

(a)
Other comprehensive income, the related income tax effect and the reclassifications to profit or loss

	2015 (Unaudited)
	Amount before tax	Income tax	Net after tax
Differences arising from translation of foreign currency financial statements	(275,031)	—	(275,031)
Less: Reclassification of previous other comprehensive income to profit or loss	—	—	—

	(275,031)	—	(275,031)

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

	2014
	Amount before tax	Income tax	Net after tax
Differences arising from translation of foreign currency financial statements	114,990	—	114,990
Less: Reclassification of previous other comprehensive income to profit or loss	—	—	—

	114,900	—	114,900

	2013
	Amount before tax	Income tax	Net after tax
Differences arising from translation of foreign currency financial statements	(147,000)	—	(147,000)
Less: Reclassification of previous other comprehensive income to profit or loss	—	—	—

	(147,000)	—	(147,000)

(b)
Reconciliation of other comprehensive income

	Equity attributable to the parent company
	Differences arising from translation of foreign currency financial statements	Sub-total	Minority interests	Total other comprehensive income
31 December 2012	—	—	—	—
Movements for the year ended 31 December 2013	(147,000)	(147,000)	—	(147,000)

31 December 2013	(147,000)	(147,000)	—	(147,000)

Movements for the year ended 31 December 2014	114,990	114,990	—	114,990

31 December 2014	(32,010)	(32,010)	—	(32,010)

Movements for the year ended 31 December 2015	(275,031)	(275,031)	—	(275,031)

31 December 2015	(307,041)	(307,041)	—	(307,041)

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

7 Notes to the consolidated financial statements (Continued)

(34)
Notes to consolidated cash flow statements

(a)
Reconciliation from net profit to cash flows from operating activities

	2015 (Unaudited)	2014	2013
Net profit	2,081,014,735	1,779,425,726	1,747,403,956
Add: Provisions for assets impairment	9,380,519	4,671,239	10,943,037
Depreciation of fixed assets	261,068,281	212,040,500	203,555,808
Amortisation of intangible assets	98,681,146	260,735,109	264,107,793
Amortisation of long-term prepaid expenses	38,390,202	29,475,754	30,575,823
Losses on disposal of fixed assets, intangible assets and other long-term assets	2,992,507	(2,906,412)	981,449
Financial (income)/ expenses—net	(4,983,235)	6,842,052	7,121,344
Investment income	(48,357,857)	(13,897,472)	(1,083,789)
Increase in deferred tax assets	(210,718,377)	(83,489,083)	(68,124,681)
Decrease in deferred tax liabilities	(18,358,393)	(51,124,393)	(46,104,669)
Increase in inventories	(65,755,469)	(17,678,319)	(118,765,342)
Increase in operating receivables	(1,261,835,070)	(415,978,727)	(1,241,915,921)
Increase in operating payables	2,116,111,288	959,246,328	1,812,768,518

Net cash flows from operating activities	2,997,630,277	2,667,362,302	2,601,463,326

(b)
Net increase in cash

	2015 (Unaudited)	2014	2013
Cash at end of year	3,741,333,102	2,998,757,581	2,762,455,926
Less: cash at beginning of year	(2,998,757,581)	(2,762,455,926)	(2,412,733,372)

Net increase in cash	742,575,521	236,301,655	349,722,554

(c)
Cash

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Cash at bank and on hand (note 7(1))	3,939,894,113	3,165,627,901	3,009,341,225
Less: restricted cash at bank	(198,561,011)	(166,870,320)	(246,885,299)

Cash at end of year	3,741,333,102	2,998,757,581	2,762,455,926

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

8 Business combination

(a)
Business combination involving entities not under common control

        In 2013, the Company acquired 100% equity interest of Johnson Controls Kunshan from CRH Automotive GmbH. The acquisition date was 2 July 2013, also the date when the Company actually obtained its controlling rights in Johnson Controls Kunshan. Net assets obtained through acquisition and the non-operating income are recognised as below:

Cost of combination—
Cash paid	428,959,524
Dividends declared at acquisition date but not yet paid	(201,273,344)

Total combination cost	227,686,180
Less: Fair value of the identifiable net assets obtained	(236,170,545)

Non-operating income	(8,484,365)

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

8 Business combination (Continued)

        The assets and liabilities of Johnson Controls Kunshan at the acquisition date, and the cash flows relating to the acquisition are as follows:

	Fair value	Carrying amount
	Acquisition date	Acquisition date	31 December 2013
Cash at bank and on hand	16,424,889	16,424,889	26,342,075
Notes receivable	5,000,000	5,000,000	—
Accounts receivable	173,423,646	173,423,646	286,153,806
Advances to suppliers	13,475,663	13,475,663	3,297,765
Interest receivable	—	—	1,178
Other receivables	168,980,703	168,980,703	164,122,996
Inventories	64,525,506	64,525,506	62,077,557
Other current assets	—	—	14,842,115
Fixed assets	26,113,201	21,882,401	24,320,025
Construction in progress	6,363,451	6,363,451	4,678,919
Intangible assets	292,639,080	1,108,580	218,881,879
Long-term prepaid expenses	5,433,167	5,433,167	4,281,112
Deferred tax assets	4,606,202	4,606,202	3,174,550
Less: Short-term borrowings	—	—	(60,000,000)
Accounts payable	(150,164,216)	(150,164,216)	(145,187,842)
Advances from customers	(134,211)	(134,211)	—
Employee benefits payable	(4,870,344)	(4,870,344)	(3,975,410)
Taxes payable	(59,289,404)	(59,289,404)	(58,980,948)
Interest payable	—	—	(720,000)
Dividends payable	(201,273,344)	(201,273,344)	(201,273,344)
Other payables	(51,143,119)	(51,143,119)	(52,704,557)
Deferred tax liabilities	(73,940,325)	—	(55,455,244)

Net assets obtained	236,170,545	14,349,570	233,876,632

Fair value Acquisition date
Consideration settled in cash	428,959,524
Less: Cash and cash equivalents in the subsidiary acquired	(16,424,889)

Net cash outflow on acquisition of the subsidiary	412,534,635

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

8 Business combination (Continued)

        The revenue, net profit and cash flows of Johnson Controls Kunshan for the period from the acquisition date to 31 December 2013 are as follows:

Revenue	411,370,607
Net profit	2,287,133
Cash flows from operating activities	(50,582,814)
Net cash flows	9,917,186

        The Group uses valuation techniques to determine fair value of assets and liabilities of Johnson Controls Kunshan at purchasing date. The key hypothesis and evaluation method of main assets are listed as follows:

        Fixed assets are evaluated by the replacement cost method.

        Intangible assets are evaluated by discounted multi-period excess earnings method.

        The work capital involves with current assets and liabilities, of which the fair values are determined after checking their carrying amounts.

(b)
Equity transactions with minority interest

        On 26 September 2014, the Company acquired 45% equity interest of its subsidiary, Shanghai Johnson Automotive Metal from JCI. After the acquisition, Shanghai Johnson Automotive Metal Components Co. Ltd. became a wholly-owned subsidiary of the Company. Capital surplus and surplus reserve adjustments of the deal are as follows:

Cost of combination—
Cash paid	84,289,950

Total combination cost	84,289,950
Less: the share of the subsidiary's net identifiable assets continually calculated from the combination date based on the newly acquired equity ratio at the transaction day	(80,951,299)

3,338,651

Including: Capital surplus adjustment	1,148,851
Surplus reserve adjustment	2,189,800

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

9 Related parties and related party transactions

(1)
The parent company and subsidiaries

        The general information and other related information of the subsidiaries is set out in Note 6.

(a)
General information of the parent company

	Place of registration	Nature of business
Yanfeng Trim	Shanghai, China	Production and sale of plastic and decorating products used for autos, trucks and motorcycles, automotive electronics, instruments, tooling, stamping parts and standard fasteners
(b)
Registered capital and changes in registered capital of the parent company

	31 December 2014	Current year changes	31 December 2015 (Unaudited)
	RMB		RMB
Yanfeng Trim	1,078,947,853	—	1,078,947,853

	31 December 2013	Current year changes	31 December 2014
	USD		RMB
Yanfeng Trim(i)	139,233,200	—	1,078,947,853

	31 December 2012	Current year changes	31 December 2013
	USD		USD
Yanfeng Trim	139,233,200	—	139,233,200

Note: Yanfeng Trim changed from foreign-invested production enterprise to domestic enterprise approved by Shanghai Municipal Commission of Commerce (Grant No: Shanghai Foreign Investment approve [2013] No.3573). After the registration changes in Shanghai Industrial and Commercial Bureau, the registered capital changed from USD 139,233,200 to RMB 1,078,947,853. The parent company obtained an updated business licence on 6 January 2014.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

9 Related parties and related party transactions (Continued)

(c)
The proportion of interests and voting rights in the Company held by the parent company

	31 December 2015 (Unaudited)		31 December 2014		31 December 2013
	% interest held	% voting rights	% interest held	% voting rights	% interest held	% voting rights
Yanfeng Trim	50.01%	50.00%	50.01%	50.00%	50.01%	50.00%

(2)
Related parties that do not control or are not controlled by the Company

Relationship with the Group
Dongfeng Johnson Seating(i)	Associate
Wuhan Taiji(i)	Associate
CRH Automotive Shenyang Co., Ltd(i)	Joint venture
Yanfeng Hainachuan Automotive Trim Systems Co., Ltd(ii)	Controlled by the parent company
Yanfeng (Chongqing) Automotive Trim Systems Co., Ltd.(ii)	Controlled by the parent company
Yanfeng Zhejiang Automotive Interior Trim Systems Co., Ltd.(ii)	Controlled by the parent company
Yanfeng Automotive Trim Systems Liuzhou Co., Ltd.(ii)	Controlled by the parent company
Yanfeng Guangzhou Automotive Trim Systems Co., Ltd.(ii)	Controlled by the parent company
Yanfeng USA Automotive Trim Systems Co., Ltd.(ii)	Controlled by the parent company
Yanfeng Key (Shanghai) Automotive Safety Systems Co., Ltd.(ii)	Joint venture of the parent company
Beijing Hainachuan Yanfeng Automobile module system Co., Ltd.(ii)	Joint venture of the parent company
Dongfeng Visteon Automotive Trim Systems Co., Ltd.(ii)	Joint venture of the parent company
Shanghai Yanfeng Johnson Controls Seating Mechanical Part Co., Ltd.(ii)	Joint venture of the parent company
Shanghai Volkswagen Automotive Co., Ltd.(ii)	Related parties of parent company
Shanghai General Motors Co., Ltd.(ii)	Related parties of parent company
Shanghai GM (Shenyang) Norsom Motors Co., Ltd.(ii)	Related parties of parent company
SAIC GM Sales Co., Ltd.(ii)	Related parties of parent company
Shanghai GM Dong Yue Motors Co., Ltd.(ii)	Related parties of parent company

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

9 Related parties and related party transactions (Continued)

Relationship with the Group
Shanghai TRW Automotive Safety Systems Co., Ltd(ii)	Related parties of parent company
SAIC Automotive Finance Co, Ltd.(ii)	Related parties of parent company
Shanghai Automotive Industry (Group) Corporation(ii)	Related parties of parent company
Jiangsu ANJI-CEVA Automotive Logistics Co., Ltd.(ii)	Related parties of parent company
Shanghai Sanhuan Spring Co., Ltd.(ii)	Related parties of parent company
Nanjing Automobile Group Co., Ltd.(ii)	Related parties of parent company
Ningbo Volkswagen automotive Co., Ltd.(ii)	Related parties of parent company
Donghua Automotive Industrial Co., Ltd.(ii)	Related parties of parent company
Nanjing Donghua Automobile Interior Trim Systems Co., Ltd.(ii)	Related parties of parent company
Nanjing Iveco Motor Company Ltd.(ii)	Related parties of parent company
Shanghai General Motors—Wuling Co., Ltd.(ii)	Related parties of parent company
Shanghai Automobile Industry Activities Center Co., Ltd.(ii)	Related parties of parent company
Shanghai Automobile Commercial Vehicle Co., Ltd.(ii)	Related parties of parent company
Shanghai Brose Automotive Components Co., Ltd.(ii)	Related parties of parent company
Pan Asia Technical Automotive Center Co., Ltd.(ii)	Related parties of parent company
Shanghai Jieneng Automobile Technology Co., Ltd.(ii)	Related parties of parent company
SAIC-Volkswagen Sales Co., Ltd.(ii)	Related parties of parent company
SACO(ii)	Related parties of parent company
Shanghai Huizhong Automobile Manufacturing Co., Ltd.(ii)	Related parties of parent company
Shanghai Koito Automotive Lamp Co., Ltd.(ii)	Related parties of parent company
Shanghai Lear Industrial Transportation Automotive Parts Co., Ltd.(ii)	Related parties of parent company
Guangzhou Johnson Controls Automotive Interior Systems Co., Ltd.(iii)	Joint venture of JCI
Changsha Guangzhou Automobile Johnson Controls Automotive Interior Systems Co., Ltd.(iii)	Joint venture of JCI
CJSC Johnson Controls International(iii)	Subsidiary of JCI

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

9 Related parties and related party transactions (Continued)

Relationship with the Group
Daechang Seat Co.,Ltd.(iii)	Subsidiary of JCI
Diniz Johnson Controls Oto(iii)	Subsidiary of JCI
Esteban Ikeda, S.A. Pollgono Ind(iii)	Subsidiary of JCI
Faurecia Automotive Seat Inc.(iii)	Subsidiary of JCI
JC Automotive SA (PTY) Ltd.(iii)	Subsidiary of JCI
JC Automotive Spain S.A.(iii)	Subsidiary of JCI
JC Automotive UK Ltd.(iii)	Subsidiary of JCI
JC Siemianowice Sp.z o.o ul. Krupan(iii)	Subsidiary of JCI
JCA Seating (M) SDN BHD(iii)	Subsidiary of JCI
JCA, Mexico,S.de R.L de C.V(iii)	Subsidiary of JCI
JCAS K.K Plant(iii)	Subsidiary of JCI
JCAS Kinryo Plant(iii)	Subsidiary of JCI
JCI GEEL N.V(iii)	Subsidiary of JCI
JCI Matamoros Metals(iii)	Subsidiary of JCI
JCI—Lakewood Mechanisms(iii)	Subsidiary of JCI
Johnson Control Automotive Interiors Management (China) Co.,Ltd.(iii)	Subsidiary of JCI
Johnson Control Investment (China) Co., Ltd.(iii)	Subsidiary of JCI
Johnson Controls & Summit Interiors(iii)	Subsidiary of JCI
Johnson Controls Automotive(iii)	Subsidiary of JCI
Johnson Controls Automotive Holding(iii)	Subsidiary of JCI
Johnson Controls Automotive Korea(iii)	Subsidiary of JCI
Johnson Controls Automotive Ltd.(iii)	Subsidiary of JCI
Johnson Controls Automotive NV(iii)	Subsidiary of JCI
Johnson Controls Automotive SAS(iii)	Subsidiary of JCI
Johnson Controls Automotive Mexico(iii)	Subsidiary of JCI
Johnson Controls Automotive UK(iii)	Subsidiary of JCI
Johnson Controls Brazil(iii)	Subsidiary of JCI
Johnson Controls Components(iii)	Subsidiary of JCI
Johnson Controls Components GmbH &Co.(iii)	Subsidiary of JCI
Johnson Controls do Brazil Automotive(iii)	Subsidiary of JCI
Johnson Controls Dongsung Automotive, Inc.(iii)	Subsidiary of JCI
Johnson Controls Fibrit(iii)	Subsidiary of JCI
Johnson Controls GmbH(iii)	Subsidiary of JCI
Johnson Controls GmbH & Co. KG Whilhel(iii)	Subsidiary of JCI
Johnson Controls Hilchenbach(iii)	Subsidiary of JCI
Johnson Controls Inc.(iii)	Subsidiary of JCI
Johnson Controls Inc. Battle Creek(iii)	Subsidiary of JCI

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

9 Related parties and related party transactions (Continued)

Relationship with the Group
Johnson Controls Inc. Matamoros(iii)	Subsidiary of JCI
Johnson Controls Interiors GmbH(iii)	Subsidiary of JCI
Johnson Controls K.K.(iii)	Subsidiary of JCI
Johnson Controls K.K. (OPPAMA)(iii)	Subsidiary of JCI
Johnson Controls K.K. AYASE (Ayase)(iii)	Subsidiary of JCI
Johnson Controls Matamoros(iii)	Subsidiary of JCI
Johnson Controls Mezolak Kft(iii)	Subsidiary of JCI
Johnson Controls Mor Bt.(iii)	Subsidiary of JCI
Johnson Controls Ramos Metals Plant(iii)	Subsidiary of JCI
Johnson Controls Schwalbach(iii)	Subsidiary of JCI
Johnson Controls Siwmianowice SP.Z(iii)	Subsidiary of JCI
Johnson Controls Winchester(iii)	Subsidiary of JCI
Kinryo Kogyo Co., Ltd.(iii)	Subsidiary of JCI
PT. APM Armada Autoparts(iii)	Subsidiary of JCI
PT. Armada Johnson Controls(iii)	Subsidiary of JCI
Tachi—S Co., Ltd.(iii)	Subsidiary of JCI
TATA Johnson Controls(iii)	Subsidiary of JCI

(i)
The related parties are collectively referred to as "Associates and Joint ventures".

(ii)
The related parties are collectively referred to as "SAIC, its subsidiaries and joint ventures".

(iii)
The related parties are collectively referred to as "JCI, its subsidiaries and joint ventures".
(3)
Related party transactions

(a)
Pricing policies

        The Group's pricing on products sold to related parties and goods purchased from related parties is based on market price.

(b)
Purchases of goods

	2015 (Unaudited)	2014	2013
SAIC, its subsidiaries and joint ventures	6,040,834,033	4,237,372,070	2,526,628,588
Associates and Joint ventures	186,911,048	—	—
JCI, its subsidiaries and joint ventures	120,581,231	410,815,392	186,081,901

	6,348,326,312	4,648,187,462	2,712,710,489

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

9 Related parties and related party transactions (Continued)

(c)
Sales of goods

	2015 (Unaudited)	2014	2013
SAIC, its subsidiaries and joint ventures	16,507,946,364	15,798,341,005	12,111,557,313
JCI, its subsidiaries and joint ventures	630,717,292	1,206,475,766	1,283,264,329
Associates and Joint ventures	177,185,654	46,748,588	129,475,005

	17,315,849,310	17,051,565,359	13,524,296,647

(d)
Payments for technical service fee

	2015 (Unaudited)	2014	2013
JCI, its subsidiaries and joint ventures	11,094,631	25,794,485	26,976,723
SAIC, its subsidiaries and joint ventures	—	441,814	—

	11,094,631	26,236,299	26,976,723

(e)
Increase/ (Decrease) on entrusted loans and cash pool

	2015 (Unaudited)	2014	2013
SAIC, its subsidiaries and joint ventures	300,000,000	—	—
Associates and Joint ventures	(35,646,471)	646,471	50,000,000

	264,353,529	646,471	50,000,000

(f)
Interest income from entrusted loans and cash pool

	2015 (Unaudited)	2014	2013
SAIC, its subsidiaries and joint ventures	11,903,333	—	—
Associates and Joint ventures	137,603	2,369,484	908,412

	12,040,936	2,369,484	908,412

(g)
Transfer of fixed assets

	2015 (Unaudited)	2014	2013
SAIC, its subsidiaries and joint ventures	—	239,181,461	160,193,792

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

9 Related parties and related party transactions (Continued)

(4)
Receivables from and payables to related parties

(a)
Accounts receivable

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
SAIC, its subsidiaries and joint ventures	3,535,400,441	2,476,788,674	1,597,371,464
JCI, its subsidiaries and joint ventures	254,272,885	282,348,127	313,403,578
Associates and Joint ventures	67,727,656	68,544,572	76,661,494

	3,857,400,982	2,827,681,373	1,987,436,536

(b)
Advances to suppliers

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
SAIC, its subsidiaries and joint ventures	2,700,000	2,700,000	2,700,000

(c)
Other receivables

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
SAIC, its subsidiaries and joint ventures	40,933,096	213,200,582	165,259,624

(d)
Notes receivable

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
SAIC, its subsidiaries and joint ventures	198,155,751	143,284,958	—
Associates and Joint ventures	11,764,000	36,075,000	48,115,000

	209,919,751	179,359,958	48,115,000

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

9 Related parties and related party transactions (Continued)

(e)
Other current assets

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
SAIC, its subsidiaries and joint ventures	300,000,000	—	—
Associates and Joint ventures	15,000,000	—	50,000,000

	315,000,000	—	50,000,000

(f)
Accounts payable

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
SAIC, its subsidiaries and joint ventures	1,355,522,304	777,445,836	458,300,575
JCI, its subsidiaries and joint ventures	22,165,380	48,256,121	34,981,481
Associates and Joint ventures	76,470,959	—	—

	1,454,158,643	825,701,957	493,282,056

(g)
Notes payable

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
SAIC, its subsidiaries and joint ventures	21,133,578	36,513,000	84,290,000

(h)
Cash at bank—deposit in SAIC, its subsidiaries and joint ventures

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
SAIC, its subsidiaries and joint ventures	385,533,629	112,121,166	96,202,227

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

9 Related parties and related party transactions (Continued)

(5)
Commitments in relation to related parties

        The commitments in relation to related parties contracted for but not yet necessary to be recognised on the balance sheet by the Group as at the balance sheet date are as follows:

(a)
Lease

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
—Lessee
SAIC, its subsidiaries and joint ventures	36,939,538	41,311,628	43,401,376

10 Commitments

(1)
Capital commitments

        Capital expenditures contracted for by the Group at the balance sheet date but are not yet necessary to be recognised on the balance sheet are as follows:

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Buildings, machinery and equipment	16,596,507	80,488,440	55,431,614

(2)
Operating lease commitments

        The future minimum lease payments due under the signed irrevocable operating leases contracts are summarized as follows:

	31 December 2015 (Unaudited)	31 December 2014	31 December 2013
Within one year	132,460,943	131,592,517	98,047,259
Between 1 and 2 years	120,530,998	113,931,992	82,805,272
Between 2 and 3 years	114,024,576	105,257,607	73,339,670
Over 3 years	361,243,744	284,160,625	323,372,716

	728,260,261	634,942,741	577,564,917

11 Financial risk

        The Group's activities expose it to a variety of financial risks: market risk (primarily including foreign currency risk and interest rate risk), credit risk and liquidity risk. The Group's overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group's financial performance.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

11 Financial risk (Continued)

(1)
Market risk

(a)
Foreign exchange risk

        The Group's major operational activities are carried out in Mainland China and a majority of the transactions are denominated in RMB. The Group is exposed to foreign exchange risk arising from the recognised assets and liabilities, and future transactions denominated in foreign currencies, primarily with respect to US dollars. The Group's finance department at its headquarters is responsible for monitoring the amount of assets and liabilities, and transactions denominated in foreign currencies to minimise the foreign exchange risk. Therefore, the Group may consider entering into forward exchange contracts or currency swap contracts to mitigate the foreign exchange risk. During 2015, 2014 and 2013, the Group did not enter into any forward exchange contracts or currency swap contracts.

        As at 31 December 2015, 2014 and 2013, the carrying amounts in RMB equivalent of the Group's assets and liabilities denominated in foreign currencies are summarized below:

	31 December 2015 (Unaudited)
	USD	Other	Total
Financial assets denominated in foreign currency—
Cash at bank and on hand	43,742,685	21,370,564	65,113,249
Receivables	173,800,678	250,854,243	424,654,921

	217,543,363	272,224,807	489,768,170

Financial liabilities denominated in foreign currency—
Payables	48,819,672	121,748,654	170,568,326

	31 December 2014
	USD	Other	Total
Financial assets denominated in foreign currency—
Cash at bank and on hand	53,521,080	24,670,080	78,191,160
Receivables	209,023,397	222,641,716	431,665,113

	262,544,477	247,311,796	509,856,273

Financial liabilities denominated in foreign currency—
Payables	41,166,835	91,832,808	132,999,643

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

11 Financial risk (Continued)

	31 December 2013
	USD	Other	Total
Financial assets denominated in foreign currency—
Cash at bank and on hand	147,260,468	55,503,843	202,764,311
Receivables	316,960,189	297,419,292	614,379,481

	464,220,657	352,923,135	817,143,792

Financial liabilities denominated in foreign currency—
Short-term borrowings	211,900,500	—	211,900,500
Payables	73,733,823	136,321,246	210,055,069

	285,634,323	136,321,246	421,955,569

        As at 31 December 2015, 2014 and 2013, if USD had weakened/ strengthened by 10% against RMB while all other variables had been held constant, the Group's profit before tax for the year would have been approximately RMB 16,872,369, RMB 22,137,764 and RMB 17,858,633 lower/higher for various financial assets and liabilities denominated in USD, respectively.

(b)
Interest rate risk

        The Group's interest rate risk mainly arises from long-term bank borrowings. Financial liabilities issued at floating rates expose the Group to cash flow interest rate risk. Financial liabilities issued at fixed rates expose the Group to fair value interest rate risk. The Company determines the relative proportions of its fixed rate and floating rate contracts depending on the prevailing market conditions. As at 31 December 2015, 2014 and 2013, the Company's long-term interest bearing borrowings were RMB-denominated with floating rates, amounting to RMB 13,505,000, RMB 18,903,000 and RMB 24,301,000 (Note 7(19)).

        The Group's finance department at its headquarters continuously monitors the interest rate position of the Group. Increases in interest rates will increase the cost of new borrowing and the interest expenses with respect to the Company's outstanding floating rate borrowings, and therefore could have a material adverse effect on the Company's financial position. The management makes adjustments timely with reference to the latest market conditions and may enter into interest rate swap agreements to mitigate its exposure to interest rate risk. During 2015, 2014 and 2013, the Company did not enter into any interest rate swap agreements.

(2)
Credit risk

        Credit risk is managed on a Group basis. Credit risk mainly arises from cash at bank and on hand, accounts receivable, other receivables, notes receivable etc.

        The Group expects that there is no significant credit risk associated with cash at bank since they are deposited at state-owned banks and other medium or large size listed banks. Management does not expect that there will be any significant losses from non-performance by these counterparties.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

11 Financial risk (Continued)

        In addition, the Group has policies to limit the credit exposure on accounts receivable, other receivables and notes receivable. The Group assesses the credit quality of and sets credit limits on its customers by taking into account their financial position, the availability of guarantee from third parties, their credit history and other factors such as current market conditions. The credit history of the customers is regularly monitored by the Group. In respect of customers with a poor credit history, the Group will use written payment reminders, or shorten or cancel credit periods, to ensure the overall credit risk of the Group is limited to a controllable extent.

(3)
Liquidity risk

        Cash flow forecasting is performed by each subsidiary of the Group and aggregated by the Group's finance department in its headquarters. The Group's finance department at its headquarters monitors rolling forecasts of the Group's short-term and long-term liquidity requirements to ensure it has sufficient cash and securities that are readily convertible to cash to meet operational needs, while maintaining sufficient headroom on its undrawn committed borrowing facilities from major financial institution so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities to meet the short-term and long-term liquidity requirements.

        The financial liabilities of the Group at the balance sheet date are analysed by their maturity date below at their undiscounted contractual cash flow:

	31 December 2015 (Unaudited)
	Within 1 year	1 to 5 years	Over 5 years	Total
Financial liabilities—
Short-term borrowings	75,000,000	—	—	75,000,000
Notes payable	457,179,867	—	—	457,179,867
Accounts payable	8,468,879,463	—	—	8,468,879,463
Interests payable	4,678,717	900,386	—	5,579,103
Other payables	275,293,356	—	—	275,293,356
Long-term borrowings	5,398,000	13,505,000	—	18,903,000

	9,286,429,403	14,405,386	—	9,300,834,789

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

11 Financial risk (Continued)

	31 December 2014
	Within 1 year	1 to 5 years	Over 5 years	Total
Financial liabilities—
Short-term borrowings	100,000,000	—	—	100,000,000
Notes payable	441,557,489	—	—	441,557,489
Accounts payable	6,510,519,647	—	—	6,510,519,647
Interests payable	6,023,194	1,841,602	—	7,864,796
Dividends payable	36,552,986	—	—	36,552,986
Other payables	299,474,754	—	—	299,474,754
Long-term borrowings	5,398,000	18,903,000	—	24,301,000

	7,399,526,070	20,744,602	—	7,420,270,672

	31 December 2013
	Within 1 year	1 to 5 years	Over 5 years	Total
Financial liabilities—
Short-term borrowings	299,300,500	—	—	299,300,500
Notes payable	459,996,380	—	—	459,996,380
Accounts payable	5,850,740,700	—	—	5,850,740,700
Interests payable	8,309,778	3,100,912	13,884	11,424,574
Dividends payable	9,000,000	—	—	9,000,000
Other payables	259,037,066	—	—	259,037,066
Long-term borrowings	2,699,000	21,592,000	2,709,000	27,000,000

	6,889,083,424	24,692,912	2,722,884	6,916,499,220

12 Fair value estimates

(1)
Financial instruments not measured at fair value

        Financial assets and liabilities measured at amortized cost mainly include receivables, short-term borrowing and payables.

        The carrying amount of the financial assets and liabilities not measured at fair value is a reasonable approximation of their fair value.

13 Capital management

        The Group's capital management policies aim to safeguard the Group's ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders, and to maintain an optimal capital structure to reduce the cost of capital.

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

13 Capital management (Continued)

        In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, refund capital to shareholders or sell assets to reduce debts.

14 Reconciliation to United States generally accepted accounting principles

        The financial statements have been prepared in accordance with Accounting Standards for Business Enterprises in the People's Republic of China ("PRC GAAP"), which differ in certain respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). The significant differences are described in the reconciliation tables below. Other differences do not have a significant effect on either net profit or shareholders' equity. The effects of the significant adjustments to net profit for the years ended 31 December 2015 and 2014 which would be required if U.S. GAAP were to be applied instead of PRC GAAP are summarized as follows:

	31 December 2015 (Unaudited)	31 December 2014
Net profit under PRC GAAP	2,081,014,735	1,779,425,726
Adjustments:
Inventory impairment reversals(a)	618,444	525,473
Staff Welfare and Incentive Fund(b)	(4,356,968)	(6,822,052)
Tax effect of the reconciling items(c)	(92,767)	(78,821)

Net profit under U.S. GAAP	2,077,183,444	1,773,050,326

        The effects of the significant adjustments to shareholders' equity for the years ended 31 December 2015 and 2014 which would be required if U.S. GAAP were to be applied instead of PRC GAAP are summarized as follows:

	31 December 2015 (Unaudited)	31 December 2014
Shareholders' equity under PRC GAAP	3,924,801,104	3,523,307,561
Adjustments:
Inventory impairment reversals(a)	618,444	525,473
Staff Welfare and Incentive Fund(b)	277,256,403	236,466,741
Tax effect of the reconciling items(c)	(92,767)	(78,821)

Shareholders' equity under U.S. GAAP	4,202,583,184	3,760,220,954

(a)
Inventory impairment reversals

Under PRC GAAP, reversals of inventory impairment charges (limited to the amounts of the original impairment) are required for subsequent recoveries. Impairments and any subsequent reversals are included in a separate profit and loss line item—"Asset impairment losses", which is outside of cost of goods sold. Under U.S. GAAP, reversals of

SHANGHAI YANFENG JOHNSON CONTROLS SEATING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED 31 DECEMBER 2015, 2014 AND 2013 (Continued)

(AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2015
ARE UNAUDITED)

(All amounts in RMB Yuan unless otherwise stated)

14 Reconciliation to United States generally accepted accounting principles (Continued)

  impairments are prohibited, as a write-down of inventories to the lower of cost or market creates a new cost basis that subsequently cannot be reversed.

(b)
Staff Welfare and Incentive Fund

In accordance with the Law of the PRC on Chinese-foreign Equity Joint Ventures, the Company's Articles of Association, the Company appropriated the Staff Welfare and Incentive Fund of net profit after setting off accumulated losses of previous year and before profit distributions to the investors. The Staff Welfare and Incentive Fund is restricted to fund payments of special bonus to employees and for the collective welfare of employees. None of it is allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor can it be distributed except under liquidation.

Under PRC GAAP, appropriation of the Staff Welfare and Incentive Fund is a liability in nature and accounted for as a transfer from retained earnings to Staff Welfare and Incentive Fund, a liability account. Subsequent payment is accounted for as a release of the Company's liability.

Under U.S. GAAP, appropriation to the Staff Welfare and Incentive Fund is accounted for as a transfer from retained earnings to the statutory reserves. Subsequent payment is accounted for as expenses or assets based on the usage of the payment, and proportionate retained earnings and the statutory reserves are reversed concurrently.

(c)
Tax effect of the reconciling items

The applicable statutory tax rate used to calculate the tax effect of the reconciling items on the net profit reconciliation between PRC GAAP and U.S. GAAP for the years ended December 31, 2015 and 2014 was 15%.

Annex A—List of Relevant Territories for the purposes of Irish Dividend Withholding Tax

1. Albania	37. Luxembourg
2. Armenia	38. Macedonia
3. Australia	39. Malaysia
4. Austria	40. Malta
5. Bahrain	41. Mexico
6. Belarus	42. Moldova
7. Belgium	43. Montenegro
8. Bosnia & Herzegovina	44. Morocco
9. Botswana	45. Netherlands
10. Bulgaria	46. New Zealand
11. Canada	47. Norway
12. Chile	48. Pakistan
13. China	49. Panama
14. Croatia	50. Poland
15. Cyprus	51. Portugal
16. Czech Republic	52. Qatar
17. Denmark	53. Romania
18. Egypt	54. Russia
19. Estonia	55. Saudi Arabia
20. Ethiopia	56. Serbia
21. Finland	57. Singapore
22. France	58. Slovak Republic
23. Georgia	59. Slovenia
24. Germany	60. South Africa
25. Greece	61. Spain
26. Hong Kong	62. Sweden
27. Hungary	63. Switzerland
28. Iceland	64. Thailand
29. India	65. Turkey
30. Israel	66. Ukraine
31. Italy	67. United Arab Emirates
32. Japan	68. United Kingdom
33. Korea	69. USA
34. Kuwait	70. Uzbekistan
35. Latvia	71. Vietnam
36. Lithuania	72. Zambia

A-1